UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

AMENDMENT NO. 1

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

8i ACQUISITION 2 CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibits required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED JULY 25, 2022 — SUBJECT TO COMPLETION

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
OF 8i ACQUISITION 2 CORP.

Proxy Statement dated [●], 2022
and first mailed to shareholders on or about [●], 2022.

Dear Shareholders:

You are cordially invited to attend the special meeting of the shareholders (the “Meeting”) of 8i Acquisition 2 Corp. (“8i” or the “Company”), which will be held at [●] a.m., Eastern time, on [●], 2022. The Board of Directors has determined to convene and conduct the Meeting in a virtual meeting format at [●]. Shareholders will NOT be able to attend the Meeting in-person. This proxy statement includes instruction on how to access the virtual Meeting and how to listen and vote from home or any remote location with Internet connectivity.

8i is a British Virgin Islands business company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities, which we refer to as a “target business.” Holders of 8i’s Ordinary Shares, no par value (“Ordinary Shares”), will be asked to approve, among other things, the share purchase agreement, dated as of April 11, 2022, as amended on May 30, 2022, and June 10, 2022, (the “Share Purchase Agreement” or the “SPA”) by and among 8i, EUDA Health Limited, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company that holds all issued and outstanding shares of EUDA (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”), and the other related proposals.

Pursuant to the terms of the SPA, a business combination between 8i and EUDA will be effected by the purchase by 8i of all of the issued and outstanding shares of EUDA from the Seller (the “Share Purchase”), and EUDA will become a wholly owned subsidiary of 8i. Upon the closing of the transactions contemplated in the SPA, EUDA will become a wholly-owned subsidiary of 8i. In addition, in connection with the consummation of the Share Purchase, 8i will be renamed “EUDA Health Limited.” The transactions contemplated under the SPA relating to the Share Purchase are referred to in this proxy statement as the “Business Combination” and the combined company after the Business Combination is referred to in this proxy statement as the “Combined Company.”

At the Special Meeting, 8i shareholders will be asked to consider and vote upon the following proposals:

● Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the transactions contemplated under the Share Purchase Agreement dated as of April 11, 2022, as amended on May 30, 2022, and June 10, 2022, by and among 8i, EUDA, Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”) (such transactions contemplated under the Share Purchase Agreement, the “Share Purchase” or “Business Combination,” and such proposal, the “Business Combination Proposal”). A copy of the SPA is attached to this proxy statement as Annex A.

● Proposal 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed Amended and Restated Memorandum and Articles of Association of 8i, a copy of which is attached to this proxy statement as Annex B (the “Proposed Charter,” and such proposal, the “Charter Proposal”), to among other things amend the name of the Company from “8i Acquisition 2 Corp.” to “EUDA Health Limited”.

● Proposal 3 —  The Nasdaq Proposal —  to approve, the issuance of more than 20% of the issued and outstanding Ordinary Shares in connection with the terms of the Share Purchase Agreement, which will result in a change of control, as required by Nasdaq Listing Rule 5635(a) and (b) (we refer to this proposal as the “Nasdaq Proposal”);

● Proposal 4  — The Directors Proposal —  to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Wei Wen Kelvin Chen, Thien Su Gerald Lim, David Francis Capes, Alfred Lim and Kim Hing Chan to serve on the Combined Company Board of Directors (we refer to this proposal as the “Directors Proposal”); and

● Proposal 5  — The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Directors Proposal or the Charter Proposal (we refer to this proposal as the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of 8i Ordinary Shares at the close of business on [●], 2022 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, 8i’s board of directors (the “Board”) has unanimously approved the SPA, as amended, and unanimously recommends that 8i shareholders vote “FOR” approval of each of the proposals. When you consider the 8i Board’s recommendation of these proposals, you should keep in mind that 8i’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a shareholder. See the section titled “Proposals to be Considered by 8i Shareholders: The Business Combination—Interests of 8i’s Directors, Officers and Certain Shareholders in the Business Combination.”

On [●], 2022, the record date for the Meeting of shareholders, the last sale price of 8i Ordinary Shares was $[●]. Each redemption of 8i Ordinary Shares by 8i public shareholders will decrease the amount in the Trust Account (the “Trust Account”), which held total assets of approximately $86.4 million as of July 13, 2022.

Pursuant to 8i’s current amended and restated memorandum and articles of association, a holder of Public Shares (defined below) may request that 8i redeem such shares for cash if the Business Combination is consummated. Holders of Public Shares will be entitled to receive cash for these shares only if they request that 8i redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the Business Combination Proposal by delivering their share to 8i’s transfer agent prior to the vote at the Meeting. If the Business Combination is not completed, these shares will not be redeemed. If a holder of Public Shares properly requests redemption and votes for or against the Business Combination Proposal, subject to applicable law 8i will redeem each public share for a full pro rata portion of the trust account (as defined in the accompanying proxy statement), calculated as of two business days prior to the consummation of the Business Combination. Please see the section titled “The Meeting of 8i Shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Holders of outstanding 8i Units must separate the underlying Ordinary Shares (“Public Shares”), warrants (“Public Warrants”), and rights (“Public Rights”) sold in the 8i IPO prior to requesting the redemption of their Public Shares. The Initial Shareholders have agreed not to request the redemption of any 8i capital shares they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor own 22.1% of 8i’s issued and outstanding Ordinary Shares. The Initial Shareholders have agreed to vote any Ordinary Shares owned by them in favor of the Business Combination Proposal.

Public shareholders may request the redemption of their shares even if they vote for the Business Combination Proposal. Each shareholder’s vote is very important. Whether or not you plan to participate in the virtual 8i Meeting, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting virtually at the Meeting if such shareholder subsequently chooses to participate in the Meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 34.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Meng Dong (James) Tan
Chief Executive Officer and Chairman of the Board
8i Acquisition 2 Corp.
[●], 2022

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HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about 8i that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by 8i with the SEC, such information is available without charge upon written or oral request. Please contact our proxy solicitor:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

If you would like to request documents, please do so no later than [●], 2022, to receive them before the Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about 8i and EUDA. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination Proposal. Neither 8i nor EUDA has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

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8I ACQUISITION 2 CORP.

6 Eu Tong Sen Street

#08-13 Singapore 059817

Tel: +65-6788 0388

To be Held on [●], 2022

To 8i Acquisition 2 Corp. Shareholders:

NOTICE IS HEREBY GIVEN, that you are cordially invited to attend the special meeting of the shareholders of 8i Acquisition 2 Corp. (“8i,” “we”, “our”, or “us”), which will be held at [●] a.m., Eastern time, on [●], 2022, in a virtual meeting format at [●] (the “Meeting”). In light of COVID-19 we will hold the Meeting virtually. You can participate in the virtual Meeting as described in “Questions and Answers About the Proposals—How can I participate in the virtual Meeting?”.

During the Meeting, 8i shareholders will be asked to consider and vote upon the following proposals, which we refer to herein as the “Proposals”:

● Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the transactions contemplated under the Share Purchase Agreement dated as of April 11, 2022, as amended on May 30, 2022, and June 10, 2022, (the “Share Purchase Agreement” or “SPA”) by and among 8i, EUDA, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”) (such transactions contemplated under the SPA, the “Business Combination,” and such proposal, the “Business Combination Proposal”). A copy of the SPA is attached to this proxy statement as Annex A.

● Proposal 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed Amended and Restated Memorandum and Articles of Association of 8i, a copy of which is attached to this proxy statement as Annex B (the “Proposed Charter,” and such proposal, the “Charter Proposal”) to among other things amend the name of the Company from “8i Acquisition 2 Corp.” to “EUDA Health Limited”.

● Proposal 3 — The Nasdaq Proposal —  to approve, the issuance of more than 20% of the issued and outstanding Ordinary Shares in connection with (i) the terms of the SPA, which will result in a change of control, as required by Nasdaq Listing Rule 5635(a) and (b) (we refer to this proposal as the “Nasdaq Proposal”);

● Proposal 4  — The Directors Proposal —  to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination, Wei Wen Kelvin Chen, Thien Su Gerald Lim, David Francis Capes, Alfred Lim and Kim Hing Chan to serve on the Combined Company Board of Directors (we refer to this proposal as the “Directors Proposal”); and

● Proposal 5  — The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Directors Proposal or the Charter Proposal (we refer to this proposal as the “Adjournment Proposal”).

The Business Combination Proposal is conditioned upon the approval of the Charter Proposal, the Nasdaq Proposal, and the Directors Proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, 8i will not consummate the Business Combination. If 8i does not consummate the Business Combination and fails to complete an initial business combination by November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), 8i will be required to dissolve and liquidate.

Pursuant to 8i’s Current Charter, a holder of Public Shares may request that 8i redeem such shares for cash if the Business Combination is consummated. Holders of Public Shares will be entitled to receive cash for these shares only if they request that 8i redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the Business Combination Proposal by delivering their share to 8i’s transfer agent prior to the vote at the meeting. If the Business Combination is not completed, these shares will not be redeemed. If a holder of Public Shares properly requests redemption and votes for or against the Business Combination Proposal, subject to applicable law 8i will redeem each public share for a full pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. Please see the section titled “The Meeting of 8i Shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

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Holders of outstanding 8i Units must separate the underlying Public Shares, Public Warrants, and Public Rights prior to requesting redemption of their Public Shares. The Initial Shareholders have agreed not to request the redemption of any 8i’s capital share they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Initial Shareholders own 22.1% of 8i issued and outstanding Ordinary Shares. The Initial Shareholders have agreed to vote any Ordinary Shares owned by them in favor of the Business Combination Proposal.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, and the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding Ordinary Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting or any adjournment thereof. Approval of the Charter Proposal will require the affirmative vote of a majority of the issued and outstanding Ordinary Shares entitled to vote thereon at the Meeting. Approval of the Directors Proposal will require the vote by a plurality of the Ordinary Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting.

Only 8i shareholders who hold Ordinary Shares as of the close of business on [●], 2022, the record date, are entitled to vote at the Meeting or any adjournment of the Meeting. As of the record date, there were 11,073,500 Ordinary Shares issued and outstanding and entitled to vote. This proxy statement is first being mailed to 8i shareholders on or about [●], 2022.

Investing in 8i’s securities involves a high degree of risk. See “Risk Factors” beginning on page 34 for a discussion of information that should be considered in connection with an investment in 8i’s securities.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Public shareholders may request the redemption of their shares even if they vote for the Business Combination Proposal. Whether or not you plan to participate in the virtual Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your Ordinary Shares online if you subsequently choose to participate in the virtual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Meeting, you must obtain a proxy issued in your name from that record. Only shareholders of record at the close of business on the record date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the virtual Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.

You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, by participating in the virtual Meeting and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

After careful consideration, 8i board of directors has unanimously approved and adopted the Share Purchase Agreement and the transactions contemplated therein and unanimously recommends that 8i shareholders vote “FOR” approval of each of the Proposals. When you consider 8i Board of Director’s recommendation of these Proposals, you should keep in mind that 8i directors and officers have interests in the Business Combination that may conflict or differ from your interests as a shareholder. See the section titled “Proposals to be Considered by 8i Shareholders: The Business Combination—Interests of 8i’s Directors, Officers and Certain Shareholders in the Business Combination” beginning on page 100.

On behalf of the 8i Board of Directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

By the order of the Board of Directors,

Meng Dong (James) Tan
Chief Executive Officer and Chairman of the Board
8i Acquisition 2 Corp.
[●], 2022

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement, the terms, “the Company,” “we,” “us,” “our” or “8i” refer to 8i Acquisition 2 Corp., a BVI business company. Further, in this document:

●	“Board” means the board of directors of 8i.

●	“Business Combination” means the transactions contemplated under the SPA relating to the Share Purchase.

●	“Charter” or “Current Charter” means 8i’s current amended and restated memorandum and articles of association as amended and restated on September 6, 2021.

●	“Closing” means the closing of the Business Combination.

●	“Code” means the Internal Revenue Code of 1986, as amended.

●	“Combined Company” means 8i after the event in which EUDA becomes a wholly-owned subsidiary of 8i.

●	“EUDA” or “Euda” means EUDA Health Limited, a British Virgin Islands business company, based in Singapore.

●	“Founder Shares” means the outstanding Ordinary Shares held by the Initial Shareholders since November 24, 2021.

●	“Initial Shareholders” means our Sponsor and all of our officers and directors who hold our Ordinary Shares.

●	“8i” means 8i Acquisition 2 Corp.

●	“8i Ordinary Shares” or “Ordinary Shares” means the shares of 8i, no par value.

●	“IPO” means 8i’s initial public offering.

●	“Private Units” means private Units held by the Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board, which were acquired by Meng Dong (James) Tan at the consummation of the IPO.

●	“Proposals” means the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the Directors Proposal, and the Adjournment Proposal.

●	“Public Shares” means Ordinary Shares underlying the Units sold in the 8i IPO.

●	“Purchase Price” means the 14,000,000 8i Ordinary Shares, valued at their cash-in-trust value of $10.00 per share to be issued as part of the consideration for the Business Combination.

●	“Redemption” means the right of the holders of Ordinary Shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement.

●	“SPA” or the “Share Purchase Agreement” means the Share Purchase Agreement, dated as of April 11, 2022, as amended on May 30, 2022, and June 10, 2022, by and among 8i, EUDA, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”).

●	“Special Meeting” means the general meeting of the shareholders of 8i, to be held on [●], 2022, at [●] a.m., Eastern time.

●	“Sponsor” means 8i Holdings 2 Pte. Ltd., a Singapore limited liability company which is owned by Mr. Meng Dong (James) Tan, the Company’s Chief Executive Officer and Chairman.

●	“stockholders” means shareholders;

●	“Trust Account” means the Trust Account of 8i, which holds the net proceeds of the 8i IPO and the sale of the Private Unis, together with interest earned thereon, less amounts released to pay franchise and income tax obligations.

●	“Unit” means a unit consisting of one Ordinary Shares, one redeemable warrant, and one right. Every two redeemable warrants entitle the holder thereof to purchase one Ordinary Share, and upon the consummation of an initial business combination, every ten rights entitle the holder thereof to receive one Ordinary Share.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following are answers to some questions that you, as a shareholder of 8i, may have regarding the Proposals being considered at the Meeting. We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Proposals and the other matters being considered at the Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q: What is the purpose of this document?

A: 8i has agreed to the Share Purchase under the terms of the Share Purchase Agreement, which is attached to this proxy statement as Annex A, and is incorporated into this proxy statement by reference. The Board is soliciting your proxy to vote for the Business Combination and other Proposals at the Meeting because you owned Ordinary Shares at the close of business on [●], 2022, the “Record Date” for the Meeting, and are therefore entitled to vote at the Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote.

Q: What is being voted on?

A: Below are the proposals that the 8i shareholders are being asked to vote on:

● Proposal 1 — The Business Combination Proposal to approve the SPA and the Business Combination.

● Proposal 2 — The Charter Proposal to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the Proposed Charter.

● Proposal 3 — The Nasdaq Proposal to approve the issuance of more than 20% of the issued and outstanding Ordinary Shares in connection with the terms of the SPA, which will result in a change of control, as required by Nasdaq Listing Rule 5635(a) and (b) (we refer to this proposal as the “Nasdaq Proposal”).

● Proposal 4 — The Directors Proposal to approve the appointment of the Combined Company’s Board of Directors. and

● Proposal 5 — The Adjournment Proposal to approve the adjournment of the Meeting.

Q: What vote is required to approve the Proposals?

A: Proposal No. 1 — Approval of the Business Combination Proposal requires the affirmative vote of at least the majority of the voting power of the issued and outstanding Ordinary Shares present by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 1.

Proposal No. 2 — Approval of the Charter Proposal requires the affirmative vote of at least the majority of the voting power of the issued and outstanding Ordinary Shares. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 2.

Proposal No. 3 —  Approval of the Nasdaq Proposal requires the affirmative vote of at least the majority of the issued and outstanding Ordinary Shares present by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 3.

Proposal No. 4 — Approval of the Directors Proposal requires the vote by a plurality of the votes of the Ordinary Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect on the vote for Proposal 4.

Proposal No. 5 — Approval of the Adjournment Proposal requires the affirmative vote of at least the majority of the issued and outstanding Ordinary Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 5.

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Q. Are any of the proposals conditioned on one another?

A: The Business Combination Proposal (Proposal 1) is conditioned upon the approval of the Charter Proposal (Proposal 2) and the Nasdaq Proposal (Proposal 3). The Charter Proposal (Proposal 2), the Nasdaq Proposal (Proposal 3), and the Directors Proposal (Proposal 4) are dependent upon approval of the Business Combination Proposal (Proposal 1). It is important for you to note that in the event that the Business Combination Proposal is not approved, 8i will not consummate the Business Combination. If 8i does not consummate the Business Combination and fails to complete an initial business combination by November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), 8i will be required to dissolve and liquidate, unless we seek shareholder approval to amend our Current Charter to extend the date by which the Business Combination may be consummated.

Q: How will the Initial Shareholders vote?

A: Pursuant to a letter agreement, dated November 22, 2021, the Initial Shareholder, who as of [●], 2022 (the Record Date) owned 2,448,500 Ordinary Shares, or approximately 22.1% of the outstanding Ordinary Shares, agreed to vote their respective Ordinary Shares acquired by them prior to the IPO and any Ordinary Shares purchased by them in the open market in or after the IPO in favor of the Business Combination Proposal and related proposals (“Letter Agreement”). The Initial Shareholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals.

Q: What interests do 8i’s current officers and directors have in the Business Combination?

A: The Sponsor, members of 8i’s board of directors and its executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interest. These interests include:

●

Mr. Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board, owns 33.3% of the equity interests of the Seller, the sole stockholder of EUDA. Through his two wholly-owned companies, 8i Enterprises Pte Ltd. and 8i Capital Limited, Mr. Tan purchased an aggregate of 500,000 ordinary shares (i.e., 33.3% equity ownership) of the Seller for $400,000 prior to the Business Combination. Through his 33.3% ownership stake in the Seller, Mr. Tan will have pecuniary interests in 4,666,666 ordinary shares (not including earnout shares) of the Combined Company, valued at approximately $46.2 million (based on $9.91 per share closing price of 8i Ordinary Shares as of July 22, 2022) upon consummation of the Business Combination pursuant to the SPA. Although 8i received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the Share Purchase is fair to 8i shareholders from a financial point of view, Mr. Tan’s ownership interests in the Seller and therefore indirect ownership interests in EUDA cause him to have interests in the Business Combination that are different from your interests as an 8i shareholder.

●	If an initial business combination, such as the Business Combination, is not completed before November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), 8i will be required to dissolve and liquidate. In such event, the 2,156,250 Founder Shares currently held by the Initial Shareholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. The Founder Shares were purchased for an aggregate purchase price of $37,500. Based on the closing price of the 8i Ordinary Shares of $9.91 on Nasdaq as of July 22, 2022, these Founder Shares had an aggregate market value of approximately $21.4 million.

●

If an initial business combination, such as the Business Combination, is not completed, an aggregate of 292,250 Private Units purchased by Mr. Tan for a total purchase price of $2,922,500, will be worthless. The Private Units had an aggregate market value of approximately $3.0 million based on the closing price of Public Units of $10.20 on the Nasdaq Global Market as of July 22, 2022.

●	If Mr. Tan converts the 292,250 Private Warrants underlying these Private Units, he will hold an additional 146,125 Ordinary Shares of the Combined Company. Mr. Tan may earn a positive rate of return on his investment in the Private Warrants, even if public shareholders experience a negative rate of return in the Combined Company. The conversion of the Private Warrants would also have a dilutive effect on existing 8i shareholders. See “- Ownership of the Post-Business Combination Company After the Closing” for a summary of the book value of ordinary shares following the Business Combination under various redemption scenarios. The Private Warrants had an aggregate market value of approximately $58,450 based on the closing price of Public Warrants of $0.20 on the Nasdaq Global Market as of July 21, 2022. If an initial business combination is not completed by November 24, 2022, the Private Warrants will expire worthless.

●	If an initial business combination, such as the Business Combination, is not completed, Mr. Tan will not receive from 8i repayment of $800,000 for his working capital loan, and approximately $3,894 to cover certain 8i operating expenses.

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●

If an initial business combination, such as the Business Combination, is not completed, the Sponsor, which is owned by Mr. Tan may not receive the $10,000 monthly fee from 8i for office space and administrative support under the Administrative Services Agreement dated November 22, 2021, by and between 8i and the Sponsor, pursuant to which 8i has deferred payment of the same until the consummation of a business combination. As of April 30, 2022, 8i has accrued a $53,000 administrative fee.

●

If an initial business combination, such as the Business Combination, is not completed, the Initial Shareholders will lose a combined aggregate amount of approximately $71.5 million, based on the closing price of 8i Ordinary Share of $9.91 per share on July 22, 2022. Because of these interests, the Initial Shareholders could benefit from the completion of a business combination that is not favorable to 8i public shareholders and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. For example, if the share price of 8i Ordinary Shares declined to $5.00 per share after the close of the Business Combination, 8i’s public shareholders that purchased shares in our initial public offering, would have a loss of $5.00 per share, while our Initial Shareholders would have a gain of $4.99 per share because it acquired the Founder Shares for a nominal amount. In other words, 8i’s Initial Shareholders can earn a positive rate of return on their investment even if public shareholders experience a negative rate of return in the post-combination company.

●	If the Business Combination is not completed, 8i’s Initial Shareholders will not have the potential ownership interest of approximately 9.5% (assuming no redemption) or 13.3% (assuming maximum redemption) in the combined company.

●	The exercise of discretion by 8i’s directors and officers in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

These interests may influence 8i’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q: What happens if I sell my Ordinary Shares before the Meeting?

A: The Record Date is earlier than the date of the Meeting. If you transfer your Ordinary Shares after the Record Date, but before the Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your Ordinary Shares prior to the Record Date, you will have no right to vote those shares at the Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q: How many votes do I and others have?

A: You are entitled to one vote for each 8i Ordinary Shares that you held as of the Record Date. As of the close of business on the Record Date, there were 11,073,500 outstanding Ordinary Shares.

Q: What is the consideration being paid to EUDA security holders?

A: Under the SPA, 8i has agreed to acquire all of the outstanding EUDA Ordinary Shares for approximately $140,000,000 in aggregate consideration, comprising 14,000,000 8i Ordinary Shares based on a price of $10.00 per share, subject to adjustment as described below (the “Purchaser Shares”).

Q: Do any of 8i’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A: In considering the recommendation of the Board to approve the SPA, 8i shareholders should be aware that certain 8i executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of 8i shareholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section titled “Proposals to be Considered by 8i Shareholders: The Business Combination—Interests of 8i’s Directors, Officers and Certain Shareholders in the Business Combination” beginning on page 100.

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Q: When and where is the Meeting?

A: The Meeting will take place at [●], on [●], 2022, at [●] a.m. The special meeting can be accessed by visiting [●], where you will be able to listen to the meeting live and vote during the meeting. Additionally, you have the option to listen to the special meeting by dialing [●] (toll-free within the U.S. and Canada) or [●] (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is [●], but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the special meeting by means of remote communication.

Q: Who may vote at the Meeting?

A: Only holders of record of Ordinary Shares as of the close of business on the Record Date may vote at the Meeting of shareholders. As of the Record Date, there were 11,073,500 Ordinary Shares outstanding and entitled to vote. Please see “The Meeting of 8i Shareholders—Record Date; Who is Entitled to Vote” for further information.

Q: What is the quorum requirement for the Meeting?

A: Shareholders representing at least thirty (30) percent of the voting rights of the Ordinary Shares issued and outstanding as of the Record Date and entitled to vote at the Meeting must be present in person by virtual attendance or represented by proxy in order to hold the Meeting and conduct business. This is called a quorum. The shareholders present in person, by proxy or representative by way of virtual conferencing or other electronic facilities (as selected by the directors) shall be counted in the quorum for. In the absence of a quorum, the Meeting shall at the election of the chairman of the board stand adjourned to another day (being seven days after the date of the original meeting).

Q: Am I required to vote against the Business Combination Proposal in order to have my Public Shares redeemed?

A: No. You are not required to vote against the Business Combination Proposal in order to have the right to request that 8i redeems your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to request redemption of Public Shares for cash are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of Public Shares electing to exercise their redemption rights will not be entitled to receive such payments and their Ordinary Shares will be returned to them.

Q: How do I exercise my redemption rights?

A: If you are a public shareholder and you seek to have your Public Shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2022 (at least two business days before the Meeting), that 8i redeem your shares into cash; and (ii) submit your request in writing to American Stock Transfer & Trust Company, LLC (“AST”), at the address listed at the end of this section and deliver your shares to AST physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two business days before the Meeting.

Any corrected or changed written demand of redemption rights must be received by AST two business days before the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to AST at least two business days before the Meeting.

8i shareholders may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Ordinary Shares as of the Record Date. Any public shareholder who holds Ordinary Shares on or before [●], 2022 (two business days before the Meeting) will have the right to request that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable), divided by the number of Ordinary Shares underlying the 8i Units sold in the IPO. Please see the section titled “The Meeting of 8i Shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your Ordinary Shares for cash.

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Q: Will how I vote affect my ability to exercise redemption rights?

A: No. You may exercise your redemption rights whether you vote your 8i Ordinary Shares “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the SPA can be approved by shareholders who will redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q: How do I exercise my redemption rights?

A: In order to exercise your redemption rights, you must (i) affirmatively vote either “FOR” or “AGAINST” the Business Combination Proposal, (ii) check the box on the enclosed proxy card to elect redemption, and (iii) prior to 5:00 PM, Eastern time, on [  ], 2022 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to American Stock Transfer & Trust Company, LLC our transfer agent, at the following address:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue,

Brooklyn, NY 11219

Attn: Felix Orihuela
E-mail: SPACSUPPORT@astfinancial.com

Please check the box on the enclosed proxy card marked “Shareholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to Ordinary Shares. Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 20% or more of the 8i Ordinary Shares included in the Units sold in the 8i IPO, which we refer to as the “20% threshold.” Accordingly, all Public Shares in excess of the 20% threshold beneficially owned by a public shareholder or group will not be redeemed for cash.

Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is 8i’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, 8i does not have any control over this process and it may take longer than two weeks. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any request for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with 8i’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to 8i’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that 8i’s transfer agent return the shares (physically or electronically). You may make such request by contacting 8i’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q: What are the U.S. federal income tax consequences of exercising my redemption rights?

A: In the event that a U.S. Holder elects to redeem its 8i Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the 8i Ordinary Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code and whether 8i would be characterized as a passive foreign investment company (“PFIC”). If the redemption qualifies as a sale or exchange of the 8i Ordinary Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the 8i Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the 8i Ordinary Shares redeemed exceeds one year.

Subject to the PFIC rules, long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the 8i Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights” and “Material U.S. Federal Income Tax Consequences—Passive Foreign Investment Company Status” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its 8i Ordinary Shares for cash, including with respect to 8i’s potential PFIC status and certain tax implications thereof.

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Q: What happens to the Warrants following the Business Combination?

A: All outstanding Warrants will continue to be outstanding following the Business Combination notwithstanding the actual redemptions. An aggregate value of our outstanding Warrants of approximately $1.8 million (based on the closing price of the Warrants of $0.20 on the Nasdaq Global Market as of July 22, 2022) may be retained by the redeeming shareholders assuming maximum redemptions. The conversion of outstanding Warrants would also have a dilutive effect on existing 8i shareholders. See “- Ownership of the Post-Business Combination Company After the Closing” for a summary of the book value of ordinary shares following the Business Combination under various redemption scenarios.

Q: How can I vote?

A: If you are a shareholder of record, you may vote online at the virtual Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Meeting and vote online, if you choose.

To vote online at the virtual Meeting, follow the instructions below under “How may I participate in the virtual Meeting?”

To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the Meeting, we will vote your shares as you direct.

To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

To vote via the Internet, please go to [●] and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [●], 2022. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the Meeting or attend the virtual Meeting to vote your shares online.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

If you plan to vote at the virtual Meeting, you will need to contact AST at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of Ordinary Shares you held as of the Record Date, your name and email address. You must contact AST for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the meeting for processing your control number.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to AST. Requests for registration should be directed to [●] or email [●]. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on [●], 2022.

You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Meeting prior to the start time leaving ample time for the check in.

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Q: How may I participate in the virtual Meeting?

A. If you are a shareholder of record as of the Record Date for the Meeting, you should receive a proxy card from AST, containing instructions on how to attend the virtual Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact AST at [●] or email [●].

You can pre-register to attend the virtual Meeting starting on [●], 2022. Go to [●], enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote. At the start of the Meeting you will need to re-log into [●] using your control number. Additionally, you have the option to listen to the special meeting by dialing [●] (toll-free within the U.S. and Canada) or [●] (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is [●], but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the special meeting by means of remote communication.

If your shares are held in street name, and you would like to join and not vote, AST will issue you a guest control number. Either way, you must contact AST for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the meeting for processing your control number.

Q: Who can help answer any other questions I might have about the virtual Meeting?

A. If you have any questions concerning the virtual Meeting (including accessing the meeting by virtual means) or need help voting your Ordinary Shares, please contact AST at [●] or email [●].

The Notice of Special Meeting, Proxy Statement and form of Proxy Card are available at: [●].

Q: If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A: No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Each of the Proposals to be presented at the Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals.

Broker non-votes will count as a vote “AGAINST” all of the Proposals, except for the Directors Proposal (Proposal 4).

Q: What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A: 8i will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Meeting. For purposes of approval, an abstention will count as a vote “AGAINST” all of the Proposals, except for the Directors Proposal (Proposal 4).

Q: If I have not yet submitted a proxy, may I still do so?

A. Yes. If you have not yet submitted a proxy, you may do so by (a) visiting [●] and following the on screen instructions (have your proxy card available when you access the webpage), or (b) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

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Q: Can I change my vote after I have mailed my proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by voting again via the Internet, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Meeting. If you hold your Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

Unless revoked, a proxy will be voted at the virtual Meeting in accordance with the shareholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.

Q: What will happen if I return my proxy card without indicating how to vote?

A: If you sign and return your proxy card without indicating how to vote on any particular Proposal, the Ordinary Shares represented by your proxy will be voted in favor of each Proposal. Proxy cards that are returned without a signature will not be counted as present at the Meeting and cannot be voted.

Q: Should I send in my share certificates now to have my Ordinary Shares redeemed?

A: 8i shareholders who intend to have their Public Shares redeemed should send their certificates to AST at least two business days before the Meeting. Please see “The Meeting of 8i Shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Q: Who will solicit the proxies and pay the cost of soliciting proxies for the Meeting?

A: 8i will pay the cost of soliciting proxies for the Meeting. 8i has engaged Advantage Proxy to assist in the solicitation of proxies for the Meeting. 8i has agreed to pay Advantage Proxy a fee of $9,500, plus disbursements, and will reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages, and expenses. 8i will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of the Ordinary Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q: What happens if I sell my shares before the Meeting?

A: The Record Date for the Meeting is earlier than the date of the Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your Ordinary Shares after the Record Date, but before the Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Meeting, but will transfer ownership of the shares and will not hold an interest in 8i after the Business Combination is consummated.

Q: When is the Business Combination expected to occur?

A: Assuming the requisite regulatory and shareholder approvals are received, 8i expects that the Business Combination will occur as soon as possible following the Meeting.

Q: Are EUDA’s shareholders required to approve the Business Combination?

A: Yes. EUDA’s sole shareholder has already approved the Business Combination.

Q: Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A: Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the SPA, that are discussed in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 34 of this proxy statement.

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Q: May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A: No. Appraisal rights are not available to holders of Ordinary Shares in connection with the proposed Business Combination. For additional information, see the section titled “The Meeting of 8i Shareholders—Appraisal Rights.”

Q: What happens if the Business Combination is not consummated?

A: If 8i does not consummate the Business Combination by November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), then pursuant to Current Charter, 8i’s officers must take all actions necessary in accordance with the BVI laws to dissolve and liquidate 8i as soon as reasonably practicable. Following dissolution, 8i will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro-rata to holders of Ordinary Shares who acquired such shares in the IPO or in the aftermarket. The estimated consideration that each Ordinary Shares would be paid at liquidation would be approximately $10.00 per share for shareholders based on amounts on deposit in the Trust Account as of July 22, 2022. The closing price of our Ordinary Shares on the Nasdaq Global Market as of July 22, 2022 was $9.91. The Initial Shareholders waived the right to any liquidation distribution with respect to any Ordinary Shares held by them.

Q: What happens to the funds deposited in the Trust Account following the Business Combination?

A: Following the closing of the Business Combination, holders of pubic 8i Ordinary Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to EUDA to fund working capital needs of the Combined Company. As of July 13, 2022, there was approximately $86.4 million in the Trust Account. 8i estimates that approximately $10.00 per outstanding share issued in the 8i IPO will be paid to the investors exercising their redemption rights.

Q: Who will manage the Combined Company after the Business Combination?

A: As a condition to the closing of the Business Combination, all of the officers and directors of 8i will resign. For information on the anticipated management of the Combined Company, see the section titled “Directors and Executive Officers of the Combined Company after the Business Combination” in this proxy statement.

Q: Who can help answer my questions?

A: If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact 8i’s proxy solicitor at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

You may also obtain additional information about 8i from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

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SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, 8i encourages you to read carefully this entire proxy statement, including the Share Purchase Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by 8i’s shareholders.

The Parties to the Business Combination

8i

8i is a blank check company incorporated in the British Virgin Islands on January 21, 2021. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to herein as our “initial business combination.” Although our efforts to identify a prospective target business are not limited to a particular geographic region or industry, we have focused on private companies on the business services, consumer, healthcare, technology, wellness or sustainability sectors. The Company has until November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter) to consummate a Business Combination.

On November 24, 2021, we consummated our IPO of 8,625,000 Units at $10.00 per Unit, generating gross proceeds of $86,250,000. Simultaneously with the consummation of our IPO, we consummated the sale of 292,250 Private Units in a private placement to Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board, generating gross proceeds of $2,922,500.

After deducting the underwriting discounts, offering expenses, and commissions from the 8i IPO and the sale of the Private Units, a total of $86,250,000 was deposited into the Trust Account established for the benefit of 8i’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of April 30, 2022, 8i had cash of $546,887 outside of the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of July 13, 2022, there was approximately $86.4 million held in the Trust Account.

In accordance with 8i’s Current Charter, the amounts held in the Trust Account may only be used by 8i upon the consummation of a business combination, except that there can be released to 8i, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and 8i’s liquidation. 8i executed the SPA on April 11, 2022 and it must liquidate unless a business combination is consummated by November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter).

The 8i Units, 8i Ordinary Shares, 8i Warrants, and 8i Rights are currently listed on the Nasdaq Global Market, under the symbols “LAXXU,” “LAX,” “LAXXW,” and “LAXXR,” respectively. The 8i Units commenced trading on Nasdaq on November 22, 2021, and the 8i Ordinary Shares, Warrants, and Rights commenced separate trading from the 8i Units on December 14, 2021.

8i’s principal executive offices are located at 6 Eu Tong Sen Street #08-13 Singapore 059817, and its telephone number is +65-6788 0388.

EUDA

EUDA Health Limited (“EUDA”) is a Singapore-based health technology company that operates a first-of-its-kind Southeast Asian digital healthcare ecosystem aimed at making healthcare affordable and accessible, and improving the patient experience by delivering better outcomes through personalized healthcare. The company’s proprietary unified AI platform quickly assesses a patient’s medical history, triages a condition, digitally connects patients with clinicians, and predicts optimal treatment outcomes. EUDA’s holistic approach supports patients throughout all stages of care, including wellness & prevention, urgent care & emergencies, pre-existing conditions, and aftercare services.

EUDA’s principal executive offices are located at 1 Pemimpin Drive #12-07, One Pemimpin Singapore 576151, and its telephone number is [●].

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The Share Purchase Agreement

On April 11, 2022, 8i Acquisition 2 Corp., a BVI business company (“8i”), EUDA Health Limited, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”), entered into a Share Purchase Agreement (the “SPA”). Pursuant to the terms of the SPA, a business combination between 8i and EUDA will be effected through the purchase by 8i of all of the issued and outstanding shares of EUDA from the Seller (the “Share Purchase”), and EUDA will become a wholly owned subsidiary of 8i. On May 30, 2022, parties amended the SPA to extend the time for 8i to complete its financial, operational and legal due diligence review of EUDA from May 31, 2022 to June 15, 2022. On June 10, 2022, the parties to the SPA, as amended, entered into a second amendment of the SPA, pursuant to which parties agreed to (i) reduce the initial consideration to be paid at closing of the Share Purchase; and (ii) reduce the earnout payments.

The board of directors of 8i have (i) approved and declared advisable the SPA, the Share Purchase and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by the shareholders of 8i.

Mr. Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the 8i board of directors, owns 10% of the equity interests of the Seller. 8i received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the shares of EUDA pursuant to the SPA is fair to 8i shareholders from a financial point of view (the “Fairness Opinion”). The full text of the Fairness Opinion is attached to this proxy statement as Annex C and is incorporated into this document by reference.

In connection with the closing of the transactions under the SPA the current officers and directors of EUDA will become the officers and directors of 8i. 8i’s sponsor, 8i Holdings 2 Pte. Ltd. (the “Sponsor”), will have the right to nominate one director to serve as an independent director on the post-closing board of directors.

For more information about the Business Combination, please see the section titled “Proposal No. 1 — The Business Combination Proposal” and for more information about the SPA and the related agreements entered or to be entered into connection therewith, please see the section titled “Proposal No. 1 — The Business Combination Proposal—The SPA.” A copy of the SPA is attached to this proxy statement as Annex A.

Consideration

Initial Consideration

The initial consideration to be paid at Closing (the “Initial Consideration”) by 8i to Seller for the Share Purchase will be an amount equal to $140,000,000. The Initial Consideration will be payable in 14,000,000 8i Ordinary Shares, no par value (the “Purchaser Shares”) valued at $10 per share. To secure Seller’s obligations under the indemnification provisions of the SPA, 1,400,000 Purchaser Shares (the “Indemnification Escrow Shares”) shall be withheld from the Purchaser Shares payable at Closing, and be delivered to American Stock Transfer & Trust Company, as Escrow Agent, to be held by the Escrow Agent pursuant to an escrow agreement, by and among 8i, Seller, and the Indemnified Party Representative (the “Escrow Agreement”).

Earnout Payments

In addition to the Initial Consideration, the Seller may also receive up to 4,000,000 additional Purchaser Shares as an earnout payments (the “Earnout Shares”) if, within a 3-year period following the Closing, the volume-weighted average price of Purchaser Shares equals or exceeds any of the four thresholds (each, a “Triggering Event”) under the terms and conditions set forth in the SPA and related transaction documents:

● The Seller will be issued 1,000,000 additional Purchaser Shares if during the period beginning on the date of Closing (the “Closing Date”) and ending on the first anniversary of the Closing Date, the Purchaser Share Price is equal to or greater than Fifteen Dollars ($15.00) after the Closing Date;

● The Seller will be issued 1,000,000 additional Purchaser Shares if during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, the Purchaser Share Price is equal to or greater than Twenty Dollars ($20.00);

● The Seller will be issued 1,000,000 additional Purchaser Shares if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2023 and ending December 31, 2023, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $20,100,000 and (y) net income attributable to EUDA of at least $3,600,000.

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● The Seller will be issued 1,000,000 additional Purchaser Shares if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2024 and ending December 31, 2024, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $40,100,000 and (y) net income attributable to EUDA of at least $10,100,000.

Representations and Warranties

The SPA, as amended, contains representations and warranties of EUDA with respect to, among other things, (a) organization, good standing and qualification, (b) capital structure; (c) corporate authority, approval and fairness, (d) governmental filings, (e) financial statements and internal controls, (f) absence of certain changes, (g) liabilities, (h) litigation, (i) compliance with laws; permits; (j) employee benefits, (k) labor matters, (l) environmental matters, (m) tax matters, (n) real and personal property, (o) intellectual property and IT assets, (p) insurance, (q) company material contracts, (r) brokers and finders, (s) suppliers and customers; (t) proxy statement, (u) compliance with privacy laws, privacy policies and certain contracts, (v) compliance with health care laws and certain contracts, and (w) related party transactions.

The SPA contains representations and warranties of Seller with respect to, among other things, (a) organization, good standing and qualification, (b) capital structure; (c) corporate authority, approval and fairness, (d) governmental filings, (e) litigation and proceedings, and (f) brokers and finders.

The SPA also contains representations and warranties of 8i with respect to, among other things, (a) reports; internal controls, (b) trust fund, (c) business activities and liabilities, (d) certain laws such as the Investment Company Act and the JOBS Act, (e) purchaser trust account, (f) NASDAQ Stock Market Quotation, (g) brokers and finders, and (h) taxes.

The representations and warranties generally survive closing for a period of 15 months.

Covenants

The SPA includes covenants of the EUDA and 8i with respect to operation of their respective businesses prior to consummation of the Share Purchase and efforts to satisfy conditions to consummation of the Share Purchase. The SPA also contains additional covenants of EUDA, 8i, and Seller, including, among others, access to inspect the books and records, claims against 8i’s trust account, cooperation in the preparation of the Proxy Statement (as each such term is defined in the SPA) required to be filed in connection with the Share Purchase, the holding of the Special Meeting (as defined in the SPA), cooperation and efforts to consummate the Share Purchase, delivery of and revisions to the EUDA disclosure letter, publicity, the delivery of the amended and restated registration rights agreement, expenses, sharing in payment of any Extension Payment (as defined in the SPA) and cooperating with respect to the Minimum Round Lot Holders (as defined in the SPA). 8i also has additional covenants, including among others, covenants relating to its trust account, indemnification and directors’ and officers’ insurance, inspections, 8i’s Nasdaq listing, 8i’s public filings, post-closing board of directors and officers, indemnification agreements, governing documents and shareholder litigation.

Indemnification

The Seller has agreed to indemnify each of 8i, EUDA, affiliates of 8i and EUDA from losses, liabilities, damages, costs, payments, demands and related fees that the foregoing persons may suffer or incur as a consequence of, among other things, any breach or inaccuracy of the representations or warranties of EUDA or the Seller contained in the SPA; any breaches of the covenants of EUDA or the Seller contained in the SPA; any breaches of privacy laws by or on behalf of EUDA or any of its subsidiaries; any failure by EUDA and its subsidiaries to comply with Singapore employment law; any failure by PT Bumi Lestari Berkah Melimpah, an Indonesian company, to pay Universal Gateway International Pte. Ltd., a subsidiary of EUDA, Singapore Dollars $5,150,000 due under a mutual termination agreement dated March 1, 2021 and an addendum to such agreement dated May 11, 2022; and any failure by Kent Ridge Healthcare Singapore Private Limited to keep insured for full insurable value in the joint names of Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited certain real and personal property against loss or damage by fire, lightening, burglary, riots and other risks determined by United Overseas Bank Limited. However, the first $636,636 of the losses, liabilities, damages and other items stated in the preceding sentence is not subject to indemnification.

The Indemnification Escrow Shares withheld from the initial consideration and delivered to the Escrow Agent at Closing constitutes the sole source of payment for items for which the Seller is obligated to provide indemnification. Claims for indemnification for breaches or inaccuracies in the representations and warranties of EUDA contained in the SPA must be asserted within the 15 month period after closing in which such representations survive.

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Restrictions on Alternative Transactions

Each of Seller and 8i has agreed that from the date of the SPA until the Closing, it will not, among other things, (i) initiate any negotiations with any person concerning an Acquisition Proposal or Alternative Transaction (as such terms are defined in the SPA), (ii) enter into any agreement, letter of intent, memorandum of understanding or agreement in principle relating to such Acquisition Proposal or Alternative Transaction, (iii) grant any waiver, amendment or release under any confidentiality agreement or anti-takeover laws, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make an Acquisition Proposal or Alternative Transaction.

Conditions to the Closing

The consummation of the Share Purchase is conditioned upon, among other things, (a) the approval of the SPA and Share Purchase by 8i and Seller’s shareholders, (b) all regulatory approvals having been obtained, (c) no laws or governmental orders that would restrain, enjoin, make illegal or otherwise prohibit the consummation of the Share Purchase, (d) the Proxy Statement shall have been cleared by the SEC and mailed, (e) the Escrow Agreement shall have been executed and delivered, (f) related transaction documents shall have been delivered and in full force and effect, and (g) on a pro forma basis immediately as of the Closing, 8i having at least $5,000,001 of net tangible assets.

Solely with respect to 8i, the consummation of the Share Purchase is conditioned upon, among other things, (a) the representations and warranties made by EUDA and the Seller are true and correct, (b) EUDA and the Seller shall have performed or complied in all material respects with each of its obligations, (c) the Seller shall have delivered the Seller Release (as defined in the SPA), (d) the aggregate cash of EUDA and its subsidiaries should equal or exceed $10,000,000, (e) Seller shall have executed and delivered to 8i a lock-up agreement, (f) EUDA and the Seller shall have executed and delivered each related transaction document to which they each are a party, (g) 8i shall have completed its due diligence on or before May 31, 2022, and be satisfied with the results, and if not, 8i would have the right to terminate the SPA, and (h) the letter agreement with certain creditors of EUDA shall have been entered into.

Solely with respect to the Seller, the consummation of the Share Purchase is conditioned upon, among other things, (a) the representations and warranties made by 8i are true and correct, (b) 8i shall have performed or complied in all material respects with its obligations, (c) the officers and directors of 8i shall have resigned, (d) the Purchaser Shares issuable to Seller pursuant to the SPA shall have been authorized for listing on Nasdaq, (e) 8i shall have executed and delivered each related transaction document to which it is a party, (f) 8i shall have received the Fairness Opinion, and (g) 8i shall have completed its due diligence on or before May 31, 2022, and be satisfied with the results of such due diligence. On May 30, 2022, parties amended the SPA to extend the time for 8i to complete its financial, operational and legal due diligence review of EUDA from May 31, 2022 to June 15, 2022.

Termination

The SPA may be terminated at any time prior to 12.01 a.m. New York time, on the Closing Date (the “Effective Time”) as follows:

(a) by mutual written consent of 8i and Seller;

(b) by either 8i or Seller if (i) the Share Purchase and related transactions are not consummated on or before November 24, 2022 (as such date may be extended by 8i, the “Outside Date”); provided, however, that the right to terminate the SPA shall not be available to any party that has breached in any material respect its obligations set forth in the SPA in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Share Purchase), (ii) any law or final, nonappealable governmental order shall have been enacted, issued, promulgated, enforced or entered that permanently restrains, enjoins or otherwise prohibits consummation of the Share Purchase; provided that the right to terminate the SPA shall not be available to any party that has breached any material respect its obligations set forth in the SPA in any manner that shall have proximately contributed to the enactment, issuance, promulgation, enforcement or entry of such law or governmental order, and (iii) the approval by 8i shareholders shall not have been obtained at a 8i meeting of shareholders;

(c) by 8i if (i) either EUDA or Seller has breached any of its covenants or representations and warranties such that closing conditions would not be satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured by the earlier of (A) thirty (30) days after 8i has given written notice of such breach to the Seller, (B) three (3) business days prior to the Outside Date, or (iii) the results of the due diligence are not satisfactory to 8i, or (ii) the Seller’s shareholders have not approved the SPA and the Share Purchase;

(d) by Seller if (i) 8i has breached any of its covenants or representations and warranties such that closing conditions would not be satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured by the earlier of (A) thirty (30) days after EUDA has given written notice of such breach to 8i, (B) three (3) business days prior to the Outside Date, or (iii) the results of the due diligence are not satisfactory to Seller, or (ii) the 8i board of directors shall have publicly withdrawn, modified or changed, in any manner adverse to EUDA, its recommendation with respect to any proposals set forth in the Proxy Statement.

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The SPA and other documents described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about 8i, EUDA, the Indemnified Party Representative or the Seller. In particular, the assertions embodied in the representations and warranties in the SPA were made as of a specified date, are modified or qualified by information in one or more disclosure letters prepared in connection with the execution and delivery of the SPA, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the SPA are not necessarily characterizations of the actual state of facts about 8i, EUDA, the Indemnified Party Representative or the Seller at the time they were made or otherwise and should only be read in conjunction with the other information that 8i makes publicly available in reports, statements and other documents filed with the SEC. 8i and EUDA’s investors are not third-party beneficiaries under the SPA.

Management

All of the directors on our Board shall resign at the Closing Date. The Combined Company’s Board of Directors will be composed of five (5) directors, of which Alfred Lim, a nominee designated by our Sponsor, shall serve as an independent director and the remaining four (4) directors will be designated by EUDA.

See “Directors, Executive Officers, Executive Compensation and Corporate Governance – Directors and Executive Officers after the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

Lock-up Agreement

In connection with the Closing, the Seller will, subject to certain customary exceptions, not (i) offer, sell contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lockup Shares (as defined below), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 18 months after the Closing Date (the “Lock-up Period,” which period may, upon written agreement of 8i and the Seller, be reduced for one or more holders of the Lockup Shares). The term “Lockup Shares” mean the Purchaser Shares and the Earnout Shares, if any, delivered as earnout payment, whether or not earned prior to the end of the Lock-up Period, and including any securities convertible into, or exchangeable for, or representing the rights to receive ordinary shares of 8i after the Closing.

Amended and Restated Registration Rights Agreement

At the closing, 8i will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with certain existing stockholders of 8i and with the Seller with respect to their shares of 8i acquired before or pursuant to the Share Purchase, and including the shares issuable on conversion of the warrants issued to the Sponsor in connection with 8i’s initial public offering and any shares issuable on conversion of working capital loans from Sponsor to 8i (collectively, the “Registrable Securities”). The agreement amends and restates the registration rights agreement 8i entered into on November 22, 2021 in connection with its initial public offering. No later than fourteen (14) calendar days from the closing, the Company will file with the SEC a registration statement on Form S-3 covering the resale of all or such maximum portion of the Registrable Securities as permitted by the SEC. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Seller Release

The Seller has agreed to release 8i, EUDA, and all of their respective past and present officers, directors, managers, stockholders, members, employees, agents, predecessors, subsidiaries, affiliates, estates, successors, assigns, partners and attorneys (each, a “Released Party”) to the maximum extent permitted by law, from any and all claims, obligations, rights, liabilities or commitments of any nature whatsoever against 8i, EUDA, or any of the Released Parties, arising at or prior to the Closing, or related to any act, omission or event occurring, or condition existing, at or prior to the Closing. The Seller does not release 8i, EUDA, or any of the Released Parties from claims arising after the date of the Seller Release, any of the other ancillary agreements to the SPA, or any organizational or governing documents or, of any indemnification agreements with, 8i or any of its subsidiaries.

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Voting Securities

As of the Record Date, there were 11,073,500 Ordinary Shares issued and outstanding. Only 8i shareholders who hold Ordinary Shares as of the close of business on [●], 2022 are entitled to vote at the Meeting or any adjournment thereof. Approval of the Business Combination Proposal, the Nasdaq Proposal, and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding Ordinary Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Approval of the Directors Proposal will require the vote by a plurality of the votes of the Ordinary Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Approval of the Charter Proposal will require the approval of a majority of the issued and outstanding Ordinary Shares entitled to vote at the Meeting. A failure to vote or an abstention will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the other proposals. Assuming a quorum is present, broker non-votes will have no effect on the Proposals, other than the Charter Proposal, for which it will have the same effect as voting against the Charter Proposal.

Pursuant to the Letter Agreement, the Initial Shareholders holding an aggregate of 2,448,500 Ordinary Shares have agreed to vote their respective Ordinary Shares in favor of each of the Proposals.

Appraisal Rights

Appraisal rights are not available to holders of Ordinary Shares in connection with the proposed Business Combination.

Redemption Rights

Pursuant to our current Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public Ordinary Shares. As of [●], 2022, this would have amounted to approximately $[●] per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold Public Shares, or

(b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares prior to exercising your redemption rights with respect to the Public Shares; and

(ii) prior to 5:00 p.m., Eastern Time, on [●], 2022, (a) submit a written request to AST to redeem your Public Shares for cash and (b) deliver your Public Shares to AST, physically or electronically through DTC.

Holders of outstanding Units must separate the underlying Ordinary Shares prior to exercising redemption rights with respect to the Public Shares. If the Units are registered in a holder’s own name, the holder must deliver the certificate for its Units to AST, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the Units.

If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to AST in accordance with the procedures described herein. Please see the section titled “The Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

Ownership of the Combined Company after the Closing

The following table illustrates estimated ownership levels in the Combined Company, immediately following the consummation of the Business Combination, based on the varying levels of redemptions by 8i public shareholders and the following assumptions:

	Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions
	Ownership in shares	Ownership %	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	9,487,500	36.3%	7,331,250	30.5%	5,175,000	23.7%
8i Initial Shareholders (2)	2,477,725	9.5%	2,477,725	10.3%	2,477,725	11.3%
Menora Capital Pte. Ltd.	200,000	0.8%	200,000	0.8%	200,000	0.9%
EUDA Shareholders	14,000,000	53.4%	14,000,000	58.4%	14,000,000	64.1%
Total	26,165,225	100.0%	24,008,975	100.0%	21,852,725	100.0%

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	Assuming 75% Redemptions		Assuming Maximum Redemptions
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	3,018,750	15.3%	2,000,000	10.7%
8i Initial Shareholders (2)	2,477,725	12.6%	2,477,725	13.3%
Menora Capital Pte. Ltd.	200,000	1.0%	200,000	1.1%
EUDA Shareholders	14,000,000	71.1%	14,000,000	74.9%
Total	19,696,475	100.0%	18,677,725	100.0%

(1)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Public Units.
(2)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Private Units.

The table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the Closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table below assumes (i) the exercise of all public Warrants and private Warrants, which are exercisable for one ordinary share at a price of $11.50 per share, (ii) the issuance of ordinary shares resulted from the exercise of Unit Purchase Options by Maxim Group LLC, underwriter in the IPO, and (iii) the issuance of EUDA Earnout Shares in full as a result of the achievement of all four Triggering Events. The following table illustrates estimated ownership levels in the Combined based on the varying levels of redemptions by 8i public shareholders with all possible sources of dilution and the following assumptions:

	Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions
	Ownership in shares	Ownership %	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	13,800,000	39.1%	11,643,750	35.1%	9,487,500	30.6%
8i Initial Shareholders (2)	2,623,850	7.4%	2,623,850	7.9%	2,623,850	8.5%
Maxim Group LLC	690,000	2.0%	690,000	2.1%	690,000	2.2%
Menora Capital Pte. Ltd.	200,000	0.6%	200,000	0.6%	200,000	0.6%
EUDA Shareholders(3)	18,000,000	50.9%	18,000,000	54.3%	18,000,000	58.1%
Total	35,313,850	100.0%	33,157,600	100.0%	31,001,350	100.0%

	Assuming 75% Redemptions		Assuming Maximum Redemptions
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	7,331,250	25.4%	6,312,500	22.7%
8i Initial Shareholders (2)	2,623,850	9.1%	2,623,850	9.4%
Maxim Group LLC	690,000	2.4%	690,000	2.5%
Menora Capital Pte. Ltd.	200,000	0.7%	200,000	0.7%
EUDA Shareholders(3)	18,000,000	62.4%	18,000,000	64.7%
Total	28,845,100	100.0%	27,826,350	100.0%

(1)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Public Units.
(2)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Private Units.
(3)	Including the issuance of 4,000,000 EUDA Earnout Shares in full as a result of the achievement of all four Triggering Events.

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Interests of 8i’s Directors, Officers and Certain Shareholders in the Business Combination

When you consider the recommendation of 8i’s board of directors in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Initial Shareholders, have interests in such proposals that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

●

Mr. Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board owns 33.3% of the equity interests of the Seller, the sole stockholder of EUDA. Through his two wholly-owned companies, 8i Enterprises Pte Ltd. and 8i Capital Limited, Mr. Tan purchased 500,000 ordinary shares (i.e., 33.3% equity ownership) of the Seller for $400,000 prior to the Business Combination. Through his 33.3% ownership stake in the Seller, Mr. Tan will have pecuniary interests in 4,666,666 ordinary shares (not including earnout shares) of the Combined Company, valued at approximately $46.2 million (based on $9.91 per share closing price of 8i Ordinary Shares as of July 22, 2022) upon consummation of the Business Combination pursuant to the SPA. Although 8i received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the Share Purchase is fair to 8i shareholders from a financial point of view, Mr. Tan’s ownership interests in the Seller and therefore indirect ownership interests in EUDA cause him to have interests in the Business Combination that are different from your interests as a 8i shareholder.

●	If an initial business combination, such as the Business Combination, is not completed before November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), 8i will be required to dissolve and liquidate. In such event, the 2,156,250 Founder Shares currently held by the Initial Shareholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. The Founder Shares were purchased for an aggregate purchase price of $37,500. Based on the closing price of the 8i Ordinary Shares of $9.91 on Nasdaq as of July 22, 2022, these Founder Shares had an aggregate market value of approximately $21.4 million.

●

If an initial business combination, such as the Business Combination, is not completed, an aggregate of 292,250 Private Units purchased by Mr. Tan for a total purchase price of $2,922,500, will be worthless. The Private Units had an aggregate market value of approximately $3.0 million based on the closing price of Public Units of $10.20 on the Nasdaq Global Market as of July 22, 2022.

●

If Mr. Tan converts the 292,250 Private Warrants underlying these Private Units, he will hold an additional 146,125 Ordinary Shares of the Combined Company. Mr. Tan may earn a positive rate of return on his investment in the Private Warrants, even if public shareholders experience a negative rate of return in the Combined Company. The conversion of the Private Warrants would also have a dilutive effect on existing 8i shareholders. See “- Ownership of the Post-Business Combination Company After the Closing” for a summary of the book value of ordinary shares following the Business Combination under various redemption scenarios.  The Private Warrants had an aggregate market value of approximately $58,450 based on the closing price of Public Warrants of $0.20 on the Nasdaq Global Market as of July 21, 2022. If an initial business combination is not completed by November 24, 2022, the Private Warrants will expire worthless.

●	If an initial business combination, such as the Business Combination, is not completed, Mr. Tan, 8i’s Chief Executive Officer and Chairman of the board, will not receive from 8i repayment of $800,000 for his working capital loan, and approximately $3,894 to cover certain 8i operating expenses.

●

If an initial business combination, such as the Business Combination, is not completed, the Sponsor, which is owned by Mr. Tan may not receive the $10,000 monthly fee from 8i for office space and administrative support under the Administrative Services Agreement dated November 22, 2021, by and between 8i and the Sponsor, pursuant to which 8i has deferred payment of the same until the consummation of a business combination. As of April 30, 2022, 8i has accrued a $53,000 administrative fee.

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●

If an initial business combination, such as the Business Combination, is not completed, the Initial Shareholders will lose a combined aggregate amount of approximately $71.5 million, based on the closing price of 8i Ordinary Share of $9.91 per share on July 22, 2022. Because of these interests, the Initial Shareholders could benefit from the completion of a business combination that is not favorable to 8i public shareholders and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. For example, if the share price of 8i Ordinary Shares declined to $5.00 per share after the close of the Business Combination, 8i’s public shareholders that purchased shares in our initial public offering, would have a loss of $5.00 per share, while our Initial Shareholders would have a gain of $4.99 per share because it acquired the Founder Shares for a nominal amount. In other words, 8i’s Initial Shareholders can earn a positive rate of return on their investment even if public shareholders experience a negative rate of return in the post-combination company.

●	If the Business Combination is not completed, 8i’s Initial Shareholders will not have the potential ownership interest of approximately 9.5% (assuming no redemption) or 13.3% (assuming maximum redemption) in the combined company.

●	The exercise of discretion by 8i’s directors and officers in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

See “Proposals to be considered by 8i Shareholders: The Business Combination — Interests of 8i’s Directors, Officers and Certain Shareholders in the Business Combination” beginning on page 100 for additional information.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the EUDA shareholders are expected to have a majority of the voting power of the Combined Company, EUDA will comprise all of the ongoing operations of the Combined Company, EUDA will comprise a majority of the governing body of the Combined Company, and EUDA’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of EUDA.

Recommendations of the Board and Reasons for the Business Combination

After careful consideration of the terms and conditions of the SPA, the Board has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, 8i and its shareholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the evaluation of materials provided by EUDA. The Board obtained a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the Share Purchase pursuant to the SPA is fair to 8i shareholders from a financial point of view (the “Fairness Opinion”), a copy of which can be found in Annex C to this proxy statement.

The Board recommends that 8i shareholders vote:

●	FOR the Business Combination Proposal (Proposal 1);
●	FOR the Charter Proposal (Proposal 2);
●	FOR the Nasdaq Proposal (Proposal 3);
●	FOR the Directors Proposal (Proposal 4); and
●	FOR the Adjournment Proposal (Proposal 5).

Summary Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 34 of this proxy statement. Some of these risks related to are summarized below. References in the summary below to “EUDA” generally refer to EUDA Health Limited in the present tense or the Combined Company from and after the Business Combination.

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The following summarizes certain principal factors that make an investment in the Combined Company speculative or risky, all of which are more fully described in the “Risk Factors” section below. This summary should be read in conjunction with the “Risk Factors” section and should not be relied upon as an exhaustive summary of the material risks facing 8i’s, EUDA’ and/or the Combined Company’s business.

Risks Related to EUDA’s Business and Operations

●	The digital healthcare industry faces significant risks and challenges from rapid technological changes.

●	EUDA may be unable to establish, maintain, protect and enforce its intellectual property and proprietary rights or prevent third parties from making unauthorized use of its technology.

●	EUDA is reliant on an uninterrupted running of network and mobile infrastructure to maintain and scale its technology and to facilitate payment for its services so network interruptions could adversely impact its performance and negatively affect its reputation.

Risks Related to 8i’s Business and Business Combination

●	8i will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 12 months from the closing of the IPO, or November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter). In the event of a liquidation, 8i’s public shareholders will receive $10.00 per share and the 8i Warrants and Rights will expire worthless.

●	If 8i’s due diligence investigation of EUDA was inadequate, then shareholders of 8i following the Business Combination could lose some or all of their investment.

●	8i’s directors and officers may have certain conflicts in determining to recommend the Share Purchase of EUDA, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

●	8i’s shareholders will experience immediate dilution as a consequence of the issuance of Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that 8i’s current shareholders have on the management of 8i.

Risks Related to the Combined Company’s Securities Following the Business Combination

●	Because the Combined Company will become a public reporting company by means other than a traditional underwritten initial public offering, the Combined Company’s shareholders may face additional risks and uncertainties.

●	The future sales of shares by existing shareholders and future exercise of registration rights may adversely affect the market price of the Combined Company’s Ordinary Shares.

●	The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.

Risks Related to the Combined Company Operating as a Public Company

●	Our management team has limited skills related to experience managing a public company.

●	We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

●	Our share price has fluctuated historically and may continue to fluctuate.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF 8i

The following tables are sets forth selected historical financial information derived from 8i’s audited financial statements for the period from January 21, 2021 (inception) through July 31, 2021 and as of July 31, 2021, as well as the unaudited condensed financial statements for the interim period ended April 30, 2022 and April 30, 2021 and as of April 30, 2022, which are included elsewhere in this proxy statement. 8i’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for the full year.

You should read this data together with our consolidated financial statements and related notes included elsewhere in this proxy statement and the sections titled “Selected Consolidated Financial and Other Data of 8i” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 8i.”

		For the Period from	For the Period from
	For the Nine	January 21, 2021	January 21, 2021
	Months Ended	(inception) through	(inception) through
	April 30, 2022	April 30, 2021	July 31, 2021
	(Unaudited)	(Unaudited)
Income Statements Data:
Formation and operating costs	$(752,861)	$(7,849)	$(8,377)
Other income	9,395	-	$-
Net loss	$(743,466)	$(7,849)	$(8,377)
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	4,960,165	-	-
Basic and diluted net earnings per redeemable ordinary share	$0.83	$-	$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,324,321	1,875,000	1,875,000
Basic and diluted net loss per non-redeemable ordinary shares	$(2.09)	$(0.00)	$(0.00)

Cash Flows Data:
Net cash used in operating activities	$(652,888)	$-	$-
Net cash used in investing activities	$(86,250,000)	$-	$-
Net cash provided by financing activities	$87,449,775	$-	$-

	April 30, 2022	July 31, 2021
	(Unaudited)
Balance Sheets Data:
Cash and cash equivalents	$546,887	$-
Other current assets	137,890	428,920
Investments held in Trust Account	86,259,395	-
Total assets	$86,944,172	$428,920
Total liabilities	$3,879,253	$399,797
Ordinary shares subject to possible redemptions	$85,555,580	$-
Total shareholders’ equity (deficit)	$(2,490,661)	$29,123

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF EUDA

The following selected historical consolidated financial information for EUDA set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EUDA” and EUDA’s historical consolidated financial statements and the related notes thereto contained elsewhere in this proxy statement.

The selected historical consolidated financial information and other data presented below for the three months ended March 31, 2022 and 2021 (unaudited) and for the years ended December 31, 2021 and 2020, and the selected consolidated balance sheet and other data as of March 31, 2022 (unaudited), December 31, 2021 and 2020 have been derived from 8i’s consolidated financial statements included in this proxy statement.

	For the Three	For the Three	For the	For the
	Months Ended	Months Ended	Year Ended	Year Ended
	March 31, 2022	March 31, 2021	December 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
Income Statements Data:
Revenues	$2,666,863	$2,641,951	$10,544,550	$8,875,379
Cost of revenues	1,395,617	1,507,262	6,300,197	4,985,092
Gross profit	1,271,246	1,134,689	4,244,353	3,890,287
Operating expenses	1,195,934	1,407,696	5,472,580	4,783,843
Income (loss) from operations	75,312	(273,007)	(1,228,227)	(893,556)
Other income, net	155,505	2,072,371	2,176,764	1,140,005
Income before income taxes	230,817	1,799,364	948,537	246,449
Provision for income taxes	5,823	12,571	48,141	47,477
Net income	224,994	1,786,793	900,396	198,972
Less: Net income attributable to noncontrolling interest	2,409	35,317	35,567	23,397
Net income attributable to EUDA Health Limited	$222,585	$1,751,476	$864,829	$175,575

Cash Flows Data:
Net cash provided by (used in) operating activities	$(252,196)	$135,955	$443,920	$(411,884)
Net cash (used in) provided by investing activities	(29,326)	(117,068)	(356,183)	179,345
Net cash provided by (used in) financing activities	331,439	(3,177)	(168,373)	212,507
Effect of exchange rate changes	(2,667)	10,876	19,865	(46,818)
Net changes in cash	$47,250	$26,586	$(60,771)	$(66,850)

	March 31, 2022	December 31, 2021	December 31, 2020
	(Unaudited)
Balance Sheets Data:
Current assets	$4,990,736	$4,352,654	$4,267,135
Property and equipment, net	29,199	56,927	91,130
Other assets	3,196,148	3,589,447	1,520,196
Total assets	$8,216,083	$7,999,028	$5,878,461
Current liabilities	$7,335,861	$7,316,032	$6,091,513
Other liabilities	59,192	82,946	104,303
Total liabilities	$7,395,053	$7,398,978	$6,195,816
Total shareholders’ equity (deficiency)	$821,030	$600,050	$(317,355)

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SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma combined financial data gives effect to the Business Combination and the other transactions contemplated by the SPA described in the section titled “Unaudited Pro Forma Combined Financial Information”.

The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma combined financial information of 8i appearing elsewhere in this proxy statement and the accompanying notes. The unaudited pro forma combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements of 8i and EUDA and related notes included in this proxy statement/ prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma combined financial information included in this proxy statement has been prepared using the assumptions below with respect to the potential redemption into cash of 8i’s ordinary shares:

● Scenario 1––Assuming No Redemptions: This presentation assumes that no public shareholders exercise redemption rights with respect to their ordinary shares for a pro rata share of the funds in 8i’s Trust Account.

● Scenario 2––Assuming Maximum Redemptions: This presentation assumes that shareholders holding 7,487,500 8i ordinary shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the trust account. The maximum redemption amount is derived so that there is a minimum market value of unrestricted publicly held shares of $20.0 million, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions and are factually supportable. The adjustments presented in the selected unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company upon consummation of the transactions.

This information should be read together with 8i’s and EUDA’s financial statements and related notes, “8i’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “EUDA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is only a summary and should be read in conjunction with the section titled “Unaudited Pro Forma Combined Financial Information.” The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Combined Company will experience.

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	For the Three Months Ended March 31, 2022
			Pro Forma Combined	Pro Forma Combined
			Assuming No	Assuming Maximum
	8i	EUDA	Redemptions	Redemptions
Income Statements Data:
Revenues	$-	$2,666,863	$2,666,863	$2,666,863
Cost of revenues	-	1,395,617	1,395,617	1,395,617
Gross profit	-	1,271,246	1,271,246	1,271,246
Operating expenses	481,638	1,195,934	1,440,572	1,440,572
Income (loss) from operations	(481,638)	75,312	(169,326)	(169,326)
Other income (expense), net	8,649	155,505	155,505	155,505
Income (loss) before income taxes	(472,989)	230,817	(13,821)	(13,821)
Provision for income taxes	-	5,823	5,823	5,823
Net income (loss)	(472,989)	224,994	(19,644)	(19,644)
Less: Net income attributable to noncontrolling interest	-	2,409	2,409	2,409
Net income (loss) attributable to ordinary shareholders	$(472,989)	$222,585	$(22,053)	$(22,053)
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000		-	-
Basic and diluted net loss per redeemable ordinary share	$(0.04)		$-	$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500	1,000,000	26,165,225	18,677,725
Basic and diluted net earnings (loss) per non-redeemable ordinary share	$(0.04)	$0.22	$(0.00)	$(0.00)

	For the Year Ended December 31, 2021
			Pro Forma Combined	Pro Forma Combined
			Assuming No	Assuming Maximum
	8i	EUDA	Redemptions	Redemptions
Income Statements Data:
Revenues	$-	$10,544,550	$10,544,550	$10,544,550
Cost of revenues	-	6,300,197	6,300,197	6,300,197
Gross profit	-	4,244,353	4,244,353	4,244,353
Operating expenses	278,411	5,472,580	5,750,991	5,750,991
Income (loss) from operations	(278,411)	(1,228,227)	(1,506,638)	(1,506,638)
Other income (expense), net	746	2,176,764	2,176,764	2,176,764
Income (loss) before income taxes	(277,665)	948,537	670,126	670,126
Provision for income taxes	-	48,141	48,141	48,141
Net income (loss)	(277,665)	900,396	621,985	621,985
Less: Net income attributable to noncontrolling interest	-	35,567	35,567	35,567
Net income (loss) attributable to ordinary shareholders	$(277,665)	$864,829	$586,418	$586,418
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	1,606,849		-	-
Basic and diluted net earnings per redeemable ordinary share	$5.14		$-	$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,210,697	1,000,000	26,165,225	18,677,725
Basic and diluted net earnings (loss) per non-redeemable ordinary share	$(3.86)	$0.86	$0.02	$0.03

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	As of March 31, 2022
			Pro Forma Combined	Pro Forma Combined
			Assuming No	Assuming Maximum
	8i	EUDA	Redemptions	Redemptions
Balance Sheets Data:
Total assets	$86,944,172	$8,216,083	$87,641,505	$12,766,505
Total liabilities	$3,879,253	$7,395,053	$5,520,693	$5,520,693
Mezzanine equity	85,555,580	-	-	-
Total shareholders’ equity (deficit)	(2,490,661)	739,995	82,039,777	7,164,777
Noncontrolling Interest	-	81,035	81,035	81,035
Total liabilities, mezzanine equity, shareholders’ equity (deficiency)	$86,944,172	$8,216,083	$87,641,505	$12,766,505

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of 8i and/or EUDA and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EUDA” and “Information About EUDA.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of 8i and EUDA as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by 8i and the following:

●	expectations regarding EUDA’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and EUDA’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the SPA;

●	the outcome of any legal proceedings that may be instituted against 8i or EUDA following announcement of the SPA and the transactions contemplated therein;

●	the inability to complete the Business Combination due to, among other things, the failure to obtain 8i shareholder approval, certain regulatory approvals, or satisfy other conditions to closing in the SPA;

●	the inability to obtain or maintain the listing of 8i’s Ordinary Shares on Nasdaq following the proposed Business Combination;

●	the risk that the announcement and consummation of the proposed Business Combination disrupts EUDA’s current plans and operations;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of EUDA to grow and manage growth profitably, and retain its key employees;

●	costs related to the proposed Business Combination;

●	the amount of any redemptions by existing holders of Ordinary Shares being greater than expected;

●	limited liquidity and trading of 8i’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that 8i and/or EUDA may be adversely affected by other economic, business, and/or competitive factors;

●	risks relating to the uncertainty of the projected financial information with respect to EUDA;

●	risks related to the organic and inorganic growth of EUDA’s business and the timing of expected business milestones;

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●	risk that the COVID-19 global pandemic, and Southeast Asian countries’ responses to addressing the pandemic may have an adverse effect on our and EUDA’s business operations, as well as our and their financial condition and results of operations;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on EUDA’s resources; and

●	other risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of 8i and EUDA prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement and attributable to 8i, EUDA or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, 8i and EUDA undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

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RISK FACTORS

The Combined Company will face a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Business Combination. Risks related to EUDA, including risks related to EUDA’s business, financial position and capital requirements, development, regulatory approval and commercialization, dependence on third parties, intellectual property and taxation, will continue to be applicable to the Combined Company after the closing of the Business Combination.

Risks Related to EUDA’s Business and Operations

Any general economic factors, natural disasters or unexpected events could have an adverse impact on EUDA’s business.

General economic factors, such as interest rates, tax rates and government policies, which have experienced significant downturns in recent years and market volatility could have adverse material effects on EUDA’s business. The uncertainties posed by these general economic factors do not allow EUDA to forecast their expenditure accurately for future business activities or impair EUDA’s clients’ abilities to make timely payment to EUDA, which could have adverse material impact on EUDA’s business, financial condition, and results of EUDA’s operations.

The occurrence of natural disasters, such as storms, earthquakes, fires or floods, the outbreak of a widespread health epidemics or other unexpected events, such as wars, acts of terrorism, environmental accidents, power shortage or communication interruptions could also have adverse material effect on EUDA’s business. The occurrence of a prolonged outbreak of an epidemic illness or other adverse public health developments in the Southeast Asia regions we operate or do business, or elsewhere, could materially disrupt EUDA’s business and operations. Such events could also significantly affect the healthcare industry and cause a temporary discontinuation of EUDA’s operations, which would severely disrupt EUDA’s operations and have a material adverse effect on EUDA’s business, financial condition, and results of operations.

If any of EUDA’s employees or employees of EUDA’s business partners were suspected of having any of the epidemic illnesses or infections, EUDA or EUDA’s business partners could be required to quarantine some or all of such employees or disinfect the facilities used for EUDA’s operations. EUDA’s operations could also be severely disrupted if EUDA’s users or other participants were affected by such natural disasters, health epidemics or other unexpected events.

EUDA’s business is primarily driven by the healthcare industry, and factors that adversely affect the financial condition of the healthcare industry in general could consequently affect their business.

A substantial portion of EUDA’s revenue is derived from clients who are part of the healthcare industry. As a result, EUDA’s financial condition and results of operations could be adversely affected by conditions affecting the healthcare industry generally and health systems and payors in particular. EUDA’s ability to grow will also depend upon the economic environment of the healthcare industry, as well as EUDA’s ability to improve its product and service offerings. Furthermore, EUDA may not become aware in a timely manner of changes in regulatory requirements affecting EUDA’s businesses, which could result in EUDA’s taking, or failing to take, actions, resulting in non-compliance with relevant government related regulations.

There are many factors that could affect the purchasing practices, operations and, ultimately, the operating funds of healthcare organizations, such as reimbursement policies for healthcare expenses, consolidation in the healthcare industry, and regulation, litigation, and general economic conditions. In particular, EUDA could be required to make unplanned modifications to its products and services or could suffer delays or cancellations of orders or reductions in demand for its products and services as a result of changes in regulations affecting the healthcare industry, such as any increased scrutiny by governmental agencies, changes to relevant healthcare services related regulations or relevant privacy laws, laws relating to the tax-exempt status of many of EUDA’s clients or restrictions on permissible discounts, and other financial arrangements. It is unclear what long-term effects the general economic conditions will have on the healthcare industry, and in turn, on EUDA’s business, financial condition, and results of operations.

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The digital health industry is relatively young, is currently in its early growth stages and is still evolving, and if it develops towards a mature stage slower than EUDA’s expect, if it encounters a pessimistic outlook or if EUDA’s services are not competitive, the growth of EUDA’s business will be adversely affected.

The digital health industry is relatively young even though it is rapidly evolving, and it is uncertain whether it will achieve and maintain high levels of demand, consumer acceptance and market adoption. EUDA’s success will substantially depend on the willingness of its clients’ members or patients to adopt, and the frequency and extent of their utilization of, EUDA’s services and solutions, as well as on EUDA’s ability to demonstrate the value of digital health to employers, health plans, government agencies and other purchasers of healthcare for beneficiaries. If EUDA’s clients, or their members or patients do not acknowledge the benefits of EUDA’s services or platform, or if EUDA’s services are not competitive, then the market may not develop at all, or EUDA may develop slower than it expects. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of digital health could restrict market acceptance of our healthcare services. An occurrence of any of these events could have a material adverse effect on their business, financial condition or results of operations.

EUDA’s short operating history and the rapidly evolving nature of the industry makes it difficult to assess our success and predict the risks and challenges we may encounter.

As EUDA’s business operations only began in 2018, its short operating history and evolving nature of the digital health industry make it difficult to evaluate and assess the success of EUDA’s business to date, EUDA’s future prospects and the risks and challenges that EUDA may encounter. These risks and challenges include EUDA’s ability to:

●	attract new consumers to use EUDA’s products and services, and position EUDA’s platform as a comprehensive healthcare and wellness provider;
●	retain consumers for purchasing healthcare products and services through EUDA’s platform;
●	attract new and existing consumers to adopt new offerings on EUDA’s platform;
●	increase the number of consumers that subscribe to their offerings or the number of subscription programs that EUDA manages;
●	attract and retain industry players for inclusion in their platform, such as pharmacies, physicians, digital health providers, and others;
●	comply with existing and new laws and regulations applicable to our business and in their industry;
●	anticipate and respond to macroeconomic changes, changes in medication pricing and industry pricing benchmarks and changes in the markets in which they operate;
●	react to challenges from existing and new competitors;
●	maintain and enhance the value of their reputation and brand;
●	effectively manage their growth;
●	hire, integrate and retain talented employees at all levels of their organization;
●	maintain and improve the infrastructure underlying their platform, including their mobile apps and website, data protection and cybersecurity; and
●	successfully update their platform, including expanding our platform and offerings into different healthcare products and services, develop and update our mobile apps, features, offerings and services to benefit consumers and members and enhance their experience.

Any failure to address the risks and difficulties that EUDA faces, including those associated with the challenges listed above and elsewhere in this “Risk Factors” section, its business, financial condition, and results of operations could be adversely affected. Further, EUDA’s limited historical financial data and the evolving nature of the digital health industry in the Southeast Asian region could limit the accuracy of any predictions about its future revenue and expenses as it would be if EUDA had a longer operating history, operated a more predictable business or operated in a less regulated industry. If EUDA’s assumptions regarding these risks and uncertainties, which it uses to plan and operate its business, are incorrect or change, or if EUDA does not address these risks effectively and efficiently, EUDA’s results of operations could differ materially from its expectations and EUDA’s business, financial condition and results of operations would be adversely affected.

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EUDA relies on its corporate clients for a significant portion of our revenue, the loss of which would have a material adverse effect on EUDA’s business, financial condition, and results of operations.

EUDA historically relied on their corporate clients and members based in Indonesia for a substantial portion of our total revenue. We have a high concentration risk on their corporate clients, which represent a significant portion of their revenue, and could render them unable to grow their business quickly enough to drive organic growth from individual clients. They are also dependent on their Indonesian members as drivers for growth in that market and have forecasted them to contribute approximately over 40% of future revenues in the next 5 years. They also rely on their reputation and recommendations from key clients for the promotion of our solution to potential new clients. The loss of any of their key clients or members, failure to retain some of them or their failure to renew or increase their subscriptions could have a significant impact on their revenue, growth rate, reputation, and ability to obtain new clients. In addition, their clients could cancel or fail to renew their contracts in the event of an merger or acquisition of companies, thereby reducing the number of tjeor existing and potential clients, members and patient populations.

If there is a decrease in the number of individuals covered under our platform, health plan and other clients, or the number of applications or services to which they subscribe decreases, EUDA’S revenue will be adversely affected.

EUDA currently relies mainly on organic growth driven by increase in their corporate clients. Their fees are directly proportional to the number of individuals with whom their corporate clients provide benefits and the number of applications or services subscribed to by their corporate clients under most of their contracts with them. There are many factors that may lead to a decrease in the number of individuals covered by EUDA’s corporate clients and the number of applications or services subscribed to by our corporate clients, including, but not limited to, the following:

●	failure of their corporate clients to adopt or maintain effective business practices;
●	changes in the nature or operations of their corporate clients;
●	government regulations; and
●	increased competition or other changes in the benefits marketplace.

If EUDA is unable to retain the active customers while attracting new customers, it would result in a loss of future revenue and have an adverse material effect on their business, financial position, and results of operations.

If the number of individuals covered, health plan and other corporate clients decrease, or the number of applications or services to which they subscribe decreases, their revenue will likely get adversely impacted.

If the number of clients decrease, Euda’s market share could be impacted, which would likely impacts its ability to execute its business strategy successfully, which is based several initiatives, including capitalizing on increasing revenues from existing customers, capitalizing on outsourcing opportunities to win new contracts and pursuing new acquisitions that. If EUDA is unable to implement its business strategy successfully or achieve the anticipated benefits of its business plan, the long-term growth and profitability may be adversely affected. Even if EUDA is able to implement some or all of the initiatives of its business plan successfully, its operating results may not improve to the extent anticipated, or at all.

The digital healthcare industry faces significant risks and challenges from rapid technological changes.

The digital healthcare market faces rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. EUDA’s success will depend on their ability to enhance their solutions with the latest technologies and to develop or to acquire and market new services to access new consumer populations.

There is no guarantee that they will possess the resources, either financial or personnel, for the research, design, development and deployment of new applications, technological requirements, or services, or that they will be able to utilize these resources successfully and avoid technological or market obsolescence.

Further, there can be no assurance that technological advances by one or more of their current or future competitors will not result in our present or future software-based products and services to become uncompetitive or obsolete.

The industry that EUDA operates in is highly competitive and rapidly evolving, and if they are not able to compete effectively, their business, financial condition and results of operations may be adversely impacted.

EUDA operates in a highly competitive and rapidly evolving industry, and they expect that competition will increase as a result of consolidation in both the information technology and healthcare industries and also from new entrants in the markets that they operate in. Our future growth and success will depend on their ability to successfully compete with other companies that provide similar services and other healthcare organizations that seek to build and operate competing services themselves and newer companies that provide similar services at substantially lower prices.

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EUDA competes on the basis of various factors, including breadth and depth of services, reputation, reliability, quality, innovation, security, team, technology, platform robustness, price, industry expertise, and experience. If we are unable to maintain or improve their technology, management, healthcare, or regulatory expertise or attract and retain a sufficient number of qualified sales and marketing leadership and support personnel, we will be at a competitive disadvantage. Some of their competitors, in particular larger technology or technology-enabled consultative service providers, have greater name recognition, longer operating histories, and significantly greater restheirces than we do.

EUDA’s Their current or potential competitors may have greater restheirces financially and logistically than they do, which may allow them to be less sensitive to changes in client preferences and more aggressive in their pricing strategies, any of which could put them at a competitive disadvantage. As a result, their competitors may be more adapt in responding to new or changing opportunities, technologies, standards, or trends and may have the ability to initiate or withstand substantial price competition. In addition, potential corporate clients frequently have requested competitive bids from us and their competitors in terms of price and services offered and, if we do not accurately assess potential corporate clients’ needs and budgets when submitting their proposals, they may appear less attractive than those of their competitors, and we may not be successful in attracting new business. If their prospective or current corporate clients fail to perceive the value of their products and services, their corporate clients could view their competitors’ products to be more attractive. Increases in competition in their industry could reduce their market share and result in price declines for certain services, which could negatively impact their business, profitability, and growth prospects.

There is foreign exchange (FX) risk in their business as they operate in multiple countries and exchange rates fluctuate, and that may cause FX related losses or translation losses for us.

As Euda operates in multiple countries, their business could also face foreign exchange risks. To date, their revenue has been denominated in currencies such as Singapore dollars, Malaysian ringgit, Indonesian rupiah, Indian rupee, Australian dollar, New Zealand dollar and Vietnamese dong, while they also have operations in other parts of the Asian region as well. As their international contracts are denominated in the respective local currencies, their operating results might be impacted from fluctuations in the value of their reporting currency when translated to it. As they further expand internationally, their exposure to foreign currency exchange risk may increase as well. However, they plan to move towards creating their own payment ecosystem through the introduction of their own digital currency in the future and that will help us in having a more standardized system and help reduce FX risks. They also have a certain level of natural hedge in the countries that we operate in as their revenues and major costs in individual markets are both denominated in the same currency.

Legal (Compliance/Security)

EUDA could incur significant costs as a result of any claim or lawsuit of infringement of another party’s intellectual property rights.

There has been significant litigation in different parts of the world involving patents and other intellectual property rights in recent years. Companies that are in the internet and technology industries are increasingly bringing and becoming subject to lawsuits alleging infringement of proprietary rights, particularly patent rights, and their competitors and other third parties may hold patents or have pending patent applications that could be related to their business. As we apply for their own patents in the future, theyexpect that they may receive notices in the future that claim they or their clients, who are using their solution, have misappropriated or misused other parties’ intellectual property rights, particularly as competition in their market grows and the functionality of applications amongst competitors overlap. If they are sued or served a legal notice by a third party that claims that their technology infringes its rights, the litigation, whether or not successful, could be extremely costly to defend, divert their management’s time, attention and resources, damage their reputation and brand and substantially harm their business.

The company has invested significant time and resources to create its own proprietary software platform. Development of the current software and solutions has been undertaken by employees in Vietnam, Indonesia, India and Singapore, with whom they have non-disclosure agreements.

The software integrates open-source software code and database systems, and leverages on application programming interface (‘API’) connectors to deliver an integrated user experience. The software includes multiple critical trade secrets of the business as well as representing a significant volume of code to be understood if it is to be replicated.

A number of key content resources have been developed to help scale the effective communication of its proposition to the market. Copyright exists in content or written materials that EUDA has created and owns. The copyright also exists in the software codebase created, especially important for those aspects of the software exposed to users such as the application interface.

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In addition, in some instances, they have agreed to indemnify their clients against certain third-party claims, which may include claims that their software solution infringes the intellectual property rights of third parties.

Their business could be adversely affected by any significant disputes between us and their clients as to the applicability or scope of their indemnification obligations to them. The results of any intellectual property litigation to which they may become a party, or for which they are required to provide indemnification, may require us to do one or more of the following:

●	cease offering or using technologies that incorporate the challenged intellectual property;
●	make substantial payments for legal fees, settlement payments or other costs or damages;
●	obtain a license, which may not be available on reasonable terms, to sell or use the relevant technology; or
●	redesign technology to avoid infringement.

If they are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims or lawsuits against us or any obligation to indemnify their clients for such claims, such payments or costs could have a material adverse effect on their business, financial condition and results of operations.

Breach of their intellectual property may also require us to commence legal actions, which could be costly and time consuming. Failure to defend their position or intellectual property could reduce their market position and have similar adverse effects on their business, financial conditions, and results of operations.

If theyfail to develop or license technology for any allegedly infringing aspect of their business in the future, they would be forced to limit their services and may be unable to compete effectively. Any of these events could materially harm their business, financial condition, and results of operations.

If their arrangements and agreements with their partners or their customers are found to violate laws and regulations relevant to the digital health industry, their business, financial condition and their ability to operate in those jurisdictions could be adversely impacted.

As EUDA’s businesses operate internationally, they must adhere to the various laws and regulation of the respective jurisdictions, which includes laws governing remote healthcare, the practice of medicine and healthcare delivery in general which are subject to change and interpretation. Failure to adhere to these regulations could put us at risk of statutory actions and cessation of operations and fines, litigation and compensation claims from patients and customers which could have material adverse effect on their business, financial condition, and results of operations.

The digital health services they offer are subject to laws, rules and policies governing the practice of medicine and relevant medical council oversight.

Their ability to provide and promote their digital health offerings in each of the jurisdictions that they operate in, is dependent upon the individual jurisdiction’s treatment of digital health, under such jurisdiction’s laws, rules and policies governing the practice of medicine, which are subject to changing political, regulatory, and other influences. Some medical boards relevant to the jurisdictions that they operate in, may have established rules, or interpreted existing rules in a manner that limits or restricts their ability to conduct or optimize their business.

Their digital health offerings offer patients and users the ability to see a board-certified medical professional for advice, diagnosis, and treatment of routine health conditions on a remote basis. The nature of such services and the provision of medical care and treatment by board-certified medical professionals could subject us and certain of their affiliated physicians and healthcare professionals to complaints, inquiries, and compliance orders by national and other relevant medical boards in the future. Such complaints, inquiries or compliance orders may result in disciplinary actions taken by these medical boards against the licensed physicians who provide services through their digital health offerings, which could include suspension, restriction or revocation of the physician’s medical license, probation, required continuing medical education ctheirses, monetary fines, administrative actions, and other conditions. Regardless of outcome, these complaints, inquiries or compliance orders could have an adverse impact on their digital health offerings and their platform generally due to defense actions related and settlement costs, diversion of management restheirces, negative publicity, reputational harm and other factors.

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Due to the uncertain regulatory environment, certain government authorities or relevant boards may determine that they are in violation of their laws and regulations, or such laws and regulations may evolve over time. In the event that they must remedy such violations, they may be required to modify their offerings in such jurisdictions in a manner that undermines their offerings or business, they may become subject to fines or other penalties or, if they determine that the requirements to operate in compliance in such jurisdictions are overly burdensome, they may elect to terminate their operations in such jurisdictions. In each case, their revenue may decline, and their business, financial condition and results of operations could be materially adversely affected.

The digital health industry faces evolving government regulations, and failure to comply with these changes may result in increased costs or adversely affect their results of operations.

The uncertainty of the regulatory climate of their industry may subject their operations to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. They may be required to change their practices at undeterminable future laws and regulation and possibly incur significant initial monetary and annual expense to adhere to the new regulatory changes. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on their results of operations.

They have identified what they believe are the areas of government regulation that, if changed, would be costly to us. These include rules governing the practice of medicine by physicians; licensure standards for doctors and behavioral health professionals; laws limiting the corporate practice of medicine; cybersecurity and privacy laws; laws and rules relating to the distinction between independent contractors and employees; and tax and other laws encouraging employer-sponsored health insurance. There could be laws and regulations applicable to our business that we have not identified or that, if changed, may be costly to us, and they cannot predict all the ways in which implementation of such laws and regulations may affect us.

Additionally, the introduction of new services may require EUDA to comply with additional, yet undetermined, laws and regulations. This may require EUDA to obtain additional appropriate medical board licenses or certificates, increase their security measures and expend additional resources to monitor developments in applicable rules and ensure compliance. The failure to adequately comply with these future laws and regulations may delay or possibly prevent some of EUDA’s products or services from being offered to clients and members, which could have a material adverse effect on their business, financial condition, and results of operations.

If EUDA’s security measures fail to ensure protection of clients data, their services may be deemed insecure and as a result incur significant liabilities, reputational harm, and loss of sales and clients.

Services provided on EUDA’s platforms are highly dependent on artificial intelligence and blockchain technology, devices such as the wearable technologies offered by EUDA or its partners, which involve the storage and transmission of clients’ proprietary information, sensitive or confidential data, including valuable intellectual property and personal information of employees, clients and others, as well as protected health information, or PHI, of their clients’ patients. Due to the extreme sensitivity of the information EUDA store and transmit, the security features of their computers and systems, network, and communications systems infrastructure are critical to the success of their business. A breach or failure in their security measures could occur from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, cyber-attacks or ransom related attacks by computer hackers, failures during the process of upgrading or replacing software and databases, power outages, hardware failures, telecommunication failures, user errors, or catastrophic events.

As cyber threats continue to evolve with the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks, EUDA may be required to expend additional resources to continue to enhance information security measures or to investigate and remediate any information security vulnerabilities. If EUDA’s security measures fail or are breached, it could result in unauthorized persons accessing sensitive client or patient data (including PHI) and a loss of or damage to their data, resulting in an inability to access data sources process data or provide services to their clients. The occurrence of such failures or breaches of EUDA’s security measures, or their inability to effectively resolve such failures or breaches in a timely manner, could severely damage their reputation, adversely affect client or investor confidence in us, and reduce the demand for their services from existing and potential clients. In addition, EUDA could face litigation, damages for contractual breaches, monetary penalties, or regulatory actions for violation of applicable laws or regulations and incur significant costs for remedial measures to prevent future occurrences and mitigate past violations. While EUDA has outsourced security measures to a third-party agency as preventive measures to protect the integrity of their clients’ and members’ information, this solution might not be comprehensive enough to ensure the safety of such data. Although EUDA maintains adequate insurance coverage covering certain security and privacy damages and claim expenses, EUDA may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security lapse or a breach related incident.

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EUDA experience cyber-security and other breaches that may remain undetected for an extended period as cyber-attack techniques constantly evolve. EUDA also may not be able to comprehensively anticipate such cyber security threats as they may not be recognized until the breach occurs. As such, EUDA may be unable to implement adequate preventive measures and their actions would be limited to being reactive in nature. EUDA also cannot ensure the complete integrity or security of such data in their systems in the event that their clients authorize or enable third party access to the information stored on their platforms and systems. If an actual or perceived breach of EUDA’s security occurs, or if EUDA is unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of their security measures could be harmed and they could lose sales and clients, which could have a material adverse effect on their business, operations, and financial results. EUDA could also be subjected to litigation from their clients and providers in the event of such security breaches and that could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on their business, financial condition, or results of operations.

Although EUDA uses best efforts to maintain insurance coverage they deem adequate to address cyber-security, EUDA may find such coverage lacking or unavailable in certain instances which could have material adverse effect on their business, financial condition and results of operations.

Operational

EUDA’s growth depends on the success of their strategic relationships with third parties and partners.

EUDA anticipate that it will continue to depend on relationships with third parties, including partner organizations and technology and content providers to grow their business further. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Their competitors may be more effective in incentivizing such potential partners to favor their products or services over theirs. In addition, acquisitions of EUDA’s existing and potential partners by their competitors could result in a decrease in the number of their current and potential clients, as their partners may no longer facilitate the adoption of EUDA’s applications and services to potential clients.

If EUDA is unsuccessful in establishing or maintaining their relationships with third parties, their ability to compete in the marketplace or to grow their revenue could be impaired and their results of operations may suffer. Even if they are successful, EUDA cannot assure investors that these relationships will result in increased client use of EUDA’s applications or increased revenue. While EUDA expects that these relationships will continue, they cannot guarantee that they will. Any material changes in government regulations, or the loss of these affiliations, could impair their ability to provide services to their members and clients and could have material adverse effect on their business, financial condition and results of operations.

EUDA’s business and growth strategy depends on their ability to maintain and expand a network of qualified providers and partners.

EUDA’s success is substantially dependent upon their continued ability to maintain a network of skilled and qualified digital health providers. EUDA, through its wholly owned subsidiaries, provides medical services including multi-care specialty care services and holistic care services. EUDA is also dependent on third-party entities and a related party, which they do not own or control, to provide healthcare services to consumers. The significant competition in the digital health market for qualified digital health providers may hinder their ability to recruit or retain physicians and other healthcare professionals and service providers, which would negatively impact the growth of their digital health offerings and would have a material adverse effect on their business, financial condition, and results of operations.

In any particular market, providers could demand higher payments or take other actions that could result in higher medical costs, less attractive services for EUDA’s clients or difficulty meeting regulatory or accreditation requirements. EUDA’s ability to develop and maintain satisfactory relationships with third-party providers also may be negatively impacted by other factors not associated with them, such as changes in medical reimbursement levels and other pressures on healthcare providers and consolidation activity among hospitals, physician groups and healthcare providers. The failure to maintain or to secure new cost-effective provider contracts may result in a loss of or an inability to grow their membership base, higher costs, healthcare provider network disruptions, less attractive service for their clients and/or difficulty in meeting regulatory or accreditation requirements, any of which could have a material adverse effect on their business, financial condition and results of operations.

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EUDA relies heavily on technology services provided by third parties or their own systems for providing services to their clients and members, and any failure or interruption in these services could expose them to litigation and negatively impact their relationships with clients, brand and business.

EUDA relies heavily on significant IT infrastructure and systems and the ongoing maintenance of the regional and local Internet infrastructure to provide the necessary data speed, capacity and security to offer viable services. If EUDA’s relevant service providers’ infrastructure or systems were to fail for any reason, this may cause EUDA’s portals to experience significant downtime or impaired performance, which could have an impact on their reputation. EUDA’s platform may also be exposed to damage or interruption from system failures, cyber threats (including malware, ransomware, phishing and denial of service (DoS) attacks), telecommunication provider or third-party supplier failures, inadequate system maintenance, damage to the physical infrastructure associated with the network, disasters from natural or human causes, or other unforeseen events which may cause unplanned disruption to EUDA’s systems. These technology failures may affect EUDA’s ability to deliver consistent, quality services, meet their contractual and service level obligations, attract new customers, or lead to data integrity issues or data loss. While EUDA has backup plans in place, such as switching to text messages and call services when their platforms sense a weak internet connection, significant disruptions to their platform or their services could have material impact on their reputation and brand and may result in a loss of users of their products and services, which could have material adverse effects on their business, result of operations, financial performance and financial condition.

EUDA’s financial and operational success depends highly on their ability to protect their intellectual property and intellectual property rights and failure to do so will adversely impact their business and financial performance.

EUDA’s success depends largely on their ability to protect their proprietary software, confidential information and know-how, technology, and other intellectual property and intellectual property rights. While EUDA generally relies on copyright, trademark and trade secret laws, confidentiality and invention assignment agreements with employees and third parties, and license and other agreements with consultants, vendors, and clients, there can be no assurance that EUDA will enter into such agreements or that they or their counterparties have not breached or will not breach their agreements. EUDA also may not have adequate remedies for any breach or assurances that their trade secrets will not otherwise become known or independently developed by competitors. Additionally, EUDA monitors the use of open-source software to avoid use-cases that would require them to disclose their proprietary source code or violate applicable open-source licenses, but if engaged in such uses inadvertently, they may be required to take remedial action or release certain of proprietary source code, which could materially and adversely affect their business, financial condition, and results of operations.

In addition, a third party could, without authorization, copy or otherwise obtain and use EUDA’s products or technology, or develop similar technology in spite of the agreements and protections put in place. EUDA could also face difficulties enforcing agreement terms in the various jurisdictions that address non-competition, which might not be enforceable in certain cases.

As EUDA begins to pursue their patents, they might not be able to obtain meaningful and adequate patent protection for their technology. Moreover, if any patents are issued to them in the future, they might not provide any meaningful competitive advantages or might get successfully challenged by third parties.

EUDA may also rely on unpatented proprietary technology and their competitors may independently develop the same or similar technology or obtain access to EUDA’s own unpatented technology. While EUDA enters into confidentiality agreements with their employees, partners and other relevant parties to protect their trade secrets and other proprietary information, EUDA cannot assure that these agreements will provide meaningful protection in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, or other proprietary information. In addition, enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. If any of EUDA’s trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, EUDA would have no right to prevent them from using that technology or information to compete. Further, the theft or unauthorized use or publication of EUDA’s trade secrets and other confidential business information could reduce the differentiation of their services and harm their business, the value of their investment in development or business acquisitions could be reduced, and third parties might make claims against them related to losses of their confidential or proprietary information.

EUDA may also rely on their trademarks, service marks, trade names, and brand names to distinguish their services from the services of their competitors. While EUDA has registered or applied to register many of these trademarks, they cannot assure that their trademark applications will be approved. Third parties may also challenge their applications, or otherwise challenge use of their trademarks. In the event that EUDA’s trademarks are successfully opposed or challenged, they could be forced to rebrand their services, which could result in loss of existing brand value and require them to expend additional resources for advertising and marketing purposes. Further, EUDA cannot assure that their competitors will not infringe on their trademarks or that they will have adequate resources to enforce their own trademarks.

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EUDA’s operations are dependent on their relationships with professional entities, which they may or may not own, to provide physician, healthcare, and consultation services, and their business would be adversely affected if those relationships were disrupted or discontinued.

EUDA uses contract physicians for the clinical and professional services provided to their clients and members through their platform. While EUDA expects that these relationships will continue, EUDA cannot guarantee that they will. Any material change in the relationship with their existing physicians and healthcare professionals, whether resulting from a dispute among the entities, a change in government regulation, or the loss of these affiliations, could impair EUDA’s ability to provide services to their clients and members and could have a material adverse effect on their business, financial condition and results of operations.

To mitigate the dependence on external professionals, EUDA does own some clinics and employ directly some professionals, and will continue to add more. Currently, EUDA directly employs about 10% of physicians and primary care specialists that provide digital health services on their platform and are actively seeking to hire and expand their direct employment of primary care specialists in the future.

In the event that EUDA fails to adequately expand their direct sales force, it may impede their growth and have adverse material impact on their operational and financial performance.

EUDA believes that their future growth will depend on the continued development of its direct sales force and their ability to obtain new clients and manage their existing client base. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take six months or longer before a new sales representative is fully trained and starts being productive to their business. Their business may be adversely affected if their efforts to expand and train their direct sales force do not generate a corresponding increase in revenue. In particular, if they are unable to hire and develop sufficient numbers of productive direct sales personnel, or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, sales of their services will suffer, and their growth will be impeded and thereby have adverse material impact on their operational and financial performance.

EUDA may seek to expand their business through acquisitions, strategic partnerships, joint ventures and other growth initiatives, and any resulting failures to these endeavors could have a material adverse effect on their business.

EUDA may seek to undertake further expansion through acquisitions, strategic partnerships, joint ventures and other growth initiatives from time to time. These types of strategic transactions could subject us to numerous risks, including:

●	failure to identify suitable acquisition, investment or other strategic alliance opportunities that are available on favorable terms;
●	difficulty integrating the acquired business, technologies or products, with their existing businesses
●	difficulty maintaining uniform standards, procedures, controls and policies from acquisitions, investments or strategic alliances;
●	unanticipated costs associated with acquisitions, investments or strategic alliances;
●	adverse impacts on their overall margins;
●	lapses in doing due diligence before entering in such transactions;
●	diversion of management’s attention from their existing business and operations;
●	adverse effects on existing business relationships with consumers, pharmacies and practitioners;
●	difficulty entering new markets, in which they have limited experience with local laws, regulations and business customs in the new markets;
●	potential loss of key employees, customers and suppliers of acquired businesses; and
●	increased legal and accounting compliance costs.

If EUDA is unable to identify suitable acquisitions or strategic relationships and partnerships, or if they are unable to integrate their acquired businesses, technologies and products effectively, their business, financial condition and results of operations could be materially and adversely affected. For instance, the new businesses may not meet or exceed expectations during the time of assessment prior to the acquisition, or the changes in general economic factors may affect the overall benefit of these acquisitions, investments or strategic alliances.

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If EUDA fails to manage their growth effectively, their expenses could increase more than expected, their revenue may not increase, and they may be unable to implement their business strategy.

EUDA has experienced significant growth in recent periods, which puts a strain on their business, operations and employees. EUDA anticipates that their operations will continue to rapidly expand. To manage their current and anticipated future growth effectively, EUDA must continue to maintain and enhance their IT infrastructure, financial and accounting systems and controls. They must also attract, train and retain a significant number of qualified sales and marketing personnel, customer support personnel, professional services personnel, software engineers, technical personnel and management personnel, and the availability of such personnel, in particular software engineers, may be constrained.

A key aspect to managing EUDA’s growth is their ability to scale their capabilities to implement their solution satisfactorily with respect to both large and demanding clients, who currently constitute the substantial majority of their overall client base, as well as smaller clients which are becoming an increasingly larger portion of their overall client base. Large clients often require specific features or functions unique to their membership base, which, at a time of significant growth or during periods of high demand, may strain EUDA’s implementation capacity and hinder their ability to successfully implement their solutions to clients in a timely manner. EUDA may also need to make further investments in their technology and automate portions of their solutions or services to decrease their costs. If they are unable to address the needs of their clients or members, or their clients or members are unsatisfied with the quality of their solution or services, they may not renew their contracts with EUDA, seek to cancel or terminate their relationship or renew on less favorable terms, any of which could cause a decrease in their annual net dollar retention rate.

Failure to effectively manage their growth could also lead EUDA to over-invest or under-invest in development and operations, result in weaknesses in infrastructure, systems or controls, give rise to operational mistakes, financial losses, loss of productivity or business opportunities and loss of employees and reduced productivity of remaining employees. EUDA’s growth is expected to require significant capital expenditures and may divert financial resources from other projects such as the development of new applications and services. If their management is unable to effectively manage their growth, their expenses may increase more than expected, their revenue may not increase or may grow more slowly than expected and they may be unable to implement their business strategy. The quality of their services may also suffer, which could negatively affect their reputation and harm their ability to attract and retain clients.

EUDA is heavily reliant on uninterrupted running of network and mobile infrastructure and their ability to maintain and scale their technology.

A key element of EUDA’s strategy is to generate a significant number of visitors to, and their use of, their apps, websites and platforms. EUDA’s reputation and ability to acquire, retain and serve their clients and members are dependent upon the reliable and uninterrupted performance of their apps and websites and the underlying network infrastructure. EUDA will require an increasing amount of network capacity as their base of consumers and the amount of information shared on their apps and websites continue to grow. EUDA spent and expects to continue to spend substantial amounts on computing, including cloud computing and the related infrastructure, to handle the traffic on their apps and websites. While EUDA believes it has adequate plans to ensure the integrity of their system, the operation of these systems is complex and could result in operational failures. In the event that the traffic of their clients and members exceeds the capacity of their current network infrastructure, or in the event that their base of clients and members or the amount of traffic on their apps and websites grows more faster than anticipated, they may be required to incur significant additional costs to enhance their underlying network infrastructure. Interruptions or delays in these systems, whether due to system failures, computer viruses, physical or electronic break-ins, undetected errors, design faults or other unexpected events or causes, could affect the security or availability of EUDA’s apps and websites and prevent consumers from accessing their apps and websites. If sustained or repeated, these performance issues could reduce the attractiveness of their offerings or lead consumers to view their platform as unreliable, and have a material adverse impact on their reputation. In addition, the costs and complexities involved in expanding and upgrading their systems may prevent them from doing so in a timely manner and may prevent them from adequately meeting the demand placed on their systems. Any internet or mobile platform interruption or inadequacy that causes performance issues, connectivity issues or interruptions in the availability of their apps or websites could reduce consumer satisfaction and result in a reduction in the number of consumers and members using their offerings.

EUDA depends on the development and maintenance of the internet and mobile infrastructure. This includes maintenance of reliable internet and mobile infrastructure with the necessary speed, data capacity and security, as well as timely development of complementary offerings, for providing reliable internet and mobile access. Their business, financial condition and results of operations could be materially and adversely affected if the reliability of their internet and mobile infrastructure is compromised.

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EUDA also relies heavily on third party systems to use, store, analyze, process, handle and transmit confidential, proprietary and commercially sensitive information as well as personally identifiable information and confidential medical information entrusted by their consumers, and confidential medical information entrusted to physicians by patients. Any damage to, or failure of, EUDA’s systems or the systems of their third-party data centers or other third-party providers could result in interruptions to the availability or functionality of their apps and websites. As a result, EUDA could lose consumer data and miss opportunities to acquire and retain consumers, which could result in decreased revenue. If for any reason EUDA’s arrangements with data centers or third-party providers are terminated or interrupted, such termination or interruption could adversely affect their business, financial condition and results of operations. EUDA exercises limited control over these providers, which increases their vulnerability to problems with the services they provide. EUDA could experience additional expenses in arranging for new facilities, technology, services and support. In addition, the failure of their third-party data centers or any other third-party providers to meet their capacity requirements could result in interruption in the availability or functionality of their apps and websites.

The satisfactory and up-to-standard performance, reliability and availability of EUDA’s apps, websites, transaction processing systems and technology infrastructure are critical to building high levels of trust with customers and members and their ability to acquire and retain consumers and members, as well as to maintain adequate consumer service levels. EUDA’s revenue depends in part on the number of consumers and members that visit and use their apps and websites in fulfilling their healthcare and wellness needs. Unavailability of their apps or websites could materially and adversely affect consumer perception of their brand. Any slowdown or failure of EUDA’s apps, websites or the underlying technology infrastructure could harm their business, reputation and ability to acquire, retain and serve their members and clients.

The occurrence of a natural disaster, power loss, telecommunications failure, data loss, computer virus, an act of terrorism, cyberattack, vandalism or sabotage, act of war or any similar event, or a decision to close their third-party data centers on which they normally operate or the facilities of any other third-party provider without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in the availability of EUDA’s apps and websites. If a natural disaster, blackout or other unforeseen event were to occur that disrupted the ability to obtain an internet connection, they may experience a slowdown or delay in their operations. While EUDA has safety measures in place to guard against such occurrences, their disaster recovery and data redundancy plans may be inadequate, and their business interruption insurance may not be sufficient to compensate for the losses that could occur. If any such event were to occur to EUDA’s business, their operations could be impaired and their business, financial condition and results of operations may be materially and adversely affected.

EUDA is heavily reliant on uninterrupted running of network and mobile infrastructure for the payment of services, and if there is any issue with the payment system or if there is any network interruption, it could adversely impact EUDA’s operational and financial performance and their reputation.

EUDA relies on third party systems to use, store, process, handle and transmit confidential and commercially sensitive information such as payment information entrusted by their clients. If EUDA experiences any disruption to obtain an internet connection for payment, they may experience a slowdown or delay in operations; this could result in a loss of revenue and trust by customers. In addition, an act of terrorism, cyberattack, vandalism or sabotage, which compromises the confidentiality of their clients’ payment information, could subject them to legal actions by clients and impede their ability to retain existing customers or attract new customers. This could result in a loss of revenue and trust by their customers, and have an adverse material effect on their business, financial position and results of operations.

However, at present EUDA only works with the top tier-1 market payment providers and is looking to add more of such payment providers as part of their back-up plans to provide uninterrupted payments services to members in case of any issues with existing payment providers.

EUDA relies on information technology to operate their business and maintain competitiveness, and must adapt to and continuously evolve and upgrade in tandem with technological developments or industry trends. Any failure to keep pace with technological developments or industry trends, could have a material adverse impact on their business.

EUDA’s ability to attract new consumers and increase revenue from their existing consumers depends in large part on their ability to enhance and improve their existing offerings, increase adoption and usage of their offerings, and introduce new features and capabilities. The markets in which they compete are relatively new and continuously transforming and subject to rapid technological advancements, evolving industry standards and regulations, as well as changing consumer needs, requirements and preferences. The success of their business will depend, in part, on their ability to adapt and respond effectively to these changes on a timely manner.

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As EUDA’s operations grow, they must continuously improve and upgrade their systems and infrastructure while maintaining or improving the reliability and integrity of their infrastructure and technologies. Their future success also depends on the ability to adapt their systems and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features and reliability of their solutions in response to services and offerings of their competitors.

EUDA is heavily reliant on information technologies and systems, in particular artificial intelligence and blockchain technology, to recommend products and services to clients as part of their business. Any malfunction in their system and technologies, such as poor or wrong recommendations, could result in a loss of trust by customers regarding the effectiveness of the platform and harm their business, reputation and ability to acquire, retain and serve their consumers.

The emergence of alternative platforms such as smartphones and tablets and the emergence of niche competitors who may be able to optimize offerings, services or strategies for such platforms will require new investment in technology and systems. New developments in other areas, such as cloud computing, have made it easier for competition to enter their markets due to lower up-front technology costs. In addition, EUDA may not be able to maintain their existing systems or replace or introduce new technologies and systems as quickly as they would like or in a cost-effective manner. EUDA may not possess the required financial, technological and personnel resources for research and development of new products or services, or the ability to utilize these resources effectively to avoid technological or market obsolescence. Furthermore, technological advances by one or more of EUDA’s competitors or future competitors could also result in their present or future applications and services becoming less competitive or obsolete. If EUDA were unable to enhance their offerings and platform capabilities to keep pace with rapid technological and regulatory change, or if new technologies allows their competitors to offer their products and services more cost efficiently, conveniently or securely, their business, financial condition and results of operations could be adversely affected.

If EUDA is not able to develop new competitive and market relevant services that are adopted by clients, or fail to innovate in providing high quality support services required by their clients, their growth prospects, revenues and operating results could be materially and adversely affected.

EUDA’s longer-term operating results and revenue growth will depend in part on their ability to successfully develop and sell new services that existing and potentially new clients want and are willing to purchase. EUDA needs to continuously invest significant resources in research and development in order to enhance their existing services and introduce new high-quality services to clients and prospective clients. If EUDA is unable to predict or adapt to changes in user preferences or industry or regulatory changes, or if they are unable to add on or modify their services on a timely basis in response to those changes, clients may not renew their agreements with EUDA, and their services may be perceived as less competitive or somewhat obsolete. If EUDA’s innovations are not responsive to the needs of their clients, are not appropriately timed with market opportunity, or are not effectively brought to market, it could have a material adverse impact on operating results. EUDA’s success also depends on successfully providing high-quality support services to resolve any issues related to their services, as they are important for the successful marketing and sale of their services and for the renewal of existing clients. If EUDA does not help their clients quickly resolve issues and provide effective ongoing support, their ability to sell additional services to existing clients would suffer and their reputation with existing or potential clients would be harmed.

EUDA marketing efforts depend significantly on EUDA ability to receive positive references from EUDA existing clients.

EUDA’s marketing efforts depend significantly on EUDA’s ability to call upon their current clients and members to provide positive references to new and potential clients. The loss or dissatisfaction of any client, especially long-term clients, could substantially harm their brand and reputation, inhibit widespread adoption of their solutions and services and impair their ability to attract new clients and members and retain existing clients and members. Any of these consequences could lower their annual net dollar retention rate and/or cause loss of future and potential revenue and thereby have a material adverse effect on their business, financial condition and results of operations.

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EUDA relies on third-party vendors to perform certain services provided on their platform and failure to provide these services adequately could have an adverse effect on their business, results of operations and growth prospects.

EUDA relies in part on third-party vendors to perform certain services provided on their platform, including payment, hosting and video streaming, and delivery of certain products and services to their clients. There is no guarantee that these third-party vendors will perform their obligations to EUDA in a timely and cost-effective manner, in compliance with applicable regulations, or in a manner that is in their own and in their clients’ best interests, and thus could have an adverse effect on their reputation and ability to retain and attract clients. There is also no guarantee that these third-party vendors will be able to or continue to provide these services, goods, technology, or intellectual property rights cost efficiently in a manner consistent with EUDA’s business practices, or otherwise discontinue a service important to their continued operations. If EUDA fails to replace these services, goods, technologies, or intellectual property rights in a timely manner or cost-efficiently, their operating results and financial condition could be harmed. If EUDA’s third-party vendors do not perform EUDA’s services at a level acceptable to their clients, or if they are unable to leverage their services to a larger group of clients, it could have an adverse effect on their business, results of operations, and growth prospects.

Euda may incur significantly increased costs and devote substantial management time as a result of operating as a public company.

As a public company, EUDA will incur significant legal, accounting, listing, hiring of external consultants and advisors related and other expenses that we do not incur as a private company. For example, it will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC and the stock exchange on which their securities will be listed, including the establishment and maintenance of effective disclosure and financial controls, changes in corporate governance practices and required filing of annual, quarterly and current reports with respect to their business and results of operations. EUDA expects that compliance with these requirements will increase their legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, EUDA expects that management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, they expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when they are no longer an emerging growth company. They may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and establish an internal audit function.

EUDA also expects that operating as a public company will make it more expensive to obtain director and officer liability insurance and may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. This could also make it more difficult for EUDA to attract and retain qualified people to serve on their board of directors, their board committees or as executive officers.

As EUDA continues to expand via opportunities for acquisitions, investments or strategic alliances as a public company, they expect that management and other personnel will need to divert attention from operational and other business matters to ensure the success of these opportunities.

EUDA’s proprietary software and platform may not operate properly or in accordance with Clients’ expectations, which could damage their reputation, give rise to legal claims against them or divert precious resources from other purposes, any of which could harm their business, financial condition and results of operations.

EUDA’s proprietary application platform provides their clients, members and Providers with the ability to, among other things:

●	register for their services;
●	complete, view and edit medical history;
●	request a visit (either scheduled or on demand);
●	conduct a visit to a healthcare professional (via video or phone);
●	manage electronic claims for EUDA’s services;
●	register for mental wellness related options and services;
●	utilize lifestyle related services; and
●	register for nutrition, exercises and other similar services and options.

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Given the different services and solutions that EUDA provides, development and updating of the proprietary software is resource intensive and complex and may involve unforeseen difficulties. EUDA may encounter technical obstacles during the development and updating stages and may encounter additional problems even as it is in service. EUDA is currently implementing such software to several of their new applications and services. If their solution does not function reliably or fails to achieve clients’ and members’ expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts, which could damage their reputation and impair their ability to attract or maintain clients.

EUDA’s sales and implementation cycle can be long and unpredictable and requires considerable time and expenses, which may cause EUDA’s results of operations to fluctuate.

The sales cycle for EUDA’s solutions from initial contact with a potential lead to contract execution and implementation, varies widely from client to client. Some of EUDA’s clients undertake a significant and prolonged evaluation process to determine whether their services and solutions meet their unique healthcare needs, which frequently involves evaluation of not only EUDA’s solutions but also an evaluation of those of EUDA’s competitors, which is a process that has in the past resulted in extended sales cycles. EUDA’s sales efforts involve educating clients about the use, technical capabilities and potential benefits of their solution. Moreover, EUDA’s large enterprise clients often begin to deploy their solution on a limited basis, but nevertheless demand extensive configuration, integration services and pricing concessions, which increases EUDA’s upfront investment in the sales effort with no guarantee that these clients will deploy their solution widely enough across their organization to justify the substantial upfront investments.

It is possible that in the future EUDA may experience even longer sales cycles, more complex client needs, higher upfront sales costs and less predictability in completing some of their sales as EUDA continues to grow their direct sales force, expand into new territories and market additional applications and services. If EUDA’s sales cycle lengthens or their substantial upfront sales and implementation investments do not result in sufficient sales to justify their investments, it could have a material adverse effect on EUDA’s business, financial condition and results of operations.

EUDA may not successfully develop technology to complement its service lines.

EUDA relies heavily on the use of technology that it has created or plans to create by itself or with other third parties. If EUDA’s technology solutions do not work as planned, or do not meet or continue to meet the level of quality required by EUDA, its clients or regulators, it may cause the service to be less efficient, more expensive and potentially prone to more errors, thereby reducing the positive effects EUDA seeks to make available to its clients through the adoption of these technologies. If EUDA is unable to successfully develop and/or evolve the technology required to complement its service lines, then that may adversely materially impact their business, financial condition and results of operations.

Future sales and business to clients based in different countries or EUDA’s international operations may expose us to risks inherent in international sales that, if realized, could adversely affect their business.

EUDA is currently operating in Singapore and could further expand to more countries. EUDA may require significant resources and management attention for such international expansion, which will subject EUDA to differing regulatory, economic and political risks. EUDA’s international expansion efforts may not be successful in creating demand for EUDA’s products and services outside of Southeast Asian region, or in effectively selling their solutions in the international markets they may enter, due to their limited experience with these international operations. In addition, EUDA will face risks in doing business internationally that could adversely affect their business, including, but not limited to, the following:

●	the need to localize and adapt EUDA’s solutions for each specific countries they seek to expand into, including translation into foreign languages and associated expenses;

●	the different data privacy laws of the various jurisdictions EUDA operates;
●	difficulties in staffing and managing foreign operations;
●	contrasting pricing environments, longer payment cycles and collections issues;
●	exposure to new and multiple sources of competition;
●	laws and business practices favoring local competitors and trade partners;
●	complexity of various governmental laws and regulations, including employment, healthcare, tax, privacy and data protection laws and regulations;
●	increased financial accounting and reporting burdens and complexities;
●	restrictions on fund transfers;
●	Foreign exchange risks from fluctuations in value of currencies;
●	adverse tax consequences; and the
●	unstable economic and political conditions of the economies EUDA operates.

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EUDA relies on third-party platforms such as the Apple App Store and Google Play App Store, to distribute their platform and offerings.

EUDA’s apps are accessed and operated through third-party platforms or marketplaces, including the Apple App Store and Google Play App Store, which also serve as significant online distribution platforms for their apps. As such, EUDA depends on continued relationships with these providers and any other emerging platform providers that are widely adopted by consumers for the expansion and prospects of their business and apps. EUDA is subject to the standard terms and conditions that these providers have for all application developers that govern the content, promotion, distribution and operation of apps on their platforms or marketplaces, which the providers can change unilaterally on short or no notice.

EUDA’s business would be harmed if these changes were to: prevent or limit EUDA’s access to the platforms; cause a decline in popularity among their users; modify algorithms or communication channels available to developers; change respective terms of service or other policies; increase applicable fees charged by them to providers; or require EUDA to modify or update their apps and technology to ensure compatibility and access for the platform’s users.

If alternative providers increase in popularity, EUDA also could be adversely impacted if they fail to create compatible versions their apps in a timely manner, or if they fail to establish a relationship with such alternative providers. If EUDA’s providers do not perform their obligations in accordance with their platform agreements, EUDA could be adversely impacted.

In the past, some of these platforms or marketplaces have been unavailable for short periods of time. An occurrence of such similar events, or if their users encounter issues that impact their ability to download or access their apps and other information, it could have a material adverse effect on EUDA’s brand and reputation, as well as their business, financial condition and operating results.

Management/ Employees

EUDA’s success is dependent on the performance of key personnel, skills dependencies and ability to continuously attract and retain relevant talent. If they fail to achieve any of these then their business and financial performance could be adversely impacted.

EUDA is reliant on the services of senior management and other key personnel to maintain their competitive position in the digital health market. In addition, EUDA’s future success depends on their ability to continue attracting, developing, motivating and retaining highly qualified and skilled employees. EUDA’s success also depends, to a significant extent, on the continued services of the individual members of the management team, who have substantial experience in the industries and in the different jurisdictions in which they operate. As competition for qualified individuals in the industry could intensify, EUDA may incur significant costs to attract and replace them. In addition, EUDA’s loss of any of their senior management or other key employees on their inability to recruit and develop mid-level managers could materially and adversely affect their ability to execute their business plan and inability to find adequate replacements. All of EUDA’s employees are at-will employees, meaning that they may terminate their employment relationship at any time, and their knowledge of their business and industry would be extremely difficult to replace. If EUDA fails to retain talented senior management and other key personnel, or if they do not succeed in attracting well-qualified employees or retaining and motivating existing employees, their business, financial condition and results of operations may be materially adversely affected. There can be no assurance that any management team member will remain with EUDA. Any loss of the services of key members of the management team could have a material adverse effect on their business and operations.

EUDA may encounter misconduct by certain employee/s that may incur losses or loss of business and may impact their business and financial performance adversely.

In EUDA’s normal course of business, there is a risk of misconduct by certain employee or employees. The misconduct can be for financial or other gain, malicious reasons or to conceal operational issues, financial losses or regulatory and compliance breaches, and the misconduct also includes employee fraud.

Due to an employee or employees acting inappropriately, illegally or negligently in breach of laws and regulations, approved policies, procedures and/or generally accepted business and community standards, employee misconduct may impact us adversely by leading to:

●	additional costs and resources to rectify the misconduct;
●	damage to reputation and damage to their brand;
●	loss of trust and confidence from their members and clients;
●	loss of business due to termination scaling down of their services and solutions from clients;
●	loss of potential future business and clients;
●	legal and related costs;

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●	loss of trust from their partners and vendors;
●	additional costs related to audit and internal checks; and
●	other relevant negative repercussions.

If one or more of EUDA’s key personnel are unable to discharge their duties properly, or in the best interest of EUDA, that may impact EUDA’s business and financial performance adversely.

If for any reason, one or more of EUDA’s employees are unable to discharge their duties properly or in the best interest of EUDA, that may have an adverse impact on EUDA’s reputation and their brand and their attractiveness to bring in talent; EUDA may as result incur some costs or losses and there is potential that they will lose revenue or future revenue. Although it is EUDA’s endeavor to ensure that all of their employees work to their full potential and in a harmonious manner within their organization, there are always risks associated with one or more employees not discharging their duties properly and going unnoticed for a period of time, impacting EUDA adversely. Such acts by certain employees may cause employees to lose trust in each other, give rise to conflicts between employees, and failure to meet their responsibilities. Consequently, EUDA’s business may lose revenue and miss out on potential opportunities. Moreover, in other scenarios, it may even result in lawsuits, defamation, or similar negative outcomes. Such cases may require sanctions from the senior management of EUDA leading up to and including termination of employment.

Financial

EUDA may be subjected to changes in accounting standards and certain interpretations, which if changed could have material adverse impact on investor confidence.

The US GAAP standards are outside the control of EUDA, and may introduce new or refined standards in the coming years, which may affect future estimations and recognition of key income statement and balance sheet items. Existing interpretations may change as well, which could have material adverse effect on investor confidence and, as a result, EUDA’s stock price.

If EUDA is unable to remediate material weaknesses in their financial reporting, this may cause investors to lose confidence in EUDA’s reported financial information and adversely affect their business and stock price.

In the future, there may arise material weaknesses in EUDA’s internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of EUDA’s annual, quarterly or interim financial statements will not be prevented or detected on a timely basis. If EUDA is unable to remediate these material weaknesses as and when they arise, or if they fail to identify additional significant material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, EUDA may not be able to accurately or timely report their financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, their stock price.

A misstatement in accounts or disclosures could arise upon an occurrence of any material weakness, which would result in a material misstatement to the annual financial statements that would not be prevented or detected.

While EUDA continuously implements measures to improve internal controls over financial reporting and remediate any issues that may arise that could potentially lead to the material weaknesses, EUDA cannot guarantee a non-occurrence of such incidents.

EUDA may be unable to provide guidance of their future performance accurately, including forecast of revenue and expenses, and this could adversely impact the confidence of the investors in us.

EUDA’s current and future expense levels are based on their operating forecasts and estimates of future income. Income and results of operations are difficult to forecast because they generally depend on the number and timing of consumers using their platform, signing up for a subscription or using the services provided by their digital health platform, which are uncertain. EUDA’s business is also affected by the global general economic and business conditions, including the impact of COVID-19. A softening in income, whether caused by changes in consumer preferences or a weakening in global economies, may result in decreased revenue levels. As such, EUDA may be unable to adjust their spending effectively and efficiently to compensate for any unexpected shortfall in income, which could result in lower net income or greater net loss in a given period than expected. This may impede their ability to provide an accurate estimation of future revenue and expenses, and that may adversely impact investor confidence.

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EUDA’s use of accounting estimates involves judgment and potentially ineffective internal controls, which could adversely impact their financial, business and operating results.

The methods, estimates, and judgments that they use in applying accounting policies have a significant impact on EUDA’s results of operations. For more information on EUDA’s critical accounting policies and estimates, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note x to their consolidated financial statements which is included in this prospectus. These methods, estimates, and judgments are subject to significant risks, uncertainties, and assumptions, and changes could affect their results of operations for particular periods. In addition, EUDA’s internal control over financial reporting may not prevent or detect misstatements because of the inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of EUDA’s consolidated financial statements.

EUDA may require additional funding either through debt or equity to support the growth of their business, which may not be available on acceptable terms, or at all, and thus may adversely impact EUDA’s business, financial condition, results of operations and growth potential.

EUDA’s operations have consumed substantial funds since inception, and they intend to continue to make significant investments to support their business growth, respond to business challenges or opportunities, develop new applications and services, enhance existing solution and services, enhance operating infrastructure and potentially acquire complementary businesses and technologies. EUDA may seek to use equity or debt financings for additional funds to finance growth initiatives; if they raise additional funds through further issuances of equity or convertible debt securities, existing stockholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior or similar to those of holders of Ordinary Shares. EUDA could also face additional restrictive covenants relating to capital-raising activities and other financial and operational matters if they were to secure additional funds from such financing methods, which may make it more difficult for EUDA to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, EUDA may not be able to obtain additional financing on commercially reasonable terms, if at all, especially during times of economic uncertainty, while failure to obtain sufficient funding in a timely manner could result in a delay and indefinite postponement of their plans. If EUDA is unable to obtain adequate financing or financing on terms satisfactory to us, it could have a material adverse effect on EUDA’s business, financial condition and results of operations.

EUDA may acquire other companies or technologies, which could divert management’s attention, result in dilution to stockholders and otherwise disrupt operations; this may create difficulty for us in integrating any such acquisitions successfully or realizing the anticipated benefits, as a result from a materially adverse impact on their business, financial condition and results of operations.

EUDA may in the future seek to acquire or invest in businesses, applications and services or technologies they believe could complement or expand existing solutions, enhance their technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, necessary due diligence and pursuing suitable acquisitions, whether or not they materialize.

In addition, EUDA has limited experience in acquiring other businesses. If EUDA acquires additional businesses, they may not be able to integrate the acquired personnel, operations, culture and technologies successfully, or effectively manage the combined business following the acquisition. EUDA also may not achieve the anticipated benefits from the acquired business due to a number of factors, including, but not limited to:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;
●	unanticipated costs or liabilities associated with the acquisition like additional corporate finance costs, due diligence costs, legal costs, advisory costs and other costs;
●	deriving the expected synergies from the acquisition;
●	inability to get the desired rate of return or return on investment or expected performance;
●	difficulty integrating the accounting systems, operations and personnel of the acquired business;
●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;
●	difficulty converting the clients of the acquired business onto their platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;
●	diversion of management’s attention from other business concerns;
●	adverse effects to their existing business relationships with business partners and clients as a result of the acquisition;
●	the potential loss of key employees;

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●	use of resources that are needed in other parts of their business; and
●	use of substantial portions of their available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies EUDA may acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if EUDA’s acquisitions do not yield expected returns, they may be required to take charge of their results of operations based on this impairment assessment process, which could adversely affect EUDA’s results of operations. These acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect EUDA’s results of operations. In addition, if an acquired business fails to meet expectations, EUDA’s business, financial conditions and results of operations may suffer.

EUDA’s quarterly results may fluctuate significantly, which could adversely impact the value of their Ordinary Shares and may impact adversely on how investors view them.

EUDA’s quarterly results of operations, including their revenue, gross margin, net loss/profit, EBITDA, financial position and cash flows, has varied and may vary significantly in the future, and period-to-period comparisons of results of operations may or may not be meaningful as a result of these fluctuations. EUDA’s operating revenues may fluctuate as a function of changes in supply and demand for the various services. In connection with new assignments and sales, the Company might incur expenses relating to the preparation for operations under a new contract. The expenses may vary based on the scope and length of such required preparations.

Accordingly, EUDA’s quarterly results should not be relied upon as an indication of future performance as they may fluctuate as a result of a variety of factors, many of which are outside of their control, including, without limitation, the following:

●	the addition or loss of large clients, including through acquisitions or consolidations of such clients;
●	the failure to predict success of government contracts and tenders and the time it requires to materialize those;
●	the timing of recognition of revenue, including possible delays in the recognition of revenue;
●	the amount of operating expenses related to the maintenance and expansion of EUDA’s business, operations and necessary infrastructure;
●	the amount of additional services and solutions that their members utilize on their platforms during the period;
●	the ability to effectively manage the size and composition of EUDA’s proprietary network of healthcare professionals relative to the level of demand for services from EUDA’s clients and members;
●	the success of introductions of new applications and services by us or their competitors or any other change in the competitive dynamics of EUDA’s industry, including consolidation among competitors, clients or strategic partners;
●	Client renewal rates and the timing and terms of client renewals;
●	the mix of products and services sold; and
●	the expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies.

EUDA is particularly subject to fluctuations in quarterly results of operations because the costs associated with entering into client contracts are generally incurred up front, while as they generally recognize revenue over the term of the contract. A substantial portion of their revenue in any given quarter is derived from contracts entered into with clients during previous quarters, and a decline in new or renewed contracts in any one quarter may not be fully reflected in their revenue for that quarter. Such declines, however, would negatively affect EUDA’s revenue in future periods and the effect of significant downturns in sales of and market demand for their solution, and potential changes in rate of renewals or renewal terms, may not be fully reflected in EUDA’s results of operations until future periods. Further, EUDA’s subscription model also makes it difficult for EUDA to rapidly increase total revenue through additional sales in any period, with the exception of the first quarter during peak benefits enrolment, as revenue from new clients must be recognized over the applicable term of the contract. Accordingly, the effect of industry impacts to their business or changes EUDA experiences in their new sales may not be reflected in their short-term results of operations, and any fluctuation in EUDA’s quarterly results may not accurately reflect the underlying performance of their business and could cause a decline in the trading price of their Ordinary Shares and impact investor confidence.

The estimates of market opportunity and forecasts of market growth included herein may prove to be inaccurate, even materially so.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this prospectus relating to the size and expected growth of the health-tech and digital health market may prove to be inaccurate. Even if the market in which EUDA competes meets their size estimates and forecasted growth, EUDA’s business could fail to grow at similar rates, if at all.

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EUDA could incur significant upfront costs in client acquisitions and relationships, and if they are unable to maintain and grow these client relationships over time, EUDA is likely to fail to recover these costs or major part of it, which could have a material adverse effect on their business, financial condition and results of operations.

EUDA derives most of their revenue from additional services required from clients and subscription access fees. The costly initial upfront investment of their business model and the recognition of associated revenue on a ratable basis renders us substantially dependent on achieving economies of scale. Additionally, EUDA devotes significant resources to establish relationships with their clients and implement solution and related services. Accordingly, EUDA’s results of operations will substantially depend on their ability to deliver a successful experience for both clients and members and continue maintaining and growing their relationship with us. EUDA’s client acquisition costs could also increase faster than their-up of recurring revenue as their business continues to grow and expand, and EUDA may be unable to reduce total operating costs through economies of scale such that they are unable to achieve desirable profitability. If EUDA fails to achieve appropriate economies of scale or fails to manage or anticipate the evolution and in future periods, demand, of the subscription access fee model, their business, financial condition and results of operations could be materially adversely affected.

Reputational

Inaccurate or incomplete information and data provided to EUDA’s clients through their platform could adversely impact their business reputation, financial condition, and results of operations.

The healthcare and digital health industries are highly data-driven, and EUDA aggregates, processes, and analyzes healthcare-related data and information for use by their clients. As the healthcare industry faces the issue of data fragmentation, inconsistency, and incompletion, the overall quality of data received is often poor while the degree or amount of data which is knowingly or unknowingly absent or omitted can be material. EUDA could also encounter data issues and errors during their data integrity checks. If the analytical data that they provide to their clients and members are based on incorrect or incomplete data or if they make mistakes in the capture, input, or analysis of these data, EUDA’s reputation may suffer and their ability to attract and retain clients may be materially harmed.

In addition, EUDA assists clients with the management and submission of data to governmental entities. These processes and submissions are governed by complex data processing and validation policies and regulations, and may expose EUDA to liabilities regarding storage, handling, submission, delivery, or display of health information or other data that was wrongful or erroneous if they fail to adhere to the policies and regulations. Although EUDA maintains insurance coverage, this coverage may prove to be inadequate or could cease to be available to us on acceptable terms, if at all. EUDA could incur substantial costs and diversion of management time, attention, and resources even if such claims are unsuccessful. A claim brought against EUDA that is uninsured or under-insured could harm EUDA’s business, financial condition, and results of operations.

If EUDA fails to maintain brand awareness economically, business might suffer, and it could adversely impact their operational and financial performance.

Maintaining awareness of EUDA’s brand in an economical manner is critical for the promotion of existing services and is an important element in attracting new clients and in attracting and retaining qualified employees. EUDA’s future growth is also expected to be driven by word of mouth accompanied by enhanced brand awareness. As EUDA seeks to differentiate themselves from their competitors, the success of brand awareness initiatives is crucial, which will depend largely on the effectiveness of marketing efforts and on the ability to provide reliable and useful services at competitive prices.

Additionally, clients might not associate the different brands they own under the broader umbrella of the EUDA brand. For example, customers might not associate a EUDA service as being under the EUDA brand or related to it, which may result in losing integration benefits to their competitors.

Moreover, third parties’ use of trademarks or similar branding could materially harm EUDA’s business or result in litigation and other costs. If EUDA fails to successfully maintain their brand or lower customer acquisition costs to maintain their brand, EUDA may fail to attract enough new clients or retain existing clients to the extent necessary to realize a sufficient return on brand-building efforts, and their business and ability to attract and retain qualified employees could suffer, and thus adversely impact their operational and financial performance.

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If EUDA cannot implement their solution for clients or resolve any technical issues in a timely manner, they may lose clients and their reputation may be harmed, and which may adversely impact their operational and financial performance.

EUDA’s clients utilize a variety of data formats, applications and infrastructure and their solution must support their clients’ data formats and integrate with complex enterprise applications and infrastructures. EUDA could incur additional expenses to ensure their platform is compatible to support clients’ or members’ data or integrate with their existing applications and infrastructure. Additionally, EUDA does not control their clients’ implementation schedules and could face a delay in implementation if their clients do not allocate the necessary resources to meet their implementation responsibilities or if they face unanticipated implementation difficulties. If the client implementation process is not executed successfully or if execution is delayed, EUDA could incur significant costs, clients could become dissatisfied and decide not to continue utilization of their solution or not to implement their solution beyond an initial period prior to their term commitment. Moreover, competitors with more efficient operating models with lower implementation costs could potentially jeopardize client relationships.

EUDA’s clients and members depend on support services to resolve technical issues relating to their solution and services, and they may be unable to respond quickly enough to accommodate short-term increases in member demand for support services, particularly as they increase the size of their client and membership bases. EUDA also may be unable to modify the format of their support services to compete with changes in support services provided by competitors. It is difficult to predict member demand for technical support services, and if member demand increases significantly, EUDA may be unable to provide satisfactory support services to their members. Further, if EUDA is unable to address member needs in a timely fashion or further develop and enhance their solution, or if a client or member is not satisfied with the quality of work performed by EUDA or with the technical support services rendered, EUDA could incur additional costs to address the situation or be required to issue credits or refunds for amounts related to unused services, their profitability may be impaired and clients’ dissatisfaction with their solution could damage their ability to expand the number of applications and services purchased by such clients. These clients may not renew their contracts, seek to terminate their relationship or renew on less favorable terms. Moreover, negative publicity related to client relationships, regardless of its accuracy, may further damage EUDA’s business by affecting their reputation or ability to compete for new business with current and prospective clients. If any of these were to occur, EUDA’s revenue may decline, and their business, financial condition and results of operations could be adversely affected.

Risks Related to Intellectual Property

EUDA may be unable to establish, maintain, protect and enforce their intellectual property and proprietary rights or prevent third parties from making unauthorized use of their technology.

EUDA’s business depends on proprietary technology and content, including software, processes, databases, confidential information and know-how, the protection of which is crucial to the success of their business. Euda relies on a combination of trademark, patent, copyright, domain name and trade secret-protection laws, in addition to confidentiality agreements and other practices to protect their brands, proprietary information, technologies and processes.

EUDA’s most material trademark asset is the registered trademark “EUDA”. EUDA’s trademarks are valuable assets that support their brand and consumers’ perception of their offerings. EUDA also holds the rights to the “EUDA” internet domain name, which is subject to internet regulatory bodies and trademark and other related laws of each applicable jurisdiction. If EUDA is unable to protect their trademarks or domain names in Singapore or in other jurisdictions in which they operate, or may ultimately operate in, their brand recognition and reputation would suffer, they would incur significant re-branding expenses and their operating results could be adversely impacted. EUDA is also looking to apply for relevant patents, including those related to artificial intelligence, for radiology in the future. EUDA’s potential future patents that they have applied for and those that EUDA may apply for in the future, may not provide EUDA with competitive advantages, may be of limited territorial reach and may be held invalid or unenforceable if successfully challenged by third parties, and their patent applications may never be issued. There can be no assurance that these patents that maybe issued to us in the future will adequately protect their intellectual property or withstand a legal challenge, given the uncertainty of the legal standards relating to the validity, enforceability, and scope of protection of patent and other intellectual property rights. Their limited patent protection may restrict their ability to protect their technologies and processes from competition. It is also possible that third parties, including their competitors, may obtain patents relating to technologies that overlap or compete with their own technology. If third parties obtain patent protection with respect to such technologies and assert that EUDA’s technology infringes their patents, they may face additional expenses in the form of licensing fees or infringement from use of similar technology.

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EUDA may be unable to continue the use of their trademarks, trade names or domain names, or prevent third parties from acquiring and using trademarks, trade names and domain names that infringe on, are similar to, or otherwise decrease the value of their brands, trademarks or service marks, which may adversely impact their reputation, operational performance and financial performance.

The registered or unregistered trademarks or trade names that EUDA owns may be challenged, infringed, circumvented, declared generic or determined to be infringing on or dilutive of other trademarks. EUDA may not be able to protect their rights in these trademarks and trade names, which are needed for building brand and name recognition with potential consumers and partners. In addition, third parties may file for registration of trademarks similar or identical to their trademarks in the future, which, if obtained, may restrict EUDA’s ability to build brand identity and possibly lead to market confusion. If EUDA succeeds in registering or developing common law rights in such trademarks, and if EUDA is not successful in challenging such third-party rights, EUDA may not be able to use these trademarks to develop brand recognition of their technologies, solutions or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of their registered or unregistered trademarks or trade names. If EUDA is unable to establish or protect their trademarks and trade names, or if they are unable to build name recognition based on their trademarks and trade names, EUDA may not be able to compete effectively, which could harm their competitive position, business, financial condition, results of operations and prospects.

Potential future patents covering EUDA’s offerings and services could be found invalid or unenforceable if challenged, which could adversely impact their reputation, operational performance and financial performance.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Given EUDA is in the process of applying for patents, and will look to apply for more patents in the future, some of their patents or patent applications (including licensed patents) may be challenged in opposition, derivation, re-examination, inter-parties review, post-grant review or interference. Any successful third-party challenge to EUDA’s patents in this or any other proceeding could result in the unenforceability or invalidity of such patents, which may lead to increased competition, which could harm their business and financial performance. In addition, companies could be dissuaded from collaborating with them to license, develop or commercialize current or future offering candidates if the breadth or strength of protection provided by their patents and patent applications are threatened, regardless of the outcome.

Risks Related to 8i’s Business and Business Combination

8i will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 12 months from the closing of the IPO, or November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter). In the event of a liquidation, 8i’s public shareholders will receive $10.00 per share and the 8i Warrants and Rights will expire worthless.

If 8i is unable to complete a business combination by the date that is 12 months from the closing of the IPO, or November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), and is forced to liquidate, the per-share liquidation distribution will be $10.00. Furthermore, holders of 8i warrants or rights will not receive any of such funds with respect to their warrants or rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants or rights. 8i warrants or rights will expire worthless as a result of 8i’s failure to complete a business combination.

We do not have a specified maximum redemption threshold in our Current Charter. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our public shareholders may redeem their Public Shares.

Our Current Charter does not provide a specified maximum redemption threshold, except that we will not redeem our Public Shares in an amount that would cause 8i’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our Business Combination even though a substantial portion of our public shareholders have redeemed their Public Shares.

In the event the aggregate cash consideration we would be required to pay for all Ordinary Shares that are validly submitted for redemption would cause 8i’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination, we may not complete the Business Combination or redeem any shares, all Public Shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

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There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

We can give no assurance as to the price at which a shareholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a shareholder of 8i might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the Public Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

You must tender your Ordinary Shares in order to validly seek redemption at the Meeting of shareholders.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to AST or to deliver your Ordinary Shares to American Stock Transfer & Trust Company (“AST”) electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case at least two business days before the Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against 8i, the proceeds held in trust could be reduced and the per-share liquidation price received by 8i’s shareholders may be less than $10.00.

8i’s placing of funds in trust may not protect those funds from third party claims against 8i. Although 8i has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of 8i’s public shareholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of 8i’s public shareholders. If 8i liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public shareholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, 8i cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for our shareholders may be less than $10.00 due to such claims.

Additionally, if 8i is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in 8i’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, 8i may not be able to return $10.00 to our public shareholders.

Any distributions received by 8i shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, 8i was unable to pay its debts as they became due in the ordinary course of business.

8i’s Current Charter provides that it will continue in existence only until the date that is 12 months from the closing of the IPO, or November 24, 2022 (or for a total of up to 18 months, or May 24, 2023, if extended by the full amount of time allowed under its Current Charter). If 8i is unable to consummate a transaction within the required time period, upon notice from 8i, the trustee of the Trust Account will distribute the amount in its Trust Account to its public shareholders. Concurrently, 8i shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although 8i cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has contractually agreed that, if it liquidates prior to the consummation of a business combination, it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by 8i for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver. However, we may not properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our shareholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our shareholders amounts owed to them by us.

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If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If 8i’s due diligence investigation of EUDA was inadequate, then shareholders of 8i following the Business Combination could lose some or all of their investment.

Even though 8i conducted a due diligence investigation of EUDA, it cannot be sure that this diligence uncovered all material issues that may be present inside EUDA or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of EUDA and its business and outside of its control will not later arise.

Shareholder litigation and regulatory inquiries and investigations are expensive and could harm 8i’s business, financial condition and operating results and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any shareholder litigation and/or regulatory investigations against 8i, whether or not resolved in 8i’s favor, could result in substantial costs and divert 8i’s management’s attention from other business concerns, which could adversely affect 8i’s business and cash resources and the ultimate value 8i’s shareholders receive as a result of the Business Combination.

The Initial Shareholders who own Ordinary Shares and Private Units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

As of the Record Date, the Initial Shareholders owned an aggregate of 2,156,250 Ordinary Shares (not including the 292,250 shares underlying the Private Units), which will be transferred at the closing of the Business Combination. They have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the Trust Account if 8i is unable to consummate a business combination. Based on a market price of $9.91 per Ordinary Share on July 22, 2022, the value of these shares was approximately $21.4 million. The Ordinary Shares and Private Units acquired prior to the IPO will be worthless if 8i does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting EUDA as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in 8i’s public shareholders’ best interest.

8i is requiring shareholders who wish to redeem their Public Shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

8i is requiring shareholders who wish to redeem their Ordinary Shares to either tender their certificates to AST or to deliver their shares to AST electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days before the Meeting. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and AST will need to act to facilitate this request. It is 8i’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from AST. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than 8i anticipates for shareholders to deliver their Ordinary Shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Ordinary Shares.

8i will require its public shareholders who wish to redeem their Public Shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If 8i requires public shareholders who wish to redeem their Public Shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, 8i will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their Public Shares in such a circumstance will be unable to sell their securities after the failed Business Combination until 8i has returned their securities to them. The market price for our Ordinary Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

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If 8i’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of 8i’s securities.

8i’s Initial Shareholders are entitled to make a demand that it register the resale of their Founder Shares at any time after the consummation of the business combination. Additionally, our Initial Shareholders, officers and directors are entitled to demand that 8i register the resale of the shares underlying any securities our Initial Shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after 8i consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 2,448,500 Ordinary Shares (not including the 80,000 Ordinary Shares underlying the Private Units that may be issued upon conversion of the promissory notes held by Mr. Meng Dong (James) Tan, our Chief Executive Officer) eligible for trading in the public market. The presence of these additional Ordinary Shares trading in the public market may have an adverse effect on the market price of 8i’s securities.

Furthermore, all outstanding Public Warrants will continue to be outstanding following the Business Combination notwithstanding the actual redemptions. An aggregate value of our outstanding Warrants of approximately $1.8 million (based on the closing price of the Warrants of $0.20 on the Nasdaq Global Market as of July 22, 2022) may be retained by the redeeming shareholders assuming maximum redemptions. The potential for the issuance of a substantial number of Ordinary Shares upon exercise of these Warrants could make the Combined Company less attractive to investors. Any such issuance will increase the number of issued and outstanding Ordinary Shares and reduce the value of the outstanding Ordinary Shares. The outstanding Warrants could have the effect of depressing the per share price of the Combined Company. See “- Ownership of the Post-Business Combination Company After the Closing” for a summary of the book value of ordinary shares following the Business Combination under various redemption scenarios.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of 8i’s securities may decline.

The market price of 8i’s securities may decline as a result of the Business Combination if:

● 8i does not achieve the perceived benefits of the Business Combination as rapidly as, or to the extent anticipated by, financial or industry analysts; or

● The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing share prices.

8i’s directors and officers may have certain conflicts in determining to recommend the Share Purchase of EUDA, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

8i’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include:

●

Mr. Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board, owns 33.3% of the equity interests of the Seller, the sole stockholder of EUDA. Through his two wholly-owned companies, 8i Enterprises Pte Ltd. and 8i Capital Limited, Mr. Tan purchased 500,000 ordinary shares (i.e., 33.3% equity ownership) of the Seller for $400,000 prior to the Business Combination. Through his 33.3% ownership stake in the Seller, Mr. Tan will have pecuniary interests in 4,666,666 ordinary shares (not including earnout shares) of the Combined Company, valued at approximately $46.2 million (based on $9.91 per share closing price of 8i Ordinary Shares as of July 22, 2022) upon consummation of the Business Combination pursuant to the SPA. Although 8i received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the Share Purchase is fair to 8i shareholders from a financial point of view, Mr. Tan’s ownership interests in the Seller and therefore indirect ownership interests in EUDA cause him to have interests in the Business Combination that are different from your interests as a 8i shareholder.

●	If an initial business combination, such as the Business Combination, is not completed before November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), 8i will be required to dissolve and liquidate. In such event, the 2,156,250 Founder Shares currently held by the Initial Shareholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. The Founder Shares were purchased for an aggregate purchase price of $37,500. Based on the closing price of the 8i Ordinary Shares of $9.91 on Nasdaq as of July 22, 2022, these Founder Shares had an aggregate market value of approximately $21.4 million.

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●	If an initial business combination, such as the Business Combination, is not completed, an aggregate of 292,250 Private Units purchased by Mr. Tan for a total purchase price of $2,922,500, will be worthless. The Private Units had an aggregate market value of approximately $3.0 million based on the closing price of Public Units of $10.20 on the Nasdaq Global Market as of July 22, 2022.

●	If Mr. Tan converts the 292,250 Private Warrants underlying these Private Units, he will hold an additional 146,125 Ordinary Shares of the Combined Company. Mr. Tan may earn a positive rate of return on his investment in the Private Warrants, even if public shareholders experience a negative rate of return in the Combined Company. The conversion of the Private Warrants would also have a dilutive effect on existing 8i shareholders. See “- Ownership of the Post-Business Combination Company After the Closing” for a summary of the book value of ordinary shares following the Business Combination under various redemption scenarios. The Private Warrants had an aggregate market value of approximately $58,450 based on the closing price of Public Warrants of $0.20 on the Nasdaq Global Market as of July 21, 2022. If an initial business combination is not completed by November 24, 2022, the Private Warrants will expire worthless.

●	If an initial business combination, such as the Business Combination, is not completed, Mr. Tan will not receive from 8i repayment of $800,000 for his working capital loan, and approximately $3,894 to cover certain 8i operating expenses.

●

If an initial business combination, such as the Business Combination, is not completed, the Sponsor, which is owned by Mr. Tan may not receive the $10,000 monthly fee from 8i for office space and administrative support under the Administrative Services Agreement dated November 22, 2021, by and between 8i and the Sponsor, pursuant to which 8i has deferred payment of the same until the consummation of a business combination. As of April 30, 2022, 8i has accrued a $53,000 administrative fee.

●

If an initial business combination, such as the Business Combination, is not completed, the Initial Shareholders will lose a combined aggregate amount of approximately $71.5 million, based on the closing price of 8i Ordinary Share of $9.91 per share on July 22, 2022. Because of these interests, the Initial Shareholders could benefit from the completion of a business combination that is not favorable to 8i public shareholders and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. For example, if the share price of 8i Ordinary Shares declined to $5.00 per share after the close of the Business Combination, 8i’s public shareholders that purchased shares in our initial public offering, would have a loss of $5.00 per share, while our Initial Shareholders would have a gain of $4.99 per share because it acquired the Founder Shares for a nominal amount. In other words, 8i’s Initial Shareholders can earn a positive rate of return on their investment even if public shareholders experience a negative rate of return in the post-combination company.

●	If the Business Combination is not completed, 8i’s Initial Shareholders will not have the potential ownership interest of approximately 9.5% (assuming no redemption) or 13.3% (assuming maximum redemption) in the combined company.

●	The exercise of discretion by 8i’s directors and officers in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

These interests may influence 8i’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

8i has incurred and expects to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by 8i if the Business Combination is not completed.

8i has incurred significant costs associated with the Business Combination. Whether or not the Business Combination is completed, 8i expects to incur approximately $2.5 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by 8i if the Business Combination is completed or by 8i if the Business Combination is not completed.

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The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

In the event that a significant number of Public Shares are redeemed, our Ordinary Shares may become less liquid following the Business Combination.

If a significant number of Public Shares are redeemed, 8i may be left with a significantly smaller number of shareholders. As a result, trading in the Combined Company may be limited and your ability to sell your shares in the market could be adversely affected. The Combined Company intends to apply to list its shares on the Nasdaq Global Market (“Nasdaq”), and Nasdaq may not list the Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in 8i’s securities and subject 8i to additional trading restrictions.

The Combined Company will be required to meet the initial listing requirements to be listed on the Nasdaq Global Market. However, the Combined Company may be unable to maintain the listing of its securities in the future.

If the Combined Company fails to meet the continued listing requirements and Nasdaq delists its securities, 8i could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

8i may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.

8i may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of shareholders, 8i has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to 8i’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting EUDA’s conduct of its business, however, if the Board determines that any such order or injunction is not material to the business of EUDA, then the Board may elect to waive that condition without shareholder approval and close the Business Combination.

8i’s shareholders will experience immediate dilution as a consequence of the issuance of Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that 8i’s current shareholders have on the management of 8i.

After the Business Combination, assuming no redemptions of Public Shares for cash and based on the assumptions of the number of shares issuable to former EUDA shareholders described under “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this proxy statement, 8i’s current public shareholders will own approximately 36.3% of 8i’s shares, 8i’s current directors, officers and affiliates will own approximately 9.5% of 8i’s shares, Menora Capital Pte. Ltd., a consultant to EUDA, will own approximately 0.8% of 8i’s shares, and the former shareholders of EUDA will own approximately 53.4% of 8i’s shares. Assuming redemption by holders of 7,487,500 outstanding Public Shares, 8i public shareholders will own approximately 10.7% of 8i’s shares, 8i’s current directors, officers and affiliates will own approximately 13.3% of 8i’s shares, Menora Capital Pte. Ltd., a consultant to EUDA, will own approximately 1.1% of 8i’s shares, and the former shareholders of EUDA will own approximately 74.9% of 8i’s shares. The minority position of the former 8i’s shareholders will give them limited influence over the management and operations of the Combined Company.

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Activities taken by 8i’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Business Combination Proposal and the other Proposals and may affect the market price of the 8i’s securities.

8i’s Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of 8i’s Sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of 8i’s Sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by 8i’s Sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such Proposals would be approved. If the market does not view the Business Combination positively, purchases of Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of 8i’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of 8i’s securities.

As of the date of this proxy statement, no agreements with respect to the private purchase of Public Shares by 8i or the persons described above have been entered into with any such investor or holder. 8i will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Risks Related to the Combined Company’s Securities Following the Business Combination

Because the Combined Company will become a public reporting company by means other than a traditional underwritten initial public offering, the Combined Company’s shareholders may face additional risks and uncertainties.

Because the Combined Company will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of the Combined Company’s securities, and, accordingly, the Combined Company’s shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling the shares of the Combined Company, you must rely on the information included in this proxy statement. Although 8i performed a due diligence review and investigation of EUDA in connection with the Business Combination, the lack of an independent due diligence review and investigation increases the risk of investment in the Combined Company because it may not have uncovered facts that would be important to a potential investor.

In addition, because the Combined Company will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of the Combined Company. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of the Combined Company than they might if the Combined Company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Combined Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Combined Company’s securities could have an adverse effect on the Combined Company’s ability to develop a liquid market for the Combined Company’s securities. See “— Risks Related to the Combined Company’s Securities Following the Business Combination — If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s share price and trading volume could decline.”

The market price of the Combined Company’s Ordinary Shares is likely to be highly volatile, and you may lose some or all of your investment.

Following the Business Combination, the market price of Combined Company’s Ordinary Shares is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	the impact of COVID-19 pandemic on EUDA’s business;

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●	the inability to obtain or maintain the listing of the Combined Company’s Ordinary Shares on Nasdaq;

●	the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, EUDA’s ability to grow and manage growth profitably, and retain its key employees;

●	changes in applicable laws or regulations;

●	risks relating to the uncertainty of EUDA’s projected financial information;

●	risks related to the organic and inorganic growth of EUDA’s business and the timing of expected business milestones; and

●	the amount of redemption requests made by 8i’s shareholders.

In addition, the share markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Combined Company’s Ordinary Shares, regardless of the Combined Company’s actual operating performance.

Volatility in the Combined Company’s share price could subject the Combined Company to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s share price and trading volume could decline.

The trading market for the Combined Company’s Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade its Ordinary Shares or change their opinion, the Combined Company’s share price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s share price or trading volume to decline.

Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s Ordinary Shares would be your sole source of gain on an investment in such shares for the foreseeable future.

The future sales of shares by existing shareholders and future exercise of registration rights may adversely affect the market price of the Combined Company’s Ordinary Shares.

Sales of a substantial number of the Combined Company’s Ordinary Shares in the public market could occur at any time. If the Combined Company’s shareholders sell, or the market perceives that the Combined Company’s shareholders intend to sell, substantial amounts of the Combined Company’s Ordinary Shares in the public market, the market price of the Combined Company’s Ordinary Shares could decline.

In connection with the Business Combination, 8i will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with certain existing 8i shareholders and the Seller with respect to their 8i shares acquired before or pursuant to the Share Purchase, and including the shares issuable on conversion of the warrants issued to the Sponsor in connection with 8i’s IPO and any shares issuable on conversion of working capital loans from Sponsor to 8i (collectively, the “Registrable Securities”). The agreement amends and restates the registration rights agreement 8i entered into on November 22, 2021 in connection with its IPO. No later than fourteen (14) calendar days from the Closing, 8i will file with the SEC a registration statement on Form S-3 covering the resale of all or such maximum portion of the Registrable Securities as permitted by the SEC. The presence of these additional Ordinary Shares trading in the public market may have an adverse effect on the market price of the Combined Company’s securities.

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The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.

After the completion of the Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (1) the date (a) November 24, 2026, (b) in which the Combined Company has total annual gross revenue of at least $1.07 billion or (c) in which the Combined Company is deemed to be a large accelerated filer, which means the market value of the Combined Company’s Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior September 30th, and (2) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement and the Combined Company’s periodic reports and proxy statements.

The Combined Company cannot predict if investors will find its Ordinary Shares less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s Ordinary Shares less attractive as a result, there may be a less active trading market for the Ordinary Shares and its market price may be more volatile.

Risks Related to the Combined Company Operating as a Public Company

Our management team has limited skills related to experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company, we are subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations. These obligations and scrutiny will require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and results of operations.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and could also make it more difficult for us to attract and retain qualified members of our board.

We continue to evaluate these rules and regulations and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

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We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of control over financial reporting and will be required to disclose material changes in internal control over financial reporting on an annual basis.

We will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until our annual assessment for the fiscal year ending July 31, 2022.

To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting.

Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in a material adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. As a result, the market price of our Ordinary Shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Our share price has fluctuated historically and may continue to fluctuate.

Our share price can be volatile. Among the factors that may affect the volatility of our stock price are the following:

● Speculation in the investment community or the press about, or actual changes in, our competitive position, organizational structure, executive team, operations, financial condition, financial reporting and results, expense discipline, strategic transactions, or progress on achieving expected benefits;

●The announcement of new products, services, acquisitions, or dispositions by us or our competitors;

● Increases or decreases in revenue or earnings, changes in earnings estimates by the investment community, and variations between estimated financial results and actual financial results; and

● Sales of a substantial number of shares of our Ordinary Shares by large shareholders.

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SPECIAL MEETING OF 8i SHAREHOLDERS

General

8i is furnishing this proxy statement to the 8i shareholders as part of the solicitation of proxies by the Board for use at the Meeting of 8i shareholders to be held on [●], 2022 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about [●], 2022 in connection with the vote on the Proposals. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Meeting.

Date, Time and Place

The Meeting will be held virtually at [●] a.m., Eastern Time, on [●], 2022 and conducted exclusively via live audio cast at [●], or such other date, time and place to which such meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice. There will not be a physical location for the Meeting, and you will not be able to attend the Meeting in person. We are pleased to utilize the virtual shareholder meeting technology to provide ready access and cost savings for our shareholders and the Company. The virtual meeting format allows attendance from any location in the world. You will be able to attend via a live audio cast available at [●] or by calling toll-free at [●] in the U.S., or [●] from foreign countries from any touch-tone phone (with access code: [●]).

Virtual Meeting Registration

To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our Ordinary Shares.

If your shares are registered in your name with AST and you wish to attend the online-only virtual meeting, go to [●], enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the virtual Meeting.

Beneficial shareholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to [●]. Beneficial shareholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting AST a beneficial holder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact AST at least five business days prior to the meeting date.

Accessing the Virtual Meeting Audio Cast

You will need your control number for access. If you do not have your control number, contact AST Stock Transfer & Trust Company, LLC at the phone number or email address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact AST to have a control number generated. AST contact information is as follows: [●], or email [●].

Record Date; Who is Entitled to Vote

8i has fixed the close of business on [●], 2022, as the record date for determining those 8i shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 11,073,500 Ordinary Shares issued and outstanding and entitled to vote, of which 8,625,000 are Public Shares, and 2,448,500 are Founder Shares held by the Initial Shareholders. Each holder of Ordinary Shares is entitled to one vote per share on each Proposal. If your shares are held in “street name,” you should contact your broker, bank or other nominee to ensure that shares held beneficially by you are voted in accordance with your instructions.

In connection with our IPO, we entered into the Letter Agreement pursuant to which the Initial Shareholders agreed to vote any Ordinary Shares owned by them in favor of our initial business combination. As of the date of this proxy statement, the Initial Shareholders hold approximately 22.1% of the outstanding Ordinary Shares.

Quorum and Required Vote for Shareholder Proposals

A quorum of 8i shareholders is necessary to hold a valid meeting. A quorum will be present at the Meeting if the holders entitled to exercise at least thirty per cent of the voting rights at least thirty (30) percent of the voting rights of the Ordinary Shares issued and outstanding as of the Record Date and entitled to vote at the Meeting are present in person by virtual attendance or represented by proxy in order to hold the Meeting and conduct business. Abstentions by virtual attendance and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

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Approval of the Business Combination Proposal, the Nasdaq Proposal, and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding Ordinary Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Approval of the Charter Proposal will require the approval of a majority of the issued and outstanding Ordinary Shares. In order to be elected as a director as described in the Directors Proposal, a nominee must receive a plurality of all the votes cast at the Meeting, which means that the nominees with the most votes are elected. Attending the Meeting either in person by virtual attendance or represented by proxy and abstaining from voting and a broker non-vote will have the same effect as voting against the Charter Proposal.

Along with the approval of the Charter Proposal, the Nasdaq Proposal, and the Directors Proposal, approval of the Business Combination Proposal is a condition to the consummation of the Share Purchase and the remaining proposals other than the Adjournment Proposal. If the Business Combination Proposal is not approved, the Share Purchase will not take place. If the Charter Proposal and the Nasdaq Proposal are not approved, this Business Combination Proposal will have no effect (even if approved by the requisite vote of our shareholders at the Meeting of any adjournment or postponement thereof) and the Share Purchase will not occur.

Voting Your Shares

Each Ordinary Shares that you own in your name entitles you to one vote on each Proposal for the Meeting. Your proxy card shows the number of Ordinary Shares that you own.

There are two ways to ensure that your Ordinary Shares are voted at the Meeting:

● You can vote your shares by signing, dating and returning the enclosed proxy card in the pre-paid postage envelope provided. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board. Our Board recommends voting “FOR” each of the Proposals. If you hold your Ordinary Shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that the votes related to the shares you beneficially own are properly represented and voted at the Meeting.

● You can participate in the virtual Meeting and vote during the Meeting even if you have previously voted by submitting a proxy as described above. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way 8i can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS).

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

● you may send another proxy card with a later date;

● if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, in writing before the Meeting that you have revoked your proxy; or

● you may participate in the virtual Meeting, revoke your proxy, and vote during the virtual Meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Ordinary Shares, you may contact Advantage Proxy, our proxy solicitor as follows:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

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No Additional Matters May Be Presented at the Meeting

This Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the Directors Proposal, and the Adjournment Proposal. Under our Current Charter, other than procedural matters incident to the conduct of the Meeting, no other matters may be considered at the Meeting if they are not included in the notice of the Meeting.

Redemption Rights

Pursuant to the Current Charter, a holder of Public Shares may request that 8i redeem such shares for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.

If you are a public shareholder and you seek to have your shares redeemed, you must submit your request in writing that we redeem your Public Shares for cash no later than 5:00 p.m., Eastern time on [●], 2022 (at least two business days before the Meeting). The request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the shares to be redeemed and must be sent to AST at the following address:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue,

Brooklyn, NY 11219

Attention: Felix Orihuela

Email: SPACSUPPORT@astfinancial.com

You must tender the Public Shares for which you are electing redemption at least two business days before the Meeting by either:

●	Delivering certificates representing Ordinary Shares to AST, or

●	Delivering the Ordinary Shares electronically through the DWAC system.

Any corrected or changed written demand of redemption rights must be received by AST at least two business days before the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to AST at least two business days prior to the vote at the Meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Ordinary Shares as of the Record Date. Any public shareholder who holds 8i on or before [●], 2022 (at least two business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to AST or deliver your shares to AST electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, at least two business days before the Meeting.

If you wish to tender through the DWAC system, please contact your broker and request delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and AST will need to act together to facilitate this request. It is 8i’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from AST. 8i does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their Ordinary Shares before exercising their redemption rights and thus will be unable to redeem their Ordinary Shares.

In the event that a shareholder tenders its Ordinary Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its Ordinary Shares, the shareholder may withdraw the tender. In the event that a shareholder tenders Ordinary Shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. 8i anticipates that a shareholder who tenders Ordinary Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such Ordinary Shares soon after the completion of the Business Combination.

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If properly requested by 8i’s public shareholders, subject to applicable law 8i will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of [●], 2022, this would amount to approximately $10.00 per share. If you exercise your redemption rights, you will be exchanging your Ordinary Shares for cash and will no longer own the Ordinary Shares.

Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act will be restricted from seeking redemption rights with respect to more than 20% of the Ordinary Shares.

If too many public shareholders exercise their redemption rights, we may not be able to meet certain closing conditions, and as a result, would not be able to proceed with the Business Combination.

Appraisal Rights

Appraisal rights are not available to holders of Ordinary Shares in connection with the proposed Business Combination.

Proxies and Proxy Solicitation Costs

8i is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. 8i and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. 8i will bear the cost of solicitation. Advantage Proxy, a proxy solicitation firm that 8i has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $9,500 and be reimbursed out-of-pocket expenses.

8i will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. 8i will reimburse them for their reasonable expenses.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

8i is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma combined financial information present the combination of the financial information of 8i and EUDA adjusted to give effect to the Business Combination

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical condensed consolidated balance sheet of 8i as of April 30, 2022, the historical balance sheet of EUDA as of March 31, 2022, respectively, on a pro forma basis as if the Business Combination had been consummated on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 combine the historical financial information of 8i for the three months ended April 30, 2022 and the historical statement income and comprehensive income of EUDA for the three months ended March 31, 2022, on a pro forma basis as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combine the historical financial information of 8i for the twelve months January 31, 2022 and the historical statement income and comprehensive income of EUDA for the year ended December 31, 2021, on a pro forma basis as if the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s balance sheet as of April 30, 2022 and the related notes included elsewhere in this proxy statement; and
●	EUDA’s balance sheet as of March 31, 2022 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the three months ended April 30, 2022 and the related notes included elsewhere in this proxy statement; and
●	EUDA’s statement of operations for the three months ended March 31, 2022 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the twelve months ended January 31, 2022 derived from the historical information of 8i; and
●	EUDA’s statement of operations for the year end December 31, 2021 and the related notes included elsewhere in this proxy statement.

Description of the Business Combination

On April 11, 2022, 8i, EUDA, Watermark, and the Indemnified Party Representative, entered into a Share Purchase Agreement (the “SPA”). Pursuant to the terms of the SPA, a business combination between 8i and EUDA will be effected through the purchase by 8i of all of the issued and outstanding shares of EUDA from the Seller (the “Share Purchase”), and EUDA will become a wholly owned subsidiary of 8i. On May 30, 2022, parties amended the SPA to extend the time for 8i to complete its financial, operational and legal due diligence review of EUDA Health from May 31, 2022 to June 15, 2022. On June 10, 2022, the parties to the SPA, as amended, entered into a second amendment of the SPA, pursuant to which, the parties agreed to, among other things, (i) reduce the initial consideration to be paid at closing of the Share Purchase; and (ii) reduce the earnout payments.

The board of directors of 8i have (i) approved and declared advisable the SPA, the Share Purchase and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by the shareholders of 8i.

Mr. Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the 8i board of directors, owns 10% of the equity interests of the Seller. 8i received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the shares of EUDA pursuant to the SPA is fair to 8i shareholders from a financial point of view (the “Fairness Opinion”).

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In connection with the closing of the transactions under the SPA the current officers and directors of EUDA will become the officers and directors of 8i. The Sponsor will have the right to nominate one director to serve as an independent director on the post-closing board of directors.

Consideration

Initial Consideration

The Initial Consideration by 8i to Seller for the Share Purchase will be an amount equal to $140,000,000. The Initial Consideration will be payable in 14,000,000 8i Ordinary Shares, no par value valued at $10 per share. To secure Seller’s obligations under the indemnification provisions of the SPA, 1,400,000 Purchaser Shares shall be withheld from the Purchaser Shares payable at Closing, and be delivered to American Stock Transfer & Trust Company, as Escrow Agent, to be held by the Escrow Agreement.

Earnout Payments

In addition to the Initial Consideration, the Seller may also receive up to 4,000,000 additional Purchaser Shares as Earnout Shares if, within a 3-year period following the Closing, the volume-weighted average price of Purchaser Shares equals or exceeds any of the four thresholds under the terms and conditions set forth in the SPA and related transaction documents:

● The Seller will be issued 1,000,000 additional Purchaser Shares if during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Purchaser Share Price is equal to or greater than Fifteen Dollars ($15.00) after the Closing Date;

● The Seller will be issued 1,000,000 additional Purchaser Shares if during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, the Purchaser Share Price is equal to or greater than Twenty Dollars ($20.00);

● The Seller will be issued 1,000,000 additional Purchaser Shares if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2023 and ending December 31, 2023, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $20,100,000 and (y) net income attributable to EUDA of at least $3,600,000.

● The Seller will be issued 1,000,000 additional Purchaser Shares if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2024 and ending December 31, 2024, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $40,100,000 and (y) net income attributable to EUDA of at least $10,100,000.

Representations and Warranties

The SPA, as amended, contains representations and warranties of EUDA with respect to, among other things, (a) organization, good standing and qualification, (b) capital structure; (c) corporate authority, approval and fairness, (d) governmental filings, (e) financial statements and internal controls, (f) absence of certain changes, (g) liabilities, (h) litigation, (i) compliance with laws; permits; (j) employee benefits, (k) labor matters, (l) environmental matters, (m) tax matters, (n) real and personal property, (o) intellectual property and IT assets, (p) insurance, (q) company material contracts, (r) brokers and finders, (s) suppliers and customers; (t) proxy statement, (u) compliance with privacy laws, privacy policies and certain contracts, (v) compliance with health care laws and certain contracts, and (w) related party transactions.

The SPA contains representations and warranties of Seller with respect to, among other things, (a) organization, good standing and qualification, (b) capital structure; (c) corporate authority, approval and fairness, (d) governmental filings, (e) litigation and proceedings, and (f) brokers and finders.

The SPA also contains representations and warranties of 8i with respect to, among other things, (a) reports; internal controls, (b) trust fund, (c) business activities and liabilities, (d) certain laws such as the Investment Company Act and the JOBS Act, (e) purchaser trust account, (f) NASDAQ Stock Market Quotation, (g) brokers and finders, and (h) taxes.

The representations and warranties generally survive closing for a period of 15 months.

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Covenants

The SPA includes covenants of the EUDA and 8i with respect to operation of their respective businesses prior to consummation of the Share Purchase and efforts to satisfy conditions to consummation of the Share Purchase. The SPA also contains additional covenants of EUDA, 8i, and Seller, including, among others, access to inspect the books and records, claims against 8i’s trust account, cooperation in the preparation of the Proxy Statement (as each such term is defined in the SPA) required to be filed in connection with the Share Purchase, the holding of the Special Meeting (as defined in the SPA), cooperation and efforts to consummate the Share Purchase, delivery of and revisions to the EUDA disclosure letter, publicity, the delivery of the amended and restated registration rights agreement, expenses, sharing in payment of any Extension Payment (as defined in the SPA) and cooperating with respect to the Minimum Round Lot Holders (as defined in the SPA). 8i also has additional covenants, including among others, covenants relating to its trust account, indemnification and directors’ and officers’ insurance, inspections, 8i’s Nasdaq listing, 8i’s public filings, post-closing board of directors and officers, indemnification agreements, governing documents and shareholder litigation.

Indemnification

The Seller has agreed to indemnify each of 8i, EUDA, affiliates of 8i and EUDA from losses, liabilities, damages, costs, payments, demands and related fees that the foregoing persons may suffer or incur as a consequence of, among other things, any breach or inaccuracy of the representations or warranties of EUDA or the Seller contained in the SPA; any breaches of the covenants of EUDA or the Seller contained in the SPA; any breaches of privacy laws by or on behalf of EUDA or any of its subsidiaries; any failure by EUDA and its subsidiaries to comply with Singapore employment law; any failure by PT Bumi Lestari Berkah Melimpah, an Indonesian company, to pay Universal Gateway International Pte. Ltd., a subsidiary of EUDA, Singapore Dollars $5,150,000 due under a mutual termination agreement dated March 1, 2021 and an addendum to such agreement dated May 11, 2022; and any failure by Kent Ridge Healthcare Singapore Private Limited to keep insured for full insurable value in the joint names of Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited certain real and personal property against loss or damage by fire, lightening, burglary, riots and other risks determined by United Overseas Bank Limited. However, the first $636,636 of the losses, liabilities, damages and other items stated in the preceding sentence is not subject to indemnification.

Underwriting Fee

Maxim Group LCC, the underwriters in the IPO are entitled to a deferred underwriting commission upon the closing of the Business Combination of 3.5% of the gross proceeds of the IPO or $3,018,750, which amount is not subject to change based on redemption levels. The following illustrates the effective deferred underwriting fee on a percentage basis for Public Shares at each redemption level identified below:

Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
Unredeemed Public Shares	Effective Deferred Underwriting Fee (%)	Unredeemed Public Shares	Effective Deferred Underwriting Fee (%)	Unredeemed Public Shares	Effective Deferred Underwriting Fee (%)	Unredeemed Public Shares	Effective Deferred Underwriting Fee (%)	Unredeemed Public Shares	Effective Deferred Underwriting Fee (%)
8,625,000	3.5%	6,468,750	4.7%	4,312,500	7.0%	2,156,250	14.0%	1,137,500	26.5%

Accounting for the Business Combination

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the EUDA shareholders are expected to have a majority of the voting power of the Combined Company, EUDA will comprise all of the ongoing operations of the Combined Company, EUDA will comprise a majority of the governing body of the Combined Company, and EUDA’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of EUDA.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information included in this proxy statement has been prepared using the assumptions below with respect to the potential redemption into cash of 8i’s ordinary shares:

● Scenario 1––Assuming No Redemptions: This presentation assumes that no Public Shareholders exercise Redemption Rights with respect to their ordinary shares for a pro rata share of the funds in 8i’s Trust Account.

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● Scenario 2––Assuming Maximum Redemptions:  This presentation assumes that shareholders holding 7,487,500 8i ordinary shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the trust account. The maximum redemption amount is derived so that there is a minimum market value of unrestricted publicly held shares of $20.0 million, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Additionally, the unaudited pro forma combined financial information included in this proxy statement does not give effect to the 4,000,000 EUDA Earnout Shares as the earnout contingency has not been met at period end.

The following table illustrates estimated ownership levels in the Combined Company, immediately following the consummation of the Business Combination, based on the varying levels of redemptions by 8i public shareholders and the following assumptions:

	Pro Forma Combined (Assuming No Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	9,487,500	36.3%	2,000,000	10.7%
8i Initial Shareholders (2)	2,477,725	9.5%	2,477,725	13.3%
Third party service provider	200,000	0.8%	200,000	1.1%
EUDA Shareholders	14,000,000	53.4%	14,000,000	74.9%
Total	26,165,225	100.0%	18,677,725	100.0%

(1)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Public Units.
(2)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Private Units.

The table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the Closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table below assumes (i) the exercise of all public Warrants and private Warrants, which are exercisable for one ordinary share at a price of $11.50 per share, (ii) the issuance of ordinary shares resulted from the exercise of Unit Purchase Options by Maxim Group LLC, underwriter in the IPO, and (iii) the issuance of EUDA Earnout Shares in full as a result of the achievement of all four Triggering Events. The following table illustrates estimated ownership levels in the Combined based on the varying levels of redemptions by 8i public shareholders with all possible sources of dilution and the following assumptions:

	Scenario 1 Pro Forma Combined (Assuming No Redemptions)		Scenario 2 Pro Forma Combined (Assuming Maximum Redemptions)
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	13,800,000	39.1%	6,312,500	22.7%
8i Initial Shareholders (2)	2,477,725	7.4%	2,623,850	9.4%
Maxim Group LLC	690,000	2.0%	690,000	2.5%
Menora Capital Pte. Ltd.	200,000	0.6%	200,000	0.7%
EUDA Shareholders(3)	18,000,000	50.9%	18,000,000	64.7%
Total	35,313,850	100.0%	27,826,350	100.0%

(1)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Public Units.
(2)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Private Units.
(3)	Including the issuance of 4,000,000 EUDA Earnout Shares in full as a result of the achievement of all four Triggering Events.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions			Redemptions
						Additional
	(1)	(2)	Transaction			Transaction
	8i	EUDA	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined

ASSETS:
Current assets:
Cash	$546,887	$237,246	$86,259,395	(A)	$79,524,778	$(74,875,000)	(G)	$4,649,778
			(3,018,750)	(B)
			(2,500,000)	(E)
			(2,000,000)	(F)
Accounts receivable, net	-	2,021,905	-		2,021,905	-		2,021,905
Other receivables	-	2,362,755	-		2,362,755	-		2,362,755
Other receivables - related parties	-	285,835	-		285,835	-		285,835
Prepaid expenses and other current assets	137,890	82,995	-		220,885	-		220,885
Investments held in Trust Account	86,259,395	-	(86,259,395)	(A)	-	-		-
Total current assets	86,944,172	4,990,736	(7,518,750)		84,416,158	(74,875,000)		9,541,158

Property and equipment, net	-	29,199	-		29,199	-		29,199

Other assets:
Other receivables	-	1,458,210	-		1,458,210	-		1,458,210
Intangible assets, net	-	259,230	-		259,230	-		259,230
Goodwill	-	988,434	-		988,434	-		988,434
Operating right-of-use asset	-	64,020	-		64,020	-		64,020
Finance right-of-use assets	-	22,245	-		22,245	-		22,245
Loan to third party	-	404,009	-		404,009	-		404,009
Total other assets	-	3,196,148	-		3,196,148	-		3,196,148

TOTAL ASSETS	$86,944,172	$8,216,083	$(7,518,750)		$87,641,505	$(74,875,000)		$12,766,505

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short term loans - bank and private lender	$-	$257,534	$-		$257,534	$-		$257,534
Short term loans - third parties	-	147,667	-		147,667	-		147,667
Accounts payable	5,560	530	-		6,090	-		6,090
Accounts payable - related party	-	2,242,849	-		2,242,849	-		2,242,849
Other payables and accrued liabilities	-	806,109	-		806,109	-		806,109
Other payables - related parties	54,943	3,504,778	(2,734,863)	(D)	824,858	-		824,858
Short-term loan to related parties	800,000	-	-		800,000	-		800,000
Operating lease liability	-	64,020	-		64,020	-		64,020
Finance lease liabilities	-	11,840	-		11,840	-		11,840
Taxes payable	-	300,534	-		300,534	-		300,534
Deferred underwriting commissions	3,018,750	-	(3,018,750)	(B)	-	-		-
Total current liabilities	3,879,253	7,335,861	(5,753,613)		5,461,501	-		5,461,501

Other liabilities:
Deferred tax liabilities	-	44,069	-		44,069	-		44,069
Finance lease liabilities - non-current	-	15,123	-		15,123	-		15,123
Total other liabilities	-	59,192	-		59,192	-		59,192

TOTAL LIABILITIES	3,879,253	7,395,053	(5,753,613)		5,520,693	-		5,520,693

COMMITMENTS AND CONTINGENCIES
Ordinary shares subject to possible redemption	85,555,580	-	(85,555,580)	(G)	-	-		-

Shareholders’ equity (deficit):
Ordinary shares	-	334,863	(2,490,661)	(C)	84,134,645	(74,875,000)	(G)	9,259,645
			2,734,863	(D)				-
			(2,000,000)	(F)				-
			85,555,580	(G)
Retained earnings (accumulated deficit)	(2,490,661)	402,918	2,490,661	(C)	(2,097,082)	-		(2,097,082)
			(2,500,000)	(E)
Accumulated other comprehensive income (loss)	-	2,214	-		2,214	-		2,214
Total shareholders’ equity (deficit)	(2,490,661)	739,995	83,790,443		82,039,777	(74,875,000)		7,164,777
Noncontrolling Interest	-	81,035	-		81,035	-		81,035
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$86,944,172	$8,216,083	$(7,518,750)		$87,641,505	$(74,875,000)		$12,766,505

(1)	Derived from the balance sheet of 8i Acquisition 2 Corp. (“8i”) as of April 30, 2022. See 8i’s financial statements and the related notes appearing elsewhere in this proxy statement.

(2)	Derived from the consolidated balance sheet of EUDA Health Limited (“EUDA”) as of March 31, 2022. See EUDA’s financial statements and the related notes appearing elsewhere in this proxy statement.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions			Redemptions
						Additional
	(1)	(2)	Transaction			Transaction
	8i	EUDA	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined

Revenues	$-	$2,666,863	$-		$2,666,863	$-		$2,666,863
Cost of revenues	-	1,395,617	-		1,395,617	-		1,395,617
Gross profit	-	1,271,246	-		1,271,246	-		1,271,246
Operating expenses:
Selling	-	368,092	-		368,092	-		368,092
General and administrative expenses	481,638	824,896	(237,000)	(AA)	1,069,534	-		1,069,534
Research and development expenses	-	2,946	-		2,946	-		2,946
Total operating expenses	481,638	1,195,934	(237,000)		1,440,572	-		1,440,572
Income (loss) from operations	(481,638)	75,312	237,000		(169,326)	-		(169,326)
Other income (expense)
Dividends on marketable securities held in trust	8,649	-	(8,649)	(BB)	-	-		-
Interest expense, net	-	(20,087)	-		(20,087)	-		(20,087)
Gain on disposal of subsidiaries	-	30,055	-		30,055	-		30,055
Other income, net	-	145,537	-		145,537	-		145,537
Total other income, net	8,649	155,505	(8,649)		155,505	-		155,505
Income (loss) before income taxes	(472,989)	230,817	228,351		(13,821)	-		(13,821)
Provision for income taxes	-	5,823	-		5,823	-		5,823
Net income (loss)	(472,989)	224,994	228,351		(19,644)	-		(19,644)
Less: Net income attributable to noncontrolling interest	-	2,409	-		2,409	-		2,409
Net income (loss) attributable to ordinary shareholders	$(472,989)	$222,585	$228,351		$(22,053)	$-		$(22,053)

Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000		(8,625,000)	(CC)	-	-		-
Basic and diluted net loss per redeemable ordinary share	$(0.04)				$-			$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500		23,716,725	(CC)	26,165,225	(7,487,500)	(CC)	18,677,725
Basic and diluted net loss per non-redeemable ordinary share	$(0.04)				$(0.00)			$(0.00)

Basic and diluted weighted average of ordinary shares outstanding		1,000,000
Basic and diluted earnings per share per ordinary share		$0.22

(1) Derived from the statement of operations of 8i for the three months ended April 30, 2022. See 8i’s financial statements and the related notes appearing elsewhere in this proxy statement.

(2) Derived from the statement of income and comprehensive income of EUDA for the three months ended March 31, 2022. See EUDA’s financial statements and the related notes appearing elsewhere in this proxy statement.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

			Scenario 1			Scenario 2
			Assuming No			Assuming Maximum
			Redemptions			Redemptions
						Additional
	(1)	(2)	Transaction			Transaction
	8i	EUDA	Accounting		Pro Forma	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined	Adjustments	Note	Combined

Revenues	$-	$10,544,550	$-		$10,544,550	$-		$10,544,550
Cost of revenues	-	6,300,197	-		6,300,197	-		6,300,197
Gross profit	-	4,244,353	-		4,244,353	-		4,244,353
Operating expenses:
Selling	-	1,258,442	-		1,258,442	-		1,258,442
General and administrative expenses	278,411	4,084,873	-		4,363,284	-		4,363,284
Research and development expenses	-	129,265	-		129,265	-		129,265
Total operating expenses	278,411	5,472,580	-		5,750,991	-		5,750,991
Loss from operations	(278,411)	(1,228,227)	-		(1,506,638)	-		(1,506,638)
Other income (expense)
Dividends on marketable securities held in trust	746	-	(746)	(BB)	-	-		-
Interest expense, net	-	(127,126)	-		(127,126)	-		(127,126)
Other income, net	-	386,828	-		386,828	-		386,828
Investment income	-	1,917,062	-		1,917,062	-		1,917,062
Total other income, net	746	2,176,764	(746)		2,176,764	-		2,176,764
Income (loss) before income taxes	(277,665)	948,537	-		670,126	-		670,126
Provision for income taxes	-	48,141	-		48,141	-		48,141
Net income (loss)	(277,665)	900,396	(746)		621,985	-		621,985
Less: Net income attributable to noncontrolling interest	-	35,567	-		35,567	-		35,567
Net income (loss) attributable to ordinary shareholders	$(277,665)	$864,829	$(746)		$586,418	$-		$586,418

Basic and diluted weighted average shares outstanding of redeemable ordinary shares	1,606,849		(1,606,849)	(DD)	-	-		-
Basic and diluted net earnings per redeemable ordinary share	$5.14				$-			$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,210,697		23,954,528	(DD)	26,165,225	(7,487,500)	(DD)	18,677,725
Basic and diluted net earnings (loss) per non-redeemable ordinary share	$(3.86)				$0.02			$0.03

Basic and diluted weighted average of ordinary shares outstanding		1,000,000
Basic earnings per share per ordinary share		$0.86

(1) Derived from the historical information of 8i for the twelve months ended January 31, 2022.

(2) Derived from the statement of income and comprehensive income of EUDA for the year ended December 31, 2021. See EUDA’s financial statements and the related notes appearing elsewhere in this proxy statement.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basic of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s balance sheet as of April 30, 2022 and the related notes included elsewhere in this proxy statement; and
●	EUDA’s balance sheet as of March 31, 2022 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the three months ended April 30, 2022 and the related notes included elsewhere in this proxy statement; and
●	EUDA’s statement of operations for the three months ended March 31, 2022 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the twelve months ended January 31, 2022 derived from the historical information of 8i; and
●	EUDA’s statement of operations for the year end December 31, 2021 and the related notes included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this proxy statement and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of 8i and EUDA.

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The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of 8i ordinary shares:

●	Scenario 1 –– Assuming No Redemptions: This presentation assumes that no Public Shareholders exercise Redemption Rights with respect to their Public Shares for a pro rata share of the funds in 8i’s Trust Account.
●	Scenario 2 –– Assuming Maximum Redemptions: This presentation assumes that shareholders holding 7,487,500 8i ordinary shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the trust account. The maximum redemption amount is derived so that there is a minimum market value of unrestricted publicly held shares of $20.0 million, after giving effect to the payments to redeeming shareholders. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Additionally, the unaudited pro forma combined financial information does not give effect to the 4,000,000 EUDA Earnout Shares as the earnout contingency has not been met at period end.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that EUDA believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. EUDA believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 – Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EUDA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

8i and EUDA have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(A)	Reflects the reclassification of cash held in the Trust Account that becomes available for general use following the Business Combination;

(B)	Reflects the settlement of approximately $3.0 million deferred underwriting commissions that become due and payable upon the consummation of the Business Combination;

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(C)	Reflects the issuance of 891,725 no par value ordinary shares resulted from the conversion of Public and Private rights and the elimination of the historical accumulated deficit of 8i, the accounting acquiree, into EUDA’s ordinary shares upon the consummation of the Business Combination;

(D)	Reflects the forgiveness of indebtedness of approximately $2.7 million from a shareholder of EUDA and reclassify into no par value capital upon the consummation of the Business Combination;

(E)	Reflects the settlement of approximately $2.5 million of 8i’s transaction costs related to the Business Combination as an adjustment to retained earnings and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination;

(F)	Reflects the recapitalization of EUDA through (a) the issuance of 14,000,000 no par value ordinary shares to EUDA’s shareholders (b) the consideration of the issuance of 4,000,000 Earnout ordinary shares deemed to be as equity instruments in accounted for under ASC 815, (c) the settlement of approximately $2.0 million of EUDA’s transaction costs related to the Business Combination and reclassify into no par value capital upon the closing of the Business Combination, and (d) the issuance of 200,000 no par value ordinary shares to a third party service provider for services rendered in connection with the Business Combination upon the consummation of the Business Combination; and

(G)	In Scenario 1, reflects the reclassification of 8,225,000 ordinary share subject to possible redemption to permanent equity at no par value with no redemptions. In Scenario 2, which assumes the same facts as described in Items A through F above, but also assumes the maximum number of 7,487,500 shares are redeemed for cash by 8i shareholders, at a redemption price of $10.00 per share, represents the maximum redemption amount to ensure a minimum market value of unrestricted publicly held shares of $20.0 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 are as follows:

(AA)	Represents an adjustment to eliminate non-recurring transaction costs of the Business Combination which are reflected in the historical financial statements of 8i in the amount of approximately $0.2 million for the three month ended April 30, 2022;

(BB)	Represents an adjustment to eliminate income from dividends on marketable securities held in trust as of the beginning of the period.

(CC)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on January 1, 2022. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. In Scenario 2, this calculation is retroactively adjusted to eliminate the number of 7,487,500 shares are redeemed for cash by 8i shareholders to ensure a minimum market value of unrestricted publicly held shares of $20.0 million the Business Combination for the entire period;

(DD)	The calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the Business Combination as if it had been consummated on January 1, 2021. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares have been outstanding for the entire period presented. In Scenario 2, this calculation is retroactively adjusted to eliminate the number of 7,487,500 shares are redeemed for cash by 8i shareholders to ensure a minimum market value of unrestricted publicly held shares of $20.0 million in the Business Combination for the entire period.

Note 4 – Earnings (Loss) per Share

Represents the earnings (loss) per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings/(loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

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Basic and diluted earnings (loss) per share is computed by dividing pro forma net income/loss by the weighted average number of ordinary shares outstanding during the periods.

The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the three months ended March 31, 2022:

	For the Three Months Ended March 31, 2022
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net loss attributable to ordinary shareholders	$(22,053)	$(22,053)
Weighted average shares outstanding – basic and diluted	26,165,225	18,677,725
Pro forma loss per share – basic and diluted	$(0.00)	$(0.00)

Weighted average shares calculation, basic and diluted
Ordinary Shares
8i public shares	8,625,000	8,625,000
8i public shares converted from rights	862,500	862,500
8i Sponsor and directors shares	2,156,250	2,156,250
8i private shares	292,250	292,250
8i private shares converted from rights	29,225	29,225
8i public shares redeemed	-	(7,487,500)
8i service provider shares	200,000	200,000
8i shares issued in the Business Combination	14,000,000	14,000,000
Total weighted average shares outstanding	26,165,225	18,677,725

The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the year ended December 31, 2021:

	For the Year Ended December 31, 2021
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net income attributable to ordinary shareholders	$586,418	$586,418
Weighted average shares outstanding – basic and diluted	26,165,225	18,677,725
Pro forma earnings per share – basic and diluted	$0.02	$0.03

Weighted average shares calculation, basic and diluted
Ordinary Shares
8i public shares	8,625,000	8,625,000
8i public shares converted from rights	862,500	862,500
8i Sponsor and directors shares	2,156,250	2,156,250
8i private shares	292,250	292,250
8i private shares converted from rights	29,225	29,225
8i public shares redeemed	-	(7,487,500)
8i service provider shares	200,000	200,000
8i shares issued in the Business Combination	14,000,000	14,000,000
Total weighted average shares outstanding	26,165,225	18,677,725

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PROPOSAL 1 – THE BUSINESS COMBINATION PROPOSAL

General

Holders of 8i Ordinary Shares are being asked to approve and adopt the Share Purchase Agreement and the transactions contemplated thereby. 8i shareholders should read carefully this proxy statement in its entirety for more detailed information concerning the Share Purchase Agreement, which is attached as Annex A to this proxy statement. Please see the section entitled “— The Share Purchase Agreement” below, for additional information and a summary of certain terms of the Share Purchase Agreement. You are urged to read carefully the Share Purchase Agreement in its entirety before voting on this proposal.

Because 8i is holding a shareholder vote on the Share Purchase Agreement, it may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding 8i Ordinary Shares as of the Record Date for the Meeting.

Background of the Share Purchase

8i is a blank check company formed the British Virgin Islands on January 21, 2021. 8i was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to herein as our “initial business combination.” Our efforts to identify a prospective target business are not limited to a particular industry or geographic location, although we currently have focused on opportunities in Southeast Asia. The Company has until November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter) to consummate a Business Combination.

On November 24, 2021, we consummated our IPO of 8,625,000 Units at $10.00 per Unit, generating gross proceeds of $86,250,000. Simultaneously with the consummation of our IPO, we consummated the sale of 292,250 Private Units in a private placement to Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board, generating gross proceeds of $2,922,500.

After deducting the underwriting discounts, offering expenses, and commissions from the 8i IPO and the sale of the Private Units, a total of $86,250,000 was deposited into the Trust Account established for the benefit of 8i’s public shareholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

If 8i fails to complete a business combination by November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), 8i will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (net of taxes payable any less interest earned that is released to 8i), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of 8i’s remaining shareholders and 8i’s board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to 8i’s obligations under BVI law to provide for claims of creditors and the requirements of other applicable law.

The Share Purchase Agreement

On April 11, 2022, 8i Acquisition 2 Corp., a BVI business company (“8i”), EUDA, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”) entered into the Share Purchase Agreement (the “SPA”). Pursuant to the terms of the SPA, a business combination between 8i and EUDA will be effected through the purchase by 8i of all of the issued and outstanding shares of EUDA from the Seller (the “Share Purchase”), and EUDA will become a wholly owned subsidiary of 8i. On May 30, 2022, parties amended the SPA to extend the time for LAX to complete its financial, operational and legal due diligence review of EUDA from May 31, 2022 to June 15, 2022. On June 10, 2022, the parties to the SPA amended the SPA to reflect among other things, the reduced purchase price, new earnout payment amounts and thresholds.

In the event that the Business Combination is not consummated by November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), our corporate existence will cease and we will distribute the proceeds held in the Trust Account to our public shareholders.

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The subsections that follow this subsection describe the material provisions of the SPA, but do not purport to describe all of the terms of the SPA. The following summary is qualified in its entirety by reference to the complete text of the SPA, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the SPA carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Share Purchase.

The SPA contains representations, warranties and covenants that the respective parties made to each other as of the date of the SPA or other specific dates, which may be updated prior to the closing of the Share Purchase. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the SPA. The representations, warranties and covenants in the SPA are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the SPA

Pursuant to the terms of the SPA, as amended, a business combination between 8i and EUDA will be effected through the purchase by 8i of all of the issued and outstanding shares of EUDA from the Seller, and EUDA will become a wholly owned subsidiary of 8i.

Consideration

Initial Consideration

The Initial Consideration by 8i to Seller for the Share Purchase will be an amount equal to $140,000,000. The Initial Consideration will be payable in 14,000,000 8i Ordinary Shares, no par value valued at $10 per share. To secure Seller’s obligations under the indemnification provisions of the SPA, 1,400,000 Purchaser Shares shall be withheld from the Purchaser Shares payable at Closing, and be delivered to American Stock Transfer & Trust Company, as Escrow Agent, to be held by the Escrow Agreement.

Earnout Payments

In addition to the Initial Consideration, the Seller may also receive up to 4,000,000 additional Purchaser Shares as Earnout Shares if, during the period beginning on the date of Closing and ending on December 31, 2024, the volume-weighted average price of Purchaser Shares equals or exceeds any of the four thresholds under the terms and conditions set forth in the SPA and related transaction documents:

● The Seller will be issued 1,000,000 additional Purchaser Shares if during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Purchaser Share Price is equal to or greater than Fifteen Dollars ($15.00) after the Closing Date;

● The Seller will be issued 1,000,000 additional Purchaser Shares if during the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, the Purchaser Share Price is equal to or greater than Twenty Dollars ($20.00);

● The Seller will be issued 1,000,000 additional Purchaser Shares if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2023 and ending December 31, 2023, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $20,100,000 and (y) net income attributable to EUDA of at least $3,600,000.

● The Seller will be issued 1,000,000 additional Purchaser Shares if the consolidated audited financial statements of EUDA for the fiscal year commencing January 1, 2024 and ending December 31, 2024, reflect that EUDA has achieved both of the following financial metrics for such fiscal year: (x) revenues of at least $40,100,000 and (y) net income attributable to EUDA of at least $10,100,000.

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Representations and Warranties

The SPA, as amended, contains representations and warranties of EUDA with respect to, among other things, (a) organization, good standing and qualification, (b) capital structure; (c) corporate authority, approval and fairness, (d) governmental filings, (e) financial statements and internal controls, (f) absence of certain changes, (g) liabilities, (h) litigation, (i) compliance with laws; permits; (j) employee benefits, (k) labor matters, (l) environmental matters, (m) tax matters, (n) real and personal property, (o) intellectual property and IT assets, (p) insurance, (q) company material contracts, (r) brokers and finders, (s) suppliers and customers; (t) proxy statement, (u) compliance with privacy laws, privacy policies and certain contracts, (v) compliance with health care laws and certain contracts, and (w) related party transactions.

The SPA contains representations and warranties of Seller with respect to, among other things, (a) organization, good standing and qualification, (b) capital structure; (c) corporate authority, approval and fairness, (d) governmental filings, (e) litigation and proceedings, and (f) brokers and finders.

The SPA also contains representations and warranties of 8i with respect to, among other things, (a) reports; internal controls, (b) trust fund, (c) business activities and liabilities, (d) certain laws such as the Investment Company Act and the JOBS Act, (e) purchaser trust account, (f) NASDAQ Stock Market Quotation, (g) brokers and finders, and (h) taxes.

The representations and warranties generally survive closing for a period of 15 months.

Covenants

The SPA includes covenants of the EUDA and 8i with respect to operation of their respective businesses prior to consummation of the Share Purchase and efforts to satisfy conditions to consummation of the Share Purchase. The SPA also contains additional covenants of EUDA, 8i, and Seller, including, among others, access to inspect the books and records, claims against 8i’s trust account, cooperation in the preparation of the Proxy Statement (as each such term is defined in the SPA) required to be filed in connection with the Share Purchase, the holding of the Special Meeting (as defined in the SPA), cooperation and efforts to consummate the Share Purchase, delivery of and revisions to the EUDA disclosure letter, publicity, the delivery of the amended and restated registration rights agreement, expenses, sharing in payment of any Extension Payment (as defined in the SPA) and cooperating with respect to the Minimum Round Lot Holders (as defined in the SPA). 8i also has additional covenants, including among others, covenants relating to its trust account, indemnification and directors’ and officers’ insurance, inspections, 8i’s Nasdaq listing, 8i’s public filings, post-closing board of directors and officers, indemnification agreements, governing documents and shareholder litigation.

Indemnification

The Seller has agreed to indemnify each of 8i, EUDA, affiliates of 8i and EUDA from losses, liabilities, damages, costs, payments, demands and related fees that the foregoing persons may suffer or incur as a consequence of, among other things, any breach or inaccuracy of the representations or warranties of EUDA or the Seller contained in the SPA; any breaches of the covenants of EUDA or the Seller contained in the SPA; any breaches of privacy laws by or on behalf of EUDA or any of its subsidiaries; any failure by EUDA and its subsidiaries to comply with Singapore employment law; any failure by PT Bumi Lestari Berkah Melimpah, an Indonesian company, to pay Universal Gateway International Pte. Ltd., a subsidiary of EUDA, Singapore Dollars $5,150,000 due under a mutual termination agreement dated March 1, 2021 and an addendum to such agreement dated May 11, 2022; and any failure by Kent Ridge Healthcare Singapore Private Limited to keep insured for full insurable value in the joint names of Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited certain real and personal property against loss or damage by fire, lightening, burglary, riots and other risks determined by United Overseas Bank Limited. However, the first $636,636 of the losses, liabilities, damages and other items stated in the preceding sentence is not subject to indemnification.

Restrictions on Alternative Transactions

Each of Seller and 8i has agreed that from the date of the SPA until the Closing, it will not, among other things, (i) initiate any negotiations with any person concerning an Acquisition Proposal or Alternative Transaction (as such terms are defined in the SPA), (ii) enter into any agreement, letter of intent, memorandum of understanding or agreement in principle relating to such Acquisition Proposal or Alternative Transaction, (iii) grant any waiver, amendment or release under any confidentiality agreement or anti-takeover laws, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make an Acquisition Proposal or Alternative Transaction.

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Conditions to Closing

The consummation of the Share Purchase is conditioned upon, among other things, (a) the approval of the SPA and Share Purchase by 8i and Seller’s shareholders, (b) all regulatory approvals having been obtained, (c) no laws or governmental orders that would restrain, enjoin, make illegal or otherwise prohibit the consummation of the Share Purchase, (d) the Proxy Statement shall have been cleared by the SEC and mailed, (e) the Escrow Agreement shall have been executed and delivered, (f) related transaction documents shall have been delivered and in full force and effect, and (g) on a pro forma basis immediately as of the Closing, 8i having at least $5,000,001 of net tangible assets.

Solely with respect to 8i, the consummation of the Share Purchase is conditioned upon, among other things, (a) the representations and warranties made by EUDA and the Seller are true and correct, (b) EUDA and the Seller shall have performed or complied in all material respects with each of its obligations, (c) the Seller shall have delivered the Seller Release (as defined in the SPA), (d) the aggregate cash of EUDA and its subsidiaries should equal or exceed $10,000,000, (e) Seller shall have executed and delivered to 8i a lock-up agreement, (f) EUDA and the Seller shall have executed and delivered each related transaction document to which they each are a party, (g) 8i shall have completed its due diligence on or before May 31, 2022, and be satisfied with the results, and if not, 8i would have the right to terminate the SPA, and (h) the letter agreement with certain creditors of EUDA shall have been entered into.

Solely with respect to the Seller, the consummation of the Share Purchase is conditioned upon, among other things, (a) the representations and warranties made by 8i are true and correct, (b) 8i shall have performed or complied in all material respects with its obligations, (c) the officers and directors of 8i shall have resigned, (d) the Purchaser Shares issuable to Seller pursuant to the SPA shall have been authorized for listing on Nasdaq, (e) 8i shall have executed and delivered each related transaction document to which it is a party, (f) 8i shall have received the Fairness Opinion, and (g) 8i shall have completed its due diligence on or before May 31, 2022, and be satisfied with the results of such due diligence. On May 30, 2022, parties amended the SPA to extend the time for 8i to complete its financial, operational and legal due diligence review of EUDA from May 31, 2022 to June 15, 2022.

Termination

The SPA may be terminated at any time prior to the Effective Time as follows:

(a) by mutual written consent of 8i and Seller;

(b) by either 8i or Seller if (i) the Share Purchase and related transactions are not consummated on or before November 24, 2022 (as such date may be extended by 8i, the “Outside Date”); provided, however, that the right to terminate the SPA shall not be available to any party that has breached in any material respect its obligations set forth in the SPA in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Share Purchase), (ii) any law or final, non-appealable governmental order shall have been enacted, issued, promulgated, enforced or entered that permanently restrains, enjoins or otherwise prohibits consummation of the Share Purchase; provided that the right to terminate the SPA shall not be available to any party that has breached any material respect its obligations set forth in the SPA in any manner that shall have proximately contributed to the enactment, issuance, promulgation, enforcement or entry of such law or governmental order, and (iii) the approval by 8i shareholders shall not have been obtained at a 8i meeting of shareholders;

(c) by 8i if (i) either EUDA or Seller has breached any of its covenants or representations and warranties such that closing conditions would not be satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured by the earlier of (A) thirty (30) days after 8i has given written notice of such breach to the Seller, (B) three (3) business days prior to the Outside Date, or (iii) the results of the due diligence are not satisfactory to 8i, or (ii) the Seller’s shareholders have not approved the SPA and the Share Purchase;

(d) by Seller if (i) 8i has breached any of its covenants or representations and warranties such that closing conditions would not be satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured by the earlier of (A) thirty (30) days after EUDA has given written notice of such breach to 8i, (B) three (3) business days prior to the Outside Date, or (iii) the results of the due diligence are not satisfactory to Seller, or (ii) the 8i board of directors shall have publicly withdrawn, modified or changed, in any manner adverse to EUDA, its recommendation with respect to any proposals set forth in the Proxy Statement.

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The SPA and other documents described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about 8i, EUDA, the Indemnified Party Representative or the Seller. In particular, the assertions embodied in the representations and warranties in the SPA were made as of a specified date, are modified or qualified by information in one or more disclosure letters prepared in connection with the execution and delivery of the SPA, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the SPA are not necessarily characterizations of the actual state of facts about 8i, EUDA, the Indemnified Party Representative or the Seller at the time they were made or otherwise and should only be read in conjunction with the other information that 8i makes publicly available in reports, statements and other documents filed with the SEC. 8i and EUDA’s investors are not third-party beneficiaries under the SPA.

Ancillary Agreements to the SPA

Lock-Up Agreement.

In connection with the Closing, the Seller will, subject to certain customary exceptions, not (i) offer, sell contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lockup Shares (as defined below), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 18 months after the Closing Date (the “Lock-up Period,”which may, upon written agreement of 8i and the Seller, be reduced for one or more holders of the Lockup Shares). The term “Lockup Shares” mean the Purchaser Shares and the Earnout Shares, if any, delivered as earnout payment, whether or not earned prior to the end of the Lock-up Period, and including any securities convertible into, or exchangeable for, or representing the rights to receive ordinary shares of 8i after the Closing.

Amended and Restated Registration Rights Agreement.

At the closing, 8i will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with certain existing stockholders of 8i and with the Seller with respect to their shares of 8i acquired before or pursuant to the Share Purchase, and including the shares issuable on conversion of the warrants issued to the Sponsor in connection with 8i’s initial public offering and any shares issuable on conversion of working capital loans from Sponsor to 8i (collectively, the “Registrable Securities”). The agreement amends and restates the registration rights agreement 8i entered into on November 22, 2021 in connection with its initial public offering. No later than fourteen (14) calendar days from the closing, the Company will file with the SEC a registration statement on Form S-3 covering the resale of all or such maximum portion of the Registrable Securities as permitted by the SEC. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Seller Release

The Seller has agreed to release 8i, EUDA, and all of their respective past and present officers, directors, managers, stockholders, members, employees, agents, predecessors, subsidiaries, affiliates, estates, successors, assigns, partners and attorneys (each, a “Released Party”) to the maximum extent permitted by law, from any and all claims, obligations, rights, liabilities or commitments of any nature whatsoever against 8i, EUDA, or any of the Released Parties, arising at or prior to the Closing, or related to any act, omission or event occurring, or condition existing, at or prior to the Closing. The Seller does not release 8i, EUDA, or any of the Released Parties from claims arising after the date of the Seller Release, any of the other ancillary agreements to the SPA, or any organizational or governing documents or, of any indemnification agreements with, 8i or any of its subsidiaries.

Background of the Business Combination

Promptly after the closing of the IPO on November 24, 2021, 8i started the process of identifying potential business combination targets, leveraging on the experience and network of 8i’s officers and directors.

At that time, there were two major factors that limited 8i’s pool of potential target companies for business combination. The first was that due to the COVID-19 pandemic, government authorities in many Asian countries placed travel bans, movement restrictions and lockdowns at that time. In Singapore (where 8i is based), from April 7, 2020 to April 1, 2022, all travel in and out of Singapore was banned, making it difficult for us to visit potential target companies not located in Singapore or meet with their representatives outside of Singapore.

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The other factor was that pursuant to its current memorandum and articles of association, 8i’s target company for business combination could not be a company that either is headquartered, or conducts a majority of its operations, in China, Hong Kong, or Macau. By excluding any companies that have significant operations in China, 8i’s pool of potential target companies was further limited in Asia.

Nevertheless, despite these limitations, by December 2021, through 8i management’s network, we were able to identify, and sign non-disclosure agreements with four potential target companies, specifically, (i) Target A - a bio-tech company developing treatments for eye disorders based in Luxembourg, (ii) Target B - a biotech company based in the United States developing antibody therapies, (iii) Target C - a fintech company based in Singapore providing blockchain based trade-finance eco-system for import and export, and (iv) Target D - EUDA, a health-tech company based in Singapore in which Mr. Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board, had at the time, a 10% ownership stake in its sole stockholder. Mr. Tan currently holds a 33.3% ownership stake in EUDA’s sole stockholder, Watermark Developments Limited (the “Seller”).

Target A was introduced to Mr. Tan and Mr. William Yap, 8i’s Chief Financial Officer, by the Chief Executive Officer of a bio-tech company listed on the Hong Kong Stock Exchange in November 2021. After a preliminary discussion on Target A’s overall potential market size, the stages of its regulatory approvals in various countries, and funding requirements, parties entered into a non-disclosure agreement on November 29, 2021. 8i was given access to certain due diligence materials and later learnt that Target A was in the process of recasting its previously issued financial statements in accordance with International Financial Reporting Standards (“IFRS”), but not U.S. Generally Accepted Accounting Principles (“GAAP”). Based on his discussion with certain potential investors and investment bankers in the bio-tech sector in early December 2021, Mr. Yap believed that Target A was in an early stage of development and it would take a long time for its products to obtain the necessary regulatory approvals in many countries.

The same individual who introduced Messrs. Tan and Yap to Target A introduced them to Target B in November 2021. After a preliminary discussion on Target B’s state of antibodies research in the U.S., its requirements for regulatory approvals and for funding, parties entered into a non-disclosure agreement on December 7, 2021. Based on his discussion with certain potential investors and investment bankers in the bio-tech sector in December 2021, Mr. Yap believed that Target B would require substantial capital investment prior to a commercial product rollout.

Target C was introduced to Messrs. Tan and Yap by the Chief Executive Officer of an asset management company in Singapore who was also a shareholder of Target C. Parties entered into a non-disclosure agreement on November 29, 2021. In mid-December 2021, Messrs. Tan and Yap met with the chief executive officer of Target C when the latter explained the use of blockchain in its solutions for the import/export sector. Although Target C is located in Singapore and is willing to recast its previously issued financial statements in accordance with U.S. GAAP, Messrs. Tan and Yap were concerned that the blockchain-based ecosystem for import/export was a readily appreciated product that faced considerable competition from large players such as international banks. They also believed that it would take a long time for government agencies and other parties to adopt the use of a blockchain-based ecosystem.

By late December 2021, 8i’s management was of the view that, of the four potential target companies, it had the best chance of successfully completing a business combination transaction with Target D (“EUDA”) because EUDA is also located in Singapore and there would be no need to travel outside of Singapore for due diligence or on-site visits. Furthermore, 8i had a certain degree of familiarity with Dr. Chen because Messrs. Tan and Yap first met Dr. Kelvin Chen, the CEO of EUDA and the founder of Kent Ridge Health Pte Ltd. (“KRHPL”), which was the parent of EUDA until the latter was spun off in August 2021, in April 2019 when Mr. Chan Fook Meng (who later joined Menora Capital Pte. Ltd. (“Menora”), a consultant to EUDA) introduced KRHPL to Messrs. Tan and Yap, as a potential target company for another blank check company - 8i Enterprises Acquisition Corp. (“8iEAC”). At that time, Messrs. Tan and Yap were the Chief Executive Officer and Chief Financial Officer of 8iEAC, respectively. Although 8iEAC entered into a non-disclosure agreement with KRHPL in April 2019, 8iEAC never received any due diligence materials from KRHPL. There was no further discussion between either Mr. Tan or Mr. Yap with Dr. Chen about any potential transaction with KRHPL after 8iEAC had signed a letter of intent to acquire Diginex Ltd. in May 2019. Mr. Tan became a shareholder of KRHPL, and has been a KRHPL shareholder since November 2019. In July 2022, Mr. Tan participated in private placement offering of the Seller, the sole stockholder of EUDA. As a result of KRHPL’s restructuring and through Mr. Tan’s two wholly-owned companies, Mr. Tan currently holds a 33.3% ownership stake in the Seller which is the sole stockholder of EUDA. 8i’s management understood that selecting EUDA as the target company could complicate the transaction as the business combination would be considered a related-party transaction. This was also weighed against the increased risk of not being able to complete the business combination within the time frame allowed under 8i’s current memorandum and articles of association if additional time were spent looking for another suitable candidate, especially given the constantly changing COVID-19 restrictions and uncertainty of the COVID-19 situation.

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In mid-December 2021, 8i began its business combination discussions with EUDA.

On December 20, 2021, Mr. Tan and Mr. William Yap, 8i’s Chief Financial Officer, met with the management team of EUDA at its office in Singapore. Present at the meeting from the EUDA team were Dr. Kelvin Chen, CEO of EUDA, Ms. Chen Xin Yi, Investment Manager of EUDA, and Mr. Chan Fook Meng from Menora. At the meeting, EUDA presented an overview of its business model, revenue segments, future projections and a brief background of its key management team. At the meeting, Mr. Tan briefed everyone on the background of 8i and the business combination process, and disclosed that, through a Singaporean company which he solely owns and controls, 8i Enterprises Pte Ltd., he held a 10% ownership stake in the sole stockholder of EUDA. The representatives from 8i and EUDA who were present discussed some broad and general terms of a possible transaction and agreed to work on a Letter of Intent (“LOI”) that would include a term sheet.

Between January 3, 2022, and January 10, 2022, Mr. Tan and Mr. Yap met with Dr. Chen and Ms. Chen of EUDA and the representative from Menora at EUDA’s office in Singapore and had preliminary discussions on, among other things, EUDA’s shareholding structure, business plans, financial statements, technology platform, and a preliminary draft of EUDA’s financial projections for 2022-2025 as of January 3, 2022 which showed EUDA’s enterprise value at $603.5 million using the discounted cash flow analysis.

The key elements of EUDA’s preliminary draft financial projections as of January 3, 2022 are summarized below:

	Consolidated Projections (USD millions)
	2022F	2023F	2024F	2025F
Revenue	50.0	367.8	728.3	1,335.2
Gross Profit	20.7	156.6	307.4	546.9
Operating Expenses	(17.3)	(70.4)	(112.8)	(172.2)
Net Income	2.5	71.3	161.0	310.0
Operating Cash Flow	2.5	71.0	158.6	306.6

These projections assumed successful regional expansion of EUDA’s business into a few countries in Asia. The table below shows the projected revenue breakdown by countries:

	Consolidated Revenue Projections (USD millions)
	2022F	2023F	2024F	2025F
Singapore	23.5	78.9	135.4	206.2
Malaysia	3.5	33.4	63.3	115.3
Indonesia	15.9	89.1	207.9	460.7
Vietnam	1.4	37.6	75.4	140.0
Australia & New Zealand	0.6	41.1	81.3	149.4
India	5.1	87.7	165.0	263.6

There were also discussions on the principal issues of a potential business combination transaction, including timelines, the enterprise value, and commercial terms such as, capital requirements, earn-outs, post-closing lockups, and waivers of related party liabilities. Based on EUDA’s preliminary draft financial projections and the ensuing discussion, 8i’s management prepared the following analysis using different valuation methodologies:

	Multiples (3)		Valuation (USD millions)
Discounted Cash Flows (1)			712.2
Revenue Multiples (2)	1.5	x	560.1
EBITDA Multiples (2)	11.8	x	1,016.0
Forward PE (2)	14.8	x	1,053.0
	Average valuation		835.5

(1)	WACC of 25% (source: 2020 Private Capital Markets Report, Craig R. Everett, Pepperdine University – for early and expansion stages companies) and terminal growth rate of 2.5% (50% of perpetual growth rate of 2% + global inflation rate of 3%)
(2)	Enterprise value was computed based on 2023 forecasts where EUDA has successfully entered all stated markets
(3)	Average multiples of several listed companies in the health-tech industry

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On January 20, 2022, Mr. Tan proposed a business combination transaction valuing EUDA at $550.0 million plus earn-outs, subject to, among other things, completion of due diligence, 8i Board’s review of EUDA’s complete and finalized set of financial projections, and review of a fairness opinion from an independent third party. On January 26, 2022, Menora helped prepare a draft LOI and incorporated a summary of all the material issues agreed by the parties, including EUDA’s valuation at $550.0 million. Menora sent the LOI to Mr. Yap, stating EUDA’s intention to enter into a business combination transaction with 8i. Instead of signing the LOI, 8i agreed on the same day to enter into a binding agreement with EUDA based on the terms contained in the LOI, and on January 26, 2022, sent the draft LOI to its legal counsel, Loeb & Loeb (“Loeb”) and instructed Loeb to draft an agreement for the proposed transaction incorporating the terms of the LOI, and informing Loeb at the same time that Mr. Tan was a shareholder of the Seller. On February 2, 2022, a kick-off call was held between 8i and Loeb. On February 8, 2022, 8i engaged Beyond Century Consulting, LLC as its financial consultant. On February 15, 2022, Loeb sent Mr. Yap a draft merger agreement.

Financial projections as of February 25, 2022

On February 25, 2022, EUDA provided 8i with its internally prepared financial projections for 2022-2026 (which was presented to 8i’s Board of Directors at its meeting on April 3, 2022). These internal projections were used by 8i as part of its overall evaluation of EUDA, which has not guaranteed the accuracy, appropriateness, or completeness of these projections to 8i. Like the preliminary projections as of January 3, 2022, these finalized projections as of February 25, 2022 also assumed successful regional expansion of EUDA’s business into countries such as Malaysia, Indonesia, Vietnam, India, Australia and New Zealand, with the most growth expected to come from Indonesia and India.

The key elements of EUDA’s financial projections as of February 25, 2022 are summarized below:

	Consolidated Projections (USD millions)
	2022F	2023F	2024F	2025F	2026F
Revenue	50.0	200.1	367.8	728.2	1,335.2
Gross Profit	23.3	89.5	161.1	314.5	560.4
Operating Expenses	(19.5)	(47.2)	(79.4)	(126.9)	(183.2)
Net Income	2.9	34.8	67.4	155.1	312.0
Operating Cash Flow	5.6	41.2	75.2	168.0	332.0

These projections are driven by the plan to expand the business to a few countries in Asia. The revenue projection breakdown by countries is shown below (in USD millions):

	Consolidated Revenue Projections (USD millions)
	2022F	2023F	2024F	2025F	2026F
Singapore	18.6	31.9	47.2	73.0	106.7
Malaysia	1.6	12.9	33.4	63.3	115.2
Indonesia	21.5	59.2	120.8	270.3	560.2
Vietnam	1.5	18.7	37.6	75.4	139.9
Australia & New Zealand	1.6	25.8	41.1	81.2	149.4
India	5.2	51.5	87.6	165.0	263.6

The projected revenues assumed the planned expansion of EUDA’s business into countries outside Singapore, with the most growth expected from Indonesia and India. The gross profit margin ranges from 42% to 47% and a compounded annual growth rate of 127% (2022 to 2026). A significant portion of operating expenses are attributable to the payroll cost and technology and development cost for maintenance of the EUDA’s existing platforms. Operating cash flow are projected based on receivables turnover of 30 days and payables turnover of 60 days, which is consistent with EUDA’s current commercial practice.

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Based on EUDA’s projections as of February 25, 2022, 8i’s management revised its valuation of EUDA as follows:

	Multiples (3)		Valuation (USD millions)
Discounted Cash Flows (1)			645.1
Revenue Multiples (2)	2.3	x	454.7
EBITDA Multiples (2)	15.4	x	650.7
Forward PE (2)	20.2	x	703.3
	Average valuation		613.4

(1)	WACC of 25% (source: 2020 Private Capital Markets Report, Craig R. Everett, Pepperdine University – for early and expansion stages companies) and terminal growth rate of 2.5% (50% of perpetual growth rate of 2% + global inflation rate of 3%)
(2)	Enterprise value was computed based on 2023 forecasts where EUDA has successfully entered all stated markets
(3)	Average multiples of several listed companies in the health-tech industry

On February 28, 2022, 8i’s management informed its Board of Directors that it had identified a potential health-tech company in Singapore for the business combination, that all transaction documents were being prepared by counsel and drafts of the same will be presented to the Board once available. Considering that EUDA has only one shareholder and no holders of options or warrants to purchase EUDA’s capital stock, Loeb prepared a draft Share Purchase Agreement (“SPA”) for the proposed transaction instead of a merger agreement. On March 5, 2022, Loeb sent Mr. Yap a draft SPA for review. On March 7, 2022, Mr. Yap forwarded the draft SPA to EUDA for review. On March 9, 2022, 8i engaged Shook Lin & Bok LLP as its Singaporean counsel, and on March 10, Forbes Hare as its BVI counsel. On March 17, 2022, 8i, EUDA, Loeb and EUDA’s U.S. counsel, Kaufman & Canoles, P.C. (“K&C”) had an all-hands call to discuss the proposed transaction.

Concurrently with the drafting of the SPA, 8i started the due diligence process. EUDA provided 8i and its legal and financial advisors with access to a virtual data room for purposes of conducting financial, legal and other due diligence with respect to EUDA. Between January 26, 2022 and June 15, 2022, various advisors, specifically Forbes Hare (legal matters under BVI laws), Shook Lin & Bok LLP (legal matters under Singapore laws) (“Shook Lin”), and Beyond Century Consulting, LLC (financial matters) conducted financial, legal, business and other due diligence on 8i’s behalf. The due diligence process included, but was not limited to: (i) a review of the information provided in the virtual data room; (ii) requests for follow-up data and information from EUDA and EUDA’s responses to due diligence questions; (iii) meetings and calls with EUDA regarding EUDA’s business and operations, projections and technical diligence matters, as well as financial, and legal matters, including those related to intellectual property and technology, regulatory, litigation, corporate, and labor and employment.

As part of 8i’s due diligence process to ensure the cyber security readiness of EUDA and to pre-empt any potential attacks and breaches of security by hackers, 8i requested that EUDA engage a third party vendor to conduct a Vulnerability Assessment and Penetration Test (the “VAPT”). On March 23, 2022, EUDA engaged Firmus Pte Ltd (“Firmus”), a CREST accredited IT security firm based in Singapore, to conduct the VAPT. The scope of testing included all aspects of EUDA’s IT systems such as, security reviews, vulnerability and penetration scans, passwords security, etc. There were two tests - the first to flag the flaws and the second to verify that the flaws have been rectified. Firmus issued its final report on June 3, 2022, confirming that EUDA has passed the VAPT.

On March 21, 2022, 8i retained EverEdge Global (“EverEdge Global”), an independent valuation firm, to act as its financial advisor and provide the Board with a fairness opinion in connection with the proposed transaction with EUDA. On March 31, 2022, 8i’s Board formed a Fairness Opinion Sub-Committee composed of its three independent directors – Ajay Rajpal (Chairman), Kwong Yeow Liew and Alexander Arrow.

Between March 5, 2022 and April 10, 2022, more than a dozen drafts of the SPA were circulated among 8i, EUDA, and their respective counsel. Weekly conference calls were also held to discuss open issues and the timeline.

The discussion and negotiation of certain material terms of the SPA are summarized below:

●	Purchase Consideration – 8i proposed that the amount of the purchase price be reduced by total outstanding indebtedness and the aggregate unpaid transactional expenses of EUDA. EUDA rejected the proposal. 8i proposed that EUDA must have at least $10,000,000 in cash at closing, which amount should be made a condition precedent to 8i’s obligation to close the Share Purchase. EUDA counter-proposed that the purchase price be increased to the extent that it has in excess of $10,000,000 in cash at closing. 8i rejected EDUA’s counter-proposal of a potential upward adjustment in the purchase price and EUDA accepted 8i’s position.

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●	Earnout Shares – Under the draft LOI, there were three (3) tranches of 3,000,000 shares each of the Combined Company’s ordinary shares that could be paid to the Seller if the volume weighted average price (“VWAP”) of the shares of the Combined Company exceeded $15 per share in the first year following the closing, $20 per share in the second year following the closing, and $25 per share in the third year following the closing. EUDA counter-proposed that each of these three (3) tranches of Earnout Shares be paid to the Seller if the $15, $20 and/or $25 VWAP price targets were achieved on any day before the third anniversary of the closing. 8i rejected the counter-proposal. EUDA also counter-proposed that the Earnout Shares be calculated on a pro-rate basis, rather than an “all or nothing” basis, so that if VWAP of the shares of the Combined Company reached $12 per share (rather than $15), then 75% of the 3,000,000 shares of the Combined Company would be paid as Earnout Shares. 8i rejected EUDA’s counter-proposal and EDUA’s accepted 8i’s position.

●	Limits on Indemnification Obligations – 8i proposed that the indemnification obligation of the Seller commence at the first dollar of losses subject to indemnification. The Seller counter-proposed that its indemnification obligation only exist for losses in excess of $2,500,001. The parties compromised on this issue and agreed to having indemnification for some losses commencing at $1 and indemnification for other losses commencing at $2,500,001.

●	Survival Period of Representations and Warranties - 8i also proposed that the representations and warranties made by the parties in the SPA survive for 24 months after closing. The Seller counter-proposed that these representations and warranties survive for only 12 months after closing. The parties compromised on this issue and agreed to an 18-month survival period for the parties’ representations and warranties.

●	Conditions to Closing - 8i proposed additional conditions precedent to its obligations to close the Share Purchase. They include, among other things, 8i’s completion of its due diligence review of EUDA and satisfactory results of its due diligence review. At the recommendation of Shook Lin, 8i proposed that its obligation to close be conditioned on the status and resolution of certain indebtedness of EUDA with the holders of such indebtedness, as well as upon the prior transfer to EUDA of all trademarks and logos for “Kent Ridge.” EUDA agreed to these additional conditions precedent provided that (i) the due diligence condition precedent to closing be made mutual for both 8i and the Seller, (ii) these due diligence conditions precedent be scheduled to expire on May 31, 2022, and (iii) each party must notify the other parties if it is exercising its due diligence condition precedent by close of business on May 31, 2022.

On April 1, 2022, 8i’s management provided the Board the terms of the transaction, the financial projections, as well as drafts of the presentation deck, press release, and SPA. On April 2, 2022, 8i’s management emailed its Board an updated set of documents. On April 3, 2022, 8i held a meeting of its Board of Directors to discuss among other things, (i) the four potential targets; (ii) the reasons for management to believe that EUDA remained the strongest candidate; (iii) EUDA’s financial projections as of February 25, 2022; (iv) the $613.4 million of valuation of EUDA prepared by 8i’s management; and (v) Mr. Tan’s indirect ownership interest in EUDA since November 2019, more than a year before 8i was incorporated. The Board also considered that (a) EverEdge Global had been retained to provide a fairness opinion; and (b) a Fairness Opinion Sub-Committee composed solely of independent directors had been formed to consider the fairness opinion.

8i’s management recommended that the Board not pursue Targets A, B or C primarily for the following reasons:

●	Targets A and B were pre-revenue and required substantial investment in research and development without the assurance of an acceptable timeline for a commercial product launch, although the potential return could also be correspondingly higher.
●	For Target C, there are already other established multinational corporations competing in the same Fintech space today, making it more difficult to achieve broad market acceptance.

At the end of the meeting on April 3, 2022, 8i Board approved the transaction with EUDA, and authorized 8i to enter into the SPA with EUDA. Since Mr. Tan, 8i’s CEO and Chairman, held at the time a 10% ownership stake in the sole stockholder of EUDA, Mr. Tan recused himself from the vote due to conflicts of interests.

On April 11, 2022, the SPA was signed by all parties. As a result of negotiation, the final SPA executed by the parties on April 11, 2022 includes the following added conditions to close: (i) the satisfactory completion by each party of due diligence by May 31, 2022, (ii) the forbearance and forgiveness of certain third party indebtedness, and (iii) the transfer to EUDA of the registered trademarks and logos from Kent Ridge Health Private Limited. The SPA provided for the issuance of 55,000,000 8i ordinary shares at closing, plus the issuance of up to an additional 3,000,000 million ordinary shares for each of the three years after the closing if the volume-weighted average price of the Combined Company’s shares equals or exceeds certain thresholds. Parties felt comfortable with signing the SPA before all the due diligence work was complete because the SPA provided for 8i and the shareholder of EUDA to terminate the SPA should either party not be reasonably satisfied with its due diligence by May 31, 2022.

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On April 12, 2022, 8i and EUDA released a joint press release announcing the signing of the SPA, and on the same day, 8i filed a Current Report on Form 8-K with the press release, a copy of the SPA, an investors presentation deck, and a summary of the presentation deck.

8i Board’s reasons for the approval of the Business Combination

Prior to reaching the decision to approve the SPA, 8i’s Board of Directors reviewed the information provided and discussed the risks of the transaction as well as the valuation considerations. The Board considered, among other things, the following:

●	Game changer in healthcare space. EUDA’s platform has the potential to disrupt the current model of healthcare pricing in Southeast Asia. This is achieved by moving the decision-making to patients and providing transparency and choices in consumables and ancillary services. This would be a potential game changer in the world of healthcare and can be compared to the impact of e-commerce on the retail sector.
●	Substantial cost savings drive demand. Based on comparisons of EUDA’s performance records in Singapore and corresponding market data, EUDA’s users have benefited from significant cost savings. Such cost savings would increase the likelihood of high take-up rates and hence the projected growth rates, particularly in the light of the aging demography in Southeast Asia.
●	Supporting trends. There are established trends of a growing ageing population[1], an increasing number of middle-income households[2], and rising internet adoption[3] rate in Asia. These trends work in EUDA’s favor as it starts to expand its business in Asia.
●	EUDA is already in production stage. EUDA’s platform is already being used to analyze its databases of users, doctors, hospitals, insurers, providers of ancillary services, and other suppliers to provide its users with healthcare options.
●	Experienced management. EUDA’s management team has a combined experience of more than 100 years in the fields of primary care, secondary care, tertiary care, allied care and health insurance. This combined experience allows them to have deep insights into these areas and gives EUDA a competitive edge in its plans to disrupt the health care sector.
●	Early mover advantage. The digital transformation in the healthcare industry in Southeast Asia is in its early stages. There is tremendous potential for an early mover such as EUDA to be the leader in this space, particular given the “stickiness” of EUDA’s eco-system.
●	Valuation. The internal valuation exercise done by 8i’s management using different methodologies and the financial projections provided by EUDA yielded an average enterprise value of $613.4 million (which is higher than the purchase consideration of $550,000,000). The valuation methodologies have been summarized in the foregoing section.

On May 19, 2022, 8i’s management discussed the due diligence reports prepared by Forbes Hare, and noted the observations and conclusions contained in the report.

On May 20, 2022, Mr. Yap received a draft of EUDA’s financial statements for 2020, 2021, and for the quarter ending March 31, 2022, and the expected annualized revenues of $10.7 million and annualized net income of $900,000 for FY 2022 were lower than the $50.0 million of 2022 revenue and $2.9 million of net income projections provided by EUDA in February 2022. Between May 20 and May 30, 2022, parties had multiple calls to discuss the impact of these shortfalls on the transaction. On May 23, 2022, Mr. Tan, Mr. Yap and Dr. Chen met at EUDA’s office. At this meeting, Dr. Chen explained that the lower-than-expected financial performance in the first quarter was due to the delay in launching EUDA’s services in Indonesia and India as a result of the COVID-19 restrictions, which included measures such as lockdowns, work-from-home, and movement control, that were in place from time to time during the pandemic. Messrs. Tan and Yap demanded that EUDA revised its financial projections. Mr. Chan Fook Meng of Menora was also present at this meeting. At the end of the meeting, EUDA agreed to revise its financial projections to account for the delays caused by the ongoing COVID-19 restrictions in some overseas markets, such as Indonesia and India where EUDA has plans to expand into from 2022 to 2026. Since EUDA estimated that these restrictions could cause a delay of between twelve to twenty-four months in the commercial launch of EUDA’s services in these markets, Dr. Chen agreed to revise EUDA’s financial projections to exclude its regional expansion plan, and to set the Singapore market as the core market in determining the valuation of EUDA.

1 Source: United Nations – World Population Ageing, 2019.

2 Source: UOB Global Economics & Markets Research.

3 Source: e-Conomy SEA 2019 – Swipe up and to the Right: Southeast Asia’s $100 billion Internet economy.

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On May 23, 2022, Mr. Yap informed Loeb that 8i’s due diligence work was still ongoing, and that 8i’s management planned to propose some changes to the purchase price and other terms of the SPA. On or about May 24, 2022, it became apparent to 8i’s management that it would require more time to complete its due diligence review of EUDA. On May 25, 2022, 8i asked Loeb to draft Amendment No. 1 to the SPA which would extend the time to complete due diligence to June 15, 2022.

On May 26, 2022, 8i’s management discussed the financial due diligence reports prepared by Beyond Century.

Revised financial projections as of May 30, 2022

On May 30, 2022, Mr. Yap received from Dr. Chen internally prepared revised financial projections (as of May 30, 2022) for 2022-2026. These internal projections were used by 8i as part of its overall evaluation of EUDA, which has not guaranteed the accuracy, appropriateness, or completeness of these projections to 8i.

Due to the COVID-related restrictions in India and Indonesia, the revised financial projections excluded the original regional expansion plans, and contained projections of only the Singapore-based business. The revised projections are prepared based on the following 3 scenarios:

Base case

The projections are prepared based on the existing services already offered by EUDA, as below:

-	medical urgent care: Provision of immediate medical services offering outpatient care for the treatment of acute and chronic illness and injury.

-

property management service: The Property Management Services covers the management and security services for properties such as condominiums, residential apartments, business office buildings and shopping malls. Categorized under Home Care Service line from 2023 onwards, this service line together with the Security Service will eventually evolve to provide home-based medical services to households.

-

home care services: EUDA’s existing Property Management Services will be categorized under the home care service line together with the home care services that EUDA is intending to roll out. Home care service will be a medical integrated property management services in homes and offices that comes with general home care and specialized care service curated based on member’s needs. Services include but not limited to are remote monitoring, continuous care management, chronic disease management, post-surgery care, infusion and preventative service. EUDA aims to also integrate the Security Service with their core business of providing users with an integrated platform offering medical services by eventually training and providing security personnel at public events for medical support.

-	EUDA society: EUDA Society designed to serve as a patient-doctor social network platform that facilitates the outreach and exchange among patients, doctors and all medical professionals. Services offered under this module includes digital third-party administrator, locum bookings/placements, second opinion service, provide medicolegal insurance, sponsorships from pharmaceutical companies, sale of drugs and incorporating medical tourism.

The key elements of the financial projections and breakdown of revenues are as below:

Consolidated Projections (USD millions) – Base Case
	2022F	2023F	2024F	2025F	2026F
Revenue	13.0	20.0	40.0	100.1	200.4
Gross Profit	5.4	8.0	16.0	39.3	77.1
Operating expenses	(3.3)	(3.4)	(3.5)	(3.9)	(4.4)
Net Income	1.6	3.6	10.2	29.3	60.3
Operating cash flow	1.5	4.0	10.7	30.5	62.4

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Revenues (USD millions) – Base Case
	2022F	2023F	2024F	2025F	2026F
Medical Urgent Care	8.2	12.0	25.1	55.7	95.8
Property Management Services	4.8	-	-	-	-
Home Care Services	-	6.5	11.5	35.4	86.9
EUDA Society	-	1.5	3.4	9.0	17.7

EUDA estimated a compounded annual growth rate (“CAGR”) of 98% (2022 to 2026), gross profit margin ranging from 38% to 41% and average EBITDA margin of 28%. The year over year revenue growth between FY2021 to FY2022 and FY2022 to FY2023 is projected at 23% and 54% respectively. The forecasted financial information is in line with historical growth and operating trends. The year over year revenue growth between FY2019 to FY2020 and FY2020 to FY2021 is 32% and 19% respectively. The CAGR for the historical period from FY2019 to FY2021 is 25%. Taking into consideration the revenue growth and CAGR, the assumption for the growth of EUDA from FY2022 to FY2026 is conservative and reasonable as EUDA intends to further expand its Medical Urgent Care business. The annualized revenue for the quarter ended March 31, 2022 is US$10.6M, a year over year growth of ~1% from FY2021.

The operating expenses relate to office rental, professional fees, technology and development, marketing expenses, personnel costs and general and administrative expenses, and are expected to decrease gradually from 25% in FY2022 to 2% in FY2026 due to cost efficiencies and lower costs. More than 75% of the operating expenses are attributed to the payroll cost.

Operating cash flow are projected based on receivables turnover of 30 days and payables turnover of 60 days, which is in line with EUDA’s current commercial practice. Capital expenditures is assumed at 0.1% of revenue as EUDA is not expecting to procure heavy assets in the forecasted period. Depreciation of assets are assumed to have an average useful life of 10 years. The forecast assumes a corporate tax rate of 17% based on the corporate tax rate of Singapore. No use of tax loss carried forward is assumed.

Middle case

The ‘Middle’ case is built on top of the ‘Base’ case with the addition of new services as below:

-	fitness: It is an integrated digital personal fitness training platform, whereby users get access to curated content based on their health and fitness goals. The platform uses technology and data analytics to create a personalized, data driven personal training experience. The aim is to improve habits such as proper nutrition intake and boost physical activity.

-	men’s health: The platform offers a digital subscription service for men’s health issues, including hair loss, gut and lung health, sexual health, and nutritional deficiencies. It provides an artificial intelligence (AI) powered symptom checker, online access to medical professionals, prescription medication, at-home blood testing, health advice and direct-to-consumer health products.

-	women’s health: It is a fertility benefits ecosystem that has a data-driven platform that leads to better outcomes, and that translates into significant downstream, medical cost savings for self-funded employers in the form of lower maternity and NICU costs as well as a reduction in chronic care costs.

-	Claims Management System: It is an AI-driven claims management tool catered for health management organizations, healthcare providers and insurers that can read and understand medical reports and radiology reports as well as automating the claims process and B2B solutions for insured members to address key needs of Brokers, Insurance companies & TPA and for healthcare providers.

-	Human Resource Management (“HRM”): HRM system is an employee management software that comprises of claims, leaves, manpower scheduling and insurance linking to the health plans available for individual and corporate. A seamless and efficient claim process for providers, insurance companies and the patient.

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The key elements of the financial projections and breakdown of revenues are as below:

Consolidated Projections (USD millions) - Middle Case
	2022F	2023F	2024F	2025F	2026F
Revenue	13.0	31.8	78.3	236.9	496.7
Gross Profit	5.4	12.2	30.5	91.2	185.3
Operating expenses	(3.3)	(3.4)	(3.7)	(4.5)	(5.6)
Net Income	1.6	7.1	22.1	72.0	149.1
Operating cash flow	1.5	7.8	23.2	75.2	155.3

Revenues (USD millions) - Middle Case
	2022F	2023F	2024F	2025F	2026F
Medical Urgent Care	8.2	14.5	37.7	108.7	189.2
Property Management Services	4.8	-	-	-	-
Home Care Services	-	7.8	17.3	70.9	175.1
Fitness	-	1.1	2.7	5.7	11.7
Men’s Health	-	2.1	4.6	9.5	19.9
Women’s Health	-	2.0	4.6	9.5	19.9
EUDA Society	-	4.3	10.4	30.1	76.3
Claims Management System	-	-	0.6	1.4	2.6
Human Resource Management	-	-	0.4	1.1	2.0

EUDA estimated a compounded annual growth rate of 148% (2022 to 2026), gross profit margin ranging from 37% to 41% and average EBITDA margin of 30%. The year over year revenue growth between FY2021 to FY2022 and FY2022 to FY2023 is projected at 23% and 145% respectively. The forecasted financial information for the Middle Case projects a higher growth rate due to an addition of 5 service offerings by EUDA in FY2023 and FY2024. The Middle Case is a step up of the Base Case and assumes that EUDA will be able to successfully roll out the 5 new services.

The operating expenses relate to office rental, professional fees, technology and development, marketing expenses, personnel costs and general and administrative expenses, and are expected to decrease gradually from 25% in FY2022 to 1% in FY2026 due to cost efficiencies and lower costs. More than 60% of the operating expenses are attributed to the payroll cost.

Operating cash flow are projected based on receivables turnover of 30 days and payables turnover of 60 days, which is in line with EUDA’s current commercial practice. Capital expenditures is assumed at 0.1% of revenue as EUDA is not expecting to procure heavy assets in the forecasted period. Depreciation of assets are assumed to have an average useful life of 10 years. The forecast assumes a corporate tax rate of 17% based on the corporate tax rate of Singapore. No use of tax loss carried forward is assumed.

Best case

The ‘Best’ case is an expansion of the ‘Middle’ case by extending the services to include the below:

-	campus clinic & workplace: Campus clinic & workplace health is EUDA’s compact health booths which are currently stationed in offices and shopping malls. These 24/7 compact health booths allow patients to receive remote diagnosis, medical advice, online prescriptions and immediate dispensation of drugs, all done either through a standalone machine or an on-site clinic with the assistance of nurses only.

-	digital pharmacy: An Online pharmaceutical service that supports remote pharmaceutical consultation, prescription and medication. This line supports the campus clinics in supplying drugs to the patients and ensuring that medications are delivered to them in a safe and secured manner within a day from consultation.

-	chronic disease management: An AI service which connects physicians and patients digitally, aiding in frequent monitoring of treatment and medication management.

-	marketplace: Marketplace is a platform for users to compare and purchase healthcare products and supplements online. This platform is powered by smart capabilities for members to compare and find the most cost-efficient product.

-	mental health: A mental health platform that couples AI chatbots and automated response programs with therapists, psychologist and patients digitally, facilitating a program which helps reduce the cost of mental care without compromising on the quality of treatment.

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-	diagnostics and monitoring: Powered by the EUDA platform, this component includes the sales of smart healthcare and fitness devices, the devices connect to our platform, track and automatically transmits data and results to patients and/or medical professionals to assist in real-time, dynamic patient treatment and preventative care. This enables a greater degree of accuracy in diagnosis from sensors that regular smart phones do not have.

-	individual health: EUDA delivers a suite of complete healthcare support and coverage for the eligible individuals through an annual recurring subscription that covers the individual for teleconsultation, online pharmacy and health screenings.

-	corporate health: Together with employers, EUDA is here to serve the workforce with uniquely customized health benefit program through an annual recurring subscription that covers health and wellness solutions such as teleconsultation, online pharmacy and health screenings.

The key elements of the financial projections and breakdown of revenues are as below:

Consolidated Projections (USD millions) - Best Case
	2022F	2023F	2024F	2025F	2026F
Revenue	13.0	33.9	114.4	435.0	1,648.7
Gross Profit	5.4	12.6	43.2	160.7	562.6
Operating expenses	(3.3)	(3.5)	(4.0)	(5.5)	(10.5)
Net Income	1.6	9.1	39.2	155.3	552.2
Operating cash flow	1.5	8.2	34.2	118.3	443.0

Revenues (USD millions) - Best Case
	2022F	2023F	2024F	2025F	2026F
Medical Urgent Care	8.2	14.5	37.7	108.7	189.2
Campus Clinics & Workplace	-	-	1.2	2.8	7.0
Digital Pharmacy	-	-	-	10.5	21.8
Diagnostics & Monitoring	-	-	2.3	8.9	47.9
Chronic Disease Management	-	-	-	4.5	8.9
Mental Health	-	-	-	3.7	6.5
Marketplace	-	-	5.8	21.1	115.0
Property Management Services	4.8	-	-	-	-
Home Care Services	-	7.8	17.3	70.9	175.1
Fitness	-	1.1	2.7	9.7	52.1
Men’s Health	-	2.1	5.4	19.3	105.4
Women’s Health	-	2.0	7.7	27.6	150.9
Individual Health	-	-	3.5	10.0	26.2
Corporate Health	-	-	2.9	7.0	22.1
EUDA Society	-	6.4	27.0	126.7	704.2
Claims Management System	-	-	0.6	2.0	9.0
Human Resource Management	-	-	0.4	1.6	7.3

EUDA estimated a compounded annual growth rate of 235% (2022 to 2026), gross profit margin ranging from 34% to 41% and average EBITDA margin of 29%. The year over year revenue growth between FY2021 to FY2022 and FY2022 to FY2023 is projected at 23% and 161% respectively. The forecasted financial information for the Best Case projects an even higher growth rate due to an addition of 8 service offerings by EUDA in FY2024 and FY2025. The Best Case assumes that EUDA is able to achieve the Middle Case and has additional resources to continue its expansion plans to include the additional 8 services in Singapore.

The operating expenses relate to office rental, professional fees, technology and development, marketing expenses, personnel costs and general and administrative expenses, and are expected to decrease gradually from 25% in FY2022 to 1% in FY2026 due to cost efficiencies and lower costs. More than 60% of the operating expenses are attributed to the payroll cost. Operating cash flow are projected based on receivables turnover of 30 to 45 days and payables turnover of 60 days. Capital expenditures is assumed at 0.1% of revenue as EUDA is not expecting to procure heavy assets in the forecasted period. Depreciation of assets are assumed to have an average useful life of 10 years. The forecast assumes a corporate tax rate of 17% based on the corporate tax rate of Singapore. No use of tax loss carried forward is assumed.

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On May 30, 2022, the Board met to discuss the revised financial projections as well as the progress of the due diligence. Since EUDA has excluded from its revised financial projections all potential revenue generation outside of Singapore, and that EUDA would agree to a reduced purchase price based on these revised projections, the Board believes that 8i shareholders could benefit from not only an upside once EUDA’s expansion starts to contribute to its financial performance, but also lesser dilution as a result of the lower purchase price. The Board therefore considered it in the best interests of 8i and its shareholders to amend the SPA to give EUDA until June 15, 2022 to complete its financial, operational and legal due diligence review of EUDA, while giving parties time to re-negotiate the terms of the transaction. At the end of the Board meeting, the Board approved Amendment No. 1 to the SPA. Mr. Tan, 8i’s CEO and Chairman, was not present at this Board Meeting.

Based on EUDA’s revised financial projections as of May 30, 2022, 8i’s management, employing the same methodologies previously used, adjusted its valuation of EUDA to be approximately $159.6 million. Between May 20 and June 8, 2022, parties continued to re-negotiate on the terms of the proposed transaction. Making payment of some of the earn-out shares tied to revenue and net income targets in the 2023 and 2024 calendar years, 8i wanted to keep EUDA focused on the execution of its expansion plan in the Southeast Asia region. On May 30, 2022, 8i proposed to EUDA a revised purchase price comprised of 15,000,000 8i ordinary shares plus earn-out payments and EUDA accepted the terms on that same day. On May 31, 2022, Mr. Chan Fook Meng of Menora summarized the general terms agreed by the parties, including the 15,000,000 shares as the purchase price and sent Mr. Yap the draft revised terms. On June 1, 2022, 8i further negotiated the purchase price down to 14,000,000 8i ordinary shares plus earnout payments. On that same day, Mr. Yap forwarded the revised terms to Loeb and instructed Loeb to prepare an Amendment No. 2 to the SPA based on these terms.

On June 3, 2022, EverEdge sent 8i a draft fairness opinion and valuation report of EUDA with an average valuation of $156.5 million, and made a presentation to the Fairness Opinion Sub-Committee on June 6, 2022.

Between May 31 and June 8, 2022, multiple drafts of the Amendment No. 2 to the SPA were circulated among 8i, EUDA, and their respective counsel. The final draft amendment also incorporated comments provided by Shook Lin based on its due diligence, resulting in an expansion of the Seller’s indemnification obligations owed to each of 8i, EUDA and its subsidiaries and affiliates, from certain losses, liabilities, damages, costs, payments and related fees. Specifically, at the recommendation of Shook Lin, EUDA’s indemnification obligation was expanded to include (i) any failure by an Indonesian company to pay Universal Gateway International Pte Limited, a subsidiary of EUDA, approximately $3.67 million (or Singapore Dollars $5,150,000) due under a mutual termination agreement dated March 1, 2021 and an addendum to such agreement dated May 11, 2022; (ii) any failure by Kent Ridge Healthcare Singapore Private Limited to maintain certain real and personal property insurance; (iii) any failure by EUDA and its subsidiaries to comply with the Employment Act of 1968 of Singapore; and (iv) any breach by either Kent Ridge Healthcare Singapore Private Limited or Melana International Private Limited of their obligations under a Settlement Agreement dated May 23, 2022.

On or about June 6, 2022, parties came into a general agreement on the revised terms of the SPA including but not limited to, (A) a revised purchase price composed of (i) 14,000,000 8i ordinary shares; (ii) the issuance of up to an additional 2,000,000 million 8i ordinary shares if the volume-weighted average price of the Combined Company’s shares equals or exceeds certain thresholds over any 20 trading days within a 30-day trading period; and (iii) the issuance of up to an additional 2,000,000 8i ordinary shares if EUDA achieved certain revenue and net income targets in the 2023 and 2024 calendar years; and (B) a reduction in the amount of the threshold for certain indemnification obligations from $2,500,000 to $636,636 to reflect the reduction in the purchase price. 8i’s management believes that it is important to tie some of the earn-out shares of the Combined Company to revenue and net income targets for 2023 and 2024 in line with EUDA’s projections in order to keep EUDA focused on executing its regional expansion plan.

On June 9, 2022, 8i’s management provided the Board the final revised terms of the transaction, including among other things, the final revised purchase price and cap of the number of earn-out shares, due diligence reports from Beyond Century, Forbes Hare and Shook Lin, and a draft Amendment No. 2 to the SPA. On June 10, 2022, 8i held a meeting of its Board of Directors to discuss the revised terms. At the end of the meeting, the Board approved the transaction, and authorized 8i to enter into Amendment No. 2 to the SPA with EUDA.

On June 10, 2022, 8i and EUDA issued a joint press release announcing that they have entered into Amendment No. 2 to the SPA, and on the same day, 8i filed a Current Report on Form 8-K with the press release, a copy of Amendment No. 2 to the SPA, a revised investors presentation deck, and a summary of the presentation deck.

On June 11, 2022, EverEdge delivered to 8i’s Board its final fairness opinion, a copy of which can be found in Annex C to this proxy statement; and on June 13, 2022, Shook Lin delivered to 8i its final due diligence report.

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Potential Adverse Factors Considered by 8i’s Board of Directors

The Board also considered factors that might adversely affect EUDA’s business and its financial projections, and they include, among others, the following:

●	COVID-related factors. With the uncertainties surrounding COVID-related restrictions, EUDA may face delays in launching its businesses in the countries of interest, particularly Indonesia and India, which accounts for 53% and 56% of its projected revenues for 2022 and 2023 respectively, and disruptions in its existing operations. These factors will adversely impact EUDA’s business and its financial projections.
●	High concentration risk on corporate clients. EUDA has a high concentration risk on its corporate clients, which represent a significant portion of its revenue historically. Loss of its corporate clients will have a material adverse effect on EUDA’s business, financial condition and results of operations.
●	Changes in government regulations. As the industry continues to evolve and develop in the different countries, there may be increasing regulatory regimes impacting the use of technology and data related to healthcare, for example, AI, data-privacy, e-commerce, competition, labor, intellectual property, amongst others. This may slow down EUDA’s plan to expand into certain countries in Southeast Asia.
●	Vested interests. There could be significant resistance from the established hospitals, doctors, and medical facilities for EUDA’s new healthcare solutions, resulting in a reduced number of doctors, service providers using EUDA.
●	Access to data. Central to EUDA’s operations is having access to data on patients, employees of its corporate clients, as well as service providers so that it can apply its AI algorithms and generate optimized outcomes. Such access may be controlled and regulated in the future, adversely impacting EUDA’s ability to operate.

8i’s Board concluded that the potential benefits arising from the business combination transaction with EUDA contemplated under the SPA outweighed the potentially negative factors. Accordingly, 8i’s Board unanimously (except for Mr. Tan, who recused himself from voting due to conflicts of interests) determined that, based on its consideration of foregoing factors, 8i will proceed with the acquisition of EUDA as the SPA, as amended and the transactions contemplated thereby were fair to and in the best interest of 8i and its shareholders.

Fairness Opinion

Opinion of EverEdge Global Ltd.

Pursuant to the engagement proposal dated 13 March 2022, 8i Acquisition 2 Corp. (“8i”) was engaged by EverEdge Global Ltd. (“EverEdge”), to act as its financial advisor in connection with the acquisition of EUDA Health Limited and its subsidiaries (“EUDA”) by 8i (the “Proposed Transaction”). As part of this engagement, 8i requested that EverEdge evaluate the facts of the proposed transaction and provide an opinion as to whether the proposed stock price is fair and reasonable, from a financial point of view, to the holders of 8i ordinary share.

The full text of the EverEdge’s written opinion dated 11 June 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion is incorporated by reference in its entirety into this proxy statement. EverEdge’s opinion was addressed to, and provided for the information and benefit of, the 8i board in connection with their evaluation of the proposed transaction. The opinion does not constitute a recommendation to the 8i board or to any other persons in respect of the proposed transaction, including as to how any holder of 8i ordinary share should vote or act in respect of the proposed transaction. EverEdge’s opinion does not address the relative merits of the proposed transaction as compared to other business or financial strategies that might be available to 8i, nor does it address the underlying business decision of 8i to engage in the proposed transaction.

In connection with rendering its opinion, EverEdge had, among other things:

●	reviewed the financial terms and conditions of the Share Purchase Agreement (the “SPA”) dated 11 April 2022, and Amendment No. 2 to the SPA (the “Amendment”) dated 10 June 2022, with EUDA, Watermark Developments Limited (the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”);
●	reviewed financial forecasts of EUDA for the period of FY2022 to FY2026, dated 20 April 2022 and 30 May 2022 as prepared and provided by the Management of EUDA (the “Forecasts”);
●	reviewed the May 2022 corporate presentation deck prepared by the Management of EUDA;
●	reviewed the EUDA draft financial statements for the quarter ending 31 March 2022 and the year ending 31 December 2021;
●	reviewed the EUDA corporate structure prepared by the Management of EUDA, dated 20 April 2022;

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●	reviewed certain publicly available business and financial information relating to EUDA that EverEdge deemed to be relevant, including publicly available equity analyst reports, annual reports and public information about comparable companies, information available from the virtual data room and relevant market data from knowledge databases such as FactSet;
●	discussed with the management of EUDA on their assessment of the past and current operations of EUDA, the current financial condition and prospects of EUDA, and the Forecasts;
●	compared the financial performance of EUDA and its stock market trading multiples with those of certain other publicly traded companies that EverEdge deemed relevant; and
●	performed valuation calculations and such other financial analyses, inquiries and considered such other factors that EverEdge deemed appropriate.

For purposes of its analysis and opinion, EverEdge assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by EverEdge, without any independent verification of such information (and assumed no responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of EUDA that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, EverEdge assumed with EUDA’s consent that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of EUDA as to the future financial performance of EUDA. EverEdge expressed no view as to the Forecasts or the assumptions on which they were based.

For purposes of its analysis and opinion, EverEdge assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the SPA and the Amendment were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the SPA and the Amendment and that all conditions to the consummation of the proposed transaction would be satisfied without waiver or modification thereof. EverEdge further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the proposed transaction would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the consummation of the proposed transaction or reduce the contemplated benefits to the holders of the ordinary share of the proposed transaction.

EverEdge did not conduct a physical inspection of the properties or facilities of EUDA and was not furnished with any independent valuations or appraisals. EverEdge did not evaluate the solvency or fair value of EUDA under any state or federal laws relating to bankruptcy, insolvency or similar matters. EverEdge’s opinion is necessarily based upon information made available to EverEdge as of 11 June 2022 and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. Subsequent developments may affect EverEdge’s opinion and EverEdge does not have any obligation to update, revise or reaffirm its opinion.

EverEdge was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of EUDA ordinary share, from a financial point of view, of the purchase consideration. EverEdge did not express any view on, and its opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of EUDA, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of EUDA, or any class of such persons, whether relative to the purchase consideration or otherwise. EverEdge was not asked to, nor did it express any view on, and its opinion does not address, any other term or aspect of the share purchase agreement and the amendments or the proposed transaction, including, without limitation, the structure or form of the proposed transaction, or any term or aspect of any other agreement or instrument contemplated by the share purchase agreement and the amendments or entered into or amended in connection with the share purchase agreement and the amendments.

EverEdge’s opinion does not address the relative merits of the proposed transaction as compared to other business or financial strategies that might be available to 8i, nor does it address the underlying business decision of 8i to engage in the proposed transaction. EverEdge’s opinion does not constitute a recommendation to the 8i board or to any other persons in respect of the proposed transaction, including as to how any holder of 8i ordinary share should vote or act in respect of the proposed transaction. EverEdge has assumed the accuracy and completeness of assessments by 8i and its advisors with respect to legal, regulatory, accounting and tax matters. The credit, financial and stock markets have been experiencing unusual volatility and EverEdge expressed no opinion or view as to any potential effects of such volatility on the parties or the proposed transaction.

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Set forth below is a summary of the material financial analyses reviewed by EverEdge with the 8i’s board on 11 June 2022 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by EverEdge. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by EverEdge. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before 11 June 2022, and is not necessarily indicative of current market conditions.

Summary of EverEdge’s Financial Analysis of EUDA

Probability-Weighted Discounted Cash Flow Analysis

EverEdge performed a probability-weighted discounted cash flow analysis to calculate ranges of implied present values per share of EUDA ordinary shares, utilizing estimates of the standalone, unlevered, after-tax free cash flows EUDA was expected to generate under different cash flow scenarios developed by management over the period from 1 June 2022 to 31 December 2026 based on the Forecasts.

For purposes of its discounted cash flow analyses, unlevered free cash flow was defined as operating income, less taxes, plus depreciation and amortization expenses, less capital expenditures, less changes in net working capital and plus/(less) other non-cash expenses/(gains).

EverEdge calculated ranges of terminal values for EUDA using the perpetuity growth method for a business in a steady state of stable growth under different cash flow scenarios which EverEdge calculated by applying a perpetuity growth rate of 4.04% to the estimate of terminal year unlevered free cash flows reflected in the Forecasts.

EverEdge discounted EUDA’s projected, unlevered free cash flows over the period from 1 June 2022 to 31 December 2026 and the ranges of terminal values for EUDA it calculated under the method described above to present value as of 31 May 2022, using discount rates ranging from 19.8% to 26.4%, to derive ranges of implied enterprise values for EUDA. The discount rates were based on EverEdge’s judgment of the estimated range of EUDA weighted average cost of capital under different scenarios developed by management.

Selected Public Company Trading Analysis

EverEdge reviewed and compared certain financial information of EUDA to corresponding financial multiples and ratios for the following selected publicly traded companies in the health information technology industry (referred to in this section as the “EUDA selected companies”):

●	Alibaba Health Information Technology	●	Evolent Health
●	Alignment Healthcare	●	GoodRX Holdings
●	Allscripts Healthcare Solutions, Inc.	●	Health Catalyst
●	Amerisource Bergen Corporation	●	Henry Schein
●	Anthem, Inc.	●	IQVIA Holdings
●	Athena Technology Acquisition Corp. Class A	●	JD Health International
●	CareCloud, Inc.	●	Kainos Group
●	Cerner	●	NextGen Healthcare
●	Cigna	●	Ping An Healthcare and Technology
●	Cognizant Tech	●	Premier
●	CPSI	●	Raffles Medical Group
●	CVS Health	●	Teladoc Health
●	Doctor Care Anywhere	●	UnitedHealth Group

Although none of these companies is directly comparable to EUDA, EverEdge selected these companies based on its professional judgment because these are healthcare information technology services companies with business characteristics that, for purposes of its analysis, EverEdge considered similar to the business characteristics of EUDA.

For EUDA and each of the EUDA selected companies identified above, an enterprise value to EBITDA (EV/EBITDA) multiple was selected as the comparable valuation metric to determine the enterprise value of EUDA, as reflected in the most recent public filings made by such company and consensus estimates obtained from publicly available equity research analysts’ projections made available by FactSet as of 31 May 2022. EUDA’s implied enterprise value was computed based on the present value of the FY2024 probability-weighted EBITDA forecasts of Management when EUDA has successfully deployed all stated service lines.

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A control premium adjustment had to be included to arrive at EUDA’s Enterprise Value (majority-controlled level), because the discount due to lack of control (DLOC) had already been factored in when purchasing a share in the market (the implied value was based on publicly transacted stocks).

A lack of marketability discount of 20% was applied to adjust for the lack of market or avenue to dispose of shares when an investor wishes to divest his/her investment in EUDA’s shares.

The results of these calculations were as follows:

EV/EBITDA Multiples	25th Percentile	Median	75th Percentile
FY2024 Probability-weighted EBITDA	15	15	15
Earning Multiple	10.9x	13.9x	21.0x
Enterprise Value	168	213	322
Discount Factor	0.58	0.58	0.58
Enterprise Value at Date of Valuation	98	125	188
Control Premium	18	22	34
Enterprise Value with Control Premium	115	147	222
Discount for Lack of Marketability	(22)	(28)	(43)
Enterprise Value after Discounts	93	119	179

Miscellaneous

The foregoing summary of certain financial analyses does not purport to be a complete description of the analyses or data presented by EverEdge. In connection with the evaluation of the proposed transaction by the 8i board, EverEdge performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying EverEdge’s opinion. In arriving at its fairness determination, EverEdge considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, EverEdge made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, EverEdge may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of EverEdge with respect to the actual value of EUDA ordinary shares. Further, EverEdge’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of 8i or its advisors.

EverEdge prepared these analyses for the purpose of providing an opinion to the 8i board as to the fairness, from a financial point of view, of the purchase consideration to the holders of 8i shares. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, EverEdge’s analyses are inherently subject to substantial uncertainty, and EverEdge assumes no responsibility if future results are materially different from those forecasted in such estimates.

The issuance of EverEdge’s fairness opinion was approved by an opinion committee of EverEdge.

Pursuant to the terms of EverEdge’s engagement letter with 8i, EverEdge is entitled to receive a fee of approximately US$37,200. 8i has also agreed to reimburse EverEdge for its reasonable and documented out-of-pocket expenses (including any travel or search costs) and to indemnify EverEdge for certain liabilities arising out of its engagement.

In the ordinary course of business, EverEdge or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of EUDA for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

8i engaged EverEdge to act as a financial advisor based on EverEdge’s qualifications, experience and reputation. EverEdge is a global advisory and transaction firm specializing in intangible assets and is regularly engaged in the valuation of businesses.

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Satisfaction of 80% Test

It is a requirement under the Nasdaq Rules that the business or assets acquired in 8i’s initial business combination have a fair market value equal to at least 80% of 8i’s assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for such initial business combination. As of April 11, 2022, the date of the execution of the SPA, the fair value of marketable securities held in the Trust Account was approximately $86.26 million (excluding $3 million of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $69 million. In reaching its conclusion that the Business Combination meets the 80% asset test, the 8i board of directors reviewed the equity value of EUDA of approximately $613.4 million based on internal valuation exercise done by 8i’s management using different methodologies and the financial projections provided by EUDA in February 2022. In May 2022, EUDA sent 8i its revised financial projections. See “Proposal 1 – The Business Combination Proposal – Background of the Business Combination - Revised financial projections (as of May 30, 2022).” In determining whether EUDA’s equity value based on its revised financial projections represents the fair market value of EUDA, the 8i board of directors considered all of the factors described in this section and the section of this proxy statement entitled “The Business Combination Proposal – Background of the Business Combination,” and that EUDA’s equity value of $156 million was determined as a result of arm’s length negotiations. As a result, the 8i board of directors concluded that the fair market value of the equity acquired is still significantly in excess of 80% of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account).

Ownership of the Combined Company after the Closing

The following table illustrates estimated ownership levels in the Combined Company, immediately following the consummation of the Business Combination, based on the varying levels of redemptions by 8i public shareholders and the following assumptions:

	Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions
	Ownership in shares	Ownership %	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	9,487,500	36.3%	7,331,250	30.5%	5,175,000	23.7%
8i Initial Shareholders (2)	2,477,725	9.5%	2,477,725	10.3%	2,477,725	11.3%
Menora Capital Pte. Ltd.	200,000	0.8%	200,000	0.8%	200,000	0.9%
EUDA Shareholders	14,000,000	53.4%	14,000,000	58.4%	14,000,000	64.1%
Total	26,165,225	100.0%	24,008,975	100.0%	21,852,725	100.0%

	Assuming 75% Redemptions		Assuming Maximum Redemptions
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	3,018,750	15.3%	2,000,000	10.7%
8i Initial Shareholders (2)	2,477,725	12.6%	2,477,725	13.3%
Menora Capital Pte. Ltd.	200,000	1.0%	200,000	1.1%
EUDA Shareholders	14,000,000	71.1%	14,000,000	74.9%
Total	19,696,475	100.0%	18,677,725	100.0%

(1)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Public Units.
(2)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Private Units.

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The table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the Closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table below assumes (i) the exercise of all public Warrants and private Warrants, which are exercisable for one ordinary share at a price of $11.50 per share, (ii) the issuance of ordinary shares resulted from the exercise of Unit Purchase Options by Maxim Group LLC, underwriter in the IPO, and (iii) the issuance of EUDA Earnout Consideration Shares in full as a result of the achievement of all four Triggering Events. The following table illustrates estimated ownership levels in the Combined based on the varying levels of redemptions by 8i public shareholders with all possible sources of dilution and the following assumptions:

	Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions
	Ownership in shares	Ownership %	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	13,800,000	39.1%	11,643,750	35.1%	9,487,500	30.6%
8i Initial Shareholders (2)	2,623,850	7.4%	2,623,850	7.9%	2,623,850	8.5%
Maxim Group LLC	690,000	2.0%	690,000	2.1%	690,000	2.2%
Menora Capital Pte. Ltd.	200,000	0.6%	200,000	0.6%	200,000	0.6%
EUDA Shareholders(3)	18,000,000	50.9%	18,000,000	54.3%	18,000,000	58.1%
Total	35,313,850	100.0%	33,157,600	100.0%	31,001,350	100.0%

	Assuming 75% Redemptions		Assuming Maximum Redemptions
	Ownership in shares	Ownership %	Ownership in shares	Ownership %
8i Public Shareholders (1)	7,331,250	25.4%	6,312,500	22.7%
8i Initial Shareholders (2)	2,623,850	9.1%	2,623,850	9.4%
Maxim Group LLC	690,000	2.4%	690,000	2.5%
Menora Capital Pte. Ltd.	200,000	0.7%	200,000	0.7%
EUDA Shareholders(3)	18,000,000	62.4%	18,000,000	64.7%
Total	28,845,100	100.0%	27,826,350	100.0%

(1)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Public Units.
(2)	Including one right to receive one-tenth of one 8i ordinary share upon consummation of the Business Combination from the Private Units.
(3)	Including the issuance of 4,000,000 EUDA Earnout Consideration Shares in full as a result of the achievement of all four Triggering Events.

The following table illustrates estimated ownership levels in the Combined Company, immediately following the consummation of the Business Combination, based on the varying levels of redemptions by 8i public shareholders and the following assumptions:

Interests of 8i’s Directors, Officers and Certain Shareholders in the Business Combination

When you consider the recommendation of 8i’s board of directors in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Initial Shareholders have interests in such proposals that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

●

Mr. Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board owns 33.3% of the equity interests of the Seller, the sole stockholder of EUDA. Through his two wholly-owned companies, 8i Enterprises Pte Ltd. and 8i Capital Limited, Mr. Tan purchased 500,000 ordinary shares (i.e., 33.3% equity ownership) of the Seller for $400,000 prior to the Business Combination. Mr. Tan will have pecuniary interests in 4,666,666 ordinary shares (not including earnout shares) of the Combined Company, valued at approximately $46.2 million (based on $9.91 per share closing price of 8i Ordinary Shares as of July 22, 2022) upon consummation of the Business Combination pursuant to the SPA. Although 8i received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the Share Purchase is fair to 8i shareholders from a financial point of view, Mr. Tan’s ownership interests in the Seller and therefore his indirect ownership interests in EUDA cause him to have interests in the Business Combination that are different from your interests as a 8i shareholder.

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●

If an initial business combination, such as the Business Combination, is not completed before November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), 8i will be required to dissolve and liquidate. In such event, the 2,156,250 Founder Shares currently held by the Initial Shareholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. The Founder Shares were purchased for an aggregate purchase price of $37,500. Based on the closing price of the 8i Ordinary Shares of $9.91 on Nasdaq as of July 22, 2022, these Founder Shares had an aggregate market value of approximately $21.4 million.

●	If an initial business combination, such as the Business Combination, is not completed, an aggregate of 292,250 Private Units purchased by Mr. Tan for a total purchase price of $2,922,500, will be worthless. The Private Units had an aggregate market value of approximately $3.0 million based on the closing price of Public Units of $10.20 on the Nasdaq Global Market as of July 22, 2022.

●	If Mr. Tan converts the 292,250 Private Warrants underlying these Private Units, he will hold an additional 146,125 Ordinary Shares of the Combined Company. Mr. Tan may earn a positive rate of return on his investment in the Private Warrants, even if public shareholders experience a negative rate of return in the Combined Company. The conversion of the Private Warrants would also have a dilutive effect on existing 8i shareholders. See “- Ownership of the Post-Business Combination Company After the Closing” for a summary of the book value of ordinary shares following the Business Combination under various redemption scenarios. The Private Warrants had an aggregate market value of approximately $58,450 based on the closing price of Public Warrants of $0.20 on the Nasdaq Global Market as of July 21, 2022. If an initial business combination is not completed by November 24, 2022, the Private Warrants will expire worthless.

●	If an initial business combination, such as the Business Combination, is not completed, Mr. Tan will not receive from 8i repayment of $800,000 for his working capital loan, and approximately $3,894 to cover certain 8i operating expenses.

●

If an initial business combination, such as the Business Combination, is not completed, the Sponsor, which is owned by Mr. Tan may not receive the $10,000 monthly fee from 8i for office space and administrative support under the Administrative Services Agreement dated November 22, 2021, by and between 8i and the Sponsor, pursuant to which 8i has deferred payment of the same until the consummation of a business combination. As of April 30, 2022, 8i has accrued a $53,000 administrative fee.

●

If an initial business combination, such as the Business Combination, is not completed, the Initial Shareholders will lose a combined aggregate amount of approximately $71.5 million, based on the closing price of 8i Ordinary Share of $9.91 per share on July 22, 2022. Because of these interests, the Initial Shareholders could benefit from the completion of a business combination that is not favorable to 8i public shareholders and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. For example, if the share price of 8i Ordinary Shares declined to $5.00 per share after the close of the Business Combination, 8i’s public shareholders that purchased shares in our initial public offering, would have a loss of $5.00 per share, while our Initial Shareholders would have a gain of $4.99 per share because it acquired the Founder Shares for a nominal amount. In other words, 8i’s Initial Shareholders can earn a positive rate of return on their investment even if public shareholders experience a negative rate of return in the post-combination company.

●	If the Business Combination is not completed, 8i’s Initial Shareholders will not have the potential ownership interest of approximately 9.5% (assuming no redemption) or 13.3% (assuming maximum redemption) in the combined company.

●	The exercise of discretion by 8i’s directors and officers in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

Disclosure of Mr. James Meng Dong Tan’s Interests as an Affiliate of EUDA

In November 2019, through his wholly-owned company, 8i Enterprises Pte Ltd., Mr. Meng Dong (James) Tan, 8i’s Chief Executive Officer and Chairman of the board, became a shareholder of the KRHPL, the parent of EUDA until the latter was spun off in August 2021. In July 2022, the Seller conducted private placement offering to sell an additional 500,000 shares at $1.00 per share to its existing shareholders. Through another wholly-owned company, 8i Capital Limited, Mr. Tan purchased an additional 400,000 shares of the Seller at $1.00 per share, and became a 33.3% owner of the Seller.

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Through his two wholly-owned companies, 8i Enterprises Pte Ltd. and 8i Capital Limited, Mr. Tan purchased an aggregate 500,000 ordinary shares (i.e., 33.3% equity ownership) of the Seller for $400,000 prior to the Business Combination. Through his 33.3% ownership stake in the Seller, Mr. Tan will have pecuniary interests in 4,666,666 ordinary shares (not including earnout shares) of the Combined Company, valued at approximately $46.2 million (based on $9.91 per share closing price of 8i Ordinary Shares as of July 22, 2022) upon consummation of the Business Combination pursuant to the SPA. Since 8i is seeking to complete its initial business combination with a company that is affiliated with one of its officers and directors, 8i received an opinion from EverEdge Global, an independent investment banking firm that the Business Combination is fair to 8i from a financial point of view. Although 8i received a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i for the Share Purchase is fair to 8i shareholders from a financial point of view, Mr. Tan’s ownership interests in the Seller and therefore his indirect ownership interests in EUDA cause him to have interests in the Business Combination that are different from your interests as a 8i shareholder.

Accounting Treatment

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the EUDA shareholders are expected to have a majority of the voting power of the Combined Company, EUDA will comprise all of the ongoing operations of the Combined Company, EUDA will comprise a majority of the governing body of the Combined Company, and EUDA’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of EUDA.

Redemption Rights

Pursuant to our Current Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public Ordinary Shares. As of April 30, 2022, this would have amounted to approximately $10.00 per share.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)	(a) hold Public Shares, or

(b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares prior to exercising your redemption rights with respect to the Public Shares; and

(ii) prior to 5:00 p.m., Eastern Time, on [●], 2022, (a) submit a written request to AST to redeem your Public Shares for cash and (b) deliver your Public Shares to AST, physically or electronically through DTC.

Holders of outstanding Units must separate the underlying Ordinary Shares prior to exercising redemption rights with respect to the Public Shares. If the Units are registered in a holder’s own name, the holder must deliver the certificate for its Units to AST, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the Units.

If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly requests redemption and delivers its shares (either physically or electronically) to AST in accordance with the procedures described herein. Please see the section titled “The Meeting—Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

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Regulatory Matters

Regulation relating to the provision of medical services

The Healthcare Services Act 2020 of Singapore (the “HCSA”), enacted by the parliament of Singapore which came into operation on January 3, 2022, introduces a services-based licensing regime for providers of healthcare services. The HCSA replaces the premises-based licensing regime under the Private Hospitals and Medical Clinics Act 1980 of Singapore (the “PHMCA”) where providers were previously licensed based only on physical premises. Under the HCSA, the framework allows healthcare service providers to obtain licenses based on the services they wish to provide. The Ministry of Health of Singapore (“the MOH”) will be licensing four new non-premises-based medical services progressively, starting with (a) Emergency Ambulance Services, (b) Medical Transport Services, and followed by (c) Health Screening, and (d) Telemedicine Services. This services-based licensing regime is more flexible than the previous premises-based licensing regime under the PHMCA since healthcare service providers in Singapore can now apply for licenses based on the services they specifically offer.

EUDA, currently headquartered in Singapore, is a healthcare-technology provider, which aims to integrate a full continuum of healthcare services. There are three main operating subsidiaries in Singapore, namely Kent Ridge Healthcare Singapore Private Limited (“KRHS”), Euda Private Limited (“EUDA Singapore”) and Singapore Emergency Medical Assistance Private Limited (“SEMA”), which are involved in operating a proprietary software, EUDA, a mobile application platform through which users are able to access medical services. EUDA utilizes its software to serve as a digital platform that aggregate and match licensed medical service providers with the end-users of this platform. In doing so, KRHS provides users with an aggregated list of specialty care service providers who themselves are licensed under the HCSA. Thereafter, EUDA Singapore matches users on its platform with doctors and allied health professionals (each of them as licensed under the HCSA). SEMA also matches users on its platform with providers of 24/7 enhanced healthcare assistance and medical evacuation for individuals and corporations.

The MOH has emphasized that the HCSA will primarily focus on licensing direct doctor-led teleconsultations, and that the licensing regime under the HCSA is aimed at independent doctors offering teleconsultations or organizations that have set up clinical and operational governance for their doctors to provide teleconsultations. Importantly, and more pertinently to EUDA’s business model, the MOH has confirmed that indirect telemedicine providers, including platforms offering software-as-a-service for teleconsultation, directory listing, payment solutions and so on, will not be licensed under the HCSA. In light of this, there is currently no statutory requirement in Singapore for EUDA to obtain a license under the HCSA for maintaining its platform. Furthermore, the management team of EUDA is in close engagement with the officers of the MOH to ensure its compliance with the relevant laws enacted in Singapore. As telemedicine is a relatively new service in Singapore, EUDA may be subject to any changes in the laws and regulations governing the premises-based licensing regime and it may be necessary for EUDA to modify its planned operations and procedures to comply with the statutory requirements from time to time.

Regulation relating to the provision of property management services

The provision of property management services in Singapore is not statutorily regulated, and providers of such services do not need a license under Singapore law.

EUDA has one operating subsidiary in Singapore, namely Melana International Pte Ltd (“MIPL”), which is involved in the provision of property management services for commercial offices and private homes. As a testament to its rigorous professional standards in the property management industry, MIPL holds a Certificate of Accreditation for Accredited Management Agents under Category A, administered by the Singapore Institute of Surveyors and Valuers and the Association of Property and Facility Managers. The Singapore Institute of Surveyors and Valuers-Association of Property and Facility Managers Accredited Managing Agent Scheme was launched in 2003 and over the years, this accreditation has been recognized and widely accepted by stakeholders in the property management industry in Singapore.

EUDA aims to integrate the property management services with its core business of providing users with an integrated platform offering medical services. See the section titled “Information about EUDA.”

Regulation relating to the provision of security services

The Private Security Industry Act 2007 (the “PSA”) of Singapore, enacted by the parliament of Singapore which first came into operation on 27 April 2009, regulates private investors, private investigation agencies, security officers, security agencies and security service providers, and other matters connected therewith.

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EUDA has one operating subsidiary in Singapore, namely Tri-Global Security Private Limited (the “TGS”), which is involved in the provision of private services in Singapore. TGS is currently licensed under the PSA to operate a security agency. See the section titled “Information about EUDA – Overview.” EUDA aims to integrate this service with its core business of providing users with an integrated platform offering medical services by eventually training and providing security personnel at public events for medical support. See the section titled “Information about EUDA – Home Care Services.”

Vote Required for Approval

This Business Combination Proposal (and consequently, the SPA and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if the holders of at least a majority of the outstanding 8i Ordinary Shares vote “FOR” the Charter Proposal and each of the Business Combination Proposal, the Nasdaq Proposal and the Directors Proposal are approved at the Meeting. Failure to vote by proxy or to vote online at the Meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination proposal.

The Nasdaq Proposal, the Directors Proposal and the Charter Amendment Proposal are conditioned on the approval of the Combination Proposal at the Meeting.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS

VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL 1.

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PROPOSAL 2 — THE CHARTER PROPOSAL

In connection with the Business Combination, 8i is asking its stockholders to approve the adoption of the Proposed Charter, in the form attached hereto as Annex B. If the Business Combination and the Charter Proposal are approved, the Proposed Charter would replace the Current Charter.

Comparison of Current Charter to Proposed Charter

The following is a summary of the key changes effected by the Proposed Charter relative to the Current Charter, as well as the 8i’s Board’s reasons for approval of the Charter Amendment Proposal. This summary is qualified in its entirety by reference to the full text of the Proposed Charter, a copy of which is included as Annex B.

●	Change the post-Business Combination company’s name to “EUDA”. Currently, 8i’s name is “8i Acquisition 2 Corp”. If the Charter Proposal is approved, 8i Acquisition 2 Corp.’s name will be changed to EUDA. Our board of directors believes the name of the post-Business Combination company should more closely align with the name of the post-Business Combination operating business and therefore has proposed this name change.

●	Provides that stockholders may not take action by written consent. Our current Charter provides an action that may be taken by the stockholders at a meeting may also be taken by a resolution of stockholders consented to in writing or by facsimile or other written electronic communication, without the need for any notice, by the holders of in excess of 50 percent of the votes entitled to vote. The Proposed Charter instead prohibits stockholder action by written consent by specifying that any action required or permitted to be taken by stockholders must be effected by a duly called annual or special meeting and may not be effected by written consent of stockholders without a meeting. Our board of directors believes that prohibiting stockholder action by written consent is a prudent corporate governance measure to reduce the possibility that a block of stockholders could take corporate actions without the benefit of a stockholder meeting to consider important corporate issues.

Vote Required for Approval

This Charter Amendment Proposal will be approved and adopted in its entirety only if the holders of at least a majority of the outstanding ordinary shares of 8i vote “FOR” Charter Amendment Proposal. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

Approval of the Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal at the Special Meeting and the closing of the Business Combination. If the Business Combination Proposal is not approved, the Charter Amendment Proposal will have no effect even if approved by our stockholders.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

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PROPOSAL 3 – THE NASDAQ PROPOSAL

Overview

We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Ordinary Shares (or securities convertible into or exercisable for Ordinary Shares); or (B) the number of Ordinary Shares to be issued is or will be equal to or in excess of 20% of the number of Ordinary Shares outstanding before the issuance of the share or securities. Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Ordinary Shares (or securities convertible into or exercisable for Ordinary Shares) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the Ordinary Shares for the five trading days immediately preceding the signing of the binding agreement, if the number of Ordinary Shares (or securities convertible into or exercisable for Ordinary Shares) to be issued equals to 20% or more of the Ordinary Shares, or 20% or more of the voting power, outstanding before the issuance.

Pursuant to the Share Purchase Agreement, as amended, based on EUDA’s current capitalization, we anticipate that we will issue to the EUDA shareholders as consideration in the Business Combination, 14,000,000 Ordinary Shares of 8i. See the section titled “Proposal No. 1 — The Business Combination Proposal— General Description of the SPA—Consideration.” Because the number of Ordinary Shares we anticipate issuing as consideration in the Share Purchase (1) will constitute more than 20% of our outstanding Ordinary Shares and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of 8i, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, 8i would issue shares representing more than 20% of the outstanding our Ordinary Shares in connection with the Business Combination. The issuance of such shares would result in significant dilution to the 8i shareholders and would afford such shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of 8i. If the Nasdaq Proposal is adopted, assuming that 14,000,000 8i Ordinary Shares are issued to the EUDA shareholder as consideration in the Share Purchase, we anticipate that the former shareholders of EUDA will own approximately 53.4% of 8i’s Ordinary Shares, 8i’s current public shareholders will own approximately 36.3% of 8i’s non-redeemable shares, and 8i’s current directors, officers and affiliates will own approximately 9.5% of 8i’s non-redeemable shares immediately following completion of the Business Combination. This percentage assumes that no Ordinary Shares are redeemed in connection with the Business Combination, does not take into account any warrants or options to purchase our Ordinary Shares that will be outstanding following the Business Combination.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, 8i would be in violation of Nasdaq Listing Rule 5635(a) and (b), which could result in the delisting of our securities from the Nasdaq Global Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of 8i and EUDA to close the Business Combination that our Ordinary Shares remain listed on the Nasdaq Global Market. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

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Vote Required for Approval

Assuming that a quorum is present at the Meeting, the affirmative vote of holders of a majority of the issued and outstanding Ordinary Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting vote “FOR” the Nasdaq Proposal. Accordingly, a shareholder’s failure to vote online during the Meeting or by proxy, a broker non-vote or an abstention will be considered a vote “AGAINST” the Nasdaq Proposal.

This proposal is conditioned on the approval of the Business Combination Proposal and the Charter Proposal. If either of the Business Combination Proposal or Charter Proposal is not approved, Proposal 3 will have no effect even if approved by our shareholders. Because shareholder approval of this Proposal 3 is a condition to completion of the Share Purchase under the Share Purchase Agreement, if this Proposal 3 is not approved by our shareholders, the Business Combination will not occur unless we and EUDA waive the applicable closing condition.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS

VOTE “FOR” THE NASDAQ PROPOSAL UNDER PROPOSAL 3.

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PROPOSAL 4 – THE DIRECTORS PROPOSAL

Election of Directors

Upon consummation of the Business Combination, at the Special Meeting, it is proposed that five directors will be elected to be the directors of EUDA (“EUDA”). Each director will continue to hold office until their death, resignation, disqualification under BVI law, retirement by rotation, or the effective date of removal by Resolution of Directors or Resolution of Shareholders.

For the purposes of retirement by rotation, the directors shall be divided by Class into Class I Directors and Class II Directors to ensure that all directors do not face re-election at the same annual general meeting. On the adoption of the Amended Memorandum of Association, the existing directors shall pass a Resolution of Directors to classify the directors as Class I or Class II.

Class I directors shall retire from office at the first annual general meeting after appointed, unless re-elected. If re-elected, each Class I director shall retire from office at the second annual general meeting after the general meeting at which he or she was re-elected. Class II directors shall retire from office at the second annual general meeting after the annual general meeting or general meeting (as the case may be) at which they were previously appointed.

It is proposed that the Combined Company’s Class I Board of Directors shall consist of the following directors:

●	Wei Wen Kelvin Chen;
●	Thien Su Gerald Lim; and
●	David Francis Capes.

It is proposed that the Combined Company’s Class II Board of Directors shall consist of the following directors:

●	Alfred Lim; and
●	Kim Hing Chan.

Information regarding each nominee is set forth in the section titled “Directors and Executive Officers of the Combined Company Information.”

A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. If they are not re-appointed or deemed to have been re-appointed, they shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of preferred stock to elect directors, any vacancy occurring in the Combined Company’s board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorship resulting from any increase in the number of directors, will, unless (a) the Combined Company’s board of directors determines by resolution that any such vacancies or newly created directorships will be filled by the stockholders or (b) otherwise by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, and not by the stockholders.

Following consummation of the Business Combination, the election of directors of the Combined Company will be governed by the Amended and Restated Memorandum and Articles of Association and the BVI Business Companies Act (as Revised January 2020).

Vote Required for Approval

Assuming that a quorum is present at the 8i Special Meeting, the affirmative vote of holders of at least a majority of Ordinary Shares present in person by virtual attendance or represented by proxy, and entitled to vote, must vote “FOR” the Directors Proposal.

This Proposal is conditioned on the approval of the Business Combination Proposal (Proposal 1). If the Business Combination Proposal is not approved, the Directors Proposal will not be presented at the Stockholders Meeting. The Directors Proposal will only become effective if the Business Combination is completed.

Recommendation of the Board

8i’s BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS

VOTE “FOR” THE DIRECTORS PROPOSAL UNDER PROPOSAL 4.

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PROPOSAL 5 – THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to 8i’s shareholders in the event that based upon the tabulated vote at the time of the Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, or the Nasdaq Proposal. In no event will the Board adjourn the Meeting or consummate the Business Combination beyond the date by which it may properly do so under its Current Charter and BVI law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by 8i’s shareholders, the Board may not be able to adjourn the Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the 8i Ordinary Shares represented in person or by proxy and entitled to vote thereon at the Meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect with respect to the approval of this proposal.

Recommendation of the Board of Directors

8i’s BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS

VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL UNDER PROPOSAL 5.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences for U.S. Holders (defined below) that elect to have their 8i Ordinary Shares redeemed for cash if the Business Combination is completed.

This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular shareholders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences described herein or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold 8i Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

● banks or other financial institutions, underwriters, or insurance companies;

● traders in securities who elect to apply a mark-to-market method of accounting;

● real estate investment trusts and regulated investment companies;

● tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

● expatriates or former long-term residents of the United States;

● subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

● dealers or traders in securities, commodities or currencies;

● grantor trusts;

● persons subject to the alternative minimum tax;

● U.S. persons whose “functional currency” is not the U.S. dollar;

● persons who received shares of 8i Ordinary Shares through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

● U.S. shareholders of controlled foreign corporations, as those terms are defined in Sections 951(b) and 957(a), respectively;

● persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding 8i Ordinary Shares; or

● holders holding 8i Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

As used in this proxy statement, the term “U.S. Holder” means a beneficial owner of 8i Ordinary Shares that is for U.S. federal income tax purposes:

● an individual who is a citizen or resident of the United States;

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● a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

● an estate the income of which is subject to U.S. federal income tax regardless of its source; or

● a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds 8i securities, and, after the completion of the Business Combination, PubCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of PubCo securities received in the Business Combination.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR ORDINARY SHARES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH HOLDER IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its 8i Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the 8i Ordinary Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the 8i Ordinary Shares, subject to the PFIC rules discussed below “—Passive Foreign Investment Company Status,” the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the 8i Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the 8i Ordinary Shares redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the 8i Ordinary Shares may suspend the running of the applicable holding period for this purpose. Long term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of 8i Ordinary Shares, subject to the PFIC rules discussed below “—Passive Foreign Investment Company Status,” the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from 8i’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the 8i Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the 8i Ordinary Shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will not qualify for the dividends received deduction that may otherwise be allowed under the Code. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the 8i Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

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Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of 8i Ordinary Shares treated as held by the U.S. Holder (including any 8i Ordinary Shares constructively owned by the U.S. Holder, as discussed below) relative to all of the 8i Ordinary Shares outstanding both before and after the redemption. The redemption of 8i Ordinary Shares generally will be treated as a sale or exchange of the 8i Ordinary Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in 8i or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only 8i Ordinary Shares actually owned by the U.S. Holder, but also 8i Ordinary Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include 8i Ordinary Shares which could be acquired pursuant to the exercise of 8i warrants or 8i rights. In order to meet the substantially disproportionate test, (i) the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of 8i Ordinary Shares must be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of our outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of our stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the 8i Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the 8i Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other 8i Ordinary Share. The redemption of the 8i Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in 8i. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in 8i will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of the rules regarding corporate distributions discussed above, any remaining tax basis of the U.S. Holder in the redeemed 8i Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining 8i Ordinary Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its 8i warrants and 8i rights or possibly in other 8i Ordinary Shares constructively owned by it.

Passive Foreign Investment Company Status

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the interest, by value).

If 8i is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of 8i Ordinary Shares and the U.S. Holder did not make either (a) a timely qualified electing fund, or “QEF,” election under Section 1295 of the Code for 8i’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) 8i Ordinary Shares, (b) a QEF election along with a “purging election,” or (c) a “mark-to-market” election with respect to the 8i Ordinary Shares (hereinafter, each a “ PFIC Election”), such holder generally will be subject to special rules with respect to “excess distributions,” generally including:

●	any gain realized by the U.S. Holder on the sale or other disposition of its 8i Ordinary Shares (including a redemption treated as a sale or exchange); and

●	any distributions to such U.S. Holder during a taxable year of the U.S. Holder (including a redemption treated as a distribution) that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the 8i Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the 8i Ordinary Shares.

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Under these rules,

●	the U.S. Holder’s excess distribution will be allocated ratably over the U.S. Holder’s holding period for the 8i Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of 8i’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to the redemption of 8i Ordinary Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of 8i Ordinary Shares, and the proceeds received on the disposition of 8i Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions of U.S. Holders of 8i Ordinary Shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to 8i Ordinary Shares, subject to certain exceptions (including an exception for 8i Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold 8i Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of PubCo securities.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

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INFORMATION ABOUT 8i

Overview

8i Acquisition 2 Corp. (the “Company” or “8i”) is a British Virgin Islands business company incorporated as a blank check company on January 21, 2021. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to herein as our “initial business combination.”

The Company has until November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter) to consummate a Business Combination.

Offering Proceeds Held in Trust

On November 24, 2021, we consummated our IPO of 8,625,000 Units (including the full exercise of the underwriters’ over-allotment option to purchase 1,125,000 units) at $10.00 per Unit, generating gross proceeds of $86,250,000. Simultaneously with the consummation of our IPO, we consummated the sale of 292,250 Private Units in a private placement to Mr. Meng Dong (James) Tan, our Chief Executive Officer and Chairman, generating gross proceeds of $2,922,500.

Following the closing of our IPO, an amount of $86,250,000 ($10.00 per Unit) from the net proceeds of the sale of the Units as a result of our IPO and the sale of the Private Units was placed in the Trust Account which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by use, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account.

Effecting a Business Combination

On April 11, 2022, we entered into the SPA. As a result of the transactions contemplated under the SPA, EUDA will become our wholly-owned subsidiary. In the event that the Business Combination is not consummated by November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), our corporate existence will cease and we will distribute the proceeds held in the Trust Account to our public shareholders. On May 30, 2022, parties amended the SPA to extend the time for 8i to complete its financial, operational and legal due diligence review of EUDA from May 31, 2022 to June 15, 2022. On June 10, 2022, the parties to the SPA, as amended, entered into a second amendment of the SPA, pursuant to which, the parties agreed to, among other things, (i) reduce the initial consideration to be paid at closing of the Share Purchase; and (ii) reduce the earnout payments.

Redemption Rights for Holders of Public Shares

Pursuant to the Current Charter, our shareholders (except the Initial Shareholders) will be entitled to request redemption their Public Shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.00 per Ordinary Share for shareholders) net of taxes payable. The Initial Shareholders have agreed not to exercise their redemption rights with respect to any Ordinary Shares owned by them, directly or indirectly.

Automatic Winding up, Liquidation and Subsequent Dissolution of Trust Account if No Business Combination

If 8i does not complete a business combination by November 24, 2022 (or May 24, 2023, if extended by the full amount of time allowed under its Current Charter), it will trigger the automatic winding up, liquidation and subsequent dissolution pursuant to the terms of the Current Charter. As a result, this has the same effect as if 8i had formally gone through a voluntary liquidation procedure under BVI laws. Accordingly, no vote would be required from 8i’s shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution. If 8i is unable to consummate its initial business combination within such time period, it will, subject to applicable law as promptly as possible but not more than ten business days thereafter, redeem 100% of 8i’s outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay its taxes, and then seek to liquidate and dissolve. In the event of its liquidation, and dissolution the 8i warrants will expire and will be worthless.

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The proceeds deposited in the Trust Account could, however, become subject to claims of our creditors that are in preference to the claims of our public shareholders. Although 8i will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, 8i will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the trust account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Unit and (ii) the actual amount per Unit held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the Trust Assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under our indemnity of the underwriters of IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of 8i. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per 8i Unit and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the trust account is less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While 8i currently expects that its independent directors would take legal action on its behalf against Sponsor to enforce its indemnification obligations to 8i, it is possible that 8i’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, 8i cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per Unit.

If at any time the voluntary liquidator of a company in voluntary liquidation is of the opinion that the company is insolvent (that is to say, either the value of the company’s liabilities exceeds, or will exceed, its assets or, the company is, or will be, unable to pay its debts as they fall due), he or she shall forthwith send a written notice to the British Virgin Islands Official Receiver in the approved form. The voluntary liquidator shall then call a meeting of creditors of the company to be held within twenty-one days of the date of the aforesaid notice to the Official Receiver. The said creditors’ meeting shall be treated as if it were the first meeting of the creditors of a company called under section 179 of the Insolvency Act, (Revised Edition 2020) of the British Virgin Islands (as the same may be amended from time to time, “Insolvency Act”) by a liquidator appointed by the members of a company and sections 179 and 180 of the Insolvency Act shall apply to the calling and holding of such a meeting.

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Where a voluntary liquidator is not an eligible licensed insolvency practitioner with respect to the company, the Official Receiver may apply to the British Virgin Islands High Court ex parte for the appointment of himself or herself or an eligible licensed insolvency practitioner as the liquidator of the company and the court may make the appointment subject to such conditions as it considers appropriate. From the time that a voluntary liquidator appointed first becomes aware that the company is not, or will not be, able to pay its debts he or she shall conduct the liquidation as if he or she had been appointed liquidator under the Insolvency Act. The Insolvency Act will apply to the liquidation of the company subject to such modifications as are appropriate and the liquidation of the company shall be deemed to have commenced on the date of the appointment of the voluntary liquidator. If 8i is deemed insolvent, then there are also circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act if it was proved that immediately following the date on which the distribution was made, 8i was unable to pay its debts as they fall due in the ordinary course of business. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part. Furthermore, 8i’s board of directors may be viewed as having breached its fiduciary duties to 8i or 8i’s creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. 8i cannot assure you that claims will not be brought against 8i for these reasons.

If 8i is forced to enter into an insolvent liquidation any distributions received by 8i shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, 8i was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by 8i shareholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and 8i to claims of damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Each of the Initial Shareholders has agreed to waive its rights to participate in any liquidation of the Trust Account or other assets with respect to the Private Units they held.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not have any other employees.

Facilities

We maintain our executive offices at 6 Eu Tong Sen Street, #08-13 Singapore 059817. We consider our current office space adequate for our current operations.

Legal Proceedings

8i is not currently a party to any pending material legal proceedings.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF 8i

The following discussion and analysis should be read in conjunction with 8i’s Financial Statements and footnotes thereto contained in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. 8i’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this proxy statement.

Overview

We are a blank check company incorporated in the British Virgin Islands on January 21, 2021 with limited liability (meaning our public shareholders have no liability, as shareholders of the Company, for the liabilities of the Company over and above the amount paid for their shares) to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses.

Our Sponsor is 8i Holdings 2 Pte. Ltd., a Singapore limited liability company which is owned by Mr. Meng Dong (James) Tan, the Company’s Chief Executive Officer and Chairman. On November 24, 2021, we consummated our initial public offering (the “IPO”) of 8,625,000 Units, including the full exercise of the underwriters’ over-allotment option to purchase 1,125,000 units, at a purchase price of $10.00 per Unit. Transaction costs amounted to $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting fees, $483,477 excess of fair value of representative’s purchase option and $649,588 of other offering costs, and was all charged to shareholders’ equity.

Upon the closing of the IPO and the private placement, $86,250,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust Company, LLC acting as trustee.

The funds held in the Trust Account are invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a business combination or the Company’s liquidation.

We will have 12 months from the closing of the IPO (or up to 18 months, with extension of two times by an additional three months each time) to consummate a Business Combination (the “Combination Period”). If we fail to consummate a Business Combination within the Combination Period, we will trigger automatic winding up, liquidation and subsequent dissolution pursuant to the terms of our Current Charter. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution.

On April 11, 2022, we entered into the Share Purchase Agreement with EUDA, Watermark Developments Limited (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Indemnified Party Representative, as amended on May 30, 2022, and June 10, 2022. Pursuant to the terms of the SPA, a business combination between 8i and EUDA will be effected through the purchase by 8i of all of the issued and outstanding shares of EUDA from the Seller. Upon the closing of the transactions contemplated in the SPA, as amended, we will acquire 100% of the issued and outstanding shares of EUDA from the Seller, in exchange for 14,000,000 ordinary shares of 8i. See “Proposal 1 — The Business Combination Proposal” for additional details.

Results of Operations

As of April 30, 2022 and July 31, 2021, we had not commenced any operations. All activity for the period from January 21, 2021 (inception) through April 30, 2022 relates to our formation and the IPO. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after the completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended April 30, 2022, we had net loss of $472,989, which consisted of $8,649 of dividends earned on marketable securities held in the Trust Account, offset by formation and operating costs of $481,638.

For the three months ended April 30, 2021, we had a net loss of $6,660 consisting of formation and operating costs.

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For the nine months ended April 30, 2022, we had net loss of $743,466, which consisted of $9,395 of dividends earned on marketable securities held in the Trust Account, offset by operating costs of $752,861.

For the period from January 21, 2021 (inception) through April 30, 2021, we had a net loss of $7,849 consisting of formation and operating costs.

Contractual Obligations

As of April 30, 2022 and July 31, 2021, we did not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at April 30, 2022 and July 31, 2021, we had $546,887 and $0 in cash and working deficit of $175,726 and $218,797 (excluding deferred offering costs and deferred underwriting commissions), respectively. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through the IPO are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to April 30, 2022 through receipt of $37,500 from the sale of the insider shares, and six unsecured related party loans with an aggregate of $396,157. The net proceeds from (1) the sale of the units in the IPO, after deducting offering expenses of approximately $697,500 and underwriting discounts of $1,725,000 (not including the deferred underwriting discounts) and (2) the sale of the private units for a purchase price of $2,922,500, was $86,750,000 (including the deferred underwriting discounts). Of this amount, $86,250,000 is held in the trust account. The remaining $500,000 is not to be held in the trust account.

We intend to use substantially all of the net proceeds of the IPO, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto, including deferred underwriting discounts payable to Maxim Group LLC in an amount up to 3.5% of the total gross proceeds raised in the IPO upon consummation of our initial business combination. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Over the next 12 months (or up to 18 months if the time period in which to complete the initial business combination has been extended) (assuming a business combination is not consummated prior thereto), we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

●	$190,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

●	30,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;

●	$70,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

●	$180,000 for the payment of the administrative fee to our sponsor of $10,000 per month for up to 18 months), subject to deferral as described herein; and

●	$30,000 for general working capital that will be used for miscellaneous expenses.

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If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies and estimates:

Ordinary Shares Subject to Possible Redemption

We account for out ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value (plus any interest earned on the Trust Account) as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Net Loss Per Ordinary Shares

We comply with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable ordinary share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the redeemable ordinary shares and the non-redeemable shares, we first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, we split the amount to be allocated using a ratio of 78% for the redeemable ordinary shares and 22% for the non-redeemable shares for the three months ended April 30, 2022 and 68% for the redeemable ordinary shares and 32% for the non-redeemable shares for the nine months ended April 30, 2022, reflective of the respective participation rights.

Deferred Offering Costs

We comply with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A -”Expenses of Offering.” Deferred offering costs consist of costs incurred in connection with formation and preparation for the IPO. Offering costs are allocated to the Public Warrants, Public Rights and Public Shares issued in the IPO based on its fair value at inception compared to the total IPO proceeds received. Offering costs associated with the ordinary shares are allocated between permanent equity and temporary equity.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. We have determined not to early adopt.

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Management does not believe that this and any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on our financial statements.

Related Party Transactions

On January 21, 2021 and February 5, 2021, we issued an aggregate of 1,437,500 ordinary shares to 8i Holding Limited, which have been subsequently sold to our Sponsor for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 14, 2021, our Sponsor transferred 15,000 ordinary shares in the aggregate to our directors for nominal consideration. On October 25, 2021, we issued an additional 718,750 ordinary shares for approximately $0.017 per share, which were purchased by our Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization.

We are obligated to pay our sponsor a monthly fee of $10,000 for general and administrative services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. For the period from November 24, 2021 through April 30, 2022, the Company has accrued a $53,000 of administrative service fee.

Mr. Tan purchased from us an aggregate of 292,250 private units at $10.00 per private unit (for a total purchase price of $2,922,500) simultaneously with the IPO.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 100,000 ordinary shares (which includes 10,000 shares issuable upon conversion of rights) and warrants to purchase 50,000 ordinary shares if $1,000,000 of notes were so converted). We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation.

On January 12, 2022, Mr. Tan agreed to loan the Company up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “January Note”). On March 18, 2022, Mr. Tan entered into a promissory note with the Company for $500,000 (the “March Note,” and together with the January Note, the “Promissory Notes”). The Promissory Notes were non-interest bearing and payable promptly after the date on which the Company consummates an Initial Business Combination. As of April 30, 2022, the total amount borrowed under the Promissory Notes was $800,000.

Mr. Tan has the right, but not the obligation, to convert this Note, in whole or in part, into Private Units containing the same securities as issued in the Company’s IPO and by providing the Company with written notice of its intention to convert this Note at least one business day prior to the closing of a Business Combination. The number of Units to be received by the payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Mr. Tan, by (y) $10.00.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending July 31, 2022. As of April 30, 2022, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

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●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

As of April 30, 2022 and July 31, 2021, we were not subject to any market or interest rate risk. The net proceeds of the IPO, including amounts in the trust account, may be invested in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of April 30, 2022 and July 31, 2021, except for the events described below, we did not have any other off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act,(iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the IPO or until we are no longer an “emerging growth company,” whichever is earlier.

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INFORMATION ABOUT EUDA

Overview

EUDA’s mission is to make high-quality, personalized healthcare affordable and accessible for all its patients. They aim to provide one stop healthcare and wellness services through their proprietary platform, EUDA. EUDA currently operates in Singapore and expects to expand across Southeast Asia. Their operations in Singapore include provision of medical urgent care and property management services.

In January 2020, EUDA acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”), that covers property management and security services for properties such as shopping malls, business office building, or residential apartments. EUDA aimed to build an Omni-channel health care and products platform in economies of scale and cross-sell opportunities and allows our management services section to expand into new and different verticals of management services in the medical field. An omni-channel healthcare platform refers to a technology platform comprehensive health-related services from an in-person clinic to utilizing digital tools like virtual care and video or telephonic technologies.

Headquartered in Singapore and established in 2019, EUDA aims to be a leading next-generation Southeast Asian healthcare-technology provider, integrating a full continuum of healthcare services with healthcare data analytics to drive high-quality and efficient care for their patients. The proprietary platform, EUDA, is their core holistic, connected platform, through which they also offer a mobile application platform for their users. What makes EUDA unique is the integration of Artificial Intelligence (AI) and Machine Learning (ML), which provides real-time actionable analytics functionality that enables EUDA’s users to make quick analysis and accurate diagnosis as well as business decisions. The platform gathers numerous data points and performs predictive analysis, where it can compare events and results over time to identify trends across various segments and provide accurate insights, analysis, and predictions regarding healthcare. Their AI applications supported on the EUDA platform include smart triage, smart match, smart claims supports and image recognition, as well as predictive algorithms that can read and analyze MRIs and X-rays. EUDA’s robust unique proprietary technology platform reduces the time taken for diagnostics yet continues to promote standardization of diagnostics, which effectively eliminates inefficiencies. Through EUDA’s software platform, they aim to deliver data-driven, personalized quality insights to patients while they are at the doctor’s office in order to provide them with different healthcare and treatment choices.

EUDA will allow for unparalleled convenience in the healthcare services market: expanding on existing offerings, EUDA will provide medical services from Primary to Post-surgery care, as well as ongoing preventive healthcare for clients, regardless of the level of healthcare required. EUDA aims to provide a series of products and services through their network and offer an array of complementary products and services to deepen their relationship with their members from assessing the condition, evaluating the risk level to providing personalized support services.

EUDA addition of new clients is a key indicator of its increasing market adoption and future revenue potential. EUDA markets and promotes its Medical Urgent Care services to healthcare provider organizations throughout Singapore using a go-to-market and direct sales organization composed of highly trained and technical team members that are segmented into several highly targeted and coordinated teams. These dedicated sales teams develop content and identifies prospects that the sales development team research and qualify to generate high-grade, actionable sales programs. EUDA’s sales and marketing department leverages on their deep experience to deliver an urgent care solution tailor-fit to the size and specialty of each practice. Through this targeted, coordinated approach, EUDA is able to maximize resource allocation and allow its sales teams to concentrate on execution.

EUDA utilizes both an inside and outside direct sales model to execute on the qualified marketing programs, partnering with client services to ensure the prospect is educated on the breadth of EUDA’s capabilities and demonstrable value proposition. Medical and clinical partners also play an important role in marketing and selling EUDA’s products to its customer base. The inside sales team focuses on acquiring leads by connecting with prospects, leads and clients using digital channels, while the outside sales team focuses on nurturing and converting leads. These partners may shorten the sales cycle and lower the customer acquisition costs. For example, through the Clinic Management System (CMS) partners, EUDA is able to embed its technology into existing health system technology infrastructure which, as a competitive differentiator, may lead to a higher win rate. Win rate is a measurement of the amount of success that a sales team generates over a certain period. EUDA typically base it on the number of sales that a team performs and compare it to the total number of potential sales opportunities.

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EUDA’s sales and marketing department is primarily responsible for planning and developing its overall marketing strategy, conducting market research, coordinating the sales and marketing activities to attract new customers and maintain and strengthen relationships with existing customers, managing the efforts in relation to tender bids and negotiating the terms of EUDA’s Property Management Service and Security Service contracts. The team will explore and establish information channels for business development and market research purposes. Such information channels include websites or other platforms on which property developers or property owners’ associations announce tender opportunities, uncovering business opportunities by way of recommendation or frequent communication with customers and other industry players, and organizing promotional events to showcase EUDA’s service offerings.

Furthermore, EUDA implements various incentive measures to encourage its sales teams to obtain property management service contracts of properties developed by third-party developers through research and analysis of and communication with target customers in the real estate industry and taking advantage of EUDA’s resources and expertise. In addition, various communication channels are adopted to explore more opportunities to provide EUDA’s Property Management Services that are customized and tailored to the specific localities to bring convenience to local property owners and residents. EUDA continually seeks business cooperation opportunities with third-party merchants to enhance the width and depth of its services

Incorporated with EUDA’s property management revenue of $4.6 million from 2020 and 2021, EUDA’s revenue was approximately US $8.9 million and US $11.00 million for the twelve months ended December 31, 2020 and 2021, respectively. This represents a year-on-year growth rate of 25%. EUDA generates revenue primarily from services in connection with medical services fees and management service fees. Medical services fees are generally derived from specialty medical visits in which EUDA acts as a principal connecting physicians to patients. Management service fees are obtained from contractually reoccurring revenue from common area management services which they provide to retail and residential properties.

EUDA’s platform will eventually provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. To achieve this, EUDA aims to continuously build towards a consumer-centric digital ecosystem to allow clients and patients to gain access to quality healthcare while keeping costs affordable. EUDA will also incorporate AI and ML on the platform and implements relevant solutions to it future offerings of healthcare and homecare services that it currently provides. AI-driven advancement will be increasingly visible throughout the healthcare journey including a strong potential for interactive virtual assistants (IVA) to improve patient experience and clinician operational workflow. EUDA has plans to develop the IVA in the coming years. The IVA will eventually allow clients & patients to find relevant information or complete tasks based on individual user information, previous conversations, and their location, thus enabling them to reach a successful resolution. Some benefits IVA can bring about are personalized customer experience, reduced waiting time, around the clock service and improved efficiency. EUDA believes in incorporating technology into the traditional medical services market and creating an end-to-end ecosystem that provides a comprehensive suite of healthcare and wellness services adds great value.

In the wake of the COVID-19 pandemic as nations went into various degrees of lockdown, there was also a permanent and massive digital adoption spurt and an acceleration in the telehealth and digital-health sector. According to Markets & Markets, the global telehealth and telemedicine market is expected to reach USD 191.7 billion by 2025 from an estimated USD 38.7 billion in 2020, due to the following reasons: (1) a rising and aging population (2) the need to expand healthcare access; (3) the growing prevalence of chronic diseases and conditions: (4) a shortage of physicians, (5) advancements in telecommunications, and (6) government support and increasing awareness.

Between 2000 and 2017, global health spending grew by 3.9% a year, outpacing global economic growth as global GDP grew by 3.0%. The World Health Organization has reported that as the growth of cost in healthcare per capita continues to outpace the growth in GDP per capita, the burden of healthcare cost could ultimately grow faster than the economic power to sustain such costs. Particularly in Southeast Asia, the rise in the cost of healthcare is expected to accelerate given the rapid demographic shift in a larger proportion of an aging population, according to Solidiance. As the working age population ages, EUDA believes the prevalence of smoking, overweight and obesity will also translate into a high prevalence of severe non-communicable diseases in the future, adding further pressure and costs to healthcare.

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There is an impetus to ensure that healthcare remains more affordable and accessible and in pursuit of this, many technological innovations have been sprouting up in various healthcare verticals. Yet, there remain gaps in the fragmented infrastructure of the healthcare industry which has led to cost and quality inefficiencies. EUDA had taken various steps and measures to integrate technology into various aspects of the healthcare system and aims to bridge the gap between various siloed healthcare verticals to form a comprehensive healthcare and wellness ecosystem. EUDA’s platform will eventually improve consumers access to an even higher-quality and more affordable healthcare options that were previously constrained by geographic locations, physician availability, office hours and costs. Digital-health providers that are part of their network had and will continue to undergo a rigorous screening and training process. Additionally, EUDA is currently in partnerships with reputable specialist providers to ensure quality care for their patients, providers on the EUDA network, including medical institutions such as clinics and hospitals, government health agencies and insurers. They are working towards providing providers on their network with greater convenience and flexibility in their operations, training, and support to ensure professional development and through their network of consumers, enabling them to increase income opportunities. The network of providers can also form unique partnerships to further increase their reach of products and services through complementary offerings.

Industry Challenges

Lack of Access to Healthcare

During the outbreak of the COVID-19 pandemic, many Asia-Pacific countries experienced first-hand suffering from a lack of resilient health systems to provide timely and quality care. The impact varied across nations and populations but there has been a disproportionate impact upon the most vulnerable populations. While the number of doctors per 1,000 people varies widely across Asia-Pacific countries and territories, it is generally lower than the OECD average and is unlikely to meet rising health needs. Patients have faced challenges gaining access to affordable and timely health care especially in communities that are traditionally underserved, such as those in remote or rural areas with few health facilities and medical staff. The shortage of skilled health professionals also has an adverse impact on the quality of care offered in health institutions.

Aging population to strain healthcare resources

According to the Economic Research Institute for ASEAN and East Asia, the East and South-East Asia Region currently has the largest number, about 37% of the world’s population, aged 65 or above and this trend is expected to continue over the next three decades. By 2025, 10% of Asia’s population will be people aged 65 years old and above, which is a 14% growth over 2021. This increase is driven by reduced fertility rates and higher life expectancy. By 2025, there will be close to half a billion people aged 65 or above in the Asia-Pacific Region.

As the number of people aged 65 or above increases, there will be a demand for primary care services to screen, assess and manage chronic illnesses and comorbidities, potentially straining healthcare resources. This demographic change also indicates that there may be fewer medical providers to deliver patient care and this shortage will necessitate a change in the existing model for medical care.

Healthcare cost has outpaced economic growth

According to the World Health Organization, between 2000 and 2017, global health spending grew by 3.9% a year while the global GDP grew by only 3.0% a year. The increase in health spending was even faster in low-income countries, where it rose 7.8% a year between 2000 and 2017 while the economy grew by 6.4% a year. In middle income countries, health spending grew more than 6% a year. In high income countries, the average annual growth was 3.5%, about twice as fast as economic growth. If this trend persists, healthcare could grow to a share of the economy and government budgets in ways that are unsustainable, and governments are unlikely to allocate a higher proportion of their budgets to healthcare spending.

Coupled with an aging population, this would mean that a relatively smaller workforce will have to produce the economic wealth to sustain the ever-growing demand for healthcare due to a relatively larger elder population. This will be exacerbated by the future elder population being composed of the working population today, which sees a prevalence of smoking, overweight and obesity rates that may result in a high occurrence of severe non-communicable diseases in the future.

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Consulting firm Solidiance has reported that even at present rates, the cost of healthcare in Southeast Asia’s major economies (Malaysia, Singapore, Philippines, Vietnam, Thailand, and Indonesia) is expected to outpace both GDP and population growth, leading to an estimated total healthcare cost of more than US$ 750 billion by 2025, an added burden of US$ 320 billion higher than the total spending of US$ 420 billion back in 2017. Given that public sector is heavily involved in the provision of healthcare, governments are expected to make payments on the majority of this incremental spend. This may cause a crisis in the healthcare systems in several nations unless policy makers are able to develop a more efficient healthcare model for the future.

Poor Medical Experience

Asia-Pacific has been burdened with a problem of an aging population, which is further accentuated by the lack of proper healthcare facilities in developing countries such as Indonesia. One of the key healthcare industry challenges is the limited availability of efficient and quality healthcare services. Patients and doctors are increasingly frustrated by the long wait times, in addition to the high costs associated with traditional medical consultations. There is an increased demand for more convenience, more emphasis on wellness and preventative services, and generally, more control over a person’s own healthcare. The COVID-19 pandemic has driven consumers to demand one-stop solutions for not only their medical needs, but also their overall wellness and educational information on the treatment options. According to a survey by Bain & Company, 72% of the people in Asia Pacific consider wait times to be one of the primary pain points in the healthcare system. Furthermore, the time taken for available traditional medical care services has increased the frustration of not only the aging population but young adults as well. For example, in Indonesia, the average time taken to visit a doctor is 4 hours whereas the average time spent in a doctor consultation is only 10 minutes. This clearly highlights a huge gap in the market which requires the industry leaders to pivot and explore better digital-health services in order to improve the healthcare landscape in the region.

Opportunities for EUDA

Primed for healthcare disruption

Driven by shifting demographics, technological innovations and limited healthcare resources, the Asia-Pacific region is primed for healthcare disruption and digital health ecosystems. McKinsey & Co. estimates that today, digital health impacts more than a billion lives, and estimates show that digital health in Asia could collectively create up to US$ 100 billion in value by 2025, up from US$ 37 billion in 2020. Furthermore, the rising rate of internet users in Asia-Pacific provides a solid platform for the digital healthcare landscape to address the key challenges and burden on the healthcare system in the region. In Southeast Asia alone, the COVID-19 pandemic has also accelerated Internet usage, with 40 million new users in 2020 alone and over 400 million users in the region. The internet penetration rate in Southeast Asia was 69% as of 2021.

The pandemic has lowered commercial barriers for health-tech as this sector sees continued funding by financial and strategic investors which could further fuel technological innovations. The Asia-Pacific region is also expected to present an immense commercial opportunity for the healthcare sector as regional healthcare expenditure in APAC is projected to grow by 11.5% annually to US$ 115.9 billion by 2025, according to a report by L.E.K. Regulators have also begun to recognize the efficacy of Telemedicine, eliminating regulatory barriers and increased policy support to establish and enforce regulation especially during the pandemic. Healthcare investment in Asia-Pacific will also continue to outpace other regions. According to Bain & Company, there was US$ 15.8 billion in healthcare private equity buyout deal value, with a growth rate of 38% between 2013 and 2018, compared with 29% for the rest of the world.

Accelerated consumer adoption of Health-Tech

Bain & Co. estimates that in Southeast Asia, Health-tech usage has grown by 400% in 2020 and has retained its users post-lockdown. As telehealth played crucial roles during the various degrees of lockdown, it has accelerated consumer adoption of health-tech. Within Indonesia, as the healthcare system remains under pressure from the pandemic with hospitals struggling with the surge of patients, the government turned to provide remote services by telehealth firms such as Alodokter and Halodoc and included free consultations and medication delivery. This allows for prescriptions to be issued and delivered to non-critical patients eliminating the time spent on travel and waiting for a consultation. At the same time, telehealth has alleviated the load on healthcare systems and prioritized hospitals for patients with more critical symptoms.

Telemedicine also enables communities in rural and underserved urban areas to gain access to healthcare by overcoming distance and time barriers between healthcare providers and patients. Remote care and diagnosis via telemedicine will reduce patients’ distance travelled for specialist care and related expense, especially critical for countries with a large, dispersed population such as Indonesia. Emerging health ecosystems have already impacted more than a billion lives in Asia.

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Platform to improve health and wellness of all participants

Chronic diseases remain a significant burden on healthcare systems globally. These progressive diseases are significant causes of illness and death and can last for extended periods of time and require long-term treatment. These could be managed through chronic disease management and some public and private payers have begun leveraging digital technologies to nudge consumers to monitor their health and lower the long-term cost of care.

The presence of a healthcare ecosystem will allow for tie-ups with an extensive network of medical partners to promote fitness and dietary guidelines to a wider pool of the population. The utilization of big data and AI in digital health will also allow for forward-looking data that can help avoid or mitigate non-communicable diseases. Telehealth can promote a healthy lifestyle and provide value-added services ranging from post-surgery rehabilitation work to customizable fitness plans to combating chronic conditions, amongst others.

Market Challenges and Euda’s Opportunity:

Market Challenges

General Economic Conditions Affecting the Healthcare Industry. Because a substantial portion of EUDA’s revenue is derived from clients who are part of the healthcare industry, EUDA’s business and business plans could be adversely affected by conditions and factors affecting the healthcare industry generally, including trends in customer-healthcare behavior, purchasing practices, operations and the operating funds of healthcare organizations and costs of compliance with regulation, litigation, and other general economic conditions. Such changes could cause EUDA to make unplanned modifications to its products and services, delays to its business plans or cancellations of orders or reductions in demand for its products and services.

Stagnation of the Digital Health Industry. EUDA’s success depends substantially on the willingness of its clients’ members or patients to adopt its digital health solutions. Stagnation of such adoption can impact the frequency and extent of customer acquisition, the utilization of EUDA’s services and solutions, as well as EUDA’s ability to demonstrate the value of omni-platform to its healthcare providers, employers and patients, as well as to health plans, government agencies and other purchasers of healthcare for beneficiaries. Additionally, individual and healthcare industry concerns, or negative publicity regarding patient confidentiality and privacy in the context of the digital health industry, could further restrict market acceptance of EUDA’s healthcare services.

Reliance on Corporate Clients. EUDA, like many other emerging healthcare marketplaces, at least initially, is expecting to rely largely on its corporate clients and members for a substantial portion of their total revenue. EUDA has a high concentration of risk based on this reliance on their corporate clients, which, if adversely impacted, could leave them unable to grow their business quickly enough to drive organic growth from individual clients.

Further, EUDA’s fees are directly proportional to the number of individuals with whom their corporate clients provide healthcare services to and the number of applications or services subscribed to by their corporate clients under most of their contracts with them. Thus, EUDA’s business would face significate headwinds if the number of individuals covered, health plan and other corporate clients decrease, or the number of applications or services to which they subscribe decreases.

Dependence on Technology. Given that the crux of EUDA’s business is centered on its omni-health platform, its success will largely depend on their ability to weather numerous technology-related challenges, including but not limited to:

●	their ability to possess, or continue to possess, the resources, either financial or personnel, for the research, design, development and deployment of new applications, technological requirements, or services to stay competitive in the rapidly evolving digital health market;
●	their ability to stay competitive amidst technological advances by one or more of their current or future competitors whose software-based products and services may render their omni-platform uncompetitive or obsolete;
●	their ability to avoid challenges to their intellectual property or misappropriation by others of their proprietary technology, particularly as competition in their market grows and the functionality of applications amongst competitors overlap; and
●	their ability to manage their dependence on artificial intelligence and blockchain technology, which involve the storage and transmission of clients’ proprietary information, sensitive or confidential data.

Unpredictability of the Regulatory Digital Health Landscape. The uncertainty of the regulatory climate of the digital health landscape may subject EUDA’s operations to numerous unforeseen direct and indirect laws and regulations. As a result of these challenges, EUDA may be required to change their practices and possibly incur significant initial and/or future monetary and annual expenses to comply with the new regulatory changes. These additional monetary expenditures may increase future overheads.

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Dependence on Operational Framework. EUDA’s growth is also largely dependent on its operational framework, which is reliant on numerous factors, including but not limited to its:

●	Strategic Relationships. EUDA’s success will continue to depend on its third-party relationships with partner organizations, technology companies and content providers to grow their business;
●	Network Providers. EUDA depends on their continued ability to maintain a network of skilled and qualified health providers to maintain existing customers and attract new customers onto their platform, which they may be unable to successfully accomplish;
●	Sales Force. EUDA’s future growth will continue to depend on their ability to maintain and expand on a qualified and effective sales force that will be able to obtain new clients and manage their existing client base; and
●	Mobile and Network Infrastructure. A key element of EUDA’s growth will continue to depend on their ability to maintain an uninterrupted running network and mobile infrastructure to maintain and scale their technology platform to enable them to support their business growth.

Competitive Strengths

EUDA believes the following competitive strengths have contributed to their current success and helped them differentiate themselves from their competitors:

-	Unique business model that encompasses the full spectrum of healthcare & wellness services: Their unique ecosystem-based business model intends to eventually integrate a full continuum of healthcare services with healthcare data analytics to drive improved outcomes for patients. EUDA intends to offer an “all-in-one” healthcare management software that will eventually encompass an entire ecosystem of value-conscious care in an integrated platform for healthcare providers, employers and patients. The platform intends for its integrated platform to offer healthcare providers, businesses and patients a more streamlined, convenient, personalized and cost-effective healthcare experience that will lead patients to receiving improved healthcare outcomes. Though EUDA may not be able to effectively implement its business model, EUDA aims to offer a comprehensive suite of services for both healthcare and wellness services in order to recognize the needs of their customers at every step of their journey.

EUDA’s intends for its services to be divided into four verticals: Healthcare, Lifestyle & Wellness, Health Plans and Enablement; this is to help ensure that the patient’s entire journey can be fully captured inside the EUDA platform and enable EUDA to be strategically aligned to provide end-to-end solutions for their patients, beginning from customer acquisition to prescriptions to the delivery of medications,

24/7 medical urgent care, digital pharmacy solutions, diagnostic and monitoring services and ultimately the provision of continuous care. EUDA also intends to be able to digitally connect their patients requiring support for mental health to their panel of therapists and psychologists.

Under its Lifestyle and Wellness segment, in line with their commitment to cover the entire spectrum of care, EUDA intends to offer a customers an e-commerce one-stop shop marketplace for the sale of health and supplement products, including dietary snacks, home care services such as home nursing care and home consultation services, a fitness segment, and eventually a men’s and women’s wellness platform which will cover a suite of targeted wellness content.

Lastly, under the health plans vertical, EUDA intends to provide monthly subscription packages that offers corporations as well as individuals a selection of telehealth services such as teleconsultations, an online pharmacy and health screenings. Therefore, through their spectrum of services, EUDA will be able to address the needs of multiple consumer segments and hence, take a holistic approach that improves health outcomes.

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-	Creating superior user experience through their wide array of technological capabilities: EUDA envisions that its integrated platform will be a one-stop healthcare hub that will centralize all of its existing and future programs into a single, user-friendly application, providing its customers access to its services in real-time 24/7. One of their key differentiating factors arises from its proprietary technology platform, which will be able to enhance the speed and efficacy of care through leveraging their proprietary AI and ML capabilities.

Additionally, through the platform, which EUDA intends to us to collect valuable patient data throughout the process, is expected to in turn feed back into improving the performance of its machine intelligence and algorithm, with the sole aim of safely navigating its members to the right healthcare resources together with the right clinical expertise.

In addition to the merits of EUDA’s proprietary platform technology, EUDA expects to be able to run secure and effective solutions, such as blockchain, that will support their healthcare platform. EUDA will be utilizing blockchain’s ability to keep an incorruptible, decentralized, and transparent log of all patient data. Blockchain is transparent, and also private, concealing the identity of any individual with complex and secure codes that can protect the sensitivity of medical data. The decentralized nature of the technology will also allow patients, doctors, and healthcare providers to share the same information quickly and safely. EUDA’s success will depend on their ability to utilize blockchain and the latest technologies to develop, acquire and market new services and to ward against technological advances by one or more of their current or future competitors before their present or future software-based products and services become uncompetitive or obsolete.

Therefore, EUDA believes their investment in technology will ultimately enable them to provide a better user experience at a lower cost of service, though EUDA recognizes that its competitors may independently develop the same or similar technology or could obtain access to EUDA’s own unpatented technology.

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Their “Always-On” approach: EUDA intends to always provide 24/7 concierge-level care coordination services for their high-risk members. As a digital health company, EUDA strongly believes in advocating the presence of healthcare at any time and any place, and as needed, by their customers in an “always on” approach: their coordination specialists are trained to cover all emergency, primary and specialty services and provide the highest level of personalized medical concierge level services at the push of a button. Furthermore, through their geographical presence and growing network of relationships with medical partners, they are able to expand on the healthcare resources they can provide their customers.

EUDA currently operates in Singapore and has a sizeable number of medical partners across the healthcare spectrum ranging from ambulatory service providers and General Practitioner (GP) clinics to hospitals and specialist consultants. This allows them to provide to their clients, which consists of a range of corporate clients coming from various industries, as well as households. The widest range of urgent care options are usually based around pricing, proximity, choice of treatment and medications. Therefore, their relationships with medical partners will allow them a competitive edge, as they are able to provide top notch round-the-clock healthcare services based on the requirements expected from their clients.

-	Led by a team of visionary leaders: Another key differentiating factor for EUDA is the rich blended nature of the management team. EUDA’s management team is composed of executives with extensive experience in Healthcare, Technology, Insurance & Consumer Experience segments. The wide array of industries captured by EUDA’s management team allows them to deliver superior products and services to their customers as the management team possesses an in-depth understanding of the pain points prevalent in the industry. The combination has also enabled them to address the market gap in the healthcare industry with an innovative data driven all-in-one healthcare platform. EUDA’s management team has limited skills related to managing a public company, so they will need to effectively balance these new demands with their focus on delivering superior products and services to EUDA’s customers.

-	Rapidly diversifying and growing service verticals to improve monetization channels: EUDA believes that their competitive advantage is their wide array of service verticals that allows them to serve the needs of multiple consumer segments. The diverse nature of their offerings allows EUDA to expand their market reach both horizontally and vertically. The cross-selling of services further lends itself to what EUDA believes is a sustainable and ever-expanding business model. EUDA aspires to make the EUDA ecosystem a perpetually growing platform in terms of the addition of health and wellness verticals. EUDA has a wide array of additional health verticals in its roadmap and is determined to realize providing digital health access to specialist health and wellness verticals in the Southeast Asia region. Segments that are currently in development include: Digital Pharmacy, Medical Tourism, Chronic Disease Management, Mental Health, Diagnostics and Monitoring, Marketplace, Fitness, Women’s Health, Corporate & Individual Health Plans and EUDA Society (Doctor’s Insurance). With the expansion of their service verticals, EUDA will face additional challenges to manage such expansion, but they hope to provide a more comprehensive platform customers and expand their monetization channels to increase synergies between their business segments.

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EUDA’s Growth Strategy

The following are their key growth strategies:

Drive Greater Adoption with their Existing Clients

●	EUDA intends to drive greater adoption among existing patients by expanding the populations to which they offer services to. Health plans may offer the option of digital health to a subset of their total membership and over time expand this service to more members. Healthcare systems may start with a single hospital or region and then expand system wide. EUDA also plans to increase adoption within Singapore, where they see significant increases in utilization among clients as medical providers and patients have become more aware of and comfortable with digital health. They believe in continually increasing awareness of and loyalty to their solution by adding new and complementary products and services, third-party connections, and other strategic alliances, so as to grow their solution towards becoming the single source for on-demand healthcare for their clients.

●	Clients have also embedded digital care more fully into their operations, where they plan to continually refine and enhance their user experience. Hence, they will be using targeted patient and medical provider engagement campaigns, best practices training as well as operational support to further drive an increase in usage across their platform. EUDA is also building robust data repositories to strengthen their predictive models and multi-channel marketing strategies to provide a more complete picture of their clients, enhancing their ability to lead targeted and purposeful campaigns, and they will continue to invest in marketing technologies that allow them to increase client touchpoints. Lastly, they will continue to actively engage clients in benefit design, worksite marketing and executive sponsorship strategies to drive awareness about their services.

Increase Penetration by Adding New Clients within their Core Verticals

●	EUDA had and will continue to invest in their direct sales force and channel management capabilities to sustain growth and client support. As their clientele stems mainly from the realm of blue-chip companies, it represents a significant opportunity for new client growth with large employers. EUDA further believes in forging ahead to compete with the market leaders in the digital health industry, given their unique positioning strategy to capitalize on the Business to Business to Consumer, or B2B2C. Growth is expected to be generated by word of mouth amongst corporations accompanied by enhanced brand awareness. EUDA believes the B2B2C model will bring about higher growth with lower cost of customer acquisition in comparison to a direct Business to Consumer, or B2C model. EUDA will also be directing resources into new marketing technologies and campaigns to support their sales force in lead generation along with new client generation and implementations.

Invest in New Clinical Specialties

●	EUDA will offer their client’s access across a wide range of areas from chronic disease management, medical tourism, mental health to men’s and women’s health. They are also looking to offer direct access to behavioral health professionals who treat conditions such as anxiety and smoking cessation. They intend to leverage on their highly scalable platform by expanding into new clinical specialties, such as standalone dermatology services, second opinions and chronic conditions such as diabetes, and by focusing on expanding its services amongst current clients such as by offering behavioral health as a commercial service to their clients. As they expand their clinical offerings, they intend to further eliminate gaps in continuity of care in order to provide coordinated care along the healthcare delivery continuum.

Expand Across Care Settings and Use Cases

●	EUDA intends to expand their solutions across additional care settings and explore ancillary opportunities that will broaden their business. EUDA believes their services have wide applicability across new use cases, including home care, post discharge, wellness, screening and chronic care. They take a holistic approach to improve outcomes for their clients and provide wellness and prevention through Health, Fitness and Nutritional modules. They are also looking to provide campus clinics and workplace health services as well as medical emergency assistance.

●	EUDA is also currently extending the number, range and functionality of their applications, and will hope to continue to respond quickly to evolving market needs and trends with innovative solutions, including broadened health kiosk access, mobile applications, biometric devices and at-home testing.

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Invest in Digitalization and Innovation for Digital Care Capabilities

●	EUDA plans to expand the reach of their digital platform into new areas by investing in new technologies. For example, they are looking to incorporate a fitness function within EUDA, allowing individuals to connect to fitness applications on the EUDA platform. They are looking to partner with a local digital fitness provider that offers a suite of fitness and wellness content. The classes will allow individuals to reach their fitness goals anywhere and anytime, offering a series of workout sessions including full body, targeted workouts, stretch and recovery.

●	EUDA is constantly investing in AI technology designed to help expand patient engagement while improving efficiencies, reducing the cost of care and promoting better care coordination. For example, there will be an AI deployment enabling a patient-provider matching tool, allowing patients to input their preference for doctors, timing and area of specialist onto the EUDA platform and their platform will synthesize patient’s preference to ensure best matches to boost efficiency and user experience.

●	Continued investment in interoperability, including remote patient monitoring, advanced analytics and lab services as well as the home delivery of pharmaceuticals, is expected to allow them to expand use cases. Their investments in interoperability with other technologies have also allowed them to partner with innovative companies to develop unique products and services. Their strategic partnership will allow their services to be accessed directly through the EUDA interfaces. EUDA believes these partnerships will differentiate their offering and add new capabilities to drive demand and add value for their clients.

Leverage Existing Sales Channels and Penetrate New Medical Provider Markets

●	EUDA plans to develop a highly effective distribution network to target large employers and they are committing incremental sales and marketing resources to the small-medium enterprises to increase their penetration within this market. Additionally, EUDA intends to further penetrate the medical provider market, notably hospitals and group physician practices, as they believe their solution will offer the medical community an attractive platform from which to generate substantial income by acquiring new patients and to better participate in emerging risk-sharing and value-based payment models. With expanded access to available health insurance, they also intend to pursue health insurance companies about their services, hence, insurance companies may represent an attractive new sales channel.

Expand into International Markets

●	As regulatory and reimbursement systems around the world evolve, they see a significant opportunity to expand internationally. They are also exploring joint international offerings with existing partners, as well as with strategic acquisitions to further boost their geographical footprints in Southeast Asia.

Pursue Focused Acquisitions

●	Their comprehensive platform and know-how enable them to selectively pursue strategic and complementary businesses to support their clients’ needs. Their acquisition strategy is centered on acquiring technologies, products, capabilities, clinical specialties and distribution channels that are highly scalable and rapidly growing. EUDA will continue to evaluate and pursue acquisition opportunities that are complementary to their business, though we have no acquisitions contemplated at this time.

Intellectual Property Rights

EUDA owns or otherwise have rights to the trademarks and service marks, used in conjunction with the marketing and sale of its products and services. This includes trademarks, such as EUDA, Euda and euda, which are protected under applicable intellectual property laws and are EUDA’s property and the property of its subsidiaries. Solely for convenience, EUDA’s trademarks and trade names referred to in this Proxy Statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that EUDA will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

Save for the trademarks and domain name disclosed in this prospectus, EUDA’s business and profitability is not materially dependent on any trademark, patent, domain name or other intellectual property. EUDA is not aware of any infringement (a) by EUDA of any intellectual property rights owned by any third parties; or (b) by any third party of any intellectual property rights owned by EUDA. To the best of EUDA’s knowledge, there had not been any pending or threatened claim made against EUDA, nor have there been any claim made by EUDA against third parties, with respect to the infringement of intellectual property rights owned by EUDA or third parties.

EUDA retains intellectual property rights in its technology and platform (which are used in managing and delivering consultations) by including contractual provisions in each service agreement with its customers, which provide that background intellectual property rights either (i) owned or licensed by EUDA or (ii) developed outside of the respective services agreement, belong to EUDA. This includes significant know-how in understanding how to leverage cloud components deployed in the current platform, other third-party technologies, and EUDA’s own technology, to deliver a first-class digital healthcare service.

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EUDA Ecosystem

Consumer-centric digital ecosystems are emerging across the world in response to these fundamental forces disrupting healthcare. Such ecosystems are designed to seamlessly deliver the right care in the right setting at the right time by integrating three critical components: (a) a network of health-service providers across care settings, (b) a system of intelligence that leverages behavioral, social, and health data to analyze patients’ needs and selects the appropriate provider, and (c) a technology backbone that enables data and insights to flow between care providers.

In order to capitalize on this industry trend, EUDA is building a healthcare ecosystem that encompasses the full spectrum of healthcare and offers a comprehensive suite of health and wellness solutions. EUDA is developing an all-encompassing healthcare management platform purpose-built to power the entire ecosystem of value-based care for both businesses and individuals. EUDA aims to offer healthcare solutions that strengthen the delivery of holistic medical care. It will operate on a unified platform to streamline comprehensive patient-centered care and disease management, unmatched data integration, broad-spectrum collaboration, patient engagement and configurable analytics and reporting.

EUDA’s ecosystem will be strategically aligned to provide comprehensive solutions for their patients. This begins when a person signs up for their service and runs all the way to prescriptions, the delivery of medication and providing continuous care. The software will be powered by ML and AI capabilities that will cover the full spectrum of a patient’s visit cycle from E-triage, GP consult, E-medical certificates, and medical prescriptions. In addition to the medical aspect of healthcare, their ecosystem will also encompass the general well-being of their customer and patients and therefore, caters to the fitness, dietary supplements and healthy snacks needs.

Their AI and ML driven chatbot service will be supported by their extensive database that drives the e-triage process. The ML function will continuously learn and improve the accuracy of outcomes as the database expands with more data inputs.

Moreover, their patients will be connected to the EUDA ecosystem through the EUDA mobile application. This, in turn, enables their users to be able to connect to certified doctors 24/7 through the convenience of video consultations via either phone or tablet. The application will be able provide patients with quick and easy communication with doctors who are readily available for addressing any medical issues. If medically necessary, doctors can also quickly prescribe medication and connect patients with the pharmacy of their choice. Furthermore, the inbuilt data analytics functionality gives user insights on improving health through health management modules and encourages program participation for targeted lifestyle rewards and campaigns with selected partners.

Unique Value Proposition

EUDA provides a unique value proposition to its users through the utilization of their core resources and competencies:

-	Superior capabilities of Artificial Intelligence and Machine Learning: Their technology platform leverages on at least 1,000 common diagnostic patterns and represents a repository of valuable healthcare information of its clients that can be analyzed and dissected through data analytics to ensure optimal therapeutic outcomes for its patients. ML will also be used to better understand human behavior, habits, and interactions to realize continuously improved outcomes.

-	Always-On Approach: The coordinator specialists provide 24/7 concierge-level care coordination services for their high-risk members and cover all emergency, primary and specialty services.

-	Expanding Network of medical partners: EUDA’s network consists of various medical partners across the healthcare spectrum ranging from ambulatory service providers and GP Clinics to Hospitals and Specialist Consultants. By leveraging on their expanding network, EUDA is able to offer its clients the widest possible range of urgent care options based around pricing, proximity, choice of treatment and medications.

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-	Ensuring real-time quality of their service providers: EUDA’s service network is composed of accredited medical professionals who are continuously trained to maintain a high standard of care. The roster of medical professionals is continuously reviewed and updated to ensure the highest quality of healthcare resources are made available to its clients. Each of the medical practitioners in EUDA’s roster has on average 15 years of experience.

Lastly, their ecosystem is not only robust when it comes to their wide network of medical partners but also their growing geographical footprint in Southeast Asia. EUDA is looking to establish its presence beyond Singapore, across the Southeast Asia region. Their strategy continues to be targeted at underdeveloped health and wellness verticals to first establish their presence before dedicating more resources to capture more market share.

EUDA’s Solutions

EUDA’s platform aims to provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. Their services can be broken down into four spectrums: Healthcare, Lifestyle & Wellness, Health Plans, and Enablement all on a single platform. The convenience of expanding existing offerings to provide services from Primary to Post-surgery care as well as ongoing preventive healthcare for clients, regardless of the level of healthcare required, is unparalleled in the healthcare services Southeast Asia market.

EUDA currently provides 2 services namely Medical Urgent Care and Property Management Services.

●	Medical Urgent Care

EUDA’s Medical Urgent Care service aims to deliver top-notch healthcare assistance and medical evacuation to offer individual and corporate client’s peace of mind around the clock. The proprietary technology enables EUDA to provide the members with a seamlessly integrated medical assistance operation, reducing any possible delays in execution of cases. Regardless of the severity of the injury, the platform can recognize, analyze, and determine the type of treatment required instantly, mitigating any health-related risks and associated costs.

EUDA continues to invest in the existing EUDA platform to develop new technologies, products, modules, programs, and capabilities to meet the broadening needs of its clients. EUDA is also looking to partner with its clients and/or other stakeholders to build new features, modules, and programs. This includes the ongoing development of its digital tools program capabilities.

EUDA plans to expand the reach of its digital platforms into new areas by investing in new technologies such as AI and its digitally enabled technology with the goal of improving the patient-physician consult experience, enhancing the company’s health service offerings, improving healthcare delivery efficiency and providing one avenue for the collection, organization and structuring of data.

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●	Property Management Services (Home Care Services)

EUDA’s existing Property Management Services will be categorized under the home care service line together with the home care services that EUDA is intending to roll out. The Property Management Service covers the management and security services of properties such as condominiums and shopping malls. Categorized under Home Care Service line from 2023 onwards, this service line together with the Security Service will eventually evolve to provide home-based medical services to households. EUDA’s existing Property Management Services will be categorized under the home care service line together with the home care services that EUDA is intending to roll out. The home care service line will be a medical integrated property management services in homes and offices that comes with general home care and specialized care service curated based on member’s needs. services include but not limited to are remote monitoring, continuous care management, chronic disease management, post-surgery care, infusion, and preventative service. EUDA aims to also integrate the security service with their core business of providing users with an integrated platform offering medical services by eventually training and providing security personnel at public events for medical support.

Future Service Offerings

Although the COVID-19 pandemic has led to the relaxation of certain regulatory and reimbursement barriers, it is uncertain how long the relaxed policies will remain in effect, and there can be no guarantee that once the COVID-19 pandemic is over that such restrictions will not be reinstated or changed in a way that adversely affects the business.

However, such a return may benefit EUDA as the renewed enforcement of HIPAA regulations may force many marginal telehealth platforms out of the marketplace, thereby lessening the competition. The Ministry of Health in Singapore (MOH) will be introducing a new Healthcare Services Act (HCSA) to replace the current Private Hospitals and Medical Clinics Act (PHMCA) to meet Singapore’s evolving healthcare needs, and better safeguard the safety and welfare of patients as new healthcare models and services emerge. MOH adopts a risk-based regulatory approach to healthcare services and will focus on licensing direct doctor teleconsultations under the HCSA in 2023. Licensable providers may be independent doctors offering teleconsultations themselves, or organizations which have set up clinical and operational governance for their doctors to provide teleconsultations.

EUDA will progressively put in place professional and process measures to provide safe telemedicine care and ensure compliance to the MOH measures. EUDA is looking to integrate the following products and service lines onto a single platform, EUDA, eventually providing unparalleled convenience to their consumers, expanding on their existing offerings to provide services from Primary to Post-surgery care as well as ongoing preventive healthcare for their members regardless of the level of healthcare required.

Under the Healthcare vertical, EUDA will provide the following service lines:

●	Campus clinics and workplace health

Workplace Health includes health and wellbeing programs that are used as interventions by employers to improve the lifestyle choices and health of workers as a way of preventing chronic illness. They may also target organizational and environmental practices to improve the overall health and safety of the workplace, ultimately increasing productivity of employees.

●	Digital Pharmacy

This includes the physical dispensation of over-the-counter drugs and prescription medication through kiosks and vending machines upon receiving the prescription from certified healthcare providers online or have the medication delivered to doorstep. It marks the convergence of the digital revolution with pharmacy retail.

●	Medical Emergency Assistance

EUDA platform and service will offer intelligent functionalities such as the SMARTMatch function that will be able to intelligently match members to their existing network of service and care partners from various industries such as travel, auto and event organizations, regardless of their location. Medical evacuation is required in a situation when a medical condition cannot be adequately treated in the current location and involves moving a patient to another location with a higher standard of care.

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●	Diagnostics & Monitoring

Wearable technology in healthcare includes electronic devices that consumers can wear, such as health trackers and smartwatches. These devices are designed to collect the data of users’ activity tracker and enabling it to generate data analytics and insights and can even transmit user’s health information to a doctor or other healthcare professional in real time. Through the EUDA platform, allows other devices in the market to be connected to it, wherein it can track and automatically transmit data and results to patients and/or physicians to enable them to provide real-time, dynamic treatment and consultation to the patient that is most importantly precise, accurate and cost-effective.

●	Medical Tourism

The EUDA Medical Tourism line serves as a digital concierge that digitally connects patients with their physicians and allied health providers in receiving elective medical consultation and treatment in Singapore or overseas. The platform will possess a range of capabilities and functions to digitally match patients with their desired medical provider.

●	Chronic Disease Management

Chronic disease management is an integrated care approach to continuous monitoring and managing illness which includes screenings, check-ups, monitoring and coordinating treatment, and patient education. It can improve the quality of life while reducing healthcare costs by preventing or minimizing the effects of the chronic disease. There will be an AI function which connects physicians and patients digitally, aiding in frequent monitoring of treatment and medication management.

●	Mental Health

Mental health software assists the behavioral health service providers in selecting the best plan for treating an individual affected due to stress, depression, addiction, and anxiety. The plan will be created based on the clinical data or information of the patient and the patient’s medical history record. The EUDA platform will be able to help users in scheduling appointments online and even enable them to pay medical bills online. For patients, it can provide help on demand without the long waits often associated with in-person therapy.

Under the Lifestyle & Wellness vertical, EUDA will provide the following service lines:

●	Marketplace

This is a “smart” online retail platform specializing in consumer health and wellness. This segment will be powered by smart capabilities for members to compare and find the most cost-efficient products. The Digital Health Marketplace (DHM) represents an online marketplace that aims to simplify EUDA’s clients and end-users’ access to health and wellness-based consumer products.

●	Fitness

EUDA’s fitness function allow individuals to seamlessly connect and integrate their wearables to the platform, allowing them to regularly self-monitor their health statistics including sleep patterns, fitness goals and to improve workout efficiency. The digital fitness segment will offer a suite of fitness and wellness content - online classes that allow individuals to achieve their fitness goals anywhere, by offering a series of sessions including full body, targeted workouts, stretch and recovery.

●	Men’s Health

The focal point of their Men’s Health offering is the EUDAMan line, which is a proprietary integrated technology platform that provides consumers with discreet and reliable access to proven treatment techniques and medication within one unified platform. EUDAMan targets to be one of the leading virtual clinics in Southeast Asia dedicated to men’s health, covering treatments including erectile dysfunction, premature ejaculation, hair loss, performance anxiety and enlarged prostate.

●	Women’s Health

Similarly, through the EUDAWoman line, they aim to provide female consumers with discreet and reliable access to consultations, proven treatment techniques and dispensation of medication in a unified platform. EUDAWoman will be developed to serve as a fully digital women’s health platform that creates a comprehensive experience of women’s health from the point of consultation and diagnosis up until the delivery of medicines and post care services, supported by a network of reliable and highly credentialed women’s health service providers.

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Under the Health Plans vertical, EUDA will provide the following service lines:

●	Individual Health

The EUDA platform will offer teleconsultations to users with flexible monthly, quarterly, or annual subscription schemes. The array of services offered on the platform will also be expanded beyond the traditional domain of physical health, as patients will in effect have access to a plethora of medical proficiencies such as doctors, dietitians, and mental health experts through the platform.

●	Corporate Health

EUDA will be launching a monthly subscription-based Health and Wellness program that includes personalized health and wellness care plans from its multi-disciplinary holistic care team and an online community to assist employees in their health and wellness journey through the teleconsultation process. EUDA’s services also include virtual and in-person holistic health screenings and the sale of medical products and supplements through its online pharmacy, tailored to meet the specific health and wellness needs of employees.

●	EUDA Society

EUDA Society will be designed to serve as a patient-doctor social network platform that facilitates the outreach and exchange among patients, doctors and all medical professionals. Services that will be offered under this module includes digital third-party administrator, locum bookings/placements, second opinion service, provide medicolegal insurance, sponsorships from pharmaceutical companies, sale of drugs and incorporating medical tourism.

EUDA’s fourth vertical is the Enablement. EUDA Platform is a seamless integration of electronic health record, clinic management system, human resource management and claims management system. This allows patients to access healthcare remotely without the need to provide prior medical records. It will also enable healthcare providers to gain rapid access and evaluation of past records to provide best treatment possible and reducing any possibilities of complications and costs involved.

The table below shows the estimated timeline of deployment of the EUDA’s services for the three scenarios.

Singapore	Base Case	Middle Case	Best Case
Healthcare
Medical Urgent Care	Jan-22	Jan-22	Jan-22
Campus Clinics & Workplace	-	-	Jan-24
Digital Pharmacy	-	-	Jan-25
Diagnostics & Monitoring	-	-	Jan-24
Chronic Disease Management	-	-	Jan-25
Mental Health	-	-	Jan-25
Lifestyle & Wellness
Marketplace	-	-	Jan-24
Property Management Services (Home Care Services)	Jan-22	Jan-22	Jan-22
Fitness	-	Jan-23	Jan-23
Men’s Health	-	Jan-23	Jan-23
Women’s Health	-	Jan-23	Jan-23
Health Plans
Individual Health	-	-	Jan-24
Corporate Health	-	-	Jan-24
Euda Society	Jan-23	Jan-23	Jan-23
Medical Emergency Assistance	-	Jan-23	Jan-23
Medical Tourism	-	Jan-23	Jan-23
Enablement
Human Resource Management	-	Jan-24	Jan-24
Claims Management System	-	Jan-24	Jan-24

Medical Urgent Care

Medical Urgent Care is the provision of immediate medical services offering outpatient care for the treatment of acute and chronic illness and injury.

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According to a 2020 report by Grand View Research, the urgent care market was valued at US$ 845.1 million in 2020 and it is forecast to reach US$ 8.6 billion in 2027, growing at a Compound Annual Growth Rate (CAGR) of 39.4%. Based on the report, the key factors driving the urgent care applications market growth include the growing preference among healthcare facilities to provide patient-centered care, the growing adoption of urgent care applications with increasing smartphones usage and rise of 4G and 5G technologies, and the rising implementation and development of medical urgent care applications by governments. In Southeast Asia, the support of the adoption of urgent care applications for better information exchange by government, non-profit organizations and private companies is one of the significant factors expected to drive the market for urgent care applications.

EUDA’s Medical Urgent Care service is based on a transactional-based model that provides a dependable revenue stream. In a transaction-based model, the pricing and the cost to customers are based on the number of transactions executed (i.e., the amount of work done in a specified time). It also enhances a close working relationship between EUDA and its healthcare providers and partners, patients and clients that affords additional insight into their evolving needs and wants. Its customer base comprises individuals, families, expatriates, business travelers and locals. The institutional customer base consists of insurance companies and corporate organizations. Companies that are in the business of construction, mining, and manufacturing; and companies that send their employees overseas or to remote worksites will also benefit from the service as these customers will require urgent medical care and effective incident response in the event of a medical calamity, which is covered under the Medical Emergency Assistance line.

EUDA’s Medical Urgent Care service offers medical land ambulances serving as the first point of contact within the healthcare system, supporting its clients through its network of assistance centers 24/7. The platform allows its clients to be able to enjoy better care coordination, receive remote consultation and reach out to the assistance centers through that channel for medical assistance, receive precaution reminders and any potential disaster warnings.

Its services include:

a.	Emergency care and evacuation (Domestic)
b.	Medical Concierge Services

c.	Online Health Management and Telehealth Consultation
d.	Corporate Health and Insurance Management Services
e.	Processing claims and billing (Partnering with payors such as Insurance companies)

EUDA’s algorithm will be able to determine if the patient requires teleconsultation, in-person or emergency treatment based on patient data inputs and digital triage tools. The use of AI and data analytics can identify patterns in behavior and identify optimal outcomes that can prevent any unnecessary and costly inpatient admissions. The algorithm will also come with a pattern and data matching tool which matches based on the availability of doctors and facilities, consumer’s input of personalized and specific criteria and factors such as cost, time, and choice of treatment among others. EUDA’s proprietary technology recognizes, analyzes and determines the type of treatment required instantly, mitigating any health-related risk and associated costs.

At the initial phase, EUDA is developing the AI system to organize patient health records improve a physician’s ability to extract patient information. The system will comprise a pipeline of AI algorithms to organize relevant clinical information from a patient referral record and present information to the clinician in a web interface. The AI system is expected to save time for the physician to assess new patient records and answer clinical questions, without compromising accuracy when retrieving important patient data and information. This is particularly relevant in an era in which practitioners are confronting increasing volumes of electronic health records.

EUDA will also be developing AI applications to make it easier to read and decipher images to conduct analysis. Using Deep Learning technologies and programs, the AI system equips itself with algorithms that offers a quicker reading of complex images, including those from CT scans and MRIs. The automated image diagnosis system can offer improved performance to doctors, providing better diagnoses of diseases. Moreover, it will be a vital tool when it comes to combating the shortage of radiologists and other medical professionals in hospitals.

EUDA expects it will eventually be able to seamlessly organize diagnostic tests through a network of diagnostic centers, schedule specialist consultant reviews of the results, and provide ongoing clinical management throughout the patient’s care cycle. Patients are able to act upon the predictive results and begin their preventive care journey, allowing them to prevent any ailments or any chronic disease. Medical professionals, on the other hand, are able to accurately diagnose the patient’s condition, provide precise treatments and timely care.

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Campus clinics and workplace health

Corporate or Workplace Wellness can be defined as any health promotion activity or organizational policy designed to incentivize and support workplace behavior that contributes to employees’ health and wellbeing in the workplace and improves employee health outcomes. The World Economic Forum, in partnership with Right Management, has defined ‘wellness’ as ‘a state of being that is shaped by engagement and other workplace factors as much as physical and psychological health’. This further defines corporate wellness ‘as an active process through which organizations become aware of, and make choices towards, a more successful existence.’

The COVID-19 pandemic has highlighted the importance of physical and mental health and organizations have started to prioritize policies regarding employee wellness. As “work from home” policies transition into a new norm, there has been an increase in implementation of telemedicine by employees to maintain health. EUDA’s integrated workplace healthcare solutions are composed of:

●	Establishment and operation of medical institutions in enterprises such as Corporate Workplace Health Centers
●	Comprehensive workplace medical services
●	On-site medical insurance
●	Health-themed lectures
●	Medical examination assistance in hospitals
●	Health promotion activities
●	First aid knowledge training
●	Home healthcare services for high-net-worth individuals
●	High-end diagnosis and treatment plan as an alternative to conventional medical/commercial insurance

Looking beyond the coronavirus pandemic, healthcare kiosks will be especially important moving forward, to restructure consultations, keeping staff protected from communicable diseases, and offering convenient telehealth options to less severe cases. In a changing healthcare landscape, digital healthcare industry is increasingly important and clinical kiosks are playing a significant role.

Outside the traditional healthcare setting, the kiosk’s main function is to replicate the visit to a doctor’s office, offering quick access to medical consults within a public setting such as a school, retail malls, condominium complex, office building, airport, community center, jail, factories, hotels, resorts, or airport. If placed inside a pharmacy, hospital, or clinic, the kiosk most often act as registration counter or patient education terminal. They can even be used as triage stations in the emergency department. The telehealth kiosk is beneficial to sectors such as construction, manufacturing, medical, mining or any business that has its operations involving a significant amount of human contact. The kiosk can also be deployed in remote worksites with little to no access to immediate healthcare services. These customers will have quick and easy access to medical assistance and consultation solutions.

EUDA believes the cost benefit analysis of developing a kiosks vis-à-vis onsite clinics is extremely compelling. Onsite facilities cost anywhere from US$ 50,000 to nearly US$ 700,000 annually that involves operating with a full-time clinical staff, and typically limited to serving employees in major urban centers. Comparatively, at just US$ 15,000 to US$ 60,000 each, telehealth kiosks can extend the reach of existing onsite clinic staff to small and mid-sized locations. In addition, the benefits of having onsite clinics staffed by nurses can also be found through the kiosk experience, by augmenting physical staff with a clinical team that includes online physicians and other provider types.

This will serve as a kiosk for patients to enter conveniently and connect with a virtual doctor. These kiosks will be made readily available in areas such as factories, plants, pharmacies, shopping malls, offices, schools, hotels, and resorts. The services will include:

●	Digital appointment check-in & verification for a streamlined and higher quality patient experience
●	Secure patient identification, ensuring full HIPAA compliance
●	Outstanding balance and co-pay collection at the onset of the appointment
●	Smart alert notifications
●	Prescription refill ordering management

Digital Pharmacy

The digital pharmacy space marks the convergence of the digital revolution with pharmacy retail. Digital tools and technologies are increasingly adopted to improve the interactions between patients and pharmaceutical providers.

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Fortune Business Insights states that the global ePharmacy market is projected to reach US$ 178 billion by 2026, increasing at a CAGR of 14.3%. Major factors driving the growth of the market are high e-commerce adoption rates, increased online orders, growth in the elderly aging population, rising implementation of e-prescriptions in hospitals and other healthcare services such as telemedicine.

The COVID-19 outbreak has considerably influenced the perception of digital healthcare positively and increased the utilization of online pharmacy platforms. Individual consumers across the globe are adopting online pharmacies in tandem with the rapidly growing population of smartphone users, improved digital infrastructure and convenient online payment methods. Online platforms offering the sale of Over-the-counter (OTC) drugs and prescription drugs have been sprouting in many corners of the globe. The residual effects of the COVID-19 pandemic have sparked trends in which consumers are increasingly adopting online shopping and delivery services. The ‘stay-home’ effect has prompted many consumers to opt for the online procurement of goods and services including prescription drugs.

The online pharmacy sector is poised to witness an increase in online orders for medical devices, prescriptive medicines, commonly available drugs, and health supplements. This trend is set to have carry-on effects post pandemic with the convenience and quick access to healthcare successfully breaking into consumer habits, allowing consumers to experience the benefits digital healthcare has to offer. Patients have benefited from the virtual healthcare services like remote diagnosis, medical consultations and medicine delivery during the social distancing and quarantine.

Digital Pharmacies have extremely lean and cost-effective structures that do not require furnishing large expenses on retail workers or vendors as well as renting warehouses and premises. The most recent innovation in the digital pharmacy space includes the physical dispensation of OTC drugs and prescription medication through kiosks and vending machines upon receiving the prescription from certified healthcare providers online.

EUDA’s Digital Pharmacy model will focus on creating value for the consumers through convenience and cost savings. The digital pharmacy’s role is to list all medicines on their platform, verify prescriptions, process orders, receive payments, and deliver medicines. EUDA Digital Pharmacy offers the consumer a wide array of medicines, OTC drugs and premigration medication. Controlled drugs are also offered against a prescription provided by a registered practitioner. With EUDA’s unique business model mix and proprietary technology, EUDA will be able to digitally interconnect the EUDA Digital Pharmacy to the rest of their service lines such as Campus Clinic & Workplace Health and Marketplace.

EUDA Digital Pharmacy will be integrated with their health kiosks to provide instant prescription dispensary services after a consultation. The online pharmacy will also offer same-day delivery services right to the patient’s doorstep. This further boosts the comprehensive suite of services EUDA health kiosk possesses and offers a more holistic experience for the consumer. With an extra layer of offerings, in addition to teleconsultations, it gives patients the option to procure medicines online safely and seamlessly. This will improve the entire healthcare experience with EUDA, taking control of the entire value chain from start to end.

With multiple avenues to roll-out EUDA Digital Pharmacy through EUDA service lines such as the Campus Clinic and Workplace Health and Chronic Disease Management, EUDA will be able to leverage multiple service channels to introduce its Digital Pharmacy services, which could potentially boost the take up rate significantly.

Medical Emergency Assistance

Medical evacuation is required in situations when a medical condition cannot be adequately treated in the patient’s current location. Medical evacuation may involve moving the patient to their home country; or where more appropriate, to bring the patient to a location with quality medical care within the same region.

The COVID-19 pandemic has exacerbated the challenges of patient’s procuring medical emergency services. These range from time zone differences and language barriers in foreign countries, lack of communication infrastructure, complex healthcare systems to other extenuating factors such as political unrest and occurrence of natural disasters. EUDA believes that technology is the key solution to ensure that the patient’s condition, needs, and requirements are relayed accurately and effectively.

The advancement in digital healthcare technologies allows healthcare services to be delivered right to the consumer’s location. With technology, medical services, from diagnosis and recommended treatment options to conveyance of the patient to the nearest medical facility, can all be done remotely. Not only does this save much time, but it also improves the patient’s chances of recovery. Travelers and remote workers have historically faced a multitude of barriers when located in overseas locales. Such examples include language barriers and a lack of knowledge about local laws and regulations leading to an inability to navigate the archaic foreign healthcare systems.

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Through the use of its technology, EUDA believes its platform will be positioned to effectively circumvent most of these obstacles and barriers for its clients. At the touch of a screen, the client will be able to connect to EUDA’s vast network of partners comprising of healthcare, transport and insurance providers, among others, to fulfill all the patient’s needs across the entire care cycle, from the point of incident until post treatment convalescence. EUDA will also be providing air evacuation with advanced capabilities. This includes the provision of commercial aircraft with medical equipment on board, commercial aircraft with medical escorts, land ambulance evacuations and medical seacrafts. Such evacuations are often mission critical and time-sensitive, requiring intense coordination and precision monitoring by their specialist coordinators, together with their network partners.

EUDA’s Medical Emergency Assistance service will be offering intelligent functionalities such as the SMARTMatch function. It will intelligently match members to its existing network of service and care partners from various industries such as travel, auto and event organizations, whenever and wherever they are. This service will serve as an extension of their Medical Urgent Care line, that is in turn connected to their international partners and care centers located around the world in the various countries where their members reside.

The EUDA Medical Emergency Assistance system will be able to locate and access medical facilities through its wide network of global providers. In addition, it will be able to provide real-time monitoring of patient’s treatment and safety. With effective communication being a vital element in such emergencies, the system can update the patient’s family, employer, and home physician on the patient’s medical condition, if required.

In addition to those emergency medical cases, EUDA is even able to render ancillary services that are non-medical in nature but necessary for the situational requirements of the patient. Examples of such services include travel and document assistance, liaising with the authorities to replace stolen or lost passports and travel documents, facilitating the transfer of temporary funds to the customer in the event of monetary theft or fraud, resulting in lost monies and rendering legal and bail services.

EUDA’s proactive case management system will be able to ensure that the most appropriate treatment is delivered at all times while maintaining control of costs. They will be able to assess treatment in line with patients’ medical needs and insurance cover, avoiding any unnecessarily inflated expenses in the process. With a global cost containment network that comprises travel, auto and event organizations in their existing markets spanning across Asia, EUDA is able to tap into the various resource, facilities and mediums to ensure that members benefit from savings on negotiated discounts and protocol pricing.

Diagnostics and Monitoring

Diagnostic and monitoring devices for consumer health include wearable technology. These are health trackers and smartwatches that are designed to collect the data of users’ activity tracker. It generates data analytics and insights and can even transmit user’s health information to a doctor or other healthcare professional in real time.

The advancement of wearable technology in providing convenience and ease of use has led to increasing demand from consumers to take greater discretion and influence over their own health. Such trends have in turn catalyzed the healthcare industry, including insurers, providers, and technology companies, to develop a wider range of wearable devices such as smartwatches, and wearable monitors, to ride on this wave.

EUDA tracks and automatically transmits data and results to patients and/or physicians to enable them to provide real-time, dynamic treatment to the patient so that it is precise, accurate and cost-effective. The EUDA platform even allows real-time on the go triaging with a doctor or certified healthcare professional. It can arrange a diagnostic test at a moment’s notice, if needed. This not only creates an expeditious, time-sensitive treatment process, but also ensures a seamless and safe experience for all users. Its state-of-the-art continuous wrist-based heart rate technology utilizes photoplethysmography for heart rate tracking. Furthermore, it can also monitor sleep patterns through the use of advanced sleep tracking tools. Its workout efficiency tools can help users reach their fitness goals and shorten recovery periods.

EUDA’s device will possesses capabilities in active patient monitoring. These capabilities are especially critical for patients with chronic or terminal illnesses who need to regularly monitor their health and critical markers such as blood pressure or blood glucose levels. It addresses the needs of patients battling with comorbidity or patients who may be immunocompromised, and susceptible to potential illness or infections. By harnessing technology embedded within the device, patients can regularly self-monitor their health statistics and be empowered to exercise greater autonomy over their health. Patients will consequently be inclined to be more mindful of their dietary habits and undertake an exercise routine required to maintain their readings within the healthy range.

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EUDA will also provide on-demand medical examinations from the comfort of the patient’s home. These devices will allow users to perform self-diagnosis from simple temperature taking to even examining his or her own ears, lungs, heart, and throat. EUDA expects that through the examining process, the device will also be able to detect and convey the vital signs of the patient, analyze the results, and perform a diagnostic analysis, that can then be forwarded to their remote board of certified physicians. The platform will then provide seamless interaction between the user and the physicians, thereby affording the best in-home examination and diagnosis solutions.

Through integration of the EUDA platform with the digital pharmacy module, users will be given the flexibility to either pick up the medication in person from the nearest pharmacy to their place of residence or they can choose to send the prescription electronically via EUDA and have their medication delivered to their doorstep within the same day.

Marketplace

Internet penetration and the proliferation of online mobile applications has marked a significant shift in the global retail landscape to e-commerce platforms. Consumer shopping habits have been molded with the increasing digitalization as they can now explore a plethora of options and products at the simple touch of a finger. E-commerce has transformed the entire retail value chain from the selection of products to the transaction process and finally receiving the actual product. This has also had a trickle-down effect on the health and wellness products as more and more consumers are turning to the internet as a marketplace to address and fulfil their needs.

In order to capitalize on this industry uptick, and as part of its wider ecosystem, EUDA will operate a Digital Health Marketplace (DHM), a smart online retail platform specializing in consumer health and wellness. This platform is powered by smart capabilities for members to compare and find the most cost-efficient product. The DHM represents an online marketplace that aims to simplify clients and end-users’ access to health and wellness-based consumer products.

Under the DHM, EUDA will operate in three main segments that are outside the realm of prescription medicine:

●	Dietary Supplements: The dietary supplements market came under the limelight as a result of the COVID-19 pandemic which drove a massive awareness for personal health and immunity-boosting supplements. According to Grand View Research, the global dietary supplements market was valued at US$ 151.9 billion in 2021 and is expected to expand at a CAGR of 8.9% between 2022 to 2030. In terms of demographics, working adults accounted for 46.6% of the overall revenue in 2021 as a result of significant lifestyle changes and hectic work schedules due to the shift to work-from-home amidst the pandemic. Southeast Asia is one of the key markets which is expected to see significant growth during the forecast owing to the growing middle class and the increasing expenditure on health-enhancing products. EUDA is well-poised to capitalize on this untapped potential with its data driven DHM and its growing presence in the Southeast Asia market.
●	Skincare: The demand for skincare products, especially through online outlets, saw a massive increase during the pandemic period as there was a rising cognizance of the various benefits of using personal care products. Moreover, within the skincare segment, the demand for natural and organic skincare products proved to be more lucrative. According to Mordor Intelligence, the Global Skincare Products Market was valued at US$ 140.92 billion in 2020 and is forecast to grow at a CAGR of 4.69% from 2021 to 2026. EUDA is strategically positioned to capture the robust growth due to its strategic presence in the region as well its reliable and credible network of partners.
●	Healthy Snacks: Health consciousness has been one of the major drivers behind the exponential growth of the healthcare industry, especially the healthy snacks industry. The preference for a quality lifestyle and ensuring that the nutritional needs of the body are met has boosted the demand for healthy snacks. According to Fortune Global Insights, the global healthy snacks market was valued at USD$ 78.13 billion in 2019 and is projected to reach USD$ 108.11 billion by 2027, exhibiting a CAGR of 4.2% during the forecast period. Another key contributor to the growth of this market is the increasing prevalence of chronic and acute diseases which have driven the shift to healthier lifestyle choices. Health-conscious consumers are expected to increase as the need for healthier lifestyle becomes more prevalent and therefore, with EUDA’s DHM, it will augment the online retail space for the healthy snacks industry.

EUDA’s ecosystem facilitates patients who are looking for healthier lifestyles to utilize the marketplace for their nutritional supplementation at the click of a button. EUDA marketplace is an online e-commerce function of the EUDA application and website that provides consumers with the tools to optimize their wellness e-commerce experience and maximize their health savings through making qualified and informed decisions in their shopping experience. The platform will offer on-demand and subscription-based services for health and wellness products, supplementing the service of care with technology, both at the front and back end. The AI-assisted bot will offer suggestive content and products to boost user’s well-being. EUDA platform not only enables consumers to make informed decisions but also helps them understand, manage and purchase products through educational content in accordance with their individual needs and benefits.

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EUDA’s Marketplace will improve the lives of their patients by providing convenience, lowering prices and offering discounts and wide range of products for the consumer health and wellness industry. They aim to leverage their expanding network of medical partners to further promote the need for health-consciousness and using superior dietary supplements for a healthier lifestyle as they continue to steer through the pandemic.

Home Care Services

Home care services are undergoing rapid changes as digital health companies globally are trying to implement digital technologies to adapt to the modern-day patient requirements. In line with this trend, EUDA’s home care service line boasts a variety of community-based solutions to assist individuals suffering from acute to chronic disorders such as blood pressure, respiratory disorders, kidney, hip fracture, cerebral palsy, heart disorders, and others. This vertical can be categorized into two key segments – Home Care devices/equipment and Home Care Service providers.

According to a 2021 Facts and Factors report, the global Home Healthcare Market was estimated to be valued at US$ 281.10 Billion in 2019 and is expected to reach a size of US$ 454.34 Billion by 2026. This market is expected to grow at a CAGR of 7.10% from 2019 to 2026. This growth can be attributed to better cost-efficiency, improved patient outcomes, and the convenience offered by home healthcare agencies. It is dominated by therapeutic devices due to the increasing number of patients suffering from chronic and/or acute respiratory diseases. Furthermore, lower service costs for in-home healthcare when compared to the charges for hospitals or nursing homes is another key factor boosting the therapeutic equipment market.

The key growth drivers of the home care market are the growing geriatric population which has led to the increase in the prevalence of chronic diseases, hence, increasing the demand for home healthcare. Moreover, the rising demand for value-based healthcare is expected to further fuel the growth of this segment. Government coverages and subsidies are also encouraging patients to opt in for provision of home care services and devices, thereby, increasing the receptiveness and adoption by patients. It is expected that the geriatric population will outnumber the working adult population which will lead to a significant drag on the healthcare resources and might lead to capital intensive approaches of building more hospitals and healthcare facilities. However, a transition to home care services will avoid hospital stays and therefore, allow increased investment into technologies for facilitating higher quality home care services.

EUDA believes it will be strategically poised to capture this untapped potential and deliver robust services by utilizing its expanding network of medical partners across the healthcare spectrum ranging from ambulatory service providers and GP Clinics to Hospitals and Specialist Consultants. By leveraging this network, EUDA is able to offer its clients the widest possible range of home care options based around pricing, proximity, choice of treatment and medications. Such services include (but are not limited to): home nursing care, therapy, specialized care and home consultation doctor visits. EUDA’s ecosystem-based approach will facilitate the availability of more comprehensive home care services which can be accessed from all walks of life and at various stages of the care cycle. Lastly, with the help of their AI-driven platform with ML capabilities, EUDA can better understand human behavior, habits and interactions to actualize continuously improved outcomes. This provides smart matching tools that details care plans customized for each individual allowing EUDA to match customers to medical professionals that best address their specific needs from the comfort of their homes. Hence, EUDA is well-equipped to acquire and retain customers in an increasingly competitive marketplace.

EUDA’s aim is to bring telehealth services to homes and ensures that they continually deliver high-quality, effective and efficient care to its patients, whilst reducing the overall cost of providing clinical services. Through their service offerings, they aim to bridge the gap between the need for suitable healthcare and the desire to access it while remaining at home. In bringing telehealth services to people’s homes has its benefits of enabling patient-centered through remote patient monitoring and real-time communications, the industry is not void of challenges such as finding the right balance between substitution versus supplementation of in-person visits, capital intensive nature of technology investments, and increasing competition. However, with the higher quality services offered by EUDA, it is in prime position to tap onto the trend of shifting to home care services.

Fitness

During the COVID-19 pandemic and varying degrees of lockdowns in different countries, gym closures, a shift to work-from-home model and social distancing restrictions have led to individuals turning to home workouts and a huge demand for virtual fitness content. The virtual fitness field took on a new momentum, leading to a steady flow of live-streamed classes and pre-recorded fitness video content. These structural changes stem from the convenience and accessibility afforded by virtual content. Consumers can attend virtual classes from the comfort of their own homes, eliminating barriers to entry that were previously associated with high cost of gym membership or fitness studios. On-demand fitness classes also meant that consumers no longer have to accommodate fixed schedule in-class workouts and factor time for commute to fitness studios.

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Even as the globe moves past the COVID-19 pandemic, this segment is poised for an upward growth trajectory. According to Grand View Research, the global fitness app market size is expected to reach US$ 15.5 billion by 2028, expanding at a CAGR of 21.6% from 2021 to 2028, underpinned by rising health and fitness awareness and the growing prevalence of obesity.

EUDA will be integrating consumers’ fitness lifestyle into the platform through its fitness function that allows individuals to connect their wearables or link their fitness application to the EUDA platform. EUDA tracks workout results and provide insights on consumers’ progress and goals. Its state-of-the-art continuous wrist-based heart rate technology will utilize photoplethysmography for heart rate tracking. Other functions include advanced sleep tracking tools to monitor sleep patterns and workout efficiency tools to help users reach their fitness goals and shorten recovery periods. By harnessing technology embedded within the device, patients can regularly self-monitor their health statistics and be empowered to exercise greater autonomy over their health. Patients will consequently be inclined to be more mindful of their dietary habits and undertake an exercise routine required to maintain their readings within the healthy range.

EUDA is looking to partner with a local digital fitness platform that offers a suite of fitness and wellness content. These online classes are specially designed to enable individuals to work out and achieve similar results without gym equipment through a series of sessions including full body, targeted workouts, stretch and recovery. EUDA plans to increase uptake rate of the platform through an all-encompassing strategy. Videos covering lifestyle and wellness contents including diet, nutrition, workouts, meditation, and mental wellness related content will be released periodically. EUDA will be working together with the provider to release more interactive fitness videos, covering popular areas of fitness such as Strength and Conditioning, Cardio, Yoga, Pilates, Barre, and others. EUDA will also be utilizing an influencer content generation strategy to efficiently capture market share in several key demographics. The initiative will be accompanied by several cross-selling content deals with promotional videos and sponsorships that showcase upcoming EUDA launches, features, and packages. As EUDA gains traction in the Digital Fitness scene, they will also seek further growth opportunities within merchandise sales and nutritional segment, further diversifying their revenue streams.

EUDA will be providing digital fitness to their network partners eventually as part of post-care services. These services can range from post-surgery rehabilitation work to customizable fitness plans to combating chronic conditions. The fitness line will be leveraging on EUDA’s corporate client base by advocating and integrating mass adoption of the application into client’s corporate health plans. The bundling and packaging of EUDA’s fitness applications allows for greater corporate adoption, promoting their fitness line to a wider pool of consumers and has immense outreach.

EUDAMan

There is a broad spectrum of male health needs that requires a multi-disciplinary approach to appropriately treat the common health conditions including male infertility, erectile dysfunction and hypogonadism. Despite so, research has shown that men are less likely to seek medical help and do not attend to their health needs until it begins to influence their bodily functions, underpinned by affiliated stigma when men seek medical treatments. Online healthcare channels and telehealth have emerged as one of the avenues for men to obtain more data about men’s health conditions and to overcome their reluctance to visit healthcare providers. Telehealth is poised to be the transformative force to empower men to take ownership of their health and seek appropriate treatment, as male patients are less hesitant to seek medical treatment for ailments where they would not have previously done through a physical consultation.

Aside from men’s health, there also exists a health gap between men and women. Men have a lower life expectancy rate, and they are more burdened by illness, with more chronic illnesses than women. According to a study done by Harvard University, the gap stems from a mix of biological, social and behavioral factors, including greater work stress and hostility, as well as greater prevalence of smoking and alcohol abuse for men.

Men’s health is a complicated and often psychological issue. To improve health outcomes and change societal attitudes, the process to seek treatment should be made as comfortable as possible while ensuring that the best care is given. Telehealth offers the best way to achieve that and has the potential to provide consult and treatment for male sexual health to lifestyle management and health education, ensuring optimum health for men.

Offered through the EUDA platform, EUDAMan will be a proprietary integrated technology platform that provides consumers with discreet and reliable access to proven treatment techniques and medication within one unified platform. EUDAMan will be providing discreet healthcare with great convenience through a safe and reliable channel in order to empower men to exercise greater autonomy over their health and wellness. EUDA’s technological infrastructure enables its clients to be deeply rooted and widely connected to a robust and reliable network of health service providers, specializing in male health issues. EUDAMan will also offer medication delivery service and medication prescribed by a licensed medical practitioner will be dispatched to patients in discreet packaging within three days through a reliable logistics provider.

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EUDAMan’s key focus areas are on therapeutic conditions with the highest degree of occurrences in the group of men aged between 21-65. These areas include erectile dysfunction and premature ejaculation, hair loss, performance anxiety and enlarged prostate. EUDAMan is equipped to handle and address the full spectrum of patient needs from the point of request for consultation and verification to the actual consultation and diagnosis and support and finally to post-consult care. Apart from specific men’s health, EUDAMan can also provide a wide spectrum of services due to the cross-integration across the continuum of care, with its repository of electronic health records and the use of interactive data analytics and insights with pattern and data matching to realize optimal healthcare and therapeutic outcomes for its clients and consumers.

EUDAWoman

Female technology may be the next big phenomenon in the women’s healthcare industry. Also known as “Femtech,” it prioritizes women’s health and wellness and is designed to improve women’s quality of life by using software, apps, diagnostics and devices. According to a report from Femtech Analytics, the femtech market was valued at US$ 18.7 billion in 2019 and is expected to rise to US$ 60 billion by 2027. The femtech market is further divided into subsectors including key women’s health issues, such as reproductive and maternal health, general health, and wellness, which includes mental health, chronic diseases, and communicable diseases.

Similar to men’s health, there are social stigmas surrounding women’s health such as that of family planning, including contraception and fertility treatments. According to the World Health Organization’s estimates in 2017, 214 million women of reproductive age in developing regions who want to avoid pregnancy are not using a modern contraceptive method, representing a global unmet need for modern contraceptives. Family planning has clear health benefits since the prevention of unintended pregnancies results in a subsequent decrease in maternal morbidity and mortality. Contraception allows spacing of pregnancies, delaying pregnancies in young girls who are at increased risk of health problems from early childbearing, and preventing pregnancies among older women who also face increased risks.

EUDAWoman provides dedicated feminine care in order to empower women to take charge of their health profile and to exercise greater autonomy on women’s health and the type of feminine care that they desire. EUDAWoman is a fully digital women’s health platform that serves to create a comprehensive experience of women’s health from the point of consultation and diagnosis up until the delivery of medicines and post care services. Through their cutting edge, proprietary integrated technology platform, patients will gain discreet and reliable access to consultations, proven treatment techniques and dispensation of medication on a unified platform.

Individual Health Plans

In line with the rapid adoption of telehealth as well as online retail and consumer medications, there will a demand for subscription-based models for telehealth services. For individuals, a subscription-based model with fixed prices makes it easier for them to budget and plan their healthcare plans with providers benefitting from the consistent recurring revenue stream given the stable pool of patients and customer base. Like other risk-based payment models, subscription-based services also incentivize providers to be more efficient in delivering services and ensure positive outcomes for patients, setting up an imperative for providers to better manage risks and realize cost savings.

Capitalizing on this demand, EUDA provides individual health plans via a subscription-based model. The EUDA platform offers teleconsultations to users with flexible monthly, quarterly, or annual subscription schemes. This taps on the EUDA network, allowing patients to connect to a wide range of medical professionals, including general physicians, specialists, and mental health care providers at any time. This also allows for uninsured or underinsured patients—as well as those with high-deductible health plans—to access affordable quality care. The array of services offered on the platform will also be expanded beyond the traditional domain of physical health, as patients will gain access to a plethora of medical proficiencies such as doctors, dietitians, and mental health experts through the EUDA platform.

Corporate Health Plans

The health and wellbeing of employees in any workplace are crucial to business success, as happier and healthier employees regularly outperform and lead to thriving organizations. As such, corporate wellness programs are often designed with the aim to improve employees’ physical and mental health. Their purpose is often twofold: to encourage employees to lead a healthy lifestyle fortified by proactive health-driven choices and to help improve the company’s bottom line by lowering the impact of attrition, medical premiums, and absenteeism. Ultimately, rising healthcare costs will impact all employers directly or indirectly. However, corporate wellness programs often see low participation rates which could significantly limit the potential benefits. This is especially so if the planned activities are irregular, and employers should ensure a steady flow of events and appropriate publicity to prevent waning interests.

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At present, there is a fragmented administration of healthcare services which could be complex for organizations with many provider relationships and systems to manage. An integrated health and wellness solution can contribute to attaining employers’ healthcare objectives while minimizing the administrative burden for the employer and EUDA was purpose-built to plug this gap. EUDA is an integrated health platform that allows seamless connection and integration of current and future health and wellness programs into a single platform to help drive efficiencies and efficacy with improved consumer experience and user outcomes.

EUDA will be launching a monthly subscription-based health and wellness program that includes personalized health and wellness care plans from its multi-disciplinary holistic care team and an online community to assist employees in their health and wellness journey through the teleconsultation process. Teleconsultation will provide employees with easy and convenient access to healthcare services. EUDA’s services include virtual and in-person holistic health screenings and the sale of medical products and supplements through its online pharmacy, tailored to meet the specific health and wellness needs of employees.

Providing health screenings at work can allow for early detection and assessment of health risks and vulnerabilities to potential diseases, allowing employees to treat their health conditions more effectively. Some of the biometric screening programs act as a filter to identify high-risk employees to register for disease management programs. EUDA will offer basic health screening as well as specific health screening to detect specific diseases and is done based on the individual’s specific health needs and diagnostic specifications.

EUDA Society

EUDA expects EUDA Society is a platform that allows users to discover, connect and collaborate with doctors and physicians. It is a secured continual learning network of verified doctors, providing knowledge real-time. EUDA Society will allow thousands of doctors worldwide, with the same or different specialization, to indulge in peer-to-peer discussions and continuous learning from any part of the world.

EUDA Society is designed to help every physician be more productive and provide better care for their patients. EUDA adopts a consistent focus on being “physician-first” in developing its software and tools, putting technology to work for doctors instead of the other way around. This guiding principle will enable EUDA Society to become an essential and trusted professional platform for physicians.

To raise the awareness of specific health matters, EUDA will be developed to allow the launch of digital patient access programs to assist patients in complying with treatment, enhance patient outcomes, and support local healthcare agencies. Such programs will help patients manage the high cost of treatment and out-of-pocket health expenditures by providing them with access to financial assistance schemes.

EUDA Society aims to be a single comprehensive technology- enabled and network- powered platform that will enhance doctors’ effectiveness in multiple ways by collaborating in many cases and areas spanning multiple specializations. EUDA Society is about connecting doctors and leveraging their common wisdom & experience to determine insights that drive better patient outcomes.

Chronic Disease Management

According to the US Centre of Disease Control and Prevention (CDC), chronic disease can be described as “conditions that last 1 year or more and require ongoing medical attention or limit activities of daily living or both”. These progressive diseases are significant causes of illness and death and can last for extended periods of time and require long-term treatment. With an aging population and a shift in demographics, traditional methods of healthcare delivery will be unable to address these growing needs, giving rise to the need for chronic disease management. Chronic diseases will also be exacerbated by the future elder population being composed of the working population today, which sees a prevalence of smoking, overweight and obesity rates and will translate into a high occurrence of severe non-communicable diseases in the future.

Patients with chronic conditions tend to have more trouble traveling long distances to see a care provider and many patients living in rural areas lack access to care facilities. They may suffer from a lack of mobility or have trouble sitting still for long periods of time. Patients with chronic diseases also tend to rely on specialized care to effectively treat their symptoms, which can be hard to source in certain regions of countries, making it that much harder for them to see their care provider on a regular basis. The use of telemedicine will allow patients to access specialized care, while reducing the cost of care by lowering or even eliminating travel expenses. It is also common for patients with chronic diseases to experience new symptoms from time to time. The convenience provided by telemedicine allows patients to consult with their care provider without the hassle of traveling. This ensures the patient will receive the care they need on a timely basis, reducing probability of patients ignoring their symptoms.

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Telemedicine also allows doctors and specialists to remotely monitor a patient’s condition, reducing their chances of being admitted to the hospital and reduces care for both patients and care providers. Remote patient monitoring technologies such as blood glucose monitors or Bluetooth-enabled blood pressure cuffs, are effective at helping providers connect with patients without an in-person encounter. These tools measure key patient metrics or vital signs, and if they are Bluetooth-enabled, they can populate the electronic health record with key patient-generated health data. Should any irregularities arise, clinicians may receive a notification to escalate the level of patient care, ranging from a motivating secure direct message to a telehealth encounter to an in-person encounter, depending on the severity of the result.

Leveraging on its AI and ML capabilities, EUDA aims to create a personalized plan for individual patients which helps the clinician to intervene before a patient’s condition becomes critical, resulting in lower cost and better care. The EUDA platform can provide intervention at every stage from disease diagnosis, treatment of disease and prevent conditions before they turn chronic; this includes assisting care providers to identify patients who are at risk for chronic diseases such as heart disease, hypertension and pre-diabetes which allows for early intervention and preventive care strategies. Continuous monitoring of patient vitals along with drug adherence by EUDA’s AI based system can detect the possibility of deteriorating conditions before needing hospitalization. EUDA works with its clients to identify the critical points in each patient’s journey and each of its patient care programs is uniquely designed to address the specific needs of a client’s target patient group – considering both intentional and unintentional adherence issues. This integrated approach ensures that its programs address patients’ needs and provide support accessibility with timely, well-considered communication and interventions.

Mental Health

Defined by WHO, mental health is “a state of well-being in which the individual realizes his or her own abilities, can cope with the normal stresses of life, can work productively and fruitfully, and is able to make a contribution to his or her community”. Mental health is often neglected and underserved due to the stigma attached to it. However, addressing mental health and well-being can make a difference. Studies have found, for instance, that corporate wellness programs can improve employees’ performance, mental health, and self-efficacy, and deliver other self-reported health benefits. As the long-drawn and isolating nature stemming from the pandemic and the resultant economic distress have exacerbated latent stressors and created new ones, some drivers of mental health illness may outlast the pandemic. As mental health issues are often accompanied by physical symptoms, this could lead to increased utilization and healthcare costs. It is therefore imperative that employers and other stakeholders such as government, insurers and mental health service providers place greater focus on mental health.

As more digital solutions are launched and demands from employees increase, more organizations are investing in building a healthy and resilient workforce. Digital solutions can offer therapeutic approaches or support positive behavioral change on a large scale. They are accessible at any time and from anywhere, providing help on demand without the long waits often needed for in-person therapy. They are also convenient, easy to use, and anonymous.

Mental health software also assists the behavioral health service providers in selecting the best plan for treating an individual affected due to stress, depression, addiction, and anxiety. The plan will be drafted or created based on the clinical data or information of the patient and the patient’s medical history record. The software also helps users in scheduling appointments online and even enables them to pay medical bills via portable equipment like smartphones and laptops. For the patients, these digital solutions expand access and puts mental health services within reach of patients who live in rural or remote areas where counsellors may be scarce. Digital solutions empower patients to seek help for mental health issues given present societal stigmas and shortens delay to seek treatment.

EUDA’s virtual healthcare offerings, especially in the mental wellness space, are specifically catered to capitalize on such trends. The mental health platform help connect users directly with therapists and other providers, improving the accessibility and managing associated cost. EUDA Mental Health is a fully digitalized mental health platform that delivers a spectrum of psychological wellness services through a comprehensive and simplified experience, with the sole aim of providing cost efficient treatment with valuable outcomes through proven techniques and intervention. The telehealth platform provides a safe and discreet channel for effective therapy to take place. EUDA’s extensive depth of mental health offerings along with a robust engagement strategy aims to match the patient’s individual needs to the right provider and therapist.

Medical Tourism

Technology has enabled the advancement of telehealth, where healthcare services can be delivered remotely. As such, healthcare is no longer limited by physical geography, encouraging patients to obtain medical procedures abroad, and virtual communication has allowed for seamless care to take place. There are also several preoperative telehealth applications as baseline data can be collected remotely, preoperative physical examinations performed, and patient education given.

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Technology has also transformed the digital storage of information, offering increased flexibility, automation, and reduced costs compared to traditional physical servers. With the growing number of Internet users that need to connect across different countries, cloud technology has also allowed for access to this information storage regardless of location. Technology has enhanced medical tourism by allowing patients to seek the care they require and have their health information stored digitally. If they require details regarding their procedure for follow-up care in their home country, this information can be easily conveyed and accessed anytime and anywhere.

The EUDA Medical Tourism line serves as a digital concierge that digitally connects patients with their physicians and allied health providers in receiving elective medical consultation and treatment in Singapore or overseas. The platform will possess a range of capabilities and functions to digitally match patients with their desired medical provider specifically:

●	EUDA radiology image AI classification and segmentation software: this software will allow new wave of AI based decision making by merging simultaneous combinations of deep learning models, images, heuristics, and expert systems design. Healthcare providers will also be able to generate important data in real time to a cloud, making the system immune to privacy issues.
●	EUDA medical image analysis and visualization: this enables quantitative analysis and visualization of medical images of numerous modalities such as PET, MRI, CT, or microscopy. Experienced radiologists and healthcare professionals are therefore able to provide quality diagnostic studies and image-guided procedures. Clinics can also easily share research data and analysis through this platform, thereby enhancing their ability to diagnose, monitor, and treat medical disorders.
●	EUDA Digital Physiotherapy and Rehabilitation: this technology is equipped with digital behavior change tools to engage patient in their recovery journey and the implementation of sensor technology (i.e., speech and functional movement) further analyzes patient’s mood, behavior and posture enabling a more enhanced continuity care.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EUDA

You should read the following discussion and analysis of EUDA’s financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data”, EUDA’s consolidated financial statements, and the related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. EUDA’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement.

Overview

EUDA’s mission is to make high-quality, personalized healthcare affordable and accessible for all their patients. Their aim is to provide a one stop healthcare and wellness services through their propriety platform, EUDA. They currently have operations in Singapore and expect to expand across Southeast Asia.

Headquartered in Singapore and established in 2019, EUDA aims to be a leading next-generation Southeast Asian healthcare-technology provider. EUDA will integrate a full continuum of healthcare services with healthcare data analytics to drive high-quality, and efficient care for their patients. To achieve this, EUDA aims to continuously build towards a consumer-centric digital ecosystem to allow clients and patients to gain access to quality healthcare while keeping costs affordable.

EUDA’s platform will eventually provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. EUDA will incorporate AI and ML capabilities on to the platform and will implement relevant solutions to a wide variety of healthcare and homecare services that they are looking to launch. The property management service will be transformed to a home care focused healthcare service in 2023, hence it will be categorized under Home Care Services under the Lifestyle and Wellness vertical from 2023 onwards. Home Care Service is a medical integrated property management service catering to homes and offices that comes with general home care and specialized care service curated based on member’s needs.

Moving forth, EUDA intends to provide residents and tenants (of the properties under its management) with innovative solutions, such as broadened health kiosk access, mobile applications, biometric devices and at-home testing. Besides realizing savings in time and travel costs, these residents and tenants will be able to enjoy the advantages of an early diagnosis and tailored therapeutic management of chronic illnesses in the home or office environment. EUDA will also be able to leverage on its network of affiliated medical clinics to offer a range of home care options based around pricing, proximity, choice of treatment and medications. Such services include (but are not limited to) home nursing care, therapy, specialized care and home consultation doctor visits.

AI-driven advancement will be increasingly visible throughout the healthcare journey including a strong potential for interactive virtual assistants to improve patient experience and clinician operational workflow. EUDA believes incorporating technology into the traditional medical services market and creating an end-to-end ecosystem that provides a comprehensive suite of healthcare and wellness services adds great value to the healthcare marketplace.

In January 2020, EUDA acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”), which engaged in the property and security management of commercial units (shopping malls, business office buildings, industrial buildings), and residential apartments. EUDA aimed to build an Omni-channel health care and products platform in economies of scale and cross-sell opportunities which would allow their management services section to expand into new and different verticals of management services in the medical field.

Key Factors that Affect Operating Results

Strong Presence and wide Network of Partners to Complement their “Always-On” Approach

EUDA provides 24/7 concierge-level care coordination services for their high-risk members. As a digital health company, they strongly believe in advocating the presence of healthcare at any time and any place needed by their customers. Their coordination specialists are trained to cover all emergency, primary and specialty services and provide the highest level of personalized medical concierge level services at the push of a button. Furthermore, they strengthen this capability through their geographical presence and wide network of relationships with medical partners. They have a sizeable number of medical partners across the healthcare spectrum, ranging from ambulatory service providers and General Practitioner (GP) clinics to hospitals and specialist consultants. The widest range urgent care options are usually based around pricing, proximity, choice of treatment and medications. Therefore, their relationships with medical partners gives a great competitive edge as they are able to provide top notch round-the-clock healthcare services based on the requirements expected from their clients.

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Retention of Key Management Team Members

Another key differentiating factor for EUDA is the rich blended nature of their management team. EUDA’s management team comprises executives with extensive experience in Healthcare, Technology, Insurance & Consumer Experience segments. The wide array of industries captured by their management team allows EUDA to deliver superior products and services to EUDA’s customers as the management team possesses an in-depth understanding of the pain points prevalent in the industry. The combination has also enabled EUDA to address the market gap in the healthcare industry with an innovative data driven all-in-one healthcare platform. However, the loss of any of their key executive team member might affect their quality of services clients are currently receiving and might lead to their clients to seek medical service from other medical providers.

Investment in Digitalization and Innovation for Digital Care Capabilities

EUDA is constantly investing in AI technology that is designed to help expand patient engagement while improving efficiencies, reducing the cost of care and promoting better care coordination. For example, there is an AI deployment enabling a patient-provider matching tool, allowing patients to input their preference for doctors, timing and area of specialist onto the EUDA platform, and their platform will synthesize patient’s preference to ensure best matches to boost efficiency and user experience. Continued investment in interoperability, including remote patient monitoring, advanced analytics and lab services as well as the home delivery of pharmaceuticals, is expected to allow EUDA to expand its use cases. EUDA’s investments in interoperability with other technologies have also allowed them to partner with innovative companies to develop unique products and services. EUDA’s strategic partnerships allow their services to be accessed directly through our EUDA interfaces. EUDA believes these partnerships will differentiate their offerings and add new capabilities to drive demand and add value for their clients.

EUDA’s Ability to Leverage Existing Sales Channels and Penetrate New Markets

EUDA has developed a highly effective distribution network to target large employers and is committing incremental sales and marketing resources to the small-medium enterprises to increase our penetration within this market. Additionally, they intend to further penetrate the medical provider market, notably hospitals and group physician practices, as they believe their solution offers the medical community an attractive platform from which to generate substantial income by acquiring new patients and to better participate in emerging risk-sharing and value-based payment models. With expanded access to available health insurance, they also intend to pursue health insurance companies about EUDA services, hence, which will represent an attractive new sales channel.

Results of Operations

Comparison of Three Months Ended March 31, 2022 and March 31, 2021

	For the Three Months Ended March 31,
	2022 (Unaudited)	2021 (Unaudited)	Change	Percentage Change
Revenues	$2,666,863	$2,641,951	$24,912	0.9%
Cost of revenues	1,395,617	1,507,262	$(111,645)	(7.4)%
Gross profit	1,271,246	1,134,689	$136,557	12.0%
Selling expenses	368,092	343,426	$24,666	7.2%
General and administrative expenses	824,896	1,022,479	$(197,583)	(19.3)%
Research and development	2,946	41,791	$(38,845)	(93.0)%
Income (loss) from operations	75,312	(273,007)	$348,319	(127.6)%
Other income, net	155,505	2,072,371	$(1,916,866)	(92.5)%
Provision for income taxes	5,823	12,571	$(6,748)	(53.7)%
Net income	224,994	1,786,793	$(1,561,799)	(87.4)%
Less: Net income attributable to noncontrolling interest	2,409	35,317	$(32,908)	(93.2)%
Net income attribute to EUDA	$222,585	$1,751,476	$(1,528,891)	(87.3)%

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Revenues

EUDA’s revenues are derived from medical services, product sales, and property management services. Total revenues slightly increased by approximately $25,000, or 0.9%, to approximately $2.7 million for the three months ended March 31, 2022 as compared to approximately $2.6 million for the three months ended March 31, 2021. The increase of the total revenue was mainly attributable to the increase of their medical services by approximately $0.3 million, or 22.5%, to $1.6 million for the three months ended March 31, 2022 as compared to approximately $1.3 million for the three months ended March 31, 2021, offset by the decrease of product sales by approximately $0.2 million, or 97.0%, to approximately $7,000 for the three months ended March 31, 2022 as compared to approximately $0.2 million for the three months ended March 31, 2021.

EUDA’s revenues from their revenue categories are summarized as follows:

	For the Three Months Ended	For the Three Months Ended
	March 31, 2022	March 31, 2021	Change	Change (%)
	(Unaudited)	(Unaudited)
Revenues
Medical services – specialty care	$1,496,211	$1,247,945	$248,266	19.9%
Medical services – general practice	60,888	20,177	$40,711	201.8%
Medical services – general practice (related parties)	135	2,715	$(2,580)	(95.0)%
Medical services– subtotal	1,557,234	1,270,837	$286,397	22.5%
Product sales	7,238	237,319	$(230,081)	(97.0)%
Property management services	1,102,391	1,133,795	$(31,404)	(2.8)%
Total revenues	$2,666,863	$2,641,951	$24,912	0.9%

Medical services

Revenues from medical services increased by approximately $0.3 million, or 22.5%, to approximately $1.6 million for the three months ended March 31, 2022 from approximately $1.3 million for the three months ended March 31, 2021. Revenue growth is mainly due to the increased usage of their specialty services per customer. Approximately 400 corporate clients had utilized their specialty healthcare services in each of the three months ended March 31, 2022 and 2021 period. The average usage of their specialty care services per corporate client were approximately $3,700 during the three months ended March 31, 2022, as compared to approximately $3,100 during the three months ended March 31, 2021. Such increase was mainly due to more employees/patients from corporate clients utilizing EUDA’s specialty care services during the three months ended March 31, 2022 as compared to the same period in 2021. Approximately 1,300 and 1100 employees/patients from their corporate clients had utilized their healthcare services during the three months ended March 31, 2022 and 2021, respectively. The average usage of their specialty care services per employee/patient were approximately $1,100 during the three months ended March 31, 2022, as compared to approximately $1,100 during the three months ended March 31, 2021. The average usage of their specialty care services per employee/patient are consistent throughout both periods. EUDA’s general practice medical services were insignificant to their operations during the three months ended March 31, 2022 and 2021.

Product sales

Revenues from product sales decreased by approximately $230,000 or 97.0%, to approximately $7,000 for the three months ended March 31, 2022 from approximately $237,000 for the three months ended March 31, 2021. EUDA’s product sales have decreased for the three months ended March 31, 2022 as compared to the same period in 2021 due to the decreased demand of their facial recognition and temperature measurement monitor system as the COVID-19 pandemic has been eased.

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Property management services

Revenues from property management services slightly decreased by approximately $31,000, or 2.8%, to approximately $1.1 million for the three months ended March 31, 2022 from approximately $1.1 million for the three months ended March 31, 2021. Property management services revenue have been relatively stable as they were able to continue providing management services for their recurring clients. EUDA property management services are contractually recurring and EUDA expects its property management service revenues to continue at the current level and relatively stable in the reminder period in 2022 and in 2023. Currently, EUDA did not have any property management services provided to any medical clinics during the three months ended March 31, 2022 and 2021.

EUDA’s percentage of property management services revenue from each property type are summarized as follows:

	For the Three Months Ended	For the Three Months Ended
	March 31, 2022	March 31, 2021
	(Unaudited)	(Unaudited)
Residential Apartments	59%	61%
Commercial Units	41%	$39%

Historically, EUDA provided more property management services in the residential apartments more than in the commercial units during the three months ended March 31, 2022 and 2021.

Cost of Revenues

Total cost of revenues decreased by approximately $0.1 million, or 7.4%, to approximately $1.4 million for the three months ended March 31, 2022 as compared to approximately $1.5 million for the three months ended March 31, 2021. The decrease in cost of revenues was mainly due to the decreased of medical service and product sales.

EUDA’s cost of revenues from their revenue categories are summarized as follows:

	For the Three Months Ended	For the Three Months Ended
	March 31, 2022	March 31, 2021	Change	Change (%)
	(Unaudited)	(Unaudited)
Cost of revenues
Medical services – specialty care	$43,432	$21,822	$21,610	99.0%
Medical services – specialty care (related party)	493,843	579,326	$(85,483)	(14.8)%
Medical services – general practice	15,360	6,025	$9,335	154.9%
Medical services– subtotal	552,635	607,173	$(54,538)	(9.0)%
Product sales	9,255	111,404	$(102,149)	(91.7)%
Property management services	833,727	788,685	$45,042	5.7%
Total cost of revenues	$1,395,617	$1,507,262	$(111,645)	(7.4)%

EUDA’s cost of revenues from medical services decreased by approximately $55,000 or 9.0% to approximately $0.6 million for the three months ended March 31, 2022 from approximately $0.6 million for the three months ended March 31, 2021. The decrease in cost of revenues from EUDA’s medical services is mainly due to more service discounts provided by EUDA’s major specialty care service provider during the three months ended March 31, 2022 as compared to the same period in 2021 as a result of more patients utilizing their specialty care services as vendor discounts includes variables attributes. EUDA’s general practice medical services were insignificant to their operations during the three months ended March 31, 2022 and 2021.

EUDA’s cost of revenues from product sales decreased by approximately $102,000, or 91.7%, to approximately $9,000 for the three months ended March 31, 2022 from approximately $111,000 for the three months ended March 31, 2021. The decrease in cost of revenues from product sales is in line with their decrease of revenues from product sales which was due to lower demand of their facial recognition and temperature measurement monitor system as the COVID-19 pandemic has eased.

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EUDA’s cost of revenues from property management services increased by approximately $45,000, or 5.7%, to approximately $834,000 for the three months ended March 31, 2022 from approximately $789,000 for the three months ended March 31, 2021. The increase in cost of revenues from property management services was due to the increase in labor cost of their property management employees on performance and inflation adjustment to retain more qualified employees.

Gross Profit

EUDA’s gross profit from their major revenue categories are summarized as follows:

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	Change	Change (%)
	(Unaudited)	(Unaudited)
Medical services
Gross profit margin	$1,004,599	$663,664	$340,935	51.4%
Gross profit percentage	64.5%	52.2%	12.3%

Product sales
Gross profit margin	$(2,017)	$125,915	$(127,932)	(101.6)%
Gross profit percentage	(27.9)%	53.1%	(80.9)%

Property management services
Gross profit margin	$268,664	$345,110	$(76,446)	(22.2)%
Gross profit percentage	24.4%	30.4%	(6.1)%

Total
Gross profit margin	$1,271,246	$1,134,689	$136,557	12.0%
Gross profit percentage	47.7%	42.9%	4.7%

EUDA’s profit increased by approximately $0.1 million, or 12.0%, to approximately $1.3 million for the three months ended March 31, 2022 from approximately $1.1 million for the three months ended March 31, 2021. The increase in gross profit is primarily due to the increase of overall revenues from an increase of their revenues from their medical services.

For the three months ended March 31, 2022 and 2021, EUDA’s overall gross profit percentage was 47.7% and 42.9%, respectively. The increase in gross profit percentage of 4.7% was primarily due to the increase of EUDA’s medical services gross profit percentage of 12.3%, offsetting the decrease of their product sales gross profit percentage of 80.9% and the decrease of their property management services gross profit percentage of 6.1%.

Gross profit percentage for medical services was 64.5% and 52.2% for the three months ended March 31, 2022 and 2021, respectively. The increase of gross profit percentage of 12.3% was mainly due to more service discounts provided by major medical service providers during the three months ended March 31, 2022 as compared to the same period in 2021 as a result of more patients utilizing specialty care services as vendor discounts included variables attributes.

Gross profit (loss) percentage for product sales was (27.9)% and 53.1% for the three months ended March 31, 2022 and 2021, respectively. The decrease of gross profit percentage of 80.9% was primarily caused by their inventory write-off, which was mainly due to the lower customer demand of their facial recognition and temperature measurement monitor products as COVID-19 pandemic has eased.

Gross profit percentage for property management services was 24.4% and 30.4% for the three months ended March 31, 2022 and 2021, respectively. The decrease of gross profit percentage of 6.1% was primarily attributable to increase of salary and benefits of the property management employees. EUDA increased the salary of property management employees on performance and inflation adjustment to retain more qualified employees and did not pass on the cost of such adjustments to their customers.

Operating Expenses

Total operating expenses decreased by approximately $0.2 million, or 15.0%, to approximately $1.2 million for the three months ended March 31, 2022 from approximately $1.4 million for the three months ended March 31, 2021. The decrease was mainly attributable to the decrease of general and administrative expenses for approximately $0.2 million.

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An increase of approximately $25,000 in selling expenses was mainly attributable to the approximately $19,000 in commission, which was due to the increase of sales activities, and EUDA expects to allocate more resources to their sales department to promote their specialty care services business.

A decrease of approximately $0.2 million decrease in general and administrative expenses was mainly attributable to an approximately $0.1 million decrease in salary expense as our administrative office employee was affected by the increase of COVID-19 case during the three months ended March 31, 2022 and incurred lesser salary expense during the period. The decrease was also attributable to other miscellaneous expenses, such as provision for bad debts, office expenses and travel expenses.

Approximately $39,000 decrease in research and development expenses for the three months ended March 31, 2022 as compared to the same period in 2021 was due to less research and development expenses required as EUDA’s platform becomes more mature and sophisticated.

Other income, net

EUDA’s other income, net are summarized as follows:

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	Change	Change (%)
Other Income (Expense)
Interest expense, net	$(20,087)	$(30,903)	$(10,816)	(35.0)%
Gain on disposal of subsidiaries	30,055	-	$30,055	100.0%
Other income, net	145,537	170,071	$(24,534)	(14.4)%
Investment income	-	1,933,203	$(1,933,203)	(100.0)%
Total Other Income, net	$155,505	$2,072,371	$(1,916,866)	(92.5)%

Total other income, net decreased by approximately $1.9 million, or 92.5%, to approximately $0.2 million for the three months ended March 31, 2022 from approximately $2.1 million for the three months ended March 31, 2021. The decrease was mainly attributable to the investment income of approximately $1.9 million from the Affordable Home Program investment in Indonesia during the three months ended March 31, 2021. EUDA does not have such investment income during the same period in 2022. The investment income is a one-item item and does not expect to be recurring income.

Provision for income taxes

EUDA’s provision for income taxes decreased by approximately $7,000 for the three months ended March 31, 2022 as compared to the three months ended March 31, 2021. Their provision for income taxes amounted to approximately $13,000 for the three months ended March 31, 2021. The decrease in provision for income taxes is mainly due to deferred tax benefit recognized as a result of the amortization expense of customer relationships acquired from the acquisition of SGGL during the three months ended March 31, 2022. During the three months ended March 31, 2022, EUDA has incurred approximately $6,000 income taxes, which resulted from their taxable income.

Net income

EUDA’s net income decreased by approximately $1.6 million, or 87.4%, to a net income of approximately $0.2 million for the three months ended March 31, 2022, from a net income of approximately $1.8 million for the three months ended March 31, 2021. Such change was mainly due to the investment income of approximately $1.9 million from the Affordable Home Program investment in Indonesia during the three months ended March 31, 2021. EUDA does not have such investment income during the same period in 2022. The investment income is a one-item item and does not expect to be recurring income.

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Comparison of Years Ended December 31, 2021 and December 31, 2020

	For the Year Ended December 31,
				Percentage
	2021	2020	Change	Change
Revenues	$10,544,550	$8,875,379	$1,669,171	18.8%
Cost of revenues	6,300,197	4,985,092	$1,315,105	26.4%
Gross profit	4,244,353	3,890,287	$354,066	9.1%
Selling expenses	1,258,442	863,389	$395,053	45.8%
General and administrative expenses	4,084,873	3,762,443	$322,430	8.6%
Research and development	129,265	158,011	$(28,746)	(18.2)%
Loss from operations	(1,228,227)	(893,556)	$(334,671)	37.5%
Other income, net	2,176,764	1,140,005	$1,036,759	90.9%
Provision for income taxes	48,141	47,477	$664	1.4%
Net income	900,396	198,972	$701,424	352.5%
Less: Net income attributable to non-controlling interest	35,567	23,397	$12,170	52.0%
Net income attribute to EUDA	$864,829	$175,575	$689,254	392.6%

Revenues

EUDA’s revenues derived from medical services, product sales, and property management services. Total revenues increased by approximately $1.7 million, or 18.8%, to approximately $10.5 million for the year ended December 31, 2021 as compared to approximately $8.9 million for the year ended December 31, 2020. The overall increase was due to the increase of medical services by approximately $1.9 million, or 49.5%, to $5.7 million for the year ended December 31, 2021 as compared to approximately $3.8 million for the year ended December 31, 2020, which offset by the decrease of product sales by approximately $0.2 million, or 47.2%, to $0.3 million for the year ended December 31, 2021 as compared to approximately $0.5 million for the year ended December 31, 2020.

EUDA’s revenues from their revenue categories are summarized as follows:

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020	Change	Change (%)
Revenues
Medical services – specialty care	$5,010,837	$3,791,457	$1,219,380	32.2%
Medical services – general practice	712,712	33,089	$679,623	2,053.9%
Medical services – general practice (related parties)	4,640	8,085	$(3,445)	(42.6)%
Medical services - subtotal	5,728,189	3,832,631	$1,895,558	49.5%
Product sales	257,841	488,067	$(230,226)	(47.2)%
Property management services	4,558,520	4,554,681	$3,839	0.1%
Total revenues	$10,544,550	$8,875,379	$1,669,171	18.8%

Medical services

Revenues from medical services increased by approximately $1.9 million, or 49.5%, to approximately $5.7 million for the year ended December 31, 2021 from approximately $3.8 million for the year ended December 31, 2020. Revenue growth is mainly due to the increase of the number of corporate clients from 769 for the year ended December 31, 2020 to 793 for the year ended December 31, 2021. The average usage of medical specialty services per corporate client were approximately $6,300 during the year ended December 31, 2021 as compared to approximately $4,900 during the year ended December 31, 2020. Such increase is mainly due to more employees from corporate clients utilizing specialty care services during the year ended December 31, 2021 as compared to the same period in 2020. Approximately 3,900 and 2700 employees/patients from corporate clients had utilized EUDA’s specialty healthcare services during the years ended December 31, 2021 and 2020, respectively. The average usage of their specialty care services per employee/patient were approximately $1,300 during the year ended December 31, 2021, as compared to approximately $1,400 during the year ended December 31, 2020. The average usage of their specialty care services per employee/patient decreased by approximately $100 from 2020 to 2021 mainly due to the employees/patients from EUDA’s corporate clients required lesser degree of specialty care services in 2021 as compared to the same period in 2020. The increase of medical services revenue also attributable to the increase of demand of COVID-testing in the year ended December 31, 2021 as compared to the same period in 2020 for EUDA’s generate practices services. Historically, EUDA’s general practice medical services were insignificant to their operations and EUDA expects its general practice services revenue to be returned at their normal level in 2022.

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Product sales

Revenues from product sales decreased by approximately $0.2 million, or 47.2%, to approximately $0.3 million for the year ended December 31, 2021 from approximately $0.5 million for the year ended December 31, 2020. EUDA’s product sales have decreased for the year ended December 31, 2021 as compared to the same period in 2020, due to the decreased demand of EUDA’s facial recognition and temperature measurement monitor system as the Singapore government has removed the one-time grant to enterprise for installing such system in 2021.

Property management services

Revenues from property management services slightly increased by approximately $4,000 or 0.1% as EUDA was able to maintain revenue from property management services with slight growth. EUDA property management services are contractually recurring and EUDA expects its property management service revenues to continue at the current level and relatively stable in 2022 and 2023. Currently, EUDA did not have any property management services provided to any medical clinics during the years ended December 31, 2021 and 2020.

EUDA’s percentage of property management services revenue from each property type are summarized as follows:

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
Residential Apartments	59%	54%
Commercial Units	41%	$46%

Historically, EUDA provided more property management services in the residential apartments more than in the commercial units during the years ended December 31, 2021 and 2020.

Cost of Revenues

Total cost of revenues increased by approximately $1.3 million, or 26.4%, to approximately $6.3 million for the year ended December 31, 2021 as compared to approximately $5.0 million for the year ended December 31, 2020. The increase in cost of revenues is a direct result of an increase of revenues.

EUDA’s cost of revenues from their revenue categories are summarized as follows:

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020	Change	Change (%)
Cost of revenues
Medical services – specialty care	$46,849	$78,718	$(31,869)	(40.5)%
Medical services – specialty care (related party)	2,349,702	1,532,119	$817,583	53.4%
Medical services – general practice	427,908	33,050	$394,858	1,194.7%
Medical services – subtotal	2,824,459	1,643,887	$1,180,572	71.8%
Product sales	167,202	224,021	$(56,819)	(25.4)%
Property management services	3,308,536	3,117,184	$191,352	6.1%
Total cost of revenues	$6,300,197	$4,985,092	$1,315,105	26.4%

Cost of revenues from medical services increased by approximately $1.2 million, or 71.8%, to approximately $2.8 million for the year ended December 31, 2021 from approximately $1.6 million for the year ended December 31, 2020. The increase in cost of revenues from medical services is in line with increase of revenues from medical services which was due to an increase in the number of corporate clients and spending usage per customer.

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Cost of revenues from product sales decreased by approximately $57,000, or 25.4%, to approximately $167,000 for the year ended December 31, 2021 from approximately $224,000 for the year ended December 31, 2020. The decrease in cost of revenues from product sales is in line with a decrease of revenues from product sales which was due to the decreased demand of their facial recognition and temperature measurement monitor system as the Singapore government has removed the one-time grant to enterprise for installing such system in 2021.

Cost of revenues from property management services increased by approximately $0.2 million, or 6.1%, to approximately $3.3 million for the year ended December 31, 2021 from approximately $3.1 million for the year ended December 31, 2020. The increase in cost of revenues from property management services was due to am increase in labor cost of property management employees on performance and inflation adjustment to retain more qualified employees.

Gross Profit

EUDA’s gross profit from their major revenue categories are summarized as follows:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	Change	Change (%)
Medical services
Gross profit margin	$2,903,730	$2,188,744	$714,986	32.7%
Gross profit percentage	50.7%	57.1%	(6.4)%

Product sales
Gross profit margin	$90,639	$264,046	$(173,407)	(65.7)%
Gross profit percentage	35.2%	54.1%	(18.9)%

Property management services
Gross profit margin	$1,249,984	$1,437,497	$(187,513)	(13.0)%
Gross profit percentage	27.4%	31.6%	(4.1)%

Total
Gross profit margin	$4,244,353	$3,890,287	$354,066	9.1%
Gross profit percentage	40.3%	43.8%	(3.6)%

Gross profit increased by approximately $0.4 million, or 9.1%, to approximately $4.2 million for the year ended December 31, 2021 from approximately $3.9 million for the year ended December 31, 2020. The increase in gross profit is primarily due to the increase of revenues from medical service.

For the years ended December 31, 2021 and 2020, overall gross profit percentage was 40.3% and 43.8%, respectively. The decrease in gross profit percentage of 3.6% was primarily due to the following:

The decrease of gross profit percentage for medical services by 6.4% to 50.7% for the year ended December 31, 2021 from 57.1% for the years ended December 31, 2020. The decrease of the medical services gross profit percentage was mainly attributable to the increase of clinic (including COVID-testing) operations during the year ended December 31, 2021, as it generally has lower gross profit margin than their specialty care services. The decrease of the medical services gross profit percentage was also attributable to the decrease of average usage of EUDA’s specialty care services per employee/patient from 2020 to 2021 as discussed above.

Gross profit percentage for product sales was 35.2% and 54.1% for the years ended December 31, 2021 and 2020, respectively. The decrease of gross profit percentage of 18.9% was primarily caused by inventory write-off, which was mainly attributable to the lower customer demand of their facial recognition and temperature measurement monitor products as the Singapore government removed the one-time grant to enterprise for installing the system in 2021. Furthermore, lower demand of products was also due to the ease of the COVID-19 pandemic.

Gross profit percentage for property management services was 27.4% and 31.6% for the years ended December 31, 2021 and 2020, respectively. The decrease of gross profit percentage of 4.1% was primarily attributable to an increase of salary and benefits of the property management employees in 2021. There was an increase in salary of property management employees on performance and inflation adjustment to retain more qualified employees and EUDA did not pass on the cost of such adjustments to our customers.

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Operating Expenses

Total operating expenses increased by approximately $0.7 million, or 14.4%, to approximately $5.5 million for the year ended December 31, 2021 from approximately $4.8 million for the year ended December 31, 2020. The increase was due to following:

The approximately $0.4 million in selling expenses was mainly attributable to the approximately $0.2 million increase in commission expenses, approximately $0.1 million increase in advertising expense, and approximately $0.1 million increase in travel expenses. These increases are directly attributed to the increase of corporate clients and medical services revenues as more commission expenses incurred to sales representatives upon acquisition of new corporate clients. Such acquisition activities also required more advertisement posting and travel costs to visit potential corporate clients.

The approximately $0.3 million increase in general and administrative expenses was mainly attributable to an approximately $0.2 million increase in salary expenses on performance and inflation adjustment to retain more qualified employees. The increase is also attributable to the approximately $0.1 million increase in office rental expenses leased during the year ended 2021 to support EUDA’s increased medical service operations.

The approximately $29,000 decrease in research and development expenses for the year ended December 31, 2021 as compared to the same period in 2020 was due to less research and development expenses required as the platform becomes more mature and sophisticated.

Other income, net

EUDA’s other income, net are summarized as follows:

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020	Change	Change (%)
Other Income (Expense)
Interest expense, net	$(127,126)	$(65,819)	$61,307	93.1%
Gain on disposal of subsidiaries	-	113,405	$(113,405)	(100.0)%
Other income, net	386,828	1,092,419	$(705,591)	(64.6)%
Investment income	1,917,062	-	$1,917,062	100.0%
Total Other Income, net	$2,176,764	$1,140,005	$1,036,759	90.9%

Total other income, net increased by approximately $1.0 million, or 90.9%, to approximately $2.2 million for the year ended December 31, 2021 from approximately $1.1 million for the year ended December 31, 2020. The increase in total other income, net was mainly attributable to the investment income of approximately $1.9 million from the Affordable Home Program investment in Indonesia during the year ended December 31, 2021 offset by the decrease in other income of approximately $0.7 million received less government grants from Inland Revenue Authority of Singapore on Jobs Support Scheme and the decrease in gain on disposal of a subsidiary of approximately $0.1 million. The gain on disposal of subsidiaries, government grants from Inland Revenue Authority of Singapore on Jobs Support Scheme and investment income are one-item items and do not expect to be recurring income.

Provision for income taxes

The provision for income taxes amounted to approximately $48,000 for the year ended December 31, 2021. The provision for income taxes amounted to approximately $47,000 for the year ended December 31, 2020. The increase in provision for income taxes was mainly attributable to the increase of net income before tax for the year ended December 31, 2021 which results from increased taxable income from operations.

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Net income

Net income increased by approximately $0.7 million, or 352.5%, to approximately $0.9 million for the year ended December 31, 2021, from net income of approximately $0.2 million for the year ended December 31, 2020. Such change was mainly due to the was mainly attributable to the investment income of approximately $1.9 million from the Affordable Home Program investment in Indonesia during the year ended December 31, 2021 offset by the decrease in other income of approximately $0.7 million received less government grants from Inland Revenue Authority of Singapore on Jobs Support Scheme and the decrease in gain on disposal of a subsidiary of approximately $0.1 million and the increased in operating expenses by approximately $0.7 million. The gain on disposal of subsidiaries, government grants from Inland Revenue Authority of Singapore on Jobs Support Scheme and investment income are one-item items and do not expect to be recurring income.

Liquidity and Capital Resources

In assessing liquidity, EUDA monitors and analyses cash on-hand and operating and capital expenditure commitments. Their liquidity needs are to meet working capital requirements, operating expenses and capital expenditure obligations. Debt financing in the form of short-term borrowings from bank, private lender, third parties and related parties and cash generated from operations have been utilized to finance working capital requirements. As of March 31, 2022, the working deficit was approximately $2.3 million, and they had cash of approximately $0.2 million.

Together with the cash flow generated from operations, management expects that cash on hand is sufficient to finance our working capital requirements within the normal operating cycle of a twelve-month period from the date of these financial statements are issued.

If unable to have sufficient funds to finance working capital requirements within the normal operating cycle of a twelve-month period from the date of these financial statements are issued, EUDA may have to consider supplementing its available sources of funds through the following sources:

●	equity financing in the U.S. capital market to support working capital after the de-SPAC transaction with 8i;
●	other available sources of financing from Singapore banks and other financial institutions or private lenders; and
●	financial support and credit guarantee commitments from related parties.

Based on the above considerations, EUDA’s management is of the opinion that they have sufficient funds to meet working capital requirements and current liabilities as they become due one year from the date of from the date of these financial statements are issued. However, there is no assurance that management will be successful in their plans. There are a number of factors that could potentially arise that could undermine the plans, such as changes in the demand for services or products, Singapore government policy, economic conditions, and competitive pricing in the healthcare and property management industries.

The following summarizes the key components of cash flows for the three months ended March 31, 2022 and 2021 and for the years ended December 31, 2021 and 2020.

	For the Three Months Ended March 31,
	2022	2021
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(252,196)	$135,955
Net cash used in investing activities	(29,326)	(117,068)
Net cash provided by (used in) financing activities	331,440	(3,177)
Effect of exchange rate change on cash	(2,668)	10,876
Net change in cash	$47,250	$26,586

	For the Years Ended December 31,
	2021	2020

Net cash provided by (used in) operating activities	$443,920	$(411,884)
Net cash (used in) provided by investing activities	(356,183)	179,345
Net cash (used in) provided by financing activities	(168,373)	212,507
Effect of exchange rate change on cash	19,865	(46,818)
Net change in cash	$(60,771)	$(66,850)

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Operating activities

Net cash used in operating activities was approximately $0.3 million for the three months ended March 31, 2022 and was primarily attributable to (i) approximately $0.3 million increase in accounts receivable (ii) approximately $13,000 increase in prepaid expenses and other current assets, (iii) approximately $2,000 decrease in accounts payable, (iv) approximately $0.2 million decrease in accounts payable – related party, and (v) approximately $16,000 payment of operating lease liabilities, (vi) approximately $16,000 increase in other receivables, (vii) approximately $5,000 in gain on disposal of subsidiary, offset by (i) approximately $0.2 million in net income, (ii) approximately $54,000 in non-cash items such as depreciation and amortization, (iii) approximately $12,000 in provision for doubtful accounts, and (iv) approximately $7,000 decrease in other payables and accrued liabilities.

Net cash provided by operating activities was approximately $0.1 million for the three months ended March 31, 2021 and was primarily attributable to (i) a net income of approximately $1.8 million, (ii) approximately $66,000 in various non-cash items such as depreciation and amortization expense, (iii) approximately $51,000 in provision for doubtful accounts, (iv) approximately $33,000 decrease in accounts receivable, (v) approximately $32,000 increase in accounts payable – related party, (vi) approximately $32,000 increase in other payables and accrued liabilities, and (vii) approximately $17,000 increase in taxes payable, offset by (i) approximately $7,000 in deferred taxes benefits, (ii) approximately $1.9 million of investment income from the Affordable Home Program investment in Indonesia, (iii) approximately $11,000 increase in prepaid expenses and other current assets, and (iv) approximately $17,000 of payment of operating lease liabilities.

Net cash provided by operating activities was approximately $0.4 million for the year ended December 31, 2021 and was primarily attributable to (i) a net income of approximately $0.9 million (ii) approximately $0.3 million in non-cash items such as depreciation and amortization expense, (iii) approximately $44,000 in provision for doubtful accounts, and (iv) approximately $56,000 decrease in other receivables, (v) approximately $1.4 million increase in accounts payable and accounts payable – related party, and (vi) approximately $0.1 million increase in taxes payable, offset by (i) approximately $28,000 in deferred tax benefit, (ii) approximately $1.9 million of investment income from the Affordable Home Program investment in Indonesia, (iii) approximately $0.3 million increase in accounts receivable, (iv) approximately $18,000 increase in prepaid expenses and other current assets, and (v) approximately $62,000 decrease in operating lease liabilities.

Net cash used in operating activities was approximately $0.4 million for the year ended December 31, 2020 and was primarily attributable to (i) approximately $0.8 million decrease in accounts payable and accounts payable – related party, (ii) approximately $0.9 million increase in other receivables, and (iii) approximately $62,000 payment of operating lease liabilities, and (iv) approximately $32,000 in deferred taxes benefits, offset by (i) approximately $0.2 million in net income, (ii) approximately $0.3 million in non-cash items such as depreciation and amortization expense, (iii) approximately $27,000 in provision for doubtful accounts, (iv) approximately $0.7 million in decrease in accounts receivable, (v) approximately $41,000 decrease in prepaid expenses and other current assets, (vi) approximately $108,000 increase in other payables and accrued liabilities, and (vii) approximately $63,000 increases in taxes payable.

Investing activities

Net cash used in investing activities was approximately $29,000 for the three months ended March 31, 2022 and was attributable to approximately $26,000 loan to a third party, and approximately $3,000 in cash released upon disposal of a subsidiary.

Net cash used in investing activities was approximately $0.1 million for the three months ended March 31, 2021 and was all attributable to loan to a third party.

Net cash used in investing activities was approximately $0.4 million for the year ended December 31, 2021 and was attributable to approximately $2,000 of equipment purchases, and approximately $0.4 million in loan to third party.

Net cash provided by investing activities was approximately $0.2 million for the year ended December 31, 2020 and was attributable to approximately $0.2 million in cash acquired through acquisition, and offset by approximately $76,000 equipment purchases.

Financing activities

Net cash provided by financing activities was approximately $0.3 million for the three months ended March 31, 2022 and was primarily attributable to approximately $0.3 million borrowings from other payables – related parties, approximately $11,000 repayments from other receivable – related parties, and approximately $74,000 proceeds from short-term loans – bank and private lender, offset by approximately $21,000 repayments to short-term loans – bank and private lender, and approximately $2,000 payment of finance lease liabilities.

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Net cash used in financing activities was approximately $3,000 for the three months ended March 31, 2021 and was primarily attributable to approximately $14,000 repayments to short-term loans – bank and private lender, (ii) approximately $0.1 million repayments to short-term loans – third parties, and approximately $2,000 payment of finance lease liabilities offset by approximately $6,000 repayments from other receivable – related parties, approximately $89,000 proceeds from short-term loans – bank and private lender, and approximately $45,000 borrowings from other payables – related parties

Net cash used in financing activities was approximately $0.2 million for the year ended December 31, 2021 and was primarily attributable to approximately $67,000 repayments to short-term loans – bank and private lender, approximately $0.3 million repayments to short-term loans – third parties, and approximately $7,000 payment of finance lease liabilities, offset by approximately $36,000 repayments from other receivable – related parties, approximately $88,000 proceeds from short-term loans – bank and private lender, and approximately $94,000 borrowings from other payables – related parties.

Net cash provided by financing activities was approximately $0.2 million for the year ended December 31, 2020 and was primarily attributable to approximately $35,000 capital contributions from our shareholders, approximately $0.5 million proceeds from short-term loans – third parties, and approximately $0.2 million borrowings from other payables – related parties, offset by approximately $0.1 million loans to other receivable – related parties, approximately $0.4 million repayments to short-term loans – bank and private lender, and approximately $5,000 payment of finance lease liabilities.

Commitments and Contingencies

In the normal course of business, EUDA is subject to loss contingencies, such as legal proceedings and claims arising out of their business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, they will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes EUDA’s contractual obligations as of March 31, 2022:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Short-term loans - bank and private lender	$257,534	$257,534	$—	$—	$—
Short-term loans - third parties	147,667	147,667	—	—	—
Short-term loans – related parties	3,504,778	3,504,778	—	—	—
Operating lease obligations	65,812	65,812
Finance lease obligations	29,454	8,111	21,343	—	—
Total	$4,005,245	$3,983,902	$21,343	$—	$—

Capital Expenditures

For the three months ended March 31, 2022 and the years ended December 31, 2021 and 2020, EUDA purchased approximately $0, $2,000 and $76,000, respectively, of equipment mainly for use in medical services. They did not purchase any material equipment for operational use. They do not have any other material commitments to capital expenditures as of March 31, 2022 or as of the date of this prospectus.

Off-Balance Sheet Arrangements

As of March 31, 2022 and December 31, 2021 and 2020, EUDA has no off-balance sheet arrangements including arrangements that would affect liquidity, capital resources, market risk support and credit risk support or other benefits.

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Critical Accounting Policies and Estimates

Financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. EUDA has identified certain accounting policies that are significant to the preparation of financial statements. These accounting policies are important for an understanding of their financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. EUDA’s significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, but they believe that the following critical accounting policies involve the most significant estimates and judgments used in the preparation of their financial statements.

EUDA is an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. EUDA has elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of this election, their financial statements may not be comparable to those of companies that comply with public company effective dates.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives and valuation of long-lived assets and goodwill, estimates of allowances for doubtful accounts, estimates of impairment of long-lived assets and goodwill, valuation of deferred tax assets, estimated fair value used in business acquisitions, and other provisions and contingencies. Actual results could differ from these estimates.

Business combinations

EUDA account for the business combination using the acquisition method of accounting in accordance with ASC 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers and liabilities incurred by us and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, they may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated income statements.

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Accounts receivable, net

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due after 30 to 90 days, depending on the credit term with its customers. Accounts receivable include money due from corporate clients who receive the medical services, and property owners who receive the property management services from EUDA. EUDA’s management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Currently, our policy is to provide 100% allowance on balance over 2 years past due, 40% allowance on balance between 1 – 2 years past due, 10% allowance on balance between 10 – 12 months past due, and 1% on balance between 7 – 9 months past due. EUDA’s management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. EUDA’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of income and comprehensive income. Impairment losses on goodwill are not reversed.

EUDA reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist annually or more frequently if events and circumstances indicate that it is more likely than not that an impairment has occurred. EUDA has the opinion to access qualitative factors to determine whether it is necessary to perform the two-step in accordance with ASC 350-20. If EUDA believes, as a result of the qualitative carrying amount, the two-step quantities impairment test described below is required.

The first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required.

If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business acquisition with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

Revenue Recognition

EUDA follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows us to recognize - revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. This will require EUDA to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, EUDA applies a five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identifies the contract with the customer, (ii) identifies the performance obligations in the contract, (iii) determines the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocates the transaction price to the respective performance obligations in the contract, and (v) recognizes revenue when (or as) they satisfy the performance obligation.

EUDA accounts for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration is probable of substantially collection.

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Revenue recognition policies for each type of revenue stream are as follows:

(1) Medical Services

- Performance obligations satisfied at a point in time

EUDA operates on a unified technology health care platform which expects to eventually provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. EUDA operates the medical services on a business-to-business (B2B) platform and serves corporate clients in varies industries. They primarily generate revenue on a per healthcare visit basis for specialty medical visits. Such fees are paid by the corporate clients on behalf of their employees. They generally bill our corporate clients for the healthcare visit services on a weekly basis, or in arrears depending on the service, with payment terms generally between 30 to 90 days. There are no significant differences between the timing of revenue recognition and billing. Consequently, they have determined that their contracts do not include a financing component. Revenue is recognized in an amount that reflects the consideration that is expected in exchange for the service at a point in time at the time of the visit. In addition, their contracts do not generally contain refund provisions for fees earned related to services performed.

EUDA accounts for medical service revenue on a gross basis as they are acting as a principal in these transactions and are responsible for fulfilling the promise to provide the specified services, which they have control over services and have the ability to direct the service providers to be performed to obtain substantially all the benefits. In making this determination, they also assess whether it is primarily obligated in these transactions, is subject to inventory risk, has latitude in establishing prices, or has met several but not all of these indicators in accordance with ASC 606-10-55-36 through 40.

EUDA recognizes the medical services revenue when the control of the specified services is transferred to our customer, which at a point in time at the time of the visit.

They operate on a general practice clinic and generating such revenue on a per healthcare visit basis. Revenues are recognized when the visits are completed at a point in time at the time of the visit.

(2) Product Sales

- Performance obligations satisfied at a point in time

EUDA purchases, sells, and installs facial recognition and temperature measurement monitor system to corporate client. They recognized the products revenue when control of the product is passed to the customer, which is the point in time that customers are able to direct the use of and obtain substantially all of the economic benefit of the goods after the installation by our technician. The transfer of control typically occurs at a point in time based on consideration of when the customer has an obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the customer has accepted the goods. Revenue is recognized net of estimates of variable consideration, including product returns, customer discounts and allowance. Historically, they have not experienced any significant returns.

(3) Property Management Services

- Performance obligations satisfied over a period of time

EUDA provides common area management services in shopping malls, business office buildings, or residential apartments to all tenants and property owners. Common area management services include security, cleaning, landscaping, public facilities maintenance and other traditional services provided by a property management office.

Since the performance obligations in the property management agreement are identical with the terms of property management agreement, they recognize the property management income on a straight-line basis over the terms of the management agreement, generally over one year period.

They have elected to apply the practical expedient to expense costs as incurred for incremental costs to obtain a contract when the amortization period would have been one year or less.

Income taxes

EUDA accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

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Deferred tax is calculated using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be utilized with prior net operating loss carried forwards using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be utilized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Our assumptions on valuation allowance includes our subsidiaries historical operating result and likelihood of whether we expect we can realize such deferred tax assets in the near future.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.

Recent Accounting Pronouncements

See Note 2 of the notes to the consolidated financial statements included elsewhere in this prospectus for a discussion of recently issued accounting standards.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

EUDA is exposed to interest rate risk while we have short-term bank, private lender, and third-party loans outstanding. Although interest rates for short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. Credit risk is managed through in-house research and analysis of the economy and the underlying obligors and transaction structures. They identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, they mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

EUDA is exposed to liquidity risk, which is risk that will be unable to provide sufficient capital resources and liquidity to meet commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, EUDA will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

While EUDA’s reporting currency is the U.S. dollar, the majorities of our consolidated revenues and consolidated costs and expenses are denominated in SGD and VND. Majorities of assets are denominated in SGD and VND. As a result, EUDA is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar, SGD and VND If the SGD and VND depreciates against the U.S. dollar, the value of our SGD and VND revenues, earnings and assets as expressed in U.S. dollar financial statements will decline. EUDA has not entered into any hedging transactions in an effort to reduce exposure to foreign exchange risk.

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UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA

OF 8i AND EUDA

As of March 31, 2022	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming 25% Redemptions	Pro Forma Combined Assuming 50% Redemptions	Pro Forma Combined Assuming 75% Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Shareholders’ equity (deficiency)	(2,490,661)	$739,995	$82,039,777	$60,477,277	$38,914,777	$17,352,277	$7,245,812
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000
Book value per redeemable ordinary share	(0.22)
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500	1,000,000	26,165,225	24,008,975	21,852,725	19,696,475	18,677,725
Book value per non-redeemable ordinary share	(0.22)	$0.74	$3.14	$2.52	$1.78	$0.88	$0.39

For the Three Months Ended March 31, 2022	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming 25% Redemptions	Pro Forma Combined Assuming 50% Redemptions	Pro Forma Combined Assuming 75% Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Net income (loss) attributable to ordinary shareholders	$(472,989)	$222,585	$(22,053)	$(22,053)	$(22,053)	$(22,053)	$(22,053)
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000
Basic and diluted net loss per redeemable ordinary share	$(0.04)
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500	1,000,000	26,165,225	24,008,975	21,852,725	19,696,475	18,677,725
Basic and diluted net earnings (loss) per non-redeemable ordinary share	$(0.04)	$0.22	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

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For the Year Ended December 31, 2021	8i	EUDA	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming 25% Redemptions	Pro Forma Combined Assuming 50% Redemptions	Pro Forma Combined Assuming 75% Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Net income (loss) attributable to ordinary shareholders	$(277,665)	$864,829	$568,418	$568,418	$568,418	$568,418	$568,418
Basic and diluted weighted average shares outstanding of redeemable ordinary shares	1,606,849
Basic and diluted net earnings per redeemable ordinary share	$5.14
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,210,697	1,000,000	26,165,225	24,008,975	21,852,725	19,696,475	18,677,725
Basic and diluted net earnings (loss) per non-redeemable ordinary share	$(3.86)	$0.86	$0.02	$0.02	$0.03	$0.03	$0.03

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DESCRIPTION OF 8i’S SECURITIES

General

Our Current Charter authorizes the issuance of unlimited Ordinary Shares, no par value. As of the date of this proxy statement, 11,073,500 our Ordinary Shares are issued and outstanding, including 8,625,000 ordinary shares subject to possible redemption.

Units

Each unit consists of one ordinary share, one redeemable warrant and one right. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share. Each two redeemable warrants have an exercise price $11.50 per full share and shall expire on the five-year anniversary of the closing date of our initial business combination or earlier upon redemption or liquidation. A warrant holder may exercise two warrants only for a whole number of Ordinary Shares. Each warrant becomes exercisable later of the completion of our initial business combination and November 22, 2022 and will expire five years after the completion of an initial business combination, or earlier upon redemption.

Ordinary Shares

Holders of record of 8i Ordinary Shares are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve the business combination, Initial Shareholders, our officers and directors have agreed to vote the Ordinary Shares owned by them immediately prior to the IPO, any shares acquired in the IPO or following the IPO in the open market, in favor of the proposed business combination.

We will proceed with the business combination only if we have net tangible assets of at least $5,000,001 upon consummation of such business combination and a majority of the ordinary shares voted are voted in favor of the business combination. At least seven days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

Pursuant the Current Charter, if we do not consummate a business combination by 12 months from the consummation of this offering (or up to 18 months if we have extended the period of time as described in this prospectus), it will trigger our automatic winding up, liquidation and subsequent dissolution. Our Initial Shareholder have agreed to waive their rights to share in any distribution from the trust account with respect to their Founder Shares upon our winding up, liquidation and subsequent dissolution.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their public shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. Public shareholders who convert their public shares into their portion of the trust account still have the right to exercise the redeemable warrants that they received as part of the units.

Warrants

Two warrants entitle the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of our initial business combination and November 22, 2022. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 60 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the Market Price is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

We may call the outstanding warrants (excluding the warrants underlying the private units) for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time after the warrants become exercisable,
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and
●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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Except as described above, no warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the ordinary shares issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying ordinary shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in ordinary shares, or by a split up of the ordinary shares or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination, even if the holder of a public right converted all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our Current Charter with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Islands’ Companies Law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

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Dividends

8i has not paid any cash dividends on our Ordinary Shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Authorized but Unissued Shares

Our authorized but unissued Ordinary Shares is available for future issuances without shareholder approval, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES

The following summary sets forth the material terms of our securities following the Share Purchase assuming that the Proposed Charter is approved by our shareholders. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Proposed Charter, a copy of which is attached as Annex B to this proxy statement. We urge you to read the Proposed Charter in their entirety for a complete description of the rights and preferences of our securities following the Business Combination.

General

Following the closing of the Business Combination, the authorized capital stock of the Combined Company will consist of an unlimited number of shares of a single class, each with no par value. No preferred shares are issued or outstanding or authorized by the Combined Company’s constitutional documents.

Ordinary Shares

The Combined Company’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. At least seven days’ notice must be given for each general meeting of shareholders (although the Combined Company will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

The members of our Board of Directors serve two year terms. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Preemptive or Other Rights

The shareholders of the Combined Company have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under the Companies Law, the ordinary shares are deemed to be issued when the name of the shareholder is entered in the Combined Company’s register of members. The register of members will be maintained by the Combined Company’s transfer agent, American Stock Transfer & Trust Company, LLC, which will enter the name of Cede & Co in the register of members as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Combined Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

The payment of cash dividends in the future will be dependent upon the Combined Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the then board of directors.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

If the Charter Amendment Proposal is approved, the Proposed Charter will amend and replace the Current Charter. The complete text of the Proposed Charter is attached to this proxy statement as Annex B. Though there are minimal differences between the Current Charter and the Proposed Charter, we urge you to read the Proposed Charter in its entirety for a complete description of the rights and preferences of the securities of the Post-Combined Company.

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TICKER SYMBOL, MARKET PRICE AND DIVIDEND POLICY

Ticker Symbol and Market Price

8i’s Ordinary Shares, Units, Warrants, and rights are currently listed on the Nasdaq under the symbols “LAX,” “LAXXU,” “LAXXW,” and “LAXXR,” respectively. The closing price of the 8i Ordinary Shares, Units, Warrants and rights on April 11, 2022, the last trading day before announcement of the execution of the Share Purchase Agreement, was $9.85, $10.68, $0.499 and $0.32, respectively. As of [●], 2022, the record date for the Special Meeting, the closing price for the 8i Ordinary Shares, Units, Warrants, and rights was $[●], $[●], $[●] and $[●], respectively.

8i’s Dividend Policy

8i has not paid any cash dividends on its Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon 8i’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

EUDA

Information regarding EUDA is not provided because there is no public market for EUDA’s Ordinary Shares.

Combined Company

Dividend Policy

Following completion of the Business Combination, the Combined Company’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that the Combined Company retain its earnings for use in business operations and accordingly, we do not anticipate that the Combined Company’s board of directors would declare any dividends in the foreseeable future.

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DIRECTORS AND OFFICERS OF 8i

Our current directors and executive officers are as follows:

Name	Age	Position
Meng Dong (James) Tan	60	Chief Executive Officer, and Chairman
Guan Hong (William) Yap	58	Chief Financial Officer and Director
Kwong Yeow Liew	67	Independent Director
Ajay Rajpal	52	Independent Director
Alexander Arrow	51	Independent Director

Below is a summary of the business experience of each our executive officers and directors.

Meng Dong (James) Tan has been our Chief Executive Officer and director since inception. Mr. Tan has more than 20 years’ experience in managing private and public companies based in Asia and in the USA. He is the Director and CEO of 8i Capital Limited, a company focusing on investments and merger and acquisitions. Mr. Tan served as the Chief Executive Officer and Chairman of 8i Enterprises Acquisition Corp., a blank check company listed on Nasdaq, from March 2018 until September 2020 when it consummated its business combination with Diginex Ltd. He served as the Chairman and Chief Executive Officer of Moxian Inc., a Nasdaq listed company, from 2013 to 2017 and as a director from 2019 to 2021. From 2003 to 2006, he was the Chairman and CEO of Vashion Group Ltd, a company listed on the Singapore Stock Exchange, and from 2005 to 2008, he was the CEO and director of Vantage Corporation Limited, a company listed on the Singapore Stock Exchange. From 2006 to 2009, he served as a director on the Board of Pacific Internet Limited, a company listed on Nasdaq, until its sale to Connect Holdings Limited, a group comprising of Ashmore Investment Management Limited, Spinnaker Capital Limited and Clearwater Capital Partners, LLC. Mr. Tan graduated from the National University of Singapore (NUS) with a Bachelor of Arts in 1985.

Guan Hong (William) Yap, CFA, has been our Chief Financial Officer and Director since inception. He served as the Chief Financial Officer and a Director of 8i Enterprises Acquisition Corp., a blank check company listed on Nasdaq, from March 2018 until September 2020 when it consummated its business combination with Diginex Ltd. Mr. Yap served a director of Moxian, Inc., a company that is listed on Nasdaq, from May 2019 to October 2021. Mr. Yap served as the Head of Investment Banking for Shanghai Pingmei Shenma Finance Leasing Private Limited, a company based in Shanghai, China from March 2016 to February 2019. He founded Cataya Pte Ltd, a business that focuses on originating private equity transactions, loans and M&A deals in Asia, with an emphasis on China, Myanmar and Indonesia, in January 2011 and served as its director until 2019. Prior to this, he specialized in originating proprietary private equity and venture deals in China for investment funds in Singapore for Hupomone Capital Partners (Singapore) Pte. Ltd (2009-2011) and Evia Capital Partners Pte. Ltd (2006-2009). Prior to then, between 1995 and 2004, he worked in various positions for Ascendas Land (Singapore) Pte. Ltd, Singapore Telecom Ltd, PrimePartners Asia Capital Ltd, and IPCO International Ltd. Mr. Yap graduated from the University of Oxford with a degree in Physics and has been a member of the CFA Institute since 2000.

Kwong Yeow Liew. Mr. Liew is our independent director and has more than 25 years of experience in several multi-national organizations, such as Matsushita Denki, General Motors, Intel as well as Urmet Telecoms Italy. He served as a Director 8i Enterprises Acquisition Corp., a blank check company listed on Nasdaq, from March 2018 until September 2020 when it consummated its business combination with Diginex Ltd, and of Moxian, Inc. from March 2014 to August 2016. Mr. Liew served as the President, Chief Executive Officer and director of Rebel Group, Inc., a Singapore company, from February 2013 to January 2015. In 2006, Mr. Liew was instrumental in setting up the first manufacturing plant of Urmet Telecommunications S.p.A in China and fine-tuning its supply chain. Prior to that, Mr. Liew was the General Manager of Aztech Singapore Pte. Ltd’s plant in China from 2001 through 2005. From 1992 through 2001, he served as the Head of Operations of the manufacturing facilities of Phoenix Mecano S E Asia Pte. Ltd in Singapore. Mr. Liew received his certificate in Electrical Engineering from Singapore Technical Education in 1974. He also completed the management study programs in City and Guilds regarding Electrical and Electronics in 1974, Industrial Training Board at MOE Singapore in 1976, Matsushita DENKI Management Development Program in 1978, General Motors Institute in 1983 and Intel University in 1987. Mr. Liew is fluent in English and Chinese. We believe that Mr. Liew is qualified to serve as our director because he brings many years of experience in operations and management in both Singapore and in China.

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Ajay Rajpal, ACA. Mr. Rajpal is our independent director and a Chartered Accountant and member of the Institute of Chartered Accountants in England & Wales (ICAEW). During his career, he has gained broad-ranging commercial experience developed in the US, Europe, Middle East and Far East, with a particular focus on M&A, financial management and insolvency/restructuring. Post qualification, Mr. Rajpal held a number of finance-related roles which involved working for periods in the US, Europe, Middle East and Far East. Since 2011, Mr. Rajpal has run his own consultancy business, NAS Corporate Services Ltd, providing companies with various corporate services, such as assistance with their pre-IPO funding, the IPO process and post IPO management. Mr. Rajpal has project managed the initial public offering process and assisted with the associated funding of two businesses on AIM, namely New Trend Lifestyle Group Plc, which provides Feng Shui products and services across Asia, and Zibao Metals Recycling Group Plc, a Hong Kong and China based metals recycling company. He currently acts as a non-executive director for Phimedix Plc (formerly named Zibao Metals Recycling Group Plc), and Dozens Savings Plc. Mr. Rajpal assisted AIM-listed MNC Strategic Investments Plc (“MNC Strategic”) with the restructuring of its debt and overseeing the disposal of the non-performing assets of the company. Following disposal of its main assets, MNC Strategic became an investing company on AIM, seeking acquisitions in the telecom, media and technology sectors. Mr. Rajpal has also listed Grand Vision Media Holdings Plc, a special purpose acquisition company on the London Stock Exchange, which successfully completed a reverse takeover of an outdoor media business in Hong Kong/China. Mr. Rajpal was previously an independent director of Moxian, Inc., a US company with a China based internet business, and 8i Enterprises Acquisition Corp, both listed on Nasdaq. Mr. Rajpal was appointed as director of RC365 Holding Plc on March 9, 2022 and Goodplant Ventures Plc on April 6, 2022. We believe that Mr. Rajpal is qualified to serve as our director because of his experience with publicly traded companies in a number of jurisdictions.

Alexander K. Arrow, MD, CFA. Dr. Arrow is our independent director and the Chief Financial Officer of Carlsmed, Inc., 37-person commercial-stage orthopedic implant manufacturer that sells personalized spinal implants to improve outcomes in lumbar spinal fusion surgery and beyond and has been the Chief Financial Officer of Protagenic Therapeutics, Inc., a pre-clinical biotechnology virtual company, since November 2015. He served as a Director 8i Enterprises Acquisition Corp., a blank check company listed on Nasdaq, from March 2018 until September 2020 when it consummated its business combination with Diginex Ltd. He serves on the board of directors of two medical technology companies: Zelegent, Inc., which sells a minimally invasive tool for otolaryngologist sleep specialists to treat snoring in a simple office-based procedure, and Paragonix Technologies, which sells the world’s leading solid organ transport device. He previously served on the Board of Neumedicines, Inc., an immuno-oncology company developing a first-in-class broad-spectrum anti-cancer agent. He served as a Director of Biolase, Inc. (Nasdaq: BIOL), a manufacturer of dental lasers, from June 2010 to December 2014. From June 2010 to June 2013, he chaired the Audit and Compensation committees of the Board of Directors of Biolase, Inc. and was the President and Chief Operating Officer of the company from June 2013 to December 2014. Prior to Biolase, Inc, from June 2012 to May 2013, Dr. Arrow was the Chief Medical Officer of Stanford-affiliated neuroscience company Circuit Therapeutics, Inc. Prior to that, he spent five years as the Chief Financial Officer of cardiovascular device manufacturer Arstasis, Inc. Before entering medical technology operating roles, Dr. Arrow spent nine years running medical technology equity research at three Wall Street firms, the last five years as the head of medical technology research at Lazard, Ltd. He also served as the Chief Financial Officer of the Patent & License Exchange, Inc. He began his surgical residency at the UCLA Medical Center in 1996 before leaving to go into business. He has an MD from Harvard Medical School and a BA in Biophysics, magna cum laude, from Cornell University. We believe that Dr. Arrow is qualified to serve as our director because of his experience in C-level operating roles of medical technology companies in multiple stages of development, corporate governance, finance, and his experience in medical technology equity research.

Officer and Director Qualifications

Our officers and board of directors are composed of a diverse group of leaders with a wide array of professional roles. In these roles, they have gained experience in core management skills, such as strategic and financial planning, financial reporting, compliance, risk management, and leadership development. Many of our officers and directors also have experience serving on boards of directors and board committees of other companies and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, our officers and directors also have other experience that makes them valuable, managing and investing assets or facilitating the consummation of business combinations.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating an acquisition transaction.

Employment Agreements

We have not entered into any employment agreements with our executive officers and have not made any agreements to provide benefits upon termination of employment.

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Executive Officers and Director Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and Audit Committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Board Committees

The Board has a standing audit, corporate governance and nominating, and compensation committee. The independent directors oversee director nominations.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages the Company’s independent accountants, reviewing their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; the Company’s compliance with legal and regulatory requirements; and the performance of the Company’s internal audit function and internal control over financial reporting.

The members of the Audit Committee are Kwong Yeow Liew, Ajay Rajpal, and Alexander Arrow, each of whom is an independent director under Nasdaq’s listing standards. Ajay Rajpal is the Chairperson of the Audit Committee. The Board has determined that Ajay Rajpal qualifies as an “audit committee financial expert,” as defined under the rules and regulations of Nasdaq and the SEC.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. Specifically, the Corporate Governance and Nominating Committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the Corporate Governance and Nominating Committee recommends for approval by the Board certain desired qualifications and characteristics for board membership. Additionally, the Corporate Governance and Nominating Committee establishes and administers a periodic assessment procedure relating to the performance of the Board as a whole and its individual members. The Corporate Governance and Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Corporate Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Corporate Governance and Nominating Committee does not distinguish among nominees recommended by shareholders and other persons.

The members of the Corporate Governance and Nominating Committee are Kwong Yeow Liew, Ajay Rajpal, and Alexander Arrow, each of whom is an independent director under Nasdaq’s listing standards. Kwong Yeow Liew is the Chairperson of the Corporate Governance and Nominating Committee.

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Compensation Committee

The Compensation Committee reviews annually the Company’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers do not play a role in suggesting their own salaries. Neither the Company nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee are Kwong Yeow Liew, Ajay Rajpal, and Alexander Arrow, each of whom is an independent director under Nasdaq’s listing standards. Alexander Arrow is the Chairperson of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our board of directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our compensation committee.

Code of Ethics and Related Party Policy

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement in connection with our IPO. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us.

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the Audit Committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our Ordinary Shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

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Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our Audit Committee and a majority of our disinterested independent directors, or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our Audit Committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. For example, all of our directors and officers currently serve in management positions for 8i may continue to involve in the formation of other special purpose acquisition companies in the future. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers, directors and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●	The Founder Shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the Trust Account with respect to any of their Private Shares. Furthermore, the Sponsor has agreed that the Private Shares will not be sold or transferred by it until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our Business Combination.

Under British Virgin Islands’ Companies Law, directors owe the following fiduciary duties:

(i)	duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not improperly fetter the exercise of future discretion;

(iv)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(v)	duty to exercise independent judgment.

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Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Current Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

Our insiders, including our officers and directors, have agreed to vote any Ordinary Shares held by them in favor of the Business Combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the Trust Account with respect to their Founder Shares and Private Units if we are unable to complete the Business Combination within the required time frame.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate the Business Combination with an entity that is affiliated with any of our officers, directors or other insiders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). In no event will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Affiliation
Meng Dong (James) Tan	8i Holdings2 Limited	Director and shareholder
	Bright Growth Capital Ltd.	Director
	Good Eastern Investment Holdings Ltd.	Director and shareholder
	8i Capital Limited	Director and shareholder
	8i Enterprises Pte. Ltd.	Director and shareholder
Guan Hong (William) Yap	Elve Ceramcrete Pte Ltd.	Director and shareholder

Ajay Rajpal	NAS Corporate Services Ltd.	Director and shareholder
	Brookmans Park Roads Ltd.	Director and shareholder
	Phimedix Plc.	Director
	MEC Asian Fund	Director
	Grand Vision Media Holdings Plc	Director
	Stormont School	Director
	Cyber Lion Limited	Director
	Dozens Savings Plc.	Director and shareholder
	RC365 Holding Plc	Director
	Goodplant Ventures Plc	Director
Alexander Arrow	Carlsmed, Inc.	Employee and shareholder
	Protagenic Therapeutics, Inc. Zelegent, Inc. Paragonix Technologies, Inc.	Employee and shareholder Director and shareholder Director and shareholder
Kwong Yeow Liew	Joy Housekeepers Pte Ltd.	Director and shareholder

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Limitation on Liability and Indemnification of Officers and Directors

Our Current Charter provides that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Current Charter, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

Indemnification for the officers and directors is provided for in our Current Charter. Our Current Charter also permits us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the Current Charter. We purchased purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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DIRECTORS AND EXECUTIVE OFFICERS OF EUDA

EUDA’s current directors and executive officer are as follows:

Name	Age	Position(s)
Wei Wen Kelvin Chen	38	Chief Executive Officer, Executive Director
Thien Su Gerald Lim	64	Director
Steven John Sobak	76	Chief Financial Officer
Daniel Tan	41	Chief Technology Officer
Jenifer Goh	32	President of Operations

Below is a summary of the business experience of EUDA’s executive officers and directors:

Wei Wen Kelvin Chen. Dr. Wei Wen Kelvin Chen brings over 20 years of expertise as a software executive, operation’s leader and strategy professional within the healthcare sector. Since 2019, he has served as the Group Chief Executive Officer and founder as well as the Executive Director at EUDA. Previously, from 2012 to 2017, Dr. Chen worked at Healthway Medical Group (Healthway), the largest listed healthcare company in Singapore with more than 100 medical clinics. While at Healthway, he started as the Group Marketing Manager (from 2012 to 2014), was promoted to the Head of the Adult Specialist and CMO department (from 2014 to 2015), General Manager of the Specialist Division (2015) and eventually served as the Vice President (from 2015 to 2017), where he was responsible for the enterprise’s operations and growth, contributing to its exceptional revenue growth in 2015. Dr, Chen was instrumental in restructuring exercise and strategizing the Healthcare and Corporate Sales division to achieve the annual targets set by the board of Healthway. While at Healthway, Dr. Chen saw the gaps within the traditional healthcare infrastructure and an opportunity for technological innovation to propel digitalization across the entire health ecosystem, spurring him to establish Kent Ridge Health. Dr. Chen started his career with the Singapore Police Force (SPF) as a police officer, where the experience of managing operations formed the foundations of his management skills. He served as SPF’s IT consultant on emerging technologies, managing information systems and operations. In this role, he was instrumental in facilitating the overhaul of SPF’s transition from outdated organization-wide technologies to cutting edge, cost-effective business solutions that dramatically improved efficiency, decreased expenses, and optimized data integrity and safety. Dr. Chen holds a Doctorate in Business Administration from the University of South Australia and a Bachelor of Science, with honors, in Computer Science from the University of Greenwich.

Steven John Sobak. EUDA’s Chief Financial Officer, Mr. Steven John Sobak, has over 45 years in healthcare administrative experience covering most aspects of hospital management in both the public and private sectors, in general acute and various specialty facilities. Within Singapore and Malaysia, he has served as Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer at various hospitals ranging from 100 to over 1,500 beds. Over the years he has worked in the US, Saudi Arabia, Singapore, Malaysia and with consulting assignments in China and India. Since 2014, Mr. Sobak has been an Independent Healthcare Consultant for new, greenfield and brownfield projects as well as other potential ventures in Singapore, where he offered healthcare related consulting and advisory services of both. He provided guidance and feasibility study preparations for projets in China to gather required information, guidance and direction for managing the planning, construction and pre-opening requirements. From June 2010 to July 2016, he served as the Chief Operating Officer (June 2010 to January 2016) and Senior Director of National Neuroscience Institute (January 2016 to July 2016). Prior to that, Mr. Sobak was the Chief Executive Officer of Singapore Cord Blood Bank from January 2009 through June 2015. Concurrently, he was the Senior Instructor at Business Continuity Management Institute. From October 1969 through January 2014, he held various positions at Singapore Management University – Singhealth, Healthcura Consulting Pvt Ltd, KK Women’s and Children’s Hospital, United Engineers Group (Medical Hall Ltd), Southern Hospital Group, Tan Tock Seng Hospital Pte Ltd and Hospital Corporation of America/International Inc.From a Senior Management perspective, he has experience in performing feasibility studies, annual financial closings, worked with both Internal and External Auditors on management related issues, participated in hospital commissioning, and specific consulting studies and engagements. At various times in his career, he had direct operational responsibility for many departments such as Finance, Purchasing, Corporate Communications, Quality Service Management (QSM), Legal, Facilities and Maintenance Operations, Bio-Medical Services, IT, and more. He introduced the concept of Pre-Admission Patient Financial Counseling in 1989, which was subsequently adopted by all hospitals in Singapore. He has supervised and been responsible for various Divisions within the Executive, Allied Health, Outpatient, Operational Support, etc. Mr Sobak holds a Master’s Degree in Finance and a Bachelor’s Degree in Management, both from Wayne State University.

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Daniel Tan. EUDA’s Chief Technology Officer, Mr. Daniel Tan, has more than 15 years of experience in high-tech industries including autonomous vehicles, complex underwater defense systems and logistics platform technologies. Mr. Tan joined EUDA since July 2021. From October 2020 to July 2021, Mr. Tan was the Head of the Product Excellence Office (Global eTrade Division) at Crimsonlogic Pte Ltd (Crimsonlogic). Prior to that, from 2018 to 2020, he was the Head of the Strategic Program Management Office (PMO). He was instrumental in the development and delivery of Port of Singapore Authority’s Global Portnet Systems and promoted within one year to be Head of Strategic PMO at Crimsonlogic. At Crimsonlogic, he strategized and implemented the company-wide Agile-Scrum Framework methodology for product development and reporting metrics. He was also appointed the internal consultant and lead for the various functions he worked on. From May 2017 to June 2018, he was with Singapore Technologies Kinetics as the Program Manager leading the Kinetics Advanced Robotics department, where he managed the rapid expansion of the robotics arm. From October 2010 to April 2017, he held various positions in API Logistics Ltd (May 2016 to April 2017), Maven Lab Pte Ltd (March 2015 to April 2016), Singapore Technologies Electronics (November 2010 to December 2014) and PSA Corporation Ltd (January 2006 to October 2010). Mr. Tan holds a Master’s Degree in Systems Design & Management from National University of Singapore and multiple professional certifications in Project Management & ITIL.

Jenifer Goh. Ms. Jenifer Goh has been the President of Operations at EUDA since 2019. She supports and provides strategic oversight and governance to EUDA’s daily operations which includes managing the Operations department as well as Sales and Marketing department. Ms. Goh is responsible for the daily operations and administration including budgeting, quality control of policies and procedures as well as managing the overall performance of the department. She leads corporate improvement projects and initiatives that will bring about better health outcomes and better value for the health plans. Prior to joining EUDA, from January 2013 to April 2017, she was with Healthway as the Sales and Marketing Manager heading the Sales and Marketing team for the Secondary Care Clinic department. Since May 2017, she has been with Prudential Assurance Company Singapore as the Senior Financial Consultant, providing health and wealth advisory services for her clients. She holds Capital Markets and Financial Advisory Services Certification and is licensed to provide advisory services for health and investment products.

Thien Su Gerald Lim. Mr. Thien Su Gerald Lim serves as EUDA’s director. He has over 40 years of expertise in the insurance and financial services industry. For the past 6 years, he has served as Chairman of Phillip Insurance Investments. From 2012 until 2016, Mr. Lim worked with Marsh & McLennan Companies in senior management roles. He served as CEO of Marsh Southeast Asia and concurrently as CEO of Marsh Credit Political Financial Risks for Asia. At Marsh & McLennan, Mr. Lim had been closely involved with insurance backed structured finance solutions for the region. From 2000 to 2012, he served as the CEO of Aon Trade Credit for Asia Pacific, where his responsibilities included establishing the credit financial political risk practice group for the region. Concurrently, he served as CEO of Aon Taiwan and CEO and Chairman of Aon Singapore. Mr. Lim has also contributed significantly to corporate boards and the community. He served on the Board of Hambrecht & Quist’s venture capital fund in Singapore. In the aftermath of the late 1990’s Asian financial crisis, he was instrumental in bringing together foreign investors and local partners for the development of the Daejon Riverside Expressway project, South Korea’s first foreign direct investment infrastructure project, for which Euromoney awarded it as Asia’s project finance “Deal of the Year”. For his contributions, he was accorded a personal citation by the Mayor of Daejon Metropolitan City. His community involvement includes serving as president of the Singapore Insurance Brokers Association; Honorary Chairman of Tampines Central Citizens’ Consultative Committee and the Council on Education of the Methodist Church in Singapore. He was also former president of Rotary Club of Singapore, and on the supervisory panel of government feedback unit, REACH. Additionally, Mr. Lim is a Honorary Consul of the Republic of Slovenia and is a recipient of the Public Service Medal and Public Service Star from the President of Singapore. Mr. Lim received his Bachelor’s Degree in Business from the National University of Singapore, and his Master’s Degree in Education from George Washington University.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF EUDA

Overview

In this section, “named executive officer” refers to EUDA’s principal executive officer and, if any, each of the two most highly compensated executive officers, other than EUDA’s principal executive officer, who were serving as executive officers for the fiscal year ending December 31, 2021 and whose total salary and bonus exceed $100,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of EUDA at the end of the most recently completed fiscal year.

The compensation of the named executive officer identified in the Summary Compensation Table below consists of a combination of base salary, bonuses and long-term incentive compensation in the form of incentive stock options. EUDA’s named executive officers who are full-time employees, like all other full-time employees, are eligible to participate in EUDA’s benefit plans. As EUDA transitions from a private company to a publicly traded company, EUDA will evaluate its compensation values and philosophy and compensation plans and arrangements as circumstances merit. EUDA expects to review executive compensation annually with input from a compensation consultant. As part of this review process, EUDA expects the Board of Directors and its Compensation Committee to apply EUDA’s values and philosophy, while considering the compensation levels needed to ensure EUDA’s executive compensation program remains competitive with its peers. In connection with EUDA’s executive compensation program, its Board of Directors will also review whether EUDA is meeting its retention objectives and the potential cost of replacing a key employee.

Summary Compensation Table

The following table sets forth, for the year ended December 31, 2021, all compensation paid, distributed or earned for services rendered in all capacities by the named executive officers to EUDA:

						Non-equity incentive plan compensation ($)
Name and Position	Year	Salary ($)	Bonus ($)	Stock-based awards ($)	Option- based awards ($)	Annual incentive plans	Long term incentive plans	All other compensation ($)	Total compensation ($)
Dr. Chen	2021	$300,000	0	0	0	0	0	0	$300,000
Chief Executive Officer
Jenifer Goh	2021	$210,000	0	0	0	0	0	0	$210,000
President

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards for the named executive officers outstanding as of December 31, 2021.

Director Compensation

EUDA does not pay directors for service to its Board of Directors.

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DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY

AFTER THE BUSINESS COMBINATION

Information about Directors Expected to be Appointed to the Board Upon the Closing of the Business Combination

Upon consummation of the Business Combination, it is proposed that five directors will be elected to be the directors of EUDA. 8i has agreed to take all necessary action, including causing the directors of 8i to resign, so that effective at the Closing, the entire board of directors will consist of five individuals, a majority of whom will be independent directors in accordance with the requirements of Nasdaq.

At every second succeeding annual meeting of stockholders, the nominated directors of the Combined Company will be elected for a full term of two years to succeed the directors whose terms expire at such annual meeting. For more information on the nomination process of the board of directors, see “Proposal 4 - Director’s Proposal”.

Upon consummation of the Business Combination, the Board of Directors of EUDA and its Executive Officers are expected to be composed of the individuals set forth in the table below. The directors shall serve until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

Executive Officers and Directors

The following persons are expected to serve as executive officers and directors following the Business Combination. For biographical information concerning the EUDA’s executive officers and EUDA’s designees to the board of directors, see “Executive Officers and Directors of EUDA.” For biographical information concerning the 8i’s designees to the board of directors see “Executive Officers and Directors of 8i.”

Name	Age	Position(s)
Wei Wen Kelvin Chen	38	Chief Executive Officer, Executive Director
Thien Su Gerald Lim(1)	64	Independent director nominee
David Francis Capes(1)	62	Independent director nominee
Alfred Lim(2)	71	Independent director nominee
Kim Hing Chan(1)	66	Independent director nominee

(1)	EUDA’s Designee
(2)	8i’s Designee

Below is a summary of the business experience of each of the executive officers and director nominees of the post-combination company:

Wei Wen Kelvin Chen. Dr. Wei Wen Kelvin Chen brings over 20 years of expertise as a software executive, operation’s leader and strategy professional within the healthcare sector. Since 2019, he has served as the Group Chief Executive Officer and founder as well as the Executive Director at EUDA. Previously, from 2012 to 2017, Dr. Chen worked at Healthway Medical Group (Healthway), the largest listed healthcare company in Singapore with more than 100 medical clinics. While at Healthway, he started off as the Group Marketing Manager (from 2012 to 2014), was promoted to the Head of the Adult Specialist and CMO department (from 2014 to 2015), General Manager of the Specialist Division (2015) and eventually served as the Vice President (from 2015 to 2017), where he was responsible for the enterprise’s operations and growth, contributing to its exceptional revenue growth in 2015. Dr, Chen was instrumental in restructuring exercise and strategizing the Healthcare and Corporate Sales division to achieve the annual targets set by the board of Healthway, While at Healthway, Dr. Chen saw the gaps within the traditional healthcare infrastructure and an opportunity for technological innovation to propel digitalization across the entire health ecosystem, spurring him to establish Kent Ridge Health. Dr. Chen started his career with the Singapore Police Force (SPF) as a police officer, where the experience of managing operations formed the foundations of his management skills. He served as SPF’s IT consultant on emerging technologies, managing information systems and operations. In this role, he was instrumental in facilitating the overhaul of SPF’s transition from outdated organization-wide technologies to cutting edge, cost-effective business solutions that dramatically improved efficiency, decreased expenses, and optimized data integrity and safety. Dr. Chen holds a Doctorate in Business Administration from the University of South Australia and a Bachelor of Science, with honors, in Computer Science from the University of Greenwich.

183

Thien Su Gerald Lim. Mr. Thien Su Gerald Lim serves as EUDA’s director. He has over 40 years of expertise in the insurance and financial services industry. For the past 6 years, he has served as Chairman of Phillip Insurance Investments. From 2012 until 2016, Mr. Lim worked with Marsh & McLennan Companies in senior management roles. He served as CEO of Marsh Southeast Asia and concurrently as CEO of Marsh Credit Political Financial Risks for Asia. At Marsh & McLennan, Mr. Lim had been closely involved with insurance backed structured finance solutions for the region. From 2000 to 2012, he served as the CEO of Aon Trade Credit for Asia Pacific, where his responsibilities included establishing the credit financial political risk practice group for the region. Concurrently, he served as CEO of Aon Taiwan and CEO and Chairman of Aon Singapore. Mr. Lim has also contributed significantly to corporate boards and the community. He served on the Board of Hambrecht & Quist’s venture capital fund in Singapore. In the aftermath of the late 1990’s Asian financial crisis, he was instrumental in bringing together foreign investors and local partners for the development of the Daejon Riverside Expressway project, South Korea’s first foreign direct investment infrastructure project, for which Euromoney awarded it as Asia’s project finance “Deal of the Year”. For his contributions, he was accorded a personal citation by the Mayor of Daejon Metropolitan City. His community involvement includes serving as president of the Singapore Insurance Brokers Association; Honorary Chairman of Tampines Central Citizens’ Consultative Committee and the Council on Education of the Methodist Church in Singapore. He was also former president of Rotary Club of Singapore, and on the supervisory panel of government feedback unit, REACH. Additionally, Mr. Lim is a Honorary Consul of the Republic of Slovenia and is a recipient of the Public Service Medal and Public Service Star from the President of Singapore. Mr. Lim received his Bachelor’s Degree in Business from the National University of Singapore, and his Master’s Degree in Education from George Washington University.

David Francis Capes. Mr. Capes has over 31 years of expertise leading multinational corporations and startup companies in the biomedical industry. Currently, David serves as Senior Vice President and Global Head of Operations and Innovation at MiRXES. In this capacity, David’s responsibilities include expanding MiRXES from a regional company to a global innovation enterprise through the implementation of innovation and operations strategies, prioritization of clinical pipelines, optimization of the company operations to deliver excellent customer experience and refinement of its global regulatory and market entry strategies. Prior to MiRXES, David served as Vice President of Research & Development of Asia at Becton Dickinson BD where he led the region’s product innovation & development teams and was instrumental in managing their project portfolios, and ensuring project execution excellence. David also held senior management roles in Pathway Biomed and Rockeby Biomed. David holds a PhD in Pharmacy from Curtin University and a BA in Pharmacy from Western Australia Institute of Technology.

Alfred Lim. Mr. Lim has over 44 years of experience in international trade business, covering the Asia Pacific region. He started his career in 1978 with May & Baker Ltd / Rhone Poulenc Singapore Pte Ltd, one of Europe’s top chemicals and pharmaceutical companies, before moving on to Neste Chemicals Trading Singapore Pte Ltd in 1990, where he was the Managing Director responsible for sales and marketing to companies in United States, Europe, and Asia. Between 1994 to 2002, he was the managing director of Borealis Singapore Pte Ltd, managing the company’s Asia Pacific offices and distributors. Under Mr. Lim’s remit, Borealis Singapore was awarded the International Trade Award from Ministry of Finance, Approved International Trader status from Ministry of Trade & Industry and Singapore 1,000 Ranking for Highest Returns on Shareholders’ Funds for year 1998/1999. In 2002, Mr Lim co-founded Akashi Sdn Bhd, a Malaysian distributor for chemicals which was later sold to East Asiatic Chemicals/Brenntag. From 2006 to 2018, Mr. Lim acted as a senior consultant to An Duong Group, setting up a distributor network in Vietnam for international bathroom product brands. Since 2018, he has been a consultant to Roca Group, the world’s largest sanitary ware manufacturer for Vietnam. Alfred received his Bachelor of Science (Honors) degree in Chemistry from the University of Singapore in 1976, Graduate degree in Marketing from Singapore Institute of Management in 1986.

Kim Hing Chan. Mr. Chan has over 30 years of experience in both the technology and financial services sector. His job functions covered the areas of software applications development, operating system management, information security, technology risk and control, security architecture strategy, and a leading a security engineering team. From 2005 to 2020, Mr. Chan joined various banks as the head leading the internal technology audits for all high-risk technology groups within the bank in the AP region and Japan for three years. He is well-versed on the internal audit process, corporate security and technology standards, and the technology risk regulations of countries with higher control standards such as Japan, Singapore, Hong Kong and the United States. He held various senior positions in CIMB Bank Singapore (from 2018 to 2020), United Overseas Bank (from October 2016 to May 2018) and Citibank Singapore (from 2005 through 2016). He has supported regional banks in South-East Asia such as United Overseas Bank (UOB) and CIMB Singapore in performing security risk assessments of business applications, new business processes, technology infrastructure and technology service outsourcing reviews. He has formulated technical and process related solutions to remediate security gaps and risks identified during the security and risk assessments. In 2000, he co-founded a security technology startup named i-Sprint Innovations (S) Pte Ltd and was the company’s Chief Technology Officer for four years. The startup’s application authentication and security administration model were based on a patented application security administration model that was co-invented by Mr. Chan. In addition to performing business development activities in the Asia Pacific region, US, and Australia, Mr. Chan successfully raised two rounds of funding. Mr. Chan holds a Master’s degree in computer science from University College London.

184

Board Committees

The Board will have a standing audit, corporate governance and nominating, and compensation committee. The independent directors will oversee director nominations.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, will engage the Company’s independent accountants and review their independence and performance; review the Company’s accounting and financial reporting processes and the integrity of its financial statements; review the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; review the Company’s compliance with legal and regulatory requirements; and review the performance of the Company’s internal audit functions and internal controls over financial reporting.

The members of the Audit Committee will be [●], [●], and [●], each of whom is an independent director under Nasdaq’s listing standards. [●] will be the Chairperson of the Audit Committee. The Board has determined that [●] qualifies as an “audit committee financial expert,” as defined under the rules and regulations of Nasdaq and the SEC.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee will be responsible for overseeing the selection of persons to be nominated to serve on our Board. Specifically, the Corporate Governance and Nominating Committee will make recommendations to the Board regarding the size and composition of the Board, establish procedures for the director nomination process and screen and recommend candidates for election to the Board. On an annual basis, the Corporate Governance and Nominating Committee will recommend for approval by the Board certain desired qualifications and characteristics for board membership. Additionally, the Corporate Governance and Nominating Committee will establish and administer a periodic assessment procedure relating to the performance of the Board as a whole and its individual members. The Corporate Governance and Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Corporate Governance and Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Corporate Governance and Nominating Committee will not distinguish among nominees recommended by shareholders and other persons.

The members of the Corporate Governance and Nominating Committee will be [●], [●], and [●], each of whom is an independent director under Nasdaq’s listing standards. [●] will be the Chairperson of the Corporate Governance and Nominating Committee.

Compensation Committee

The Compensation Committee will review annually the Company’s corporate goals and objectives relevant to the officers’ compensation, evaluate the officers’ performance in light of such goals and objectives, determine and approve the officers’ compensation level based on this evaluation, make recommendation to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, provide recommends to the Board with respect to non-CEO and non-CFO compensation and administer the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee will have the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. The Company’s executive officers will not play a role in suggesting their own salaries. Neither the Company nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of the initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The members of the Compensation Committee will be [●], [●], and [●], each of whom is an independent director under Nasdaq’s listing standards. [●] will be the Chairperson of the Compensation Committee.

185

BENEFICIAL OWNERSHIP OF SECURITIES – PRE & POST BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of [●], 2022, the Record Date (pre-Business Combination) and immediately after the consummation of the Business Combination (post-Business Combination), assuming that no Public Shares are redeemed, and alternatively that the maximum number of Public Shares are redeemed, by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by 8i to be the beneficial owner of more than 5% of 8i Ordinary Shares or of the Combined Company’s Ordinary Shares;

●	each of 8i’s current executive officers and directors;

●	each person who will (or is expected to) become an executive officer or director of the Combined Company upon the closing of the Business Combination;

●	all of our current executive officers and directors as a group; and

●	all executive officers and directors of the Combined Company as a group upon the closing of the Business Combination.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, 8i believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all our Ordinary Shares that they beneficially own, subject to applicable community property laws. Any our Ordinary Shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of 8i Ordinary Shares pre-Business Combination is based on 11,073,500 issued and outstanding 8i Ordinary Shares as of July 22, 2022. The beneficial ownership of 8i Ordinary Shares post-Business Combination is based on 31,313,850 shares (assuming exercise and conversion of all securities, including the Unit Purchase Option and the Warrants underlying the Private and Public Units, but excluding the 4,000,000 Earnout Shares) to be outstanding and assumes the issuance of the Purchaser Shares.

The expected beneficial ownership of 8i Ordinary Shares post-Business Combination assuming none of our Public Shares are redeemed has been determined based upon the following: (i) no 8i shareholder has exercised its redemption rights to receive cash from the Trust Account in exchange for its 8i Ordinary Shares and we have not issued any additional Ordinary Shares and (ii) there will be an aggregate of 31,313,850 Ordinary Shares (assuming exercise and conversion of all securities, including the Unit Purchase Option and the Warrants underlying the Private and Public Units, but excluding the 4,000,000 Earnout Shares) issued and outstanding at Closing (after accounting for certain de minimis rounding adjustments that may occur in the allotment of Purchaser Shares).

The expected beneficial ownership of 8i Ordinary Shares post-Business Combination assuming the maximum of 7,487,500 Public Shares have been redeemed, to ensure compliance with the Nasdaq Global Market’s listing requirement of a minimum of $20 million of market value of unrestricted publicly held shares, has been determined based on an aggregate of 23,826,350 Ordinary Shares issued and outstanding Shares (assuming exercise and conversion of all securities, including the Unit Purchase Option and the Warrants underlying the Private and Public Units, but excluding the 4,000,000 Earnout Shares) at Closing (after accounting for certain de minimis rounding adjustments that may occur in the allotment of Purchaser Shares).

186

The expected beneficial ownership of Ordinary Shares post-Business Combination under the header “Post-Business Combination—Assuming No Redemption” assumes none of the Public Shares having been redeemed.

	Pre-Business Combination		Post-Business Combination
	Ordinary Shares		Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	% of Outstanding Ordinary Shares	Number of Shares	%	Number of Shares	%
Directors and Executive Officers of 8i:
Meng Dong (James) Tan(2)	2,436,500	22.0%	2,611,850	8.3%	2,611,850	11.0%
Guan Hong (William) Yap	3,000	*	3,000	*	3,000	*
Ajay Rajpal	3,000	*	3,000	*	3,000	*
Alexander Arrow	3,000	*	3,000	*	3,000	*
Kwong Yeow Liew	3,000	*	3,000	*	3,000	*
All Directors and Executive Officers of 8i as a Group (5 Individuals)	2,448,500	22.1%	2,623,850	8.4%	2,623,850	11.0%
Five Percent Holders 8i:
8i Holdings 2 Pte. Ltd.(3)	2,141,250	19.3%	2,141,250	6.8%	2,141,250	9.0%
Meng Dong (James) Tan(2)	2,436,500	22.0%	2,611,850	8.4%	2,611,850	11.0%
Directors and Executive Officers of Combined Entity After Consummation of the Business Combination:
Wei Wen Kelvin Chen(4)	0		933,333	3.0%	933,333	3.9%
Thien Su Gerald Lim	0		0		0
David Francis Capes	0		0		0
Alfred Lim	0		0		0
Kim Hing Chan	0		0		0
All Directors and Executive Officers of Combined Entity as a Group (5 Individuals)	0		933,333	3.0%	933,333	3.9%
Five Percent Holders of Combined Entity After Consummation of the Business Combination:

* Less than 1%.

(1) Unless otherwise indicated, the business address of each of the shareholders is c/o 8i Acquisition 2 Corp., 6 Eu Tong Sen Street #08-13 Singapore 059817.

(2) Share amounts under both Post-Business Combination scenarios include (i) 292,250 shares underlying the Private Units, (ii) 146,125 shares underlying the warrants in the Private Units, and (iii) 29,225 shares underlying the rights in the Private Units. Mr. Tan also beneficially owns 500,000 ordinary shares of Watermark Developments Limited, a British Virgin Islands business company, which is the sole stockholder of EUDA.

(3) Mr. Tan, the Company’s Chief Executive Officer and Chairman is the sole shareholder and director of 8i Holdings 2 Pte. Ltd. Mr. Tan has sole voting and dispositive power over the shares. The address for 8i 2 Holdings Limited is c/o 8i Acquisition 2 Corp., c/o 6 Eu Tong Sen Street #08-13 Singapore 059817.

(4) Dr. Kelvin Chen also beneficially owns 100,000 ordinary shares of Watermark Developments Limited, a British Virgin Islands business company, which is the sole stockholder of EUDA.

187

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

8i’s Related Person Transactions

On January 21, 2021 and February 5, 2021, 8i Holdings Limited paid an aggregate price of $25,000, or approximately $0.017 per share, to cover certain offering costs in consideration for 1,437,500 Ordinary Shares (the “Founder Shares”). On April 12, 2021, 8i Holdings Limited transferred an aggregate of 1,437,500 Founder Shares to the Sponsor, a company wholly owned by Mr. Meng Dong (James) Tan, the Company’s CEO, for $25,000. On June 14, 2021, the Sponsor transferred 15,000 Founder Shares in the aggregate to the Company’s directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 Ordinary Shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The Founder Shares are identical to the Ordinary Shares included in the Units sold in the IPO.

All of the Founder Shares issued and outstanding prior to the date of the IPO were placed in escrow with an escrow agent until the earlier of six months after the date of the consummation of an initial business combination and the date on which the closing price of the Company’s Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Initial Business Combination or earlier, if, subsequent to the initial business combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property.

Promissory Note - Related Party

On January 12, 2022, Mr. Meng Dong (James) Tan, the Company’s CEO, agreed to loan the Company up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “January Note”). On March 18, 2022, Mr. Tan entered into a promissory note with the Company for $500,000 (the “March Note,” and together with the January Note, the “Promissory Notes”). The Promissory Notes were non-interest bearing and payable promptly after the date on which the Company consummates an Initial Business Combination. As of April 30, 2022, the total amount borrowed under the Promissory Notes was $800,000.

Mr. Tan has the right, but not the obligation, to convert this Note, in whole or in part, into Private Units containing the same securities as issued in the Company’s IPO and by providing the Company with written notice of its intention to convert this Note at least one business day prior to the closing of a Business Combination. The number of Units to be received by the payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Mr. Tan, by (y) $10.00.

Related Party Loans

As of April 30, 2022 and July 31, 2021, 8i Enterprises Pte Ltd., a company wholly-owned by Mr. Tan, our CEO, had loaned the Company an aggregate of $0 and $396,157 in regard to the costs associated with formation and the IPO, respectively. Such loan is non-interest bearing. On December 6, 2021, the Company repaid $396,157 of related party loans.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the IPO, to pay the affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and personnel. This arrangement will terminate upon the completion of a Business Combination or the distribution of the Trust Account to the public shareholders. For the period from November 24, 2021 through April 30, 2022, the Company has accrued a $53,000 of administrative service fee, which is included in formation and operating costs on the statement of operations.

Due to Related Party

As of April 30, 2022 and July 31, 2021, the total amount contains an administrative service fee of $53,000 and $0 accrued by the Company’s Sponsor, respectively.

For the nine months ended April 30, 2022, Mr. Tan loaned the Company $1,943 to cover certain operating expenses of the Company. As of July 22, 2022, the total amount due to Mr. Tan was $3,894.

188

EUDA Related Person Transactions

Related party balances

Other receivables – related parties

Name of Related Party	Relationship	Nature	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
			(Unaudited)
Kent Ridge Pacific Pte Ltd*	Shareholders of this entity also are the shareholders of EUDA	Related party advance, due on demand	$-	$-	$18,263
KR Hill Capital Pte Ltd	Shareholders of this entity also are the shareholders of EUDA	Related party advance, due on demand	236	237	121
Kent Ridge Medical Ptd Ltd*	Shareholders of this entity also are the shareholders of EUDA	Related party advance, due on demand	244	245	121
UG Digital Sdn Bhd*	UGD, subsidiary of EUDA owned 40% of this company	Related party advance, due on demand	272,380	284,673	321,880
Janic Limited*	Shareholder of EUDA	Related party advance, due on demand	717	720	-
Zukihealth SDN*	Kelvin Chen, Chief Executive Office (“CEO”) and shareholder of EUDA, is the shareholder of this entity	Related party advance due on demand	3,723	3,173	-
Jennifer Goh*	President, operation manager, and shareholder of EUDA	Employee advance	8,491	8,527	-
Fresco Investment Pte Ltd*	Fan Know Hin, an immediate family member of a shareholder of EUDA, is the shareholder of this entity	Advance due on demand	44	46	-
Total			$285,835	$297,621	$340,385

*As of date of this report, these receivables have been repaid by the related parties of EUDA.

189

Account payable, related parties

Name of Related Party	Relationship	Nature	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
			(Unaudited)
Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of EUDA	Medical service fee performed for the employee patients of the Company’s corporate customers	$2,242,849	$2,459,411	$1,469,294

Other payables – related parties

Name of Related Party	Relationship	Nature	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
			(Unaudited)
Chee Yin Meh	Shareholder of Scotgold Holding Ltd which is the shareholder of EUDA	Operating expense paid on behalf of the Company	$34,365	$34,512	$48,443
Jamie Fan Wei Zhi	An immediate family member of a shareholder of EUDA	Operating expense paid on behalf of the Company, and Guarantor fee	40,608	40,783	-
Kelvin Chen	CEO and shareholder of EUDA	Operating expense paid on behalf of the Company	484,081	295,776	284,726
Kent Ridge Health Pte Ltd	Shareholders of this entity also are the shareholders of EUDA	Operating expense paid on behalf of the Company	120,119	121,129	97,844
Kent Ridge Pacific Pte Ltd	Shareholders of this entity also are the shareholders of EUDA	Operating expense paid on behalf of the Company	90,742	33,483	-
Wilke Services Ltd(1)	Shareholder of EUDA	Investment payable	2,734,863	2,746,628	2,801,807
Total			$3,504,778	$3,272,311	$3,232,820

(1)	EUDA expected the investment payable to Wilke Services Ltd will be forgiven on the closing of the De-SPAC transaction and the payables amount will be credited to additional paid-in capital at the time of closing.

190

Related party transactions

Revenue from related parties

Name of Related Party	Relationship	Nature	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
			(Unaudited)	(Unaudited)
Kent Ridge Pacific Pte Ltd	Shareholders of this entity also are the shareholders of EUDA	Sales of medical related software application and other service	$-	$46	$-	$3,894
Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of EUDA	Sales of swab test, and other medical related product	135	2,669	4,640	4,191
Total			$135	$2,715	$4,640	$8,085

Purchase from related parties

Name of Related Party	Relationship	Nature	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
			(Unaudited)	(Unaudited)
Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of EUDA	Medical service fee provided for the third party medical service revenue	$493,843	$579,326	$2,349,702	$1,532,119

Rental expenses

Name of Related Party	Relationship	Nature	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
			(Unaudited)	(Unaudited)
Kent Ridge Pacific Pte Ltd	Shareholders of this entity also are the shareholders of EUDA	Office rental	$41,537	$32,898	$143,589	$96,576

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

191

EXPERTS

The audited financial statements of 8i as of July 31, 2021 and for the period from January 21, 2021 (inception) to July 31, 2021, included in this proxy statement have been so included in reliance upon the report of UHY LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of EUDA as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 included elsewhere in this proxy statement have been audited by Friedman LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the proxy statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of Ordinary Shares in connection with the proposed Business Combination.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that we deliver single copies of the proxy statement in the future. Shareholders may notify us of their requests by calling or writing to Advantage Proxy, our proxy solicitor at:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is American Stock Transfer & Trust Company, LLC.

SUBMISSION OF SHAREHOLDER PROPOSALS

Management of 8i knows of no other matters which may be brought before the Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

FUTURE SHAREHOLDER PROPOSALS

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, our Current Charter provides that the shareholder must give timely notice in proper written form to our secretary. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Combined Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that, if no annual meeting was held in the preceding year, to be timely, a shareholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us; provided, further, that, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us. In addition, nominations of director candidates to our board of directors and shareholder proposals also must satisfy other requirements set forth in our Current Charter.

You may contact our secretary at our principal executive offices for a copy of the relevant provisions of our articles and memorandum of association regarding the requirements for nominating director candidates to our board of directors and making stockholder proposals.

192

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and its rules and regulations, and in accordance with the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the Proposals to be presented at the Meeting, you should contact our proxy solicitation agent at the following address and telephone number:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

If you are a shareholder of the Company and would like to request documents, please do so by [●], 2022, five business days prior to the Meeting, in order to receive them before the Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to 8i has been supplied by 8i, and all such information relating to EUDA has been supplied by EUDA. Information provided by either the 8i or EUDA does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of 8i for the Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, us or EUDA that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

193

INDEX TO FINANCIAL STATEMENTS

8i Acquisition 2 Corp. Audited Financial Statements

F-1

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	April 30, 2022	July 31, 2021
	(Unaudited)
Assets
Cash	$546,887	$-
Prepaid expenses	137,890	181,000
Deferred offering costs	-	247,920
Investments held in Trust Account	86,259,395	-
Total current assets	86,944,172	428,920
Total assets	$86,944,172	$428,920

Liabilities and shareholders’ equity (deficit)
Accrued offering costs and expenses	$5,560	$3,640
Due to related parties	54,943	-
Promissory note - related party	800,000	-
Related party loans	-	396,157
Deferred underwriting commissions	3,018,750	-
Total current liabilities	3,879,253	399,797

Commitments and contingencies
Ordinary shares subject to possible redemption, 8,225,000 shares at redemption value of $10.00, and 400,000 shares at $8.24 initial carrying value	85,555,580	-

Shareholders’ equity (deficit):
Ordinary shares, no par value; unlimited shares authorized; 2,448,500 and 2,156,250 shares issued and outstanding at April 30, 2022 and July 31, 2021, respectively(1)	-	-
Additional paid-in capital	-	37,500
Accumulated deficit	(2,490,661)	(8,377)
Total shareholders’ equity (deficit)	(2,490,661)	29,123
Total liabilities and shareholders’ equity (deficit)	$86,944,172	$428,920

(1)	This number includes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the three months ended April 30, 2022	For the three months ended April 30, 2021	For the nine months ended April 30, 2022	For the period from January 21, 2021 (inception) through April 30, 2021
Formation and operating costs	$481,638	$6,660	$752,861	$7,849
Loss from operations	(481,638)	(6,660)	(752,861)	(7,849)

Other income
Dividends on marketable securities held in trust	8,649	-	9,395	-
Total other income	8,649	-	9,395	-
Net loss	$(472,989)	$(6,660)	$(743,466)	$(7,849)

Basic and diluted weighted average redeemable ordinary shares outstanding, basic and diluted	8,625,000	-	4,960,165	-
Basic and diluted net (loss) income per redeemable ordinary share	$(0.04)	$-	$0.83	$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares (1)	2,448,500	1,875,000	2,324,321	1,875,000
Basic and diluted net loss per share, non-redeemable ordinary shares	$(0.04)	$(0.00)	$(2.09)	$(0.00)

(1)	This number excludes an aggregate of up to 281,250 shares exercised in full or in part by the underwriters (see Note 5) for the three months ended April 30, 2021 and for the period from January 21, 2021 (inception) through April 30, 2021. As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE NINE MONTHS ENDED APRIL 30, 2022

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares(1)	Amount	Capital	Deficit	Equity(Deficit)
Balance as of July 31, 2021	2,156,250	$-	$37,500	$(8,377)	$29,123

Net loss	-	-	-	(45,587)	(45,587)
Balance as of October 31, 2021 (unaudited)	2,156,250	-	37,500	(53,964)	(16,464)
Sale of 8,625,000 Units through public offering	8,625,000	-	86,250,000	-	86,250,000
Sale of 292,250 Private Units	292,250	-	2,922,500	-	2,922,500
Sale of representative’s purchase option	-	-	100	-	100
Underwriters’ commission	-	-	(1,725,000)	-	(1,725,000)
Deferred underwriter commission	-	-	(3,018,750)	-	(3,018,750)
Other offering expenses	-	-	(649,588)	-	(649,588)
Net loss	-	-	-	(224,890)	(224,890)
Ordinary shares subject to redemption	(8,625,000)	-	(71,074,007)	-	(71,074,007)
Subsequent measurement of ordinary shares subject to redemption under ASC 480-10-S99 against additional paid-in capital	-	-	(12,742,755)	(1,730,169)	(14,472,924)
Balance as of January 31, 2022 (unaudited)	2,448,500	-	-	(2,009,023)	(2,009,023)
Net loss	-	-	-	(472,989)	(472,989)
Subsequent measurement of ordinary shares subject to redemption under ASC 480-10-S99	-	-	-	(8,649)	(8,649)
Balance as of April 30, 2022 (unaudited)	2,448,500	$-	$-	$(2,490,661)	$(2,490,661)

(1)	This number includes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIT)

FOR THE PERIOD FROM JANUARY 21, 2021 (INCEPTION) THROUGH APRIL 30, 2021

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares(1)(2)	Amount	Capital	Deficit	Equity(Deficit)
Balance as of January 21, 2021 (inception)	-	$-	$-	$-	$-
Net loss	-	-	-	(1,189)	(1,189)

Balance as of January 31, 2021	-	-	-	(1,189)	(1,189)
Issuance of ordinary shares to Initial Shareholder upon formation	1	-	1	-	1
Issuance of ordinary shares to Initial Shareholder	2,156,249	-	24,999	-	24,999
Net loss	-	-	-	(6,660)	(6,660)
Balance as of April 30, 2021 (unaudited)	2,156,250	$-	$25,000	$(7,849)	$17,151

(1)	This number includes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).

(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

8i ACQUISITION 2 CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the nine months ended April 30, 2022	For the period from January 21, 2021 (inception) to April 30, 2021

Cash flows from operating activities:
Net loss	$(743,466)	$(7,849)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by related party	-	7,849
Dividends earned on cash and marketable securities held in Trust Account	(9,395)	-
Changes in current assets and liabilities:
Prepaid assets	43,110	-
Accrued expenses	1,920	-
Due to related parties	54,943	-
Net cash used in operating activities	(652,888)	-

Cash flows from investing activities:
Principal deposited in Trust Account	(86,250,000)	-
Net cash used in investing activities	(86,250,000)	-

Cash flows from financing activities:
Proceeds from Initial Public Offering	86,250,000	-
Proceeds from private placement	2,922,500	-
Proceeds from representative’s purchase option	100	-
Proceeds from promissory note – related party	800,000	-
Payment of underwriting commission	(1,725,000)
Payment to related party	(396,157)	-
Payment of deferred offering costs	(401,668)	-
Net cash provided by investing activities	87,449,775	-

Net change in cash	546,887	-
Cash, beginning of the period	-	-
Cash, end of the period	$546,887	$-

Supplemental disclosure of non-cash financing activities:
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$-	$25,000
Deferred offering costs paid by related party	$-	$131,070
Deferred offering costs included in accrued offering costs and expenses	$-	$27,704
Initial value of ordinary shares subject to possible redemption	$85,546,185	$-
Subsequent measurement of ordinary shares subject to possible redemption	$9,395	$-
Deferred underwriting commission	$3,018,750	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-6

8i ACQUISITION 2 CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 - Organization and Business Operations

Organization and General

8i Acquisition 2 Corp (the “Company”) is a company incorporated on January 21, 2021, under the laws of the British Virgin Islands for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Initial Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location (excluding China). The Articles of Association prohibit the Company from undertaking the initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

As of April 30, 2022, the Company had not yet commenced any operations. All activity for the period from January 21, 2021 (inception) through April 30, 2022 relates to the Company’s formation and the proposed initial public offering (the “IPO”) described below. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company has selected July 31 as its fiscal year end.

The Company will have 12 months from the closing of the IPO (or up to 18 months, with extension of two times by an additional three months each time) to consummate a Business Combination (the “Combination Period”). If the Company fails to consummate a Business Combination within the Combination Period, it will trigger its automatic winding up, liquidation and subsequent dissolution pursuant to the terms of the Company’s amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from the Company’s shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution.

As of March 18, 2021, the Company was sponsored by 8i Holdings Limited, a Limited Liability Exempted Company incorporated in the Cayman Islands on November 24, 2017. On April 12, 2021, 8i Holdings Limited transferred their founder shares (as defined below) to 8i Holdings 2 Pte Ltd (the “Sponsor”), a Singapore Limited Liability Company incorporated on April 1, 2021.

The Trust Account

Upon the closing of the IPO and the private placement, $86,250,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust Company, LLC acting as trustee.

The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

Business Combination

On April 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with EUDA Health Limited, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company (the “Seller”) and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”). Pursuant to the terms of the SPA, a business combination between the Company and EUDA will be effected through the purchase by the Company of all of the issued and outstanding shares of EUDA from the Seller (the “Share Purchase”).

The Company’s board of directors have (i) approved and declared advisable the SPA, the Share Purchase and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the SPA and related transactions by the shareholders of the Company.

F-7

Mr. Meng Dong (James) Tan, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, owns 100% of 8i Enterprises Pte Ltd., which in turn owns 10% of the equity interests of the Seller. The Company anticipates that it will receive a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by the Company for the shares of EUDA pursuant to the SPA is fair to the Company from a financial point of view (the “Fairness Opinion”).

In connection with the closing of the transactions under the SPA the current officers and directors of EUDA will become the Company’s officers and directors. The Company’s sponsor, 8i Holdings 2 Pte. Ltd. (the “Sponsor”), will have the right to nominate one director to serve as an independent director on the post-closing board of director.

Liquidity and Capital Resources

At April 30, 2022 and July 31, 2021, the Company had $546,887 and nil in cash and working capital/(deficit) of $(175,726) and $(218,797) (excluding deferred offering costs and deferred underwriting commissions), respectively.

The registration statement for the Company’s IPO (as described in Note 3) was declared effective on November 22, 2021. On November 24, 2021, the Company consummated the IPO of 8,625,000 units (include the exercise of the over-allotment option by the underwriters in the IPO) at $10.00 per unit (the “Public Units’), generating gross proceeds of $86,250,000. Each Unit consists of one ordinary share, one redeemable warrant (each a “Warrant”, and, collectively, the “Warrants”), and one right to receive one-tenth of an ordinary share upon the consummation of an Initial Business Combination.

Simultaneously with the IPO, the Company sold to Mr. Meng Dong (James) Tan 292,250 units at $10.00 per unit (the “Private Units”) in a private placement generating total gross proceeds of $2,922,500, which is described in Note 4.

Offering costs amounted to $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting fees, $649,588 of other offering costs and an excess of fair value of representative’s purchase option of $483,477. Except for the $100 for the Unit Purchase Option and $25,000 of subscription of ordinary shares (as defined in Note 7), the Company received net proceeds of $87,114,830 from the IPO and the private placement.

On January 21, 2021 and February 5, 2021, the Company issued an aggregate of 1,437,500 ordinary shares to 8i Holding Limited, which have been subsequently sold to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 14, 2021, the Sponsor transferred 15,000 founder shares in the aggregate to the directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 24, 2022 (absent any extensions of such period by the Sponsor, pursuant to the terms described above) to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 24, 2022. The Company intends to complete the proposed Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by November 24, 2022.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

F-8

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Prospectus, which contains the initial audited financial statements and notes thereto for the period from January 21, 2021 (inception) to July 31, 2021 as filed with the SEC on November 21, 2021, the Company’s report on Form 8-K, which contains the Company’s audited balance sheet and notes thereto as of November 24, 2021, as filed with the SEC on November 24, 2021, and the Company’s report on Form 10-Q, which contains the Company’s unaudited financial statements and notes thereto as of October 31, 2021 and January 31, 2022 as filed with the SEC on December 22, 2021 and March 8, 2022, respectively. The interim results for the three and nine months ended April 30, 2022, for the three months ended April 30, 2021, and for the period from January 21, 2021 (inception) through April 30, 2021 are not necessarily indicative of the results to be expected for the year ending July 31, 2022.

Emerging Growth Company Status

The Company is an emerging growth company as defined by Section 2(a) of the JOBS Act and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but no limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosures obligations regarding executive compensation in its periodic reports and proxy statements, and exceptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payment not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of April 30, 2022 and July 31, 2021.

Investments Held in Trust Account

As of April 30, 2022, the assets held in the Trust Account was held in trading securities. The Company’s portfolio of investments held in the Trust Account is composed of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on Investments Held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

At April 30, 2022, the Company had $86,259,395 held in the Trust Account, including $9,395 dividends earned on cash and marketable securities held in Trust Account.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of April 30, 2022 and July 31, 2021, the Company had not experienced losses on this account.

F-9

Offering Costs Associated with the IPO

Offering costs consist of underwriting, legal, accounting, registration and other expenses incurred through the balance sheet date that are directly related to the IPO. Offering costs totaled $5,876,815 consisting of $1,725,000 of underwriting fees, $3,018,750 of deferred underwriting fees, $649,588 of other expenses, and an excess of fair value of representative’s purchase option of $483,477. The Company complies with the requirements of Accounting Standards Codification (“ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering”. The Company allocates offering costs between public shares, public warrants and public rights based on the estimated fair values of public shares, public warrants and public rights at the date of issuance. Offering costs associated with the ordinary shares are allocated between permanent equity and temporary equity.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value (plus any interest earned and/or dividends on the Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Net Loss Per Ordinary Shares

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable ordinary share and income (loss) per non-redeemable share following the two-class method of income (loss) per share. In order to determine the net income (loss) attributable to both the redeemable ordinary shares and the non-redeemable shares, the Company first considered the total income (loss) allocable to both sets of shares. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public shareholders. Subsequent to calculating the total income (loss) allocable to both sets of shares, the Company split the amount to be allocated using a ratio of 78% for the redeemable ordinary shares and 22% for the non-redeemable shares for the three months ended April 30, 2022 and 68% for the redeemable ordinary shares and 32% for the non-redeemable shares for the nine months ended April 30, 2022, reflective of the respective participation rights.

The earnings per share presented in the condensed statements of operations is based on the following:

	For the three months ended April 30, 2022	For the nine months ended April 30, 2022
Net loss	$(472,989)	$(743,466)
Accretion of temporary equity to redemption value	(8,649)	(14,481,573)
Net loss including accretion of temporary equity to redemption value	$(481,638)	$(15,225,039)

	For the three months ended April 30, 2022		For the nine months ended April 30, 2022
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss including accretion of temporary equity	$(375,141)	$(106,497)	$(10,367,061)	$(4,857,978)
Accretion of temporary equity to redemption value	8,649	-	14,481,573	-
Allocation of net income (loss)	$(366,492)	$(106,497)	$4,114,512	$(4,857,978)

Denominator:
Weighted average shares outstanding	8,625,000	2,448,500	4,960,165	2,324,321
Basic and diluted net income (loss) per ordinary share	$(0.04)	$(0.04)	$0.83	$(2.09)

F-10

	Three Months Ended April 30, 2021	Period from January 21, 2021 (inception) through April 30, 2021
Basic and diluted net loss per ordinary share:
Numerator:
Net loss	$(6,660)	$(7,849)

Denominator:
Weighted average shares outstanding	1,875,000	1,875,000
Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

(1)	This number excludes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). As a result of the full exercise of the over-allotment option by the underwriters upon the consummation of the IPO, these shares are no longer subject to forfeiture (see Note 7).

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 825, “Financial Instruments” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

F-11

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified the British Virgin Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on January 21, 2021, the evaluation was performed for the period from January 21, 2021 (inception) to July 31, 2021 and for the nine months ended April 30, 2022 which will be the only periods subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company determined not to early adopt.

Management does not believe that this and any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3 - Initial Public Offering

On November 24, 2021, the Company sold 8,625,000 Units at a price of $10.00 per Unit, generating gross proceeds of $86,250,000 related to its IPO. Each Unit consists of one ordinary share, one redeemable warrant (each a “Warrant”, and, collectively, the “Warrants”), and one right to receive one-tenth of an ordinary share upon the consummation of an Initial Business Combination. Each two redeemable warrants entitle the holder thereof to purchase one ordinary share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of a Business Combination. No fractional shares issued upon separation of the Units, and only whole Warrants will trade.

American Opportunities Growth Fund (the “Anchor Investor”), has purchased an aggregate of 400,000 units in the IPO, and the Company has agreed to direct the underwriters to sell to the Anchor Investor such number of units, subject to the Company’s satisfying the Nasdaq listing requirement.

The Anchor Investor is required to not redeem any of the public shares it acquires in the IPO. With respect to the ordinary shares underlying the units it may purchase in the IPO, upon the Company’s liquidation, the Anchor Investor will have the same rights to the funds held in the Trust Account as the rights afforded to the public shareholders. In addition, the units (including the underlying securities) the Anchor Investor may purchase in the IPO will not be subject to any agreements restricting their transfer.

Conditionally anchor shares are classified as temporary equity. Accordingly, anchor shares are presented at initial carrying value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 1,125,000 Public Units to cover over-allotments. On November 24, 2021, the underwriters exercised the over-allotment option in full to purchase 1,125,000 Public Units, at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $11,250,000 (see Note 6).

F-12

As of April 30, 2022, the ordinary shares subject to redemption reflected on the balance sheet are reconciled in the following table:

Gross proceeds from public issuance	$86,250,000
Less:
Proceeds allocated to pubic warrants and public rights	(9,979,125)
Redeemable ordinary shares issuance costs	(5,196,868)

Plus:
Accretion of carrying value to redemption value (Deemed dividend)	14,481,573
Ordinary shares subject to possible redemption	$85,555,580

Note 4 - Private Placement

Concurrently with the closing of the IPO, Mr. Meng Dong (James) Tan purchased an aggregate of 292,250 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $2,922,500 in a private placement. The Private Units are identical to the public Units except with respect to certain registration rights and transfer restrictions. The proceeds from the Private Units were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

Note 5 - Related Party Transactions

Founder Shares

On January 21, 2021 and February 5, 2021, 8i Holdings Limited paid an aggregate price of $25,000, or approximately $0.017 per share, to cover certain offering costs in consideration for 1,437,500 ordinary shares (the “Insider Shares” or “Founder Shares”). On April 12, 2021, 8i Holdings Limited transferred an aggregate of 1,437,500 Founder Shares to the Sponsor for $25,000. On June 14, 2021, the Sponsor transferred 15,000 Founder Shares in the aggregate to the Company’s directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The Founder Shares are identical to the ordinary shares included in the Units being sold in the IPO. The Sponsor has agreed to forfeit 281,250 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares (excluding shares from units of private placement) after the IPO. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there are no founder shares subject to forfeiture.

All of the Founder Shares issued and outstanding prior to the date of the IPO will be placed in escrow with an escrow agent until the earlier of six months after the date of the consummation of an Initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Initial Business Combination or earlier, if, subsequent to the Initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property. Up to 281,250 of the Founder Shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full within 45-day after the IPO. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there are no founder shares subject to forfeiture.

Promissory Note - Related Party

On January 12, 2022, Mr. Meng Dong (James) Tan, Chief Executive Officer of the Company, agreed to loan the Company up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “Note 1”). The Note 1 was non-interest bearing and payable promptly after the date on which the Company consummates an Initial Business Combination. As of April 30, 2022, the total amount borrowed under the Note 1 was $300,000.

F-13

On March 18, 2022, Mr. Meng Dong (James) Tan, Chief Executive Officer of the Company, agreed to loan the Company up to $500,000 to cover expenses related to the Business Combination pursuant to a promissory note (the “Note 2”). The Note 2 was non-interest bearing and payable promptly after the date on which the Company consummates an Initial Business Combination. As of April 30, 2022, the total amount borrowed under the Note 2 was $500,000.

Mr. Meng Dong (James) Tan has the right, but not the obligation, to convert this Note, in whole or in part, into private units (the “Units”) of the Company containing the same securities as issued in the Company’s IPO and by providing the Company with written notice of its intention to convert this Note at least one business day prior to the closing of a Business Combination. The number of Units to be received by the Payee in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to Mr. Meng Dong (James) Tan, by (y) $10.00.

Due to Related Parties

As of April 30, 2022 and July 31, 2021, the total amount contains an administrative service fee of $53,000 and $0 accrued by the Company’s Sponsor, respectively.

For the nine months ended April 30, 2022, Mr. Meng Dong (James) Tan, Chief Executive Officer of the Company, loaned the Company $1,943 to cover certain operating expenses of the Company. As of April 30, 2022, the total amount due to Mr. Tan was $1,943.

Related Party Loans

As of April 30, 2022 and July 31, 2021, 8i Enterprises Pte Ltd, a company wholly owned by Mr. Meng Dong (James) Tan, had loaned the Company an aggregate of $0 and $396,157 in regard to the costs associated with formation and the IPO, respectively. Such loan is non-interest bearing. On December 6, 2021, the Company repaid $396,157 of related party loans.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the IPO, to pay the affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and personnel. This arrangement will terminate upon the completion of a Business Combination or the distribution of the Trust Account to the public shareholders. For the period from November 24, 2021 through April 30, 2022, the Company has accrued $53,000 of administrative service fee, which is included in formation and operating costs on the statement of operations.

Note 6 - Commitments and Contingencies

Underwriters Agreement

The Company granted the underwriters, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments at $10.00 per unit.

On November 24, 2021, the Company paid cash underwriting commissions of 2.0% of the gross proceeds of the IPO, or $1,725,000.

The underwriters are entitled to a deferred underwriting commission of 3.5% of the gross proceeds of the IPO, or $3,018,750, which will be paid from the funds held in the Trust Account upon completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

On November 24, 2021, the underwriters exercised the over-allotment option in full to purchase 1,125,000 Public Units at a purchase price of $10.00 per Public Unit, generating gross proceeds to the Company of $11,250,000 (see Note 3), and were, in aggregate, paid a fixed underwriting discount of $225,000.

F-14

Unit Purchase Option

The Company sold to Maxim Group LLC (and/or its designees) an option for $100 to purchase up to a total of 431,250 units exercisable, in whole or in part, at $11.00 per unit, between the first and fifth anniversary dates of the effective date of the registration statement of which the IPO forms a part. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option. The option and the 431,250 units, as well as the 474,375 shares (which includes the 43,125 ordinary shares issuable for the rights included in the units), and the warrants to purchase 215,625 shares that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 beginning on the date of commencement of sales of the IPO pursuant to Rule 5110(e)(1) of FINRA’s Rules, during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities.

Registration Rights

The holders of the Founder Shares issued and outstanding at the closing of the IPO, as well as the holders of the private units (and underlying securities) and any securities issued to the initial shareholders, officers, directors or their affiliates in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to a registration rights agreement. The holders of a majority of these securities are entitled to make up to two demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 - Shareholder’s Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares of no par value. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share.

As of July 31, 2021, the Company has issued an aggregate of 1,437,500 ordinary shares for $25,000, of which 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in the IPO. On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The Sponsor has agreed to forfeit 281,250 ordinary shares to the extent that the over-allotment option is not exercised in full by the underwriters. All shares and associated amounts have been retroactively restated to reflect the share capitalization. On November 24, 2021, the underwriters exercised the over-allotment option in full, so there is no shares subject to forfeiture any more.

Warrants

Each warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share commencing 30 days after the completion of its initial business combination, and expiring five years from after the completion of an initial business combination. No fractional warrant will be issued and only whole warrants will trade. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $16.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the ordinary shares underlying such warrants during the 30 day redemption period. If a registration statement is not effective within 60 days following the consummation of a business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act.

F-15

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the last sales price of the ordinary shares that triggers the Company’s right to redeem the Warrants will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

Note 8—Recurring Fair Value Measurements

As of April 30, 2022, investment securities in the Company’s Trust Account consisted of a treasury securities fund in the amount of $86,259,395 which was held as money market funds. The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of April 30, 2022, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

		Quoted	Significant	Significant
		Prices	Other	Other
	Value	in Active	Observable	Unobservable
	Carrying	Markets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account – Money Market Fund	$86,259,395	$86,259,395	$-	$-
	$86,259,395	$86,259,395	$-	$-

Note 9 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to May 25, 2022, the date the financial statements was available to be issued. Based upon the review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-16

8I ACQUISITION 2 CORP

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of 8i Acquisition 2 Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of 8i Acquisition 2 Corp. (the Company) as of July 31, 2021, and the related statements of operations, shareholders’ equity, and cash flows as of and for the period from January 21, 2021 (inception) to July 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2021, and the results of its operations and its cash flows for the period from January 21, 2021(inception) to July 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital as July 31, 2021 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021.

New York, New York

September 17, 2021, except for Notes 1, 3, 4, 5, 6, 7 and 8 as to which the date is November 8, 2021

F-18

8I ACQUISITION 2 CORP

BALANCE SHEET

July 31, 2021

July 31, 2021
Assets
Deferred offering costs	$247,920
Prepaid Expenses	181,000
Total Assets	$428,920

Liabilities and Shareholder’s Equity
Accrued offering costs and expenses	$3,640
Due to related party	396,157
Total current liabilities	399,797

Commitments and Contingencies
Shareholder’s Equity:
Ordinary shares, no par value; unlimited shares authorized; 2,156,250 shares issued and outstanding(1)(2)	-
Additional paid-in capital	37,500
Accumulated deficit	(8,377)
Total shareholder’s equity	29,123
Total Liabilities and Shareholder’s Equity	$428,920

(1)	This number includes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-19

8I ACQUISITION 2 CORP

STATEMENT OF OPERATIONS

For the period from
January 21, 2021
(inception)
through July 31, 2021

Formation and operating costs	$8,377
Net loss	$(8,377)

Basic and diluted weighted average shares outstanding, basic and diluted (1)(2)	1,875,000

Basic and diluted net loss per ordinary share	$(0.00)

(1)	This number excludes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-20

8I ACQUISITION 2 CORP

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

For the period from January 21, 2021 (Inception) to July 31, 2021

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholder’s
	Shares(1)(2)	Amount	Capital	Deficit	Equity
Balance as of January 21, 2021 (inception)	$—	$—	$—	$—	$—
Issuance of ordinary shares to Initial Shareholder upon formation	1	—	1	—	1
Issuance of ordinary shares to Initial Shareholder	2,156,249	—	37,499	—	37,499

Net loss	—	—	—	(8,377)	(8,377)
Balance as of July 31, 2021	2,156,250	$—	$37,500	$(8,377)	$29,123

(1)	This number includes an aggregate of up to 281,250 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
(2)	On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-21

8I ACQUISITION 2 CORP

STATEMENT OF CASH FLOWS

For the period from
January 21, 2021
(inception) through
July 31, 2021

Cash Flows from Operating Activities:
Net loss	$(8,377)
Adjustments to reconcile net loss to net cash used in operating activities
Formation and operating costs paid by related party	8,377
Net cash used in operating activities	-

Net change in cash	-

Cash, January 21, 2021 (inception)	-
Cash, July 31, 2021	$-

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$37,500
Deferred offering costs paid by related party	$206,780
Deferred offering costs included in accrued offering costs and expenses	$3,640
Prepaid expense paid by related party	$181,000

The accompanying notes are an integral part of the financial statements.

F-22

8I ACQUISITION 2 CORP

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and Business Operations

Organization and General

8i Acquisition 2 Corp (the “Company”) is a newly incorporated company incorporated on January 21, 2021, under the laws of the British Virgin Islands for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Initial Business Combination”). The Company is an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location (excluding China). The Articles of Association prohibit the Company from undertaking the initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

As of July 31, 2021, the Company had not yet commenced any operations. All activity for the period from January 21, 2021 (inception) through July 31, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering. The Company has selected July 31 as its fiscal year end.

The Company will have 12 months from the closing of the Proposed Public Offering (or up to 18 months, with extension of two times by an additional three months each time) to consummate a Business Combination (the “Combination Period”). If the Company fails to consummate a Business Combination within the Combination Period, it will trigger its automatic winding up, liquidation and subsequent dissolution pursuant to the terms of the Company’s amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from the Company’s shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution.

Sponsor and Proposed Financing

As of March 18, 2021, the Company was sponsored by 8i Holdings Limited, a Limited Liability Exempted Company incorporated in the Cayman Islands on November 24, 2017. On April 12, 2021, 8i Holdings Limited transferred their founder shares (as defined below) to 8i Holdings 2 Pte Ltd (the “Sponsor”), a Singapore Limited Liability Company incorporated on April 1, 2021. The Company intends to finance its Initial Business Combination with $75,000,000 from the Proposed Public Offering of Units as defined below (See Note 3), and a $2,697,500 private placement (See Note 4). Upon closing of the Proposed Public Offering and the private placement, the proceeds, less $500,000, will be held in a Trust Account (the “Trust Account”) (discussed below).

The Trust Account

The funds held in the Trust Account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a business combination or the Company’s liquidation.

Financing

On January 21, 2021 and February 5, 2021, the Company issued an aggregate of 1,437,500 ordinary shares to 8i Holding Limited, which have been subsequently sold to the sponsor (which the Company refers to throughout this prospectus as the “insider shares,”) for an aggregate purchase price of $25,000, or approximately $0.017 per share. On June 14, 2021, the Sponsor transferred 15,000 founder shares in the aggregate to the directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding.

F-23

Going Concern Consideration

At July 31, 2021, the Company had $0 in cash and working capital deficit of $218,797 (excluding deferred offering costs). The Company’s liquidity needs were satisfied through loans extended by 8i Enterprises Pte Ltd, a company incorporated in Singapore that is wholly owned by Mr. Meng Dong (James) Tan, Chief Executive Officer of the Company. The Company has incurred and expects to continue to incur significant costs in pursuit of its Public Offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management has determined that the Company has access to funds from the Sponsor entity that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum one year from the date of issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an emerging growth company as defined by Section 2(a) of the JOBS Act and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but no limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosures obligations regarding executive compensation in its periodic reports and proxy statements, and exceptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payment not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of July 31, 2021.

Deferred Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A —“Expenses of Offering.” Deferred offering costs consist of costs incurred in connection with formation and preparation for the Proposed Public Offering. These costs, together with the any discounts, will be charged to additional paid-in capital upon completion of the Proposed Public Offering or charged to operating expenses if the Proposed Public Offering is not completed.

F-24

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares issued and outstanding for the period. Weighted average shares were reduced for the effect of an aggregate of 281,250 ordinary shares that are subject to forfeiture by the Company if the over-allotment option is not exercised by the underwriters (see Note 4). At July 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the loss of the Company. As a result, diluted income per ordinary share is the same as basic loss per ordinary shares for the periods.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 825, “Financial Instrument,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to the short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The Company has identified the British Virgin Islands as its only “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on January 21, 2021, the evaluation was performed for the period ended July 31, 2021 which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The provision for income taxes was deemed to be immaterial for the period from January 21, 2021 (inception) through July 31, 2021.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3 – Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale up to 7,500,000 units (or 8,625,000 units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per unit (the “Units”). Each Unit consists of one ordinary share, one redeemable warrant (each a “Warrant”, and, collectively, the “Warrants”), and one right to receive one-tenth of an ordinary share upon the consummation of an Initial Business Combination. Each two redeemable warrants entitle the holder thereof to purchase one ordinary share, and each ten rights entitle the holder thereof to receive one ordinary share at the closing of a Business Combination. No fractional shares will be issued upon separation of the Units, and only whole Warrants will trade.

American Opportunities Growth Fund (the “Anchor Investor”), has expressed to the Company an interest to purchase an aggregate of 400,000 units in the Proposed Public Offering, and the Company has agreed to direct the underwriters to sell to the Anchor Investor such number of units, subject to the Company’s satisfying the Nasdaq listing requirement.

F-25

The Anchor Investor is required to not redeem any of the public shares it acquires in the Proposed Public Offering. With respect to the ordinary shares underlying the units it may purchase in the Proposed Public Offering, upon the Company’s liquidation, the Anchor Investor will have the same rights to the funds held in the Trust Account as the rights afforded to the public shareholders. In addition, the units (including the underlying securities) the Anchor Investor may purchase in the Proposed Public Offering will not be subject to any agreements restricting their transfer.

Note 4 – Private Placement

Mr. Meng Dong (James) Tan has committed to purchase an aggregate of 269,750 additional units (or 292,250 units if the over-allotment option is exercised in full) at a price of $10.00 per unit in a private placement that will close simultaneously with the Proposed Public Offering (the “Private Units”).

Note 5 – Related Party Transactions

Founder Shares

On January 21, 2021 and February 5, 2021, 8i Holdings Limited paid an aggregate price of $25,000, or approximately $0.017 per share, to cover certain offering costs in consideration for 1,437,500 ordinary shares (the “Insider Shares” or “Founder Shares”). On April 12, 2021, 8i Holdings Limited transferred an aggregate of 1,437,500 Founder Shares to the Sponsor for $25,000. On June 14, 2021, the Sponsor transferred 15,000 Founder Shares in the aggregate to the Company’s directors for nominal consideration. On October 25, 2021, the Company issued an additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The issuance was considered as a nominal issuance, in substance a recapitalization transaction, which was recorded and presented retroactively. The Founder Shares are identical to the ordinary shares included in the Units being sold in the Proposed Public Offering. The Sponsor has agreed to forfeit 281,250 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares (excluding shares from units of private placement) after the Proposed Public Offering.

All of the Founder Shares issued and outstanding prior to the date of the Proposed Public Offering will be placed in escrow with an escrow agent until the earlier of six months after the date of the consummation of an Initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Initial Business Combination or earlier, if, subsequent to the Initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property. Up to 281,250 of the Founder Shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full within 45-day after the Proposed Public Offering.

Related Party Loans

As of July 31, 2021, 8i Enterprises Pte Ltd, a company wholly owned by Mr. Meng Dong (James) Tan, had loaned the Company an aggregate of $396,157 in regard to the costs associated with formation and the Proposed Public Offering. Such loan is non-interest bearing. The Company intends to repay 8i Enterprises Pte Ltd from the proceeds of the Proposed Public Offering.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the Proposed Public Offering, to pay the affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and personnel. This arrangement will terminate upon the completion of a Business Combination or the distribution of the Trust Account to the public shareholders.

Note 6 – Commitments and Contingencies

Underwriters Agreement

The Company expects to grant the underwriters, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments at $10.00 per unit. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the Proposed Public Offering.

F-26

The Company expects to pay an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Proposed Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds payable upon the Company’s completion of an Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Initial Business Combination.

Professional Service Fee

Upon the closing of the Proposed Public Offering, the Company shall pay an additional professional service fee of $200,000. Of this amount, $25,000 will be paid to the underwriter and $175,000 will be paid in legal fees.

Unit Purchase Option

The Company has agreed to sell to Maxim Group LLC (and/or its designees) an option for $100 to purchase up to a total of 375,000 units (or 431,250 units if the over-allotment option is exercised in full) exercisable, in whole or in part, at $11.00 per unit, between the first and fifth anniversary dates of the effective date of the registration statement of which the Proposed Public Offering forms a part. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option. The option and the 375,000 units (or 431,250 units if the underwriters’ over-allotment option is exercised in full), as well as the 412,500 ordinary shares (which includes the 37,500 ordinary shares issuable for the rights included in the units) (or 474,375 shares if the underwriters’ over-allotment option is exercised in full, which includes the 43,125 ordinary shares issuable for the rights included in the units), and the warrants to purchase 187,500 ordinary shares (or 215,625 shares if the underwriters’ over-allotment option is exercised in full) that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 beginning on the date of commencement of sales of the Proposed Public Offering pursuant to Rule 5110(e)(1) of FINRA’s Rules, during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities.

Registration Rights

The holders of the Founder Shares issued and outstanding at the closing of the Proposed Public Offering, as well as the holders of the private units (and underlying securities) and any securities issued to the initial shareholders, officers, directors or their affiliates in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to a registration rights agreement. The holders of a majority of these securities are entitled to make up to two demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of an Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 – Shareholder’s Equity

Ordinary Shares

The Company is authorized to issue unlimited ordinary shares of no par value. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share.

As of July 31, 2021, the Company has issued an aggregate of 1,437,500 ordinary shares for $25,000, of which 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in the Proposed Public Offering. On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. The Sponsor has agreed to forfeit 281,250 ordinary shares to the extent that the over-allotment option is not exercised in full by the underwriters. All shares and associated amounts have been retroactively restated to reflect the share capitalization.

F-27

Note 8 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 8, 2021, the date the financial statements were available to be issued. Based upon the review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than the events disclosed below:

On October 21, 2021, the Company upsized the public offering from 5,000,000 units to 7,500,000 units. On October 25, 2021, the Company issued additional 718,750 ordinary shares which were purchased by the Sponsor for $12,500, resulting in an aggregate of 2,156,250 ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization.

F-28

EUDA Holdings, Inc. Consolidated Financial Statements

Index to Consolidated Financial Statements

Page
Report of Independent Registered Public Accounting Firm	F-30
Consolidated Balance Sheets as of March 31, 2022 (unaudited) and December 31, 2021 and 2020	F-31
Consolidated Statements of the income and Comprehensive income for the three months ended March 31, 2022 and 2021 (unaudited), and December 31, 2021 and 2020	F-32
Consolidated Statements of Change in Shareholders’ Equity (Deficiency) for the years ended December 2020 and 2021, and for the three months ended March 31, 2022 (unaudited)	F-33
Consolidated Statements of Cash Flows for the three months ended March 31, 2022 and 2021(unaudited), and for the years ended December 31, 2021 and 2020	F-34
Notes to Consolidated Financial Statements	F-35

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of EUDA Health Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of EUDA Health Limited (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity (deficiency) and cash flows for the years ended December 31, 2021 and 2020, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2022

New York, New York
June 3, 2022, except for Note 3 which is dated July 25, 2022

F-30

EUDA HEALTH LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	December 31,
	2022	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$237,246	$189,996	$250,767
Accounts receivable, net	2,021,905	1,802,316	1,614,760
Other receivables	2,362,755	1,991,226	2,006,640
Other receivables - related parties	285,835	297,621	340,385
Prepaid expenses and other current assets	82,995	71,495	54,583
Total Current Assets	4,990,736	4,352,654	4,267,135

PROPERTY AND EQUIPMENT, NET	29,199	56,927	91,130

OTHER ASSETS
Other receivables	1,458,210	1,830,603	-
Intangible assets, net	259,230	289,962	461,289
Goodwill	988,434	992,686	1,012,630
Operating lease right-of-use asset	64,020	79,862	13,129
Finance lease right-of-use assets	22,245	24,372	33,148
Loan to third party	404,009	371,962	-
Total Other Assets	3,196,148	3,589,447	1,520,196

Total Assets	$8,216,083	$7,999,028	$5,878,461

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Short term loans - bank and private lender	$257,534	$205,427	$188,197
Short term loans - third parties	147,667	148,302	468,972
Accounts payable	530	359,716	7,567
Accounts payable - related party	2,242,849	2,459,411	1,469,294
Other payables and accrued liabilities	806,109	488,597	493,240
Other payables - related parties	3,504,778	3,272,311	3,232,820
Operating lease liability	64,020	63,478	16,709
Finance lease liabilities	11,840	11,447	10,204
Taxes payable	300,534	307,343	204,510
Total Current Liabilities	7,335,861	7,316,032	6,091,513

OTHER LIABILITIES
Deferred tax liabilities	44,069	49,294	78,419
Operating lease liability - non-current	-	16,384	-
Finance lease liabilities - non-current	15,123	17,268	25,884
Total Other Liabilities	59,192	82,946	104,303

Total Liabilities	7,395,053	7,398,978	6,195,816

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Ordinary shares, no par value, 50,000,000 shares authorized, 1,000,000 shares outstanding as of March 31, 2022, December 31, 2021 and 2020	334,863	334,863	334,863
Retained earnings (accumulated deficit)	402,918	180,333	(684,496)
Accumulated other comprehensive income (loss)	2,214	6,036	(10,956)
Total EUDA Health Limited Shareholders’ Equity (Deficiency)	739,995	521,232	(360,589)

Noncontrolling interests	81,035	78,818	43,234
Total Shareholders’ Equity (Deficiency)	821,030	600,050	(317,355)

Total Liabilities and Shareholders’ Equity (Deficiency)	$8,216,083	$7,999,028	$5,878,461

F-31

EUDA HEALTH LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Years Ended
	March 31	March 31	December 31,	December 31,
	2022	2021	2021	2020
	(Unaudited)	(Unaudited)
REVENUES
Medical services	$1,557,099	$1,268,122	$5,723,549	$3,824,546
Medical services - related parties	135	2,715	4,640	8,085
Product sales	7,238	237,319	257,841	488,067
Property management services	1,102,391	1,133,795	4,558,520	4,554,681
Total Revenues	2,666,863	2,641,951	10,544,550	8,875,379

COST OF REVENUES
Medical services	58,792	27,847	474,757	111,768
Medical services - related party	493,843	579,326	2,349,702	1,532,119
Product sales	9,255	111,404	167,202	224,021
Property management services	833,727	788,685	3,308,536	3,117,184
Total Cost of Revenues	1,395,617	1,507,262	6,300,197	4,985,092

GROSS PROFIT	1,271,246	1,134,689	4,244,353	3,890,287

OPERATING EXPENSES:
Selling	368,092	343,426	1,258,442	863,389
General and administrative	824,896	1,022,479	4,084,873	3,762,443
Research and development	2,946	41,791	129,265	158,011
Total Operating Expenses	1,195,934	1,407,696	5,472,580	4,783,843

INCOME (LOSS) FROM OPERATIONS	75,312	(273,007)	(1,228,227)	(893,556)

OTHER INCOME (EXPENSE)
Interest expense, net	(20,087)	(30,903)	(127,126)	(65,819)
Gain on disposal of subsidiaries	30,055	-	-	113,405
Other income, net	145,537	170,071	386,828	1,092,419
Investment income	-	1,933,203	1,917,062	-
Total Other Income, net	155,505	2,072,371	2,176,764	1,140,005

INCOME BEFORE INCOME TAXES	230,817	1,799,364	948,537	246,449

PROVISION FOR INCOME TAXES	5,823	12,571	48,141	47,477

NET INCOME	224,994	1,786,793	900,396	198,972

Less: Net income attributable to noncontrolling interest	2,409	35,317	35,567	23,397

NET INCOME ATTRIBUTABLE TO EUDA HEALTH LIMITED	$222,585	$1,751,476	$864,829	$175,575

NET INCOME	224,994	1,786,793	900,396	198,972

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(4,014)	4,584	17,009	(21,250)

TOTAL COMPREHENSIVE INCOME	220,980	1,791,377	917,405	177,722

Less: Comprehensive income attributable to noncontrolling interest	2,217	35,191	35,584	23,456

COMPREHENSIVE INCOME ATTRIBUTABLE TO EUDA HEALTH LIMITED	$218,763	$1,756,186	$881,821	$154,266

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted	1,000,000	1,000,000	1,000,000	1,000,000

EARNINGS PER SHARE
Basic and diluted	$0.22	$1.75	$0.86	$0.18

F-32

EUDA HEALTH LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

			Retained	Accumulated
			earnings	other
	Ordinary shares		(Accumulated	comprehensive	Noncontrolling
	Shares	Capital	deficit)	income (loss)	interest	Total
BALANCE, December 31, 2019	1,000,000	$299,751	$(860,071)	$10,353	$-	$(549,967)
Capital contributions	-	35,112	-	-	-	35,112
Acquisition of non-controlling interest	-	-	-	-	19,778	19,778
Net income	-	-	175,575	-	23,397	198,972
Foreign currency translation adjustment	-	-	-	(21,309)	59	(21,250)
BALANCE, December 31, 2020	1,000,000	334,863	(684,496)	(10,956)	43,234	(317,355)
Net income	-	-	864,829	-	35,567	900,396
Foreign currency translation adjustment	-	-	-	16,992	17	17,009
BALANCE, December 31, 2021	1,000,000	334,863	180,333	6,036	78,818	600,050
Net income	-	-	222,585	-	2,409	224,994
Foreign currency translation adjustment	-	-	-	(3,822)	(192)	(4,014)
BALANCE, March 31, 2022 (Unaudited)	1,000,000	$334,863	$402,918	$2,214	$81,035	$821,030

F-33

EUDA HEALTH LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended		For the Years Ended
	March 31,	March 31,	December 31,	December 31,
	2022	2021	2021	2020
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$224,994	$1,786,793	$900,396	$198,972
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	6,950	10,022	34,523	26,314
Amortization	29,544	41,049	162,825	189,853
Amortization of operating right-of-use asset	15,528	13,025	58,602	61,262
Amortization of finance right-of-use assets	2,026	2,055	8,153	7,949
Provision for doubtful accounts	11,939	50,719	43,804	26,894
Loss on disposal of equipment	-	-	-	1,303
Deferred taxes benefits	(5,022)	(6,978)	(27,680)	(32,275)
Investment income	-	(1,933,203)	(1,917,062)	-
Gain on disposal of subsidiaries	(30,055)	-	-	(113,405)
Change in operating assets and liabilities
Accounts receivable	(264,618)	33,302	(263,950)	735,823
Interest receivable from loan to third party	(7,813)	-	(19,071)	-
Other receivables	(15,533)	(3,232)	55,692	(873,274)
Prepaid expenses and other current assets	(12,768)	(10,870)	(18,010)	41,271
Accounts payable	(2,304)	980	353,560	(94,863)
Accounts payables - related party	(196,903)	120,543	1,022,714	(696,384)
Other payables and accrued liabilities	7,274	31,514	4,360	107,918
Taxes payable	93	16,813	107,188	63,038
Operating lease liabilities	(15,528)	(16,577)	(62,124)	(62,280)
Net cash (used in) provided by operating activities	(252,196)	135,955	443,920	(411,884)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	-	-	(1,957)	(76,061)
Loan to third parties	(25,889)	(117,068)	(354,226)	-
Cash acquired through acquisition	-	-	-	255,406
Cash released upon disposal of a subsidiary	(3,437)	-	-	-
Net cash (used in) provided by investing activities	(29,326)	(117,068)	(356,183)	179,345

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	-	-	-	35,112
Repayments from (loans to) other receivable - related parties	10,531	6,213	36,189	(106,296)
Proceeds from short-term loans - bank and private lender	73,968	88,552	87,812	-
Repayments to short-term loans - bank and private lender	(20,885)	(13,508)	(66,801)	(399,896)
Proceeds from short-term loans - third parties	-	-	-	449,814
Repayments to short-term loans - third parties	-	(127,575)	(312,553)	-
Borrowings from other payables - related parties	269,457	44,869	93,666	238,902
Payment of finance lease liabilities	(1,632)	(1,728)	(6,686)	(5,129)
Net cash provided by (used in) financing activities	331,439	(3,177)	(168,373)	212,507

EFFECT OF EXCHANGE RATE CHANGES	(2,667)	10,876	19,865	(46,818)

NET CHANGE IN CASH	47,250	26,586	(60,771)	(66,850)

CASH, beginning of the period	189,996	250,767	250,767	317,617

CASH, end of the period	$237,246	$277,353	$189,996	$250,767

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$33,299	$16,379	$30,185	$12,578
Cash paid for interest	$24,304	$26,709	$110,835	$66,190

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of non-controlling interest	$-	$-	$-	$19,778
Initial recognition of operating right of use asset and lease liability	$-	$126,894	$125,834	$-
Initial recognition of financing right of use assets and lease liabilities	$-	$-	$-	$39,743
Acquisition consideration paid by a related party	$-	$-	$-	$2,748,931
Initial recognition of receivables from former subsidiary upon disposal of subsidiary	$-	$-	$-	$136,838
Initial recognition of payables to former subsidiary upon disposal of subsidiary	$325,405	$-	$-	$-

F-34

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 1– Nature of business and organization

EUDA Health Limited (“EHL” or the “Company”) is a holding company incorporated on June 8, 2021, under the laws of British Virgin Islands (“BVI”). The Company has no substantive operations other than holding all of the outstanding shares of its subsidiaries through a reverse recapitalization.

The Company, through its subsidiaries, operates its business in two segments, 1) engaged in the healthcare specialty group (other than general practice) business offering range of specialty care services to patients, and engaged in the medical facility general practice clinic that provides holistic care for various illnesses, and 2) engaged in the property management service that services shopping malls, business office building, or residential apartments.

Reorganization under EHL

On August 3, 2021, EHL completed a reverse recapitalization (“Reorganization”) under common control of its then existing shareholders, who collectively owned all of the equity interests of Kent Ridge Health Private Limited (“KRHPL”), a holding company incorporated under the laws of the Singapore prior to the Reorganization, through the following transaction.

●	On July 24, 2021, EHL acquired 100% of the equity interests in Kent Ridge Healthcare Singapore Private Limited (“KRHSG”) through KRHPL for consideration of SG$1.0.
●	On July 24, 2021, EHL acquired 100% of the equity interests in EUDA Private Limited (“EUDA PL”) through KRHPL for consideration of SG$1.0.
●	On August 1, 2021, Kent Ridge Health Limited (“KRHL”), EHL’s wholly owned subsidiary, acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”) through KRHPL for consideration of SG$1.0.
●	On August 3, 2021, EHL acquired 100% of the equity interests in Singapore Emergency Medical Assistance Private Limited (“SEMA”) through KRHPL for no consideration.

Before and after the Reorganization, the Company, together with its subsidiaries (as indicated above), is effectively controlled by the same shareholders, and therefore the Reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

Reorganization under KRHPL

Prior to the Reorganization, KRHPL entered into a Sales and Purchase of Shares Agreement (“KRHSG Agreement”) with the sole shareholder of KRHSG who is under common control of the majority shareholders of KRHPL on December 2, 2019. Pursuant to the KRHSG Agreement, KRHPL will acquire 100% of the equity interests in KRHSG (“Reorganization of KRHSG”) for a total consideration of SG$1.0 (“Total Consideration”). The transaction was completed and effective on January 3, 2020. Since KRHSG and KRHPL are effectively controlled by the same shareholders of EHL, and therefore the Reorganization is under common control at carrying value. The financial statements of KRHSG are prepared on the basis as if the restructuring of KRHSG became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of EHL.

Prior to the Reorganization, KRHPL entered into a Sales and Purchase of Shares Agreement (“EUDA PL Agreement”) with the sole shareholder of EUDA PL who is under common control of the majority shareholders of KRHPL on December 2, 2019. Pursuant to the EUDA PL Agreement, KRHPL will acquire 100% of the equity interests in EUDA PL (“Reorganization of EUDA PL”) for a total consideration of SG$1.0 (“Total Consideration”). The transaction was completed and effective on January 3, 2020. Since EUDA PL and LRHPL are effectively controlled by the same shareholders of EHL, and therefore the Reorganization is under common control at carrying value. The financial statements of EUDA PL are prepared on the basis as if the restructuring of EUDA PL became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of EHL.

Prior to the Reorganization, KRHPL entered into a Sales and Purchase of Shares Agreement (“SEMA Agreement”) with the sole shareholder of SEMA who is effectively controlled by the same shareholders of KRHPL on December 31, 2019. Pursuant to the SEMA PL Agreement, KRHPL will acquire 100% of the equity interests in SEMA (“Reorganization of SEMA”) for no consideration. SEMA is a holding company and has no operations prior to December 31, 2019.

F-35

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The accompanying consolidated financial statements reflect the activities of EHL and each of the following entities:

Name		Background	Ownership
Kent Ridge Healthcare Singapore Pte. Ltd. (“KRHSG”)	● ● ●	A Singapore company Incorporated on November 9, 2017 Multi-care specialty group offering range of specialty care services to patients.	100% owned by EHL
EUDA Private Limited (“EUDA PL”)	● ● ●	A Singapore company Incorporated on April 13, 2018 A digital health company that provides a platform to serve the healthcare industry	100% owned by EHL
Zukitek Vietnam Private Limited Liability Company (“ZKTV PL”)	● ● ●	A Vietnam company Incorporated on May 2, 2019 A Research and Development Company	100% owned by EUDA PL
Singapore Emergency Medical Assistance Private Limited (“SEMA”)	● ● ●	A Singapore company Incorporated March 18, 2019 A holding company	100% owned by EHL
The Good Clinic Private Limited (“TGC”)(1)	● ● ●	A Singapore company Incorporated on April 8, 2020 Medical facility general practice clinic that provides holistic care for various illnesses	100% owned by SEMA
EUDA Doctor Private Limited (“ED PL”)	● ● ● ●

A Singapore company

Incorporated on December 1, 2021

A platform solution for doctors and physicians to find, connect, and collaborate with trusted peers, specialists, and other professionals

Operation has not been commenced

100% owned by EHL
Kent Ridge Hill Private Limited (“KR Hill PL”)	● ● ● ●	A Singapore company Incorporated on December 1, 2021 A B2B2C pharmaceutical and OTC drugs e-commerce platform to promote its drug products Operation has not been commenced	100% owned by EHL
Kent Ridge Health Limited (“KRHL”)	● ● ●	A British Virgin Islands company Incorporated on June 8, 2021 A holding company	100% owned by EHL
Zukitech Private Limited (“Zukitech”) (“ZKT PL”)	● ● ●	A Singapore company Incorporated on June 13, 2019 A holding company	100% owned by KRHL
Super Gateway Group Limited (“SGGL”)	● ● ●	A British Virgin Islands company Incorporated on April 18, 2008 A holding company	100% owned by KRHL
Universal Gateway International Pte. Ltd. (“UGI”)	● ● ● ●	A Singapore company Incorporated on September 30, 2000 Registered capital of RMB 5,000,000 A holding company	98.3% owned by SGGL
Melana International Pte. Ltd. (“Melana”)	● ● ●	A Singapore company Incorporated on September 9, 2000 Property management service that services shopping malls, business office building, or residential apartments	100% owned by UGI
Tri-Global Security Pte. Ltd. (“Tri-Global”)	● ● ●	A Singapore company Incorporated on August 10, 2000 Property security service that services shopping malls, business office building, or residential apartments	100% owned by UGI
UG Digitech Private Limited (“UGD”)	● ● ●	A Singapore company Incorporated on August 16, 2001 A holding company	100% owned by UGI

F-36

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Name		Background	Ownership
Nosweat Fitness Company Private Limited (“NFC”)	● ● ● ●	A Singapore company Incorporated on July 6, 2021 A virtual personal training platform for fitness enthusiasts Operation has not been commenced	100% owned by KRHL
True Cover Private Limited (“TCPL”)	● ● ● ●	A Singapore company Incorporated on December 1, 2021 A B2B e-claims healthcare insurance platform Operation has not been commenced	100% owned by KRHL
UG Digital Sdn. Bhd. (“UGDSB”)(2)	● ● ●	A Malaysian company Incorporated on May 23, 2003 Sales of security system products	100% owned by UGD prior to November 4, 2020 and 40% thereafter
KR Digital Pte. Ltd. (“KR Digital”) (3)	● ● ● ●	A Singapore company Incorporated on December 29, 2021 Development of software and applications Operation has not been commenced	100% owned by KRHL
Zukihealth Sdn. Bhd. (“Zukihealth”) (3)	● ● ●	A Malaysian company Incorporated on February 15, 2018 Distribution of health care supplement products	100% owned by KR Digital
	●	Operation has not been commenced

(1)	On March 1, 2022, SEMA, the Company’s wholly owned subsidiary, sold 100% of the equity interest in TGC to an unrelated individual third party for a total consideration of SG$ 1.0 (see Note 5).

(2)	On November 4, 2020, UGD, the Company’s 98.3% indirectly owned subsidiary, sold 60% of the equity interests in UGDSB to two individuals, one unrelated third party and one related party who had 26% ownership in KRHPL, for a total consideration of MYR 2.0 (see Note 5).

(3)	On April 19, 2022, the Company acquired 100% equity interest of KR Digital Ptd. Ltd, (“KR Digital”), a Singapore Company, from Mr. Kelvin Chen, the Company’s Chief Executive Office (“CEO”) and shareholder for total consideration of SG$1. Prior to the acquisition of KR Digital, on April 15, 2022, KR Digital acquired 100% equity interest of Zukihealth Sdn Bhd, (“Zukihealth”), a Malaysia corporation, from Mr. Kelvin Chen, the Company’s CEO and shareholder for total consideration of SG$1. Both KR Digital and Zukihealth have no operations prior to the acquisition in April 2022. KR Digital, through Zukihealth, is expected to carry out the distribution of health care products business.

Note 2 – Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Debt financing in the form of short term borrowings from bank, private lender, third parties and related parties and cash generated from operations have been utilized to finance the working capital requirements of the Company. As of March 31, 2022, the Company’s working deficit was approximately $2.3 million and the Company had cash of approximately $0.2 million.

Together with the cash flow generated from the Company’s operations, management expect its cash on hand is sufficient to finance the working capital requirements of the Company within the normal operating cycle of a twelve-month period from the date of these financial statements are issued.

If the Company is unable to have sufficient fund to finance the working capital requirements of the Company within the normal operating cycle of a twelve-month period from the date of these financial statements are issued, the Company may have to consider supplementing its available sources of funds through the following sources:

●	the Company will seek equity financing in the U.S. capital market to support its working capital after the de-SPAC transaction with an U.S. publicly traded company, which the Company signed a Share Purchase Agreement in April 2022;
●	other available sources of financing from Singapore banks and other financial institutions or private lender;
●	financial support and credit guarantee commitments from the Company’s related parties;

F-37

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Based on the above considerations, the Company’s management is of the opinion that it has sufficient funds to meet the Company’s working capital requirements and current liabilities as they become due one year from the date of from the date of these financial statements are issued. However, there is no assurance that management will be successful in their plans. There are a number of factors that could potentially arise that could undermine the Company’s plans, such as changes in the demand for the Company’s services or products, Singapore government policy, economic conditions, and competitive pricing in the healthcare and property management industries.

Note 3– Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022 and 2021 are included all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flow for such interim periods. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of results to be expected for the full year of 2022. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the years ended December 31, 2021 and 2020.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Subsidiary is entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives and valuation of long-lived assets and goodwill, estimates of allowances for doubtful accounts, estimates of impairment of long-lived assets and goodwill, valuation of deferred tax assets, estimated fair value used in business acquisitions, and other provisions and contingencies. Actual results could differ from these estimates.

Foreign currency translation and transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of income and comprehensive income.

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company’s subsidiary in Singapore and Vietnam conducts its businesses and maintains its books and record in the local currency, Singapore Dollars (‘SGD”) and Vietnamese Dong (“VND”), as its functional currency, respectively.

F-38

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of shareholders’ equity (deficit). Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of and for the three months ended March 31,		As of and for the years ended December 31,
	2022	2021	2021	2020

Period-end SGD: US$1 exchange rate	1.35	-	1.35	1.32
Period-end VND: US$1 exchange rate	22,840.50	-	22,855.00	23,080.00
Period-average SGD: US$1 exchange rate	1.35	1.33	1.34	1.38
Period-average VND: US$1 exchange rate	22,768.93	23,052.68	22,935.24	23,233.50

Business combinations and non-controlling interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers and liabilities incurred by the Company and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated income statements.

For the Company’s non-wholly owned subsidiaries, a non-controlling interest is recognized to reflect portion of equity that is not attributable, directly or indirectly, to the Company. The cumulative results of operations attributable to non-controlling interests are also recorded as non-controlling interests in the Company’s consolidated balance sheets and consolidated statements of income and comprehensive income. Cash flows related to transactions with non-controlling interests are presented under financing activities in the consolidated statements of cash flows.

Segment reporting

The Company’s chief operating decision-makers (i.e., chief executive officer and his direct reports) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by different revenues streams for purposes of allocating resources and evaluating financial performance. Based on qualitative and quantitative criteria established by Accounting Standards Codification (“ASC”) 280, “Segment Reporting”, the Company considers itself to be operating within two operating and reportable segments as set forth in Note 20.

Cash

Cash represent cash on hand and demand deposits placed with banks or other financial institutions which are unrestricted as to withdrawal or use and have original maturities less than three months.

F-39

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Accounts receivable, net

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due after 30 to 90 days, depending on the credit term with its customers. Accounts receivable include money due from corporate customers who receive the medical services, and property owners who receive the property management services from the Company. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary. As of March 31, 2022, December 31, 2021 and 2020, the Company provided allowance for doubtful accounts of $92,371 (Unaudited), $80,799 and $37,898, respectively. For the three months ended March 31, 2022 and 2021 (Unaudited), the Company did not write off any allowance for doubtful account against the account receivable balance. For the years ended December 31, 2021 and 2020, the Company wrote off $0 and $646, respectively, against the accounts receivable balance.

Other receivables

Other receivables primarily include receivable from investment from the Company’s Affordable Home project in Indonesia and employee advance, and refundable deposits from third party service providers. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of March 31, 2022 (Unaudited), December 31, 2021 and 2020, no allowance for doubtful account was recorded, respectively.

Prepaid expenses and other current assets

Prepaid expenses and other current assets primarily include prepaid expenses paid to services providers, and other deposits. Management regularly reviews the aging of such balances and changes in payment and realization trends and records allowances when management believes collection or realization of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of March 31, 2022 (Unaudited), December 31, 2021 and 2020, no allowance for doubtful account was recorded.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Expected useful lives
Office equipment	3 years
Medical equipment	3 years
Leasehold improvement	Shorter of the lease term or 5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model. For the three months ended March 31, 2022 and 2021 (Unaudited) and for the years ended December 31, 2021 and 2020, there was no impairment of property and equipment was recognized.

F-40

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Intangible assets, net

Purchased intangible assets are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over the Company’s best estimate of its useful life as follows:

Categories	Useful life
Customer relationships	6 years

The Company amortized the intangible assets using the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up in accordance with ASC Topic 350 “Intangibles - Goodwill and Other.”

Separately identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds the fair value of the assets. For the three months ended March 31, 2022 and 2021 (Unaudited) and for the years ended December 31, 2021 and 2020, there was no impairment of intangible assets.

Goodwill

Goodwill represents the excess of the consideration paid of an acquisition over the fair value of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually, more often when circumstances indicate impairment may have occurred. Goodwill is carried at cost less accumulated impairment losses. If impairment exists, goodwill is immediately written off to its fair value and the loss is recognized in the consolidated statements of income and comprehensive income. Impairment losses on goodwill are not reversed.

The Company reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist annually or more frequently if events and circumstances indicate that it is more likely than not that an impairment has occurred. The Company has the opinion to access qualitative factors to determine whether it is necessary to perform the two-step in accordance with ASC 350-20. If the Company believes, as a result of the qualitative carrying amount, the two-step quantities impairment test described below is required.

The first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required.

If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of a reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business acquisition with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

For the three months ended March 31, 2022 and 2021 (Unaudited) and for the years ended December 31, 2021 and 2020, no impairment was recorded against goodwill.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2022 (Unaudited), December 31, 2021 and 2020, no impairment of long-lived assets was recognized.

F-41

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize - revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company accounts for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration is probable of substantially collection.

Revenue recognition policies for each type of revenue stream are as follows:

(1) Medical Services

- Performance obligations satisfied at a point in time

The Company operates on a unified technology health care platform which provide a full continuum of healthcare services integrated with healthcare data analytics to drive improved outcomes for patients. The Company operates the medical services on a business-to-business (B2B) platform, and serves the corporate customers involving in varies industries. The Company is primarily generating revenue on a per healthcare visit basis for specialty medical visits. Such fees are paid by the corporate customers on behalf of their employees. The Company generally bills their corporate customers for the healthcare visit services on a weekly basis, or in arrears depending on the service, with payment terms generally between 30 to 90 days. There are not significant differences between the timing of revenue recognition and billing. Consequently, the Company has determined that the Company’s contracts do not include a financing component. Revenue is recognized in an amount that reflects the consideration that is expected in exchange for the service at a point in time at the time of the visit. In addition, the Company’s contracts do not generally contain refund provisions for fees earned related to services performed.

The Company accounts for medical service revenue on a gross basis as the Company is acting as a principal in these transactions and is responsible for fulfilling the promise to provide the specified services, which the Company has control of the services and has the ability to direct the service providers to be performed to obtain substantially all the benefits. In making this determination, the Company also assesses whether it is primarily obligated in these transactions, is subject to inventory risk, has latitude in establishing prices, or has met several but not all of these indicators in accordance with ASC 606-10-55-36 through 40.

The Company recognizes the medical services revenue when the control of the specified services is transferred to its customer, which at a point in time at the time of the visit.

The Company also operates on a general practice clinic and generating such revenue on a per healthcare visit basis. Revenues are recognized when the visits are completed at a point in time at the time of the visit.

F-42

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

(2) Product Sales

- Performance obligations satisfied at a point in time

The Company purchases, sells, and installs facial recognition and temperature measurement monitor system to corporate customer. The Company recognized the products revenue when control of the product is passed to the customer, which is the point in time that the customers are able to direct the use of and obtain substantially all of the economic benefit of the goods after the installation by the Company’s technician. The transfer of control typically occurs at a point in time based on consideration of when the customer has an obligation to pay for the goods, and physical possession of, legal title to, and the risks and rewards of ownership of the goods has been transferred, and the customer has accepted the goods. Revenue is recognized net of estimates of variable consideration, including product returns, customer discounts and allowance. Historically, the Company has not experienced any significant returns.

(3) Property Management Services

- Performance obligations satisfied over a period of time

The Company provides common area management services in shopping malls, business office building, or residential apartments to all tenants and property owners. Common area management services include security, cleaning, landscaping, public facilities maintenance and other traditional services provided by a property management office.

Since the performance obligations in the property management agreement are identical with the terms of property management agreement, the Company recognizes the property management income on a straight-line basis over the terms of the management agreement, generally over one year period.

The Company has elected to apply the practical expedient to expense costs as incurred for incremental costs to obtain a contract when the amortization period would have been one year or less.

Disaggregated information of revenues by products/services are as follows:

	For the Three Months Ended		For the Years Ended
	March 31, 2022	March 31, 2021	December 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
Medical services – specialty cares	$1,496,211	$1,247,945	$5,010,837	$3,791,457
Medical services – general practices	60,888	20,177	712,712	33,089
Medical services – general practices (related parties)	135	2,715	4,640	8,085
Medical services – subtotal	1,557,234	1,270,837	5,728,189	3,832,631
Product sales	7,238	237,319	257,841	488,067
Property management services	817,698	881,442	3,508,663	3,614,936
Property management services – security	284,693	252,353	1,049,857	939,745
Property management services	1,102,391	1,133,795	4,558,520	4,554,681
Total revenues	$2,666,863	$2,641,951	$10,544,550	$8,875,379

Cost of revenues

Cost of revenues mainly consists of medical supplies purchased and medical service provided by related party attributable to medical service revenue, medical product or equipment purchased for resale attributable to product sales, and labor expense incurred attributable to property management service revenue.

F-43

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Disaggregated information of cost of revenues by products/services are as follows:

	For the Three Months Ended		For the Years Ended
	March 31, 2022	March 31, 2021	December 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
Medical services – specialty cares	$43,432	$21,822	$46,849	$78,718
Medical services – specialty cares (related party)	493,843	579,326	2,349,702	1,532,119
Medical services – general practices	15,360	6,025	427,908	33,050
Medical services – subtotal	552,635	607,173	2,824,459	1,643,887
Product sales	9,255	111,404	167,202	224,021
Property management services	601,457	594,026	2,461,981	2,432,898
Property management services – security	232,270	194,659	846,555	684,286
Property management services	833,727	788,685	3,308,536	3,117,184
Total revenues	$1,395,617	$1,507,262	$6,300,197	$4,985,092

Advertising costs

Advertising costs amounted to $72,881 (Unaudited) and $84,950 (Unaudited) for the three months ended March 31, 2022 and 2021, respectively. Advertising costs amounted to $270,361 and $165,883 for the years ended December 31, 2021 and 2020, respectively.

Research and development

Research and development expenses include salaries and other compensation-related expenses to the Company’s research and product development personnel, and related expenses for the Company’s research and product development team. Research and development expenses amounted to $2,946 (Unaudited) and $41,791 (Unaudited) for the three months ended March 31, 2022 and 2021, respectively. Research and development expenses amounted to $129,265 and $158,011 for the years ended December 31, 2021 and 2020, respectively.

Defined contribution plan

The full-time employees of the Company are entitled to the government mandated defined contribution plan. The Company is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan. Total expenses for the plans were $136,159 (Unaudited) and $139,984 (Unaudited) for the three months ended March 31, 2022 and 2021, respectively. Total expenses for the plans were $574,535 and $528,931 for the years ended December 31, 2021 and 2020, respectively.

The related contribution plans include:

Singapore subsidiaries

- Central Provident Fund (“CPF”) – 17.00% based on employee’s monthly salary for employees aged 55 and below, reduces progressively to 7.5% as age increase;

-Skill Development Levy (“SDL”) – up to 0.25% based on employee’s monthly salary capped $8.3 (SGD 11.25).

Vietnam subsidiary

- Social Insurance Fund (“SIF”) – 20% based on employee’s monthly salary;

- Trade Union Fee – 2.00% of SIF

F-44

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Goods and services taxes (“GST”)

Revenue represents the invoiced value of service, net GST. The GST are based on gross sales price. GST rate is generally 7% in Singapore. Entities that are GST general taxpayers are allowed to offset qualified input GST paid to suppliers against their output GST liabilities. Net GST balance between input GST and output GST is recorded in tax payable.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is calculated using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be utilized with prior net operating loss carried forwards using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be utilized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax for the three months ended March 31, 2022 and 2021 (Unaudited) and for the years ended December 31, 2021 and 2020.

The Company conducts much of its business activities in Singapore and is subject to tax in its jurisdiction. As a result of its business activities, the Company’s subsidiaries file separate tax returns that are subject to examination by the foreign tax authorities.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-45

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Fair value measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, we consider the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain assets and liabilities such as cash, accounts receivable, other receivables, prepaid expenses and other current assets, short term loans, accounts payable, other payables and accrued liabilities, and tax payables have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its long-term loan to third party approximates the fair value based on current yields for debt instruments with similar terms.

Leases

The Company accounts for leases in accordance with ASC 842. The Company entered into two agreements as a lessee to lease office equipment for general and administrative operations. If any of the following criteria are met, the Company classifies the lease as a finance lease:

●	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;
●	The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;
●	The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;
●	The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; or
●	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company combines lease and non-lease components in its contracts under Topic 842, when permissible.

Finance and operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Since the implicit rate for the Company’s leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments, in a similar economic environment and over a similar term.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its finance or operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee.

F-46

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The finance or operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognizes the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on an accretion basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period. Interest expense on the lease liability is determined each period during the lease term as the amount that results in a constant periodic interest rate of the office equipment on the remaining balance of the liability.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and includes the associated operating lease payments in the undiscounted future pre-tax cash flows. For the three months ended March 31, 2021 (Unaudited) and 2020 (Unaudited) and for the years ended December 31, 2021 and 2020, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments— Credit Losses—Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning January 1, 2023 as the Company is qualified as an emerging growth company. The Company is currently evaluating the impact ASU 2019-05 may have on its consolidated financial statements.

F-47

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. An entity that elects to early adopt the amendments in an interim period should reflect any adjustments as of the beginning of the annual period that includes that interim period. Additionally, an entity that elects early adoption must adopt all the amendments in the same period. The Company is currently evaluating the impact of this new standard on Company’s consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for annual and interim reporting periods beginning January 1, 2021. Early adoption was permitted, including adoption in an interim period. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The adoption of this standard on January 1, 2021 did not have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements to Subtopic 205-10, presentation of financial statements”. The amendments in this Update improve the codification by ensuring that all guidance that requires or provides an option for an entity to provide information in the notes to financial statements is codified in the disclosure section of the codification. That reduce the likelihood that the disclosure requirement would be missed. The amendments also clarify guidance so that an entity can apply the guidance more consistently. ASU 2020-10 is effective for the Company for annual and interim reporting periods beginning January 1, 2022. Early application of the amendments is permitted for any annual or interim period for which financial statements are available to be issued. The amendments in this Update should be applied retrospectively. An entity should apply the amendments at the beginning of the period that includes the adoption date. The adoption of this standard on January 1, 2022 did not have a material impact on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 4 – Business combination

On December 1, 2019, Kent Ridge Health Private Limited (“KRHPL”), the holding company prior to the re-organization, entered into a Sales and Purchase of Shares Agreement (“SGGL Agreement”) with an unrelated third party, who is the sole shareholder of Super Gateway Group Limited (“SGGL”). Pursuant to the SGGL Agreement, KRHLP will acquire 100% of the equity interests in SGGL (“Transactions”) for a total consideration of approximately USD 2.7 million (approximately SGD 3.7 million) (“Total Consideration”) based on the fair value negotiated and agreed between the Company and the seller of SGGL. The transaction was completed and effective on January 1, 2020.

SGGL, through its 98.3% owned subsidiary, Universal Gateway International Pte Ltd. and its subsidiaries operated in the property management service that services homes and offices.

The Company’s acquisition of SGGL was accounted for as a business combination in accordance with ASC 805. The Company has allocated the purchase price of SGGL based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the FASB with the valuation methodologies using level 3 inputs, except for other current assets and current liabilities were valued using the cost approach. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from independent appraisers. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

F-48

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of SGGL based on a valuation performed by an independent valuation firm engaged by the Company:

Fair Value
Cash	$255,406
Accounts receivable, net	296,356
Prepayments and deposits	87,263
Other receivable - related parties	45
Other current assets	896,583
Total current assets	1,535,653
Equipment	8,555
Intangible assets	646,797
Operating right-of-use assets	75,549
Goodwill	993,533
Total assets	3,260,087

Accounts payable	104,464
Other payables and accrued liabilities	128,340
Tax payables	68,515
Operating lease liabilities	63,472
Total current liabilities	364,791
Deferred tax liabilities	109,956
Lease liabilities non-currents	16,631
Total liabilities	491,378
Non-controlling interest	19,778
Total liabilities and non-controlling interest	511,156
Total purchase consideration	$2,748,931

The unaudited pro forma financial information is not necessary for the three months ended March 31, 2022 and 2021 and for the years ended December 31, 2021 and 2020 because the acquisition of SGGL had been completed on January 1, 2020, as of the beginning of the first period presented in the accompanying consolidated financial statements.

Note 5 – Disposition of Subsidiaries

Disposition of UGSSB

On November 4, 2020, UG Digitech Private Limited (“UGD”), the Company’s 98.3% owned subsidiary, sold 60% of the equity interests in UG Digital Sdn. Bhd. (“UGDSB”) to two individuals, one unrelated third party and one related party who had 26% ownership in KRHPL, (“individual buyers”) for a total consideration of MYR 2.0 (“UGDSB transaction”). The UGDSB transaction result in a loss of control of the subsidiary while the Company retained 40% noncontrolling equity interest in UGDSB. UGDSB is not a significant subsidiary and the disposition of 60% of the equity interests in UGDSB did not constitute a strategic shift that would have a major effect on the Company’s operations and financial results. As a result, the results of operations for UGDSB were not reported as discontinued operations under the guidance of ASC 205 “Presentation of Financial Statements.” For the year ended December 31, 2020, the Company recognized a gain of $113,405 on the disposal of the 60% of the equity (deficit) interests in UGDSB under other income. In addition, the Company considered the retained value of $0 as part of the Company’s impairment assessment immediately prior to the disposal date since UGDSB has been operating at losses with accumulated deficit.

Disposition of TGC

On March 1, 2022, SEMA, the Company’s wholly owned subsidiary, sold 100% of the equity interest in TGC to an unrelated individual third party for a total consideration of SG$ 1.0 (“TGC transaction”). TGC is not a significant subsidiary and the disposition of all of the equity interests in TGC did not constitute a strategic shift that would have a major effect on the Company’s operations and financial results. As a result, the results of operations for TGC were not reported as discontinued operations under the guidance of ASC 205 “Presentation of Financial Statements.” For the three months ended March 31, 2022, the Company recognized a gain of $30,055 on the disposal of all of the equity (deficit) interests in TGC.

F-49

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 6 – Accounts receivable, net

	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
	(Unaudited)
Accounts receivable*	$2,114,276	$1,883,115	$1,652,658
Allowance for doubtful accounts	(92,371)	(80,799)	(37,898)
Total accounts receivable, net	$2,021,905	$1,802,316	$1,614,760

*As of March 31, 2022, December 31, 2021, and December 31, 2020, accounts receivable of up to approximately $0.6 million (SGD 0.8 million) were pledged to the short term loan from United Overseas Bank Limited (See Note 12).

Movements of allowance for doubtful accounts are as follows:

	March 31, 2022	December 31, 2021	December 31, 2020
	(Unaudited)
Beginning balance	$80,799	$37,898	$10,325
Addition	11,939	43,804	26,894
Write-off	-	-	(646)
Exchange rate effect	(367)	(903)	1,325
Ending balance	$92,371	$80,799	$37,898

Note 7 – Other receivables

	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
	(Unaudited)
Receivable from divestment (1)	$3,802,420	$3,818,776	$1,946,918
Employee advance	3,677	2,803	854
Refundable deposits (2)	-	-	50,680
Others	14,868	250	8,188
Total other receivables	3,820,965	3,821,829	2,006,640
Other receivables – non-current	1,458,210	1,830,603	-
Other receivables – current	$2,362,755	$1,991,226	$2,006,640

(1)	The balance of receivable from divestment represented the amount due from PT Bumi Lestari Berkah Melimpah (“BPT”), an unrelated third party. On January 1, 2018, the Company’s subsidiary, UGI entered into an investment agreement with BPT, to invest approximately $1.9 million (SGD 2,580,000) in BPT’s affordable home program in Indonesia. On March 1, 2021, both parties entered into a mutual termination agreement (“Agreement”) to terminate the investment agreement. Upon execution of this Agreement, BPT agreed to repay UGI’s investment amounted to $1,913,096 (SGD 2,580,000), and compensated UGI with the additional amount of $1,905,681(SGD 2,570,000). The Company recognized the compensation portion (the excess of the settled amount over the original invested amount) from investment as other income for the year ended December 31, 2021. In May 2022, the Company has collected approximately $0.9 million (SGD 1,200,000) and signed an installment payments agreement with the BPT to repay the remaining balance of approximately $2.9 million (SGD 3,950,000) in eight equal quarterly installments with annual interest rate of 3% beginning on July 31, 2022.

(2)	The balance of deposits mainly represented refundable deposits made by the Company to third party service providers.

F-50

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 8 – Property and equipment, net

Property and equipment, net consist of the following:

	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
	(Unaudited)
Office equipment	$128,499	$144,051	$144,901
Medical equipment	2,696	15,917	16,236
Leasehold improvement	2,194	20,704	21,120
Subtotal	133,389	180,672	182,257
Less: accumulated depreciation	(104,190)	(123,745)	(91,127)
Total	$29,199	$56,927	$91,130

Depreciation expense for the three months ended March 31, 2022 and 2021 amounted to $6,950 (Unaudited) and $10,022 (Unaudited), respectively. Depreciation expense for the years ended December 31, 2021 and 2020 amounted to $34,523 and $26,314, respectively.

Note 9 – Intangible assets, net

Intangible assets consisted of the following:

	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
	(Unaudited)
Customer relationships	$643,478	$646,246	$659,229
Less: Accumulated amortization	(384,248)	(356,284)	(197,940)
Total intangible assets, net	$259,230	$289,962	$461,289

Amortization expense for the three months ended March 31, 2022 and 2021 amounted to $29,544 (Unaudited) and $41,049 (Unaudited), respectively. Amortization expense for the years ended December 31, 2021 and 2020 amounted to $162,825 and $189,853, respectively.

The following table sets forth the Company’s amortization expense for the next five years ending as of March 31, 2022 (Unaudited):

Amortization
expenses
Twelve months ending March 31, 2023	$108,996
Twelve months ending March 31, 2024	74,777
Twelve months ending March 31, 2025	46,851
Twelve months ending March 31, 2026	23,474
Twelve months ending March 31, 2027	5,132
Total	$259,230

F-51

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 10 – Goodwill

The changes in the carrying amount of goodwill by the Company’s subsidiaries are as follows:

	Melana	Tri-Global	Total
Balance as of December 31, 2019	$-	$-	$-
Goodwill acquired in SGGL acquisition	529,116	464,417	993,533
Foreign currency translation adjustment	10,170	8,927	19,097
Balance as of December 31, 2020	$539,286	$473,344	$1,012,630
Foreign currency translation adjustment	(10,621)	(9,323)	(19,944)
Balance as of December 31, 2021	528,665	464,021	992,686
Foreign currency translation adjustment	(2,264)	(1,987)	(4,252)
Balance as of March 31, 2022 (Unaudited)	$526,400	$462,034	$988,434

Note 11 – Loan to third party

In November 20, 2020, the Company’s subsidiary, UGI has entered into a loan agreement with PT total Prima Indonesia (“PT”), an unrelated third party. Upon execution of the loan agreement, PT may borrow up to approximately $0.5 million (SGD 650,000) from UGI for a period of three years with 9.00% annual interest rate. The loan, shall be due and payable, including all disbursed loan amount and accrued interest, on the maturity date. As of March 31, 2022, December 31, 2021 and 2020, the Company had accumulatively disbursed $377,289 (Unaudited), $352,959 and $0 of loan to PT, and had $26,721 (Unaudited), $19,003 and $0 of interest receivable balance outstanding which expected to be collected along with the principal balance when the loan mature, respectively.

For the three months ended March 31, 2022 and 2021, the Company has recognized $7,813 (Unaudited) and $0 (Unaudited) of interest income from loan to third party, respectively. For the years ended December 31, 2021 and 2020, the Company has recognized $19,071 and $0 of interest income from loan to third party, respectively.

Note 12 – Credit facilitates

Short-term loans – bank and private lender

Outstanding balances on short-term bank loans consist of the following:

Bank/Private lender Name	Maturities	Interest Rate	Collateral/ Guarantee	March 31, 2022	December 31, 2021	December 31, 2020
				(Unaudited)
*United Overseas Bank Limited	90 days from disbursement	0.25% plus prime rate	Guaranteed by Jamie Fan Wei Zhi, an immediate family member of a shareholder of the Company Collateral: Accounts receivable	$73,834	$184,491	$188,197
FS Capital Ptd. Ltd.	Fully repaid in February, 2022	18.0%	Guaranteed by Kelvin Chen Weiwen, the Company’s CEO and shareholder, and Kent Ridge Health Private Limited	-	20,936	-
Funding Societies Pte. Ltd	Due monthly from April 2022 to March 2023	30.0%	Guaranteed by Kelvin Chen Weiwen, the Company’s CEO and shareholder	183,700	-	-
Total				$257,534	$205,427	$188,197

*On August 21, 2019 KRHSG entered into a revolving line of credit agreement with United Overseas Limited pursuant to which KRHSG may borrow up to approximately $593,208 (SGD 800,000) for operation purposes. The loan is guaranteed by Jaime Fan Wei Zhi, an immediate family member of a shareholder of the Company, and secured by KRHSG’s account receivable. The loan bears an average annual interest rate of 5.50% and its due within 90 days from the loan disbursement. The Company is in the process to release Jamie Fan Wei Zhi as the guarantor of this loan. Until then, the Company is required to pay Jamie Fan Wei Zhi of $3,708 (SGD 5,000) per month as guarantor fee (See Note 19).

F-52

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Short-term loans – third parties

Outstanding balances on long-term third-party loans consist of the following:

Lender Name	Maturities	Interest Rate	Collateral/ Guarantee	March 31, 2022	December 31, 2021	December 31, 2020
				(Unaudited)
*Lim Beng Choo	30 days from disbursement	25.0%	None	$-	$-	$317,691
Koh Wee Sing	July 2022	60.0%	None	147,667	148,302	151,281
Total				$147,667	$148,302	$468,972

*On August 21, 2019, KRHSG entered into a revolving line of credit agreement with Lim Beng Choo pursuant to which KRHSG may borrow up to approximately $370,755 (SGD 500,000) for operation purposes. The loan bears an annual interest rate of 25% and repayable within 30 days upon every Disbursement. Default interest at 25% per annual is chargeable on a daily basis for all amounts remaining unpaid after 30 days.

Interest expense pertaining to the above loans for the three months ended March 31, 2022 and 2021 amounted to $27,904 (Unaudited) and $30,927 (Unaudited), respectively. Interest expense pertaining to the above loans for the years ended December 31, 2021 and 2020 amounted to $128,071 and $96,646, respectively.

Weighted average interest rate to the above loans for the three months ended March 31, 2022 and 2021 are 7.4% (Unaudited) and 6.5% (Unaudited), respectively. Weighted average interest rate to the above loans for the years ended December 31 and 2020 are 6.3% and 3.9%, respectively.

Note 13 – Other payables and accrued liabilities

	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
	(Unaudited)
Accrued expenses (i)	$106,167	$129,029	$225,992
Accrued payroll	224,860	244,591	199,914
Accrued interests (ii)	89,333	67,448	41,602
Payable to former subsidiary (iii)	333,629	-	-
Others	52,120	47,529	25,732
Total other payables and accrued liabilities	$806,109	$488,597	$493,240

(i)	Accrued expenses

The balance of accrued expenses represented amount due to third parties service providers which include marketing consulting service, IT related professional service, legal, audit and accounting fees, and other miscellaneous office related expenses.

(ii)	Accrued interests

The balance of accrued interests represented the balance of interest payable from short-term loan – bank, private lender, and third parties (See Note 12).

(iii)	Payable to former subsidiary

The balance of payable to former subsidiary represented the balance of payable to TGC upon the disposition of all of the equity interest in TGC (See Note 5).

F-53

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 14 – Related party balances and transactions

Related party balances

Other receivables – related parties

Name of Related Party	Relationship	Nature	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
			(Unaudited)
Kent Ridge Pacific Pte Ltd*	Shareholders of this entity also are the shareholders of the Company	Related party advance, due on demand	$-	$-	$18,263
KR Hill Capital Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Related party advance, due on demand	236	237	121
Kent Ridge Medical Ptd Ltd*	Shareholders of this entity also are the shareholders of the Company	Related party advance, due on demand	244	245	121
UG Digital Sdn Bhd*	UGD, subsidiary of the Company owned 40% of this company	Related party advance, due on demand	272,380	284,673	321,880
Janic Limited*	Shareholder of the Company	Related party advance, due on demand	717	720	-
Zukihealth SDN*	Kelvin Chen, Chief Executive Office (“CEO”) and shareholder of the Company, is the shareholder of this entity	Related party advance due on demand	3,723	3,173	-
Jennifer Goh*	President, operation manager, and shareholder of the Company	Employee advance	8,491	8,527	-
Fresco Investment Pte Ltd*	Fan Know Hin, an immediate family member of a shareholder of the Company, is the shareholder of this entity	Advance due on demand	44	46	-
Total			$285,835	$297,621	$340,385

*As of date of this report, these receivables have been repaid by the related parties

F-54

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Account payable, related parties

Name of Related Party	Relationship	Nature	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
			(Unaudited)
Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Medical service fee performed for the employee patients of the Company’s corporate customers	$2,242,849	$2,459,411	$1,469,294

Other payables – related parties

Name of Related Party	Relationship	Nature	As of March 31, 2022	As of December 31, 2021	As of December 31, 2020
			(Unaudited)
Chee Yin Meh	Shareholder of Scotgold Holding Ltd which is the shareholder of the Company	Operating expense paid on behalf of the Company	$34,365	$34,512	$48,443
Jamie Fan Wei Zhi	An immediate family member of a shareholder of the Company	Operating expense paid on behalf of the Company, and Guarantor fee	40,608	40,783	-
Kelvin Chen	CEO and shareholder of the Company	Operating expense paid on behalf of the Company	484,081	295,776	284,726
Kent Ridge Health Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Operating expense paid on behalf of the Company	120,119	121,129	97,844
Kent Ridge Pacific Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Operating expense paid on behalf of the Company	90,742	33,483	-
Wilke Services Ltd(1)	Shareholder of the Company	Investment payable	2,734,863	2,746,628	2,801,807
Total			$3,504,778	$3,272,311	$3,232,820

(1)	The Company expected the investment payable to Wilke Services Ltd will be forgiven on the closing of the De-SAPC transaction and the payables amount will be credited to additional paid-in capital at the time of closing.

F-55

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Related party transactions

Revenue from related parties

Name of Related Party	Relationship	Nature	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
			(Unaudited)	(Unaudited)
Kent Ridge Pacific Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Sales of medical related software application and other service	$-	$46	$-	$3,894
Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Sales of swab test, and other medical related product	135	2,669	4,640	4,191
Total			$135	$2,715	$4,640	$8,085

Purchase from related parties

Name of Related Party	Relationship	Nature	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
			(Unaudited)	(Unaudited)
Cadence Health Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Medical service fee provided for the third party medical service revenue	$493,843	$579,326	$2,349,702	$1,532,119

Rental expenses

Name of Related Party	Relationship	Nature	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
			(Unaudited)	(Unaudited)
Kent Ridge Pacific Pte Ltd	Shareholders of this entity also are the shareholders of the Company	Office rental	$41,537	$32,898	$143,589	$96,576

F-56

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 15 – Stockholders’ equity

Common stock

The Company is authorized to issue 50,000,000 ordinary shares with no par value per share. On June 8, 2021, the Company issued 1 ordinary share for total consideration of $1.00. On July 24, 2021, the Company issued additional 999,999 ordinary shares for total consideration of $8.00. These shares were issued in connection with the Reorganization under EHL on August 3, 2021. All of the outstanding 1,000,000 ordinary shares is presented on the basis as if the Reorganization under EHL became effective as of the beginning of the first period presented on January 1, 2020.

Capital contributions

For the years ended December 31, 2021 and 2020, the Company’s shareholders made capital contributions of $0 and $35,112 to the Company’s wholly owned subsidiary, KRHSG, prior to the Reorganization, respectively.

Note 16 – Income taxes

British Virgin Islands

KRHL and SGGL are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Vietnam

The Company’s subsidiary operating in Vietnam is subject to the Vietnam Income Tax at a standard income tax rate of 20%.

Singapore

The Company’s subsidiaries incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first $7,415 (SGD 10,000) taxable income and 50% of the next $140,887 (SGD 190,000) taxable income are exempted from income tax.

The provision for income taxes consisted of the following:

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
	(Unaudited)	(Unaudited)
Current	$10,845	$19,549	$72,821	$79,752
Deferred	(5,022)	(6,978)	(27,680)	(32,275)
(Benefit) Provision for income taxes	$5,823	$12,571	$48,141	$47,477

F-57

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
	(Unaudited)	(Unaudited)
Singapore statutory income tax rate	17.0%	17.0%	17.0%	17.0%
Tax rate difference outside Singapore (1)	0.0%	0.0%	0.1%	0.9%
Taxable income below exemption threshold	(7.5)%	(0.9)%	(2.4)%	(12.4)%
Change in valuation allowance	(7.0)%	6.3%	29.8%	58.4%
Permanent difference (2)	0.0%	(21.7)%	(39.4)%	(44.6)%
Effective tax rate	2.5%	0.7%	5.1%	19.3%

(1)	It is due to tax rate difference of the entities incorporated in Vietnam and British Virgin Islands.
(2)	Permanent difference mainly consisted of income such as offshore investment income and Covid-19 related government grant which is non-taxable under local tax laws.

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of:

	March 31,	December 31,	December 31,
	2022	2021	2020
	(Unaudited)
Deferred Tax Assets/Liabilities
Net operating loss carryforwards	$786,176	$812,715	$548,937
Allowance for doubtful account	15,703	13,736	6,443
Less: valuation allowance	(801,879)	(826,451)	(555,380)
Deferred tax assets, net	$-	$-	$-
Deferred tax liabilities:
Customer relationship	$44,069	$49,294	$78,419
Deferred tax liabilities, net	$44,069	$49,294	$78,419

As of March 31, 2022, December 31, 2021 and 2020, the Company had net operating losses carry forward (including temporary taxable difference of bad debt expense) of approximately $4.7 million (Unaudited), $4.8 million, and $3.2 million, respectively, from the Company’s Singapore subsidiaries. The net operating losses from the Singapore subsidiaries can be carried forward indefinitely. Due to the limited operating history of certain Singapore subsidiaries, the Company is uncertain when these net operating losses can be utilized. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses (including temporary taxable difference of bad debt expense) of approximately $0.8 million (Unaudited), $0.8 million and $0.5 million related to Singapore subsidiaries as of March 31, 2022, December 31, 2021 and 2020, respectively.

As of March 31, 2022, December 31, 2021 and 2020, the Company had net operating losses carry forward of approximately $19,000 (Unaudited), $19,000, and $37,000, respectively, from the Company’s Vietnam subsidiary. The net operating losses from the Vietnam subsidiary can be carried forward for five years and expiring from the year 2025 to 2027. Due to the Vietnam subsidiaries have been operating at losses and the Company believes it is more likely than not that its Vietnam operations will be unable to fully utilize its deferred tax assets related to the net operating losses in the foreseeable future. As a result, the Company provided a 100% allowance on deferred tax assets on net operating losses of approximately $4,000 (Unaudited), $4,000 and $7,000 related to its Vietnam subsidiary as of March 31, 2022, December 31, 2021 and 2020, respectively.

F-58

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2022 (Unaudited), December 31, 2021 and 2020, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the three months ended March 31, 2022 and 2021 (Unaudited). Meanwhile, the Company did not incur interest and penalties tax for the years ended December 31, 2021 and 2020.

Taxes payable consist of the following:

	March 31, 2022	December 31, 2021	December 31, 2020
	(Unaudited)
GST taxes payable	$221,330	$225,094	$124,780
Income taxes payable	79,204	82,248	79,730
Totals	$300,534	$307,342	$204,510

Note 17 – Concentrations of risks

(a) Major customers

For the three months ended March 31, 2022 (Unaudited) and 2021 (Unaudited), no customer accounted for 10% or more of the Company’s total revenues.

For the years ended December 31, 2021 and 2020, no customer accounted for 10% or more of the Company’s total revenues.

As of March 31, 2022 (Unaudited), December 31, 2021 and 2020, no customer accounted for 10% or more of the total balance of accounts receivable.

(b) Major vendors

For the three months ended March 31, 2022, one vendor which is the Company’s related party accounted for approximately 35.4% (Unaudited) of the Company’s total purchases. For the three months ended March 31, 2021, one vendor which is the Company’s related party accounted for approximately 38.4% (Unaudited) of the Company’s total purchases.

For the year ended December 31, 2021, one vendor which is the Company’s related party accounted for approximately 37.3% of the Company’s total purchases. For the year ended December 31, 2020, one vendor which is the Company’s related party accounted for approximately 30.7% of the Company’s total purchases.

As of March 31, 2022, one vendor which is the Company’s related party accounted for approximately 99.9% of the total balance of accounts payable. As of December 31, 2021, one vendor which is the Company’s related party accounted for approximately 87.2% of the total balance of accounts payable. As of December 31, 2020, one vendor which is the Company’s related party accounted for approximately 99.5% of the total balance of accounts payable.

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Singapore Deposit Insurance Corporation Limited (SDIC) insures deposits in a Deposit Insurance (DI) Scheme member bank or finance company up to approximately $57,000 (SGD 75,000) per account. As of March 31, 2022, December 31, 2021 and 2020, the Company had cash balance of $199,618 (Unaudited), $180,746 and $242,653 was maintained at DI Scheme banks in Singapore, of $67,960 (Unaudited), $41,606 and $69,617 was subject to credit risk, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is also exposed to risk from its accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

F-59

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 18 – Leases

As of March 31, 2022 (Unaudited), December 31, 2021 and 2020, the Company has leased one office which were classified as operating leases. In addition, the Company had two office equipment leases which were classified as finance lease.

The Company occupies various offices under operating lease agreements with a term shorter than twelve months which it elected not to recognize lease assets and lease liabilities under ASC 842. Instead, the Company recognized the lease payments in profit or loss on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company recognized lease expense on a straight-line basis over the lease term for operating lease. Meanwhile, the Company recognized the finance leases ROU assets and interest on an amortized cost basis. The amortization of finance ROU assets is recognized on an accretion basis as amortization expense, while the lease liability is increased to reflect interest on the liability and decreased to reflect the lease payments made during the period.

The ROU assets and lease liabilities are determined based on the present value of the future minimum rental payments of the lease as of the adoption date, using an effective interest rate of 5.25%, which is determined using an incremental borrowing rate with similar term in Singapore.

As of March 31, 2022, the weighted average remaining lease terms of the Company’s operating lease and finance leases are 1.00 years (Unaudited) and 2.76 years (Unaudited), respectively.

Operating and finance lease expenses consist of the following:

		For the Three Months Ended
		March 31,	March 31,
	Classification	2022	2021
		(Unaudited)	(Unaudited)
Operating lease cost
Lease expenses	General and administrative	$16,483	$13,171
Lease expenses – short-term	General and administrative	35,844	32,898
Finance lease cost
Amortization of leased asset	General and administrative	2,026	2,055
Interest on lease liabilities	Other expense -Interest expenses	357	443
Total lease expenses		$54,710	$48,567

		For the Years Ended
		December 31,	December 31,
	Classification	2021	2020

Operating lease cost
Lease expenses	General and administrative	$62,810	$61,262
Lease expenses – short-term	General and administrative	143,589	96,576
Finance lease cost
Amortization of leased asset	General and administrative	8,153	7,949
Interest on lease liabilities	Other expense -Interest expenses	1,639	1,903
Total lease expenses		$216,191	$167,689

F-60

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Weighted-average remaining term and discount rate related to leases were as follows:

	As of	As of	As of
	March 31, 2022	December 31, 2021	December 31, 2020
	(Unaudited)
Weighted-average remaining term
Operating lease	1.00 year	1.25 years	0.25 years
Finance leases	2.75 years	3.00 years	4.00 years
Weighted-average discount rate
Operating lease	5.25%	5.25%	5.25%
Finance leases	5.25%	5.25%	5.25%

The following table sets forth the Company’s minimum lease payments in future periods as of March 31, 2022 (Unaudited):

	Operating lease	Finance lease
	payments	payments	Total
Twelve months ending March 31, 2023	$65,812	$8,111	$73,923
Twelve months ending March 31, 2024	-	7,850	7,850
Twelve months ending March 31, 2025	-	13,493	13,493
Total lease payments	65,812	29,454	95,266
Less: discount	(1,792)	(2,491)	(4,283)
Present value of lease liabilities	$64,020	$26,963	$90,983

As of March 31, 2022, the Company minimum short term lease payments to be due within one year amounted to $38,025 (Unaudited).

Note 19 – Commitments and contingencies

Commitments

As of December 31, 2021, the Company had operating and capital leases commitments. The following table sets forth the Company’s minimum lease payments in future periods as of December 31, 2021.

	Operating lease	Finance lease
	payments	payments	Total
Twelve months ending December 31, 2022	$66,093	$7,514	$73,607
Twelve months ending December 31, 2023	16,524	7,884	24,408
Twelve months ending December 31, 2024	-	16,178	16,178
Total lease payments	82,617	31,576	114,193
Less: discount	(2,757)	(2,859)	(5,616)
Present value of lease liabilities	$79,860	$28,717	$108,577

Contingencies

Legal

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

F-61

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

On March 30, 2022, the State Courts of the Republic of Singapore had reach a verdict that the Company’s subsidiaries, KRHSG and Melana (Defendants) is liable to compensate Jamie Fan Wei Zhi (Plaintiff), the Company’s related party for failing to procure the release of the Plaintiff from the guarantees to secure a credit line from United Overseas Bank before December 31, 2020. The Defendants agree to compensate the Plaintiff the sum of $3,704 (SGD 5,000) per month as guarantor fee starting from January 1, 2021 until the Defendants procured the release of the Plaintiff as the guarantor of the loan. As of March 31, 2022, the Company has paid Jaime Fan Wei Zhi $3,704 (SGD 5,000) and remaining balance $40,741 (SGD 55,000) of contingent liability balance outstanding was accrued and included in the Company’s consolidated statements of income and comprehensive income. As of date of this report, the Company is still in progress of releasing Jaime Fan Wei Zhi as the guarantor of the loan.

COVID-19

In January 2020, the World Health Organization declared the COVID-19 virus an international pandemic. The virus spread throughout the world with unfavorable stock market condition during the beginning of March 2020. During March 2020, multiple countries went into a national enforced shut down. These lock downs put significant strain on the world economy and on companies worldwide. The Company has taken measures to control costs and is emphasizing its medical and property management business given these conditions. Substantially all of the Company’s business is derived from Singapore. As of May 19, 2022, over 88% of Singapore’s population have been fully vaccinated and all the businesses in Singapore are opened up with only face-mask requirement, management does not believe the COVID-19 situation will have any future adverse to the Company’s business.

Note 20 – Segment information

The Company presents segment information after elimination of inter-company transactions. In general, revenue, cost of revenue and operating expenses are directly attributable, or are allocated, to each segment. The Company allocates costs and expenses that are not directly attributable to a specific segment, such as those that support infrastructure across different segments, to different segments mainly on the basis of usage, revenue or headcount, depending on the nature of the relevant costs and expenses. The Company does not allocate assets to its segments as the Chief Operating Decision Maker (“CODM”) does not evaluate the performance of segments using asset information.

The following tables present the summary of each segment’s revenue, loss from operations, loss before income taxes and net loss which is considered as a segment operating performance measure, for the three months ended March 31, 2022 and 2021 and for the years ended December 31, 2021 and 2020:

	For the Three Months Ended March 31, 2022
		Property
	Medical	Management
	Services	Services	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,564,472	$1,102,391	$2,666,863
Income from operations	$62,081	$13,231	$75,312
Income before income taxes	$68,696	$162,120	$230,817
Net income	$79,978	$145,016	$224,994

	For the Three Months Ended March 31, 2021
		Property
	Medical	Management
	Services	Services	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,508,156	$1,133,795	$2,641,951
Income from operations	$(354,464)	$81,457	$(273,007)
Income (loss) before income taxes	$(339,662)	$2,139,027	$1,799,364
Net income (loss)	$(339,663)	$2,126,456	$1,786,793

F-62

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

	For the Year Ended December 31, 2021
		Property
	Medical	Management
	Services	Services	Consolidated
Revenues	$5,986,030	$4,558,520	$10,544,550
Loss from operations	$(1,186,885)	$(41,342)	$(1,228,227)
Income (loss) before income taxes	$(1,239,438)	$2,187,975	$948,537
Net income (loss)	$(1,241,091)	$2,141,487	$900,396

	For the Year Ended December 31, 2020
		Property
	Medical	Management
	Services	Services	Consolidated
Revenues	$4,320,698	$4,554, 681	$8,875,379
Income (loss) from operations	$(973,458)	$79,902	$(893,556)
Income (loss) before income taxes	$(738,188)	$984,637	$246,449
Net income (loss)	$(738,188)	$937,160	$198,972

The accounting principles for the Company’s revenue by segment are set out in Note 3.

As of March 31, 2022, the Company’s total assets were composed of $1,759,303(Unaudited) for medical services and $6,456,780 (Unaudited) for property management services.

As of December 31, 2021, the Company’s total assets were composed of $1,586,589 for medical services and $6,412,439 for property management services.

As of December 31, 2020, the Company’s total assets were composed of $1,555,801 for medical service and $4,322,660 for property management services.

As substantially all of the Company’s long-lived assets are located in Singapore and all of the Company’s revenue is derived from Singapore, no geographical information is presented

Note 21 – Subsequent events

The Company evaluated all events and transactions that occurred after March 31, 2022 up through the date the Company issued these consolidated financial statements on June 3, 2022.

Share Purchase Agreement

On April 11, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) with 8i Acquisition 2 Corp. (“8i Acquisition”), a British Virgin Islands company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Pursuant to the terms of the SPA, a business combination between the Company and 8i Acquisition will be effected through the issuance of 8i Acquisition’s ordinary shares to the Company’s existing shareholders in exchange of all of Company’s outstanding ordinary shares (the “Share Purchase”) based on the purchase price as discussed below. Upon the closing of the SPA, the business combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, 8i Acquisition will be treated as the “acquired” company and the Company will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the business combination will be treated as the equivalent of the Company issuing shares for the net assets of 8i Acquisition, accompanied by a recapitalization. The net assets of 8i Acquisition will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of the Company.

Mr. Meng Dong (James) Tan, who owns 10% of the equity interests of the Company, is the Chief Executive Officer and Chairman of 8i Acquisition’s board of directors. 8i Acquisition anticipates that it will receive a fairness opinion from EverEdge Global to the effect that the purchase price to be paid by 8i Acquisition for the shares of the Company pursuant to the SPA is fair to 8i Acquisition from a financial point of view (the “Fairness Opinion”).

F-63

EUDA HEALTH LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

In connection with the closing of the transactions under the SPA, the current officers and directors of the Company will become 8i Acquisition’s officers and directors.

On May 30, 2022, Amendment No. 1 (the “Amendment”) was made to the SPA. Pursuant to the Amendment, 8i Acquisition shall have completed its financial, operational and legal due diligence review of the Company (the Due Diligence Review”) on or before June 15, 2022, and be satisfied with the results of the Due Diligence Review. If 8i Acquisition has not notified Watermark Developments limited, a British Virgin Islands business company (the “Seller”) in writing that it is not satisfied with the results of its Due Diligence Review by close of business, New York time, on June 15, 2022, the closing condition of Section 9.2(j) from the SPA shall lapse without the necessity of any further action by the parties.”

Acquisition of KR Digital Ptd. Ltd

On April 19, 2022, the Company acquired 100% equity interest of KR Digital Ptd. Ltd, (“KR Digital”), a Singapore Company, from Mr. Kelvin Chen, the Company’s CEO and shareholder for total consideration of SG$1. Prior to the acquisition of KR Digital, on April 15, 2022, KR Digital acquired 100% equity interest of Zukihealth Sdn Bhd, (“Zukihealth”), a Malaysia corporation, from Mr. Kelvin Chen, the Company’s CEO and shareholder for total consideration of SG$1. Both KR Digital and Zukihealth have no operations prior to the acquisition in April 2022. KR Digital, through Zukihealth, is expected to carry out the distribution of health care products business.

Loan from related party

On April 14, 2022, the Company entered into a loan agreement with Shine link limited (the “lender”), a shareholder of the Company. Pursuant to the loan agreement, the Company obtained an interest free loan of $170,000 from the Lender due on July 15, 2022. The loan is short term in nature for operation purpose. On April 18, $168,787 was withdrawn by the Company.

F-64

Annex A

SHARE PURCHASE AGREEMENT

by and among

EUDA HEALTH LIMITED,

WATERMARK DEVELOPMENTS LIMITED,

8I ACQUISITION 2 CORP.,

and

Kwong Yeow Liew

Dated as of April 11, 2022

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EXHIBITS

Exhibit A	Definitions

Exhibit B	Form of Amended and Restated Registration Rights Agreement

Exhibit C	Form of Amended and Restated Memorandum and Articles of Association of Purchaser

Exhibit D	Company Lock-Up Agreement

Exhibit E	Escrow Agreement

Exhibit F	Seller Release

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (including the exhibits and schedules hereto, this “Agreement”), dated as of April 11, 2022, is entered into by and among EUDA Health Limited, a British Virgin Islands business company (“the “Company”), Watermark Developments Limited, a British Virgin Islands business company (the “Seller”), and 8i Acquisition 2 Corp., a British Virgin Islands business company (“Purchaser”) and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”) and together with the Company, Seller and Purchaser, the “Parties” and each, a “Party”. Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Exhibit A of this Agreement.

RECITALS

WHEREAS, Purchaser is a special purpose acquisition company formed to acquire one or more operating businesses through a Business Combination.

WHEREAS, the Company and its Subsidiaries are in the business of making healthcare affordable and accessible to patients, improving patient experience and delivering personalized healthcare via a one-stop healthcare and wellness services platform and related activities (as conducted by the Company and its Subsidiaries, the “Business”).

WHEREAS, Seller owns beneficially and of record all of the issued and outstanding shares of the Company (the “Company Shares”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall purchase all of the Company Shares from Seller (the “Transaction”).

WHEREAS, the respective boards of directors or similar governing bodies of each of Purchaser, Seller, and the Company have each approved and declared advisable the Transaction upon the terms and subject to the conditions of this Agreement and in accordance with the provisions of the BVI Business Companies Act (Revised Edition 2020) Law (the “BVI Company Law”).

WHEREAS, pursuant to the Organizational Documents of the Purchaser, Purchaser shall provide an opportunity to its shareholders to have their Purchaser Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in the Organizational Documents of Purchaser, the Purchaser Trust Agreement, and the Proxy Statement in conjunction with, inter alia, obtaining approval from the shareholders of Purchaser for the Business Combination (the “Redemption Offer”).

WHEREAS, in connection with the Closing, Purchaser and Seller shall enter into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), substantially in the form set forth on Exhibit B, to be effective upon the Closing.

WHEREAS, immediately following the consummation of the Transaction, Purchaser shall, subject to obtaining the Purchaser Shareholder Approval, adopt the amended and restated memorandum and articles of association (the “Purchaser Restated Articles”), substantially in the form set forth on Exhibit C.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

Article I

Purchase

1.1 Purchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all rights, title and interest in and to the Company Shares, free and clear of all Encumbrances, for an aggregate amount equal to the Purchase Price, determined and payable in accordance with Section 1.2 of this Agreement.

1.2 Purchase Price.

(a) Purchase Price. The purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for Company Shares shall be 55,000,000 Purchaser Shares, valued at their cash-in-trust value of Ten and no/100 Dollars ($10.00) each.

(b) The number of Purchaser Shares that constitute the Purchase Price and the number of Indemnification Escrow Shares shall be adjusted to reflect appropriately the effect of any stock or share split, reverse stock or share split, stock or share dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Purchaser Shares occurring prior to the date that the Purchaser Shares that constitute the Purchase Price or the Indemnification Escrow Shares are issued.

1.3 Payment of Expenses. At the Closing, Purchaser shall pay or cause to be paid by wire transfer of immediately available funds all (i) fees, costs, expenses and disbursements of Purchaser for outside counsel, (ii) reasonable and documented fees, costs, expenses and disbursements of Purchaser for any other agents, advisors, consultants, experts and financial advisors employed by or on behalf of Purchaser incurred in connection with the Transaction and (iii) any Indebtedness of Purchaser owed to its Affiliates or shareholders (collectively, the “Outstanding Purchaser Expenses”).

1.4 Indemnification Escrow Shares. To secure Seller’s obligations under Article XI, the Indemnification Escrow Shares shall be withheld at Closing from the Purchaser Shares payable under Section 1.1 and delivered at Closing to the Escrow Agent to be held by the Escrow Agent pursuant to the Escrow Agreement.

1.5 Closing Statements.

(a) No later than the third (3rd) Business Day preceding the anticipated Closing Date, the Company shall cause to be prepared and delivered to Purchaser a statement certified by the Company’s chief financial officer as accurate and complete containing the following information (the “Company Closing Statement”):

(i) The amount of the Outstanding Company Expenses that will be outstanding on the Closing Date.

(ii) The amount of Cash that the Company and its Subsidiaries will possess on the Closing Date (not counting Outstanding Company Expenses).

(iii) The amount of Indebtedness of the Company or its Subsidiaries that will be outstanding on the Closing Date.

(b) No later than the third (3rd) Business Day preceding the anticipated Closing Date, Purchaser shall cause to be prepared and delivered to the Company a statement certified by Purchaser’s chief financial officer as accurate and complete containing the following information (the “Purchaser Closing Statement”):

(i) The amount of Outstanding Purchaser Expenses that will be outstanding on the Closing Date.

(ii) The amount of Cash that the Purchaser will possess on the Closing Date (not counting Outstanding Purchaser Expenses).

1.6 Earn-Out.

(a) Issuance of Earn-Out Shares.

(i) Following the Closing, and as additional consideration in respect of the Company Shares, within ten (10) Business Days after the occurrence of a Triggering Event, Purchaser shall issue or cause to be issued to the Seller, the following Purchaser Shares, as applicable (which shall be equitably adjusted for stock or share splits, reverse stock or share splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Purchaser Shares) (as so adjusted, the “Earn-Out Shares”), upon the terms and subject to the conditions set forth in this Agreement and the Transaction Documents:

(A) upon the occurrence of Triggering Event I, a one-time aggregate issuance of Three Million (3,000,000) Earn-Out Shares;

(B) upon the occurrence of Triggering Event II, a one-time aggregate issuance of Three Million (3,000,000) Earn-Out Shares; and

(C) upon the occurrence of Triggering Event III, a one-time aggregate issuance of Three Million (3,000,000) Earn-Out Shares.

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(ii) The Purchaser Share price targets set forth in the definitions of Triggering Event I, Triggering Event II and Triggering Event III shall be equitably adjusted for stock or share splits, reverse stock or share splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Purchaser Shares occurring at or after the Closing.

(b) Earn-Out Cap. For the avoidance of doubt, the Seller shall be entitled to receive Earn-Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Seller be entitled to receive more than Nine Million (9,000,000) Earn-Out Shares (subject to adjustment for stock or share splits, reverse stock or share splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Purchaser Shares).

(c) Defined Terms. The following terms shall be defined as follows:

(i) “Earn-Out Period” means the period beginning on the Closing Date and ending on the date that is three (3) years after the Closing Date.

(ii) “Purchaser Share Price” means the share price equal to the VWAP of Purchaser Shares for a period of at least twenty (20) days (which may or may not be consecutive) out of the thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination (as equitably adjusted for stock or share splits, reverse stock or share splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Purchaser Shares).

(iii) “Trading Market” means, with respect to any security, NASDAQ or such other securities exchange on which such security is traded.

(iv) “Triggering Event I” means the date (occurring between the Closing Date and the first anniversary of the Closing Date) on which the Purchaser Share Price is equal to or greater than Fifteen Dollars ($15.00) after the Closing Date, but within the Earn-Out Period.

(v) “Triggering Event II” means the date (occurring between the first anniversary of the Closing Date and the second anniversary of the Closing Date) on which the Purchaser Share Price is equal to or greater than Twenty Dollars ($20.00) after the Closing Date, but within the Earn-Out Period.

(vi) “Triggering Event III” means the date (occurring between the second anniversary of the Closing Date and the third anniversary of the Closing Date) on which the Purchaser Share Price is equal to or greater than Twenty Five Dollars ($25.00) after the Closing Date, but within the Earn-Out Period.

(vii) “Triggering Events” means, collectively, Triggering Event I, Triggering Event II, and Triggering Event III.

(viii) “VWAP” means, with respect to any security, for each trading day, the daily volume-weighted average price (based on such trading day) of such security on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function.

Article II

The Closing

2.1 Place and Time. The closing of the Transaction (the “Closing”) shall take place remotely, via electronic exchange of documents, at 10:00 a.m. (New York Time), no later than the third (3rd) Business Day following the day on which the last of the conditions set forth in Article IX are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) in accordance with this Agreement, or at such other date, time or place as Seller and Purchaser may mutually agree in writing (the date on which the Closing actually occurs, the “Closing Date”). The Closing will be effective at the Effective Time.

2.2 Deliveries by Seller. At the Closing, in addition to the items described in Article IX, Seller shall execute and deliver to Purchaser;

A.	original share certificates evidencing all of the Company Shares;

B.	an instrument of transfer duly executed by Seller transferring to Purchaser all of Seller’s right, title and interest in the Company Shares;

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(a) a registered agent certificate from the outgoing registered agent (the “Outgoing Registered Agent”) as to the good standing of the Company;

(b) a letter in the agreed form, signed by the Company, to and acknowledged by the Outgoing Registered Agent, amending the “client of record” from whom the Outgoing Registered Agent will take instructions in respect of the Company;

(c) a certified true copy of the Company’s:

(i) register of members, updated so as to reflect the transfer of the Shares to the Purchaser (or its nominee) as at the Closing Date; and

(ii) register of directors updated so as to reflect (as at the Closing Date) the resignation of the Directors and the appointment of any new directors referred to in Section 2.4.

(d) certified copy of the board resolution of the Company in the agreed form approving the transfer of the Company Shares, resignations of the Directors, appointment of the new directors, and change of Registered Agent and Registered Office.

2.3 Deliveries by Purchaser. At the Closing, in addition to items described in Article IX, Purchaser shall execute and deliver to (i) Seller an original stock or share certificate of Purchaser registered in the name of Seller, or in the name of any designee who the Seller specifies in writing to Purchaser at Closing, for the number of Purchaser Shares equal to the Purchase Price minus the number of Indemnification Escrow Shares; (ii) Escrow Agent an original stock or share certificate of Purchaser registered in the name of the Escrow Agent for the Indemnification Escrow Shares; and (iii) Menora Capital Pte. Ltd. an original stock or share certificate of Purchaser registered in the name of Menora Capital Pte. Ltd. for 200,000 Purchaser Shares.

2.4 Post-Closing Directors. The Parties shall take all necessary action prior to the Effective Time such that (a) each director of the Company in office immediately prior to the Effective Time shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director effective as of the Effective Time) and (b) each person identified by the Seller in writing to Purchaser prior to the Effective Time shall be appointed to the board of directors of the Purchaser, effective as of immediately following the Effective Time, and as of such time, shall be the only directors of the Purchaser (including by causing the Company Board to adopt resolutions prior to the Effective Time that expand or decrease the size of the Company Board, as necessary, and appoint such persons to the vacancies resulting from the incumbent directors’ respective resignations, or if applicable, the newly created directorships upon any expansion of the size of the Company Board). Each person appointed as a director pursuant to the preceding sentence shall remain in office until his or her successor is elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Organizational Documents of the Purchaser. At least a majority of the Post-Closing Board of Directors shall qualify as independent directors under the Securities Act and the rules of Nasdaq.

2.5 Post-Closing Officers. The Parties shall take all necessary actions so that the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Purchaser until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Organizational Documents of the Purchaser.

2.6 Directors of Purchaser. The Parties shall cause the Purchaser Board as of immediately following the Effective Time to include the following individuals: Kelvin Chen Wei Wen, Lim Thien Su Gerald, and David Francis Capes, and which shall also include one board nominee selected by the Sponsor, who shall serve as an independent director on the Purchaser Board. Each nominee shall hold office in accordance with the Organizational Documents of Purchaser.

Article III

Representations and Warranties of the Company

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Purchaser by Seller concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being agreed that for purposes of the representations and warranties set forth in this Article III, disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), the Company and Seller hereby jointly and severally represent and warrant to Purchaser as follows:

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3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, except in the case of the Company’s Subsidiaries, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has Made Available to Purchaser complete and correct copies of the Company’s Organizational Documents, each as amended prior to the execution of this Agreement, and complete and correct copies of its Subsidiaries’ Organizational Documents, each as amended prior to the execution of this Agreement, and each as Made Available to Purchaser is in full force and effect. Section 3.1 of the Company Disclosure Letter contains a true and correct list of each jurisdiction in which the Company and its Subsidiaries are organized and qualified to do business.

3.2 Capital Structure of the Company.

(a) Company Shares. Section 3.2(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the following true and correct information with respect to the Company Shares: (i) the authorized, issued and outstanding Company Shares, and (ii) the holders of the Company Shares. All of the issued and outstanding Company Shares (A) have been duly authorized and are validly issued, fully paid and nonassessable, (B) were offered, sold and issued in compliance in all material respects with applicable securities Laws, and (C) were not issued in breach or violation of the Company’s Organizational Documents or any preemptive rights, purchase option, call option, right of first refusal or offer, subscription right or any similar right.

(b) No Other Securities or Rights. Except as set forth in Section 3.2(a) of the Company Disclosure Letter, there are no (i) shares of any class or series of the Company authorized, issued, outstanding or reserved for issuance, (ii) options, warrants, convertible securities, subscription rights or other similar instruments or rights entitling its holder to receive or acquire shares of capital stock or other securities of the Company or any of its Subsidiaries or (iii) equity appreciation rights, restrict stock units, phantom stock or other securities, instruments or awards issued or granted as compensatory equity or pursuant any equity incentive arrangements of the Company. Except as set forth in the Company’s Organizational Documents or as set forth in Section 3.2(b) of the Company Disclosure Letter, none of the Company’s shares or other securities are subject to any preemptive rights, redemption rights, repurchase rights, rights of refusal or offer, tag-along rights, drag-along rights or other similar rights. The Company does not have outstanding any bonds, debentures, notes or other debt securities the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Except for the Organizational Documents of the Company or as set forth in Section 3.2(b) of the Company Disclosure Letter, as of the date of this Agreement, there are no shareholders agreements, investor rights agreements, voting agreements or trusts, proxies, or other agreements with respect to the voting or disposition of the Company Shares or any capital stock or equity securities of its Subsidiaries.

(c) Subsidiaries. Section 3.2(c) of the Company Disclosure Letter sets forth (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary and (ii) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person, other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than one percent (1%) of the outstanding capital stock of such company. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Encumbrance (other than such Encumbrances as created by such Subsidiary’s Organizational Documents or applicable securities Laws). Except as set forth in Section 3.2(c) of the Company Disclosure Letter, the Company has no other Subsidiaries and does not directly or indirectly own or hold any (i) equity securities, including any partnership, limited liability company or joint venture interests, in any other Person, (ii) securities convertible into or exchangeable for equity securities of any other Person or (iii) options or other rights to acquire equity securities of any other Person. The Company is not party to any Contract that obligates the Company to invest money in, loan money to or make any capital contribution to any other Person.

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3.3 Corporate Authority; Approval and Fairness. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party and to consummate the Transaction. This Agreement has been, and each Transaction Document to which the Company is a party will be, duly executed and delivered by the Company, and assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, as applicable, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

3.4 Governmental Filings; No Violations; Certain Contracts, Etc.

(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, clearances, expirations or terminations of waiting periods or authorizations (i) pursuant to BVI Law, (ii) under the Exchange Act and the Securities Act, and (iii) under state securities, takeover and “blue sky” Laws, no filings, notices, reports, consents, registrations, approvals, permits, clearances, expirations or terminations of waiting periods or authorizations are required to be made by the Company with, or obtained by the Company from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Transaction, or in connection with the continuing operation of the business of the Company and its Subsidiaries following the Effective Time, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transaction.

(b) The execution, delivery and performance of this Agreement and the Transaction Documents by the Company do not, and the consummation of the Transaction by the Company will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the material assets of the Company or any of its Subsidiaries pursuant to any Contract binding upon the Company or any of its Subsidiaries, or assuming (solely with respect to performance of this Agreement and consummation of the Transaction) compliance with the matters referred to in Section 3.4(a), under any Law to which the Company or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon the Company or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transaction.

3.5 Financial Statements; Internal Controls.

(a) Section 3.5 of the Company Disclosure Letter sets forth the audited balance sheets of the Company’s Subsidiaries listed thereon as of December 31, 2020 and the audited statement of operations, statements of comprehensive income (loss), statements of shareholders’ equity and statements of cash flows of such Subsidiaries for the year ended December 31, 2020, together with the auditor’s reports thereon (the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) present fairly, in all material respects, the financial position, results of operations, income (loss), changes in equity and cash flows of such Subsidiaries as of the dates and for the periods indicated in such Financial Statements, in each case, in conformity with generally accepted accounting principles as in effect in Singapore, consistently applied during the periods involved, and were derived from, and accurately reflect in all material respects, the books and records of such Subsidiaries regularly maintained by management and used to prepare the Financial Statements. Such financial books and records provide a fair and accurate basis in all material respects for the preparation of the Financial Statements. No director or officer of the Company or, to the Knowledge of the Company, external auditor, external accountant or similar authorized Representative of the Company, has received or otherwise been made aware of any material complaint, allegation or claim, whether written or oral, alleging any improper accounting or auditing practices, procedures, methodologies or methods of the Company or its respective internal accounting controls. The Company has not identified, or been advised by its external accountants of, any fraud or allegation of fraud, committed by management or other Persons who have a role in the Company’s internal control controls over financial reporting, in each case, with respect to the business of the Company.

(b) The Company and its Subsidiaries maintain a system of internal accounting controls designed, and which Company believes is sufficient, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or in relation to the Singapore subsidiaries generally accepted accounting principles as in effect in Singapore (as applicable) in conformity with the historical accounting policies and procedures of the Company, consistently applied, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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3.6 Absence of Certain Changes. Since the Balance Sheet Date, the Company and its Subsidiaries have conducted their business and operations in the ordinary course of business. Without limiting the generality of the foregoing, except as set forth on Section 3.6 of the Company Disclosure Letter, since the Balance Sheet Date, there has not been:

(a) any Material Adverse Effect;

(b) any transaction, Contract or other instrument entered into, or commitment made, by the Company or its Subsidiaries, or any of the assets of the Company or its Subsidiaries (including the acquisition or disposition of any assets) or any relinquishment by the Company or its Subsidiaries of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all material respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or share capital or other equity interests in the Company or its Subsidiaries; (ii) any issuance by the Company or its Subsidiaries of shares of capital stock or other equity interests in the Company or its Subsidiaries, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company or its Subsidiaries of any outstanding shares or shares of capital stock or other equity interests;

(d) (i) any creation or other incurrence of any Encumbrance other than Permitted Encumbrances on any of the Company or its Subsidiaries’ assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company or its Subsidiaries, in each case other than in the ordinary course of business of the Company or its Subsidiaries;

(e) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company or its Subsidiaries;

(f) any material labor dispute, other than routine individual grievances, or any material activity or proceeding by a labor union or representative thereof to organize any employees of the Company or its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or its Subsidiaries;

(g) any sale, transfer, lease to others or otherwise disposition of any of its material assets by the Company or its Subsidiaries except for inventory, licenses or services sold in the ordinary course of business or immaterial amounts of other tangible personal property not required by their business;

(h) (i) any amendment to or termination of any Company Material Contract, (ii) any amendment to any material license or material permit from any Governmental Entity held by the Company or its Subsidiaries, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii); and (iv) a material default by the Company or its Subsidiaries under any Company Material Contract, or any material license or material permit from any Governmental Entity held by the Company or its Subsidiaries, other than in the cases of each of clauses (i) through (iv), as provided for in this Agreement or the Transaction or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(i) other than in the ordinary course of business, any capital expenditure by the Company or its Subsidiaries in excess in any fiscal month of $100,000 per one transaction or entering into any lease of capital equipment or property under which the annual lease charges exceed $200,000 in the aggregate by the Company or its Subsidiaries;

(j) any institution of any Proceeding, settlement or agreement to settle any Proceeding before any court or Governmental Entity relating to the Company or its Subsidiaries or their property, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect;

(k) any loan of any monies to any Person or guarantee of any obligations of any Person by the Company or its Subsidiaries, other than accounts payable and accrued liabilities in the ordinary course of business;

(l) except as required by GAAP or in relation to the Singapore subsidiaries generally accepted accounting principles as in effect in Singapore (as applicable), any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company or its Subsidiaries or any material revaluation of any of the assets of the Company or its Subsidiaries;

(m) any material amendment to the Company or its Subsidiaries’ Organizational Documents, or any engagement by the Company or its Subsidiaries in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar material transaction, other than as provided for in this Agreement or the Transaction;

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(n) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business) or business of any Person, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect;

(o) any material Tax election made by the Company or its Subsidiaries outside of the ordinary course of business, or any material Tax election changed or revoked by the Company or its Subsidiaries; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company or its Subsidiaries; any annual Tax accounting period changed by the Company or its Subsidiaries; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax (other than an ordinary commercial agreement the principal purpose of which does not relate to Taxes) entered into by the Company or its Subsidiaries; or any right to claim a material Tax refund surrendered by the Company or its Subsidiaries; or

(p) any undertaking of any legally binding obligation to do any of the foregoing.

3.7 Liabilities.

(a) As of the date of this Agreement, there are no liabilities of the Company or any of its Subsidiaries that would be required to be set forth or reserved for on a balance sheet of the Company and its Subsidiaries (and the notes thereto) prepared in accordance with GAAP or in relation to the Singapore subsidiaries generally accepted accounting principles as in effect in Singapore (as applicable) consistently applied and in accordance with past practice, except for liabilities (a) reflected or reserved against in the Financial Statements or disclosed in the notes thereto, (b) incurred in the ordinary course of business between the Balance Sheet Date and the date hereof, (c) incurred in connection with this Agreement, (d) disclosed in the Company Disclosure Letter or (e) future executory liabilities arising under Contracts or Permits binding on the Company or any of its Subsidiaries or pursuant to which their respective assets are bound (other than those resulting from any breach of or default under such Contract or Permit)

(b) Set forth in Section 3.7(b) of the Company Disclosure Letter is a list of all Indebtedness of the Company and its Subsidiaries for borrowed money. Neither the Company nor any of its Subsidiaries has guaranteed any other Person’s Indebtedness for borrowed money.

3.8 Litigation.

(a) Except as set forth in Section 3.8(a) of the Company Disclosure Letter, as of the date hereof, there are no Proceedings pending and served on the Company and/or the Subsidiaries, or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their predecessors or against any officer, director, shareholder, employee or agent of the Company or any of its Subsidiaries in their capacity as such or relating to their employment services or relationship with the Company, its Subsidiaries, or any of their Affiliate, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transaction.

(b) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Governmental Order that restricts the manner in which the Company or any of its Subsidiaries conducts its business, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transaction.

3.9 Compliance with Laws; Permits.

(a) Each of the Company and its Subsidiaries are, and since the Look-Back Date have been in compliance with all applicable Laws, except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole or prevent, materially delay or materially impair the ability of the Company to consummate the Transaction. The Company has not received any written notice of any noncompliance with any such Laws that has not been cured as of the date of this Agreement, except for any noncompliance that would not, individually or in the aggregate with other instances of noncompliance, reasonably be expected to be to material to the Company taken as a whole, or prevent, materially delay or materially impair the ability of the Company to consummate the Transaction.

(b) To the Knowledge of the Company and/or the Subsidiaries, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending and served on the Company and/or Subsidiaries or threatened in writing.

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(c) The Company and each of its Subsidiaries has obtained and is in compliance in all material respects with all Permits necessary to conduct their respective businesses as presently conducted. No Permits shall cease to be effective as a result of the consummation of the Transaction, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The Company, its Subsidiaries, and to the Knowledge of the Company, their respective Representatives acting on behalf of the Company or its Subsidiaries are in compliance with, and since the Look-Back Date have complied in all material respects with, (i) the Prevention of Corruption Act 1960 of Singapore, the Penal Code 1871 of Singapore and the subsidiary legislation, (ii) the provisions of all applicable anti-bribery, anti-corruption and anti-money laundering Laws ((i) and (i) collectively, “Anti-Bribery Laws”) of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business on behalf of the Company or any of its Subsidiaries, except for any noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company, any of its Subsidiaries, or to the Knowledge of the Company, any of their respective Representatives acting on behalf of the Company or its Subsidiaries have paid, offered or promised to pay, or authorized or ratified the payment, directly or knowingly indirectly, of any unlawful bribes, kickbacks or other similar payments, to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Entity to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage, in each case, in violation in any material respect of any Anti-Bribery Laws.

(e) The Company and each of its Subsidiaries is, and since the Look-Back Date have been, in compliance with relevant sanctions and export control Laws and regulations in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction (collectively, “Export and Sanctions Regulations”), except for any noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) The Company is not conducting and has not conducted a “regulated activity” under a “regulatory enactment” as defined under the Regulatory Code (Revised Edition 2020) of the British Virgin Islands and in particular (without limit) is not carrying on and has not carried on un-authorised investment business for the purposes of the Securities and Investment Business Act (Revised Edition 2020) of the British Virgin Islands.

(g) Reserved.

(h) All returns, particulars, resolutions and other documents that the Company is required by law to file with, or deliver to, the Registrar of Corporate Affairs at the BVI Financial Services Commission or with the BVI International Tax Authority or any other governmental or regulatory authority have been correctly made up and duly filed or delivered.

(i) Reserved.

3.10 Employee Benefits.

(a) Section 3.10(a) of the Company Disclosure Letter sets forth an accurate and complete list of each material Company Benefit Plan.

(b) With respect to each material Company Benefit Plan, the Company has Made Available to Purchaser, to the extent applicable, accurate and complete copies of (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles, (ii) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report and (iv) all material and non-routine correspondence to or from any Governmental Entity received in the last three years with respect to any Company Benefit Plan.

(c) Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Company Benefit Plan has been established, operated and administered in compliance with its terms and applicable Law, (ii) all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and (iii) there are no Proceedings (other than routine claims for benefits) pending and served on the Company and/or Subsidiaries or, to the Knowledge of the Company, threatened in writing by a Governmental Entity by, on behalf of or against any Company Benefit Plan that could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

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3.11 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or like organization, and to the Knowledge of the Company, there are no activities or Proceedings which have been served on the Company and/or its Subsidiaries by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries.

(b) As of the date of this Agreement and since the Look-Back Date, there is no, and has not been any, strike, lockout, slowdown, work stoppage, unfair labor practice or other material labor dispute, or material arbitration or grievance pending, or to the Knowledge of the Company, threatened in writing that would reasonably be expected to interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries or prevent, materially delay or materially impair the ability of the Company to consummate the Transaction. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Law respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has incurred any liability or obligation under any applicable Law requiring advance notice of mass layoffs that remains unsatisfied.

(c) Neither the Company nor its Subsidiaries currently have, or have ever had any, employees, workers, staff or any persons who could be deemed to be employees, workers or staff resident in the British Virgin Islands.

(d) Neither the Company nor its Subsidiaries currently have, or have ever had any liability to pay British Virgin Islands payroll taxes or make social security contributions.

(e) Every employee of the Company and its Subsidiaries who requires an employment pass, work pass, work permits, or other required permit to work in the relevant country of employment has a current employment pass, work pass, work permits, or such other required permit and all necessary permission to remain in that country.

(f) All deductions and payments required to be made by the Company and its Subsidiaries in respect of any central provident fund (if applicable), pension funds (if applicable), gratuity fund (if applicable), superannuation fund (as applicable) and all other statutory contributions (including employer’s contributions) in relation to the remuneration of the employees (if applicable) to any relevant competent authority have been so made.

3.12 Environmental Matters. (a) The Company and its Subsidiaries have, since the Look-Back Date, complied in all material respects with all applicable Environmental Laws; (b) to the Knowledge of the Company, no property currently or formerly owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings and surface and subsurface structures) is contaminated with any Hazardous Substance; (c) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to material liability for any Hazardous Substance disposal or contamination on any third party property; (d) neither the Company nor any of its Subsidiaries has received any written notice, demand letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (e) neither the Company nor any of its Subsidiaries is subject to any current Governmental Order relating to any non-compliance with any Environmental Law by the Company or its Subsidiaries; and (f) to the Knowledge of the Company, there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any material claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law.

3.13 Tax Matters. Seller, the Company and each of its Subsidiaries (i) have filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them with the appropriate Taxing authority, and all such filed Tax Returns are complete and accurate in all material respects; and (ii) have paid all material Taxes that are required to be paid by them (whether or not shown on any Tax Returns), except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(a) No deficiency with respect to material Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, except for deficiencies which have been fully satisfied by payment, settled, withdrawn or otherwise resolved. To the best of the Knowledge, information and belief of the Company and the Subsidiaries, there are no Proceedings pending and served on the Company and/or the Subsidiaries or threatened in writing regarding any material Taxes of the Seller, the Company and its Subsidiaries.

(b) There are no material Encumbrances for Taxes (except Permitted Encumbrances) on any of the assets of Seller, the Company or any of its Subsidiaries.

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(c) None of Seller, the Company, and any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Seller, the Company and its Subsidiaries, and other than any commercial contract entered into by the Seller, the Company or its Subsidiaries the primary subject of which is not Taxes).

(d) None of Seller, the Company or any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries) or (B) has any material liability for the Taxes of any person (other than Seller, the Company or any of its Subsidiaries) under any applicable Laws with respect to Taxes, as a transferee or successor or by contract (other than liabilities pursuant to a commercial contract entered into by the Company or its Subsidiaries the primary subject of which is not Taxes).

(e) Each Subsidiary of the Company which is incorporated in Singapore has been resident for tax purposes in Singapore and nowhere else at all times since its incorporation and will be so resident at Closing.

(f) In relation to stamp duty assessable or payable in Singapore or elsewhere in the world, all documents the enforcement of which the Company and its Subsidiaries may be interested have been duly stamped and no document belonging to the Company and its Subsidiaries now or at Closing which is subject to stamp duty is or will be unstamped or insufficiently stamped.

3.14 Real and Personal Property.

(a) Neither the Company nor its Subsidiaries owns any real property.

(b) Section 3.14(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and correct list of each real property lease or sublease entered into by the Company or any Subsidiary (the “Leases”). Each of the Leases has been duly stamped. The Company or one of its Subsidiaries holds a valid and enforceable leasehold interest (or the equivalent in any jurisdiction outside the U.S.) under such Leases, free and clear of all Encumbrances created by the Company or its Subsidiaries, other than (i) Encumbrances that do not materially affect the use of such real property by the Company or its Subsidiary, and (ii) Permitted Encumbrances. Each Lease is a valid and binding obligation on the Company or its Subsidiaries, and to the Knowledge of the Company, the other parties thereto, and is enforceable and in full force and effect in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither the Company nor its Subsidiaries has delivered or received any written notice of any default or breach of any Lease which has not been cured. The Company has Made Available to Purchaser true and correct copies of the Leases.

(c) Except for assets sold, consumed or disposed of in the ordinary course of business since the Balance Sheet Date, the Company and its Subsidiaries own good title to, or hold a valid leasehold interest in or license to, all of their material tangible personal property shown to be owned or leased by it on the Financial Statements or acquired after the date thereof, free and clear of all Encumbrances, other than Permitted Encumbrances.

(d) Neither the Company nor its Subsidiaries own any land or buildings or have an interest in any land or buildings situated in the British Virgin Islands.

(e) Neither the Company nor its Subsidiaries have or have had any liability or have or have been assessed to pay stamp duty under the Stamp Act (Cap 212) or the Non-Belongers Land Holding Regulations Act (Cap 122) of the British Virgin Islands.

3.15 Intellectual Property; IT Assets.

(a) Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list of all (i) Patents, (ii) trademark registrations and pending trademark applications, (iii) registered copyrights and pending copyright applications (iv) internet domain name registrations, in each case that are owned by the Company or any of its Subsidiaries (collectively, the “Scheduled Intellectual Property”). All of the registrations and applications within the Scheduled Intellectual Property are subsisting, in full force and effect, and have not been cancelled, expired, abandoned, or otherwise terminated, and payment of all renewal and maintenance fees due in respect thereto, and all filings related thereto, have been duly made. To the Knowledge of the Company, all such registrations and issuances within the Scheduled Intellectual Property are valid. Immediately after the Closing, the Company and its Subsidiaries will continue to have all rights in and to and including the right to exploit all Owned Intellectual Property on substantially similar terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing.

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(b) The Company exclusively owns all right, title and interest in and to the Owned Intellectual Property free and clear of all Encumbrances. Except as set forth on Section 3.15(b) of the Company Disclosure Letter, (i) no Owned Intellectual Property is or has been, since the Look-Back Date, the subject of any opposition, cancellation, or similar Proceeding before any Governmental Entity other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, and copyright prosecution Proceedings), and to the Knowledge of the Company, no such Proceeding is or has been threatened in writing, (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative, or other Governmental Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property, and (iii) neither the Company nor any of its Subsidiaries is or has been, since the Look-Back Date, subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property, and to the Knowledge of the Company, no such Proceeding is or has been threatened in writing.

(c) To the Knowledge of the Company, neither the Company nor its Subsidiaries has a valid and continuing license to use any Licensed Intellectual Property.

(d) To the Knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, (i) as is currently conducted, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries does not infringe, misappropriate, or violate any Intellectual Property of any Person, (ii) as was conducted since the Look-Back Date, including any use of the Owned Intellectual Property as previously used by the Company or any of its Subsidiaries since the Look-Back Date, did not infringe, misappropriate, or violate any Intellectual Property (excluding Patents) of any Person, and (iii) as was conducted in the since the Look-Back Date, including any use of the Owned Intellectual Property as previously used by the Company or any of its Subsidiaries over such period, did not infringe, misappropriate, or violate any Patents of any Person. Except as set forth in Section 3.15(d) of the Company Disclosure Letter, there is no Proceeding pending or threatened in writing in which it is alleged that the Company or any of its Subsidiaries is infringing, misappropriating, or violating the Intellectual Property of any Person, and there is no existing fact or circumstances that to the Knowledge of the Company that would reasonably be expected to result in such a Proceeding.

(e) Section 3.15(e) of the Company Disclosure Letter sets forth a true, accurate, and complete list, as of the date of this Agreement, of pending Proceedings in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company or any of its Subsidiaries to Owned Intellectual Property. Except as would not have a Material Adverse Effect or except as set forth in Section 3.15(e) of the Company Disclosure Letter, to the Knowledge of the Company, no Person (i) is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property, (ii) was since the Look-Back Date infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property (excluding Patents), and (iii) was since the Look-Back Date infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Patents owned or purported to be owned by the Company or any of its Subsidiaries.

(f) Each current and former officer, employee, contractor and other Person that in each case was materially involved in the development or creation of any Intellectual Property on behalf of the Company or any of its Subsidiaries has executed a written agreement with the Company or applicable Subsidiary (i) obligating such person to maintain the confidentiality of the Company’s or applicable Subsidiary’s confidential information both during and after the term of such Person’s employment or engagement; (ii) containing work-made-for-hire provisions for copyrightable Intellectual Property authored by such Person during the term of such Person’s employment or engagement; and (iii) assigning to the Company or Subsidiary all right, title, and interest in and to such Intellectual Property. To the Knowledge of the Company, no Governmental Entity or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(g) The Company and each of its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent, independent contractor, or consultant of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or Subsidiary.

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(h) The Company and its Subsidiaries have implemented, and are operating in material compliance with, policies, programs and procedures that are required to be implemented by applicable Laws, and other policies, programs and procedures that are commercially reasonable and consistent with reasonable industry practices, including administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. The Company and its Subsidiaries maintain commercially reasonable controls and controls required to be implemented by applicable Laws for all material information technology systems owned by the Company and/or its Subsidiaries, including computers, software, networks, and all associated hardware, equipment, interfaces, platforms, and peripherals (collectively, the “Computer Systems”) that are designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized access, loss, or other misuse, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures, business continuity procedures and encryption technology. To the Knowledge of the Company, since the Look-Back Date, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, or any unauthorized intrusions or use, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems, and to the Knowledge of the Company, there have not been any unauthorized access or use of any information (including Sensitive Data) stored thereon or transmitted thereby except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as would not have a Material Adverse Effect on the Company or as not required by applicable Laws, the Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its business (including third Person audits of Computer Systems). The Computer Systems are (i) sufficient in all material respects for the current operations of the Company and its Subsidiaries and, to the Knowledge of the Company, all currently contemplated operations, and (ii) operate in material conformance with their documentation and without any material defect, unavailability, virus, malware or error.

(i) The Company and its Subsidiaries do not transfer or transmit any Sensitive Data to any third parties, including any providers of information technology services.

(j) To the Knowledge of the Company, since the Company’s inception, no IT Provider has notified the Company in writing of (i) any breach of security or unauthorized use, access or disclosure to third parties, or (ii) any circumstances that reasonably give rise to the belief that a breach of security or otherwise unauthorized use or access by or disclosure to third parties, by any such IT Provider or its employees, consultants or contractors has occurred with respect to any Personal Data or Protected Health Information in the possession, custody or control of any such IT Provider.

(k) The Company and its Subsidiaries have in place and have previously had in place commercially reasonable policies (including a privacy policy), rules, and procedures including those required to be implemented by applicable Laws (the “Privacy Policy”) regarding the Company’s and its Subsidiaries’ collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ Personal Data. The Company and its Subsidiaries have materially complied with the then applicable Privacy Policy and all applicable Laws relating to the collection, use, storage and transfer of personal data. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transaction do not violate any such Privacy Policies and Company has Made Available to Purchaser true, correct and complete copies of such Privacy Policies.

(l) Except as would not, individually or in the aggregate, have a Material Adverse Effect, no Proceedings are pending and served on the Company or, to the Knowledge of the Company, threatened in writing against the Company and/or its Subsidiaries relating to the collection, use, dissemination, storage and protection of Personal Data.

(m) Except as set forth in Section 3.15(m) of the Company Disclosure Letter none of the tangible embodiments of Owned Intellectual Property (including Software) is currently or was in the past distributed or used by the Company or any Subsidiary with any Public Software in a manner that requires that any of the Owned Intellectual Property (in whole or in part) or tangible embodiments thereof be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered. Section 3.15(m) of the Company Disclosure Letter further identifies the Public Software with which such identified tangible embodiments were distributed or used.

(n) Except as set forth on Section 3.15(n) of the Company Disclosure Letter, no Person other than the Company and the Subsidiaries and their employees and contractors (i) has a right to access or possess any source code of the software within the Owned Intellectual Property, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the Transaction.

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3.16 Insurance. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries are in full force and effect. The Company and its Subsidiaries have also taken out all Insurance Policies as required by applicable Law. All premiums due with respect to all Insurance Policies have been paid. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transaction), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has Made Available to Purchaser true and correct copies in all material respects of the Insurance Policies.

3.17 Company Material Contracts.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of the following Contracts to which the Company or any of its Subsidiaries is a party (the “Company Material Contracts”):

(i) any Contract that requires, during the remaining term of such Contract, annual payments (A) to the Company and its Subsidiaries of more than $200,000 (or its equivalent) or (B) from the Company and its Subsidiaries of more than $100,000 (or its equivalent);

(ii) any Contract that cannot be terminated by the Company or its Subsidiaries on less than ninety (90) days’ notice (without a monetary penalty) and requires, during the remaining term of such Contract, annual payments (A) to the Company and its Subsidiaries of more than $200,000 (or its equivalent) or (B) from the Company and its Subsidiaries of more than $100,000 (or its equivalent);

(iii) any partnership, joint venture, strategic alliance or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, joint venture or strategic alliance that is material to the business of the Company and its Subsidiaries taken as a whole;

(iv) any Contract entered into in connection with an acquisition or disposition by the Company or its Subsidiaries since Look-Back Date involving consideration in excess of $100,000 (or its equivalent) of any Person or other business organization, division or business of any Person (whether by merger or consolidation, by the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner);

(v) any Contract with outstanding obligations for the sale or purchase of personal property or fixed assets having a value individually, with respect to all sales thereunder, in excess of $200,000 (or its equivalent) or, with respect to all purchases thereunder, in excess of $100,000 (or its equivalent), other than sales or purchases in the ordinary course of business and sales of obsolete equipment;

(vi) any Contract (other than solely among direct or indirect wholly owned Subsidiaries of the Company) relating to Indebtedness for borrowed money in excess of $100,000 (or its equivalent);

(vii) any Contract that contain provisions that (A) expressly limit in any material respect either the type of business in which the Company or its Subsidiaries (, or after the Effective Time, Purchaser) may engage in or the manner or locations in which any of them may so engage in, (B) grants “most favored nation” status that, following the Transaction, would apply to Purchaser, including after the Closing or (C) expressly prohibits or limits the rights of the Company or any of its Subsidiaries to make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets;

(viii) any IP Contract;

(ix) any Contract pursuant to which the Company or any of its Subsidiaries has agreed to provide any third party with access to source code for any material Software included in the Intellectual Property of the Company, or to provide for such source code to be placed in escrow or a similar arrangement for the benefit of a third party (including upon the occurrence of specified events);

(x) any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning 5.00% or more of the outstanding Company Shares or any of their respective Affiliates, on the other hand;

(xi) any other Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 3.17 and expected to result in revenue or requiring expenditures in excess of $200,000 (or its equivalent) in the calendar year ending December 31, 2022 or any subsequent calendar year.

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(b) A true and correct copy of each Company Material Contract has been Made Available to Purchaser. Except for any Company Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, each Company Material Contract is valid, binding and enforceable, subject to the Bankruptcy and Equity Exception, against the Company or its Subsidiaries, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no default under any such Contracts by the Company or its Subsidiaries, or to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or to the Knowledge of the Company, any other party thereto, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.18 Brokers and Finders. Except as set forth on Section 3.18 of the Company Disclosure Letter, neither the Company nor any of its directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees on behalf of the Company in connection with the Transaction.

3.19 Suppliers and Customers.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true and correct list of (i) the top ten (10) suppliers (each, a “Company Top Supplier”) and (ii) the top ten (10) customers (each, a “Company Top Customer”), respectively, by the aggregate dollar amount of payments to or from, as applicable, such supplier or customer, during the twelve (12) months ended December 31, 2021.

(b) Except as set forth on Section 3.19(b) of the Company Disclosure Letter, none of the Company Top Customers or Company Top Suppliers has, as of the date of this Agreement, notified the Company or any of the Company’s Subsidiaries in writing: (i) that it will, or to the Knowledge of the Company, has threatened to, terminate, cancel, materially limit or materially alter and adversely modify any of its existing business with the Company or any of the Company’s Subsidiaries (other than due to the expiration of an existing contractual arrangement); or (ii) that it is in a material dispute with the Company or its Subsidiaries or their respective businesses.

3.20 Proxy Statement. None of the information relating to the Company or its Subsidiaries supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion in the Proxy Statement contains any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.21 Compliance with Privacy Laws, Privacy Policies and Certain Contracts.

(a) Except as set forth in Section 3.21(a) of the Company Disclosure Letter:

(i) since the Look-Back Date, the Company, its Subsidiaries, their respective officers, directors, managers, and employees, and to the Knowledge of the Company, the Company’s or its Subsidiaries’ agents, subcontractors and vendors to whom Company has given access to Personal Data or Protected Health Information, are in compliance in all material respects with all applicable Privacy Laws;

(ii) (A) since the Look-Back Date, neither the Company nor its Subsidiaries have been charged in or identified in writing as a target or subject of, or to the Knowledge of the Company threatened in writing to be charged in or identified as a target or subject of, an investigation, audit or inquiry under any Privacy Law and (B) to the Knowledge of the Company, neither the Company nor its Subsidiaries is currently under investigation or review with respect to any suspected or actual violation of any Privacy Law;

(iii) since the Look-Back Date, there has been no material: (1) loss, (2) damage or unauthorized access, (3) unauthorized use, (4) unauthorized disclosure or modification, or (5) breach of security, with respect to the Company’s or its Subsidiaries’ collection, creation, use, disclosure, transmission, storage or maintenance of Personal Data or Protected Health Information maintained by or on behalf of the Company or its Subsidiaries (including, to the Knowledge of the Company, by any agent, subcontractor or vendor of the Company or its Subsidiaries);

(iv) since the Look-Back Date, all (1) loss, (2) damage or unauthorized access, (3) unauthorized use, (4) unauthorized disclosure or modification, or (5) breach of security in respect of the Personal Data or Protected Health Information referred to in clause (iii) above has been handled, and where necessary, reported to the relevant Governmental Entities and affected individuals, in accordance with applicable Law; and

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(v) No Person, including any Governmental Entity, has made any written claim or commenced and served any Proceeding with respect to any violation of any Privacy Law by the Company or its Subsidiaries or, and, to the Knowledge of the Company, a subcontractor, agent or vendor of the Company or its Subsidiaries, and neither the Company nor the Subsidiaries have been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Data or Protected Health Information maintained by or on behalf of the Company or its Subsidiaries (including by any agent, subcontractor or vendor of the Company or its Subsidiaries).

3.22 Compliance with Health Care Laws and Certain Contracts. Except as set forth on Section 3.22 of the Company Disclosure Letter:

(a) the Company, including the conduct of its business, is and has been at all times since the Company’s inception in compliance in all material respects with all applicable Health Care Laws;

(b) (A) since the Company’s inception, the Company has not been charged in or identified as a target or subject of, or threatened to be charged in or identified as a target or subject of, an investigation, audit or inquiry by any Person or Governmental Entity under any Health Care Law and (B) to the Knowledge of the Company, the Company is not currently under investigation or review with respect to any suspected or actual violation of any Health Care Law;

(c) No Person, including any Governmental Entity, has made any written claim or commenced and served any Proceeding which has been served on the Company or its Subsidiaries with respect to any violation of any Health Care Law by the Company or, to the Knowledge of the Company, a subcontractor or agent of the Company, and the Company has not been given written notice of any potential criminal, civil or administrative violation of any Health Care Law;

(d) none of the Company or any of its current officers, directors, managers, employees or, to the Knowledge of the Company, any of its agents or subcontractors has engaged or is engaging, in any activities which are cause for civil monetary or criminal penalties or mandatory or permissive exclusion from any MediShield, MediSave, CareShield Life, the Community Health Assist Scheme, or any other similar reimbursement program under applicable Laws (each, a “Health Care Program”); and

(e) none of the Company or its officers, directors, managers, employees, or, to the Knowledge of the Company, its agents or subcontractors has been, is currently or imminently will be excluded, debarred, suspended, or otherwise ineligible to participate in any Health Care Program or has been charged with or convicted of a criminal offense, but has not yet been excluded, debarred, suspended, or otherwise declared ineligible;

(f) the Company has truthfully and accurately completed and submitted all applications, forms and filings required to be submitted to all Governmental Entities, and their contractors, with respect to accessing eligibility information or claims systems, or submitting claims or appeals on behalf of its customers;

(g) the Company has obtained, maintains and has maintained at all times all required registrations and enrollments with all Governmental Entities, with respect to accessing eligibility information or claims systems, or submitting claims or appeals on behalf of its customers; and

(h) the Company has Made Available to Purchaser all written communications with Governmental Entities, or their contractors, regarding disputes, inquiries or investigations pertaining to the Company’s access to such claims system and has resolved all such disputes, inquiries, and investigations.

3.23 Related Party Transactions.

(a) Section 3.23 of the Company Disclosure Letter sets forth a true and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between January 1, 2019 and the date hereof, between the Company or any of its Subsidiaries, on the one hand, and any current Affiliate of the Company or any of its Subsidiaries on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed during the period beginning January 1, 2019 and ended on the date hereof by any current Affiliate to the Company or any of its Subsidiaries.

(b) Neither the Seller nor any of its Affiliates own or have any rights in or to any of the material assets, properties or rights used by the Company.

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3.24 No Outside Reliance. Notwithstanding anything contained in this Section 3.24 or any other provision hereof, Purchaser and its respective Representatives acknowledge and agree that Purchaser has made its own investigation of the Company and that none of the Company or any other Person is making any representation or warranty whatsoever, express or implied, relating to Company or any of its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, except for those representations and warranties made by the Company that are expressly set forth in Article III or in the Company Closing Certificate. Without limiting the foregoing, Purchaser understands and agrees that any financial projections, predictions, forecasts, estimates, budgets or prospective information relating to the Company, any of its Affiliates or any of their respective businesses that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Purchaser or its representatives) or reviewed by Purchaser pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Purchaser or any of its Affiliates, or any of their Representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing. Except as otherwise expressly provided in the representations and warranties made by the Company that are expressly set forth in Article III, Purchaser understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and subject to, with all faults and without any other representation or warranty of any nature whatsoever.

3.25 No Other Representations or Warranties. Except for the representations and warranties made by the Company that are expressly set forth in this Article III (as modified by the Company Disclosure Letter) or expressly made in the Company Closing Certificate, neither the Company nor any other Person makes any express or implied representation or warranty relating to Company or any of its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company expressly disclaims any such other representations or warranties. In particular, without limiting the foregoing, neither the Company nor any other Person makes or has made any representation or warranty to Purchaser or any of its respective Affiliates or Representatives with respect to (a) any projections, predictions, forecast, estimate, budget or prospective information relating to the Company, any of its Affiliates or any of their respective businesses or (b) any oral, or except for the representations and warranties made by the Company that are expressly set forth in this Article III or in the Company Closing Certificate, written information Made Available to Purchaser in the course of its evaluation of the Company, the negotiation of this Agreement or in the course of the Transaction.

Article IV

Representations and Warranties of Seller

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Purchaser by Seller concurrently with the execution and delivery of this Agreement (the “Seller Disclosure Letter”) (it being agreed that for purposes of the representations and warranties set forth in this Article IV, disclosure of any item in any section or subsection of the Seller Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), Seller hereby represents and warrants to Purchaser as follows:

4.1 Organization, Good Standing and Qualification. Seller is a BVI business company duly organized, validly existing and in good standing under the BVI Company Law. Seller has Made Available to Purchaser complete and correct copies of the Seller’s Organizational Documents, each as amended prior to the execution of this Agreement, each as amended prior to the execution of this Agreement, and each as Made Available to Purchaser is in full force and effect. Section 4.1 of the Seller Disclosure Letter contains a true and correct list of each jurisdiction in which the Seller is organized and qualified to do business.

4.2 Capital Structure of Seller.

(a) Section 4.2(a) of the Seller Disclosure Letter sets forth Seller’s record and beneficial ownership of the Company Shares. Other than the Company Shares listed on Section 4.2(a) of the Seller Disclosure Letter, there are no other equity interests or rights to acquire equity interests in the Company. Seller has good and valid title to the Company Shares set forth its opposite name on Section 4.2(a) of the Seller Disclosure Letter, free and clear of all Encumbrances (other than restrictions that may be imposed by applicable securities Laws). Assuming the Purchaser has the requisite corporate power and authority to be the lawful owner of the Company Shares, upon delivery to the Purchaser at the Closing of certificates or instruments representing the Company Shares, duly endorsed by Seller for transfer, and upon receipt of the Purchase Price and the satisfaction of other applicable conditions hereunder, good and valid title to the Company Shares will pass to the Purchaser, free and clear of any Encumbrances (other than restrictions that may be imposed by applicable securities Laws).

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(b) Subsidiaries. Section 4.2(b) of the Seller Disclosure Letter sets forth (i) each of Seller’s Subsidiaries other than the Company and the ownership interest of Seller in each such Subsidiary and (ii) Seller’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person, other than securities in a publicly traded company held for investment by Seller or any of its Subsidiaries and consisting of less than one percent (1%) of the outstanding capital stock of such company. Each of the outstanding shares of capital stock or other securities of each of Seller’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and owned by Seller or by a direct or indirect wholly owned Subsidiary of Seller, free and clear of any Encumbrance (other than such Encumbrances as created by such Seller’s Organizational Documents or applicable securities Laws). Except as set forth in Section 4.2(b) of the Company Disclosure Letter, Seller has no other Subsidiaries and does not directly or indirectly own or hold any (i) equity securities, including any partnership, limited liability company or joint venture interests, in any other Person, (ii) securities convertible into or exchangeable for equity securities of any other Person or (iii) options or other rights to acquire equity securities of any other Person. Seller is not party to any Contract that obligates Seller or the Company to invest money in, loan money to or make any capital contribution to any other Person.

4.3 Corporate Authority; Approval and Fairness. Seller has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party and to consummate the Transaction. This Agreement has been, and each Transaction Document to which Seller is a party will be, duly executed and delivered by Seller, and assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, as applicable, a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Seller Shareholder Approval is the only vote of the holders of any class or series of capital stock of Seller required to approve and adopt this Agreement and approve the Transaction. The Seller Board has (i) determined that the Transaction is fair to, and in the best interests of Seller and the Company, and the Seller Shareholders, approved and declared advisable this Agreement and the Transaction, and resolved to recommend adoption of this Agreement and (ii) be submitted to Seller Shareholder for its approval.

4.4 Governmental Filings; No Violations; Certain Contracts, Etc.

(a) Except as set forth on Section 4.4 of the Seller Disclosure Letter, no other filings, notices, reports, consents, registrations, approvals, permits, clearances, expirations or terminations of waiting periods or authorizations (i) pursuant to BVI Law, (ii) under the Exchange Act and the Securities Act, and (iii) under applicable state securities, takeover and “blue sky” Laws, no filings, notices, reports, consents, registrations, approvals, permits, clearances, expirations or terminations of waiting periods or authorizations are required to be made by Seller with, or obtained by the Seller from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Seller and the consummation of the Transaction, or in connection with the continuing operation of the business of the Seller following the Effective Time, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Seller to consummate the Transaction.

(b) The execution, delivery and performance of this Agreement and the Transaction Documents by Seller do not, and the consummation of the Transaction by the Seller will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Seller, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the material assets of the Seller pursuant to any Contract binding upon Seller or any of its Subsidiaries, or assuming (solely with respect to performance of this Agreement and consummation of the Transaction) compliance with the matters referred to in Section 3.4(a), under any Law to which Seller or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Seller or any of its Subsidiaries, except, in the case of clause (ii) or (i) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Seller to consummate the Transaction.

4.5 Litigation and Proceedings.

(a) There are no Proceedings pending, or to the knowledge of Seller, threatened in writing against Seller except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Seller or prevent, materially delay or materially impair the ability of Seller to consummate the Transaction.

(b) Seller is not a party to or subject to the provisions of any Governmental Order that restricts the manner in which Seller conducts its business, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Seller or prevent, materially delay or materially impair the ability of Seller to consummate the Transaction.

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4.6 No Brokers or Finders. Except as set forth on Section 4.6 of the Seller Disclosure Letter, no broker, finder, or agent will have any claim against Seller for any fees or commissions in connection with this Agreement or the Transaction based on arrangements made by or on behalf of Seller.

4.7 No Other Representations and Warranties. Except for the representations and warranties contained in Article III and this Article IV (as modified by the Company Disclosure Letter and the Seller Disclosure Letter), none of the Seller, the Company, or any of their Subsidiaries or any other Person makes any express or implied representation or warranty with respect to the Seller, the Company, and its Subsidiaries, or the Transaction, and the Seller, the Company and its Subsidiaries expressly disclaim any other representations or warranties, whether made by the Seller, the Company, or its Subsidiaries or any other Person (including, without limitation, their respective Affiliates, officers, directors, managers, employees, agents, representatives or advisors). Except for the representations and warranties contained in Article III and this Article IV (as modified by the Company Disclosure Letter and the Seller Disclosure Letter), the Seller, the Company and its Subsidiaries hereby disclaim all liability and responsibility for, or any use by the Purchaser or its Affiliates or representatives of, any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Purchaser or its Affiliates or representatives (including any opinion, information, projection or advice that may heretofore have been or may hereafter be Made Available to the Purchaser or its Affiliates or representatives, whether in any “data rooms,” “management presentations,” or “break-out sessions”, in response to questions submitted by or on behalf of the Purchaser or otherwise by any director, manager, officer, employee, agent, advisor, consultant, or representative of the Seller, the Company, any of its Subsidiaries or any of their respective Affiliates).

Article V

Representations and Warranties of Purchaser

Except as set forth in the Purchaser Reports filed with or furnished to the SEC prior to the date of this Agreement (excluding (a) any disclosures set forth or referenced in any risk factor section or in any other section to the extent they are reasonably apparent on their face to be forward-looking statements or cautionary, predictive or forward-looking in nature or do not otherwise constitute statements of fact and (b) any exhibits or other documents appended thereto) (it being agreed that nothing disclosed in such Purchaser Reports will be deemed to modify or qualify the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.11 and Section 5.15) (such Purchaser Reports, taking into account such exclusions, the “Purchaser Disclosure Reports”) or in the corresponding sections or subsections of the disclosure letter delivered to the Company by Purchaser concurrently with the execution and delivery of this Agreement (the “Purchaser Disclosure Letter”) (it being agreed that for purposes of the representations and warranties set forth in this Article V, disclosure of any item in any section or subsection of the Purchaser Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face), Purchaser hereby represents and warrants to the Company as follows:

5.1 Organization, Good Standing and Qualification. Purchaser (a) is a legal entity duly organized, validly existing and in good standing under the Laws of the British Virgin Islands, (b) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (c) is qualified to do business, and to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except in the case of clauses (b) or (c), where the failure to be so qualified or in good standing or to have such power or authority would not reasonably be expected to have a material adverse effect on Purchaser or prevent, materially delay or materially impair the ability of Purchaser to consummate the Transaction. Purchaser has Made Available to the Company complete and correct copies of Purchaser’s Organizational Documents, each as amended prior to the execution of this Agreement and each as Made Available to the Company is in full force and effect.

5.2 Capital Structure of Purchaser.

(a) Purchaser Shares. As of the date hereof, the authorized shares of Purchaser consist of an unlimited number of Purchaser Shares, of which 11,073,500 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding Purchaser Shares (i) have been duly authorized and are validly issued, fully paid and nonassessable (ii) were offered, sold and issued in compliance in all material respects with applicable securities Laws, and (iii) were not issued in material breach or violation of (1) Purchaser’s Organizational Documents or (2) any preemptive rights, purchase option, call option, right of first refusal or offer, subscription right or any similar right. Purchaser has no Purchaser Shares reserved for issuance, except that, as of the date of this Agreement, there were 5,350,350 Purchaser Shares reserved for issuance upon the exercise of any outstanding Purchaser Warrants and Purchaser Rights.

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(b) Purchaser Warrant. As of the date hereof Purchaser has issued and outstanding 8,625,000 public warrants and 292,250 private placement warrants (collectively, the “Purchaser Warrants”). Each Purchaser Warrant entitles the holder thereof to purchase one-half (1/2) of one Purchaser Share at an exercise price of $11.50 per one Purchaser Share pursuant to, and subject to adjustments as provided by, the terms of the Purchaser Warrant Agreements. All outstanding Purchaser Warrants (A) have been duly authorized and validly issued and constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to the Bankruptcy and Equity Exception, (B) were issued in compliance in all material respects with applicable securities Laws and (C) were not issued in material breach or violation of Purchaser’s Organizational Documents or any preemptive rights, purchase option, call option, right of first refusal or offer, subscription right or any similar right. All shares of the Purchaser subject to issuance pursuant to any Purchaser Warrant, upon issuance on the terms and conditions specified therein, will be duly authorized, validly issued, fully paid and nonassessable.

(c) Purchaser Rights. As of the date hereof Purchaser has 8,917,250 issued and outstanding Purchaser Rights. All outstanding Purchaser Rights (A) have been duly authorized and validly issued and constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to the Bankruptcy and Equity Exception, (B) were issued in compliance in all material respects with applicable securities Laws and (C) were not issued in material breach or violation of Purchaser’s Organizational Documents or any preemptive rights, purchase option, call option, right of first refusal or offer, subscription rights or any similar right. All shares of the Purchaser subject to issuance pursuant to any Purchaser Rights, upon issuance on the terms and conditions specified therein, will be duly authorized, validly issued, fully paid and nonassessable. Notwithstanding the foregoing, all of the Purchaser Rights will be converted into an aggregate of 891,725 Purchaser Shares in connection with the consummation of the Business Combination.

(d) Purchaser Units. As of the date hereof there are 8,917,250 Purchaser Units issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Purchaser Units (i) have been duly authorized and are validly issued, fully paid and nonassessable; (ii) were offered, sold and issued in compliance in all material respects with applicable securities Laws, and (iii) were not issued in material breach or violation of (1) Purchaser’s Organizational Documents or (2) any preemptive rights, purchase option, call option, right of first refusal or offer, subscription right or any similar right.

(e) No Other Securities or Rights. Except as set forth in Sections 5.2(a), b, c and (d) above or Section 5.2(e) of the Purchaser Disclosure Letter, or this Agreement, there are no (i) shares of any class or series of Purchaser authorized, issued, outstanding or reserved for issuance, (ii) options, warrants, convertible securities, subscription rights or other similar instruments or rights entitling its holder to receive or acquire shares of capital stock or other securities of Purchaser or any of its Subsidiaries or (iii) equity appreciation rights, restrict stock units, phantom stock or other securities, instruments or awards issued or granted as compensatory equity or pursuant any equity incentive arrangements of Purchaser. Except as set forth in Purchaser’s Organizational Documents, or this Agreement, none of Purchaser’s Shares or other securities are subject to any preemptive rights, redemption rights, repurchase rights, rights of refusal or offer, tag-along rights, drag-along rights or other similar rights. Purchaser does not have outstanding any bonds, debentures, notes or other debt securities the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Purchaser on any matter. Except for the Organizational Documents of Purchaser, as of the date of this Agreement, there are no shareholders agreements, investor rights agreements, voting agreements or trusts, proxies, or other agreements with respect to the voting or disposition of the Purchaser Share or any capital stock or other securities of its Subsidiaries.

(f) Subsidiaries. Purchaser has no Subsidiaries and does not directly or indirectly own or hold any (i) equity interests, including any partnership, limited liability company or joint venture interests, in any other Person, (ii) securities convertible into or exchangeable for equity interests of any other Person or (iii) options or other rights to acquire equity interests of any other Person. Purchaser is not party to any Contract that obligates Purchaser to invest money in, loan money to or make any capital contribution to any other Person.

5.3 Corporate Authority; Approval.

(a) Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party and to consummate the Transaction, subject only to the Purchaser Shareholder Approval. This Agreement has been, and each Transaction Document will be, duly and validly executed and delivered by Purchaser, and assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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(b) The affirmative vote of the holders of a majority of the outstanding Purchaser Shares cast at the Special Meeting shall be required to approve (i) the Transaction Proposal and the Amendment Proposal, and (ii) the NASDAQ Proposal (the approval by Purchaser Shareholders of all of the foregoing, collectively, the “Purchaser Shareholder Approval”). The Purchaser Shareholder Approval is the only vote of the holders of any class or series of Purchaser required to approve and adopt this Agreement and approve the Transaction, and no other vote of any Purchaser’s shares or any other Person shall be required to approve the Proposals in connection with the entry into this Agreement by Purchaser, and the consummation of the Transaction, including the Closing.

(c) At a meeting duly called and held, the Purchaser Board: (i) determined that this Agreement and the transaction contemplated hereby are fair to, advisable and in the best interests of Purchaser and its shareholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Purchaser Trust Account (excluding any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the Transaction as a Business Combination; (iv) resolved to recommend to the shareholders of Purchaser approval of each of the matters requiring Purchaser Shareholder Approval. Except as set forth in Section 5.3(b), no other vote or action of the Purchaser Board shall be required to approve the entry into this Agreement by Purchaser, and the consummation of the Transaction, including the Closing.

5.4 Governmental Filings; No Violations; Certain Contracts.

(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, clearances, expirations or terminations of waiting periods or authorizations (i) pursuant to BVI Law, (ii) under the Exchange Act and the Securities Act, (iii) required to be made with NASDAQ, and (iv) applicable state securities, takeover and “blue sky” Laws, no filings, notices, reports, consents, registrations, approvals, permits, clearances, expirations or terminations of waiting periods or authorizations are required to be made by Purchaser with, or obtained by Purchaser from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Purchaser and the consummation of the Transaction, or in connection with the continuing operation of the business of Purchaser immediately following the Effective Time, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser or prevent, materially delay or materially impair the ability of Purchaser to consummate the Transaction.

(b) The execution, delivery and performance of this Agreement by Purchaser does not, and the consummation of the Transaction will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Purchaser, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Purchaser pursuant to, any Contract binding upon Purchaser, or assuming (solely with respect to performance of this Agreement and consummation of the Transaction) compliance with the matters referred to in Section 5.4(a), under any Law to which Purchaser is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Purchaser, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser or prevent, materially delay or materially impair the ability of Purchaser to consummate the Transaction.

5.5 Purchaser Reports; Internal Controls.

(a) Purchaser has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since the effectiveness of the registration statement in connection with the consummation of the IPO on November 22, 2021, (the forms, statements, reports and documents filed or furnished to the SEC since November 22, 2021, and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Purchaser Reports”). Each of the Purchaser Reports, at the time of its filing or being furnished (or if amended, as of the date of such amendment) complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Purchaser Reports. As of their respective dates (or if amended, as of the date of such amendment), the Purchaser Reports did not, and any Purchaser Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

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(b) Purchaser has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Purchaser, including its consolidated Subsidiaries, if any, and other material information required to be disclosed by Purchaser in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Purchaser’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Purchaser’s principal executive officer and principal financial officer to material information required to be included in Purchaser’s periodic reports required under the Exchange Act.

(c) Purchaser has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of Purchaser’s financial statements for external purposes in accordance with GAAP. There has been no change in the Purchaser’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Purchaser’s internal control over financial reporting.

(d) There are no outstanding loans or other extensions of credit made by Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Purchaser. Purchaser has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Neither Purchaser (including any employee thereof) nor Purchaser’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness (whether or not remediated) in the system of internal accounting controls utilized by Purchaser, (ii) any fraud, whether or not material, that involves Purchaser’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Purchaser or (iii) any claim or allegation regarding any of the foregoing.

(f) As of the date hereof, there are no outstanding comments from the SEC with respect to the Purchaser Reports. To the Knowledge of Purchaser, none of the Purchaser Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(g) Each director and executive officer of Purchaser has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Purchaser has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Purchaser has at all times complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ. The Purchaser Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ. There is no Proceeding pending, or to the Knowledge of Purchaser, threatened against Purchaser by NASDAQ or the SEC with respect to any intention by such entity to deregister the Purchaser Shares or prohibit or terminate the listing of Purchaser Shares on NASDAQ.

(i) The Purchaser Reports contain true and complete copies of (i) the audited condensed balance sheet of Purchaser from January 21, 2021 (inception) to July 31, 2021, and audited condensed statement of operations, cash flow and changes in shareholders’ equity of Purchaser for the period from January 21, 2021 (inception) to July 31, 2021, together with the auditor’s reports thereon, and (ii) the unaudited condensed balance sheet of Purchaser as of October 31, 2021 and January 31, 2022, and unaudited condensed statement of operations, cash flows and changes in shareholders’ equity of Purchaser for the three months ended October 31, 2021 and six months ended January 31, 2022 (collectively, the “Purchaser Financial Statements”). Except as disclosed in the Purchaser Reports, the Purchaser Financial Statements (i) fairly present in all material respects the financial position of Purchaser, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. No financial statements other than those of the Purchaser are required by GAAP to be included in the Purchaser Financial Statements. The books and records of Purchaser have been, and are being, maintained accurately and in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

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5.6 Absence of Certain Changes. Since Purchaser’s incorporation:

(a) there has not been any effect, event, development, change, state of facts, condition, circumstance or occurrence in the financial condition, properties, assets, liabilities, business or results of operations of Purchaser which has had, or would, individually or in the aggregate with others, reasonably be expected to have a material adverse effect on Purchaser or prevent, materially delay or materially impair the ability of Purchaser to consummate the Transaction; and

(b) except as set forth in Section 5.6(b) of the Purchaser Disclosure Letter, Purchaser has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

5.7 Business Activities; Liabilities.

(a) Since its date of incorporation, Purchaser has not carried on any business or conducted any operations other than: (i) directed towards the accomplishment of a Business Combination and (ii) the execution of this Agreement and the other Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto. Other than under the Transaction Documents or pursuant to the performance of its obligations thereunder, Purchaser has no liabilities.

(b) Except as set forth in Purchaser’s Organizational Documents or as otherwise contemplated by this Agreement or the Transaction Documents and the Transaction, there is no agreement, commitment, or Governmental Order binding upon Purchaser or to which Purchaser is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Purchaser or any acquisition of property by Purchaser or the conduct of business by Purchaser as currently conducted or as contemplated to be conducted as of the Closing.

(c) Except for this Agreement and the Transaction Documents and the Transaction, Purchaser has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

(d) Except as set forth on Section 5.7(d) of the Purchaser Disclosure Letter, Purchaser is not a party to any transaction, agreement, arrangement or understanding with any: (i) present or former officer, director or employee of Purchaser; (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the shares or equity interests of Purchaser; or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing.

(e) Except for (i) this Agreement or (ii) as set forth on Section 5.7(e) of the Purchaser Disclosure Letter, Purchaser is not, and at no time has been, party to any Contract with any other Person that would require payments by Purchaser following the Closing. Section 5.7(e) of the Purchaser Disclosure Letter sets forth the principal amount of all of the outstanding Indebtedness, as of the date hereof, of Purchaser.

5.8 Litigation and Proceedings.

(a) There are no Proceedings pending, or to the Knowledge of Purchaser, threatened in writing against Purchaser.

(b) Purchaser is not a party to or subject to the provisions of any Governmental Order that restricts the manner in which Purchaser conducts its business, except as would not reasonably be expected to materially impair the ability of Purchaser to consummate the Transaction.

5.9 Compliance with Laws.

(a) Purchaser is, and has been since its incorporation, in compliance in all material respects with all applicable Laws, in all material respects. Purchaser has not received any written notice of any material noncompliance with any Laws that has not been cured as of the date of this Agreement.

(b) To the Knowledge of Purchaser, no investigation or review by any Governmental Entity with respect to Purchaser is pending or threatened in writing, except with respect to regulatory matters covered by Section 8.3, or as would not, individually or in the aggregate, reasonably be expected to prevent materially delay or impact the ability of Purchaser to consummate the Transaction.

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5.10 Investment Company Act; JOBS Act. Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Purchaser constitutes an “emerging growth company” within the meaning of the JOBS Act.

5.11 Purchaser Trust Account. As of the date of this Agreement, Purchaser has approximately $86,259,394.91 in the account established by Purchaser for the benefit of its shareholders at Citibank, N.A. (the “Purchaser Trust Account”), such monies being invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust pursuant to that certain Investment Management Trust Agreement, dated as of November 22, 2021, between Purchaser and American Stock Transfer & Trust Company, LLC, as trustee (the “Purchaser Trust Agreement”). The Purchaser Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception) and has not been amended or modified. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Purchaser Trust Agreement in the Purchaser Reports to be inaccurate or that would entitle any Person (other than any Purchaser Shareholder who is a Redeeming Shareholder) to any portion of the proceeds in the Purchaser Trust Account. Prior to the Closing, none of the funds held in the Purchaser Trust Account may be released other than to pay Taxes and payments with respect to the redemption of any Purchaser Shares required by the Redemption Offer. There are no Proceedings pending, or to the Knowledge of Purchaser, threatened in writing with respect to the Purchaser Trust Account. Purchaser has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Purchaser Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied) between the Purchaser and the Trustee that would cause the description of the Trust Agreement in the Purchaser Reports to be inaccurate in any material respect. Prior to the Closing, none of the funds held in the Trust Account may be released or invested except in accordance with the Trust Agreement and the Purchaser Organizational Documents. As of the Effective Time, the obligations of Purchaser to dissolve or liquidate pursuant to Purchaser’s Organizational Documents shall terminate, and as of the Effective Time, Purchaser shall have no obligation whatsoever pursuant to Purchaser’s Organizational Documents to dissolve and liquidate the assets of Purchaser by reason of the consummation of the transactions contemplated hereby. To the Knowledge of Purchaser, as of the date hereof, following the Effective Time, no Purchaser Shareholder shall be entitled to receive any amount from the Purchaser Trust Account, except to the extent such Purchaser Shareholder validly elects to redeem their Purchaser Shares in connection with the Redemption Offer. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, Purchaser does not have any reason to believe that any of the conditions to the use of funds in the Purchaser Trust Account will not be satisfied or funds available in the Purchaser Trust Account will not be available to Purchaser on the Closing Date.

5.12 NASDAQ Stock Market Quotation. The issued and outstanding Purchaser Units, Purchaser Shares, Purchaser Rights and Purchaser Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbols “LAXXU,” “LAX,” “LAXXR,” and “LAXXW,” respectively. Purchaser is in compliance in all material respects with the rules of NASDAQ, and there is no action or proceeding pending, or to the Knowledge of Purchaser, threatened in writing against Purchaser by NASDAQ, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Purchaser Shares or terminate the listing of Purchaser Shares on NASDAQ. None of Purchaser or its Affiliates has taken any action in an attempt to terminate the registration of the Purchaser Units, Purchaser Shares, Purchaser Rights or Purchaser Warrants under the Exchange Act except as contemplated by this Agreement.

5.13 Brokers and Finders. Except as set forth on Section 5.13 of the Purchaser Disclosure Letter, neither Purchaser nor any of its respective directors or employees (including any officers), as applicable, has employed any investment banker, broker or finder or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees or other similar payments in connection with the Transaction.

5.14 Proxy Statement. The Proxy Statement when first filed pursuant to Section 14A (and any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the date the Proxy Statement is first mailed to the Purchaser Shareholders, and at the time of the Special Meeting, the Proxy Statement (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Purchaser makes no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to Purchaser by or on behalf of the Company specifically for inclusion in the Proxy Statement.

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5.15 Taxes.

(a) Purchaser (i) has filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed with the appropriate Taxing authority, and all such filed Tax Returns are complete and accurate in all material respects; and (ii) has paid all material Taxes that are required to be paid by it (whether or not shown on any Tax Returns), except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(b) No deficiency with respect to material Taxes has been proposed, asserted or assessed against Purchaser, except for deficiencies which have been fully satisfied by payment, settled, withdrawn or otherwise resolved. There are no Proceedings pending or, to the knowledge of Purchaser, threatened in writing regarding any material Taxes of Purchaser.

(c) There are no material Encumbrances for Taxes (except Permitted Encumbrances) on any of the assets of Purchaser.

(d) Purchaser is not a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than any commercial contract entered into by Purchaser the primary subject of which is not Taxes and that is not a contract with any direct or indirect equity holder of Purchaser).

(e) Purchaser is not and (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return or other Tax Return under applicable Laws (B) has not had any material liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of applicable Laws), as a transferee or successor or by contract (other than liabilities pursuant to a commercial contract entered into by Purchaser the primary subject of which is not Taxes and that is not a contract with any direct or indirect equity holder of Purchaser).

(f) Purchaser has not been, within the past two years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock or shares intended to qualify for tax-free treatment under Section 355 of the Code.

(g) Purchaser has not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

5.16 Insurance. The Purchaser is insured by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are customarily carried by Persons conducting a business similar to the Purchaser.

5.17 Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees, or (b) maintain, sponsor, contribute to or otherwise have any liability under, any Plans.

5.18 No Outside Reliance. Notwithstanding anything contained in this Article IV or any other provision hereof, each of the Company and its Representatives acknowledge and agree that the Company has made its own investigation of Purchaser and that neither Purchaser nor any other Person is making any representation or warranty whatsoever, express or implied, relating to Purchaser or any of its Affiliates or any of its respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, except for those representations and warranties made by Purchaser that are expressly set forth in Article IV, or in the Purchaser Closing Certificate. Without limiting the foregoing, the Company understands and agree that any financial projections, predictions, forecasts, estimates, budgets or prospective information relating to Purchaser, any of its Affiliates or any of its respective business that may be contained or referred to in the Purchaser Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by the Company or its Representatives) or reviewed by the Company pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to the Company or any of its Affiliates, or any of their Representatives, are not and will not be deemed to be representations or warranties of Purchaser, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing. Except as otherwise expressly provided in the representations and warranties made by Purchaser that are expressly set forth in Article V, the Company understands and agrees that any assets, properties and business of Purchaser are furnished “as is”, “where is” and subject to, with all faults and without any other representation or warranty of any nature whatsoever.

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5.19 No Other Representations or Warranties. Except for the representations and warranties made by Purchaser that are expressly set forth in this Article V (as modified by the Purchaser Disclosure Letter and the Purchaser Disclosure Reports) or in the Purchaser Closing Certificate, neither Purchaser nor any other Person makes any express or implied representation or warranty relating to Purchaser or any of its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Purchaser expressly disclaims any such other representations or warranties. In particular, without limiting the foregoing, neither Purchaser nor any other Person makes or has made any representation or warranty to the Company or any of it respective Affiliates or Representatives with respect to (a) any projections, predictions, forecast, estimate, budget or prospective information relating to Purchaser, any of its Affiliates or any of their respective businesses or (b) any oral, or except for the representations and warranties made by the Purchaser that are expressly set forth in this Article V (as modified by the Purchaser Disclosure Letter and the Purchaser Disclosure Reports) or in the Purchaser Closing Certificate, written information Made Available to the Company or any of their Affiliates or Representatives in the course of their evaluation of Purchaser, the negotiation of this Agreement or in the course of the Transaction.

Article VI

Covenants of Seller and the Company

6.1 Interim Operations.

(a) Except (i) as described in Section 6.1(a) of the Company Disclosure Letter, (ii) as otherwise expressly required or permitted by this Agreement or any other Transaction Document, (iii) as required by applicable Law or COVID-19 Measures or (iv) as Purchaser shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned, delayed, or denied), Seller shall cause the Company to and, the Company covenants and agrees as to itself and its Subsidiaries that, during the period from the date of this Agreement until the Closing, Seller and the Company shall use commercially reasonable efforts to operate the business of the Company and its Subsidiaries in the ordinary course of business and to preserve their business organizations intact and maintain existing relations with the Company Top Suppliers, Company Top Customers and the Company’s executive officers.

(b) Without limiting the generality of, and in furtherance of, the foregoing, from the date of this Agreement until the Closing, except (w) as described in the corresponding subsection of Section 6.1(b) of the Company Disclosure Letter, (x) as otherwise expressly required or permitted by this Agreement or any Transaction Document, (y) as required by applicable Law or COVID-19 Measures or (z) as Purchaser shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed, it being understood and agreed that it would not be unreasonable for Purchaser to withhold its consent to any request for consent if such request is reasonably likely to directly or indirectly delay the Closing), Seller will not permit the Company to and, the Company will not and will not permit its Subsidiaries to:

(i) adopt or propose any change in its or its Subsidiaries’ Organizational Documents;

(ii) (A) merge or consolidate itself or any of its Subsidiaries with any other Person, except for transactions among its wholly owned Subsidiaries, or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries;

(iii) acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $200,000, or acquire any business or entity (whether by merger or consolidation, by purchase of substantially all assets or equity interests or by any other manner), in each case, in any transaction or series of related transactions, other than acquisitions or other transactions pursuant to Contracts to which the Company or any of its Subsidiaries are a party that are in effect as of the date of this Agreement;

(iv) sell, lease, license or otherwise dispose of any of its material assets or properties (other than Intellectual Property of the Company), except (A) for sales, leases, licenses or other dispositions in the ordinary course of business and (B) for sales, leases, licenses or other dispositions of assets and properties with a fair market value not in excess of $100,000 in the aggregate or (C) pursuant to Contracts to which the Company or any of its Subsidiaries are a party that are in effect as of the date of this Agreement;

(v) issue, sell, grant or authorize the issuance, sale or grant of any Company Shares or other shares of capital stock or other securities of the Company or any of its Subsidiaries (other than issuances by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company), or any options, warrants, convertible securities, subscription rights or other similar rights entitling its holder to receive or acquire any shares of such capital stock or other securities of the Company or any of its Subsidiaries;

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(vi) reclassify, split, combine, subdivide, redeem or repurchase, any Company Shares or other shares of the Company or options, warrants or securities convertible or exchangeable into or exercisable for any shares;

(vii) declare, set aside, make or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its shares or enter into any agreement with respect to the voting of its shares;

(viii) make any material loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company), other than in the ordinary course of business;

(ix) incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for Indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice, not to exceed $100,000 in the aggregate;

(x) make or commit to make capital expenditures other than in an amount not in excess of $100,000, in the aggregate, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date hereof Made Available to Purchaser;

(xi) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement, other than in the ordinary course of business;

(xii) amend or modify in any material respect or terminate any Company Material Contract, or waive or release any material rights, claims or benefits under any Company Material Contract, in each case, other than in the ordinary course of business;

(xiii) make any material changes with respect to its accounting policies or procedures, except as required by changes in Law or GAAP;

(xiv) settle any Proceeding, except in the ordinary course of business or where such settlement is covered by insurance or involves only the payment of monetary damages in an amount not more than $100,000 in the aggregate;

(xv) file any material amended Tax Return, make, revoke or change any material Tax election in a manner inconsistent with past practice, adopt or change any material Tax accounting method or period, enter into any agreement with a Governmental Entity with respect to material Taxes, settle or compromise any examination, audit or other action with a Governmental Entity of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Entity in respect of material Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes), in each case, to the extent such action could reasonably be expected to have any adverse and material impact on Purchaser following the Closing;

(xvi) except in the ordinary course of business or as required by Law, (A) materially increase the annual salary or consulting fees or target annual cash bonus opportunity, of any Company Employee with an annual salary or consulting fees and target annual cash bonus opportunity in excess of $100,000 as of the date of this Agreement, (B) become a party to, establish, adopt, materially amend, or terminate any material Company Benefit Plan or any arrangement that would have been a material Company Benefit Plan had it been entered into prior to this Agreement, (C) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (D) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any Company Employee, (E) hire any employee or engage any independent contractor (who is a natural person) with annual salary or consulting fees and target annual cash bonus opportunity in excess of $100,000 or (F) terminate the employment of any executive officer other than for cause;

(xvii) sell, assign, lease, exclusively license, pledge, encumber, divest, abandon, allow to lapse or expire any material Intellectual Property of the Company, other than grants of non-exclusive licenses in the ordinary course of business to customers for use of the products or services of the Company or otherwise in the ordinary course of business;

(xviii) become a party to, establish, adopt, amend, commence participation in or enter into any collective bargaining or other labor union Contract;

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(xix) fail to use commercially reasonable efforts to keep current and in full force and effect, or to comply with the requirements of, or to apply for or renew, any permit, approval, authorization, consent, license, registration or certificate issued by any Governmental Entity that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole;

(xx) file any prospectus supplement or registration statement or consummate any offering of securities that requires registration under the Securities Act or that includes any actual or contingent commitment to register such securities under the Securities Act in the future;

(xxi) fail to maintain, cancel or materially change coverage under, in a manner materially detrimental to the Company or any of its Subsidiaries, any insurance policy maintained with respect to the Company and its Subsidiaries and their assets and properties;

(xxii) enter into any material new line of business outside of the business currently conducted by the Company and its Subsidiaries as of the date of this Agreement; or

(xxiii) agree or authorize to do any of the foregoing.

6.2 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Seller, the Company or its Subsidiaries by third parties, Seller and the Company shall, and shall cause its Subsidiaries to, afford to Purchaser and its Representatives reasonable access from and after the date of this Agreement until the Effective Time, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of the Company and its Subsidiaries, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries that are in the possession of the Company or its Subsidiaries as such Representatives may reasonably request. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be required to furnish such information or afford such access described in this Section 6.2 to the extent (x) relating to interactions with prospective buyers of the Company or the negotiation of this Agreement and the Transaction, (y) it would result, in the judgment of legal counsel of the Seller or the Company, in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which the Company or any of its Subsidiaries is bound or (z) prohibited by applicable Law. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Purchaser and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

6.3 No Claim Against the Purchaser Trust Account. Seller and the Company acknowledge that Purchaser has established the Purchaser Trust Account for the benefit of Purchaser’s public shareholders and that disbursements from the Purchaser Trust Account are available only in the limited circumstances set forth in the Purchaser Reports, Purchaser’s Organizational Documents, and the Purchaser Trust Agreement. Seller and the Company further acknowledge that Purchaser’s sole assets consist of the cash proceeds of Purchaser’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Purchaser Trust Account for the benefit of its public shareholders. Seller and the Company further acknowledge that, if the transactions contemplated by this Agreement, or in the event of termination of this Agreement, another Business Combination, are or is not consummated by November 24, 2022, subject to extension as described in the Purchaser’s Organizational Documents, or such later date as approved by the shareholders of Purchaser to complete a Business Combination, Purchaser will be obligated to return to its shareholders the amounts being held in the Purchaser Trust Account. Accordingly, Seller and the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Purchaser Trust Account, any trustee of the Purchaser Trust Account and Purchaser to collect from the Purchaser Trust Account any monies that may be owed to them by Purchaser or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Purchaser Trust Account at any time for any reason whatsoever, including, without limitation, for any Willful Breach of this Agreement. This Section 6.3 shall survive the termination of this Agreement for any reason.

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6.4 Acquisition Proposals; Alternative Transactions.

(a) From the date of this Agreement until the Closing, Seller and the Company shall not, and shall use reasonable best efforts to cause their Representatives not to, (i) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or any of its Subsidiaries to any Person relating to, an Acquisition Proposal or Alternative Transaction or afford to any Person access to the business, properties, assets or personnel of the Company or any of its Subsidiaries in connection with an Acquisition Proposal or Alternative Transaction, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal or Alternative Transaction, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover Laws of any state, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal or Alternative Transaction; provided, however, that this Section 6.4 shall not prohibit the Company, after obtaining the written consent of Purchaser, not to be unreasonably withheld or delayed, from initiating negotiations with any Person with respect to any purchase of assets or businesses by the Company, whether structured as an asset acquisition, merger, consolidation or other business combination, so long as Seller and the Company otherwise complies with the terms of this Section 6.4 and Section 6.1.

(b) The following terms shall be defined as follows:

(i) “Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined in the Exchange Act) (other than Purchaser or its respective Affiliates or with respect to the Transaction) relating to, in a single transaction or series of related transactions: (A) any merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or (B) any merger or acquisition with or by any Person or group (as defined under Section 13 of the Exchange Act), other than the Transaction or the acquisition or disposition of products, services, inventory, equipment or other tangible personal property in the ordinary course of business.

(ii) “Alternative Transaction” means a transaction (other than the Transaction) concerning the sale or transfer of equity securities of the Company, whether newly issued or already outstanding, whether such transaction takes the form of a sale of shares or other equity securities, assets, merger, consolidation, issuance of debt securities or convertible securities, warrants, management Contract, joint venture or partnership, or otherwise.

6.5 Proxy Filing; Information Supplied.

(a) The Company shall provide to Purchaser financial statements for the years ended December 31, 2021 and 2020 audited in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and accompanied by the report thereon of the Company’s independent auditors (which reports shall be unqualified) by no later than June 3, 2022. Without limiting the foregoing, (i) the Company shall reasonably cooperate with Purchaser in connection with Purchaser’s preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required for the Proxy Statement and (ii) the Company shall use its reasonable best efforts to provide Purchaser, as soon as reasonably practicable following the end of the quarters ended March 31, 2022 and June 30, 2022, but in no event later than forty-five calendar days after the end of each quarter, reviewed financial statements, including consolidated balance sheets, statements of operations, statements of cash flows, and statements of shareholders equity of the Company and its Subsidiaries as of and for the periods ended March 31, 2022 and June 30, 2022, together with the notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (which reports shall be unqualified), in each case, prepared in accordance with GAAP and Regulation S-X and reviewed in accordance with the standards of the PCAOB. The Company shall make its officers and employees and Representatives available to Purchaser and its counsel, in each case, during normal business hours and upon reasonable advanced notice by Purchaser, in connection with (i) the drafting of the Proxy Statement and (ii) responding in a timely manner to comments on the Proxy Statement from the SEC.

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(b) From and after the date on which the Proxy Statement is first filed with the SEC, including any and all amendments thereafter and until such time as the Special Meeting is held, Seller and the Company will give Purchaser prompt written notice of any action taken or not taken by Seller, the Company or its Subsidiaries or of any development regarding the Company or its Subsidiaries, in any such case which is known by the Seller or the Company, that would cause the Proxy Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Purchaser, Seller and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement, such that the Proxy Statement no longer contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Purchaser pursuant to this Section 6.5 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Company Disclosure Letter or the Seller Disclosure Letter.

Article VII

Covenants of Purchaser

7.1 Conduct of Purchaser.

(a) From the date of this Agreement until the Closing, Purchaser shall, (i) except as expressly required or permitted by this Agreement or any Transaction Document, (ii) as required by applicable Law or COVID-19 Measures or (iii) as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), operate its business in the ordinary course of business and consistent with past practice.

(b) Without limiting the generality of, and in furtherance of the foregoing, from the date of this Agreement until the Closing, except (w) as described in the corresponding subsection of Section 7.1(b) of the Purchaser Disclosure Letter, (x) as otherwise expressly required or permitted by this Agreement or any Transaction Document, (y) as required by applicable Law or COVID-19 Measures or (z) as the Seller shall otherwise consent to in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Purchaser will not:

(i) change, modify or amend, or seek any approval from the Purchaser Shareholders to change, modify or amend, the Purchaser Trust Agreement (or any other agreement relating to the Purchaser Trust Account), the Purchaser Organizational Documents, other than to effectuate the Purchaser Restated Articles;

(ii) (i) declare, set aside, make or pay any dividend or distribution payable in cash, stock or shares, property or otherwise with respect to any of its outstanding shares or other equity interests or enter into any agreement with respect to the voting of its capital stock; (ii) reclassify, split, combine, subdivide or otherwise change any of its shares or other equity interests convertible or exchangeable into or exercisable for any shares; or (iii) other than the redemption of any Purchaser Shares required by the Redemption Offer or as otherwise required by Purchaser’s Organizational Documents in order to consummate the Transaction, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of, or other equity interests in, Purchaser;

(iii) enter into, or permit any of the assets owned or used by it to become bound by, any Contract, other than as expressly required in connection with the Transaction;

(iv) amend or modify in any material respect, or terminate any material contract, or waive or release any material rights, claims or benefits under, any transaction or Contract with an Affiliate of Purchaser (including, for the avoidance of doubt, (x) the Sponsor and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater), in each case, other than in the ordinary course of business, incur any Indebtedness of another Person for borrowed money or guarantee any such Indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company’s Subsidiaries or guarantee any debt securities of another Person, other than any Indebtedness for borrowed money or guarantee incurred between Purchaser and its Affiliates;

(v) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other liabilities, debts or obligations, other than (1) loans evidenced by promissory notes made to Purchaser as working capital advances as described in the prospectus in connection with the IPO, and (2) fees and expenses for professional services incurred in support of the transactions contemplated by this Agreement and the Transaction Documents;

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(vi) make any material loans, advances, guarantees or capital contributions to or investments in any Person (other than to Purchaser or its subsidiaries or to the management of Purchaser or its subsidiaries, the Company or any direct or indirect wholly owned Subsidiary of the Company), other than in the ordinary course of business;

(vii) make any material changes with respect to its accounting policies or procedures, except as required by changes in Law or GAAP;

(viii) (i) issue, sell, grant or authorize the issuance, sale or grant of any shares of capital stock or other securities of Purchaser or any of its Subsidiaries or any options, warrants, convertible securities, subscription rights or other similar rights entitling its holder to receive or acquire any shares of capital stock or other securities of Purchaser or any of its Subsidiaries, other than (A) in connection with the exercise of any Purchaser Warrants outstanding on the date hereof or (B) the Transaction or (ii) amend, modify or waive any of the terms or rights set forth in any Purchaser Warrant or the Purchaser Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein, other than as expressly provided in this Agreement;

(ix) (i) enter into, adopt or amend any Purchaser Benefit Plan, or enter into any employment contract or collective bargaining agreement or (ii) hire any employee or any other individual to provide services to Purchaser following Closing;

(x) file any material amended Tax Return, make, revoke or change any material Tax election in a manner inconsistent with past practices, adopt or change any material Tax accounting method or period, enter into any agreement with a Governmental Entity with respect to material Taxes, settle or compromise any examination, audit or other action with a Governmental Entity of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Entity in respect of material Taxes or settle or compromise any claim or assessment by a Governmental Entity in respect of material Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes) in each case, to the extent such action could reasonably be expected to have any adverse and material impact on Purchaser following the Closing;

(xi) (i) fail to maintain its existence or merge or consolidate with, or purchase any assets or equity securities of, any corporation, partnership, limited liability company, association, joint venture or other entity or organization or any division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Purchaser or its Subsidiaries;

(xii) make or commit to making any capital expenditures other than in an amount not in excess of $100,000, in the aggregate, other than any capital expenditure (or series of related expenditures) consistent in all material respects with Purchaser’s annual capital expenditure budget for period following the date hereof;

(xiii) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xiv) enter into any material new line of business outside of the business currently conducted by Purchaser as of the date of this Agreement; or

(xv) agree or authorize to do any of the foregoing.

7.2 Purchaser Trust Account Matters.

(a) Trust Account. Prior to the Closing, none of the funds held in the Purchaser Trust Account may be used or released except (i) for the withdrawal of interest to pay any tax obligations owed by Purchaser as a result of assets owned by Purchaser, including franchise taxes, and (ii) to effectuate the Redemption Offer. Following the Closing, and upon notice to the trustee of the Purchaser Trust Account (the “Purchaser Trustee”) and the satisfaction of the requirements for release set forth in the Purchaser Trust Agreement, the Purchaser Trustee shall be obligated to release as promptly as practicable any and all amounts still due to holders of Purchaser Shares who have exercised their redemption rights with respect to Purchaser Shares, and thereafter, release the remaining funds in the Purchaser Trust Account to Purchaser to be reflected on Purchaser’s consolidated balance sheet and the Purchaser Trust Account shall thereafter be terminated.

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(b) Redemption Offer. At the Closing, Purchaser shall cause the Purchaser Trustee to pay as and when due all amounts payable to Purchaser Shareholders holding Purchaser Shares sold in Purchaser’s initial public offering who shall have validly elected to redeem their Purchaser Shares (and who have not rescinded such election) pursuant to Purchaser’s Organizational Documents and shall cause the Purchaser Trustee to pay, as and when due, the Deferred Discount (as defined in the Purchaser Trust Agreement) pursuant to the terms of the Purchaser Trust Agreement.

7.3 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Purchaser and the Company agree that they will indemnify and hold harmless, to the fullest extent Purchaser or the Company would be permitted to do so under applicable Law and their respective Organizational Documents in effect as of the date of this Agreement, each present and former (determined as of the Effective Time) director and officer of Purchaser and the Company and each of their respective Subsidiaries, in each case, when acting in such capacity (collectively, the “D&O Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (i) the Transaction, and (ii) actions to enforce this provision or any other indemnification or advancement right of any D&O Indemnified Party, and Purchaser or the Company shall also advance expenses as incurred to the fullest extent that the Company or Purchaser, as applicable, would have been permitted to do so under applicable Law and its respective Organizational Documents in effect as of the date of this Agreement; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification.

(b) Purchaser shall cause the Company as of the Effective Time to obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case, for a claims reporting or discovery period of six (6) years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transaction).

(c) Purchaser shall, as of the Effective Time, obtain and fully pay the premium for “tail” insurance policies for the extension of Purchaser’s existing D&O Insurance, in each case, for the Tail Period, with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as Purchaser’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transaction).

(d) If Purchaser, Seller, the Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser, Seller, and the Company shall assume all of the obligations set forth in this Section 7.3.

(e) Prior to the Closing, Purchaser shall use commercially reasonable efforts to obtain D&O Insurance reasonably satisfactory to Seller and that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Purchaser (including the directors and officers of the Company and its Subsidiaries) at and after the Closing on terms not less favorable than the better of (a) the terms of the current directors’ and officers’ liability insurance in place for the Company’s and its Subsidiaries’ directors and officers and (b) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on NASDAQ which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as Purchaser (including the Company and its Subsidiaries).

(f) The rights of the D&O Indemnified Parties under this Section 7.3 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of Purchaser and Seller or any of their respective Subsidiaries, or under any applicable Contracts or Laws, and nothing in this Agreement is intended to, shall be construed or shall release, waiver or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Purchaser, the Company or any of their respective Subsidiaries for any of their respective directors, officers or other employees (it being understood that the indemnification provided for in this Section 7.3 is not prior to or in substitution of any such claims under such policies).

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(g) This Section 7.3 is intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the D&O Indemnified Parties, who shall be third party beneficiaries of this Section 7.3.

7.4 Inspections. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Purchaser or its Subsidiaries by third parties, Purchaser shall, and shall cause its Subsidiaries to, afford to the Company and its Representatives reasonable access from and after the date of this Agreement until the Effective Time, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of Purchaser, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers, employees and other personnel of Purchaser, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of Purchaser that are in the possession of Purchaser as such Representatives may reasonably request. Notwithstanding the foregoing, Purchaser shall not be required to furnish such information or afford such access described in this Section 7.4 to the extent (x) relating to interactions with prospective Business Combination partners or target companies of Purchaser or the negotiation of this Agreement and the transactions contemplated hereby, (y) it would result, in the judgment of legal counsel of Purchaser, in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Purchaser is bound or (z) as prohibited by applicable Law. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

7.5 Purchaser NASDAQ Listing.

(a) From the date hereof through the Closing, Purchaser shall use reasonable best efforts to ensure that Purchaser remains listed as a public company on, and for the Purchaser Units, Purchaser Shares, Purchaser Warrants that are currently listed on NASDAQ, and the Purchaser Rights to be listed on, the NASDAQ.

(b) Purchaser shall cause the Purchaser Shares to be issued in connection with the Transaction to be approved for listing on the NASDAQ prior to the Closing Date.

7.6 Purchaser Public Filings. From the date hereof through the Closing, Purchaser will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities Laws.

7.7 Post-Closing Board of Directors and Officers of Purchaser. Purchaser shall take all such action within its power as may be necessary or appropriate such that immediately following the Effective Time:

(a) the Board of Directors of Purchaser (the “Post-Closing Board of Directors”) shall consist of:

(i) one (1) director nominee, who will serve as an independent director, selected by the Sponsor as soon as reasonably practicable following the date of this Agreement, subject to the consent of the Company, not to be unreasonably withheld; and

(ii) such other director nominees to be designated by the Company as soon as reasonably practicable following the date of this Agreement.

(b) the initial officers of Purchaser shall be as set forth on Section 7.7(b) of the Company Disclosure Letter (as may be updated by the Seller prior to Closing following written notice to Purchaser), who shall serve in such capacity in accordance with the terms of the Organizational Documents of Purchaser following the Effective Time.

7.8 Indemnification Agreements. On the Closing Date, Purchaser shall enter into customary indemnification agreements (each, an “Indemnification Agreement”), in form and substance reasonably acceptable to the Company, with the members of the Post-Closing Board of Directors and the individuals set forth on Section 7.7 of the Company Disclosure Letter, which Indemnification Agreements shall continue to be effective following the Closing.

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7.9 Exclusivity. From and after the date of this Agreement until the Closing, Purchaser shall not take, nor shall it permit any of its Affiliates to take, and shall not authorize and will instruct its Representatives not to, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement, letter of intent, memorandum of understanding or agreement in principle with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with Seller, the Company, their shareholders and their respective Affiliates and Representatives. Purchaser shall, and shall cause its Affiliates to, and shall authorize and instruct its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. Purchaser shall be liable for any breach of this Section 7.9 by any of its Representatives.

7.10 Governing Documents. In connection with the consummation of the Transaction, Purchaser shall adopt the Purchaser Restated Articles.

7.11 Shareholder Litigation. In the event that any Proceeding related to this Agreement, any Transaction Document or the transactions contemplated hereby or thereby is brought, or to the Knowledge of Purchaser, threatened in writing, against Purchaser or the Board of Directors of Purchaser by any of Purchaser’s shareholders prior to the Closing, Purchaser shall promptly notify Seller of any such Proceeding and keep Seller reasonably informed with respect to the status thereof. Purchaser shall provide Seller the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such Proceeding, shall provide Seller with a meaningful opportunity to review and give due consideration to Seller’s concerns regarding the settlement of any such Proceeding.

Article VIII

Joint Covenants

8.1 Preparation of Proxy Statement.

(a) As promptly as practicable following the execution and delivery of this Agreement, Purchaser shall prepare, with the assistance of the Company and Seller, and cause to be filed with the SEC the Proxy Statement. The Proxy Statement and any other related SEC filings shall be in a form mutually agreed by the Purchaser, the Company and Seller. Each of Purchaser, the Company and Seller shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. Each of Purchaser, Seller and the Company shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Proxy Statement. Promptly after the SEC has completed its review of the Proxy Statement, Purchaser will cause the Proxy Statement to be mailed to shareholders of Purchaser.

(b) Each of Purchaser, the Company and Seller shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned), any response to comments of the SEC or its staff with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto. If Purchaser, the Company or Seller becomes aware that any information contained in the Proxy Statement shall have become false or misleading in any material respect or that the Proxy Statement is required to be amended in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) Purchaser, on the one hand, and the Company and Seller, on the other hand, and shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Proxy Statement. Purchaser, the Company and Seller shall use reasonable best efforts to cause the Proxy Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the shareholders of Purchaser, as applicable, in each case, pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Purchaser Organizational Documents. Each of the Company, Seller and Purchaser shall provide the other Parties with copies of any written comments, and shall inform such other Parties of any oral comments, that Purchaser receives from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments and shall give the other Parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

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(c) Purchaser agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) approval of the Business Combination (as defined in the Purchaser Articles), and the adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations (the “Transaction Proposal”), (ii) approval of the Purchaser Restated Articles (the “Amendment Proposal”) and each change to the Purchaser Restated Articles that is required to be separately approved, (iii) to the extent required by the NASDAQ listing rules, approval of the issuance of the Purchase Price (the “NASDAQ Proposal”), (iv) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals and (v) approval of any other proposals reasonably agreed by Purchaser and the Company to be necessary or appropriate in connection with the transaction contemplated hereby (the “Additional Proposal” and together with the Transaction Proposal, the Amendment Proposal, and the NASDAQ Proposal, the “Proposals”). Without the prior written consent of Seller, the Proposals shall be the only matters (other than procedural matters) which Purchaser shall propose to be acted on by Purchaser’s shareholders at the Special Meeting.

8.2 Purchaser Special Meeting.

(a) Purchaser shall use commercially reasonable efforts to, as promptly as practicable, (i) establish the record date (which record date shall be mutually agreed with the Company), or duly call, give notice of, convene and hold the Special Meeting in accordance with the Company’s Organizational Documents and the BVI Company Law, (ii) after the SEC has cleared the Proxy Statement, cause the Proxy Statement to be disseminated to Purchaser’s shareholders in compliance with applicable Law and (iii) after the Proxy Statement has been mailed, solicit proxies from the holders of Purchaser Shares to vote in accordance with the recommendation of the Purchaser Board with respect to each of the Proposals.

(b) Purchaser shall, through the Purchaser Board, recommend to its shareholders that they approve the Proposals (the “Purchaser Board Recommendation”) and shall include the Purchaser Board Recommendation in the Proxy Statement. The Purchaser Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Purchaser Board Recommendation (a “Modification in Recommendation”).

(c) To the fullest extent permitted by applicable Law, (x) Purchaser’s obligations to establish a record date, or duly call, give notice of, convene and hold the Special Meeting shall not be affected by any Modification in Recommendation, and (y) Purchaser agrees that if the Purchaser Shareholder Approval shall not have been obtained at any such Special Meeting, then Purchaser shall promptly continue to take all such commercially reasonable actions, including the actions required by this Section 8.2, and hold such additional Special Meetings in order to obtain the Purchaser Shareholder Approval. Purchaser may only adjourn the Special Meeting (i) to solicit additional proxies for the purpose of obtaining the Purchaser Shareholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Purchaser has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Purchaser Shareholders prior to the Special Meeting; provided, that, without the consent of Seller, the Special Meeting (x) may not be adjourned to a date that is more than fifteen (15) days after the date for which the Special Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) shall not be held later than three (3) Business Days prior to the Outside Date.

8.3 Cooperation; Efforts to Consummate.

(a) On the terms and subject to the conditions set forth in this Agreement, the Company, Seller and Purchaser shall cooperate with each other and use (and shall cause their respective Subsidiaries and Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Law to consummate and make effective the Transaction as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, clearances, Permits and authorizations necessary, proper or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Transaction. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall either the Company, Seller or Purchaser or any of their respective Affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such Person’s authorization, approval, consent or waiver to effectuate the Transaction, other than filing, recordation or similar fees. Notwithstanding anything to the contrary contained herein, no action taken by the Company, Seller or Purchaser under this Section 8.3 will constitute a breach of Section 6.1 or Section 7.1, respectively.

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(b) Purchaser, the Company and Seller shall each have the right to review in advance, and to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Purchaser, the Company or Seller, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transaction (including the Proxy Statement). None of the Company, Seller or Purchaser shall permit any of its officers or other Representatives to participate in any meeting or discussion with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Transaction unless it consults with the other Party in advance (except when reasonably impracticable), and to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. In exercising the foregoing rights, each of the Company, Seller and Purchaser shall act reasonably and as promptly as reasonably practicable.

(c) For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, and without limiting the foregoing, Purchaser shall, and shall cause its Affiliates to, take any and all steps that are within its control to eliminate each and every impediment under the Law that is asserted by any Governmental Entity or any other Person so as to enable the Parties to consummate the Transaction as soon as possible, and in any event prior to the Outside Date, including, but not limited to, (i) commencing or threatening to commence, and vigorously contesting, resisting and defending against, any Proceeding, whether judicial or administrative, by or before any Governmental Entity or other Person, (ii) seeking to have vacated, lifted, reversed or overturned any stay or Governmental Order, whether temporary, preliminary or permanent, that is in effect and that prevents restricts, interferes with or delays the consummation of the Transaction, (iii) proposing, negotiating, committing to and effecting by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition (or similar transaction) of any assets or businesses of the Company, Seller or Purchaser or any of their respective Subsidiaries or Affiliates, (iv) taking or committing to take actions that limit the freedom of action of any of the Company, Seller or Purchaser or any of their respective Subsidiaries or Affiliates with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of the Company or Purchaser or any of their respective Subsidiaries or Affiliates, (v) granting any financial, legal or other accommodation to any Person and (vi) proposing, negotiating, committing to and effecting any other condition, commitment or remedy of any kind. Purchaser shall not take any action, including agreeing to or consummating any merger, acquisition or other transaction, that would reasonably be expected to prevent, restrict or delay (A) the receipt of any consent, registration, approval, clearance, permit or authorization from any Governmental Entity or any other Person in connection with the Transaction or (B) the consummation of the Transaction.

8.4 No Disclosure Letter Supplements. Neither Seller nor the Company may update or supplement the Company Disclosure Letter or the Seller Disclosure Letter for facts or events that arise after the date of this Agreement.

8.5 Publicity. The initial press release with respect to the Transaction shall be a joint press release and thereafter the Company, Seller and Purchaser shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comment by the other Party, prior to issuing any press releases or otherwise making planned public statements with respect to the Transaction and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or NASDAQ or (ii) any consultation that would not be reasonably practicable as a result of requirements of applicable Law. Each of the Company, Seller and Purchaser may make any public statements in response to questions by the press, analysts, investors or those attending industry conferences or analyst or investor conference calls, so long as such statements are not inconsistent with previous statements made jointly by the Seller and Purchaser.

8.6 Section 16 Matters. Prior to the Closing, each of Purchaser, the Company and Seller shall take all steps as may be required, to the extent permitted under applicable Law, to cause any dispositions of Company Shares or acquisitions of Purchaser Shares (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the Transaction by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Transaction to be exempt under SEC Rule 16b-3(d) promulgated under the Exchange Act.

8.7 Tax Matters. Notwithstanding anything to the contrary contained herein, Seller and the Company shall be responsible for and shall pay all Transfer Taxes required to be paid by Seller, the Company, Purchaser or any of their Subsidiaries incurred in connection with the Transaction. Unless otherwise required by applicable Law, Seller and the Company shall file all necessary Tax Returns with respect to all such Transfer Taxes, and if required by applicable Law, Purchaser will join in the execution of any such Tax Returns. The Company, Seller and Purchaser agree to reasonably cooperate to reduce or eliminate the amount of any such Transfer Taxes.

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8.8 Reserved.

8.9 Amended and Restated Registration Rights Agreement. At the Closing, (a) Purchaser shall deliver to Seller a copy of the Amended and Restated Registration Rights Agreement duly executed by Purchaser, and shall use reasonable best efforts to cause each applicable Purchaser Shareholder to deliver to Seller a copy of the Amended and Restated Registration Rights Agreement duly executed by such Purchaser Shareholder, and (b) Seller shall deliver to Purchaser a copy of the Amended and Restated Registration Rights Agreement duly executed by the Company, and shall use reasonable best efforts to cause the Seller to deliver to Purchaser a copy of the Amended and Restated Registration Rights Agreement duly executed by Seller.

8.10 Expenses. Except as otherwise specifically provided herein, each party shall be responsible for and bear its own costs, expenses, fees and/or liabilities (including, fees and disbursements of its respective counsel, accountants, brokers, advisors and consultants) incurred in connection will all obligations required to be performed by each of them under this Agreement, the Transaction Documents, and the Transaction.

8.11 Payment of Extension Fees. In the event the Purchaser, in its reasonable and absolute discretion, determines that the Closing of the Transaction may not occur prior to November 24, 2022 (the “Original Termination Date”), the Purchaser may, as provided for under its Organizational Documents, extend the Original Termination Date up to two times for three months each time by depositing $862,500 into the trust account for each three month extension (each, an “Extension Payment”). Any such Extension Payment shall be shared equally by the Purchaser and the Seller.

8.12 Round Lot Holders. If necessary, the parties to this Agreement shall use commercially reasonable efforts to cause Purchaser to have at least four hundred (400) shareholders of record with each holding at least one hundred (100) shares of Purchaser Shares at the Closing (the “Minimum Round Lot Holders”), after giving effect to any redemptions by the Purchaser and consummation of the Transactions. Company shall cooperate with all reasonable requests made by Purchaser, including without limitation, sharing equally with the Purchaser in the costs or fees associated with hiring third party consultants and/or advisors, to assist in maintaining or acquiring the Minimum Round Lot Holders.

Article IX

Conditions

9.1 Mutual Conditions to Obligation of Each Party. The respective obligation of each Party to consummate the Transaction is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Shareholder Approval. (i) The Purchaser Shareholder Approval shall have been obtained and (ii) the Seller Shareholder Approval shall have been obtained.

(b) Regulatory Approvals and Private Consents. All consents, registrations, approvals, clearances, Permits and authorizations that are set forth in Section 4.4 of the Seller Disclosure Letter or Section 5.4 of the Purchaser Disclosure Letter shall have been obtained. In addition, all consents, registrations, approvals, clearances, Permits and authorizations in addition to those described in the preceding sentence that are required to consummate the Transaction shall have been obtained.

(c) No Laws or Governmental Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Transaction.

(d) Proxy Statement. The Proxy Statement shall have become cleared by the SEC and the definitive Proxy Statement filed and mailed, as soon as practicable thereafter.

(e) Escrow Agreement. Seller, the Indemnified Parties Representative, as Representative of the Indemnified Parties and the Escrow Agent shall each have executed and delivered the Escrow Agreement.

(f) Other Agreements. The Transaction Documents delivered prior to the Closing shall be in full force and effect and shall not have been rescinded by any of the parties thereto.

(g) Net Tangible Assets. Based upon the pro forma financial statements included in the Proxy Statement (assuming the maximum redemption amount) at the time of the Closing, Purchaser shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

9.2 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the Transaction is also subject to the satisfaction or waiver by Purchaser at or prior to the Effective Time of the following conditions:

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(a) Representations and Warranties.

(i) The representations and warranties made by the Company and Seller that are expressly set forth in the first sentence of Section 3.1 (Organization, Good Standing and Qualification), the first sentence of each of Sections 3.2(a) through 3.2(c) (Capital Structure of the Company), Section 3.3 (Corporate Authority; Approval and Fairness), Section 3.18 (Brokers and Finders), Section 4.1 (Organization, Good Standing, and Qualification), Section 4.2 (Capital Structure of Seller), Section 4.3 (Corporate Authority, Approval and Fairness), and Section 4.6 (No Broker’s or Finder’s Fee) that are qualified by materiality, Material Adverse Effect or other similar qualifier shall be true and correct in all respects and that are not qualified by materiality, Material Adverse Effect or other similar qualifier shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all respects or all material respects, as applicable, as of such particular date or period of time).

(ii) The other representations and warranties made by the Company that are expressly set forth in Article III and Article IV shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct (without giving effect to any materiality, Material Adverse Effect or other similar qualifier contained therein) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Performance of Obligations of Seller and the Company. Seller and the Company shall have performed or complied in all material respects with each of its obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date; provided, that for purposes of this Section 9.2(b), a covenant of each of the Seller and the Company shall only be deemed to have not been performed if Seller or the Company has failed to cure within fifteen (15) days after written notice of a breach thereof by Purchaser (or if earlier, the Outside Date).

(c) Company Closing Certificate. Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Section 9.2(a) and Section 9.2(b) have been satisfied (the “Company Closing Certificate”).

(d) Seller Closing Certificate. Purchaser shall have received a certificate signed on behalf of Seller by an executive officer of Seller certifying that the conditions set forth in Section 9.2(a)(i) and Section 9.2(b) have been satisfied (the “Seller Closing Certificate”).

(e) Seller Release. Purchaser shall have received a release substantially in the form of Exhibit F (the “Seller Release”) duly executed by Seller.

(f) Cash of the Company and its Subsidiaries. The aggregate Cash of the Company and its Subsidiaries shall equal or exceed Ten Million Dollars ($10,000,000).

(g) Company Lock-up Agreement. Seller shall have executed and delivered to Purchaser a Lock-up Agreement, in substantially the form attached hereto as Exhibit D (the “Company Lock-up Agreement”) pursuant to which the Purchaser Shares held by the Seller (or any of its designees) shall be subject to lock-up for a period of eighteen (18) months from the Closing Date, which period may, upon written agreement of Purchaser and Seller, be reduced for one or more holders of the Company Shares.

(h) Transaction Documents. Seller and the Company shall have delivered to Purchaser a counterpart of each of the Transaction Documents to which it is a party.

(i) Good Standing. Seller, the Company, and each of the BVI and Subsidiaries incorporated under the law of Singapore shall have delivered to Purchaser a certificate of good standing with respect to each of Seller, the Company, and each of the Subsidiaries from the Registrar of Corporate Affairs of the British Virgin Islands and in relation to Subsidiaries incorporated in Singapore, from the Accounting and Corporate and Regulatory Authority of Singapore in Singapore.

(j) Satisfactory Completion of Due Diligence. The Purchaser shall have completed its financial, operational and legal due diligence review of the Company on or before May 31, 2022, and be satisfied with the results of such due diligence review. If the Purchaser has not notified the Seller in writing that it is not satisfied with the results of its due diligence review by close of business, New York time, on May 31, 2022, the closing condition of this Section 9.2(j) shall lapse without the necessity of any further action by the parties.

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(k) Letter Agreement with Certain Creditors of the Company. The persons listed on Section 9.2(k) of the Seller Disclosure Letter have entered into an agreement with the Company, in form and substance satisfactory to Purchaser, pursuant to which such creditors agree and forebear on the collection of the Indebtedness of the Company to them and agree to defer the maturity of such indebtedness to December 31, 2022 and agree that such Indebtedness shall be forgiven by the persons listed on Section 9.2(k) of the Seller Disclosure Letter contemporaneously with the Closing.

(l) Transfer to the Company of All Rights to the Name “Kent Ridge”. Kent Ridge Health Private Limited shall have irrevocably transferred to the Company without additional consideration all registered trademarks and logos for “Kent Ridge” free and clear of all Encumbrances and licenses and the Company shall have furnished to Purchaser and its counsel evidence satisfactory to Purchaser and its counsel that such transfer has been completed and all new registrations to effect such transfer have been duly filed and are in full force and effect. Kent Ridge Health Private Limited shall have irrevocably amended its Organizational Documents to remove “Kent Ridge” from its official name and the Company shall have furnished Purchaser and its counsel with evidence satisfactory to Purchaser and its counsel that all filings to effect such change in legal name have been duly made and are in full force and effect.

9.3 Conditions to Obligation of Seller. The obligation of Seller to consummate the Transaction is also subject to the satisfaction or waiver by Seller at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties made by Purchaser that are expressly set forth in the first sentence of Section 5.1 (Organization, Good Standing and Qualification), the first sentence of each of Section (a) through (c) (Capital Structure of Purchaser), Section 5.3 (Corporate Authority; Approval), Section 5.6(a) (Absence of Certain Changes) and Section 5.13 (Brokers and Finders) that are qualified by materiality, Material Adverse Effect or other similar qualifier shall be true and correct in all respects and that are not qualified by materiality, material adverse effect or other similar qualifier shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case, such representation and warranty shall be so true and correct in all respects or all material respects, as applicable, as of such particular date or period of time).

(ii) The other representations and warranties made by Purchaser that are expressly set forth in Article V shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct (without giving effect to any materiality, materiality adverse effect or other similar qualifier contained therein) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser or prevent, materially delay or materially impair the ability of Purchaser to consummate the Transaction.

(b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with each of its obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date; provided, that for purposes of this Section 9.3(b), a covenant of Purchaser shall only be deemed to have not been performed if Purchaser, has failed to cure within fifteen (15) days after written notice of a breach thereof by Seller (or if earlier, the Outside Date).

(c) Purchaser Closing Certificate. Seller shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser certifying that the conditions set forth in Section 9.3(a) and Section 9.3(b) have been satisfied (the “Purchaser Closing Certificate”).

(d) D&O Resignations. The directors and executive officers of Purchaser listed in Section 9.3(d) of the Purchaser Disclosure Letter shall have been removed from their respective positions or tendered their irrevocable resignations, in each case effective as of the Effective Time.

(e) Stock Exchange Approval. The Purchaser Shares issuable to Seller pursuant to this Agreement shall have been authorized for listing on NASDAQ upon official notice of issuance.

(f) Transaction Documents. Purchaser shall have delivered a counterpart of each of the Transaction Documents to which it is a party to Seller.

(g) Good Standing. Purchaser shall have delivered to Seller a certificate of good standing with respect to the Purchaser from the Registrar of Corporate Affairs of the British Virgin Islands.

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(h) Fairness Opinion. Purchaser shall have received a fairness opinion from EverEdge Global to the effect that the Purchase Price to be paid by Purchaser for the Company Shares pursuant to this Agreement is fair to Purchaser from a financial point of view.

(i) Satisfactory Completion of Due Diligence; Board approval. The Seller shall have completed its financial, operational and legal due diligence review of the Purchaser on or before May 31, 2022, and be satisfied with the results of such due diligence review. If the Seller has not notified the Purchaser in writing that it is not satisfied with the results of its due diligence review by close of business, New York time, on May 31, 2022, the closing condition of this Section 9.2(i) shall lapse without the necessity of any further action by the parties.

Article X

Termination; Survival

10.1 Termination by Mutual Written Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Seller and Purchaser.

10.2 Termination by Either Purchaser or the Seller. This Agreement may be terminated at any time prior to the Effective Time by written notice of either the Seller or Purchaser to the other if:

(a) The Transaction shall not have been consummated by 5:00 p.m. (New York Time) on or prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 10.2(a) shall not be available to any Party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transaction (subject to the applicable notice and cure provisions set forth in this Article X); or

(b) Any Law or final, nonappealable Governmental Order shall have been enacted, issued, promulgated, enforced or entered that permanently restrains, enjoins or otherwise prohibits consummation of the Transaction; provided that the right to terminate this Agreement pursuant to this Section 10.2(b) shall not be available to any party that has breached any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the enactment, issuance, promulgation, enforcement or entry of such Law or Governmental Order.

(c) The Purchaser Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a Special Meeting or any adjournment.

10.3 Termination by Purchaser. This Agreement may be terminated by Purchaser by providing written notice to Seller if:

(a) At any time prior to the Effective Time, (x) there has been a breach by the Company or Seller of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions in Section 9.2(a) or Section 9.2(b) would not be satisfied (and such breach is not curable prior to the Outside Date), or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of written notice thereof by Purchaser to the Seller or (ii) three (3) Business Days prior to the Outside Date, or (y) the results of the due diligence are not satisfactory to the Purchaser as provided in Section 9.2(i); provided, however, that the right to terminate this Agreement pursuant to this Section 10.3(a) shall not be available to Purchaser if it has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transaction (subject to the applicable notice and cure provisions set forth in this Article X); or

(b) The Seller Shareholder Approval shall not have been obtained including, by reason of the failure to obtain the required vote.

10.4 Termination by Seller. This Agreement may be terminated by the Seller by providing written notice to Purchaser if:

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(a) At any time prior to the Effective Time, (x) there has been a breach by Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions in Section 9.3(a) or Section 9.3(b) would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of written notice thereof by the Company to Purchaser or (ii) three (3) Business Days prior to the Outside Date) or (y) the results of the due diligence are not satisfactory to the Seller as provided in Section 9.3(i); provided, however, that the right to terminate this Agreement pursuant to this Section 10.4(a) shall not be available to the Seller if it has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Transaction (subject to the applicable notice and cure provisions set forth in this Article X).

(b) Purchaser Board shall have publicly withdrawn, modified or changed, in any manner adverse to the Seller, the Purchaser Board Recommendation with respect to any Proposals set forth in the Proxy Statement.

10.5 Effect of Termination. In the event of termination of this Agreement and the abandonment of the Transaction pursuant to this Article X, this Agreement and every other agreement, certificate, instrument or other document delivered pursuant to this Agreement shall become null and void and of no further force and effect, without any duties, obligations or liabilities on the part of any Party (or any of their Representatives or Affiliates). Notwithstanding the foregoing, (a) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any fraud or Willful Breach of this Agreement prior to such termination; and (b) the following shall survive such termination: (i) Section 3.25 (No Other Representations or Warranties), Section 4.7 (No Other Representations or Warranties), Section 5.19 (No Other Representations or Warranties), Section 6.3 (No Claims Against Purchaser Trust Account), this Section 10.5 (Effect of Termination), Article XI and Article XII; (ii) the Confidentiality Agreement; and (iii) the definitions of any related defined terms used in the provisions or agreements described in the foregoing clauses (i) through (ii).

Article XI

Indemnification

11.1 Indemnification.

(a) Subject to the terms and conditions of this Article XI and from and after the Closing Date, Seller (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless Purchaser, the Company, and their respective Affiliates and Subsidiaries (collectively, the “Indemnified Parties” and each a “Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (each a “Loss” and collectively “Losses”) incurred or sustained by the Purchaser, the Company and/or any of their respective Affiliates and Subsidiaries, to the extent resulting from (i) any breach or inaccuracy in any representation or warranty set forth in Article III or Article IV, (ii) any breach of any covenant of Seller or the Company contained in this Agreement or the Transaction Documents, (iii) any breach of Privacy Laws by the Company, any Subsidiary of the Company or any vendor to the Company or such Subsidiary that involves or pertains to the Personal Data of customers of the Company or any Subsidiary of the Company or other users of the products or services of the Company or any Subsidiary of the Company or (iv) the amount, if any, by which the counterparty to the Mutual Termination Agreement listed as item 2 on Section 3.17(a) of the Company Disclosure Letter has failed to pay the Company on or before the Business Day prior to the Closing Date. The Indemnifying Party shall be responsible for all Losses described in Sections 11.1(a)(i)-(iii) exceeding $2,500,000, for all Losses described in Section 11.1(a)(iv) and any liability incurred pursuant to the terms of this Article XI shall be paid exclusively from the Indemnification Escrow Shares valued at the VWAP in accordance with the terms of the Escrow Agreement.

11.2 Procedure. The following shall apply with respect to all claims by, as the case may be, for indemnification:

(a) The Indemnified Party Representative shall serve as the Representative of the Indemnified Parties. The Indemnified Party Representative shall give Seller, prompt notice (an “Indemnification Notice”) of any Losses (including with respect to a third-party action) with respect to which the Indemnified Party seeks indemnification pursuant to Section 11.1 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss or Losses that have been or may be suffered or incurred by the Indemnified Party Representative. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 11.1, except to the extent such failure materially and adversely affects the ability of Seller to defend such claim.

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(b) In the case of the assertion or commencement of any Proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing a Third-Party Claim as to which indemnification is sought by the Indemnified Party Representative, the Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless Seller, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party Representative (but in any event within fifteen (15) days thereafter), shall (i) deliver a written confirmation to the Indemnified Party Representative that the indemnification provisions of Section 11.1 are applicable to such Third-Party Claim and Seller will indemnify the Indemnified Party Representative in respect of such Third-Party Claim pursuant to the terms of Section 11.1 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Party liability for Losses, counterclaim or offset, (ii) notify the Indemnified Party in writing of the intention of the Seller to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party Representative to conduct the defense of such Third-Party Claim.

(c) If Seller assumes the defense of any such Third-Party Claim pursuant to Section 11.2(b), then the Indemnified Party Representative shall cooperate with the Seller in any manner reasonably requested in connection with the defense, and the Indemnified Party Representative shall have the right to be kept fully informed by Seller and its legal counsel with respect to the status of any Proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If Seller so assumes the defense of any such Third-Party Claim, the Indemnified Party Representative shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party Representative shall be at the expense of Indemnified Party Representative unless (i) Seller has agreed that the Indemnifying Party will bear and pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between the Indemnified Party Representative and the Indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party.

(d) If Seller elects to assume the defense of any Third-Party Claim pursuant to Section 11.2(b), the Indemnified Party Representative shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Seller withdraws from or fails to adequately prosecute the defense of such asserted liability, or unless a final judgment is entered against the Indemnified Party Representative for such liability. If Seller does not elect to defend, or if, after commencing or undertaking any such defense, Seller fails to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party’s expense. Notwithstanding anything to the contrary, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party Representative (at the expense of the Indemnifying Party) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party Representative, or (ii) to the extent such Third-Party Claim involves criminal allegations against the Indemnified Party Representative or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party Representative is entitled to indemnification under this Agreement. In the event the Indemnified Party Representative retains control of the Third-Party Claim, the Indemnified Party Representative will not settle the subject claim without the prior written consent of Seller, which consent will not be unreasonably withheld, delayed or conditioned.

(e) If the Indemnified Party Representative undertakes the defense of any such Third-Party Claim pursuant to Section 10.1 and proposes to settle such Third-Party Claim prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party Representative shall give Seller prompt written notice thereof and the Seller shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. Seller shall not, without the prior written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is granted or paid, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to the Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other Proceedings (known or unknown) arising or which might arise out of the same facts.

11.3 Payment of Indemnified Losses. In the event that an Indemnified Party is entitled to any indemnification pursuant to this Article XI, Indemnified Party shall be paid exclusively from the Indemnification Escrow Shares. For the avoidance of doubt, in the event all Indemnification Escrow Shares have been distributed pursuant to this Article XI, there shall be no further indemnification obligation hereunder. Any and all such indemnification payments shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.

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11.4 Materiality. For purposes of this Article XI, the amount of Losses based upon, arising out of, with respect to or by reason of any inaccuracy in, or breach or nonfulfillment of, any of the representations, warranties and covenants of any Party contained in this Agreement, any certificate delivered in satisfaction of the condition set forth in Section 9.2c) or any Transaction Document shall be determined without regard to any (a) materiality, including for “material,” “materiality,” “in all material respects,” and “Material Adverse Effect,” or other similar qualification contained in or otherwise applicable to such representation, warranty or covenant.

11.5 Survival of Indemnification Rights. All representations and warranties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive until fifteen (15) months following the Closing (the “Survival Period”). After the expiration of the Survival Period, no Indemnifying Party shall have further liability for indemnification pursuant to this Article XI other than with respect to the claims already made pursuant to this Article XI prior to the expiration of the Survival Period provided that the Indemnification Notice describes such claim with specificity together with a good faith, reasonable estimate of the Loss claimed. Notwithstanding the foregoing, any claim made pursuant to this Article XI prior to the expiration of the Survival Period that is still pending or unresolved at the end of the Survival Period, shall continue to be covered by this Article XI notwithstanding any applicable statute of limitations (which the Indemnifying Party hereby waives) or the expiration of the Survival Period, until such matter is finally terminated or otherwise resolved by and between the Indemnified Party Representative and the Seller under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

11.6 Certain Indemnification Matters. The Indemnified Party shall use commercially reasonable efforts to mitigate the amount of its Losses to the extent required under applicable Law.

11.7 Sole and Exclusive Remedy. Subject to the occurrence of, and from and after, the Closing, except with respect to any claim to the extent based on or arising out of fraud or Willful Breach, the remedies provided in this Article XI shall be deemed the sole and exclusive remedies of an Indemnified Party Representative, from and after the Closing Date, with respect to any and all breaches by Seller and the Company of their representations and warranties stated in Article III and Article IV and with respect to any and all breaches by Purchaser of its representations and warranties stated in Article V.

11.8 Limitations. Notwithstanding anything to the contrary contained in this Agreement, no Indemnifying Party shall be liable for Losses that are for punitive, special or exemplary damages, unless except to the extent such Losses are payable by reason of actually awarded in connection with a Third-Party Claim.

11.9 Authorization of Indemnified Party Representative.

(a) Appointment. By virtue of the adoption of this Agreement and the Transaction, each Indemnified Party shall be deemed to have appointed the designation of, and hereby irrevocably constitutes and appoints the Indemnified Party Representative as his, her or its agent and representative for the purposes contemplated by Article XI, to execute any and all instruments or other documents on behalf of the Indemnified Party, and to do any and all other acts or things on behalf of the Indemnified Party under such provisions of this Agreement which the Indemnified Party may deem necessary, advisable, convenient or appropriate, or which may be required pursuant to such provisions, including the exercise of the power to: (i) give and receive notices and communications to or from the Seller required or contemplated by such provisions of this Agreement (except to the extent that this Agreement expressly contemplates that any such notice or communication shall be given to or received by Purchaser); (ii) (A) assert on behalf of the Indemnified Party, any amounts payable by or to be received by the Indemnified Party under any indemnification claims by or against Seller to the extent provided in Article XI, (B) negotiate and compromise, on behalf of the Indemnified Party, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement with respect to the provisions of this Article XI, and (C) execute, on behalf of the Indemnified Party, any settlement agreement, release or other document with respect to such dispute or remedy; (iii) engage attorneys, accountants, agents or consultants on behalf of the Indemnified Party in connection with the exercise of its duties hereunder and pay any fees related thereto, and (iv) take all actions necessary or appropriate in the judgment of the Indemnified Party Representative for the accomplishment of the foregoing. For the avoidance of doubt, the Indemnified Party Representative shall have authority and power to act on behalf of the Indemnified Party to the extent contemplated by this Section 11.9 with respect to the disposition, settlement or other handling of all claims under Article XI of this Agreement. The Indemnified Party shall be bound by all actions taken and documents executed by the Indemnified Party in accordance with this Section 11.9, and Seller shall be entitled to rely on any action or decision of the Indemnified Party Representative, without any duty of inquiry or investigation as to the authority or propriety of any such action or decision of the Indemnified Party. Notices or communications to or from the Indemnified Party Representative as contemplated by this Section 11.9, and given pursuant to Section 12.6, shall constitute notice to or from the Indemnified Party.

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(b) Authorization. The appointment of the Indemnified Party Representative is coupled with an interest and shall not be revocable by the Indemnified Party in any manner or for any reason. This authority granted to the Indemnified Party Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law. The Indemnified Parties Representative hereby accepts its appointment as the initial Indemnified Party Representative. Any decision, act, consent or instruction taken by the Indemnified Party Representative in accordance with this Section 11.9 on behalf of Indemnified Party (each, an “Indemnified Party Authorized Action”) shall be final, binding and conclusive on Seller as fully as if such Seller had taken such Indemnified Party Authorized Action. Purchaser, on behalf of the Indemnified Party, agrees that the Indemnified Party Representative, as the Indemnified Party Representative, shall have no liability to the Indemnified Party for any Indemnified Party Authorized Action.

(c) Resignations; Vacancies. The Indemnified Party Representative may resign from its position as Indemnified Party Representative at any time by written notice delivered to Purchaser. If there is a vacancy at any time in the position of the Indemnified Party for any reason, such vacancy shall be filled by the Indemnified Party Representative.

(d) No Liability. All acts by the Indemnified Party Representative hereunder in its capacity as such shall be deemed to be acts of the Indemnified Party and not of the Indemnified Party Representative individually. The Indemnified Party Representative shall not be liable to the Indemnified Party or any other Person in its capacity as the Indemnified Party Representative for any reason, including for anything which it may do or refrain from doing in connection with this Agreement; provided, the foregoing will not prevent liability to the Indemnified Party for the Indemnified Party Representative’s willful breach of this Agreement. The Indemnified Party Representative shall not be liable to the Indemnified Party, in its capacity as the Indemnified Party Representative, for any liability of the Indemnified Party or otherwise, or for any error of judgment or for any mistake in fact or Law, except in the case of the Indemnified Party Representative’s gross negligence or willful misconduct as determined in a final and non-appealable judgment of a court of competent jurisdiction. The Indemnified Party Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties or rights hereunder or thereunder, and it shall be fully protected with respect to any action taken, omitted or suffered by it in accordance with the advice of such counsel. The Indemnified Party Representative shall not by reason of this Agreement have a fiduciary relationship in respect of the Indemnified Party, except in respect of amounts received on behalf of the Indemnified Party. The Indemnifying Party and the Seller shall be entitled to rely conclusively on any decision, action (or inaction), consent or instruction of the Indemnified Party Representative as being the decision, action, consent or instruction of the Indemnified Party, and Seller shall be entitled to deal solely with the Indemnified Party Representative (and shall not be required to deal with the Indemnified Party, in his, her or its capacity as such) with respect to the matters contemplated by Article XI.

(e) Indemnification; Expenses. Purchaser shall indemnify and hold harmless the Indemnified Party Representative from and against any loss incurred without gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) on the part of the Indemnified Party Representative and arising out of or in connection with the acceptance or administration of its duties hereunder. Any expenses or taxable income incurred by the Indemnified Party Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Indemnified Party Representative but shall be payable by and attributable to Purchaser. The Indemnified Party Representative may also from time to time submit invoices to Purchaser covering such expenses and liabilities, which shall be paid by Purchaser promptly following the receipt thereof. Upon the request of Purchaser, the Indemnified Party Representative shall provide Purchaser with an accounting of all material expenses and liabilities paid by the Indemnified Party Representative in its capacity as such.

Article XII

Miscellaneous

12.1 Amendment; Waiver.

(a) Subject to the provisions of applicable Law and the provisions of Section 7.3 (Indemnification; Directors’ and Officers’ Insurance), at any time prior to the Effective Time, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Purchaser, the Indemnified Parties Representative, Seller and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective. The conditions to each of the Parties’ respective obligations to consummate the Transaction are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective.

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(b) No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights, and except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

12.2 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. The exchange of copies of this Agreement and signature pages by email in .pdf or .tif format (and including, without limitation, any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes.

12.3 Governing Law. This Agreement, and any claims or Proceedings arising out of this Agreement or the subject matter hereof (whether at law or equity, in contract or in tort or otherwise), shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

12.4 Forum; Waiver of Jury Trial.

(a) Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction exclusively in the courts of the State of New York located in the Borough of Manhattan; provided that if subject matter jurisdiction over the Proceeding is vested exclusively in the United States federal courts, then such Proceeding shall be heard in the United States District Court for the Southern District of New York (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 12.6 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 12.4(a) or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTION, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.4(b).

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12.5 Equitable Remedies. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transaction are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed or complied with in accordance with their terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to equitable remedies against another Party for its breach or threatened breach of this Agreement, including to enforce specifically the terms and provisions of this Agreement or to obtain an injunction restraining any such breach or threatened breach of the provisions of this Agreement in the Chosen Courts, in each case, (i) without necessity of posting a bond or other form of security and (ii) without proving the inadequacy of money damages or another any remedy at law. In the event that a Party seeks equitable remedies in any Proceeding (including to enforce the provisions of this Agreement or prevent breaches or threatened breaches of this Agreement), no Party shall raise any defense or objection, and each Party hereby waives any and all defenses and objections, to such equitable remedies on grounds that (x) money damages would be adequate or there is another adequate remedy at law or (y) the Party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another any remedy at law.

12.6 Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, or (b) delivered by registered or certified mail, return receipt requested. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 12.6:

If to the Company:

EUDA Health Limited

1 Pemimpin Drive

#02-02 One Pemimpin

Singapore 576152

Attention:	Mr. Kelvin Chen Wei Wen

with a copy to (which shall not constitute notice):

Kaufman & Canoles, P.C.

Two James Center

1021 East Cary Street, Suite 1400

Richmond, VA 23219-4058

Attention:	Anthony W. Basch, Esq.
J. Britton Williston, Esq.

if to Seller:

Watermark Developments Limited

1 Pemimpin Drive

#02-02 One Pemimpin

Singapore 576152

Attention:	Mr. Kelvin Chen Wei Wen

with a copy to (which shall not constitute notice):

Kaufman & Canoles, P.C.

Two James Center
1021 East Cary Street, Suite 1400

Richmond, VA 23219-4058

Attention:	Anthony W. Basch, Esq.
J. Britton Williston, Esq.

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if to Purchaser:

6 Eu Tong Sen Street

#08-13 Central

Singapore 059817

Attention:	Mr. James Tan Meng Dong

Email: mengdong38@yahoo.com

If to the Indemnified Party Representative:

Block 407 Sin Ming Avenue

#09-209

Singapore 570407

Attention:	Mr. Kwong Yeow Liew

Email: kent_liew1954@yahoo.com.sg

12.7 Entire Agreement.

(a) This Agreement (including the exhibits, schedules and annexes), the Company Disclosure Letter, the Seller Disclosure Letter, the Purchaser Disclosure Letter, the Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the Parties and their Affiliates with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters.

(b) Without limiting Section 3.25 (No Other Representations or Warranties) or Section 5.19 (No Other Representations or Warranties), each Party acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, Article IV or Article V, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents, (i) no Party has made or is making any representations, warranties or inducements, (ii) no Party has relied on or is relying on any representations, warranties, inducements, statements, materials or information (including as to the accuracy or completeness of any statements, materials or information) and (iii) each Party hereby disclaims reliance on any representations, warranties, inducements, statements, materials or information (whether oral or written, express or implied, or otherwise) or on the accuracy or completeness of any statements, materials or information, in each case of clauses (i) through (iii), relating to or in connection with the negotiation, execution or delivery of this Agreement or any Transaction Documents, the agreements, certificates, instruments or other documents delivered pursuant to this Agreement or the Transaction Documents, or the Transaction. Each Party hereby releases, discharges, ceases and waives any and all claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and Proceedings (whether in contract or in tort, in law or in equity, or granted by statute) relating to the making (or alleged making) of any representations, warranties or inducements, the disclosure or making available of any statements, materials or information (or the accuracy or completeness thereof), or the reliance on (or alleged reliance on) any representations, warranties, inducements, statements, materials or information (including the accuracy or completeness of any statements, materials or information), except for such claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and Proceedings arising from fraud with respect to the representations and warranties expressly set forth in Article III or Article IV, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents.

12.8 Intentionally Omitted.

12.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties (and any of their respective successors and permitted assigns). No Party shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties, and any attempted or purported assignment or delegation in violation of this Section 12.9 shall be null and void.

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12.10 Third Party Beneficiaries. Except for the Indemnified Parties with respect to the provisions of Section 7.3 (Indemnification; Directors’ and Officers’ Insurance), the Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other Parties on the terms and subject to the conditions set forth in this Agreement and are not for the benefit of any other Person who is not a party to this Agreement. Other than the Parties and their respective successors and permitted assigns, this Agreement is not intended to, and does not, confer upon any Person any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 12.1 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

12.11 Non-Recourse. Any and all claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs or Proceedings (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the subject matter hereof (including the Transaction), any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the subject matter thereof, or any negotiation, execution, or performance of any of the foregoing, shall be brought, raised or claimed only against the Persons that are expressly identified as “Parties” in the preamble to this Agreement (the “Contracting Parties”). No Nonparty Person shall have any responsibility, obligation or liability for any claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs or Proceedings (whether in contract or in tort, in law or in equity, or granted by statute) arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement (including the Transaction) or its negotiation, execution, performance, or breach and, to the maximum extent permitted by Laws, each Contracting Party hereby irrevocably, unconditionally, completely and forever releases, discharges, ceases and waives all such claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs or Proceedings (whether in contract or in tort, in law or in equity, or granted by statute) against any such Nonparty Persons. Without limiting the foregoing, to the maximum extent permitted by Laws, (a) each Contracting Party hereby irrevocably, unconditionally, completely and forever releases, discharges, ceases and waives any and all claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs or Proceedings (whether in contract or in tort, in law or in equity, or granted by statute) that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. The “Nonparty Persons” means the Persons who are not Contracting Parties, and the term “Nonparty Persons” shall include, but not be limited to, all past, present or future shareholders, members, partners, other securityholders, controlling Persons, directors, managers, officers, employees, incorporator, Affiliates, agents, attorneys, advisors, other Representatives, lenders, capital providers, successors or permitted assigns of all Contracting Parties, all Affiliates of any Contracting Party or of all past, present or future shareholders, members, partners, other securityholders, controlling Persons, directors, managers, officers, employees, incorporator, Affiliates, agents, attorneys, advisors, other Representatives, lenders, capital providers, successors or permitted assigns of all of the foregoing.

12.12 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the original intent and purpose of such legal, invalid or unenforceable provision in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

12.13 Interpretation and Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

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(b) The Preamble, and all Recital, Article, Section, Subsection, Schedule and Exhibit references used in this Agreement are to the recitals, articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified herein.

(c) Except as otherwise expressly provided herein, for purposes of this Agreement: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “including without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; and (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.

(d) Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.

(e) References to “securities” shall mean “securities” within the meaning of the Securities Act and the Exchange Act, and the applicable rules, regulations and other Laws promulgated thereunder or interpreting or supplementing the Securities Act and the Exchange Act.

(f) When calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days, shall refer to calendar days unless Business Days are specified.

(g) All references in this Agreement to any statute or other Law include the rules and regulations promulgated thereunder by a Governmental Entity, in each case, as amended, re-enacted, consolidated or replaced from time to time. In the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.

(h) The Company Disclosure Letter, the Seller Disclosure Letter and Purchaser Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article III, Article IV or Article V, as applicable, or to one or more covenants contained in this Agreement. Inclusion of any items or information in the Company Disclosure Letter, the Seller Disclosure Letter or Purchaser Disclosure Letter, as applicable, shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, has had or would reasonably be expected to have either a Material Adverse Effect or to affect the interpretation of such term for purposes of this Agreement.

(i) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

12.14 Definitions. The terms contained in Exhibit A to this Agreement shall have the meaning ascribed to such term as set forth in Exhibit A.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first written above.

COMPANY:

EUDA HEALTH LIMITED

By:	/s/ Kelvin Chen Wei Wen
Name:	Kelvin Chen Wei Wen
Title:	CEO

SELLER:

Watermark Developments Limited

By:	/s/ Kelvin Chen Wei Wen
Name:	Kelvin Chen Wei Wen
Title:	Director

PURCHASER:

8I ACQUISITION 2 CORP.

By:	/s/ Guan Hong (William) Yap
Name:	Guan Hong (William) Yap
Title:	CFO

INDEMNIFIED PARTY REPRESENTATIVE:

/s/ Kwong Yeow Liew
Name:	Kwong Yeow Liew

[Signature Page to the Agreement]

EXHIBIT A

CERTAIN DEFINITIONS

“Acquisition Proposal” has the meaning set forth in Section 6.4(b).

“Additional Proposal” has the meaning set forth in Section 8.1(c).

“Affiliate” or “Affiliates” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” including the correlative meanings of the terms “controlled by” and “under common control with”, as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 3.23(a).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” has the meaning set forth in Section 6.4(b).

“Amendment Proposal” has the meaning set forth in Section 8.1(c).

“Amended and Restated Registration Rights Agreement” has the meaning set forth in the Recitals.

“Balance Sheet Date” means December 31, 2021.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3.

“Business Combination” has the meaning ascribed to such term in the Purchaser Articles.

“Business Combination Proposal” has the meaning set forth in Section 7.8.

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks in the City of New York, or solely with respect to the Closing Date, the Secretary of State of the State of New York is required or authorized by Law to close.

“BVI Company Law” has the meaning set forth in the Recitals.

“BVI Law” means all British Virgin Islands law.

“CareShield” means the long-term care insurance scheme implemented by the Central Provident Fund Board of Singapore, also termed “CareShield Life”.

“Cash” shall mean the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts, and in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

“Chosen Courts” has the meaning set forth in Section 12.4(a).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Purchaser Cash” means, without duplication, an amount equal to (a) the Cash contained in the Purchaser Trust Account as of immediately prior to the Effective Time; plus (b) all other Cash of Purchaser; minus (c) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any Purchaser Shares pursuant to the Redemption Offer (to the extent not already paid).

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Articles” means the Memorandum and Articles of Association of EUDA Health Limited, as amended, restated or supplemented from time to time.

“Company Board” means the board of directors of the Company.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Employee” means any current or former employee, director or independent contractor (who is a natural person) of the Company or any of its Subsidiaries.

“Company Lock-Up Agreement” has the meaning set forth in Section 9.2g).

“Company Material Contract” has the meaning set forth in Section 3.17(a).

“Company Shareholder” means the holder of Company Shares.

“Company Shares” has the meaning set forth in the recitals.

“Company Top Customer” has the meaning set forth in Section 3.19(a).

“Company Top Supplier” has the meaning set forth in Section 3.19(a).

“Computer Systems” has the meaning set forth in Section 3.16(h).

“Confidentiality Agreement” means the nondisclosure and confidentiality agreement between the Company and the Sponsor, dated December 1, 2021.

“Contract” means any legally binding contract, agreement, lease, license, note, mortgage, indenture, arrangement or other obligation.

“Contracting Parties” has the meaning set forth in Section 12.11.

“Costs” has the meaning set forth in Section 7.3(a).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the World Health Organization, in each case, in connection with or in response to COVID-19.

“D&O Indemnified Parties” has the meaning set forth in Section 7.3(a).

“D&O Insurance” has the meaning set forth in Section 7.3(b).

“Disclosure Letter” means any of the Company Disclosure Letter, Purchaser Disclosure Letter or Seller Disclosure Letter.

“Earn-Out Period” has the meaning set forth in Section 1.6(d)(i).

“Earn-Out Shares” has the meaning set forth in Section 1.6(a).

“Effective Time” means 12.01 a.m. New York time, on the Closing Date.

“Encumbrance” any pledge, lien, charge, option, hypothecation, mortgage, security interest, adverse right, prior assignment, license, sublicense or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing

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“Environmental Law” means any Law relating to: (a) the protection, investigation, remediation or restoration of the environment, health, safety or natural resources; (b) the handling, labeling, management, recycling, generation, use, storage, treatment, transportation, presence, disposal, release or threatened release of any Hazardous Substance; or (c) any noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

“Escrow Agent” means American Stock Transfer & Trust Company, LLC.

“Escrow Agreement” means the escrow agreement dated the Closing Date between, Seller, the Indemnified Parties Representative, as Representative of the Indemnified Parties and the Escrow Agent in substantially the form of Exhibit E.

“Exchange Act” means the Securities Exchange Act of 1934.

“Export and Sanctions Regulations” has the meaning set forth in Section 3.9(e).

“Financial Statements” has the meaning set forth in Section 3.5(a).

“GAAP” means United States generally accepted accounting principles, consistent applied.

“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity, and any officer or employee of a public international organization, as well as any Person acting in an official capacity for or on behalf of any such Governmental Entity, or for or on behalf of any such public international organization.

“Governmental Entity” means any federal, state or local, supranational or transnational governmental (including public international organizations), quasi-governmental, statutory, administrative, supervisory, judicial, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction, in any country, including but not limited to the United States, British Virgin Islands, Singapore, Malaysia and Vietnam, and any other territory where the Company and its Subsidiaries conduct or had conducted business or have a business presence before or as at the date of this Agreement.

“Governmental Order” means any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award entered by or with any Governmental Entity.

“Hazardous Substance” means any: (a) substance that is listed, designated, classified or regulated pursuant to any Environmental Law; (b) any substance that is a petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon; and (c) other substance that poses a risk of harm or may be the subject of regulation or liability in connection with any Environmental Law.

“Health Care Laws” means any and all Laws of any Governmental Entity pertaining to health regulatory matters applicable to the business of the Company, including (a) fraud and abuse; (b) governmental health care or payment programs; (c) quality, safety certification and accreditation standards and requirements; (d) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; and (e) any other Law or regulation of any Governmental Entity which regulates kickbacks, patient or Health Care Program reimbursement, Health Care Program claims processing, medical record documentation requirements, the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs or any other aspect of providing health care applicable to the operations of the Company. The term “Health Care Laws” expressly excludes all Laws regulating the use or disclosure of Personal Data and/or Protected Health Information, including the Privacy Laws.

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“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) indebtedness for borrowed money, (b) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (c) amounts owing as deferred purchase price for property or services, including “earnout” payments, (d) reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party guaranteed by such Person or secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance, other than a Permitted Encumbrance, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, and (g) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations (including unreimbursed expenses or indemnification obligations for which a claim has been made); provided, however, that Indebtedness shall not include accounts payable to trade creditors that are not past due and accrued expenses arising in the ordinary course of business consistent with past practice.

“Indemnification Agreement” has the meaning set forth in Section 7.9.

“Indemnification Escrow Shares” means Five Million Five Hundred Thousand (5,500,000) Purchaser Shares provided by Purchaser to the Escrow Agent at the Closing to be held pursuant to the Escrow Agreement.

“Indemnification Notice” has the meaning set forth in Section 11.2(a).

“Indemnified Parties” has the meaning set forth in Section 11.1.

“Indemnified Party Authorized Action” has the meaning set forth in Section 11.9(d).

“Indemnifying Party” has the meaning set forth in Section 11.1.

“Insurance Policies” has the meaning set forth in Section 3.16.

“Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks, service marks, trade dress, product configurations, trade names and other indications of origin, applications and registrations pertaining to the foregoing in any jurisdiction, and the goodwill associated with any of the foregoing; (b) Patents; (c) discoveries, ideas, Know-How, systems, technology and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof, in each case whether patentable or not; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; and (g) internet websites, domain names and applications and registrations pertaining thereto.

“IP Contracts” means, collectively, any and all Contracts under which the Company or any of its Subsidiaries (i) is granted a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) in or to any material Intellectual Property of a third Person, (ii) grants a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Owned Intellectual Property or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case excluding (A) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company, with a dollar value individually not in excess of $150,000, (B) any Contract related to Public Software, or (C) any Contract under which the Company or any of its Subsidiaries licenses any of the Owned Intellectual Property in the ordinary course of business.

“IPO” means the initial public offering of Purchaser pursuant to a prospectus dated November 22, 2021.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Know-How” means all information, inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

“Knowledge” when used in this Agreement (a) with respect to Seller, the Company or any of its Subsidiaries means the actual knowledge of the Persons listed in Section A-K of the Company Disclosure Letter and (b) with respect to Purchaser means the actual knowledge of the executive officers of Purchaser, in each case, after reasonable inquiry of their respective direct reports.

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“Laws” means any and all federal, state, local, foreign, international or transnational constitution law, by-law, treaty, statute, ordinance, code, common law, rule, ruling, regulation, standard, judgment, determination, order, writ, injunction, decree, award, arbitration award, treaty, agency requirement, authorization, license or permit or any form of decision, determination or requirement of or made or issued by any Governmental Entity, as amended or modified from time to time.

“Leases” has the meaning set forth in Section 3.14(b).

“Licensed Intellectual Property” means all Intellectual Property of a third Person that is licensed or purported to be licensed to the Company or any of its Subsidiaries.

“Look-Back Date” means January 1, 2020.

“Losses” has the meaning set forth in Section 11.1.

“Made Available”, with respect to any document or information, means that such document or information has been included in the data room for the Transaction hosted by Sharepoint at least three (3) Business Days prior to the date of this Agreement.

“Material Adverse Effect” means any effect, event, development, change, state of facts, condition, circumstance or occurrence that, individually or in the aggregate with others, is materially adverse to the business, assets, results of operations and financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that no effect, event, development, change, state of facts, condition, circumstance or occurrence constituting, resulting or arising from any of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (A) any conditions or factors generally affecting the economy, credit, capital, securities or financial markets or any political, regulatory or business conditions in any jurisdiction; (B) any conditions or factors generally affecting the industry, markets or geographical areas in which the Company and its Subsidiaries operate (including increases in the cost of products, supplies, materials or other goods purchased from third party suppliers); (C) the relationships of the Company or any of its Subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, landlords, partners or similar relationship as a result of the entry into, announcement or performance of the Transaction; (D) changes or modifications in GAAP or in any applicable Law or in the interpretation or enforcement thereof, after the date of this Agreement; (E) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period (except that the underlying causes of such failure may be taken into account for purposes of determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excludable pursuant to clauses (A) through (J)); (F) acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any pandemic (including the COVID-19 pandemic, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), outbreak of illness or other public health event or any other force majeure event; (G) any Proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of Law relating to this Agreement or the Transaction; provided that the exception in this clause (G) shall not prevent a determination that any effect not otherwise excluded from this definition of Material Adverse Effect underlying such failure has resulted in, or would reasonably be expected to result in, a Material Adverse Effect; (H) any actions taken by the Company that are required to be taken by this Agreement or at Purchaser’s written request; (I) any matter set forth on the Company Disclosure Letter; or (J) any action taken by or on behalf of Purchaser; provided further that effects, events, developments, changes, state of facts, conditions, circumstances or occurrences constituting, resulting or arising from the matters described in clauses (A), (B), (D) and (F) may be taken into account in determining whether a “Material Adverse Effect” has occurred to the extent it has a materially disproportionate and adverse effect on the business, assets, results of operations and condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Company and its Subsidiaries conduct their respective operations (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred).

“MediShield” means the basic health insurance plan implemented by the Central Provident Fund Board of Singapore, also been termed “MediShield Life”.

“MediSave” means the national medical savings scheme implemented by the Central Provident Fund Board of Singapore, also termed “MediSave Life”.

“NASDAQ” means the NASDAQ Stock Market.

“NASDAQ Proposal” has the meaning set forth in Section 8.1(c).

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“ordinary course of business” or any similar phrase means the ordinary course of the business of the Company and its Subsidiaries, after taking into account any effects, adjustments or changes in connection with COVID-19 or COVID-19 Measures.

“Organizational Documents” means (i) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as applicable, bylaws, shareholders agreements or comparable documents, (ii) with respect to any Person that is a partnership, its certificate of formation or partnership, partnership agreement, or comparable documents, (iii) with respect to any Person that is a limited liability company, its certificate of formation, limited liability company agreement, operating agreement, members agreement or comparable documents, (iv) with respect to any Person that is a trust, its declaration or agreement of trust or other constituent document or comparable documents, (v) with respect to any other Person that is an entity, its comparable constituent, organizational or securityholder documents and (vi) with respect to any of the foregoing Persons, the term “Organizational Documents” shall include any other agreements among such Person and/or its shareholders, partners, members, beneficiaries or securityholders, as applicable, concerning the voting or disposition of securities of or interests in such Person.

“Outside Date” means the Original Termination Date, as such date may be extended by the Purchaser pursuant to Section 8.11.

“Outstanding Purchaser Expenses” has the meaning set forth in Section 1.3.

“Owned Intellectual Property” means all Intellectual Property that are owned or purported to be owned by the Company or any of its Subsidiaries.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patent” means all patents, industrial designs, utility models, supplementary protection certificates, inventor’s certificates, certificates of inventions, and all applications and registrations therefore in any jurisdiction, including all provisionals, substitutions, divisions, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, reexaminations, re-issues, counterparts, extensions, validations, and other extensions of legal protestation pertaining thereto.

“PCAOB” has the meaning set forth in Section 6.5(a).

“Permit” or “Permits” means any permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.

“Permitted Encumbrance” means the following Encumbrances: (a) Encumbrances for current Taxes, assessments or other governmental charges not yet delinquent, or which may be hereafter paid without penalty or that the taxpayer is contesting in good faith and for which adequate reserves have been created in the applicable financial statements in accordance with GAAP; (b) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s or other like common law, statutory or consensual Encumbrances arising or incurred in the ordinary course of business and which do not materially impair the present use and operation of, or materially and adversely affect the value of, the assets to which they relate, or deposits to obtain the release of such Encumbrances; (c) with respect to leasehold interests, Encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of any real property subject to a Lease; (d) zoning, building, subdivision, entitlement, conservation restriction and other land use and environmental regulations, easements, covenants, rights of way or other similar requirements or restrictions, none of which (i) materially and adversely interfere with the present uses of the real property or (ii) materially and adversely affect the value of the specific parcel of real property to which they relate; (e) zoning promulgated by Governmental Entities; (f) Encumbrances identified in the Financial Statements; (g) Encumbrances arising pursuant to applicable securities Laws or Organizational Documents (other than as a result of a breach or violation thereof); and (h) other Encumbrances that do not, individually or in the aggregate, materially and adversely impair the present use and operation of the assets to which they relate.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

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“Personal Data” means, with respect to any natural Person, such Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, credit card number, bank account number and other financial information, customer or account numbers, account access codes and passwords, and/or any other data, whether true or not, about such Person who can be identified from that data or from that data and other information to which an organization has or is likely to have access or that allows the identification of such Person or that is defined as “personal data,” “personally identifiable information,” “personal information” or similar term under any applicable Laws.

“Privacy Laws” means all applicable Laws relating to information security, network security, cybersecurity, data protection, privacy and protection of Personal Data and/or Protected Health Information, including but not limited to the Gramm-Leach-Bliley Act of 1999; the Identity Theft Red Flag Rules under the Fair and Accurate Credit Transactions Act of 2003; the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the Health Information Technology for Economic and Clinical Health Act; the Privacy Act of 1974; the Right to Financial Privacy Act of 1978; the Privacy Protection Act of 1980; the Fair Credit Reporting Act of 1970; the Electronic Communications Privacy Act of 1986; the Personal Data Protection Act 2012 of Singapore and any and all similar regulations, subsidiary legislation, state and federal Laws relating to privacy, security, data protection and data breach, including security incident notification.

“Proceeding” means any cause of action, litigation, suit, hearing, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise, in any jurisdiction.

“Proposals” has the meaning set forth in Section 8.1(c).

“Protected Health Information” (a) has the meaning given to such term under the respective Privacy Laws, including all such information in electronic form, and (b) includes, in respect of the Personal Data Protection Act 2012 of Singapore, (i) the assessment, diagnosis, treatment, prevention or alleviation by a health professional of any of the following affecting the individual: (A) any sexually-transmitted disease such as Chlamydial Genital Infection, Gonorrhea and Syphilis, (B) Human Immunodeficiency Virus Infection, (C) schizophrenia or delusional disorder; (D) substance abuse and addiction, including drug addiction and alcoholism; (ii) the provision of treatment to the individual for or in respect of: (A) the donation or receipt of a human egg or human sperm, or (B) any contraceptive operation or procedure or abortion; (iii) any of the following: (A) subject to section 4(4)(b) of the Personal Data Protection Act 2012 of Singapore, the donation and removal of any organ from the body of the deceased individual for the purpose of its transplantation into the body of another individual, (B) the donation and removal of any specified organ from the individual, being a living organ donor, for the purpose of its transplantation into the body of another individual, or (C) the donation and removal of any specified organ from the individual, being a living organ donor, for the purpose of its transplantation into the body of another individual; and (iv) subject to section 4(4) of the Personal Data Protection Act 2012 of Singapore, the suicide or attempted suicide of the individual.

“Purchase Price” has the meaning set forth in Section 1.1.

“Proxy Statement” means the proxy statement relating to Purchaser’s Special Meeting.

“Public Software” means any software that (i) is made generally available to the public without requiring payment of fees or royalties, (ii) is generally considered to be “copyleft”, “open source” or “public software”, including software distributed or made available via the GNU General Public License (GPL) or Lesser/Library GPL (LGPL), the Artistic License (e.g., PERL), the Mozilla Public License, the Netscape Public License, the BSD License, the Sun Community Source License (SCSL) or Industry Source License (SISL), the Apache License or any license or distribution model similar to the foregoing, or (iii) requires as a condition of use, modification or distribution that any other software distributed therewith be disclosed, licensed or distributed in source code form, be redistributable at no charge or be licensed for the purpose of making derivative works.

“Purchaser Articles” means the Memorandum and Articles of Association of Purchaser, initially filed with the Registrar of Corporate Affairs of the British Virgin Islands on January 21, 2021, and as amended and restated on February 4, 2021, June 14, 2021, September 6, 2021 and from time to time.

“Purchaser Board” means the board of directors of Purchaser.

“Purchaser Board Recommendation” has the meaning set forth in Section 8.2(b).

“Purchaser Closing Statement” has the meaning set forth in Section 1.5(b).

“Purchaser Disclosure Letter” has the meaning set forth in Article V.

A-7

“Purchaser Financial Statements” has the meaning set forth in Section 5.5(i).

“Purchaser Reports” has the meaning set forth in Section 5.5(a).

“Purchaser Restated Articles” has the meaning set forth in the Recitals.

“Purchaser Rights” means the right to receive one-tenth (1/10) of a Purchaser Share upon the consummation of an initial Business Combination.

“Purchaser Shareholder” means a holder of Purchaser Shares.

“Purchaser Shareholder Approval” has the meaning set forth in Section 5.3(b).

“Purchaser Shares” means the ordinary shares of Purchaser.

“Purchaser Trust Account” has the meaning set forth in Section 5.11.

“Purchaser Trust Agreement” has the meaning set forth in Section 5.11.

“Purchaser Trustee” has the meaning set forth in Section 7.2(a).

“Purchaser Units” means each unit of Purchaser issued in connection with the IPO (inclusive of units issued in a private placement simultaneously with the IPO) composed of (a) one Purchaser Share, (b) one-half of one Purchaser Warrant, each whole Purchaser Warrant entitling the holder thereof to purchase one Purchaser Share at a price of $11.50 per share, and (c) one Purchaser Right to receive one-tenth (1/10) of a Purchaser Share upon the consummation of an initial Business Combination.

“Purchaser Warrant Agreement” means that certain Warrant Agreement, dated as of November 22, 2021, between Purchaser and American Stock Transfer & Trust Company, LLC.

“Purchaser Warrants” has the meaning set forth in Section 5.2(b).

“Redeeming Shareholder” means a Purchaser Shareholder who demands that Purchaser redeem its Purchaser Shares for cash in connection with the Transaction and in accordance with the Purchaser Organizational Documents.

“Redemption Offer” has the meaning set forth in the Recitals.

“Representative” means, with respect to any Person, any director, officer, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee, consultant, investment banker, financial advisor, legal counsel, attorneys-in-fact, accountant or other advisor, agent or other representative of such Person, in each case, acting in their capacity as such.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Scheduled Intellectual Property” has the meaning set forth in Section 3.15(b).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Seller Board” means the board of directors of Seller.

“Seller Disclosure Letter” has the meaning set forth in Article IV.

“Seller Release” has the meaning set forth in Section 9.2(e).

“Seller Shareholder Approval” means the approval of Seller in accordance with the Seller’s Organizational Documents.

“Seller Shareholders” means the holders of all of issued and outstanding shares of capital stock of Seller.

A-8

“Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company. Sensitive Data also includes Personal Data and Protected Health Information which is held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by the Company or its Subsidiaries.

“Software” means any and all: (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) documentation relating to any of the foregoing, including user manuals and other training documentation.

“Special Meeting” means a meeting of the shareholders of the Purchaser held in accordance with the Purchaser’s Articles.

“Sponsor” means 8i Holdings 2 Pte. Ltd., a Singapore limited liability company.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Survival Period” has the meaning set forth in Section 11.6.

“Tail Period” has the meaning set forth in Section 7.3(b).

“Tax” or “Taxes” means all federal, state, local and foreign income, profits, franchise, net income, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed or supplied to Governmental Entity.

“Third-Party Claim” has the meaning set forth in Section 11.2(a).

“Trading Market” has the meaning set forth in Section 1.6(a)(iii).

“Transaction Documents” means, collectively, (i) the Amended and Restated Registration Rights Agreement, (ii) the Escrow Agreement, (iii) the Company Lock-up Agreement and (v) the Seller Release.

“Transaction Proposal” has the meaning set forth in Section 8.1(c).

“Transaction” has the meaning set forth in the Recitals.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other such similar Taxes and all conveyance fees, recording fees and other similar charges.

“Triggering Event I” has the meaning set forth in Section 1.6(a)(i)(A).

“Triggering Event II” has the meaning set forth in Section 1.6(a)(i)(B).

“Triggering Event III” has the meaning set forth in Section 1.6(a)(i)(C).

“Triggering Events” has the meaning set forth in Section 1.6(a)(ii).

“VWAP” has the meaning set forth in Section 1.6(a)(ii).

“Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case, that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

A-9

AMENDMENT NO. 1 TO THE

SHARE PURCHASE AGREEMENT

This Amendment No. 1 to the Share Purchase Agreement (this “Amendment”) is made as of May 30, 2022, by and among EUDA Health Limited, a British Virgin Islands business company (the “Company”), Watermark Developments Limited, a British Virgin Islands business company (“Seller”), and 8i Acquisition 2 Corp., a British Virgin Islands business company (“Purchaser”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”) and amends that certain Share Purchase Agreement dated April 11, 2022, by and among the Company, Seller, Purchaser, and the Indemnified Party Representative (the “Share Purchase Agreement”). The Company, Seller, Purchaser, and the Indemnified Party Representative are sometimes referred to separately in this Amendment as a “Party” and collectively as the “Parties.” Any capitalized term used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such term in the Share Purchase Agreement.

RECITALS

WHEREAS, the Parties are parties to the Share Purchase Agreement;

WHEREAS, pursuant to Section 9.2(j) of the Share Purchase Agreement, a section that specifies a condition of Purchaser’s obligation to complete closing under the Share Purchase Agreement, Purchaser has until May 31, 2022 to (i) complete its financial, operational, and legal due diligence review of the Company (the “Due Diligence Review”) and (ii) provide written notice to Seller that Purchaser is not satisfied with the results of its Due Diligence Review;

WHEREAS, Purchaser will not have completed the Due Diligence Review by May 31, 2022;

WHEREAS, the Parties desire to extend the deadlines in Section 9.2(j) of the Share Purchase Agreement for Purchaser to have completed the Due Diligence Review and provide written notice to Seller as to Purchaser’s satisfaction with such review from “May 31, 2022” to “June 15, 2022”;

WHEREAS, Section 12.1 of the Share Purchase Agreement provides that the Share Purchase Agreement may be amended or modified if such amendment or modification is in writing and signed by each of Purchaser, the Indemnified Party Representative, Seller, and the Company; and

WHEREAS, the Parties to this Amendment constitute the parties necessary to amend the Share Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the moneys being expended to complete the Due Diligence Review, the Parties agree as follows:

1. Amendment of the Share Purchase Agreement. Section 9.2(j) of the Share Purchase Agreement is hereby amended to change all references to “May 31, 2022” in such section to “June 15, 2022”, such amended section to read in its entirety as follows:

“(j) Satisfactory Completion of Due Diligence. The Purchaser shall have completed its financial, operational and legal due diligence review of the Company on or before June 15, 2022, and be satisfied with the results of such due diligence review. If the Purchaser has not notified the Seller in writing that it is not satisfied with the results of its due diligence review by close of business, New York time, on June 15, 2022, the closing condition of this Section 9.2(j) shall lapse without the necessity of any further action by the parties.”

2. No Other Amendment. Except as amended by this Amendment, the Share Purchase Agreement shall remain in full force and effect in accordance with its terms without any other amendment or modification.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

4. Counterparts. This Amendment (including any schedules and/or exhibits hereto or thereto) may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

EUDA HEALTH LIMITED

By:	/s/ Kelvin Chen Wei Wen
Name:	Kelvin Chen Wei Wen
Title:	CEO

SELLER:

Watermark Developments Limited

By:	/s/ Kelvin Chen Wei Wen
Name:	Kelvin Chen Wei Wen
Title:	Director

PURCHASER:

8I ACQUISITION 2 CORP.

By:	/s/ Guan Hong (William) Yap
Name:	Guan Hong (William) Yap
Title:	CFO

INDEMNIFIED PARTY REPRESENTATIVE:

/s/ Kwong Yeow Liew
Name:	Kwong Yeow Liew

2

AMENDMENT NO. 2 TO THE

SHARE PURCHASE AGREEMENT

This Amendment No. 2 to the Share Purchase Agreement (this “Amendment”) is made as of June 10, 2022, by and among EUDA Health Limited, a British Virgin Islands business company (the “Company”), Watermark Developments Limited, a British Virgin Islands business company (“Seller”), and 8i Acquisition 2 Corp., a British Virgin Islands business company (“Purchaser”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”) and amends that certain Share Purchase Agreement dated April 11, 2022, by and among the Company, Seller, Purchaser, and the Indemnified Party Representative (the “Share Purchase Agreement”). The Company, Seller, Purchaser, and the Indemnified Party Representative are sometimes referred to separately in this Amendment as a “Party” and collectively as the “Parties.” Any capitalized term used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such term in the Share Purchase Agreement.

RECITALS

WHEREAS, the Parties are parties to the Share Purchase Agreement;

WHEREAS, the Parties entered into Amendment No. 1 to the Share Purchase Agreement on May 31, 2022;

WHEREAS, as a consequence of the results of its due diligence review, Purchaser desires to further amend the Share Purchase Agreement to reduce the consideration payable under the Share Purchase Agreement;

WHEREAS, Seller has negotiated with Purchaser as to the amount of the reduction of the consideration payable under the Share Purchase Agreement;

WHEREAS, the Parties desire to further amend the Share Purchase Agreement to reflect the agreements of Purchaser and Seller as to the consideration payable under the Share Purchase Agreement;

WHEREAS, Section 12.1 of the Share Purchase Agreement provides that the Share Purchase Agreement may be amended or modified if such amendment or modification is in writing and signed by each of Purchaser, the Indemnified Party Representative, Seller, and the Company; and

WHEREAS, the Parties to this Amendment constitute the parties necessary to amend the Share Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the moneys being expended by Purchaser and Seller to complete their due diligence reviews and for other good and valuable consideration, the Parties agree as follows:

1 Amendment to Section 1.2(a). Section 1.2(a) of the Share Purchase Agreement is hereby deleted in its entirety and the following new Section 1.2(a) inserted in its place:

“(a) Purchase Price. The purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for Company Shares shall be Fourteen Million (14,000,000) Purchaser Shares, valued at their cash-in-trust value of Ten and no/100 Dollars ($10.00) each.”

2. Amendment to Section 1.6. Section 1.6 of the Share Purchase Agreement is hereby deleted in its entirety and the following new Section 1.6 inserted in its place:

“(a) Issuance of Earn-Out Shares.

(i) Following the Closing, and as additional consideration in respect of the Company Shares, within ten (10) Business Days after the occurrence of Triggering Event I and Triggering Event II or, in the case of a Triggering Event III or Triggering Event IV, ten (10) Business Days after the Company has filed its annual report with the SEC for the fiscal years ended December 31, 2023 and December 31, 2024 and the consolidated audited financial statements of the Company included in such annual report indicate that Triggering Event III or Triggering Event IV, as the case may be, has occurred, Purchaser shall issue or cause to be issued to Seller, the following Purchaser Shares, as applicable (which shall be equitably adjusted for stock or share splits, reverse stock or share splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Purchaser Shares) (as so adjusted, the “Earn-Out Shares”), upon the terms and subject to the conditions set forth in this Agreement and the Transaction Documents:

(A) upon the occurrence of Triggering Event I, a one-time aggregate issuance of One Million (1,000,000) Earn-Out Shares;

(B) upon the occurrence of Triggering Event II, a one-time aggregate issuance of One Million (1,000,000) Earn-Out Shares;

(C) upon the occurrence of Triggering Event III, a one-time aggregate issuance of One Million (1,000,000) Earn-Out Shares; and

(D) upon the occurrence of Triggering Event IV, a one-time aggregate issuance of One Million (1,000,000) Earn-Out Shares.”

(ii) The Purchaser Share price targets set forth in the definitions of Triggering Event I and Triggering Event II shall be equitably adjusted for stock or share splits, reverse stock or share splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Purchaser Shares occurring at or after the Closing.

(b) Earn-Out Cap. For the avoidance of doubt, the Seller shall be entitled to receive Earn-Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Seller be entitled to receive more than Four Million (4,000,000) Earn-Out Shares (subject to adjustment for stock or share splits, reverse stock or share splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Purchaser Shares).

(c) Defined Terms. The following terms shall be defined as follows:

(i) “Earn-Out Period” means the period beginning on the Closing Date and ending on December 31, 2024.

(ii) “Net Income Attributable to EUDA Health Limited” means, for the applicable fiscal year commencing on January 1 and ending on December 31, Revenues minus Cost of Revenues minus Operating Expenses plus Other Income minus Other Expenses minus Provision for Income Taxes minus Net Income Attributable to Noncontrolling Interest, with each item listed in this definition determined in accordance with GAAP.

(iii) “Net Income Attributable to Noncontrolling Interest” means, for the applicable fiscal year commencing on January 1 and ending on December 31, the total consolidated net income not attributable to EUDA Health Limited determined in accordance with GAAP.

(iv) “Operating Expenses” means, for the applicable fiscal year commencing on January 1 and ending on December 31, the total of consolidated selling expenses plus consolidated general and administrative expenses plus consolidated research and development expenses, with each expense listed in this definition determined in accordance with GAAP.

(v) “Other Income” means, for the applicable fiscal year commencing on January 1 and ending on December 31, the total consolidated other income generated, including but not limited to, interest income, gain on disposal of subsidiaries and investment income that is not directly related to the Company’s operations and is excluded from Revenues under GAAP.

(vi) “Other Expenses” means, for the applicable fiscal year commencing on January 1 and ending on December 31, the total consolidated other expenses incurred and not directly related to the Company’s operations and excluded from Operating Expenses under GAAP.

(vii) “Provision for Income Taxes” means, for the applicable fiscal year commencing on January 1 and ending on December 31, the total consolidated income taxes determined in accordance with GAAP.

(viii) “Purchaser Share Price” means the share price equal to the VWAP of Purchaser Shares for a period of at least twenty (20) days (which may or may not be consecutive) out of the thirty (30) consecutive trading days ending on the trading day immediately prior to the date of determination (as equitably adjusted for stock or share splits, reverse stock or share splits, stock or share dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to Purchaser Shares).

(ix) “Revenues” means the total, topline consolidated revenues of the Company determined in accordance with GAAP in the applicable fiscal year commencing on January 1 and ending on December 31.

(x) “Trading Market” means, with respect to any security, NASDAQ or such other securities exchange on which such security is traded.

(xi) “Triggering Event I” means the date (occurring between the Closing Date and the first anniversary of the Closing Date) on which the Purchaser Share Price is equal to or greater than Fifteen Dollars ($15.00) after the Closing Date, but within the Earn-Out Period.

(xii) “Triggering Event II” means the date (occurring between the first anniversary of the Closing Date and the second anniversary of the Closing Date) on which the Purchaser Share Price is equal to or greater than Twenty Dollars ($20.00) after the Closing Date, but within the Earn-Out Period.

(xiii) “Triggering Event III” means the consolidated audited financial statements of the Company for the fiscal year commencing January 1, 2023 and ending December 31, 2023 reflect that the Company has achieved both of the following financial metrics for such fiscal year: (x) Revenues of at least Twenty Million One Hundred Thousand Dollars ($20,100,000) and (y) Net Income Attributable to EUDA Health Limited of at least Three Million Six Hundred Thousand Dollars ($3,600,000).

(xiv) “Triggering Event IV” means the audited financial statements of the Company for the fiscal year commencing January 1, 2024 and ending December 31, 2024 reflect that the Company has achieved both of the following financial metrics for such fiscal year: (x) Revenues of at least Forty Million One Hundred Thousand Dollars ($40,100,000) and (y) Net Income Attributable to EUDA Health Limited of at least Ten Million One Hundred Thousand Dollars

(xv) “Triggering Events” means, collectively, Triggering Event I, Triggering Event II, Triggering Event III and Triggering Event IV.

(xvi) “VWAP” means, with respect to any security, for each trading day, the daily volume-weighted average (based on such trading day) of such security on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function.”

3. Amendment to Section 9.1(b). Section 9.1(b) of the Share Purchase Agreement is hereby amended to add the following text in italicized font at the end of such section:

“(b) Regulatory Approvals and Private Consents. All consents, registrations, approvals, clearances, Permits and authorizations that are set forth in Section 4.4 of the Seller Disclosure Letter or Section 5.4 of the Purchaser Disclosure Letter shall have been obtained. In addition, all consents, registrations, approvals, clearances, Permits and authorizations in addition to those described in the preceding sentence that are required to consummate the Transaction shall have been obtained, including but not limited to the consents pursuant to:

(i) the Banking Facility Agreement dated 21 August 2019 between Kent Ridge Healthcare Singapore Private Limited (formerly known as Sheares HMO Private Limited) and United Overseas Bank Limited and the Deed of Debenture dated 16 October 2019 between Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited (the “Deed of Debenture”);

(ii) the Note issuance agreement (bolt term financing) dated 23 February 2022, along with the investment note certificate dated 24 February 2022 representing the aggregate value of S$100,000 between Kent Ridge Healthcare Singapore Private Limited as issuer, Chen Weiwen Kelvin as guarantor, Funding Societies Private Limited as an agent acting on behalf of the investors, and DBS Bank Limited Singapore as escrow agent; and

(iii) the Directors’ and Officers’ Liability Insurance (Policy No. W11461421A) taken out with Beazley Pte. Ltd. in the name of Kent Ridge Healthcare Singapore Private Limited.”

4. Amendment to Section 9.1. Section 9.1 of the Share Purchase Agreement is hereby amended to add the following new subsection (h) at the end of such section

“(h) Renewal of Expired or Expiring Insurance Policies. The following insurance policies shall have been renewed on such terms as may be satisfactory to the Purchaser:

(i) Work Injury Insurance (Policy No. 08-B0011466-BIZ-R005) taken out with QBE Insurance (Singapore) Pte. Ltd. in the name of Melana International Private Limited, which is expiring on 31 July 2022;

(ii) Work injury Insurance (Policy No. 08-B0016580-BIZ-R003) taken out with QBE Insurance (Singapore) Pte. Ltd. in the name of Tri-Global Security Private Limited, which is expiring on 7 June 2022;

(iii) Work injury Insurance (Policy No. 08-B0011456-BIZ-R005) taken out with QBE Insurance (Singapore) Pte. Ltd. in the name of UG Digitech Private Limited, which is expiring on 31 July 2022; and

(iv) Group Hospital & Surgical Policy (with Life Total and Permanent Disability Policy rider) (Policy No. 77094) taken out with AIA Singapore Private Limited in the name of UG Digitech Private Limited, which is expiring on 1 July 2022.”

5. Amendments to Section 11.1(a). Section 11.1(a) of the Share Purchase Agreement is hereby amended to add the following new italicized clauses (iv), (vi) and (vii), Section 11.1(a) of the Share Purchase Agreement is also amended by decreasing the basket for indemnification in the final sentence of such Section 11.1(a) from $2,500,000 to $636,636 (italicized below). Amended Section 11.1(a) shall read in its entirety as follows:

“(a) Subject to the terms and conditions of this Article XI and from and after the Closing Date, Seller (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless Purchaser, the Company, and their respective Affiliates and Subsidiaries (collectively, the “Indemnified Parties” and each a “Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (each a “Loss” and collectively “Losses”) incurred or sustained by the Purchaser, the Company and/or any of their respective Affiliates and Subsidiaries, to the extent resulting from (i) any breach or inaccuracy in any representation or warranty set forth in Article III or Article IV, (ii) any breach of any covenant of Seller or the Company contained in this Agreement or the Transaction Documents, (iii) any breach of Privacy Laws by the Company, any Subsidiary of the Company or any vendor to the Company or such Subsidiary that involves or pertains to the Personal Data of customers of the Company or any Subsidiary of the Company or other users of the products or services of the Company or any Subsidiary of the Company, (iv) the amount, if any, by which the counterparty to the Mutual Termination Agreement listed as item 2 on Section 3.17(a) of the Company Disclosure Letter has failed to pay the Company when due and the amount, if any, by which the counterparty to the Repayment Agreement dated 11 May 2022 (which agreement secures and specifies the payment of amounts due under the Mutual Termination Agreement) has failed to pay to Universal Gateway International Pte. Ltd., one of the Subsidiaries of the Company when due under Section 3 of such Repayment Agreement, (v) any failure by Kent Ridge Healthcare Singapore Private Limited to insure and keep insured to their full insurable value in joint names of Kent Ridge Healthcare Singapore Private Limited and United Overseas Bank Limited all buildings, constructions, fixtures, fittings, structures, machinery, plant equipment and all its other properties and assets charged under the Deed of Debenture against loss or damage by fire, lightning, burglary, riots and such other risks and contingencies as United Overseas Bank Limited may from time to time require with UOB Limited or such other insurance company as United Overseas Bank Limited may approve, (vi) any breach of the Employment Act 1968 of Singapore by any of the Company and/or its Subsidiaries, including but not limited to the failure to include any of the key employment terms and essential clauses in the contract of services with their employees, and (vii) any breach of any of the terms of the Settlement Agreement dated 23 May 2022 between Jamie Fan Wei Zhi, Kent Ridge Healthcare Singapore Private Limited and Melana International Private Limited, including but not limited to any failure to pay any part of the Settlement Sum (as defined therein) and/or to discharge Jamie Fan Wei Zhi from her guarantees on or before 31 December 2022. The Indemnifying Party shall be responsible for all Losses described in Sections 11.1(a)(i)-(iii) exceeding $636,636, for all Losses described in Section 11.1(a)(iv)-(vii) and any liability incurred pursuant to the terms of this Article XI shall be paid exclusively from the Indemnification Escrow Shares valued at the VWAP in accordance with the terms of the Escrow Agreement.”

6. Amendment to Exhibit A. Exhibit A to the Share Purchase Agreement is hereby amended to delete the definitions of “Indemnification Escrow Shares” and “GAAP” in their entirety and insert the following new definitions in their place:

“GAAP” means United States generally accepted accounting principles consistently applied to and among the fiscal years of the Company.

“Indemnification Escrow Shares” means One Million Four Hundred Thousand (1,400,000) Purchaser Shares provided by Purchaser to the Escrow Agent at the Closing to be held pursuant to the Escrow Agreement.

7. Amendment to Exhibit A. Exhibit A to the Share Purchase Agreement is hereby amended to add the following defined terms:

“Net Income Attributable to EUDA Health Limited” has the meaning set forth in Section 1.6(c)(ii).

“Net Income Attributable to Non-controlling Interest” has the meaning set forth in Section 1.6(c)(iii).

“Operating Expenses” has the meaning set forth in Section 1.6(c)(iv).

“Other Income” has the meaning set forth in Section 1.6(c)(v).

“Other Expenses” has the meaning set forth in Section 1.6(c)(vi).

“Provision for Income Taxes” has the meaning set forth in Section 1.6(c)(vii).

“Revenues” has the meaning set forth in Section 1.6(c)(ix).

8. No Other Amendment. Except as amended by this Amendment, the Share Purchase Agreement, as amended by Amendment No. 1 and this Amendment No. 2, shall remain in full force and effect in accordance with its terms without any other amendment or modification.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

10. Counterparts. This Amendment (including any schedules and/or exhibits hereto or thereto) may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

EUDA HEALTH LIMITED

By:	/s/ Kelvin Chen Wei Wen
Name:	Kelvin Chen Wei Wen
Title:	CEO

SELLER:

Watermark Developments Limited

By:	/s/ Kelvin Chen Wei Wen
Name:	Kelvin Chen Wei Wen
Title:	Director

PURCHASER:

8I ACQUISITION 2 CORP.

By:	/s/ Guan Hong (William) Yap
Name:	Guan Hong (William) Yap
Title:	CFO

INDEMNIFIED PARTY REPRESENTATIVE:

/s/ Kwong Yeow Liew
Name: Kwong Yeow Liew

Annex B

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(the “Act”)

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

EUDA Health Limited

(the “Company”)

1.	NAME

The name of the Company is EUDA Health Limited.

2.	COMPANY LIMITED BY SHARES

The Company is a company limited by shares. The liability of each member is limited to:

(i)	the amount from time to time unpaid on such member’s shares;

(ii)	any liability expressly provided for in the Memorandum or the Articles; and

(iii)	any liability to repay a Distribution pursuant to section 58(1) of the Act.

3.	REGISTERED OFFICE

The first registered office of the Company was situated at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands. Thereafter, the registered office may be situated at such other place as the directors or members may from time to time determine.

4.	REGISTERED AGENT

The first registered agent of the Company was Vistra (BVI) Ltd of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Thereafter, the directors or members may from time to time change the Registered Agent.

5.	GENERAL OBJECTS AND POWERS

Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of subparagraph (a), full rights, powers and privileges.

6.	AUTHORISED SHARES

6.1.	The Company is authorised to issue an unlimited number of shares of one class of no par value.

6.2.	The Company may issue fractional shares and a fractional share shall have the relevant fractional rights, obligations and liabilities of a whole share.

7.	SHARE RIGHTS

Each share in the Company confers on the holder:

(i)	the right to one vote on any Resolution of the Members;

(ii)	the right to an equal share in any Distribution; and

(iii)	the right to an equal share in the Distribution of the surplus assets of the Company.

The Company may redeem, purchase or otherwise acquire all or any of the shares of the Company in accordance with the Articles.

8.	VARIATION OF RIGHTS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of the holders of not less than 50% of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

10.	REGISTERED SHARES ONLY

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

11.	AMENDMENTS TO MEMORANDUM AND ARTICLES

Subject to Clause 8, the Company may, by Resolution of Directors or Resolution of Members, amend the Memorandum and Articles, save that no amendment may be made by a Resolution of Directors:

(i)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(ii)	to change the percentage of Members required to pass a resolution to amend the Memorandum or Articles;

(iii)	in circumstances where the Memorandum or Articles cannot be amended by the Members; or

(iv)	to Clauses 7, 8, 9 or 11 of this Memorandum or Article 25 of the Articles (as defined below).

12.	INTERPRETATION

In the Memorandum and Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Act”	means the BVI Business Companies Act, (Revised Edition 2020) as from time to time amended or restated;

“Articles”	means the Company’s articles of association as attached to this Memorandum, as amended and/or restated from time to time;

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any);

“Designated Stock Exchange”	means any national securities exchange in the United States of America on which the Company’s Securities may be listed for trading, including the NASDAQ Stock Market LLC, the NYSE MKT LLC or The New York Stock Exchange LLC;

“Distribution”	means (a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or (b) the incurring of a debt to or for the benefit of a Member; in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;

“electronic facilities”	includes without limitation, website addresses and conference call systems, virtual conferencing and any device, system, procedure, method or any other facility whatsoever providing an electronic means of attendance at or participation in (or both) at a meeting of the members;

“FINRA”	means the Financial Industry Regulatory Authority of the United States of America;

“IPO”	means the Company’s initial public offering of Securities;

“Member”	means a Shareholder;

“Memorandum” means	this, the Company’s memorandum of association, as amended and/or restated from time to time;

“Person”	includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Prospectus”	means the prospectus set out in the Registration Statement;

“Register of Directors”	means the register of directors of the Company required to be kept pursuant to the Act;

“Register of Members”	means the register of members of the Company required to be kept pursuant to the Act;

“Registered Agent”	means the Company’s registered agent, from time to time;

“Registrar”	means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Registration Statement”	means the Company’s registration statement on Form S-1 filed with the SEC in connection with the IPO;

“Relevant System”	means a system utilised for the purposes of holding and transferring shares of the Company;

“Resolution of Directors”	means a resolution of the directors passed either at a meeting of directors, or by way of a written resolution, in either case in accordance with the provisions of the Articles;

“Resolution of Members”	means a resolution of the members passed either at a meeting of members, or by way of a written resolution, in either case in accordance with the provisions of the Articles;

“SEC”	means the United States Securities and Exchange Commission;

“Securities”	means any equity interest or debt obligation issued by the Company, and including without limitation (i) the Company’s shares, (ii) any preferred shares of the Company, (iii) any other ordinary shares issued by the Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Company Common Stock or any other common or preferred stock issued by the Company; “Shareholder” means a Person whose name is entered in the Register of Members as the holder of one or more Shares or fractional Shares;

“Shareholder” means	a Person whose name is entered in the Register of Members as the holder of one or more Shares or fractional Share;

“Treasury Share”	means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

12.1.	In the Memorandum and Articles:

(1)	reference to a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(2)	the headings are for convenience only and shall not affect the construction of the Memorandum or Articles;

(3)	words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

(4)	reference to a thing being “written” or “in writing” includes all forms of writing, including all electronic records which satisfy the requirements of the Electronic Transactions Act, 2021;

(5)	reference to a thing being “signed” or to a person’s “signature” shall include reference to an electronic signature which satisfies the requirements of the Electronic Transactions Act, 2021

NAME, ADDRESS AND DESCRIPTION OF INCORPORATOR

We, Vistra (BVI) Ltd, of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands, for the purposes of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association on the 21st day of January 2021.

Incorporator

(Sd.)Rexella D. Hodge
Authorised Signatory
Vistra (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(the “Act”)

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

EUDA Health Limited

(the “Company”)

1.	SHARE CERTIFICATES

1.1.	Form of Share Certificate

Each share certificate issued by the Company shall be signed by a director of the Company or under the common seal of the Company (which the Registered Agent is authorised to affix to such certificate) with or without the signature of a director or officer of the Company or by such other person who has been duly authorised by a Resolution of Directors.

1.2.	Member Entitled to Certificate

The directors shall determine whether and in what circumstances share certificates and certificates in respect of any other Security issued by the Company shall be issued. Each Member is entitled, without charge, to one share certificate representing the shares of each class or series of shares registered in the Member’s name, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate to one of several joint Members or to one of the Members’ duly authorised agents will be sufficient delivery to all.

1.3.	Replacement of Worn Out or Defaced Certificate

If the directors are satisfied that a share certificate is worn out or defaced, they shall, on production to them of the share certificate and on such other terms, if any, as they think fit:

(1)	order the share certificate to be cancelled; and

(2)	issue a replacement share certificate.

1.4.	Replacement of Lost, Stolen or Destroyed Certificate

If the directors receive proof satisfactory to them that a share certificate is lost, stolen or destroyed, a replacement share certificate shall be issued to the person entitled to that share certificate upon request and the receipt by the directors of such indemnity as they may reasonably require.

1.5.	Recognition of Trusts

Except as required by law, and notwithstanding that a share certificate may refer to a member holding shares “as trustee” or similar expression, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as required by law or these Articles) any other rights in respect of any share except an absolute right to the entirety thereof in the member.

2.	ISSUE OF SHARES

2.1.	Directors Authorised

Subject to (i) the Act, (ii) the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting), (iii) where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and (iv) the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and any issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine.

2.2.	Non Cash Consideration

The consideration for the issue of shares of the Company may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Before issuing shares for a consideration other than money, the directors shall pass a Resolution of Directors stating:

(1)	the amount to be credited for the issue of the shares;

(2)	that, in their opinion, the present cash value of the non-money consideration and the money consideration, if any for the issue is not less than the amount to be credited for the issue of shares.

2.3.	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

2.4.	Share Purchase Warrants and Rights

Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

3.	REGISTER OF MEMBERS

The Directors shall keep, or cause to be kept, the original Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the original Register of Members shall be kept either at the office of the Registered Agent or the office of the Company’s transfer agent. The entry in the Register of Members of a person as the holder of shares shall be prima facie evidence of the title of the member to those shares.

4.	SHARE TRANSFERS

4.1.	Registering Transfers

Shares in the Company shall be transferred by a written instrument of transfer (which complies with applicable rules of the SEC and federal and state securities laws of the United States) sent to the Company, signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors and shall be signed by the transferor and shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transfer of a registered share is effective when the name of the transferee is entered in the Register of Members. Notwithstanding any other provisions of the Memorandum and Articles, shares in the Company may be transferred by means of a Relevant System and the operator of the Relevant System (and any other person necessary to ensure the Relevant System is effective to transfer shares) shall act as agent of the members for the purposes of the transfer of any shares transferred by means of the Relevant System. If the Shares in question were issued in conjunction with rights, options or warrants on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant.

4.2.	Refusal to Recognise a Transfer

Subject to the Memorandum, these Articles and the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the Register of Members unless the directors resolve to refuse or delay the registration of the transfer in which case the directors’ reasons to refuse or delay registration shall be specified by resolution. Where the directors pass such a resolution, the Company shall send to the transferor and the transferee a notice of the refusal or delay.

5.	TRANSMISSION OF SHARES

5.1.	Executors, Administrators, Guardians and Trustees

Subject to the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until the Company has received the notice required hereunder.

5.2.	Evidence of Entitlement

The production to the Company of any document which is evidence of a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment of an executor (or analogous position in the relevant jurisdiction) of a deceased member, or of the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member, or the appointment of a trustee (or analogous position in the relevant jurisdiction) of a bankrupt member, or any other reasonable evidence of the applicant’s legal and/or beneficial ownership of shares, shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

5.3.	Sole Member

Subject to the Act in the event of the death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon production of the documentation required in these Articles for transmission of shares and such other documentation which is reasonable evidence of the applicant being entitled to:

(1)	a grant of probate of the deceased’s will, or grant of letters of administration of the deceased’s estate, or confirmation of the appointment as executor or administrator (as the case may be, or analogous position in the relevant jurisdiction), of a deceased member’s estate;

(2)	the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

(3)	the appointment as trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

(4)	upon production of any other reasonable evidence of the applicant’s beneficial ownership of, or entitlement to the shares,

to the Registered Agent together with (if requested by the Registered Agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the Registered Agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered into the Register of Members, may upon receipt of a written resolution of the applicant, endorsed with written approval of the Registered Agent, be appointed as a director and/or entered in the Register of Members as the legal and/or beneficial owner of the shares.

5.4.	Application Deemed to be Transfer

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

5.5.	Alternate Holder

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

5.6.	Competence

What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

6.	ACQUISITION OF OWN SHARES

6.1.	Subject to (i) the provisions of the Act, (ii) where applicable, the rules of the Designated Stock Exchange and (iii) Article 25, the directors may, on behalf of the Company, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, purchase, redeem or otherwise acquire any of the Company’s own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

6.2.	The Company may acquire its own fully paid share or shares for no consideration by way of surrender of the share or shares to the Company by the Shareholder holding the share or shares. Any surrender of a share or shares under this Article shall be in writing and signed by the Shareholder.

6.3.	On any redemption, acquisition, buyback or conversion of shares in accordance with these Articles the directors shall have the power to divide in specie the whole or any part of the assets of the Company and appropriate such assets in satisfaction or part satisfaction of the redemption, purchase or conversion price.

6.4.	Sections 60 and 61 of the Act shall not apply to the Company.

7.	TREASURY SHARES

7.1.	Shares may only be held as treasury shares by the Company to the extent that the number of treasury shares does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

7.2.	The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine.

7.3.	Where and for so long as shares are held by the Company as treasury shares, all rights and obligations attaching to such shares are suspended and shall not be exercised by or against the Company.

8.	FORFEITURE OF SHARES

The Company may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name of that member, a written notice of call (“Notice of Call”) specifying a date for payment to be made. The Notice of Call shall name a further date not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made and shall contain a statement that in the event of non-payment at or before the time named in the Notice of Call the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

Where a written Notice of Call has been issued and the requirements of the Notice of Call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the Notice of Call relates. The Company is under no obligation to refund any monies to the member whose shares have been cancelled pursuant to this Article and that member shall be discharged from any further obligation to the Company.

9.	MEETINGS OF MEMBERS

9.1.	Calling of Meetings of Members

The directors may call a meeting of members at such times and in such manner and location as the directors consider necessary or desirable and they shall call such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested.

9.2.	Notice for Meetings

The Company shall provide a minimum of seven (7) days notice specifying at least the date, time, location and general nature of the business of any meeting of members to each member entitled to attend the meeting and to each director of the Company.

9.3.	Record Date for Notice

The record date for the purpose of determining members entitled to notice of any meeting of members shall be 5 p.m. on the day on which the notice is sent or, if no notice is sent, the beginning of the meeting.

9.4.	Record Date for Voting

The directors may set a date as the record date for the purpose of determining members entitled to vote at any meeting of members. The record date must not precede the date on which the meeting is to be held by more than one month. If no record date is set, the record date is 5 p.m. on the date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

9.5.	Waiver of Notice

Notwithstanding Article 9.2, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of:

(1)	the total voting rights on all the matters to be considered at the meeting; or

(2)	the votes of each class or series of shares where members are entitled to vote thereon as a class or series,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part (unless such member objects in writing before or at the meeting).

9.6.	Failure to Give Notice

The inadvertent failure to give notice of a meeting to a member or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting.

9.7.	Participation at Meetings of Members through Electronic Facilities

The directors may by Resolution of Directors authorise members, their proxies or representatives and any other persons entitled to attend and participate at a meeting of members to do so by simultaneous attendance and participation by means of virtual conferencing or other electronic facilities. The directors may determine the means or different means of attendance and participation at the meeting of members. The members present in person, by proxy or representative by way of virtual conferencing or other electronic facilities (as selected by the directors) shall be counted in the quorum for, and be entitled to participate in the relevant meeting of members. The meeting of members shall be properly constituted and its proceedings valid if the Chairman (as defined below) is satisfied that adequate facilities are available during the meeting of members to ensure that members attending the meeting by all means are able to:

(1)	participate in the business for which the meeting of members was convened;

(2)	hear all persons who speak at the meeting of members; and

(3)	be heard by all other persons attending and participating in the meeting.

The directors may by Resolution of Directors authorise members, their proxies or representatives and any other persons entitled to attend and participate at a meeting of members to do so by simultaneous attendance and participation at a satellite meeting place or places anywhere in the world. The members present in person, by proxy or representative at satellite meeting places shall be counted in the quorum for and entitled to participate in the relevant meeting of members. The meeting of members shall be properly constituted and its proceedings valid if the Chairman (as defined below) is satisfied that adequate facilities are available during the meeting of members to ensure that members attending at the principal and satellite meeting places by all means are able to:

(4)	participate in the business for which the meeting of members was convened;

(5)	hear all persons who speak (whether by the use of microphone, loudspeakers, audio visual communications equipment or virtual conferencing of other means) at the principal meeting place and any satellite meeting place; and

(6)	be heard by all other persons attending and participating in the meeting of members at the principal meeting place and any satellite meeting place.

The meeting shall be deemed to take place at the place where the Chairman is present (the principal meeting place) and the powers of the Chairman shall apply equally to each satellite meeting place.

10.	PROCEEDINGS AT MEETINGS OF MEMBERS

10.1.	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of members unless a quorum of members entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

10.2.	Quorum

The quorum for the transaction of business at a meeting of members shall consist of the holder or holders present in person or by proxy entitled to exercise at least thirty-three and one-third (33 1/3) percent of the voting rights of outstanding shares of each class or series of shares entitled to vote as a class or series thereon of the Company’s voting shares and the same proportion of the votes of the remaining shares entitled to vote thereon. A member shall be deemed to be present at a meeting of members if:

(1)	he or his proxy participates by telephone or other electronic means; and

(2)	all members and proxies participating in the meeting are able to hear each other.

10.3.	Lack of Quorum

If, at the time set for the holding of a meeting of members (or such interval as the Chairman in his absolute discretion thinks fit), a quorum is not present, the meeting shall at the election of the Chairman stand adjourned to another day, being seven days after the date of the original meeting), and at such time and place as the Chairman (or, in default, the directors) may determine. If at such adjourned meeting a quorum is not present within half an hour from the time set for holding the meeting of members the meeting shall be dissolved.

10.4.	Other Persons May Attend

The directors, the president (if any), the secretary (if any), any lawyer for the Company, and any other persons invited by the directors are entitled to attend any meeting of members, but if any of those persons does attend a meeting of members, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a member or proxy holder entitled to vote at the meeting.

10.5.	Chairman

The following individual is entitled to preside as chairman at a meeting of members (the “Chairman”):

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

10.6.	Selection of Alternate Chairman

If, at any meeting of members, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as Chairman, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose one of their number to be Chairman or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the members entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

10.7.	Adjournments

The Chairman may, and if so directed by the meeting by Resolution of Members shall, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. However, without prejudice to any other power which he may have under these Articles or at common law, the Chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting or satellite meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

10.8.	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of members except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

10.9.	Decisions by Show of Hands

Subject to the Act, a resolution put to the vote of the meeting shall be decided on a show of hands.

10.10.	Declaration of Result

Unless a poll is demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect made in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

10.11.	Casting Vote

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which a poll is demanded, shall not be entitled to a second or casting vote.

10.12.	Manner of Taking Poll

If a poll is duly demanded at a meeting of members:

(1)	the poll must be taken, subject to Article 10.13, in the manner, at the time and at the place that the Chairman directs;

(2)	the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

10.13.	Demand for Poll on Adjournment

A poll demanded at a meeting of members on a question of adjournment must be taken immediately at the meeting.

10.14.	Chairman Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the Chairman must determine the dispute, and his or her determination made in good faith is final and conclusive.

10.15.	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of members does not, unless the Chairman so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

10.16.	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of members, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any member or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.	VOTES OF MEMBERS

11.1.	Number of Votes by Member or by Shares

Subject to any special rights or restrictions attached to any shares, on a show of hands every member present in person and every person representing a member by proxy shall, at a member’s meeting, each have one vote and on a poll every member and every person representing a member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

11.2.	Votes by Joint Holders

Where shares are registered in the names of joint owners:

(1)	each registered owner may be present in person or by a proxy at a meeting of members and may speak as a member;

(2)	if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

(3)	if two or more are present in person or by proxy, they must vote as one. If more than one joint owner votes in person or by proxy at any meeting of members of by written resolution, the vote of the joint owner whose name appears first among such voting joint holders on the Register of Members shall alone be counted.

11.3.	Representative of a Corporate Member

Any corporation or other form of corporate legal entity which is a member may appoint a person to act as its representative at any meeting of members of the Company, and:

(1)	for that purpose, the instrument appointing a representative must:

(a)	be received at the registered office of the Company or at any other place specified in the notice calling the meeting, for the receipt of proxies, within the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	be provided, at the meeting, to the Chairman or to a person designated by the Chairman;

(2)	if a representative is appointed under this Article 11.3:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a member who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a member present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

11.4.	Votes of Persons in Representative Capacity

A person who is not a member may vote at a meeting of members, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the Chairman, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a member who is entitled to vote at the meeting. Two or more legal personal representatives of a member in whose sole name any share is registered are, for the purposes of Article 11.2, deemed to be joint members.

11.5.	Appointment of Proxy Holders

Every member of the Company, including a corporation that is a member entitled to vote at a meeting of members of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

11.6.	Deposit of Proxy

A proxy for a meeting of members must:

(1)	be received at the registered office of the Company or at any other place specified in the notice calling the meeting, for the receipt of proxies, within the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be provided, at the meeting, to the Chairman or to a person designated by the Chairman of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

11.7.	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the member giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the Chairman, before the vote is taken.

11.8.	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the Chairman:

INSERT NAME OF COMPANY
(the “Company”)

The undersigned, being a member of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of members of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the member):

Signed[month, day, year]

[Signature of member]

[Name of member—printed]

11.9.	Revocation of Proxy

Subject to Article 11.10, every proxy may be revoked by an instrument in writing that is:

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	provided, at the meeting, to the Chairman.

11.10.	Revocation of Proxy Must Be Signed

An instrument referred to in Article 11.9 must be signed as follows:

(1)	if the member for whom the proxy holder is appointed is an individual, the instrument must be signed by the member or his or her legal personal representative or trustee in bankruptcy; or

(2)	if the member for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 11.3.

11.11.	Production of Evidence of Authority to Vote

The Chairman may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

11.12.	Written Resolution

An action that may be taken by the members at a meeting may also be taken by a Resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, by the holders of in excess of 50 per cent of the votes entitled to vote, but if any such resolution is adopted otherwise than by the unanimous written consent of all members, a copy of such Resolution of Members shall as soon as reasonably practicable be sent to all members not consenting to such Resolution of Members. The consent may be in the form of counterparts in like form each counterpart being signed by one or more members.

12.	APPOINTMENT AND REMOVAL OF DIRECTORS

12.1.	First Directors

The first directors shall be appointed by the Registered Agent. If, before the Company has any members, a sole director, or all the directors appointed by the Registered Agent die, or cease to exist (as the case may be), the Registered Agent may appoint one or more persons as directors of the Company.

12.2.	Subsequent Directors

Subject to Article 12.1, directors of the Company may be appointed and removed by Resolution of Members or Resolution of Directors on such terms as the members or directors may determine.

Save that the directors may only appoint a person as a director by Resolution of Directors to replace a director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

Sections 114(2) and 114(3) of the Act shall not apply to the Company.

12.3.	Number of Directors

Unless and until the Company shall otherwise determine by Resolution of Directors, the number of directors shall be not less than two.

12.4.	Term of Directorship

Each director continues to hold office until:

(1)	his death;

(2)	his resignation;

(3)	his disqualification to act as a director under section 111 of the Act;

(4)	his retirement by rotation; or

(5)	the effective date of his removal by Resolution of Directors or Resolution of Members.

12.5.	Retirement by Rotation

The directors shall be divided into Class I and Class II directors for the purposes of retirement by rotation to ensure that all the directors do not face re-election at the same annual general meeting. On the adoption of these Articles the existing directors shall pass a Resolution of Directors classify the directors as Class I or Class II.

Class I directors shall retire from office at the first annual general meeting after he or she was appointed. Thereafter if re-elected each Class I director shall retire from office at the second annual general meeting after the general meeting at which he or she was re-elected.

Each Class II director shall retire from office at the second annual general meeting after the annual general meeting or general meeting (as the case may be) at which he was previously appointed.

12.6.	Position of Retiring Director

A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. If he is not re-appointed or deemed to have been re-appointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

12.7.	Deemed Re-Appointment of Directors

If:

(a)	at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as directors are put to the meeting and lost; and

(b)	at the end of that meeting the number of directors is fewer than any minimum number of Directors required under Article 12.3.

All retiring directors who stood for re-appointment at that meeting (“Retiring Directors”) shall be deemed to have been re-appointed as directors and shall remain in office but the Retiring Directors may only act for the purpose of convening general meetings of the Company and perform such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 12.7 above and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of directors is fewer than any minimum number of directors required under Article 12.3, the provisions of this Article shall also apply to that meeting.

12.8.	Qualification of Directors

The following are disqualified for appointment as a director:

(1)	an individual who is under 18 years of age;

(2)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act, 2003;

(3)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act, 2003.

A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the directors and meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

12.9.	Consent to be a Director

A person shall not be appointed as a director or alternate director or nominated as a reserve director unless he has consented in writing to be a director or alternate director or to be nominated as a reserve director.

12.10.	Remuneration of Directors

The remuneration of directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to the Company (including to any company in which the Company may be interested) shall be fixed by Resolution of Directors or Resolution of Members. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors, or meetings of the members, or in connection with the business of the Company as shall be approved by Resolution of Directors or Resolution of Members.

13.	ALTERNATE AND RESERVE DIRECTORS

13.1.	Appointment of Alternate Director

Any director (an “appointer”) may appoint any person who is not disqualified to act as a director to be his or her alternate to exercise the appointer’s powers and to carry out the appointer’s responsibilities, in relation to the taking of decisions by the directors in the absence of the appointer. The appointment and the termination of the appointment of an alternate director shall be in writing and written notice of the appointment or termination shall be given by the appointer to the Company as soon as reasonably practicable. The termination of the appointment of an alternate director does not take effect until written notice of the termination has been given to the Company.

13.2.	Rights and Powers of Alternate Director

An alternate director has the same rights as the appointer in relation to any directors’ meeting and any written resolution circulated for written consent. An alternate director has no power to appoint an alternate, whether of the appointer or of the alternate director and does not act as an agent of or for the appointer.

13.3.	Termination of Appointment of Alternate Director

An appointer may at any time, terminate the appointment of an alternate director appointed by him.

The appointment of an alternate director ceases when:

(1)	his or her appointer ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director pursuant to the Act; or

(5)	his or her appointer revokes the appointment of the alternate director.

13.4.	Appointment of Reserve Director

Where the Company only has one member who is an individual and that member is also the sole director of the Company, that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company under section 111(1) of the Act as a reserve director of the Company to act in the place of the sole director in the event of his death. The nomination of a person as a reserve director of the Company ceases to have effect if:

(1)	before the death of the sole member/director who nominated him:

(a)	he resigns as a reserve director, or

(b)	the sole member/director revokes the nomination in writing; or

(2)	the sole member/director who nominated him ceases to be the sole member/director of the Company for any reason other than his death.

14.	POWERS AND DUTIES OF DIRECTORS

14.1.	Powers of Management

The business of the Company shall be managed by, or be under the direction or supervision of, the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company necessary for managing and for directing and supervising the business and affairs of the Company as are not by the Act or by the Memorandum and Articles required to be exercised by the members, subject to any delegation of such powers as may be authorised by the Memorandum and Articles and permitted by the Act and to such requirements as may be prescribed by Resolution of Members.

14.2.	Remaining director’s power to act

If the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

14.3.	Delegation to committees, directors and officers

The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of Section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

14.4.	Limits on powers of delegation to committees

The directors have no power to delegate the following powers to a committee of directors:

(1)	to amend the Memorandum or Articles;

(2)	to designate committees of directors;

(3)	to delegate powers to committees of directors;

(4)	to appoint or remove directors;

(5)	to appoint or remove an agent;

(6)	to approve a plan or merger, consolidation or arrangement;

(7)	to make a declaration of solvency for the purposes of section 198(1) of the Act or approve a liquidation plan; or

(8)	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed Distribution, satisfy the solvency test.

14.5.	Agents

The directors may appoint any person, including a person who is a director, to be an agent of the Company. Subject to Article 14.6, an agent of the Company has such powers and authority of the directors, including the power and authority to affix the common seal of the Company, as are set out in the Resolution of Directors appointing the agent. The directors may at any time remove an agent and may revoke or vary a power conferred on him.

14.6.	Limits on powers of delegation to agents

The directors have no power to delegate the following powers to an agent of the Company:

(1)	to amend the Memorandum or Articles;

(2)	to change the registered office or Registered Agent;

(3)	to designate committees of directors;

(4)	to delegate powers to committees of directors;

(5)	to appoint or remove directors;

(6)	to appoint or remove an agent;

(7)	to fix emoluments of directors;

(8)	to approve a plan or merger, consolidation or arrangement;

(9)	to make a declaration of solvency for the purposes of section 198(1) of the Act or approve a liquidation plan; or

(10)	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed Distribution, satisfy the solvency test; or

(11)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

14.7.	Appointment of Attorney of Company

The directors may from time to time, by power of attorney appoint any person, company, firm or body of persons to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles or the Act) and for such period, and with such remuneration and subject to such conditions as the directors think fit.

14.8.	Execution of Documents

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by Resolution of Directors determine.

14.9.	Disposition of Assets

For the purposes of section 175 of the Act (Disposition of assets), the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

14.10.	Duty to act in the best interests of the Company

A director, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interest of the Company.

14.11.	Duty to act in the best interests of the Company’s parent

Notwithstanding the foregoing Article, if the Company is a wholly-owned subsidiary, a director may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the Company’s parent (as defined in the Act) even though it may not be in the best interests of the Company.

14.12.	Duty to exercise powers for a proper purpose

A director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or Articles.

14.13.	Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation:

(1)	the nature of the Company;

(2)	the nature of the decision; and

(3)	the position of the director and the nature of the responsibilities undertaken by him.

14.14.	Reliance

A director, when exercising his powers or performing his duties as a director, is entitled to rely upon the Register of Members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by:

(1)	an employee of the Company whom the director believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(2)	a professional adviser or expert in relation to matters which the director believes on reasonable grounds to be within the person’s professional or expert competence; and

(3)	any other director, or committee of directors upon which the director did not serve, in relation to matters within the director’s or committee’s designated authority,

provided that the director (a) acts in good faith; (b) makes proper inquiry where the need for the inquiry is indicated by the circumstances; and (c) has no knowledge that his reliance on the Register of Members or the books, records, financial statements and other information or expert advice is not warranted.

15.	DISCLOSURE OF INTEREST OF DIRECTORS

15.1.	Self Interested Transactions

No director shall be disqualified from his office for contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 15.2 below is followed.

15.2.	Disclosure of Self Interest

A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors. Any such disclosure shall not be effective unless brought to the attention of every director on the board.

15.3.	Exemption for Ordinary Course of Business

A director of the Company is not required to comply with Article 15.2 above if:

(a)	the transaction or proposed transaction is between the director and the Company; and

(b)	the transaction or proposed transaction is in the ordinary course of the Company’s business and on usual terms and conditions.

15.4.	Nature of Disclosure

For the purposes of Article 15.2 above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

15.5.	Failure to Disclose does not Invalidate Transaction

Subject to Section 125(1) of the Act, the failure by a director to comply with Article 15.2 does not affect the validity of a transaction entered into by the director or the Company.

15.6.	Interested Director Counted in Quorum

A director who is interested in a transaction entered into or to be entered into by the Company may:

(1)	vote on a matter relating to the transaction;

(2)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(3)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

15.7.	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in conjunction with his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

15.8.	Professional Services by Director or Officer

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

15.9.	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise be interested in, any person in which the Company may be interested as a member or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, such other person.

16.	PROCEEDINGS OF DIRECTORS

16.1.	Meetings of Directors

The directors may meet together (either within or outside the British Virgin Islands) for the conduct of business, adjourn and otherwise regulate their meetings as they think fit.

16.2.	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does have a second or casting vote.

16.3.	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

16.4.	Meetings by Telephone or Other Communications Medium

A director shall be deemed to be present at a meeting of directors if:

(1)	he participates by telephone or other electronic means; and

(2)	all directors participating in the meeting are able to hear each other.

16.5.	Calling of Meetings

A director may, and the secretary of the Company, if any, on the request of a director shall, call a meeting of the directors at any time.

16.6.	Notice of Meetings

A minimum of three (3) days notice of each meeting of the directors shall be given to each of the directors and the alternate directors by any method set out in Article 21.1 or orally or by telephone. Such notice shall specify the place, date, time and general nature of the business of the meeting.

16.7.	Waiver of Notice of Meetings

Notwithstanding Article 16.6, a meeting of directors held in contravention of Article 16.6 is valid if a majority of directors entitled to vote at the meeting have waived the notice of the meeting and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

16.8.	Meeting Valid Despite Failure to Give Notice

The inadvertent failure to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

16.9.	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors unless the total number of directors of the Company is one, in which case the quorum shall be one.

16.10.	Consent Resolutions in Writing

Any action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other electronic communication by all of the directors or by all of the members of the committee, as the case maybe, without the need for notice. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart.

17.	OFFICERS

17.1.	Directors May Appoint Officers

The directors may, by Resolution of Directors, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

17.2.	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

17.3.	Qualifications

One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

17.4.	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

17.5.	Corporate Officer

Any officer (including any director) who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

18.	INDEMNIFICATION

Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(1)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company;

(2)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise,

provided that the person acted honestly and in good faith and in what he believed to be in the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

19.	DISTRIBUTIONS

19.1.	Distributions Subject to Special Rights

The provisions of this Article 19 are subject to the rights, if any, of members holding shares with special rights as to Distributions.

19.2.	Declaration of Distributions

Subject to the Act, the directors may, by Resolution of Directors, authorise a Distribution by the Company to members at such times and of such an amounts, as they think fit if they are satisfied, on reasonable grounds, that immediately after the Distribution the value of the Company’s assets will exceed the Company’s liabilities, and the Company is able to pay its debts as they fall due.

19.3.	Notice of Distribution

Notice of any Distribution that may have been declared shall be given to each member pursuant to Article 21 and all Distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

19.4.	Record Date

The directors may set a date as the record date for the purpose of determining those members entitled to receive payment of a Distribution. The record date must not precede the date on which the Distribution is to be paid by more than one month. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the Distribution.

19.5.	Manner of Paying Distribution

A resolution declaring a Distribution may direct payment of the Distribution wholly or partly by the Distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

19.6.	Setting Aside Profits

The directors may, before recommending any Distribution, set aside out of the profits of the company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

19.7.	When Distribution Payable

Any Distribution may be made payable on such date as is fixed by the directors.

19.8.	Distribution to be Paid in Accordance with Number of Shares

All Distributions of shares of any class or series of shares must be declared and paid according to the number of such shares held.

19.9.	Receipt by Joint Members

If several persons are joint members of any share, any one of them may give an effective receipt for any Distribution, bonus or other money payable in respect of the share.

19.10.	Distribution Bears No Interest

No Distribution bears interest against the Company.

19.11.	Fractional Distribution

If a Distribution to which a member is entitled includes a fraction of the smallest monetary unit of the currency of the Distribution, that fraction may be disregarded in making payment of the Distribution and that payment represents full payment of the Distribution.

19.12.	Payment of Distribution

Any dividend or other Distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the member, or in the case of joint members, to the address of the joint member who is first named on the Register of Members, or to the person and to the address the member or joint members may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque, discharge all liability for the Distribution unless such cheque is not paid on presentation.

20.	DOCUMENTS, RECORDS AND REPORTS

20.1.	Company Records and Underlying Documentation

The Company shall keep (at the office of the Registered Agent or at such other places within or outside of the British Virgin Islands as the directors may determine) records and underlying documentation that:

(1)	are sufficient to show and explain the Company’s transactions; and

(2)	will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

Such records and underlying documentation must be retained for a period of at least five years from the date:

(1)	of completion of the transaction to which the records and underlying documentation relate, or

(2)	that the Company terminates the business relationship to which the records and underlying documentation relate.

20.2.	Resolutions of Members and Directors

The Company shall keep (at the office of the Registered Agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine) the following records:

(1) minutes of meetings and resolutions of members and of classes of members; and

(2) minutes of meetings and resolutions of directors and committees of directors.

20.3.	Location of Company Records

Where the resolutions referred to in Article 20.2 and the records and underlying documentation referred to in Article 20.1 are kept at a place other than the office of the Registered Agent, the Company must provide the Registered Agent with a written record of the physical address of the place or places at which such resolutions, records and underlying documentation are kept and a written record of the name of the person who maintains and controls the Company’s records and underlying documentation and, where such place and/or the name of such person is changed, the Company shall provide the Registered Agent with the physical address of the new location of the resolutions, records and underlying documentation and/or the name of the new person who maintains and controls the Company’s records and underlying documentation within fourteen days of the change of location.

20.4.	Register of Directors

The Company shall keep a register to be known as a Register of Directors containing the particulars stated in section 118A of the Act, and such other information as may be prescribed by law.

20.5.	Register of Members

The Company shall maintain an accurate and complete Register of Members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the Register of Members and where applicable, the date such person ceased to hold any registered shares in the Company.

20.6.	Documents to be Kept at Registered Office

The Company shall keep the following documents at the office of the Registered Agent:

(1)	the Memorandum and Articles of the Company;

(2)	the Register of Members maintained in accordance with Article 20.5 or a copy of the Register of Members;

(3)	the Register of Directors maintained in accordance with Article 20.4 or a copy of the Register of Directors;

(4)	copies of all notices and other documents filed by the Company in the previous ten years;

(5)	a copy of the register of charges kept by the Company pursuant to Section 162(1) of the Act; and

(6)	an imprint of the common seal.

20.7.	Copies of Registers

(a)	Where the Company keeps a copy of the Register of Members or the Register of Directors at a place other than the office of the Registered Agent, it shall:

(i)	within fifteen (15) days of any change in the Register of Members or Register of Directors, notify the Registered Agent, in writing, of the change; and

(ii)	provide the Registered Agent with a written record of the physical address of the place or places at which the original Register of Members or the original Register of Directors is kept.

(b)	Where the place at which the original Register of Members or the original Register of Directors is kept is changed, the Company shall provide the Registered Agent with the physical address of the new location of the records within fourteen (14) days of the change of location.

(c)	Where a change occurs in the relevant charges or in the details of the charges required to be recorded in the Company’s register of charges which is kept at the office of the Registered Agent, the Company shall within fourteen (14) days of the change occurring, transmit details of the change to the Registered Agent.

20.8.	Inspection of Records by Directors

The records, documents and registers required by this Article 20 to be kept by the Company shall be open to the inspection of the directors at all times.

20.9.	Inspection of Records by Members

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a Resolution of Directors.

21.	NOTICES

21.1.	Method of Giving Notice

Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a member, the member’s address as shown in the Register of Members;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient.

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a member, the member’s address as shown in the Register of Members;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient.

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	through a Relevant System, where the notice or document relates to uncertificated shares;

(6)	where appropriate, by making it available on a website and notifying the member of its availability in accordance with this Article;

(7)	in accordance with the rules of a Designated Stock Exchange; and

(8)	by any other means authorised in writing by the member.

21.2.	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 21.1 is deemed to be received by the person to whom it was mailed on the seventh day, Saturdays, Sundays and holidays excepted, following the date of mailing.

21.3.	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 21.1, prepaid and mailed or otherwise sent as permitted by Article 21.1 is conclusive evidence of that fact.

21.4.	Notice to Joint Members

A notice, statement, report or other record may be provided by the Company to the joint members of a share by providing the notice to the joint member first named in the Register of Members in respect of the share.

22.	SEAL

The common seal when affixed to any instrument, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal has been affixed to such instrument and the same had been signed as hereinbefore described.

23.	AUDIT

23.1.	Audit

The directors may by Resolution of Directors call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

23.2.	Eligible Auditor

The auditor may be a member of the Company but no director or officer shall be eligible to serve as auditor during his continuance in office.

23.3.	Access

Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

23.4.	Auditors Report

The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited financial statements are to be presented.

23.5.	Audit Committee

Without prejudice to the freedom of the directors to establish any other committee, if the shares (or depositary receipts therefor) are listed or quoted on a Designated Stock Exchange, and if required by the Designated Stock Exchange, the directors shall establish and maintain an Audit Committee as a committee of the board of directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange.

If the shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee, if one exists, and the directors, if an Audit Committee does not exist, for the review and approval of potential conflicts of interest.

24.	WINDING UP

The Company may be voluntarily liquidated under Part XII of the Act if (1) it has no liabilities or (2) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. If the Company shall be wound up, the liquidator may divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

25.	UNTRACEABLE SHAREHOLDERS

25.1.	The Company is entitled to sell any shares of a Shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) the Company has not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, the Company has caused an advertisement to be published in newspapers, giving notice of the Company’s intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to the Company, and when the Company receives these net proceeds the Company shall become indebted to the former shareholder for an amount equal to such net proceeds.

26.	AMENDMENT TO ARTICLES

Subject to the Memorandum, these Articles and the Act, the Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a Resolution of Directors or a Resolution of Members.

NAME, ADDRESS AND DESCRIPTION OF INCORPORATOR

We, Vistra (BVI) Ltd, of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands, for the purposes of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association on the 21st day of January 2021.

Incorporator

(Sd.)Rexella D. Hodge
Authorised Signatory
Vistra (BVI) Limited

Annex C

Private and confidential	11 June 2022

8i Acquisition 2 Corp.

The Central

6 Eu Tong Sen Street

#08-13

Singapore 059817

Fairness Opinion Letter

We understand that 8i Acquisition 2 Corp. (“8i”) entered into a Share Purchase Agreement on 11 April 2022 (the “Original Agreement”), among EUDA Health Limited (“EUDA Health”) and Watermark Developments Limited (“Watermark”) pursuant to which, among other things, 8i will launch an indicative offer to acquire all ordinary shares of EUDA Health (“EUDA Health Shares”) from Watermark offering 55,000,000 8i ordinary shares valued at $10 per share and contingent earn outs of 9 million shares over the next 3 years (the “Original Consideration”). Amendment No. 2 to the Original Agreement (“the Revised Agreement”) was signed on 10 June 2022. The Revised Agreement has an updated purchase consideration of 14,000,000 8i ordinary shares valued at $10 per share and contingent earn outs of 4 million shares over the next 2.5 years, ending 31 December 2024 (the “Revised Consideration”) (the “Transaction”).

The terms and conditions of the Transaction are more fully set forth in the Revised Agreement.

8i has engaged EverEdge Global Ltd. (“EverEdge”) as an independent valuation expert for the purpose of issuing an assessment of the fairness of the Transaction from a financial point of view for the shareholders of 8i (“Fairness Opinion”).

To provide this Fairness Opinion, we have performed the necessary analyses, giving consideration, to the following information:

●	The financial terms and conditions of the Share Purchase Agreement (the “SPA”) dated 11 April 2022, and Amendment No. 2 to the SPA (the “Amendment”) dated 10 June 2022, with EUDA, Watermark Developments Limited (the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”);
●	Management financial forecasts for the period of FY2022 to FY2026, dated 20 April 2022 and 30 May 2022 as prepared and provided by the Management of EUDA Health (“EUDA Health Forecasts”);
●	May 2022 corporate presentation deck prepared by the Management of EUDA Health;
●	EUDA Health draft financial statements for the quarter ending 31 March 2022 and the year ending 31 December 2021;
●	EUDA Health corporate structure prepared by the Management of EUDA Health, dated 20 April 2022; and
●	Other available public information (i.e. various equity analyst reports, annual reports and public information about comparable companies), information available from the virtual data room and relevant market data from knowledge databases such as FactSet.

everedgeglobal.com

In addition, we have performed the value calculations and financial analyses that we have deemed necessary to provide the opinion below.

In our assessment we have relied upon the correctness and completeness of the information provided by EUDA Health without independent verification. We have relied upon the assurances of the Management of EUDA Health that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the EUDA Health Forecasts, we have been advised by EUDA Health, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of EUDA Health as to the future financial performance of EUDA Health. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of EUDA Health, nor have we made any physical inspection of the properties or assets of EUDA Health. We have not evaluated the solvency or fair value of EUDA Health under any laws relating to bankruptcy, insolvency, or similar matters. We have assumed that the Transaction will be completed in accordance with its terms stated the Revised Agreement without further waiver, modification or amendment of any material term, condition or agreement after 10 June 2022 and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on EUDA Health or the contemplated benefits of the Transaction. We are not responsible for conclusions based on erroneous or incomplete information provided to us.

Our assignment was finalized on 11 June 2022, after a period of comments from the Fairness Opinion Review Board of 8i. Any events or information occurring after this date have not been subject to consideration.

EverEdge is retained by 8i to provide this Fairness Opinion in connection with the Transaction and will receive a fixed fee for its services. EverEdge’s fee is not contingent upon, or related to, the size of the Transaction consideration, or whether the Transaction is consummated.

We are providing this Fairness Opinion to 8i who may use this document only in its entirety in the communication with the shareholders of 8i concerning the Transaction. Our opinion expressed below must not be construed as a recommendation as to whether the shareholders of 8i should approve the Transaction.

everedgeglobal.com

Fairness Opinion Conclusion

Based on the work performed by EverEdge, and on the statements above, we are of the opinion that the proposed Transaction, on the date of issue of this document, is fair from a financial point of view for the shareholders of 8i.

Yours sincerely,

Tyler Capson
Chartered Valuer and Appraiser (CVA #100150)
Managing Director
EverEdge Global Ltd.

everedgeglobal.com

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED [●], 2022

PROXY CARD

8I ACQUISITION 2 CORP.
Eu Tong Sen Street

#08-13 Singapore 059817

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
8I ACQUISITION 2 CORP.

The undersigned appoints Meng Dong (James) Tan and Guan Hong (William) Yap as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all Ordinary Shares of 8i Acquisition 2 Corp. (“8i”) held of record by the undersigned on [●], 2022 at the Special Meeting of Shareholders to be held on [●], 2022, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PRELIMINARY PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 5 BELOW.

(1)	The Business Combination Proposal - to adopt and approve the Share Purchase Agreement, dated as of [●], 2022 (the “SPA”), by and among 8i, EUDA Health Limited, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”), pursuant to which 8i will acquire EUDA, and as a result, EUDA will become a wholly-owned subsidiary of 8i;

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ Intention to Exercise Redemption Rights.

If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting of 8i Shareholders—Redemption Rights.”

(2)	The Charter Proposal - to approve and adopt, subject to and conditional on (but with immediate effect therefrom) the approval of the Business Combination Proposal and the Nasdaq Proposal and the consummation of the Business Combination, the following amendments and restatements of 8i Amended and Restated Memorandum and Articles of Association:

a.	to amend the name of the new Combined Company from “8i Acquisition 2 Corp.” to “EUDA Health Limited”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

b.	to increase the authorized the Combined Company to [●] authorized Ordinary Shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

c.	[others].

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Nasdaq Proposal - to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Global Market (the “Nasdaq”), the issuance of more than 20% of the issued and outstanding 8i Ordinary Shares and the resulting change in control in connection with the Business Combination

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	The Directors Proposal - to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination Wei Wen Kelvin Chen, Thien Su Gerald Lim, David Francis Capes, Alfred Lim and Kim Hing Chan to serve on the Combined Company Board of Directors:

☐ FOR	☐ WITHHOLD

Name of Director	Class of Directorship
Wei Wen Kelvin Chen	Class I
Thien Su Gerald Lim	Class I
David Francis Capes	Class I
Alfred Lim	Class II
Kim Hing Chan	Class II

(5)	The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Directors Proposal or the Charter Amendment Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.